EXHIBIT 4

                J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES
                                      CORP.,
                                    Depositor

                          MIDLAND LOAN SERVICES, INC.,
                              Master Servicer No. 1

                      GMAC COMMERCIAL MORTGAGE CORPORATION,
                              Master Servicer No. 2

                          MIDLAND LOAN SERVICES, INC.,
                                Special Servicer

                                       and

                       LASALLE BANK NATIONAL ASSOCIATION,
                                     Trustee

                         POOLING AND SERVICING AGREEMENT


                                   Dated as of


                                December 1, 2005


             J.P. Morgan Chase Commercial Mortgage Securities Corp.
                 Commercial Mortgage Pass-Through Certificates

                                Series 2005-LDP5

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms................................................
Section 1.02  Certain Calculations.........................................

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans.................................
Section 2.02  Acceptance by Trustee........................................
Section 2.03  Representations, Warranties and Covenants of the
               Depositor; Mortgage Loan Sellers' Repurchase or
               Substitution of Mortgage Loans for Defects in Mortgage
               Files and Breaches of Representations and Warranties........
Section 2.04  Execution of Certificates; Issuance of Uncertificated
               Lower-Tier Interests........................................
Section 2.05  Grantor Trust Designations...................................

                                   ARTICLE III

                               ADMINISTRATION AND
                           SERVICING OF THE TRUST FUND

Section 3.01  Master Servicer to Act as Master Servicer; Special
               Servicer to Act as Special Servicer; Administration of
               the Mortgage Loans..........................................
Section 3.02  Collection of Mortgage Loan Payments.........................
Section 3.03  Collection of Taxes, Assessments and Similar Items;
               Servicing Accounts..........................................
Section 3.04  The Certificate Accounts, the Lower-Tier and Upper-Tier
               Distribution Accounts, the Companion Distribution
               Account, the Interest Reserve Account, the Gain-on-Sale Reserve Account, the Excess Interest Distribution
               Account and the Floating Rate Account.......................
Section 3.05  Permitted Withdrawals from the Certificate Accounts, the
               Distribution Accounts, the Companion Distribution
               Account, the Excess Interest Distribution Account and
               the Floating Rate Account...................................
Section 3.06  Investment of Funds in the Certificate Accounts and the
               REO Account.................................................
Section 3.07  Maintenance of Insurance Policies; Errors and Omissions
               and Fidelity Coverage.......................................
Section 3.08  Enforcement of Due-on-Sale Clauses; Assumption Agreements....
Section 3.09  Realization Upon Defaulted Mortgage Loans....................
Section 3.10  Trustee to Cooperate; Release of Mortgage Files..............
Section 3.11  Servicing Compensation.......................................
Section 3.12  Inspections; Collection of Financial Statements..............
Section 3.13  Annual Statement as to Compliance............................
Section 3.14  Reports by Independent Public Accountants....................
Section 3.15  Access to Certain Information................................
Section 3.16  Title to REO Property; REO Account...........................
Section 3.17  Management of REO Property...................................
Section 3.18  Sale of Defaulted Mortgage Loans and REO Properties..........
Section 3.19  Additional Obligations of the Applicable Master Servicer
               and Special Servicer........................................
Section 3.20  Modifications, Waivers, Amendments and Consents..............
Section 3.21  Transfer of Servicing between Master Servicer and Special
               Servicer; Recordkeeping; Asset Status Report................
Section 3.22  Sub-Servicing Agreements.....................................
Section 3.23  Representations, Warranties and Covenants of the Master
               Servicers...................................................
Section 3.24  Representations, Warranties and Covenants of the Special
               Servicer....................................................
Section 3.25  Interest Reserve Account.....................................
Section 3.26  Excess Interest Distribution Account.........................
Section 3.27  Directing Certificateholder Contact with Master Servicers....
Section 3.28  Controlling Class Certificateholders and Directing
               Certificateholder; Certain Rights and Powers of
               Directing Certificateholder.................................
Section 3.29  Intercreditor Agreements.....................................
Section 3.30  Companion Paying Agent.......................................
Section 3.31  Companion Register...........................................
Section 3.32  Swap Contract................................................
Section 3.33  Certain Matters Relating to the Future Securitization of
               the Serviced Pari Passu Companion Loans.....................

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01  Distributions................................................
Section 4.02  Statements to Certificateholders; CMSA Investor Reporting
               Package (IRP)s; Grant of Power of Attorney..................
Section 4.03  P&I Advances.................................................
Section 4.04  Allocation of Collateral Support Deficit.....................
Section 4.05  Appraisal Reductions.........................................
Section 4.06  Certificate Deferred Interest................................
Section 4.07  Grantor Trust Reporting......................................

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates.............................................
Section 5.02  Registration of Transfer and Exchange of Certificates........
Section 5.03  Book-Entry Certificates......................................
Section 5.04  Mutilated, Destroyed, Lost or Stolen Certificates............
Section 5.05  Persons Deemed Owners........................................
Section 5.06  Certificate Ownership Certification..........................

                                   ARTICLE VI

                      THE DEPOSITOR, THE MASTER SERVICERS,
                            THE SPECIAL SERVICER AND
                         THE DIRECTING CERTIFICATEHOLDER

Section 6.01  Liability of the Depositor, the Master Servicers and the
               Special Servicer............................................
Section 6.02  Merger, Consolidation or Conversion of the Depositor, the
               Master Servicers or the Special Servicer....................
Section 6.03  Limitation on Liability of the Depositor, the Master
               Servicers, the Special Servicer and Others..................
Section 6.04  Master Servicers and Special Servicer Not to Resign..........
Section 6.05  Rights of the Depositor in Respect of the Master
               Servicers and the Special Servicer..........................
Section 6.06  The Master Servicers and the Special Servicer as
               Certificate Owner...........................................
Section 6.07  The Directing Certificateholder..............................

                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default; Master Servicers and Special Servicer
               Termination.................................................
Section 7.02  Trustee to Act; Appointment of Successor.....................
Section 7.03  Notification to Certificateholders...........................
Section 7.04  Waiver of Events of Default..................................
Section 7.05  Trustee as Maker of Advances.................................

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01  Duties of the Trustee........................................
Section 8.02  Certain Matters Affecting the Trustee........................
Section 8.03  Trustee Not Liable for Validity or Sufficiency of
               Certificates or Mortgage Loans..............................
Section 8.04  Trustee May Own Certificates.................................
Section 8.05  Fees and Expenses of Trustee; Indemnification of Trustee.....
Section 8.06  Eligibility Requirements for Trustee.........................
Section 8.07  Resignation and Removal of the Trustee.......................
Section 8.08  Successor Trustee............................................
Section 8.09  Merger or Consolidation of Trustee...........................
Section 8.10  Appointment of Co-Trustee or Separate Trustee................
Section 8.11  Appointment of Custodians....................................
Section 8.12  Access to Certain Information................................
Section 8.13  Representations and Warranties of the Trustee................

                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination upon Repurchase or Liquidation of All
               Mortgage Loans..............................................
Section 9.02  Additional Termination Requirements..........................

                                    ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

Section 10.01 REMIC Administration.........................................
Section 10.02 Use of Agents................................................
Section 10.03 Depositor, Master Servicers and Special Servicer to
               Cooperate with Trustee......................................
Section 10.04 Appointment of REMIC Administrators..........................

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01 Amendment....................................................
Section 11.02 Recordation of Agreement; Counterparts.......................
Section 11.03 Limitation on Rights of Certificateholders...................
Section 11.04 Governing Law................................................
Section 11.05 Notices......................................................
Section 11.06 Severability of Provisions...................................
Section 11.07 Grant of a Security Interest.................................
Section 11.08 Successors and Assigns; Third Party Beneficiaries............
Section 11.09 Article and Section Headings.................................
Section 11.10 Notices to the Rating Agencies...............................

                                    EXHIBITS

Exhibit A-1       Form of Class A-1 Certificate
Exhibit A-2       Form of Class A-2FL Certificate
Exhibit A-3       Form of Class A-2 Certificate
Exhibit A-4       Form of Class A-3 Certificate
Exhibit A-5       Form of Class A-4 Certificate
Exhibit A-6       Form of Class A-SB Certificate
Exhibit A-7       Form of Class A-1A Certificate
Exhibit A-8       Form of Class X-1 Certificate
Exhibit A-9       Form of Class X-2 Certificate
Exhibit A-10      Form of Class A-M Certificate
Exhibit A-11      Form of Class A-J Certificate
Exhibit A-12      Form of Class B Certificate
Exhibit A-13      Form of Class C Certificate
Exhibit A-14      Form of Class D Certificate
Exhibit A-15      Form of Class E Certificate
Exhibit A-16      Form of Class F Certificate
Exhibit A-17      Form of Class G Certificate
Exhibit A-18      Form of Class H Certificate
Exhibit A-19      Form of Class J Certificate
Exhibit A-20      Form of Class K Certificate
Exhibit A-21      Form of Class L Certificate
Exhibit A-22      Form of Class M Certificate
Exhibit A-23      Form of Class N Certificate
Exhibit A-24      Form of Class O Certificate
Exhibit A-25      Form of Class P Certificate
Exhibit A-26      Form of Class Q Certificate
Exhibit A-27      Form of Class NR Certificate
Exhibit A-28      Form of Class S Certificate
Exhibit A-29      Form of Class R Certificate
Exhibit A-30      Form of Class LR Certificate
Exhibit A-31      Form of Class HG-1 Certificate
Exhibit A-32      Form of Class HG-2 Certificate
Exhibit A-33      Form of Class HG-3 Certificate
Exhibit A-34      Form of Class HG-4 Certificate
Exhibit A-35      Form of Class HG-5 Certificate
Exhibit A-36      Form of Class HG-X Certificate
Exhibit B         Mortgage Loan Schedule
Exhibit C         Form of Investment Representation Letter
Exhibit D-1       Form of Transfer Affidavit
Exhibit D-2       Form of Transferor Letter
Exhibit E         Form of Request for Release
Exhibit F         Form of ERISA Representation Letter
Exhibit G         Form of Statement to Certificateholders
Exhibit H         Form of Omnibus Assignment
Exhibit I-1       Form of Regulation S Transfer Certificate during Restricted
                  Period
Exhibit I-2       Form of Regulation S Transfer Certificate after Restricted
                  Period
Exhibit J         Form of Purchase Option Notice
Exhibit K         Form of Transfer Certificate for Rule 144A Book-Entry
                  Certificate to Regulation S Book-Entry Certificate during
                  Restricted Period
Exhibit L         [Reserved]
Exhibit M         [Reserved]
Exhibit N         Form of Transfer Certificate for Rule 144A Book-Entry
                  Certificate to Regulation S Book-Entry Certificate after
                  Restricted Period
Exhibit O         Form of Transfer Certificate of Regulation S Book-Entry
                  Certificate to Rule 144A Global Book-Entry Certificate
                  during Restricted Period
Exhibit P         Form of Transfer Certificate for Regulation S Book-Entry
                  Certificate during Restricted Period
Exhibit Q         Form Certification to be Provided with Form 10-K
Exhibit R         [Reserved]
Exhibit S-1       Form of Certification to be Provided to Depositor by Trustee
Exhibit S-2       Form of Certification to be Provided to Depositor by Master
                  Servicer
Exhibit S-3       Form of Certification to be Provided to Depositor by
                  Special Servicer
Exhibit T         Initial Companion Holders
Exhibit U         Form of Notice and Certification Regarding Defeasance of
                  Mortgage Loan
Exhibit V         Information Request from Certificateholder, Beneficial
                  Owner or Prospective Purchaser
Exhibit W         Trustee Certification/Exception Report
Exhibit X         Form of Assignment, Assumption and Recognition Agreement

                                    SCHEDULES

Schedule 1        Mortgage Loans Containing Additional Debt
Schedule 2        Mortgage Loans that Initially Pay Interest Only
Schedule 3        Class X-2 Reference Rate Schedule
Schedule 4        Class A-SB Planned Principal Balance Schedule

            This Pooling and Servicing Agreement (the "Agreement") is dated and effective as of December 1, 2005, among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc., as Master Servicer No. 1, GMAC Commercial Mortgage Corporation, as Master Servicer No. 2, Midland Loan Services, Inc., as Special Servicer, and LaSalle Bank National Association, as Trustee.

                             PRELIMINARY STATEMENT:

            The Depositor intends to sell commercial mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in the trust fund (the "Trust Fund") to be created hereunder, the primary assets of which will be a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"). As provided herein, the Trustee shall elect or shall cause an election to be made to treat the Trust Fund (exclusive of the Class A-2FL Regular Interest, the Swap Contract, the Floating Rate Account, the Excess Interest, the Excess Interest Distribution Account and the proceeds thereof) for federal income tax purposes as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC" as described herein).

            The parties intend that the portions of the Trust Fund representing
(i) the Excess Interest, the Excess Interest Distribution Account and the proceeds thereof and (ii) the Class A-2FL Regular Interest, the Swap Contract, the Floating Rate Account and the proceeds thereof will be treated as a grantor trust under subpart E of Part I of subchapter J of the Code and that the beneficial interests therein will be represented by the Class S Certificates and the Class A-2FL Certificates, respectively.

                                LOWER-TIER REMIC

            The Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-1-4, Class LA-1-5, Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6, Class LA-1A-7, Class LA-1A-8, Class LA-1A-9, Class LA-1A-10, Class LA-1A-11, Class LA-1A-12, Class LA-1A-13, Class LA-1A-14, Class LA-1A-15, Class LA-2FL-1, Class LA-2FL-2, Class LA-2FL-3, Class LA-2-1, Class LA-2-2, Class LA-3-1, Class LA-3-2, Class LA-4-1, Class LA-4-2, Class LA-4-3, Class LA-4-4, Class LA-4-5, Class LA-4-6, Class LA-4-7, Class LA-SB-1, Class LA-SB-2, Class LA-SB-3, Class LA-SB-4, Class LA-SB-5, Class LA-SB-6, Class LA-M, Class LA-J, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG-1, Class LG-2, Class LG-3, Class LH-1, Class LH-2, Class LH-3, Class LJ-1, Class LJ-2, Class LJ-3, Class LK-1, Class LK-2, Class LK-3, Class LL-1, Class LL-2, Class LM-1, Class LM-2, Class LN, Class LO, Class LP, Class LQ-1, Class LQ-2, Class LNR, Class LHG-X, Class LHG-1, Class LHG-2, Class LHG-3, Class LHG-4 and Class LHG-5 Uncertificated Interests will evidence "regular interests" in the Lower-Tier REMIC created hereunder. The sole class of "residual interests" in the Lower-Tier REMIC will be evidenced by the Class LR Certificates.

            The following table sets forth the Original Lower-Tier Principal Amounts or Notional Amount and per annum rates of interest for the Uncertificated Lower-Tier Interests and the Class LR Certificates:

                                                 Original
                                                Lower-Tier
                                             Principal Amount
  Class Designation       Interest Rate     or Notional Amount
-----------------------   ----------------  -------------------
Class LA-1-1              (1)                  $31,163,000
Class LA-1-2              (1)                   $6,725,000
Class LA-1-3              (1)                  $70,690,000
Class LA-1-4              (1)                  $83,962,000
Class LA-1-5              (1)                  $58,020,000
Class LA-1A-1             (1)                     $737,000
Class LA-1A-2             (1)                     $852,000
Class LA-1A-3             (1)                   $8,325,000
Class LA-1A-4             (1)                   $9,574,000
Class LA-1A-5             (1)                  $11,056,000
Class LA-1A-6             (1)                  $33,745,000
Class LA-1A-7             (1)                   $9,347,000
Class LA-1A-8             (1)                   $8,976,000
Class LA-1A-9             (1)                   $8,331,000
Class LA-1A-10            (1)                  $51,291,000
Class LA-1A-11            (1)                   $7,214,000
Class LA-1A-12            (1)                   $6,933,000
Class LA-1A-13            (1)                 $97,034,0000
Class LA-1A-14            (1)                  $16,772,000
Class LA-1A-15            (1)                 $182,888,000
Class LA-2FL-1            (1)                  $58,721,000
Class LA-2FL-2            (1)                  $80,759,000
Class LA-2FL-3            (1)                  $60,520,000
Class LA-2-1              (1)                 $287,012,000
Class LA-2-2              (1)                  $10,490,000
Class LA-3-1              (1)                  $60,961,000
Class LA-3-2              (1)                 $110,490,000
Class LA-4-1              (1)                 $157,596,000
Class LA-4-2              (1)                 $198,751,000
Class LA-4-3              (1)                  $83,957,000
Class LA-4-4              (1)                  $61,279,000
Class LA-4-5              (1)                  $55,744,000
Class LA-4-6              (1)                  $57,259,000
Class LA-4-7              (1)                 $781,284,000
Class LA-SB-1             (1)                  $11,043,000
Class LA-SB-2             (1)                  $17,610,000
Class LA-SB-3             (1)                  $17,511,000
Class LA-SB-4             (1)                  $18,603,000
Class LA-SB-5             (1)                  $18,532,000
Class LA-SB-6             (1)                  $86,156,000
Class LA-M                (1)                 $419,702,000
Class LA-J                (1)                 $299,038,000
Class LB                  (1)                  $26,231,000
Class LC                  (1)                  $73,448,000
Class LD                  (1)                  $41,970,000
Class LE                  (1)                  $20,985,000
Class LF                  (1)                  $52,463,000
Class LG-1                (1)                   $5,441,000
Class LG-2                (1)                  $18,302,000
Class LG-3                (1)                  $12,981,000
Class LH-1                (1)                  $18,508,000
Class LH-2                (1)                  $20,343,000
Class LH-3                (1)                  $13,612,000
Class LJ-1                (1)                  $14,554,000
Class LJ-2                (1)                  $24,451,000
Class LJ-3                (1)                   $2,965,000
Class LK-1                (1)                  $21,486,000
Class LK-2                (1)                  $28,693,000
Class LK-3                (1)                  $12,776,000
Class LL-1                (1)                  $18,078,000
Class LL-2                (1)                   $8,154,000
Class LM-1                (1)                   $2,945,000
Class LM-2                (1)                  $12,794,000
Class LN                  (1)                  $15,738,000
Class LO                  (1)                   $5,247,000
Class LP                  (1)                   $5,246,000
Class LQ-1                (1)                   $7,759,000
Class LQ-2                (1)                   $2,734,000
Class LNR                 (1)                  $52,462,779
Class LHG-X               (3)                 $130,000,000
Class LHG-1               (2)                  $27,000,000
Class LHG-2               (2)                  $24,000,000
Class LHG-3               (2)                  $40,800,000
Class LHG-4               (2)                  $32,400,000
Class LHG-5               (2)                   $5,800,000
Class LR              None(4)                      None(3)

------------

(1) The interest rate for such Class of Uncertificated Lower-Tier Interests shall be the Weighted Average Net Mortgage Rate.

(2) The interest rate for such Class of Uncertificated Lower-Tier Interests shall be equal to the Pass-Through Rate of the related Class of Class HG Certificates.

(3) The Class HG-X Certificates do not have a Certificate Balance; rather, such Class of Certificates will accrue interest as provided herein on the related Notional Amount.

(4) The Class LR Certificates do not have a Certificate Balance or Notional Amount, do not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Available Distribution Amount and/or Class HG Available Distribution Amount remaining in the Lower-Tier Distribution Account after distributing the Lower-Tier Regular Distribution Amount and the Lower-Tier HG Distribution Amount shall be distributed to the Holders of the Class LR Certificates (but only to the extent of the Available Distribution Amount and the Lower-Tier HG Distribution Amount for such Distribution Date, if any, remaining in the Lower-Tier Distribution Account).

                                UPPER-TIER REMIC

            The Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-1A, Class X-1, Class X-2, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class NR, Class HG-1, Class HG-2, Class HG-3, Class HG-4, Class HG-5 and Class HG-X Certificates and the Class A-2FL Regular Interest will evidence "regular interests" in the Upper-Tier REMIC created hereunder. The sole Class of "residual interests" in the Upper-Tier REMIC created hereunder will be evidenced by the Class R Certificates.

            The following table sets forth the designation, the pass-through rate (the "Pass-Through Rate"), the aggregate initial principal amount (the "Original Certificate Balance") or Notional Amount ("Original Notional Amount"), as applicable, and the initial ratings given each Class by the Rating Agencies for each Class of Certificates and the Class A-2FL Regular Interest comprising the interests in the Upper-Tier REMIC created hereunder:

                                           Original
                          Initial        Certificate
                        Pass-Through      Balance or       Ratings(1)
                            Rate       Notional Amount  (S&P/Moody's/Fitch)
                        ------------   ---------------  -------------------
Class A-1
Certificates(2)          5.0350%        $250,560,000       AAA/Aaa/AAA
Class A-2FL Regular
Interest(2)(3)           5.0780%        $200,000,000(4)   AAA/Aaa/AAA(5)
Class A-2
Certificates(2)          5.1980%        $297,502,000       AAA/Aaa/AAA
Class A-3
Certificates(2)          5.2082%(6)     $171,451,000       AAA/Aaa/AAA
Class A-4
Certificates(2)          5.1792%(7)   $1,395,870,000       AAA/Aaa/AAA
Class A-SB
Certificates(2)          5.1692%(8)     $169,455,000       AAA/Aaa/AAA
Class A-1A
Certificates(2)          5.1812%(9)     $453,075,000       AAA/Aaa/AAA
Class A-M
Certificates             5.2212%(10)    $419,702,000       AAA/Aaa/AAA
Class A-J
Certificates             5.3002%(11)    $299,038,000       AAA/Aaa/AAA
Class B Certificates     5.3342%(12)     $26,231,000       AA+/Aa1/AA+
Class C Certificates     5.3342%(12)     $73,448,000        AA/Aa2/AA
Class D Certificates     5.3342%(12)     $41,970,000       AA-/Aa3/AA-
Class E Certificates     5.3342%(12)     $20,985,000         A+/A1/A+
Class F Certificates     5.3342%(12)     $52,463,000          A/A2/A
Class G Certificates     5.3342%(12)     $36,724,000         A-/A3/A-
Class H Certificates     5.3342%(12)     $52,463,000      BBB+/Baa1/BBB+
Class J Certificates     5.3342%(12)     $41,970,000       BBB/Baa2/BBB
Class K Certificates     5.3342%(12)     $62,955,000      BBB-/Baa3/BBB-
Class L Certificates     4.9260%(13)     $26,232,000        BB+/*/BB+
Class M Certificates     4.9260%(13)     $15,739,000         BB/*/BB
Class N Certificates     4.9260%(13)     $15,738,000        BB-/*/BB-
Class O Certificates     4.9260%(13)      $5,247,000         B+/*/B+
Class P Certificates     4.9260%(13)      $5,246,000          B/*/B
Class Q Certificates     4.9260%(13)     $10,493,000         B-/*/B-
Class NR Certificates    4.9650%(13)     $52,462,779          */*/*
Class HG-1
Certificates             5.5560%(14)     $27,000,000         */Ba3/*
Class HG-2 Certificates  5.5560%(14)     $24,000,000          */B1/*
Class HG-3 Certificates  5.5560%(14)     $40,800,000          */B2/*
Class HG-4 Certificates  5.5560%(14)     $32,400,000          */B3/*
Class HG-5 Certificates  5.5560%(14)      $5,800,000          */*/*
Class HG-X Certificates  0.0810%        $130,000,000(15)     */Ba3/*
Class R Certificates         N/A(16)        N/A(16)           */*/*
Class X-1 Certificates   0.0333%(17)  $4,197,019,779(18)   AAA/Aaa/AAA
Class X-2 Certificates   0.1146%(17)  $4,112,657,000(18)   AAA/Aaa/AAA

------------

(1) The Certificates marked with an asterisk have not been rated by the applicable Rating Agency.

(2) For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-2FL Regular Interest, the pool of Mortgage Loans will be deemed to consist of two distinct Loan Groups, Loan Group 1 and Loan Group 2.

(3) The Class A-2FL Regular Interest will be uncertificated and will be transferred to the Trust Fund on the Closing Date, and the Trust will issue the Class A-2FL Certificates in exchange therefor.

(4) The Certificate Balance of the Class A-2FL Certificates will be equal at all times to the Certificate Balance of the Class A-2FL Regular Interest. The Original Certificate Balance of the Class A-2FL Certificates will be equal to $200,000,000.

(5) The Class A-2FL Regular Interest will not be rated. The ratings shown are with respect to the Class A-2FL Certificates and only reflect receipt of interest at the Class A-2FL Regular Interest Pass-Through Rate.

(6) The Pass-Through Rate for any Distribution Date for the Class A-3 Certificates will be a per annum rate equal to the Weighted Average Net Mortgage Rate for the Distribution Date minus 0.1260%.

(7) The Pass-Through Rate for any Distribution Date for the Class A-4 Certificates will be a per annum rate equal to the Weighted Average Net Mortgage Rate for the Distribution Date minus 0.1550%.

(8) The Pass-Through Rate for any Distribution Date for the Class A-SB Certificates will be a per annum rate equal to the Weighted Average Net Mortgage Rate for the Distribution Date minus 0.1650%.

(9) The Pass-Through Rate for any Distribution Date for the Class A-1A Certificates will be a per annum rate equal to the Weighted Average Net Mortgage Rate for the Distribution Date minus 0.1530%.

(10) The Pass-Through Rate for any Distribution Date for the Class A-M Certificates will be a per annum rate equal to the Weighted Average Net Mortgage Rate for the Distribution Date minus 0.1130%.

(11) The Pass-Through Rate for any Distribution Date for the Class A-J Certificates will be a per annum rate equal to the Weighted Average Net Mortgage Rate for the Distribution Date minus 0.0340%.

(12) The Pass-Through Rate for any Distribution Date for the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates will be the Weighted Average Net Mortgage Rate.

(13) Subject to a maximum Pass-Through Rate equal to the Weighted Average Net Mortgage Rate.

(14) The Pass-Through Rate for each of the Class HG-1, Class HG-2, Class HG-3, Class HG-4 and Class HG-5 Certificates for any Distribution Date will be equal to the Class HG-1 Pass-Through Rate, the Class HG-2 Pass-Through Rate, the Class HG-3 Pass-Through Rate, the Class HG-4 Pass-Through Rate and the Class HG-5 Pass-Through Rate, respectively, in each case, as defined herein.

(15) The Class HG-X Certificates will not have a Certificate Balance; rather, such Class of Certificates will accrue interest as provided herein on the related Notional Amount.

(16) The Class R Certificates do not have a Certificate Balance or Notional Amount, do not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Available Distribution Amount remaining in the Upper Tier Distribution Account, after all required distributions under this Agreement have been made to each other Class of Certificates, will be distributed to the Holders of the Class R Certificates.

(17) The Pass-Through Rate on the Class X-1 and Class X-2 Certificates will be based on the weighted average interest strip rates of the respective components of the Class X-1 and Class X-2 certificates.

(18) The Class X-1 and Class X-2 Certificates will not have a Certificate Balance; rather, each such Class of Certificates will accrue interest as provided herein on the related Class X-1 Notional Amount and Class X-2 Notional Amount, as applicable.

            As of the close of business on the Cut-off Date, the Mortgage Loans (not including the Houston Galleria Trust Subordinate Companion Loan) had an aggregate principal balance, after application of all payments of principal due on or before such date, whether or not received, equal to $4,196,426,780. As of the close of business on the Cut-off Date, the Houston Galleria Trust Subordinate Companion Loan had a principal balance, after application of all payments of principal due on or before such date, whether or not received, equal to $130,000,000.

            The Houston Galleria Pari Passu Companion Loan, the Houston Galleria Non-Trust Subordinate Companion Loan, the Intech One & Two Companion Loan, the Lincoln Park Town Home Companion Loan, the Brookdale Office Portfolio Companion Loan, the Jordan Creek Companion Loan and the 30 West Monroe Companion Loan (collectively, the "Companion Loans") are not part of the Trust Fund, but are secured by the same Mortgage that secures the related Mortgage Loan (each, other than the Houston Galleria Loan, an "AB Mortgage Loan" and, collectively, the "AB Mortgage Loans") that is part of the Trust Fund. The Houston Galleria Whole Loan consists of the Houston Galleria Loan, the Houston Galleria Pari Passu Companion Loan, the Houston Galleria Non-Trust Subordinate Companion Loan and the Houston Galleria Trust Subordinate Companion Loan. The Houston Galleria Loan and the Houston Galleria Pari Passu Companion Loan are pari passu with each other and the Houston Galleria Non-Trust Subordinate Companion Loan and the Houston Galleria Trust Subordinate Companion Loan are subordinate to such loans. The Houston Galleria Trust Subordinate Companion Loan is subordinate to the Houston Galleria Loan, the Houston Galleria Pari Passu Loan and the Houston Galleria Non-Trust Subordinate Companion Loan. The Houston Galleria Loan and the Houston Galleria Trust Subordinate Companion Loan are part of the Trust Fund. As and to the extent provided herein, the Companion Loans will be serviced and administered in accordance with this Agreement. Amounts attributable to the Companion Loans will not be assets of the Trust Fund, and (except to the extent that such amounts are payable or reimbursable to any party to this Agreement) will be owned by the related Companion Holders.

            In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms. Whenever used in this Agreement, including in the Preliminary Statement, the following capitalized terms, unless the context otherwise requires, shall have the meanings specified in this Article.

            "30 West Monroe AB Mortgage Loan": That certain Mortgage Loan identified on the Mortgage Loan Schedule as loan number 39.

            "30 West Monroe Companion Loan": That certain loan evidenced by a promissory B note, which is not an asset of the Trust Fund, secured by the Mortgaged Property securing the 30 West Monroe AB Mortgage Loan.

            "30 West Monroe Intercreditor Agreement": That certain Intercreditor Agreement Among Noteholders, dated as of August 18, 2005, by and between The Variable Annuity Life Insurance Company, as the B Note Holder, and AIG Mortgage Capital, LLC, as the A Note Holder.

            "30/360 Mortgage Loans": The Mortgage Loans indicated as such in the Mortgage Loan Schedule.

            "AB Mortgage Loan": As defined in the recitals to this Agreement.

            "Acceptable Insurance Default": With respect to any Mortgage Loan, a default under the related Mortgage Loan documents arising by reason of any failure on the part of the related Mortgagor to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or any failure on the part of the related Mortgagor to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of December 28, 2005, as to which default the applicable Master Servicer and the Special Servicer may forbear taking any enforcement action, provided, that the applicable Master Servicer (with respect to Non-Specially Serviced Mortgage Loans) or the Special Servicer (with respect to Specially Serviced Mortgage Loans), as applicable, may forbear taking any enforcement actions if the applicable Master Servicer or the Special Servicer, if applicable, has determined, in its reasonable judgment, based on inquiry consistent with the Servicing Standards and, in the case of specially Serviced Mortgage Loans, subject to the consent of the Directing Certificateholder, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate; provided, however, the Directing Certificateholder will not have more than 30 days to respond to the Special Servicer's request for consent; provided further, that upon the Master Servicer's or the Special Servicer's, as applicable, determination, consistent with the Servicing Standards, that exigent circumstances do not allow the Master Servicer or the Special Servicer, as applicable, to wait for the consent of the Directing Certificateholder, the Master Servicer or the Special Servicer, as applicable, will not be required to do so. The Master Servicer or the Special Servicer, as applicable, shall be entitled to rely on insurance consultants in making determinations described above. The costs of such insurance consultants shall be paid from the applicable Certificate Account as a Servicing Advance to the extent the Mortgage Loan documents do not prohibit such amounts from being collected from the related Mortgagor and otherwise as an expense of the Trust Fund. In no event shall a Workout Fee be payable in connection with the resolution of an Acceptable Insurance Default.

            "Accrued Certificate Interest": With respect to each Distribution Date and each Class of Certificates (other than the Class A-2FL, Class S and Residual Certificates) and the Class A-2FL Regular Interest, an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate of such Class of Certificates or Class A-2FL Regular Interest, as applicable, for such Distribution Date, accrued on the related Certificate Balance (or with respect to the Class X-1 and Class X-2 Certificates, the Notional Amount of such Class) outstanding immediately prior to such Distribution Date (provided, that for interest accrual purposes any distributions in reduction of Certificate Balance or Notional Amount or reductions in Certificate Balance or Notional Amount as a result of allocations of Collateral Support Deficit or Houston Galleria Collateral Support Deficit, as applicable, on the Distribution Date occurring in an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period). Accrued Certificate Interest, except with respect to the Class HG Certificates, shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Accrued Certificate Interest with respect to the Class HG Certificates shall be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year.


            "Act": The Securities Act of 1933, as it may be amended from time to time.

            "Actual/360 Mortgage Loans": The Mortgage Loans indicated as such in the Mortgage Loan Schedule.

            "Additional Debt": With respect to any Mortgage Loan, any debt owed by the related Mortgagor to a party other than the lender under such Mortgage Loan as of the Closing Date as set forth on Schedule 1 hereto, as increased or decreased from time to time pursuant to the terms of the related subordinate loan documents (including any subordination agreement).

            "Additional Exclusions": Exclusions in addition to those customarily found in the insurance policies for mortgaged properties similar to the Mortgaged Properties on September 11, 2001.

            "Administrative Cost Rate": With respect to each Mortgage Loan, the sum of the Servicing Fee Rate and the Trustee Fee Rate, in each case computed on the basis of the Stated Principal Balance of the related Mortgage Loan and in the same manner as interest is calculated on such Mortgage Loan.

            "Advance": Any P&I Advance or Servicing Advance.

            "Adverse REMIC Event": As defined in Section 10.01(f).

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agent": As defined in Section 5.02(c)(i)(A).

            "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

            "AIG Mortgage Capital, LLC": AIG Mortgage Capital, LLC, a Delaware limited liability company, or its successor in interest.

            "Anticipated Repayment Date": With respect to any Mortgage Loan that is indicated on the Mortgage Loan Schedule as having a Revised Rate, the date upon which such Mortgage Loan commences accruing interest at such Revised Rate.

            "Applicable Procedures": As defined in Section 5.02(b)(i).

            "Applicable State and Local Tax Law": For purposes hereof, the Applicable State and Local Tax Law shall be (a) the tax laws of the State of New York and the State of Illinois and (b) such other state or local tax laws whose applicability shall have been brought to the attention of the Trustee by either
(i) an Opinion of Counsel delivered to it, or (ii) written notice from the appropriate taxing authority as to the applicability of such state or local tax laws.

            "Appraisal": An appraisal prepared by an Independent MAI appraiser with at least five years experience in properties of like kind and in the same area, prepared in accordance with 12 C.F.R. 225.64, or, in connection with an Appraisal Reduction, a valuation meeting the requirements of clause (b)(i)(A)(2) in the definition of Appraisal Reduction.

            "Appraisal Reduction": For any Distribution Date and for any Mortgage Loan (other than the Jordan Creek AB Mortgage Loan) and the Houston Galleria Whole Loan as to which an Appraisal Reduction Event has occurred, will be an amount calculated by the applicable Master Servicer, based upon the appraised value determined by the Special Servicer, in consultation with the Directing Certificateholder, as of the first Determination Date that is at least 10 Business Days following the date on which the Special Servicer receives and delivers to the applicable Master Servicer the related Appraisal, equal to the excess of (a) the Stated Principal Balance of such Mortgage Loan, any related Companion Loan or the Houston Galleria Whole Loan, as applicable, over (b) the excess of (i) the sum of (A) 90% of the Appraised Value of the related Mortgaged Property as determined (1) by one or more Appraisals with respect to any Mortgage Loan or the Houston Galleria Whole Loan, as applicable (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan), with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the applicable Master Servicer as a Servicing Advance) or
(2) by an internal valuation performed by the Special Servicer with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) with an outstanding principal balance less than $2,000,000 minus (except for purposes of determining the Controlling Holder on the Houston Galleria Companion Loans or the Brookdale Office Portfolio Companion Loans), with respect to any Appraisals, such downward adjustments as the Special Servicer may make (without implying any obligation to do so) based upon its review of the Appraisal and any other information it deems relevant, and (B) all escrows, letters of credit and reserves in respect of such Mortgage Loan or the Houston Galleria Whole Loan, as applicable, as of the date of calculation over
(ii) the sum of, as of the Due Date occurring in the month of the date of determination, (A) to the extent not previously advanced by the applicable Master Servicer or the Trustee, all unpaid interest due on such Mortgage Loan or the Houston Galleria Whole Loan, as applicable, at a per annum rate equal to its Mortgage Rate (and any accrued and unpaid interest on any related Companion
Loan), (B) all unreimbursed Advances that have not been, or were not, reimbursed out of collections on such Mortgage Loan or the Houston Galleria Whole Loan, as applicable, and interest thereon at the Reimbursement Rate in respect of such Mortgage Loan or the Houston Galleria Whole Loan, as applicable, and (C) all currently due and unpaid real estate taxes, assessments, insurance premiums, ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid with respect to such Mortgage Loan or the Houston Galleria Whole Loan, as applicable (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable Master Servicer or the Trustee, as applicable); provided, however, without limiting the Special Servicer's obligation to order and obtain such Appraisal, if the Special Servicer has not obtained the Appraisal or valuation, as applicable, referred to above within 60 days of the Appraisal Reduction Event (or with respect to the Appraisal Reduction Events set forth in clauses (i) and (vi) of the definition of Appraisal Reduction Event, within 120 days or 90 days, respectively, after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction shall (except for purposes of determining the Controlling Holder on the Houston Galleria Companion Loans or the Brookdale Office Portfolio Companion Loans) be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or AB Mortgage Loan and its related Companion Loan in the case of an AB Mortgage Loan) or the Houston Galleria Whole Loan, as applicable, until such time as such appraisal or valuation referred to above is received and the Appraisal Reduction is calculated. Within 60 days after the Appraisal Reduction Event, the Special Servicer shall order and receive an Appraisal (the cost of which shall be paid by the applicable Master Servicer as a Servicing Advance); provided, however, that with respect to an Appraisal Reduction Event as set forth in clause (i) of the definition of Appraisal Reduction Event, the Special Servicer shall order and receive such Appraisal within the 120-day period set forth in such clause
(i), which Appraisal shall be delivered by the Special Servicer to the applicable Master Servicer, the Directing Certificateholder and the Trustee.

            With respect to each Mortgage Loan (other than the Jordan Creek AB Mortgage Loan) and the Houston Galleria Whole Loan as to which an Appraisal Reduction has occurred (unless such Mortgage Loan or the Houston Galleria Whole Loan, as applicable, has become a Corrected Mortgage Loan (for such purposes taking into account any amendment or modification of such Mortgage Loan or the Houston Galleria Whole Loan)), the Special Servicer shall, within thirty (30) days of each anniversary of the related Appraisal Reduction Event, order an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the applicable Master Servicer as a Servicing Advance or conduct an internal valuation, as applicable. Based upon such Appraisal or internal valuation of the Special Servicer, the applicable Master Servicer shall redetermine (in consultation with the Directing Certificateholder) and report to the Directing Certificateholder, the Special Servicer, and the Trustee the amount of the Appraisal Reduction with respect to such Mortgage Loan, Companion Loan or the Houston Galleria Whole Loan, as applicable, and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Mortgage Loan, Companion Loan or the Houston Galleria Whole Loan, as applicable. The Directing Certificateholder shall have 10 Business Days to review each calculation of an Appraisal Reduction. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an Appraisal or conduct an internal valuation, as applicable, with respect to a Mortgage Loan or the Houston Galleria Whole Loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an Appraisal or valuation, as applicable, with respect to the related Mortgaged Property within the twelve-month period immediately prior to the occurrence of such Appraisal Reduction Event. Instead, the Special Servicer may use such prior Appraisal or valuation, as applicable, in calculating any Appraisal Reduction with respect to such Mortgage Loan or the Houston Galleria Whole Loan, as applicable; provided, that the Special Servicer is not aware of any material change to the related Mortgaged Property having occurred and affecting the validity of such appraisal or valuation, as applicable and provides notice to the applicable Master Servicer to use such previous Appraisal or update.

            Any Mortgage Loan (other than the Jordan Creek AB Mortgage Loan) (or the Houston Galleria Whole Loan) previously subject to an Appraisal Reduction, which loan has become a Corrected Mortgage Loan (for such purposes taking into account any amendment or modification of such Mortgage Loan or the Houston Galleria Whole Loan, as applicable), and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction. Any Appraisal Reduction for the Houston Galleria Whole Loan shall be allocated, for purposes of determining if a Houston Galleria Control Appraisal Event has occurred and for determining the amount of any Advances to be made, as follows: first, to the Houston Galleria Trust Subordinate Companion Loan in an amount up to the principal balance of the Houston Galleria Trust Subordinate Companion Loan, second, to the Houston Galleria Non-Trust Subordinate Companion Loan in an amount up to the principal balance of the Houston Galleria Non-Trust Subordinate Companion Loan and then, to the Houston Galleria Loan and the Houston Galleria Pari Passu Companion Loan, pro rata and pari passu according to their respective Stated Principal Balances.

            Notwithstanding anything herein to the contrary, the aggregate Appraisal Reduction related to a Mortgage Loan and the Houston Galleria Whole Loan or the related REO Property will be reduced to zero as of the date on which such Mortgage Loan is paid in full, liquidated, repurchased or otherwise removed from the Trust Fund.

            With respect to the Jordan Creek Loan Pair, for any Distribution Date as to which an Appraisal Reduction Event has occurred, "Appraisal Reduction" will be the amount calculated pursuant to the definition of "Appraisal Reduction Amount" in the related Intercreditor Agreement.

            "Appraisal Reduction Event": With respect to any Mortgage Loan and the Houston Galleria Whole Loan, the earliest of (i) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such Mortgage Loan, or the Houston Galleria Whole Loan, as applicable, (ii) the date on which a reduction in the amount of Monthly Payments on such Mortgage Loan or the Houston Galleria Whole Loan, as applicable, or a change in any other material economic term of such Mortgage Loan or the Houston Galleria Whole Loan, as applicable (other than an extension of the Maturity
Date), becomes effective as a result of a modification of such Mortgage Loan or the Houston Galleria Whole Loan, as applicable, by the Special Servicer, (iii) the date on which a receiver has been appointed, (iv) 60 days after a Mortgagor declares bankruptcy, (v) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the related Mortgagor, if not dismissed within such time, (vi) 120 days (or 90 days with respect to a Specially Serviced Mortgage Loan) after an uncured delinquency occurs in respect of a Balloon Payment with respect to such Mortgage Loan or the Houston Galleria Whole Loan, as applicable, or (vii) immediately after such Mortgage Loan or the Houston Galleria Whole Loan, as applicable, becomes an REO Loan; provided, however, that an Appraisal Reduction Event shall not occur at any time when the aggregate Certificate Balances of all Classes of Certificates (other than the Class A Certificates) have been reduced to zero. The Special Servicer shall notify the applicable Master Servicer, or the applicable Master Servicer shall notify the Special Servicer, as applicable, promptly upon the occurrence of any of the foregoing events.

            "Appraised Value": With respect to any Mortgaged Property, the appraised value thereof as determined by an Appraisal of the Mortgaged Property securing the related Mortgage Loan or the Houston Galleria Whole Loan made by an Independent MAI appraiser selected by the applicable Master Servicer or Special Servicer, as applicable.

            "ARD Loan": Any Mortgage Loan that provides that if the unamortized principal balance thereof is not repaid on its Anticipated Repayment Date, such Mortgage Loan will accrue Excess Interest at the rate specified in the related Mortgage Note and the Mortgagor is required to apply excess monthly cash flow generated by the related Mortgaged Property to the repayment of the outstanding principal balance on such Mortgage Loan.

            "Asset Status Report": As defined in Section 3.21(d).

            "Assignment": As defined in Section 2.01(c).

            "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

            "Assumed Scheduled Payment": For any Due Period and with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment has not become due, after giving effect to any reduction in the principal balance thereof occurring in connection with a modification of such Mortgage Loan in connection with a default or bankruptcy or similar proceedings, and (b) interest on the Stated Principal Balance of such Mortgage Loan at the applicable Mortgage Rate (net of interest at the Servicing Fee Rate).

            "Authenticating Agent": The Trustee or any of its agents appointed to act as Authenticating Agent pursuant to Section 5.01.

            "Available Distribution Amount": With respect to any Distribution Date and the Majority Mortgage Loans, an amount equal to the sum of (without duplication):

            (a) the aggregate amount relating to the Majority Mortgage Loans on deposit in each Certificate Account (exclusive of any Net Investment Earnings contained therein and exclusive of any amount on deposit in or credited to any portion of each Certificate Account that is held for the benefit of the Companion Holders) and the Lower-Tier Distribution Account (without regard to any payments made to or received from the Swap Counterparty) as of the close of business on the related Determination Date, exclusive of (without duplication):

                  (i) all Monthly Payments paid by the Mortgagors that are due on a Due Date following the end of the related Due Period and, with respect to the first Due Date, any interest amounts relating to the period prior to, but due after, the applicable Cut-off Date;

                  (ii) all unscheduled Principal Prepayments (together with any related payments of interest allocable to the period following the related Due Date for the related Mortgage Loan), Liquidation Proceeds or Insurance and Condemnation Proceeds, in each case, received subsequent to the related Determination Date (or, with respect to voluntary Principal Prepayments for each Mortgage Loan with a Due Date occurring after the related Determination Date, the related Due Date);

                  (iii) all amounts payable or reimbursable to any Person from each Certificate Account pursuant to clauses (ii) through (xvii), inclusive, and clauses (xix) and (xx) of Section 3.05(a);

                  (iv) all amounts payable or reimbursable to any Person from the Lower-Tier Distribution Account pursuant to clauses (ii) through
            (vii), inclusive, of Section 3.05(b);

                  (v) Excess Interest;

                  (vi) all Yield Maintenance Charges; and

                  (vii) all amounts deposited in each Certificate Account, the
            Lower-Tier Distribution Account in error;

            (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred from the REO Account to each Certificate Account for such Distribution Date pursuant to Section 3.16(c);

            (c) the aggregate amount of any P&I Advances made by the Master Servicers or the Trustee, as applicable, for such Distribution Date pursuant to Section 4.03 or 7.05 (net of the related Trustee Fee with respect to the Mortgage Loans for which such P&I Advances are made);

            (d) for the Distribution Date occurring in each March, the Withheld Amounts remitted to the Lower-Tier Distribution Account pursuant to
      Section 3.25(b); and

            (e) with respect to the first Distribution Date, the Closing Date Deposit Amount deposited into the Distribution Account pursuant to Section 2.01(g).

Notwithstanding the investment of funds held in the Certificate Accounts pursuant to Section 3.06, for purposes of calculating the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

            "Balloon Mortgage Loan": Any Mortgage Loan or Companion Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Maturity Date.

            "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Monthly Payment payable on the Maturity Date of such Mortgage Loan.

            "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

            "Base Interest Fraction": With respect to any Principal Prepayment on any Mortgage Loan and with respect to any Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K Certificate and the Class A-2FL Regular Interest, a fraction (a) whose numerator is the greater of
(x) zero and (y) the amount by which (i) the Pass-Through Rate on such Class of Certificates or the Class A-2FL Regular Interest, as applicable, exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the Yield Maintenance Charge with respect to such Principal Prepayment and (b) whose denominator is the amount by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the Yield Maintenance Charge with respect to such Principal Prepayment. However, under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than the Mortgage Rate on such Mortgage Loan, then the Base Interest Fraction will equal zero. Each Master Servicer shall provide to the Trustee the discount rate references above for purposes of calculating the Base Interest Fraction.

            "Bid Allocation": With respect to the applicable Master Servicer and each Sub-Servicer therefor and the proceeds of any bid pursuant to Section 7.01(c), the amount of such proceeds (net of any expenses incurred in connection with such bid and the transfer of servicing), multiplied by a fraction equal to
(a) the Servicing Fee Amount for the applicable Master Servicer or such Sub-Servicer therefor, as the case may be, as of such date of determination, over (b) the aggregate of the Servicing Fee Amounts for the applicable Master Servicer and all Sub-Servicers therefor as of such date of determination.

            "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

            "Breach": As defined in Section 2.03(b).

            "Brookdale Office Portfolio AB Mortgage Loan": That certain Mortgage Loan identified on the Mortgage Loan Schedule as loan number 1.

            "Brookdale Office Portfolio Companion Loan": Collectively, those certain promissory notes B-1 and B-2, which are not assets of the Trust Fund, secured by the Mortgaged Property securing the Brookdale Office Portfolio AB Mortgage Loan.

            "Brookdale Office Portfolio Loan Pair": Collectively, the Brookdale Office Portfolio AB Mortgage Loan and two subordinate cross-collateralized and cross-defaulted companion loans.

            "Brookdale Office Portfolio Intercreditor Agreement": That certain Intercreditor Agreement Among Noteholders, dated as of December 28, 2005, by and between the B Note Holder specified therein, and Eurohypo AG, New York Branch, as the A Note Holder.

            "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Overland Park, Kansas, Pittsburgh, Pennsylvania, Chicago, Illinois or the city and state in which the Corporate Trust Office of the Trustee, or the principal place of business of any Master Servicer or the Special Servicer is located, are authorized or obligated by law or executive order to remain closed.

            "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Certificate": Any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5, as executed and delivered by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

            "Certificate Account": A segregated custodial account or accounts created and maintained by each Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled Midland Loan Services, Inc., as Master Servicer No. 1, on behalf of LaSalle Bank National Association, as Trustee, in trust for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5, Certificate Account" and GMAC Commercial Mortgage Corporation, as Master Servicer No. 2, on behalf of LaSalle Bank National Association, as Trustee, in trust for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5, Certificate Account", respectively. Any such account or accounts shall be an Eligible Account. Subject to the related Intercreditor Agreement and taking into account that each Companion Loan is subordinate to the related AB Mortgage Loan to the extent set forth in the related Intercreditor Agreement or that the Houston Galleria Non-Trust Subordinate Companion Loan is subordinate to each of the Houston Galleria Pari Passu Loans and the Houston Galleria Trust Subordinate Companion Loan is subordinate to each of the Houston Galleria Pari Passu Loans and the Houston Galleria Non-Trust Subordinate Companion Loan, in all cases to the extent set forth in the Houston Galleria Intercreditor Agreement, the subaccount described in the second paragraph of Section 3.04(b) that is part of a Certificate Account shall be for the benefit of the related Companion Holder(s), to the extent funds on deposit in such subaccount are attributed to such Companion Loan(s) and shall not be an asset of the Trust Fund or the Upper-Tier REMIC or Lower-Tier REMIC formed hereunder.

            "Certificate Balance": With respect to any Class of Certificates (other than the Residual Certificates, the Class S Certificates and the Class X Certificates) and the Class A-2FL Regular Interest, (i) on or prior to the first Distribution Date, an amount equal to the Original Certificate Balance of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class of Certificates or the Class A-2FL Regular Interest on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)). The Certificate Balance (including the Original Certificate Balance) of the Class A-2FL Certificates shall be equal at all times to the Certificate Balance of the Class A-2FL Regular Interest.

            "Certificate Deferred Interest": For any Distribution Date with respect to any Class of Certificates (other than the Class A-2FL Certificates and the Residual Certificates) and the Class A-2FL Regular Interest, the amount of Mortgage Deferred Interest allocated to such Class of Certificates or the Class A-2FL Regular Interest, as applicable, pursuant to Section 4.06(a).

            "Certificate Factor": With respect to any Class of Certificates, as of any date of determination, a fraction, expressed as a decimal carried to at least eight (8) places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related Original Certificate Balance.

            "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Ownership Certification": As defined in Section 5.06.

            "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02.

            "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register; provided, however, that solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the applicable Master Servicer, the Special Servicer, the Trustee or any Affiliate thereof shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained, but only if such consent, approval or waiver sought from such party would in any way increase the compensation of the Depositor, the applicable Master Servicer, the Special Servicer or the Trustee or limit the obligations of the Depositor, the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, hereunder; provided, however, so long as there is no Event of Default with respect to the applicable Master Servicer or the Special Servicer, the applicable Master Servicer, the Special Servicer or such Affiliate of either shall be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party's compensation or increase its obligations or liabilities hereunder; provided further, however, that such restrictions shall not apply to the exercise of the Special Servicer's rights (or the applicable Master Servicer's rights, if any) or the rights of any of their Affiliates as a member of the Controlling Class. The Trustee shall be entitled to request and rely upon a certificate of the applicable Master Servicer, the Special Servicer or the Depositor in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Class": With respect to any Certificates or Uncertificated Lower-Tier Interests, all of the Certificates bearing the same alphabetical (and, if applicable, numerical) Class designation and each designated Uncertificated Lower-Tier Interest.

            "Class A Certificate": Any Class A-1, Class A-1A, Class A-2FL, Class A-2, Class A-3, Class A-4 and Class A-SB Certificate.

            "Class A-1 Certificate": A Certificate designated as "Class A-1" on the face thereof, in the form of Exhibit A-1 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-1 Pass-Through Rate": With respect to any Distribution Date, a fixed per annum rate equal to 5.0350%.

            "Class A-1A Certificate": A Certificate designated as "Class A-1A" on the face thereof, in the form of Exhibit A-7 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-1A Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate minus 0.1530%.

            "Class A-2 Certificate": A Certificate designated as "Class A-2" on the face thereof, in the form of Exhibit A-3 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-2 Pass-Through Rate": With respect to any Distribution Date, a fixed per annum rate equal to 5.1980%.

            "Class A-2FL Available Funds": With respect to any Distribution Date, the sum of (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-2FL Regular Interest with respect to such Distribution Date and (ii) the amounts, if any, received from the Swap Counterparty pursuant to the Swap Contract for such Distribution Date, less
(iii) all amounts (exclusive of any Yield Maintenance Charges allocated in respect of the Class A-2FL Regular Interest) required to be paid to the Swap Counterparty pursuant to the Swap Contract for such Distribution Date.

            "Class A-2FL Certificate": A Certificate designated as "Class A-2FL" on the face thereof, in the form of Exhibit A-10 hereto, and evidencing an undivided beneficial in the portion of the Grantor Trust consisting of the Class A-2FL Regular Interest, the Floating Rate Account, the Swap Contract and the proceeds thereof.

            "Class A-2FL Distribution Conversion": With respect to any Distribution Date (i) during the continuation of a Swap Default while the Trustee is pursuing remedies under the Swap Contract pursuant to Section 3.32 or
(ii) following the termination of the Swap Contract, the conversion of distributions to the Class A-2FL Certificates from distributions based, in part, on interest payments from the Swap Counterparty under the Swap Contract to distributions based solely on distributions in respect of the Class A-2FL Regular Interest, as specified in Section 4.01(k).

            "Class A-2FL Fixed Swap Payment": With respect to any Distribution Date, the amount required to be paid to the Swap Counterparty by the Trust under the Swap Contract.

            "Class A-2FL Floating Swap Payment": With respect to any Distribution Date, the amount required to be paid to the Trust by the Swap Counterparty under the Swap Contract.

            "Class A-2FL Interest Distribution Amount": With respect to any Distribution Date, the sum of (a) interest accrued during the related Interest Accrual Period at the Class A-2FL Pass-Through Rate applicable for such Distribution Date on the Certificate Balance outstanding immediately prior to such Distribution Date of such Class and (b) to the extent not previously paid, amounts of interest distributable on the Class A-2FL Certificates for all previous Distribution Dates.

            "Class A-2FL Net Swap Payment": With respect to the related Interest Accrual Period, the excess, if any of (i) the Class A-2FL Fixed Swap Payment, over (ii) the Class A-2FL Floating Swap Payment.

            "Class A-2FL Pass-Through Rate": With respect to any Distribution Date for which a Class A-2FL Distribution Conversion has not occurred and is not continuing, a per annum rate equal to LIBOR plus 0.1250%, and with respect to any Distribution Date on which a Class A-2FL Distribution Conversion has occurred and is continuing, a per annum rate equal to the Class A-2FL Regular Interest Pass-Through Rate.

            "Class A-2FL Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the amount of principal allocated pursuant to Section 4.01 in respect of the Class A-2FL Regular Interest on such Distribution Date.

            "Class A-2FL Regular Interest": The uncertificated interest corresponding to the Class A-2FL Certificates and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-2FL Regular Interest Distribution Amount": With respect to any Distribution Date, the aggregate distributions on the Class A-2FL Regular Interest pursuant to this Agreement, including, but not limited to, any payments of interest, principal, Yield Maintenance Charges and/or reimbursements.

            "Class A-2FL Regular Interest Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 5.0780%.

            "Class A-3 Certificate": A Certificate designated as "Class A-3" on the face thereof, in the form of Exhibit A-4 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-3 Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate minus 0.1260%.

            "Class A-4 Certificate": A Certificate designated as "Class A-4" on the face thereof, in the form of Exhibit A-5 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-4 Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate minus 0.1550%.

            "Class A-J Certificate": A Certificate designated as "Class A-J" on the face thereof, in the form of Exhibit A-11 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-J Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate minus 0.0340%.

            "Class A-M Certificate": A Certificate designated as "Class A-M" on the face thereof, in the form of Exhibit A-10 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-M Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate minus 0.1130%.

            "Class A-SB Certificate": A Certificate designated as "Class A-SB" on the face thereof, in the form of Exhibit A-6 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-SB Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate minus 0.1650%.

            "Class A-SB Planned Principal Balance": With respect to any Distribution Date, the planned principal amount for such Distribution Date specified in Schedule 4 hereto relating to the Class A-SB Certificates.

            "Class B Certificate": A Certificate designated as "Class B" on the face thereof, in the form of Exhibit A-12 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class B Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class C Certificate": A Certificate designated as "Class C" on the face thereof, in the form of Exhibit A-13 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class C Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class D Certificate": A Certificate designated as "Class D" on the face thereof, in the form of Exhibit A-14 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class D Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class E Certificate": A Certificate designated as "Class E" on the face thereof, in the form of Exhibit A-15 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class E Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class F Certificate": A Certificate designated as "Class F" on the face thereof, in the form of Exhibit A-16 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class F Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class G Certificate": A Certificate designated as "Class G" on the face thereof, in the form of Exhibit A-17 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class G Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class H Certificate": A Certificate designated as "Class H" on the face thereof, in the form of Exhibit A-18 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class H Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class HG-1 Certificate": A Certificate designated as "Class HG-1" on the face thereof, in the form of Exhibit A-31 hereto.

            "Class HG-1 Pass Through Rate": With respect to any Distribution Date, a per annum rate equal to 5.5560%.

            "Class HG-2 Certificate": A Certificate designated as "Class HG-2" on the face thereof, in the form of Exhibit A-32 hereto.

            "Class HG-2 Pass Through Rate": With respect to any Distribution Date, a per annum rate equal to 5.5560%.

            "Class HG-3 Certificate": A Certificate designated as "Class HG-3" on the face thereof, in the form of Exhibit A-33 hereto.

            "Class HG-3 Pass Through Rate": With respect to any Distribution Date, a per annum rate equal to 5.5560%.

            "Class HG-4 Certificate": A Certificate designated as "Class HG-4" on the face thereof, in the form of Exhibit A-34 hereto.

            "Class HG-4 Pass Through Rate": With respect to any Distribution Date, a per annum rate equal to 5.5560%.

            "Class HG-5 Certificate": A Certificate designated as "Class HG-5" on the face thereof, in the form of Exhibit A-35 hereto.

            "Class HG-5 Pass Through Rate": With respect to any Distribution Date, a per annum rate equal to 5.5560%.

            "Class HG Available Distribution Amount": With respect to any Distribution Date and the Houston Galleria Trust Subordinate Companion Loan, an amount equal to the sum of (without duplication):

            (a) the aggregate amount relating to the Houston Galleria Trust Subordinate Companion Loan on deposit (exclusive of any Net Investment Earnings) in the Lower-Tier Distribution Account as of close of business on the related Determination Date (all such amounts, to the extent allocable to the Houston Galleria Trust Subordinate Companion Loan pursuant to the Houston Galleria Intercreditor Agreement), exclusive of (without duplication):

                  (i) all Monthly Payments paid by the related Mortgager that are due on a Due Date following the end of the related Due Period with respect to such Mortgage Loan;

                  (ii) all unscheduled Principal Prepayments (together with any related payments of interest allocable to the period following the related Due Date for the related Mortgage Loan), Liquidation Proceeds and Insurance and Condemnation Proceeds received subsequent to the related Determination Date with respect to such Mortgage Loan;

                  (iii) all amounts payable or reimbursable to any Person from the Certificate Account with respect to such Mortgage Loan pursuant to clauses (ii) through (xvii), inclusive and clause (xix) of
            Section 3.05(a);

                  (iv) all amounts payable or reimbursable to any Person from the Lower-Tier Distribution Account with respect to such Mortgage Loan pursuant to clauses (ii) through (vii), inclusive, of Section 3.05(b);

                  (v) all Yield Maintenance Charges with respect to such
            Mortgage Loan; and

                  (vi) all amounts deposited in the Certificate Account with respect to such Mortgage Loan or Lower-Tier Distribution Account, as the case may be, in error;

            (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred from the REO Account in respect of such Mortgage Loan to the Certificate Account for such Distribution Date pursuant to Section 3.16(c);

            (c) the aggregate amount of any P&I Advances made by the applicable Master Servicer or the Trustee, as applicable, for such Distribution Date pursuant to Section 4.03 or 7.05 (net of the related Trustee Fee) with respect to such Mortgage Loan; and

            (d) for the Distribution Date occurring in each March, the Withheld Amount for such Mortgage Loan remitted to the Lower-Tier Distribution Account pursuant to Section 3.25(b).

            "Class HG Certificate Control Transfer Event": Shall exist with respect to any Class of Class HG Certificates if and for so long as the Certificate Balance (as adjusted to reflect the allocation of any (i) principal payments, (ii) Appraisal Reductions and (iii) realized losses allocated to such Class of Class HG Certificates) of such Class of Class HG Certificates is less than 25% of its initial Certificate Balance; provided, however, a Class HG Certificate Control Transfer Event will be deemed to occur with respect to all Classes of Class HG Certificates if, and for so long as, a Houston Galleria Trust Control Appraisal Event exists.

            "Class HG Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (a) the Class HG Principal Shortfall for such Distribution Date, (b) the Houston Galleria Scheduled Principal Distribution Amount for such Distribution Date and (c) the Class HG Unscheduled Principal Distribution Amount for such Distribution Date.

            "Class HG Principal Shortfall": For any Distribution Date after the initial Distribution Date, the amount, if any, by which (a) the Class HG Principal Distribution Amount for the preceding Distribution Date, exceeds (b) the aggregate amount distributed in respect of principal on the Class HG Certificates for such preceding Distribution Date. The Class HG Principal Shortfall for the initial Distribution Date will be zero.

            "Class HG Scheduled Principal Distribution Amount": With respect to any Distribution Date and the Houston Galleria Trust Subordinate Companion Loan, and to the extent allocable to the Houston Galleria Trust Subordinate Companion Loan pursuant to the Houston Galleria Intercreditor Agreement, the aggregate of the principal portions of (a) the Monthly Payment (excluding a Balloon Payment) due in respect of the Houston Galleria Trust Subordinate Companion Loan during or, if and to the extent not previously received in respect of a preceding Distribution Date, prior to, the related Due Period, and any Assumed Scheduled Payment for the related Due Period, in each case, to the extent paid by the related Mortgagor as of the Business Day preceding the related P&I Advance Date (and not previously distributed to Certificateholders of the Class HG Certificates), and (b) any Balloon Payment in respect of the Houston Galleria Trust Subordinate Companion Loan to the extent received during the related Due Period (including any applicable grace periods), and to the extent not included in clause (a) above.

            "Class HG Unscheduled Principal Distribution Amount": With respect to any Distribution Date and the Houston Galleria Trust Subordinate Companion Loan (to the extent allocable to the Houston Galleria Trust Subordinate Companion Loan pursuant to the Houston Galleria Intercreditor Agreement), the aggregate of:

            (a) all Principal Prepayments received on the Houston Galleria Trust Subordinate Companion Loan during the related Due Period; and

            (b) the principal portions of all Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds (net of Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional Trust Fund expenses incurred in connection with the related Mortgage Loan) and, if applicable, REO Revenues received with respect to the Houston Galleria Trust Subordinate Companion Loan and the related REO Loans, if any, during the related Due Period, but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made pursuant to Section 4.03 in respect of a preceding Distribution Date.

            "Class HG-X" Certificate": A Certificate designated as "Class HG-X" on the face thereof, in the form of Exhibit A-36 hereto, and evidencing a "regular interest" in the Upper Tier REMIC for purposes of the REMIC Provisions.

            "Class HG-X Notional Amount": As of any date of determination, an amount equal to the Stated Principal Balance of the Houston Galleria Trust Subordinate Companion Loan.

            "Class HG-X Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 0.0810%.

            "Class J Certificate": A Certificate designated as "Class J" on the face thereof, in the form of Exhibit A-19 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class J Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class K Certificate": A Certificate designated as "Class K" on the face thereof, in the form of Exhibit A-20 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class K Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class L Certificate": A Certificate designated as "Class L" on the face thereof, in the form of Exhibit A-21 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class L Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 4.9260% and (ii) the Weighted Average Net Mortgage Rate.

            "Class LA-1-1 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-2 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-3 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-4 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-5 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-1 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-2 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-3 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-4 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-5 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-6 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-7 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-8 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-9 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-10 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-11 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-12 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-13 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-14 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-15 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2FL-1 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2FL-2 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2FL-3 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-1 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-2 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3-1 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3-2 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4-1 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4-2 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4-3 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4-4 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4-5 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4-6 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4-7 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-J Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-M Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-SB-1 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-SB-2 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-SB-3 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-SB-4 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-SB-5 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-SB-6 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LB Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LC Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LD Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LE Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LF Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LG-1 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LG-2 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LG-3 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LH-1 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LH-2 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LH-3 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LHG-1 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LHG-2 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LHG-3 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LHG-4 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LHG-5 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LHG-X Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Notional Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LJ-1 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LJ-2 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LJ-3 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LK-1 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LK-2 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LK-3 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LL-1 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LL-2 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LM-1 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LM-2 Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LN Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LNR Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LO Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LP Uncertificated Interest": An uncertificated regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LQ-1 Uncertificated Interest": An uncertificated regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LQ-2 Uncertificated Interest": An uncertificated regular interest in the Lower Tier REMIC which is held as an asset of the Upper Tier REMIC and having the Original Lower Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LR Certificate": A Certificate designated as "Class LR" on the face thereof, in the form of Exhibit A-30 hereto, evidencing the sole class of "residual interests" in the Lower-Tier REMIC for purposes of the REMIC Provisions.

            "Class M Certificate": A Certificate designated as "Class M" on the face thereof, in the form of Exhibit A-22 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class M Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 4.9260% and (ii) the Weighted Average Net Mortgage Rate.

            "Class N Certificate": A Certificate designated as "Class N" on the face thereof, in the form of Exhibit A-23 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class N Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 4.9260% and (ii) the Weighted Average Net Mortgage Rate.

            "Class Notional Amount": The Class X-1 Notional Amount or the Class X-2 Notional Amount, as the context requires.

            "Class NR Certificate": A Certificate designated as "Class NR" on the face thereof, in the form of Exhibit A-27 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class NR Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 4.9650% and (ii) the Weighted Average Net Mortgage Rate.

            "Class O Certificate": A Certificate designated as "Class O" on the face thereof, in the form of Exhibit A-24 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class O Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 4.9260% and (ii) the Weighted Average Net Mortgage Rate.

            "Class P Certificate": A Certificate designated as "Class P" on the face thereof, in the form of Exhibit A-25 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class P Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 4.9260% and (ii) the Weighted Average Net Mortgage Rate.

            "Class Q Certificate": A Certificate designated as "Class Q" on the face thereof, in the form of Exhibit A-26 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class Q Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 4.9260% and (ii) the Weighted Average Net Mortgage Rate.

            "Class R Certificate": A Certificate designated as "Class R" on the face thereof in the form of Exhibit A-29 hereto, and evidencing the sole class of "residual interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class S Certificate": A Certificate designated as "Class S" on the face thereof, in the form of Exhibit A-28 hereto, and evidencing an undivided beneficial interest in the portion of the Grantor Trust consisting of the Excess Interest, the Excess Interest Distribution Account and the proceeds thereof.

            "Class Unpaid Interest Shortfall": As to any Distribution Date and any Class of Certificates (other than the Class A-2FL Certificates) or the Class A-2FL Regular Interest, the excess, if any, of (a) the sum of (i) the Distributable Certificate Interest in respect of such Class of Certificates or the Class A-2FL Regular Interest, as applicable, for the immediately preceding Distribution Date and (ii) any outstanding Class Unpaid Interest Shortfall payable to such Class of Certificates or the Class A-2FL Regular Interest, as applicable, on such preceding Distribution Date over (b) the aggregate amount in respect of interest actually distributed to such Class of Certificates or the Class A-2FL Regular Interest, as applicable, on such immediately preceding Distribution Date. The Class Unpaid Interest Shortfall with respect to any Class of Certificates and the Class A-2FL Regular Interest as of the initial Distribution Date is zero. No interest shall accrue on Class Unpaid Interest Shortfalls.

            "Class X Certificates": The Class X-1 Certificates and the Class X-2 Certificates.

            "Class X-1 Certificate": Any one of the Certificates with a "Class X-1" designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class X-1 Notional Amount": As of any date of determination, the sum of the then Component Notional Amounts of all the Components.

            "Class X-1 Pass-Through Rate": With respect to any Distribution Date, the weighted average of the Class X-1 Strip Rates for the respective Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date).

            "Class X-1 Strip Rate": (A) With respect to any Class of the Components (other than those Components that are Class X-2 Components which are included for purposes of calculating the Class X-2 Notional Amount for such Distribution Date) for any Distribution Date, a rate per annum equal to (i) the Weighted Average Net Mortgage Rate for such Distribution Date, minus (ii) the Pass-Through Rate for the Related Certificates and (B) with respect to any Components that are Class X-2 Components which are included for purposes of calculating the Class X-2 Notional Amount for such Distribution Date (i) for any Distribution Date occurring on or before the Class X-2 Termination Date, (x) the Weighted Average Net Mortgage Rate for such Distribution Date minus (y)(1) with respect to XA-1-1, Component XA-1-2, Component XA-1-3, Component XA-1-4, Component XA-1-5, Component XA-1A-2, Component XA-1A-3, Component XA-1A-4, Component XA-1A-5, Component XA-1A-6, Component XA-1A-7, Component XA-1A-8, Component XA-1A-9, Component XA-1A-10, Component XA-1A-11, Component XA-1A-12, Component XA-1A-13, Component XA-1A-14, Component XA-1A-15, Component XA-3-1, Component XA-3-2, Component XA-4-1, Component XA-4-2, Component XA-4-3, Component XA-4-4, Component XA-4-5, Component XA-4-6, Component XA-4-7, Component XA-SB-1, Component XA-SB-2, Component XA-SB-3, Component XA-SB-4, Component XA-SB-5, Component XA-SB-6, Component XA-M and Component XA-J, the sum of (I) the Class X-2 Strip Rate for the applicable Class X-2 Component and (II) the Pass-Through Rate for the Related Certificates for such Distribution Date and (2) for each other Class X-2 Component, the greater of (I) the Class X-2 Reference Rate for such Distribution Date and (II) the Pass-Through Rate for the Related Certificate for such Distribution Date, and (ii) for any Distribution Date occurring after the Class X-2 Termination Date, a rate per annum equal to
(x) the Weighted Average Net Mortgage Rate for such Distribution Date, minus (y) the Pass-Through Rate for the Related Certificates for such Distribution Date; provided, that in no event shall any Class X-1 Strip Rate be less than zero.

            "Class X-2 Certificate": Any one of the Certificates with a "Class X-2" designation on the face thereof, substantially in the form of Exhibit A-9 attached hereto and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class X-2 Components": Each of Component XA-1-2, Component XA-1-3, Component XA-1-4, Component XA-1-5, Component XA-1A-2, Component XA-1A-3, Component XA-1A-4, Component XA-1A-5, Component XA-1A-6, Component XA-1A-7, Component XA-1A-8, Component XA-1A-9, Component XA-1A-10, Component XA-1A-11, Component XA-1A-12, Component XA-1A-13, Component XA-1A-14, Component XA-1A-15, Component XA-2FL-1, Component XA-2FL-2, Component XA-2FL-3, Component XA-2-1, Component XA-2-2, Component XA-3-1, Component XA-3-2, Component XA-4-1, Component XA-4-2, Component XA-4-3, Component XA-4-4, Component XA-4-5, Component XA-4-6, Component XA-4-7, Component XA-SB-1, Component XA-SB-2, Component XA-SB-3, Component XA-SB-4, Component XA-SB-5, Component XA-SB-6, Component XA-M, Component XA-J, Component XB, Component XC, Component XD, Component XE, Component XF, Component XG-1, Component XG-2, Component XG-3, Component XH-1, Component XH-2, Component XH-3, Component XJ-1, Component XJ-2, Component XJ-3, Component XK-1, Component XK-2, Component XK-3, Component XL-1, Component XL-2, Component XM-1, Component XM-2, Component XN, Component XO, Component XP, Component XQ-1 and Component XQ-2.

            "Class X-2 Notional Amount": (i) With respect to any Distribution Date on or prior to the Distribution Date in June 2006, the sum of the then Component Notional Amounts of Component XA-1-2, Component XA-1-3, Component XA-1-4, Component XA-1-5, Component XA-1A-2, Component XA-1A-3, Component XA-1A-4, Component XA-1A-5, Component XA-1A-6, Component XA-1A-7, Component XA-1A-8, Component XA-1A-9, Component XA-1A-10, Component XA-1A-11, Component XA-1A-12, Component XA-1A-13, Component XA-1A-14, Component XA-1A-15, Component XA-2FL-1, Component XA-2FL-2, Component XA-2FL-3, Component XA-2-1, Component XA-2-2, Component XA-3-1, Component XA-3-2, Component XA-4-1, Component XA-4-2, Component XA-4-3, Component XA-4-4, Component XA-4-5, Component XA-4-6, Component XA-4-7, Component XA-SB-1, Component XA-SB-2, Component XA-SB-3, Component XA-SB-4, Component XA-SB-5, Component XA-SB-6, Component XA-M, Component XA-J, Component XB, Component XC, Component XD, Component XE, Component XF, Component XG-1, Component XG-2, Component XG-3, Component XH-1, Component XH-2, Component XH-3, Component XJ-1, Component XJ-2, Component XJ-3, Component XK-1, Component XK-2, Component XK-3, Component XL-1, Component XL-2, Component XM-1, Component XM-2, Component XN, Component XO, Component XP, Component XQ-1 and Component XQ-2.

                  (ii) With respect to any Distribution Date after the
            Distribution Date in June 2006 through and including the Distribution Date in December 2006, the sum of the then Component Notional Amounts of Component XA-1-3, Component XA-1-4, Component XA-1-5, Component XA-1A-3, Component XA-1A-4, Component XA-1A-5, Component XA-1A-6, Component XA-1A-7, Component XA-1A-8, Component XA-1A-9, Component XA-1A-10, Component XA-1A-11, Component XA-1A-12, Component XA-1A-13, Component XA-1A-14, Component XA-1A-15, Component XA-2FL-1, Component XA-2FL-2, Component XA-2FL-3, Component XA-2-1, Component XA-2-2, Component XA-3-1, Component XA-3-2, Component XA-4-1, Component XA-4-2, Component XA-4-3, Component XA-4-4, Component XA-4-5, Component XA-4-6, Component XA-4-7, Component XA-SB-1, Component XA-SB-2, Component XA-SB-3, Component XA-SB-4, Component XA-SB-5, Component XA-SB-6, Component XA-M, Component XA-J, Component XB, Component XC, Component XD, Component XE, Component XF, Component XG-1, Component XG-2, Component XG-3, Component XH-1, Component XH-2, Component XH-3, Component XJ-1, Component XJ-2, Component XJ-3, Component XK-1, Component XK-2, Component XK-3, Component XL-1, Component XL-2, Component XM-1, Component XM-2, Component XN, Component XO, Component XP, Component XQ-1 and Component XQ-2.

                  (iii) With respect to any Distribution Date after the
            Distribution Date in December 2006 through and including the Distribution Date in June 2007, the sum of the then Component Notional Amounts of Component XA-1-4, Component XA-1-5, Component XA-1A-4, Component XA-1A-5, Component XA-1A-6, Component XA-1A-7, Component XA-1A-8, Component XA-1A-9, Component XA-1A-10, Component XA-1A-11, Component XA-1A-12, Component XA-1A-13, Component XA-1A-14, Component XA-1A-15, Component XA-2FL-1, Component XA-2FL-2, Component XA-2FL-3, Component XA-2-1, Component XA-2-2, Component XA-3-1, Component XA-3-2, Component XA-4-1, Component XA-4-2, Component XA-4-3, Component XA-4-4, Component XA-4-5, Component XA-4-6, Component XA-4-7, Component XA-SB-1, Component XA-SB-2, Component XA-SB-3, Component XA-SB-4, Component XA-SB-5, Component XA-SB-6, Component XA-M, Component XA-J, Component XB, Component XC, Component XD, Component XE, Component XF, Component XG-1, Component XG-2, Component XG-3, Component XH-1, Component XH-2, Component XH-3, Component XJ-1, Component XJ-2, Component XJ-3, Component XK-1, Component XK-2, Component XK-3, Component XL-1, Component XL-2, Component XM-1, Component XM-2, Component XN, Component XO, Component XP, Component XQ-1 and Component XQ-2.

                  (iv) With respect to any Distribution Date after the
            Distribution Date in June 2007 through and including the Distribution Date in December 2007, the sum of the then Component Notional Amounts of Component XA-1-5, Component XA-1A-5, Component XA-1A-6, Component XA-1A-7, Component XA-1A-8, Component XA-1A-9, Component XA-1A-10, Component XA-1A-11, Component XA-1A-12, Component XA-1A-13, Component XA-1A-14, Component XA-1A-15, Component XA-2FL-1, Component XA-2FL-2, Component XA-2FL-3, Component XA-2-1, Component XA-2-2, Component XA-3-1, Component XA-3-2, Component XA-4-1, Component XA-4-2, Component XA-4-3, Component XA-4-4, Component XA-4-5, Component XA-4-6, Component XA-4-7, Component XA-SB-1, Component XA-SB-2, Component XA-SB-3, Component XA-SB-4, Component XA-SB-5, Component XA-SB-6, Component XA-M, Component XA-J, Component XB, Component XC, Component XD, Component XE, Component XF, Component XG-1, Component XG-2, Component XG-3, Component XH-1, Component XH-2, Component XH-3, Component XJ-1, Component XJ-2, Component XJ-3, Component XK-1, Component XK-2, Component XK-3, Component XL-1, Component XL-2, Component XM-1, Component XM-2, Component XN, Component XO, Component XP and Component XQ-2.

                  (v) With respect to any Distribution Date after the
            Distribution Date in December 2007 through and including the Distribution Date in June 2008, the sum of the then Component Notional Amounts of Component XA-1A-6, Component XA-1A-7, Component XA-1A-8, Component XA-1A-9, Component XA-1A-10, Component XA-1A-11, Component XA-1A-12, Component XA-1A-13, Component XA-1A-14, Component XA-1A-15, Component XA-2FL-2, Component XA-2FL-3, Component XA-2-1, Component XA-2-2, Component XA-3-1, Component XA-3-2, Component XA-4-1, Component XA-4-2, Component XA-4-3, Component XA-4-4, Component XA-4-5, Component XA-4-6, Component XA-4-7, Component XA-SB-1, Component XA-SB-2, Component XA-SB-3, Component XA-SB-4, Component XA-SB-5, Component XA-SB-6, Component XA-M, Component XA-J, Component XB, Component XC, Component XD, Component XE, Component XF, Component XG-1, Component XG-2, Component XG-3, Component XH-1, Component XH-2, Component XH-3, Component XJ-1, Component XJ-2, Component XJ-3, Component XK-1, Component XK-2, Component XK-3, Component XL-1, Component XL-2 and Component XM-2.

                  (vi) With respect to any Distribution Date after the
            Distribution Date in June 2008 through and including the Distribution Date in December 2008, the sum of the then Component Notional Amounts of Component XA-1A-7, Component XA-1A-8, Component XA-1A-9, Component XA-1A-10, Component XA-1A-11, Component XA-1A-12, Component XA-1A-13, Component XA-1A-14, Component XA-1A-15, Component XA-2FL-3, Component XA-2-1, Component XA-2-2, Component XA-3-1, Component XA-3-2, Component XA-4-1, Component XA-4-2, Component XA-4-3, Component XA-4-4, Component XA-4-5, Component XA-4-6, Component XA-4-7, Component XA-SB-1, Component XA-SB-2, Component XA-SB-3, Component XA-SB-4, Component XA-SB-5, Component XA-SB-6, Component XA-M, Component XA-J, Component XB, Component XC, Component XD, Component XE, Component XF, Component XG-1, Component XG-2, Component XG-3, Component XH-1, Component XH-2, Component XH-3, Component XJ-1, Component XJ-2, Component XJ-3, Component XK-1, Component XK-2, Component XK-3 and Component XL-2.

                  (vii) With respect to any Distribution Date after the
            Distribution Date in December 2008 through and including the Distribution Date in June 2009, the sum of the then Component Notional Amounts of Component XA-1A-8, Component XA-1A-9, Component XA-1A-10, Component XA-1A-11, Component XA-1A-12, Component XA-1A-13, Component XA-1A-14, Component XA-1A-15, Component XA-2-2, Component XA-3-1, Component XA-3-2, Component XA-4-1, Component XA-4-2, Component XA-4-3, Component XA-4-4, Component XA-4-5, Component XA-4-6, Component XA-4-7, Component XA-SB-1, Component XA-SB-2, Component XA-SB-3, Component XA-SB-4, Component XA-SB-5, Component XA-SB-6, Component XA-M, Component XA-J, Component XB, Component XC, Component XD, Component XE, Component XF, Component XG-1, Component XG-2, Component XG-3, Component XH-1, Component XH-2, Component XH-3, Component XJ-1, Component XJ-2, Component XJ-3, Component XK-2 and Component XK-3.

                  (viii) With respect to any Distribution Date after the
            Distribution Date in June 2009 through and including the Distribution Date in December 2009, the sum of the then Component Notional Amounts of Component XA-1A-9, Component XA-1A-10, Component XA-1A-11, Component XA-1A-12, Component XA-1A-13, Component XA-1A-14, Component XA-1A-15, Component XA-3-2, Component XA-4-1, Component XA-4-2, Component XA-4-3, Component XA-4-4, Component XA-4-5, Component XA-4-6, Component XA-4-7, Component XA-SB-1, Component XA-SB-2, Component XA-SB-3, Component XA-SB-4, Component XA-SB-5, Component XA-SB-6, Component XA-M, Component XA-J, Component XB, Component XC, Component XD, Component XE, Component XF, Component XG-1, Component XG-2, Component XG-3, Component XH-1, Component XH-2, Component XH-3, Component XJ-1, Component XJ-2, Component XJ-3 and Component XK-3.

                  (ix) With respect to any Distribution Date after the
            Distribution Date in December 2009 through and including the Distribution Date in June 2010, the sum of the then Component Notional Amounts of Component XA-1A-10, Component XA-1A-11, Component XA-1A-12, Component XA-1A-13, Component XA-1A-14, Component XA-1A-15, Component XA-4-2, Component XA-4-3, Component XA-4-4, Component XA-4-5, Component XA-4-6, Component XA-4-7, Component XA-SB-1, Component XA-SB-2, Component XA-SB-3, Component XA-SB-4, Component XA-SB-5, Component XA-SB-6, Component XA-M, Component XA-J, Component XB, Component XC, Component XD, Component XE, Component XF, Component XG-1, Component XG-2, Component XG-3, Component XH-1, Component XH-2, Component XH-3, Component XJ-2 and Component XJ-3.

                  (x) With respect to any Distribution Date after the
            Distribution Date in June 2010 through and including the Distribution Date in December 2010, the sum of the then Component Notional Amounts of Component XA-1A-11, Component XA-1A-12, Component XA-1A-13, Component XA-1A-14, Component XA-1A-15, Component XA-4-3, Component XA-4-4, Component XA-4-5, Component XA-4-6, Component XA-4-7, Component XA-SB-2, Component XA-SB-3, Component XA-SB-4, Component XA-SB-5, Component XA-SB-6, Component XA-M, Component XA-J, Component XB, Component XC, Component XD, Component XE, Component XF, Component XG-2, Component XG-3, Component XH-1, Component XH-2, Component XH-3 and Component XJ-3.

                  (xi) With respect to any Distribution Date after the
            Distribution Date in December 2010 through and including the Distribution Date in June 2011, the sum of the then Component Notional Amounts of Component XA-1A-12, Component XA-1A-13, Component XA-1A-14, Component XA-1A-15, Component XA-4-4, Component XA-4-5, Component XA-4-6, Component XA-4-7, Component XA-SB-3, Component XA-SB-4, Component XA-SB-5, Component XA-SB-6, Component XA-M, Component XA-J, Component XB, Component XC, Component XD, Component XE, Component XF, Component XG-1, Component XG-2, Component XG-3, Component XH-2 and Component XH-3.

                  (xii) With respect to any Distribution Date after the
            Distribution Date in June 2011 through and including the Distribution Date in December 2011, the sum of the then Component Notional Amounts of Component XA-1A-13, Component XA-1A-14, Component XA-1A-15, Component XA-4-5, Component XA-4-6, Component XA-4-7, Component XA-SB-4, Component XA-SB-5, Component XA-SB-6, Component XA-M, Component XA-J, Component XB, Component XC, Component XD, Component XE, Component XF, Component XG-1, Component XG-2, Component XG-3 and Component XH-3.

                  (xiii) With respect to any Distribution Date after the
            Distribution Date in December 2011 through and including the Distribution Date in June 2012, the sum of the then Component Notional Amounts of Component XA-1A-14, Component XA-1A-15, Component XA-4-6, Component XA-4-7, Component XA-SB-5, Component XA-SB-6, Component XA-M, Component XA-J, Component XB, Component XC, Component XD, Component XE, Component XF, Component XG-2 and Component XG-3.

                  (xiv) With respect to any Distribution Date after the
            Distribution Date in June 2012 through and including the Distribution Date in December 2012, the sum of the then Component Notional Amounts of Component XA-1A-15, Component XA-4-7, Component XA-SB-6, Component XA-M, Component XA-J, Component XB, Component XC, Component XD, Component XE, Component XF and Component XG-3.

                  (xv) after the Distribution Date in December 2012, $0.

            "Class X-2 Pass-Through Rate": With respect to any Distribution Date, the weighted average of the Class X-2 Strip Rates for the respective Class X-2 Components that are Class X-2 Components which are included for purposes of calculating the Class X-2 Notional Amount for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date).

            "Class X-2 Reference Rate": With respect to any Distribution Date, the rate for such Distribution Date specified in Schedule 3 hereto.

            "Class X-2 Strip Rate": With respect to each Class X-2 Component for any Distribution Date, a rate per annum equal to (i) for any Distribution Date occurring on or before the Class X-2 Termination Date, (A) with respect to Component XA-1A-2, Component XA-1A-3, Component XA-1A-4, Component XA-1A-5, Component XA-1A-6, Component XA-1A-7, Component XA-1A-8, Component XA-1A-9, Component XA-1A-10, Component XA-1A-11, Component XA-1A-12, Component XA-1A-13, Component XA-1A-14 and Component XA-1A-15, the lesser of (1) 0.1230% and (2) the Weighted Average Net Mortgage Rate for such Distribution Date minus the Pass-Through Rate in effect on such Distribution Date for the Class A-1A Certificates, (B) with respect to Component XA-3-1 and Component XA-3-2, the lesser of (1) 0.0960% and (2) the Weighted Average Net Mortgage Rate for such Distribution Date minus the Pass-Through Rate in effect on such Distribution Date for the Class A-3 Certificates, (C) with respect to Component XA-4-1, Component XA-4-2, Component XA-4-3, Component XA-4-4, Component XA-4-5, Component XA-4-6 and Component XA-4-7, the lesser of (1) 0.1250% and (2) the Weighted Average Net Mortgage Rate for such Distribution Date minus the Pass-Through Rate in effect on such Distribution Date for the Class A-4 Certificates, (D) with respect to Component XA-SB-1, Component XA-SB-2, Component XA-SB-3, Component XA-SB-4, Component XA-SB-5 and Component XA-SB-6, the lesser of (1) 0.1350% and (2) the Weighted Average Net Mortgage Rate for such Distribution Date minus the Pass-Through Rate in effect on such Distribution Date for the Class A-SB Certificates, (E) with respect to Component XA-M, the lesser of (1) 0.0830% and (2) the Weighted Average Net Mortgage Rate for such Distribution Date minus the Pass-Through Rate in effect on such Distribution Date for the Class A-M Certificates, (F) with respect to Component XA-J, the lesser of (1) 0.0040% and (2) the Weighted Average Net Mortgage Rate for such Distribution Date minus the Pass-Through Rate in effect on such Distribution Date for the Class A-J Certificates and (G) with respect to each other Class X-2 Component, (1) the lesser of (I) the Weighted Average Net Mortgage Rate for such Distribution Date and (II) the Class X-2 Reference Rate for such Distribution Date, minus (2) the Pass-Through Rate for the Related Certificates (provided, that in no event shall any Class X-2 Strip Rate be less than zero) and (ii) for any Distribution Date occurring after the Class X-2 Termination Date, 0% per annum.

            "Class X-2 Termination Date": The Distribution Date in August 2012.

            "Clearstream": Clearstream Banking, societe anonyme or any successor thereto.

            "Closing Date": December 28, 2005.

            "Closing Date Deposit Amount": $2,389,756.23, representing the aggregate amount of interest that would have accrued at the related Mortgage Rates for the 31-day period ending December 31, 2005, for those Mortgage Loans which do not have their first Monthly Payment due until February 2006.

            "CMSA": The Commercial Mortgage Securities Association, or any successor organization reasonably acceptable to the Trustee, the Master Servicers and the Directing Certificateholder.

            "CMSA Advance Recovery Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Advance Recovery Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Bond Level File": The data file in the "CMSA Bond Level File" format substantially in the form of and containing the information called for therein, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Bond Level File" available as of the Closing Date on the CMSA website, as is reasonably acceptable to the Trustee.

            "CMSA Collateral Summary File": The data file in the "CMSA Collateral Summary File" format substantially in the form of and containing the information called for therein, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Collateral Summary File" available as of the Closing Date on the CMSA website, as is reasonably acceptable to the Trustee and the Master Servicers.

            "CMSA Comparative Financial Status Report": The monthly report in "Comparative Financial Status Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Master Servicers or the Special Servicer, as applicable.

            "CMSA Delinquent Loan Status Report": The monthly report in the "Delinquent Loan Status Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for the form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Master Servicers or the Special Servicer, as applicable.

            "CMSA Financial File": The data file in the "CMSA Financial File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Financial File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Master Servicers or the Special Servicer, as applicable.

            "CMSA Historical Liquidation Report": The monthly report in the "Historical Liquidation File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Master Servicers or the Special Servicer, as applicable.

            "CMSA Historical Loan Modification and Corrected Mortgage Loan Report": The monthly report in the "Historical Loan Modification and Corrected Mortgage Loan Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Master Servicers or the Special Servicer, as applicable.

            "CMSA Investor Reporting Package (IRP)": The collection of reports specified by the CMSA from time to time as the "CMSA Investor Reporting Package." As of the Closing Date, the CMSA IRP contains nine electronic files ((1) CMSA Loan Set up File, (2) CMSA Loan Periodic Update File, (3) CMSA Property File, (4) CMSA Bond Level File, (5) CMSA Collateral Summary File, (6) CMSA Financial File, (7) CMSA Special Servicer Loan File), (8) CMSA Advance Recovery Report and (9) CMSA Realized Loss Report and ten surveillance reports ((1) CMSA Servicer Watch List, (2) CMSA Delinquent Loan Status Report, (3) CMSA REO Status Report, (4) CMSA Comparative Financial Status Report, (5) CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (6) CMSA Historical Liquidation Report, (7) CMSA Operating Statement Analysis Report, (8) CMSA NOI Adjustment Worksheet, (9) CMSA Loan Level Reserve/LOC Report and (10) CMSA Reconciliation of Funds Report). The CMSA IRP shall be substantially in the form of, and containing the information called for in, the downloadable forms of the "CMSA IRP" available as of the Closing Date on the CMSA website, or such other form for the presentation of such information and containing such additional information or reports as may from time to time be approved by the CMSA for commercial mortgage backed securities transaction generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA IRP" available as of the Closing Date on the CMSA website, as is reasonably acceptable to the Master Servicers, the Special Servicer and the Trustee. For the purposes of the production of the CMSA Comparative Financial Status Report by any Master Servicer or the Special Servicer for any such report that is required to state information for any period prior to the Cut-off Date, any Master Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by the Mortgage Loan Sellers or by the related Mortgagor or (x) in the case of such a report produced by any Master Servicer, by the Special Servicer (if other than any Master Servicer or an Affiliate thereof) and (y) in the case of such a report produced by the Special Servicer, by any Master Servicer (if other than the Special Servicer or an Affiliate thereof).

            "CMSA Loan Level Reserve/LOC Report": The monthly report in the "CMSA Loan Level Reserve/LOC Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Level Reserve/LOC Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Master Servicers.

            "CMSA Loan Periodic Update File": The data file in the "CMSA Loan Periodic Update File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Loan Periodic Update File" available as of the Closing Date on the CMSA website, as is reasonably acceptable to the Master Servicers and the Trustee.

            "CMSA Loan Setup File": The data file in the "CMSA Loan Setup File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Loan Setup File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Master Servicers and the Trustee.

            "CMSA NOI Adjustment Worksheet": The worksheet in the "NOI Adjustment Worksheet" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA NOI Adjustment Worksheet" available as of the Closing Date on the CMSA website, is reasonably acceptable to the applicable Master Servicer or the Special Servicer, as the case may be.

            "CMSA Operating Statement Analysis Report": The monthly report in the "Operating Statement Analysis Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Operating Statement Analysis Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the applicable Master Servicer or the Special Servicer, as the case may be.

            "CMSA Property File": The data file in the "CMSA Property File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Property File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the applicable Master Servicer or the Special Servicer, as the case may be.

            "CMSA Reconciliation of Funds Report": The monthly report in the "Reconciliation of Funds" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Reconciliation of Funds" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Trustee.

            "CMSA REO Status Report": The report in the "REO Status Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA REO Status Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the applicable Master Servicer or the Special Servicer, as the case may be.

            "CMSA Servicer Watch List and Portfolio Review Guidelines": As of each Determination Date a report, including and identifying each Non-Specially Serviced Mortgage Loan satisfying the "CMSA Portfolio Review Guidelines" approved from time to time by the CMSA in the "CSMA Master Servicer Watch List" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form (including other portfolio review guidelines) for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Servicer Watch List" available as of the Closing Date on the CMSA website, is reasonably acceptable to the applicable Master Servicer.

            "CMSA Special Servicer Loan File": The data file in the "CMSA Special Servicer Loan File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Special Servicer Loan File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Special Servicer.

            "Code": The Internal Revenue Code of 1986, as amended from time to time, and applicable final or temporary regulations of the U.S. Department of the Treasury issued pursuant thereto.

            "Collateral Support Deficit": As defined in Section 4.04.

            "Commission": The Securities and Exchange Commission.

            "Companion Distribution Account": Either of the Group A Companion Distribution Account or the Group B Companion Distribution Account, as the context requires.

            "Companion Holder": Each of the holders of the related Companion Loans.

            "Companion Loan": Each of the Companion Loans as defined in the Preliminary Statement.

            "Companion Paying Agent": Either of the Group A Companion Paying Agent or the Group B Companion Paying Agent in its role as a Companion Paying Agent appointed pursuant to Section 3.30.

            "Companion Register": The register maintained by the Companion Paying Agent pursuant to Section 3.31.

            "Compensating Interest Payments": With respect to each Mortgage Loan (or REO Loan), an amount as of any Distribution Date equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Specially Serviced Mortgage Loan or a Mortgage Loan on which the Special Servicer allowed a prepayment on a date other than the applicable Due
Date) and (ii) the aggregate of (A) that portion of the applicable Master Servicer's Servicing Fees for such Distribution Date that is, in the case of each and every Mortgage Loan and REO Loan for which such Servicing Fees are being paid for such Due Period, calculated at 0.005% per annum, and (B) all Prepayment Interest Excesses with respect to the applicable Master Servicer received in respect of the Mortgage Loans for the related Distribution Date and
(C) to the extent earned solely on principal prepayments, Net Investment Earnings received by the applicable Master Servicer during such Due Period with respect to the Mortgage Loans and related Companion Loan related to such Prepayment Interest Shortfalls. However, if a Prepayment Interest Shortfall occurs as a result of the applicable Master Servicer's allowing the related Mortgagor to deviate from the terms of the related Mortgage Loan documents regarding Principal Prepayments (other than (X) subsequent to a default under the related Mortgage Loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder), then, for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the amount in clause (ii) above shall be the aggregate of (1) all Servicing Fees with respect to the applicable Master Servicer for such Due Period, (2) all Prepayment Interest Excesses with respect to the applicable Master Servicer and (3) to the extent earned solely on Principal Prepayments, Net Investment Earnings received by the applicable Master Servicer during such Due Period with respect to the Mortgage Loan subject to such Principal Prepayment. In no event will the rights of the Certificateholders to offset the aggregate Prepayment Interest Shortfalls be cumulative.

            "Component": Each of Component XA-1-1, Component XA-1-2, Component XA-1-3, Component XA-1-4, Component XA-1-5, Component XA-1A-1, Component XA-1A-2, Component XA-1A-3, Component XA-1A-4, Component XA-1A-5, Component XA-1A-6, Component XA-1A-7, Component XA-1A-8, Component XA-1A-9, Component XA-1A-10, Component XA-1A-11, Component XA-1A-12, Component XA-1A-13, Component XA-1A-14, Component XA-1A-15, Component XA-2FL-1, Component XA-2FL-2, Component XA-2FL-3, Component XA-2-1, Component XA-2-2, Component XA-3-1, Component XA-3-2, Component XA-4-1, Component XA-4-2, Component XA-4-3, Component XA-4-4, Component XA-4-5, Component XA-4-6, Component XA-4-7, Component XA-SB-1, Component XA-SB-2, Component XA-SB-3, Component XA-SB-4, Component XA-SB-5, Component XA-SB-6, Component XA-M, Component XA-J, Component XB, Component XC, Component XD, Component XE, Component XF, Component XG-1, Component XG-2, Component XG-3, Component XH-1, Component XH-2, Component XH-3, Component XJ-1, Component XJ-2, Component XJ-3, Component XK-1, Component XK-2, Component XK-3, Component XL-1, Component XL-2, Component XM-1, Component XM-2, Component XN, Component XO, Component XP, Component XQ-1 and Component XQ-2, Component LHG-1, Component LHG-2, Component LHG-3, Component LHG-4, Component LHG-5 and Component LHG-X and Component XNR.

            "Component Notional Amount": With respect to each Component and any date of determination, an amount equal to the then Lower-Tier Principal Amount of its Related Uncertificated Lower-Tier Interest.

            "Component XA-1-1": One of the 69 components of the Class X-1 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-1 Uncertificated Interest as of any date of determination.

            "Component XA-1-2": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-2 Uncertificated Interest as of any date of determination.

            "Component XA-1-3": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-3 Uncertificated Interest as of any date of determination.

            "Component XA-1-4": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-4 Uncertificated Interest as of any date of determination.

            "Component XA-1-5": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-5 Uncertificated Interest as of any date of determination.

            "Component XA-1A-1": One of the 69 components of the Class X-1 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1A-1 Uncertificated Interest as of any date of determination.

            "Component XA-1A-2": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1A-2 Uncertificated Interest as of any date of determination.

            "Component XA-1A-3": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1A-3 Uncertificated Interest as of any date of determination.

            "Component XA-1A-4": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1A-4 Uncertificated Interest as of any date of determination.

            "Component XA-1A-5": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1A-5 Uncertificated Interest as of any date of determination.

            "Component XA-1A-6": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1A-6 Uncertificated Interest as of any date of determination.

            "Component XA-1A-7": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1A-7 Uncertificated Interest as of any date of determination.

            "Component XA-1A-8": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1A-8 Uncertificated Interest as of any date of determination.

            "Component XA-1A-9": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1A-9 Uncertificated Interest as of any date of determination.

            "Component XA-1A-10": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1A-10 Uncertificated Interest as of any date of determination.

            "Component XA-1A-11": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1A-11 Uncertificated Interest as of any date of determination.

            "Component XA-1A-12": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1A-12 Uncertificated Interest as of any date of determination.

            "Component XA-1A-13": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1A-13 Uncertificated Interest as of any date of determination.

            "Component XA-1A-14": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1A-14 Uncertificated Interest as of any date of determination.

            "Component XA-1A-15": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1A-15 Uncertificated Interest as of any date of determination.

            "Component XA-2FL-1": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2FL-1 Uncertificated Interest as of any date of determination.

            "Component XA-2FL-2": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2FL-2 Uncertificated Interest as of any date of determination.

            "Component XA-2FL-3": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2FL-3 Uncertificated Interest as of any date of determination.

            "Component XA-2-1": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2-1 Uncertificated Interest as of any date of determination.

            "Component XA-2-2": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the current Lower-Tier Principal Amount of the Class LA-2-2 Uncertificated Interest as of any date of determination.

            "Component XA-3-1": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-3-1 Uncertificated Interest as of any date of determination.

            "Component XA-3-2": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-3-2 Uncertificated Interest as of any date of determination.

            "Component XA-4-1": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-4-1 Uncertificated Interest as of any date of determination.

            "Component XA-4-2": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-4-2 Uncertificated Interest as of any date of determination.

            "Component XA-4-3": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-4-3 Uncertificated Interest as of any date of determination.

            "Component XA-4-4": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-4-4 Uncertificated Interest as of any date of determination.

            "Component XA-4-5": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-4-5 Uncertificated Interest as of any date of determination.

            "Component XA-4-6": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-4-6 Uncertificated Interest as of any date of determination.

            "Component XA-4-7": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-4-7 Uncertificated Interest as of any date of determination.

            "Component XA-J": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-J Uncertificated Interest as of any date of determination.

            "Component XA-M": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-M Uncertificated Interest as of any date of determination.

            "Component XA-SB-1": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-SB-1 Uncertificated Interest as of any date of determination.

            "Component XA-SB-2": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-SB-2 Uncertificated Interest as of any date of determination.

            "Component XA-SB-3": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-SB-3 Uncertificated Interest as of any date of determination.

            "Component XA-SB-4": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-SB-4 Uncertificated Interest as of any date of determination.

            "Component XA-SB-5": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-SB-5 Uncertificated Interest as of any date of determination.

            "Component XA-SB-6": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-SB-6 Uncertificated Interest as of any date of determination.

            "Component XB": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LB Uncertificated Interest as of any date of determination.

            "Component XC": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LC Uncertificated Interest as of any date of determination.

            "Component XD": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LD Uncertificated Interest as of any date of determination.

            "Component XE": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LE Uncertificated Interest as of any date of determination.

            "Component XF": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LF Uncertificated Interest as of any date of determination.

            "Component XG-1": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the current Lower-Tier Principal Amount of the Class LG-1 Uncertificated Interest as of any date of determination.

            "Component XG-2": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the current Lower-Tier Principal Amount of the Class LG-2 Uncertificated Interest as of any date of determination.

            "Component XG-3": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the current Lower-Tier Principal Amount of the Class LG-3 Uncertificated Interest as of any date of determination.

            "Component XH-1": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the current Lower-Tier Principal Amount of the Class LH-1 Uncertificated Interest as of any date of determination.

            "Component XH-2": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the current Lower-Tier Principal Amount of the Class LH-2 Uncertificated Interest as of any date of determination.

            "Component XH-3": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the current Lower-Tier Principal Amount of the Class LH-3 Uncertificated Interest as of any date of determination.

            "Component XJ-1": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LJ-1 Uncertificated Interest as of any date of determination.

            "Component XJ-2": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LJ-2 Uncertificated Interest as of any date of determination.

            "Component XJ-3": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LJ-3 Uncertificated Interest as of any date of determination.

            "Component XK-1": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LK-1 Uncertificated Interest as of any date of determination.

            "Component XK-2": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LK-2 Uncertificated Interest as of any date of determination.

            "Component XK-3": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LK-3 Uncertificated Interest as of any date of determination.

            "Component XL-1": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LL-1 Uncertificated Interest as of any date of determination.

            "Component XL-2": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LL-2 Uncertificated Interest as of any date of determination.

            "Component XM-1": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the current Lower-Tier Principal Amount of the Class LM-1 Uncertificated Interest as of any date of determination.

            "Component XM-2": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the current Lower-Tier Principal Amount of the Class LM-2 Uncertificated Interest as of any date of determination.

            "Component XN": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the current Lower-Tier Principal Amount of the Class LN Uncertificated Interest as of any date of determination.

            "Component XNR": One of the 69 components of the Class X-1 Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LNR Uncertificated Interest as of any date of determination.

            "Component XO": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the current Lower-Tier Principal Amount of the Class LO Uncertificated Interest as of any date of determination.

            "Component XP": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the current Lower-Tier Principal Amount of the Class LP Uncertificated Interest as of any date of determination.

            "Component XQ-1": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the current Lower-Tier Principal Amount of the Class LQ-1 Uncertificated Interest as of any date of determination.

            "Component XQ-2": One of the 69 components of the Class X-1 Certificates and one of the 66 components of the Class X-2 Certificates having a Component Notional Amount equal to the current Lower-Tier Principal Amount of the Class LQ-2 Uncertificated Interest as of any date of determination.

            "Control Appraisal Event": With respect to any AB Mortgage Loan and the Houston Galleria Whole Loan, shall have the meaning assigned to such term, or any similar term, in the related Intercreditor Agreement.

            "Controlling Class": As of any date of determination, the most subordinate Class of Regular Certificates (other than the Class X Certificates) then outstanding that has a then aggregate Certificate Balance at least equal to 25% of the Original Certificate Balance of such Class of Certificates. As of the Closing Date, the Controlling Class will be the Class NR Certificates.

            "Controlling Class Certificateholder's Option Period": As defined in
Section 3.18(a)(ii).

            "Controlling Class Certificateholders": Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified by the Certificate Registrar to the Trustee from time to time by such Holder (or Certificate Owner).

            "Controlling Class Option Holder": As defined in Section 3.18(a)(i).

            "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services Group, J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 (telephone number (312) 904-1487).

            "Corrected Mortgage Loan": Any Specially Serviced Mortgage Loan that has become current and remained current for three consecutive Monthly Payments (for such purposes taking into account any modification or amendment of such Mortgage Loan or Companion Loan, whether by a consensual modification or in connection with a bankruptcy, insolvency or similar proceeding involving the Mortgagor), and (provided, that no additional default is foreseeable in the reasonable judgment of the Special Servicer and no other event or circumstance exists that causes such Mortgage Loan or Companion Loan to otherwise constitute a Specially Serviced Mortgage Loan) the servicing of which the Special Servicer has returned to the applicable Master Servicer pursuant to Section 3.21(a).

            "Crossed Group": With respect to any Mortgage Loan, such Mortgage Loan and all other Mortgage Loans that are cross-collateralized and cross-defaulted with such Mortgage Loan.

            "Crossed Loan": A Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Mortgage Loans.

            "Crossed Loan Repurchase Criteria": (i) The weighted average Debt Service Coverage Ratio for all remaining related Crossed Loans for the four most recent calendar quarters preceding the repurchase or substitution shall not be less than the greater of (a) the Debt Service Coverage Ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four most recent calendar quarters preceding the repurchase or substitution, and (b) 1.25x, (ii) the weighted average LTV Ratio for all remaining related Crossed Loans determined as of the Cut-off Date based upon an Appraisal obtained by the Special Servicer at the expense of the related Mortgage Loan Seller shall not be greater than the lesser of (a) the weighted average LTV Ratio for all such related Crossed Loans, including the affected Crossed Loan, determined as of the Cut-off Date based upon an Appraisal obtained by the Special Servicer at the expense of the related Mortgage Loan Seller and (b) 75%, (iii) the Mortgage Loan Seller, at its expense, shall have furnished the Trustee with an Opinion of Counsel that any modification relating to the repurchase or substitution of a Crossed Loan shall not cause an Adverse REMIC Event, (iv) the related Mortgage Loan Seller either (A) causes the affected Crossed Loans to become not cross-collateralized and cross-defaulted with the remaining related Crossed Loans prior to such repurchase or substitution or (B) otherwise forbears from exercising enforcement rights against the Primary Collateral of any Crossed Loan remaining in the Trust Fund and (v) the Directing Certificateholder shall have consented to the repurchase or substitution of the affected Crossed Loan, which consent shall not be unreasonably withheld.

            "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, any of the Mortgage Loan Sellers or an Affiliate of any of them. The Trustee shall be the initial Custodian.

            "Cut-off Date": With respect to each Mortgage Loan, the related Due Date of the Mortgage Loan in December 2005, or, with respect to each Mortgage Loan that has its first Due Date in January 2006 or February 2006, the later of December 1, 2005 and the origination date of such Mortgage Loan.

            "Cut-off Date Principal Balance": With respect to any Mortgage Loan or Companion Loan, the outstanding principal balance of such Mortgage Loan or Companion Loan, as the case may be, as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

            "Debt Service Coverage Ratio": With respect to any Mortgage Loan for any twelve month period covered by an annual operating statement for the related Mortgaged Property, the ratio of (i) Net Operating Income produced by the related Mortgaged Property during such period to (ii) the aggregate amount of Monthly Payments (other than any Balloon Payment) due under such Mortgage Loan during such period; provided, that with respect to the Mortgage Loans indicated on Schedule 2, which pay interest only for a specified period of time set forth in the related Mortgage Loan documents and then pay principal and interest, the related Monthly Payment will be calculated (for purposes of this definition only) to include interest and principal (based on the remaining amortization term indicated in the Mortgage Loan Schedule).

            "Default Interest": With respect to any Mortgage Loan or Companion Loan, all interest accrued in respect of such Mortgage Loan or Companion Loan during such Due Period provided for in the related Mortgage Note or Mortgage as a result of a default (exclusive of late payment charges) that is in excess of interest at the related Mortgage Rate accrued on the unpaid principal balance of such Mortgage Loan or Companion Loan outstanding from time to time.

            "Defaulted Mortgage Loan": A Mortgage Loan (i) that is delinquent at least sixty days in respect of its Monthly Payments or more than thirty days (or sixty days with respect to the circumstances described in clause (ii) of the definition of Servicing Transfer Event) delinquent in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the applicable Master Servicer or Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note. For the avoidance of doubt, a defaulted Companion Loan does not constitute a "Defaulted Mortgage Loan".

            "Defaulting Party": As defined in Section 7.01(b).

            "Defeasance Accounts": As defined in Section 3.20(k).

            "Defect": As defined in Section 2.02(f).

            "Deficient Valuation": With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

            "Definitive Certificate": Any Certificate in definitive, fully registered form without interest coupons.

            "Denomination": As defined in Section 5.01(a).

            "Depositor": J.P. Morgan Chase Commercial Mortgage Securities Corp., a Delaware corporation, or its successor in interest.

            "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

            "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Depository Rules": As defined in Section 5.02(b).

            "Determination Date": With respect to any Distribution Date, the fourth Business Day preceding such Distribution Date.

            "Determination Information": As defined in Section 3.18(a)(i).

            "Directing Certificateholder": The Controlling Class Certificateholder (or a representative thereof identified to the Master Servicers, the Special Servicer and the Trustee) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder which will initially be American Capital Strategies, Ltd.; provided, further, that, as used in this Agreement, except for Sections 2.02, 3.18, 3.20(a) and 3.20(h) and the definition of "Houston Galleria Controlling Holder", with respect to the Brookdale Office Portfolio Loan Pair, the Houston Galleria Whole Loan and the Jordan Creek Loan Pair, so long as no Control Appraisal Event exists with respect to the related Whole Loan, the Directing Certificateholder, solely with respect to the related Whole Loan, shall be the related Companion Holder or Houston Galleria Controlling Holder, as applicable.

            "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, that are not customarily provided to tenants in connection with the rental of space "for occupancy only" within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the use of such REO Property in a trade or business conducted by the Trust Fund or on behalf of a Companion Holder or the performance of any construction work on the REO Property (other than the completion of a building or improvement, where more than 10% of the construction of such building or improvement was completed before default became imminent), other than through an Independent Contractor; provided, however, that an REO Property shall not be considered to be Directly Operated solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations
Section 1.856-4(b)(5)(ii).

            "Disqualified Organization": Any of (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit),
(ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel as provided to the Trustee (at no expense to the Trustee) that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code or successor provisions.

            "Distributable Certificate Interest": With respect to any Distribution Date, (A) as to any Class of Regular Certificates (other than the Class A-2FL Certificates) and the Class A-2FL Regular Interest, the Accrued Certificate Interest in respect of such Class of Regular Certificates or the Class A-2FL Regular Interest, as applicable, for such Distribution Date, reduced (to not less than zero) by any allocations to such Class of Certificates (other than in the case of the Class X Certificates) or the Class A-2FL Regular Interest, as applicable, of (i) the product of (a) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (b) a fraction, expressed as a decimal, the numerator of which is the Accrued Certificate Interest in respect of such Class of Certificates or the Class A-2FL Regular Interest, as applicable, for such Distribution Date, and the denominator of which is the aggregate Accrued Certificate Interest in respect of all the Classes of Regular Certificates (other than the Class A-2FL Certificates and the Class X Certificates) and the Class A-2FL Regular Interest for such Distribution Date, and (ii) any Certificate Deferred Interest for such Distribution Date allocated to such Class of Certificates or the Class A-2FL Regular Interest, as applicable, pursuant to Section 4.06(a) and (B) with respect to any Class of the Class HG Certificates, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by
(i) any allocations, if any, of the Net Aggregate Prepayment Interest Shortfall with respect to the Houston Galleria Trust Subordinate Companion Loan for such Distribution Date allocated to such Class of Certificates as set forth below, and (ii) any Certificate Deferred Interest for such Distribution Date allocated to such Class pursuant to Section 4.06(a). The Net Aggregate Prepayment Interest Shortfall for the Houston Galleria Trust Subordinate Companion Loan, if any, for each Distribution Date shall be allocated, up to an amount equal to the lesser of (i) any such Net Aggregate Prepayment Interest Shortfall and (ii) any Accrued Certificate Interest in respect of the particular Class of related Certificates for such Distribution Date, first, to the Class HG-5 Certificates, then to the Class HG-4 Certificates, then to the Class HG-3 Certificates, then to the Class HG-2 Certificates and then to the Class HG-1 Certificates.

            "Distribution Accounts": Collectively, the Upper-Tier Distribution Account, the Lower-Tier Distribution Account, the Floating Rate Account and the Excess Interest Distribution Account, all of which may be subaccounts of a single Eligible Account.

            "Distribution Date": The 15th day of each month, or, if such 15th day is not a Business Day, on the next succeeding Business Day, beginning in January 2006.

            "DTC": As defined in Section 5.03(d).

            "Due Date": With respect to (i) any Mortgage Loan or Companion Loan, on or prior to its Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment thereon is scheduled to be first due, (ii) any Mortgage Loan or Companion Loan after the Maturity Date therefor, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan or Companion Loan had been scheduled to be first due, and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan or Companion Loan had been scheduled to be first due.

            "Due Period": With respect to any Distribution Date and any Mortgage Loan or Companion Loan, the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan or Companion Loan occurring in the month preceding the month in which such Distribution Date occurs and ending on and including the Due Date for such Mortgage Loan or Companion Loan occurring in the month in which such Distribution Date occurs; provided, that the first Due Period with respect to Mortgage Loans with their first Due Date in January 2006 or February 2006 shall begin on the Cut-off Date of such Mortgage Loan. Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a Business Day, any payments received with respect to the Mortgage Loans or Companion Loan relating to such Due Period on the Business Day immediately following such day shall be deemed to have been received during such Due Period and not during any other Due Period.

            "Eligible Account": Either (i) a segregated account or accounts maintained with a federal or state chartered depository institution or trust company (including the Trustee), (A) the long-term unsecured debt obligations of which are rated at least "A+" by S&P, if the deposits are to be held in such account for 30 days or more, and the short-term debt obligations of which have a short-term rating of not less than "A-1" by S&P, if the deposits are to be held in such account for less than 30 days, (B) the long-term unsecured debt obligations of which are rated at least "Aa3" by Moody's, if the deposits are to be held in such account for 30 days or more, and the short-term debt obligations of which have a short-term rating of not less than "P-1" from Moody's, if the deposits are to be held in such account for less than 30 days, (C) a segregated account or accounts maintained with PNC Bank, National Association so long as PNC Bank, National Association (1) has a long-term unsecured debt rating of at least "A1" (if the deposits are to be held in the account for more than 30 days) and a short-term rating of at least "P-1" (if the deposits are to be held in the account for 30 days or less) from Moody's, (2) has a long-term unsecured debt rating of at least "A" (if the deposits are to be held in the account for 30 days or more) and a short-term deposit or short-term unsecured debt rating of at least "A-1" (if the deposits are to be held in the account for less than 30 days) from S&P or (3) has a long-term unsecured debt rating of at least "A" (if the deposits are to be held in the account for more than 30 days) and a short-term deposit or short-term unsecured debt rating of at least "F-1" (if the deposits are to be held in the account for 30 days or less) from Fitch or (D) such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then current rating assigned to any of the Certificates will not be qualified, downgraded or withdrawn by reason thereof, or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company that, in either case, has corporate trust powers, acting in its fiduciary capacity, the long-term deposit or unsecured debt obligations of which, or if it is the wholly-owned subsidiary of an entity the long-term deposit or unsecured obligations of which, are rated at least "Baa3" by Moody's; provided, that any state chartered depository institution or trust company is subject to regulation regarding fiduciary funds substantially similar to 12 C.F.R. ss. 9.10(b). Eligible Accounts may bear interest. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other similar instrument.

            "Eligible Investor": Either (i) a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (ii) an Institutional Accredited Investor.

            "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, the American Society of Testing Materials Standard Sections 1527-99 or any successor thereto published by the American Society of Testing Materials.

            "Environmental Indemnity Agreement": With respect to any Mortgage Loan, any agreement between the Mortgagor (or a guarantor thereof) and the originator of such Mortgage Loan relating to the Mortgagor's obligation to remediate or monitor or indemnify for any environmental problems relating to the related Mortgaged Property.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Prohibited Holder": As defined in Section 5.02(c)(i)(A).

            "ERISA Restricted Certificate": Any Class L, Class M, Class N, Class O, Class P, Class Q, Class NR, Class HG-1, Class HG-2, Class HG-3, Class HG-4, Class HG-5 or Class HG-X Certificate; provided, that any such Certificate: (a) will cease to be considered an ERISA Restricted Certificate and (b) will cease to be subject to the transfer restrictions contained in Section 5.02(c) if, as of the date of a proposed transfer of such Certificate, either (i) it is rated in one of the four highest generic ratings categories by a Rating Agency or (ii) relevant provisions of ERISA would permit the transfer of such Certificate to a Plan.

            "Escrow Payment": Any payment received by any Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground lease rents and similar items in respect of the related Mortgaged Property, including amounts for deposit to any reserve account.

            "Euroclear": Euroclear Bank societe anonyme or any successor thereto.

            "Eurohypo": Eurohypo AG, New York Branch, a German banking corporation, or its successor in interest.

            "Event of Default": One or more of the events described in Section 7.01(a).

            "Excess Interest": With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, interest accrued on such Mortgage Loan after the Anticipated Repayment Date allocable to the Excess Rate, including all interest accrued thereon. The Excess Interest shall not be an asset of either the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

            "Excess Interest Distribution Account": The trust account or accounts created and maintained as a separate account or accounts (or as a subaccount of the Distribution Account) by the Trustee pursuant to Section 3.04(c), which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5, Excess Interest Distribution Account," and which must be an Eligible Account (or a subaccount of an Eligible Account). The Excess Interest Distribution Account shall not be an asset of either the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

            "Excess Rate": With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, the excess of (i) the applicable Revised Rate over (ii) the applicable Mortgage Rate, each as set forth in the Mortgage Loan Schedule.

            "Exchange Act": The Securities Exchange Act of 1934, as amended from time to time.

            "Fannie Mae": Federal National Mortgage Association or any successor thereto.

            "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

            "Final Recovery Determination": A reasonable determination by the Special Servicer, in consultation with the Directing Certificateholder, with respect to any Defaulted Mortgage Loan or Corrected Mortgage Loan (and if applicable, any defaulted Companion Loan) or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased by any of the Mortgage Loan Sellers pursuant to Section 6 of the applicable Mortgage Loan Purchase Agreement, the Controlling Class Option Holder, the applicable Companion Holder or the Special Servicer pursuant to Section 3.18(b) or the Houston Galleria Controlling Holder pursuant to Sections 3.18(f) and 3.18(g), a Companion Holder pursuant to Section 3.18(d), any mezzanine lender pursuant to
Section 3.18(e) or the applicable Master Servicer, Special Servicer, the Holders of the Controlling Class, or the Holders of the Class LR Certificates pursuant to Section 9.01) that there has been a recovery of all Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenue and other payments or recoveries that, in the Special Servicer's judgment, which judgment was exercised without regard to any obligation of the Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will ultimately be recoverable.

            "FIRREA": The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as it may be amended from time to time.

            "Fitch": Fitch, Inc., and its successor in interest. If neither Fitch nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicers and the Special Servicer, and specific ratings of Fitch herein referred shall be deemed to refer to the equivalent ratings of the party so designated.

            "Floating Rate Account": The trust account or accounts created and maintained as a separate account or accounts (or as a subaccount of the Distribution Account) by the Trustee pursuant to Section 3.04(b), which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass Through Certificates, Series 2005-LDP5 Class A-2FL Certificates, Floating Rate Account," and which must be an Eligible Account (or a subaccount of an Eligible Account). The Floating Rate Account shall not be an asset of either the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

            "Freddie Mac": Federal Home Loan Mortgage Corporation or any successor thereto.

            "Gain-on-Sale Proceeds": With respect to any Mortgage Loan the excess of (i) Liquidation Proceeds of the Mortgage Loan or related REO Property net of any related Liquidation Expenses, unreimbursed Advances, Liquidation Fees, unreimbursed interest on Advances, unpaid Servicing Fees, and unpaid Special Servicing Fees and additional Trust Fund expenses over (ii) the Purchase Price for such Mortgage Loan on the date on which such Liquidation Proceeds were received.

            "Gain-on-Sale Reserve Account": A custodial account or accounts (or subaccount of the Distribution Account) created and maintained by the Trustee, pursuant to Section 3.04(d) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5, Gain-on-Sale Reserve Account." Any such account shall be an Eligible Account or a subaccount of an Eligible Account.

            "General Servicing Standard": As defined in Section 3.01(a).

            "GMAC": GMAC Commercial Mortgage Corporation.

            "GMAC Servicing Standard": As defined in Section 3.01(a).

            "Grantor Trust": A segregated asset pool within the Trust Fund consisting of (i) the Excess Interest, the Excess Interest Distribution Account and the proceeds thereof, beneficial ownership of which is represented by the Class S Certificates, and (ii) the Class A-2FL Regular Interest, the Swap Contract, the Floating Rate Account and the proceeds thereof, beneficial ownership of which is represented by the Class A-2FL Certificates.

            "Ground Lease": The ground lease pursuant to which any Mortgagor holds a leasehold interest in the related Mortgaged Property and any estoppels or other agreements executed and delivered by the ground lessor in favor of the lender under the Mortgage Loan.

            "Group 1 Mortgage Loan": shall mean any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 1.

            "Group 2 Mortgage Loan": shall mean any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 2.

            "Group A Companion Distribution Account": With respect to the Group A Companion Loans, the separate account created and maintained by the Group A Companion Paying Agent pursuant to Section 3.04(b) and held on behalf of the related Companion Holders, which shall be entitled "Midland Loan Services, Inc., as Companion Paying Agent for the holders of the Group A Companion Loans of the Companion Loans, relating to the J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass Through Certificates, Series 2005-LDP5". The Group A Companion Distribution Account shall not be an asset of the Trust Fund, but instead shall be held by the holders of the Group A Companion Paying Agent on behalf of the Group A Companion Loans. Any such account shall be an Eligible Account and may be a subaccount of the Certificate Account.

            "Group A Companion Loan": With respect to any Group A Mortgage Loan, the related Companion Loan(s).

            "Group A Companion Paying Agent": Midland Loan Services Inc., in its role as a Companion Paying Agent appointed pursuant to Section 3.30.

            "Group A Mortgage Loan": Any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Servicing Group A, together with any other Mortgage Loan that is substituted in replacement thereof pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement.

            "Group B Companion Distribution Account": With respect to the Group B Companion Loans, the separate account created and maintained by the Group B Companion Paying Agent pursuant to Section 3.04(b) and held on behalf of the related Companion Holders, which shall be entitled "GMAC Commercial Mortgage Corporation, as Companion Paying Agent for the holders of Group B Companion Loans of the Companion Loans, relating to the J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass Through Certificates, Series 2005-LDP5". The Group B Companion Distribution Account shall not be an asset of the Trust Fund, but instead shall be held by the Group B Companion Paying Agent on behalf of the holders of the Group B Companion Loans. Any such account shall be an Eligible Account and may be a subaccount of the Certificate Account.

            "Group B Companion Loan": With respect to any Group B Mortgage Loan, the related Companion Loan(s).

            "Group B Companion Paying Agent": GMAC Commercial Mortgage Corporation, in its role as a Companion Paying Agent appointed pursuant to
Section 3.30.

            "Group B Mortgage Loan": Any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Servicing Group B, together with any other Mortgage Loan that is substituted in replacement thereof pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

            "Houston Galleria Collateral Support Deficit": As defined in Section 4.04(d).

            "Houston Galleria Companion Loans": The Houston Galleria Pari Passu Companion Loan and the Houston Galleria Non-Trust Subordinate Companion Loan.

            "Houston Galleria Companion Loan Holders": The holders of the Houston Galleria Companion Loans.

            "Houston Galleria Companion Loan Securities": For so long as the Houston Galleria Loan, the Houston Galleria Trust Subordinate Companion Loan or a successor REO Mortgage Loan with respect to the Houston Galleria Loan or the Houston Galleria Trust Subordinate Companion Loan is part of the Trust Fund, any class of securities backed, wholly or partially, by any of the Houston Galleria Companion Loans.

            "Houston Galleria Control Appraisal Event": With respect to the Houston Galleria Whole Loan, a "Control Appraisal Event" with respect to the Houston Galleria Non-Trust Subordinate Companion Loan pursuant to the Houston Galleria Intercreditor Agreement.

            "Houston Galleria Controlling Holder": The holder of more than 50% of Percentage Interests in the Class of Class HG Certificates bearing the latest sequential designation and for which no Class HG Certificate Control Transfer Event exists, except during the continuance of a Houston Galleria Trust Control Appraisal Event, in which case the holder of a majority of the outstanding principal balance of the Houston Galleria Non-Trust Subordinate Companion Loan shall be the Houston Galleria Controlling Holder except during the continuance of a Houston Galleria Control Appraisal Event in which case the Directing Certificateholder shall be the Houston Galleria Controlling Holder. Notwithstanding anything to the contrary contained herein, to the extent the holder of the Houston Galleria Non-Trust Subordinate Companion Loan is not the Houston Galleria Controlling Holder, the Houston Galleria Non-Trust Subordinate Companion Loan holder shall be provided with copies of all notices, requests for consents and approvals, reports and correspondence provided to the Houston Galleria Controlling Holder.

            "Houston Galleria Event of Default": An "Event of Default" as defined under the Houston Galleria Whole Loan documents.

            "Houston Galleria Intercreditor Agreement": The intercreditor agreement, by and among the holders of the Houston Galleria Loan, the holders of the Houston Galleria Pari Passu Companion Loan, the holder of the Houston Galleria Non-Trust Subordinate Companion Loan and the Houston Galleria Trust Subordinate Companion Loan, relating to the relative rights of such holders of the Houston Galleria Mortgage Whole Loan, as the same may be further amended in accordance with the terms thereof.

            "Houston Galleria Loan": With respect to the Houston Galleria Whole Loan, the mortgage loan which is included in the Trust (identified as Mortgage Loan No. 2 on the Mortgage Loan Schedule), which is senior in right of payment to the related Houston Galleria Non-Trust Subordinate Companion Loan and the Houston Galleria Trust Subordinate Companion Loan and pari passu in right of payment to the Houston Galleria Pari Passu Companion Loan to the extent set forth in the Houston Galleria Whole Loan and as provided in the Houston Galleria Intercreditor Agreement.

            "Houston Galleria Mortgaged Property": The mortgaged property which secures the Houston Galleria Whole Loan.

            "Houston Galleria Non-Trust Subordinate Companion Loan": With respect to the Houston Galleria Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgage on the Houston Galleria Mortgaged Property and designated as promissory note B, which is not included in the Trust and which is subordinate in right of payment to the Houston Galleria Loan and the Houston Galleria Pari Passu Companion Loan, but is senior in right of payment to the Houston Galleria Trust Subordinate Companion Loan to the extent set forth in the related Mortgage Loan documents and as provided in the Houston Galleria Intercreditor Agreement.

            "Houston Galleria Pari Passu Companion Loan": With respect to the Houston Galleria Whole Loan, collectively, the related promissory notes made by the related Mortgagor and secured by the Mortgage on the Houston Galleria Mortgaged Property and designated as promissory notes A-2A and A-2B, which are not included in the Trust, that are senior in right of payment to the Houston Galleria Non-Trust Subordinate Companion Loan and the Houston Galleria Trust Subordinate Companion Loan and pari passu in right of payment with the Houston Galleria Loan to the extent set forth in the Houston Galleria Intercreditor Agreement.

            "Houston Galleria Pari Passu Loans": With respect to the Houston Galleria Whole Loan, the related promissory notes made by the Houston Galleria Mortgagor and secured by the Mortgage on the Houston Galleria Mortgaged Property and designated as promissory note A-1, promissory note A-2A and promissory note A-2B, that are pari passu with respect to each other and senior in right of payment to the Houston Galleria Subordinate Companion Loans to the extent set forth in the Houston Galleria Whole Loan and as provided in the Houston Galleria Intercreditor Agreement.

            "Houston Galleria Purchase Option": As defined in Section 3.18(g).

            "Houston Galleria Subordinate Companion Loans": Each of the Houston Galleria Non-Trust Subordinate Companion Loan and the Houston Galleria Trust Subordinate Companion Loan.

            "Houston Galleria Trust Control Appraisal Event": Shall mean, with respect to the Houston Galleria Whole Loan, a "Note C Control Appraisal Event" as defined in the Houston Galleria Intercreditor Agreement.

            "Houston Galleria Trust Subordinate Companion Loan": With respect to the Houston Galleria Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgage on the Houston Galleria Mortgaged Property and designated as promissory note C, which is included in the Trust and which is subordinate in right of payment to the Houston Galleria Loan, the Houston Galleria Pari Passu Companion Loan and the Houston Galleria Non-Trust Subordinate Companion Loan to the extent set forth in the related Mortgage Loan documents and as provided in the Houston Galleria Intercreditor Agreement.

            "Houston Galleria Trust Subordinate Companion Loan Noteholder": The holder of the Houston Galleria Trust Subordinate Companion Loan.

            "Houston Galleria Whole Loan": The Houston Galleria Loan, together with the Houston Galleria Pari Passu Companion Loan, the Houston Galleria Non-Trust Subordinate Companion Loan and the Houston Galleria Trust Subordinate Companion Loan, each of which is secured by the same Mortgage on the Houston Galleria Mortgaged Property. References herein to the Houston Galleria Whole Loan shall be construed to refer to the aggregate indebtedness under the Houston Galleria Pari Passu Loans and the Houston Galleria Subordinate Companion Loans.

            "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Trustee, the Depositor, each Master Servicer, the Special Servicer, the Directing Certificateholder and any and all Affiliates thereof, (ii) does not have any material direct financial interest in or any material indirect financial interest in any of the Trustee, the Depositor, any Master Servicer, the Special Servicer, the Directing Certificateholder, or any Affiliate thereof and (iii) is not connected with the Trustee, the Depositor, any Master Servicer, the Special Servicer, the Directing Certificateholder or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Trustee, the Depositor, any Master Servicer, the Special Servicer, the Directing Certificateholder or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of securities issued by the Trustee, the Depositor, any Master Servicer, the Special Servicer, the Directing Certificateholder, the Houston Galleria Representative or any Affiliate thereof, as the case may be, provided, that such beneficial ownership constitutes less than 1% of the total assets of such Person.

            "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust within the meaning of Section 856(d)(3) of the Code if the Trust were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the applicable Master Servicer, any Companion Holder or the Trust, delivered to the Trustee, any Companion Holder and the applicable Master Servicer), so long as the Trust does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except that any Master Servicer or the Special Servicer shall not be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel has been delivered to the Trustee to that effect) or (ii) any other Person (including the Master Servicers and the Special Servicer) upon receipt by the Trustee and the applicable Master Servicer of an Opinion of Counsel, which shall be at no expense to the Trustee, the Master Servicers or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

            "Initial Purchaser": J.P. Morgan Securities Inc.

            "Initial Sub-Servicer": With respect to each Mortgage Loan that is subject to a Sub-Servicing Agreement with any Master Servicer as of the Closing Date, the Sub-Servicer under any such Sub-Servicing Agreement.

            "Initial Sub-Servicing Agreement": Any Sub-Servicing Agreement in effect as of the Closing Date.

            "Institutional Accredited Investor": An entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Act.

            "Insurance and Condemnation Proceeds": All proceeds paid under any Insurance Policy or in connection with the full or partial condemnation of a Mortgaged Property, in either case, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor or any tenants or ground lessors, in either case, in accordance with the Servicing Standards (and in the case of the Houston Galleria Loan, the Houston Galleria Trust Subordinate Companion Loan or any AB Mortgage Loan, to the extent any portion of such proceeds are received by the Trustee in connection with such AB Mortgage Loan or the Houston Galleria Loan, the Houston Galleria Trust Subordinate Companion Loan, as applicable, pursuant to the allocations set forth in the related Intercreditor Agreement).

            "Insurance Policy": With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

            "Intech One & Two AB Mortgage Loan": That certain Mortgage Loan identified on the Mortgage Loan Schedule as loan number 37.

            "Intech One & Two Companion Loan": That certain loan evidenced by a promissory B note, which is not an asset of the Trust Fund, secured by the Mortgaged Property securing the Intech One & Two AB Mortgage Loan.

            "Intech One & Two Intercreditor Agreement": That certain Intercreditor Agreement Among Noteholders, dated as of December 2, 2005, by and between Nomura Credit & Capital, Inc., as the B Note Holder, and Nomura Credit & Capital, Inc., as the A Note Holder.

            "Intercreditor Agreements": Each of the Houston Galleria Intercreditor Agreement, the Intech One & Two Intercreditor Agreement, the Lincoln Park Town Homes Intercreditor Agreement, the Brookdale Office Portfolio Intercreditor Agreement, the Jordan Creek Intercreditor Agreement and the 30 West Monroe Intercreditor Agreement.

            "Interest Accrual Period": With respect to any Class of Regular Certificates (other than the Class A-2FL Certificates), the Class HG Certificates, the Class A-2FL Regular Interest or the Uncertificated Lower-Tier Interests and any Distribution Date, the period beginning on the first day of the calendar month preceding the calendar month in which the related Distribution Date occurs and ending on the last day of the calendar month preceding the calendar month in which such Distribution Date occurs, calculated (other than with respect to the Class HG Certificates) assuming that each month has 30 days and each year has 360 days (and with respect to the Class HG Certificates, calculated assuming that each month has the actual number of days in such Interest Accrual Period and each year has 360 days). With respect to the Class A-2FL Certificates and any Distribution Date, the Interest Accrual Period will be the period from and including the Distribution Date in the month preceding the month in which the related Distribution Date occurs (or in the case of the first Distribution Date, the Closing Date) to, but excluding the related Distribution Date, calculated assuming that each month has the actual number of days in such Interest Accrual Period and each year has 360 days, provided that if the Pass-Through Rate for the Class A-2FL Certificates converts to a fixed rate, interest will be calculated assuming each month has 30 days and each year has 360 days.

            "Interest Distribution Amount": With respect to any Class of Regular Certificates (other than the Class A-2FL Certificates) or Class HG Certificates and the Class A-2FL Regular Interest for any Distribution Date, an amount equal to the sum of the Distributable Certificate Interest and the Class Unpaid Interest Shortfall with respect to such Class of Regular Certificates, Class HG Certificates, or the Class A-2FL Regular Interest, as applicable, for such Distribution Date.

            "Interest Reserve Account": The trust account or subaccount of the Distribution Account created and maintained by the Trustee pursuant to Section
3.25 in the name of "LaSalle Bank National Association, as Trustee, in trust for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5, Interest Reserve Account," into which the amounts set forth in Section 3.25 shall be deposited directly and which must be an Eligible Account or subaccount of an Eligible Account.

            "Interest Reserve Loan": Each Actual/360 Mortgage Loan.

            "Interested Person": The Depositor, each Master Servicer, the Special Servicer, any Independent Contractor engaged by the Special Servicer, any Holder of a Certificate, each Companion Holder (but only with respect to the related AB Mortgage Loan or the Houston Galleria Loan, as applicable) or any Affiliate of any such Person.

            "Investment Account": As defined in Section 3.06(a).

            "Investment Representation Letter": As defined in Section 5.02(b).

            "IXIS": IXIS Real Estate Capital Inc., a New York corporation, or its successor in interest.

            "Jordan Creek AB Mortgage Loan": That certain Mortgage Loan identified on the Mortgage Loan Schedule as loan number 5.

            "Jordan Creek Companion Loan": That certain loan evidenced by a promissory B note, which is not an asset of the Trust Fund, secured by the Mortgaged Property securing the Jordan Creek AB Mortgage Loan.

            "Jordan Creek Intercreditor Agreement": That certain Intercreditor Agreement Among Noteholders, dated as of May 3, 2005, by and between AIB Debt Management Limited, as the B Note Holder, and Eurohypo AG, New York Branch, as the A Note Holder.

            "Jordan Creek Loan Pair": Collectively, the Jordan Creek AB Mortgage Loan and the Jordan Creek Companion Loan.

            "JPMorgan": JPMorgan Chase Bank, National Association, a banking association organized under the laws of the United States, or its successor in interest.

            "Late Collections": With respect to any Mortgage Loan or Companion Loan, all amounts received thereon prior to the related Determination Date, whether as payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Mortgage Loan or Companion Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date prior to the immediately preceding Determination Date and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property prior to the related Determination Date, whether as Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Mortgage Loan or Companion Loan (without regard to any acceleration of amounts due under the predecessor Mortgage Loan or Companion Loan by reason of default) on a Due Date prior to the immediately preceding Determination Date and not previously recovered. The term "Late Collections" shall specifically exclude Penalty Charges.

            "LIBOR": With respect to the Class A-2FL Certificates and each Interest Accrual Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date. If such rate does not appear on Dow Jones Market Service Page 3750, the rate for that Interest Accrual Period shall be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major reference banks in the London interbank market selected by the Trustee to provide such bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee shall request the principal London office of any four major reference banks in the London interbank market selected by the Trustee to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, the rate for that Interest Accrual Period shall be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period shall be the arithmetic mean of the rates quoted by major banks in New York City selected by the Trustee, at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date with respect to such Mortgage Loan Accrual Period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR Determination Date with respect to such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee shall determine LIBOR for each Interest Accrual Period and the determination of LIBOR by Trustee shall be binding absent manifest error.

            "LIBOR Determination Date": (i) With respect to the initial Interest Accrual Period, the date that is two LIBOR Business Days prior to the Closing Date, and (ii) with respect to each Interest Accrual Period thereafter, the date that is two LIBOR Business Days prior to the beginning of the related Interest Accrual Period.

            "LIBOR Business Day": Any day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits) in London, England and New York, New York.

            "Lincoln Park Town Homes AB Mortgage Loan": That certain Mortgage Loan identified on the Mortgage Loan Schedule as loan number 154.

            "Lincoln Park Town Homes Companion Loan": That certain loan evidenced by a promissory B note, which is not an asset of the Trust Fund, secured by the Mortgaged Property securing the Lincoln Park Town Homes AB Mortgage Loan.

            "Lincoln Park Town Homes Intercreditor Agreement": That certain Intercreditor Agreement Among Noteholders, dated as of October 14, 2005, by and between CBA-Mezzanine Capital Finance, LLC, as the B Note Holder, and Nomura Credit & Capital, Inc., as the A Note Holder.

            "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by the applicable Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement; (iv) such Mortgage Loan is purchased by the Controlling Class Option Holder or the Special Servicer pursuant to Section 3.18(b); or the Houston Galleria Controlling Holder pursuant to Section 3.18(f) or Section 3.18(g); (v) such Mortgage Loan is purchased by the Special Servicer, the applicable Master Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates pursuant to
Section 9.01 or acquired by the Sole Certificateholder in exchange for its Certificates pursuant to Section 9.01; or (vi) such Mortgage Loan is purchased by (a) the applicable Companion Holder pursuant to or as contemplated by Section 3.18(d) or (b) a mezzanine lender pursuant to the related mezzanine intercreditor agreement. With respect to any REO Property (and the related REO
Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; (ii) such REO Property is purchased by the applicable Master Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates pursuant to Section 9.01; or
(iii) such REO Property is purchased by (a) the applicable Companion Holder pursuant to or as contemplated by Section 3.18(d) or (b) a mezzanine lender pursuant to the related mezzanine intercreditor agreement.

            "Liquidation Expenses": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Special Servicer in connection with a liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 3.18 (including, without limitation, legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

            "Liquidation Fee": A fee payable to the Special Servicer with respect to each Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives a full or discounted payoff (or an unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) with respect thereto from the related Mortgagor or any Liquidation Proceeds or Insurance and Condemnation Proceeds with respect to the related Mortgage Loan, or REO Property (in any case, other than amounts for which a Workout Fee has been paid, or will be payable), equal to the product of the Liquidation Fee Rate and the proceeds of such full or discounted payoff or other unscheduled partial payment or the Liquidation Proceeds or Insurance and Condemnation Proceeds (net of the related costs and expenses associated with the related liquidation) related to such liquidated Specially Serviced Mortgage Loan or REO Property, as the case may be; provided, however, that no Liquidation Fee shall be payable with respect to any event described in (1) clause (iii)(A) of the definition of "Liquidation Proceeds" if such purchase occurs within the first 90 days after the Special Servicer's initial determination of the fair value of such Specially Serviced Mortgage Loan, (2) clause (iv) of the definition of "Liquidation Proceeds" if such repurchase occurs within the time parameters (including any applicable extension period) set forth in this Agreement and in the related Mortgage Loan Purchase Agreement or, if such repurchase occurs after such time period, the Mortgage Loan Seller was acting in good faith to resolve such breach or defect or (3) clause (v) and clause (vi) of the definition of "Liquidation Proceeds," (except that a Liquidation Fee will be payable (i) with respect to any purchase by a mezzanine lender or the holder of a Companion Loan if such purchase does not occur within 90 days following the date the related Mortgage Loan becomes subject to such purchase option under the related Intercreditor Agreement or (ii) with respect to the Brookdale Office Portfolio AB Mortgage Loan, at any time if such purchase occurs following the existence of a Control Appraisal Event (provided the immediately preceding clause (i) is not then applicable) with respect to the Brookdale Office Portfolio Subordinate Companion Loan).

            "Liquidation Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Loan, a rate equal to 1.00%.

            "Liquidation Proceeds": Cash amounts received by or paid to any Master Servicer or the Special Servicer in connection with: (i) the liquidation (including a payment in full) of a Mortgaged Property or other collateral constituting security for a Defaulted Mortgage Loan through a Trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Mortgagor; (iii)
(A) the purchase of a Defaulted Mortgage Loan (including the Houston Galleria Trust Subordinate Companion Loan) by the Majority Controlling Class Certificateholder, the Houston Galleria Controlling Holder, the Special Servicer or any Master Servicer or any of their assignees pursuant to Section 3.18(a) or
Section 3.18(f), as applicable or (B) any other sale thereof pursuant to Section 3.18(c), Section 3.18(e) or Section 3.18(f); (iv) the repurchase of a Mortgage Loan by the applicable Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement; (v) the purchase of a Mortgage Loan or REO Property by the Holders of the Controlling Class, the Special Servicer, any Master Servicer or the Holders of the Class LR Certificates pursuant to Section
9.01 or; (vi) the purchase of a Mortgage Loan or an REO Property by (a) the Companion Holder pursuant to Section 3.18(d) or (b) any other mezzanine lender of the related Mortgage Loan or REO Loan.

            "Loan Group": Either Loan Group 1 or Loan Group 2.

            "Loan Group 1": Collectively, all of the Mortgage Loans that are Group 1 Mortgage Loans and any successor REO Loans with respect thereto.

            "Loan Group 1 Available Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 1.

            "Loan Group 1 Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (a) the Loan Group 1 Principal Shortfall for such Distribution Date, (b) that portion, if any, of the Scheduled Principal Distribution Amount for such Distribution Date attributable to Loan Group 1, and (c) that portion, if any, of the Unscheduled Principal Distribution Amount for such Distribution Date attributable to Loan Group 1; provided, that the Loan Group 1 Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Group 1 Mortgage Loans in a period during which such principal collections would have otherwise been included in the Loan Group 1 Principal Distribution Amount for such Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Group 1 Mortgage Loans in a period during which such principal collections would have otherwise been included in the Loan Group 1 Principal Distribution Amount for such Distribution Date and (iii) following the reimbursements provided for in clauses (i) and (ii) above, the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the Group 2 Mortgage Loans as provided for in clauses (i) and (ii) of the definition of "Loan Group 2 Principal Distribution Amount" had the Loan Group 2 Principal Distribution Amount been sufficient to make such reimbursements in full, over (B) the Loan Group 2 Principal Distribution Amount (prior to giving effect to clauses (i), (ii) and (iii) of the definition of "Loan Group 2 Principal Distribution Amount") for that Distribution Date (provided further,
(I) that, with respect to the amounts identified in clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the Group 1 Mortgage Loans are subsequently recovered on the related Mortgage Loan, subject to the application of any recovery to increase the Loan Group 2 Principal Distribution Amount as required under clause (II) of the definition of "Loan Group 2 Principal Distribution Amount"), such recovery will be applied to increase the Loan Group 1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the Loan Group 2 Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will first be applied to increase the Loan Group 1 Principal Distribution Amount up to such amounts and then to increase the Loan Group 2 Principal Distribution Amount).

            "Loan Group 1 Principal Shortfall": With respect to any Distribution Date, the amount, if any, by which (1) the lesser of (a) the Loan Group 1 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1, Class A-2FL, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2FL, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates on the prior Distribution Date. There will be no Loan Group 1 Principal Shortfall on the first Distribution Date.

            "Loan Group 2": Collectively, all of the Mortgage Loans that are Group 2 Mortgage Loans and any successor REO Loans with respect thereto.

            "Loan Group 2 Available Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 2.

            "Loan Group 2 Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (a) the Loan Group 2 Principal Shortfall for such Distribution Date, (b) that portion, if any, of the Scheduled Principal Distribution Amount for such Distribution Date attributable to Loan Group 2 and (c) that portion, if any, of the Unscheduled Principal Distribution Amount for such Distribution Date attributable to Loan Group 2; provided, that the Loan Group 2 Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Group 2 Mortgage Loans in a period during which such principal collections would have otherwise been included in the Loan Group 2 Principal Distribution Amount for such Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Group 2 Mortgage Loans in a period during which such principal collections would have otherwise been included in the Loan Group 2 Principal Distribution Amount for such Distribution Date and (iii) following the reimbursements provided for in clauses (i) and (ii) above, the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the Group 1 Mortgage Loans as provided for in clauses (i) and (ii) of the definition of "Loan Group 1 Principal Distribution Amount" had the Loan Group 1 Principal Distribution Amount been sufficient to make such reimbursements in full, over (B) the Loan Group 1 Principal Distribution Amount (prior to giving effect to clauses (i), (ii) and (iii) of the definition of "Loan Group 1 Principal Distribution Amount") for that Distribution Date (provided further,
(I) that, with respect to the amounts identified in clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the Group 2 Mortgage Loans are subsequently recovered on the related Mortgage Loan, subject to the application of any recovery to increase the Loan Group 1 Principal Distribution Amount as required under clause (II) of the definition of "Loan Group 1 Principal Distribution Amount", such recovery will be applied to increase the Loan Group 2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the Loan Group 1 Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will first be applied to increase the Loan Group 2 Principal Distribution Amount up to such amounts and then to increase the Loan Group 1 Principal Distribution Amount).

            "Loan Group 2 Principal Shortfall": With respect to any Distribution Date, the amount, if any, by which (1) the lesser of (a) the Loan Group 2 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the prior Distribution Date. There will be no Loan Group 2 Principal Shortfall on the first Distribution Date.

            "Loan Pair": Collectively, a Companion Loan and the related AB Mortgage Loan or the Houston Galleria Whole Loan, as applicable.

            "Lower-Tier Distribution Account": The segregated account, accounts or sub-accounts created and maintained by the Trustee pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5, Lower-Tier Distribution Account". Any such account, accounts or sub-accounts shall be an Eligible Account.

            "Lower-Tier HG Distribution Amount": As defined in Section 4.01(b).

            "Lower-Tier Principal Amount": With respect to any Class of Uncertificated Lower-Tier Interests, (i) on or prior to the first Distribution Date, an amount equal to the Original Lower-Tier Principal Amount of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, an amount equal to the Certificate Balance of the Class of Related Certificates on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii), and in the case of the Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-1-4, Class LA-1-5, Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6, Class LA-1A-7, Class LA-1A-8, Class LA-1A-9, Class LA-1A-10, Class LA-1A-11, Class LA-1A-12, Class LA-1A-13, Class LA-1A-14, Class LA-1A-15, Class LA-2FL-1, Class LA-2FL-2, Class LA-2FL-3, Class LA-2-1, Class LA-2-2, Class LA-3-1, Class LA-3-2, Class LA-4-1, Class LA-4-2, Class LA-4-3, Class LA-4-4, Class LA-4-5, Class LA-4-6, Class LA-4-7, Class LA-SB-1, Class LA-SB-2, Class LA-SB-3, Class LA-SB-4, Class LA-SB-5, Class LA-SB-6, Class LG-1, Class LG-2, Class LG-3, Class LH-1, Class LH-2, Class LH-3, Class LJ-1, Class LJ-2, Class LJ-3, Class LK-1, Class LK-2, Class LK-3, Class LL-1, Class LL-2, Class LM-1, Class LM-2, Class LQ-1 and Class LQ-2 Uncertificated Interests, as set forth in Section 4.01(b)).

            "Lower-Tier Regular Distribution Amount": As defined in Section 4.01(b).

            "Lower-Tier REMIC": One of two separate REMICs comprising a portion of the Trust Fund, the assets of which consist of the Mortgage Loans (exclusive of Excess Interest), any REO Property with respect thereto (or an allocable portion thereof, in the case of the AB Mortgage Loans or the Houston Galleria
Loan), such amounts as shall from time to time be held in the Certificate Account (other than with respect to the Companion Loans), the REO Account, if any, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the Lower-Tier Distribution Account, and all other property included in the Trust Fund that is not in the Upper-Tier REMIC or the Grantor Trust.

            "LTV Ratio": With respect to any Mortgage Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of such Mortgage Loan as of such date (assuming no defaults or prepayments on such Mortgage Loan prior to that date), and the denominator of which is the Appraised Value of the related Mortgaged Property.

            "MAI": Member of the Appraisal Institute.

            "Majority Controlling Class Certificateholder": As of any date, the Controlling Class Certificateholder owning a majority of the Percentage Interests in the Controlling Class.

            "Majority Mortgage Loans": All Mortgage Loans except the Houston Galleria Trust Subordinate Companion Loan.

            "Master Servicer": With respect to (a) the Group A Mortgage Loans and any related Companion Loans and any related REO Properties, and any matters relating to the foregoing, Master Servicer No. 1, and (b) the Group B Mortgage Loans and any related Companion Loans and any related REO Properties, and any matters relating to the foregoing, Master Servicer No. 2.

            "Master Servicer No. 1": Midland Loan Services, Inc., in its capacity as master servicer with respect to the Group A Mortgage Loans and any related Companion Loans and any related REO Properties hereunder, or any successor master servicer appointed as provided herein with respect to the Group A Mortgage Loans, any related Companion Loans and any related REO Properties.

            "Master Servicer No. 2": GMAC Commercial Mortgage Corporation, in its capacity as master servicer with respect to the Group B Mortgage Loans and any related Companion Loans and any related REO Properties hereunder, or any successor master servicer appointed as provided herein with respect to the Group B Mortgage Loans, any related Companion Loans and any related REO Properties.

            "Maturity Date": With respect to any Mortgage Loan or Companion Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan or Companion Loan by reason of default thereunder or (ii) any grace period permitted by the related Mortgage Note.

            "Monthly Payment": With respect to any Mortgage Loan or Companion Loan, the scheduled monthly payment of principal and/or interest (other than Excess Interest) on such Mortgage Loan or Companion Loan, including any Balloon Payment, which is payable (as the terms of the applicable Mortgage Loan or Companion Loan may be changed or modified in connection with a bankruptcy or similar proceedings involving the related Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to pursuant to the terms hereof) by a Mortgagor from time to time under the related Mortgage Note and applicable law, without regard to any acceleration of principal of such Mortgage Loan or Companion Loan by reason of default thereunder and without respect to any Excess Interest.

            "Moody's": Moody's Investors Service, Inc. If neither Moody's nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicers and the Special Servicer, and specific ratings of Moody's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Mortgage": With respect to any Mortgage Loan or Companion Loan, the mortgage, deed of trust or other instrument securing a Mortgage Note and creating a lien on the fee and/or leasehold interest in the related Mortgaged Property.

            "Mortgage Deferred Interest": With respect to any Mortgage Loan as of any Due Date that has been modified to reduce the rate at which interest is paid currently below the Mortgage Rate and capitalize the amount of such interest reduction, the excess, if any, of (a) interest accrued on the Stated Principal Balance thereof during the one-month interest accrual period set forth in the related Mortgage Note at the related Mortgage Rate over (b) the interest portion of the related Monthly Payment, as so modified or reduced, or, if applicable, Assumed Scheduled Payment due on such Due Date.

            "Mortgage File": With respect to each Mortgage Loan and Companion Loan, if applicable, but subject to Section 2.01, collectively the following documents:

                  (i) the original executed Mortgage Note bearing, or
            accompanied by, all prior and intervening endorsements, assignments or allonges showing a complete chain of endorsement or assignment from the originator of the Mortgage Loan to the most recent endorsee, and further endorsed (at the direction of the Depositor given pursuant to the applicable Mortgage Loan Purchase Agreement), on its face or by allonge attached thereto, without recourse, representation or warranty, express or implied to the order of the Trustee in the following form: "Pay to the order of LaSalle Bank National Association, as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5" or in blank, provided that the requirements of this clause (i) will be satisfied by delivery of a signed lost note affidavit and indemnity properly assigned or endorsed to the Trustee as described above, with a copy of the Mortgage Note attached to it;

                  (ii) the original Mortgage (or a certified or other copy
            thereof from the applicable recording office) and originals (or certified or other copies from the applicable recording office) of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent mortgagee of record, in each case with evidence of recording indicated thereon (except for recording information not yet available if the Mortgage or an assignment thereof has not been returned from the applicable recording office);

                  (iii) an original assignment of the Mortgage, in complete and recordable form (except for recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), executed by the most recent assignee of record thereof prior to the Trustee, or if none, by the originator to "LaSalle Bank National Association, as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5" or in blank;

                  (iv) an original or copy of any related Assignment of Leases
            (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record, in each case with evidence of recording thereon (except for recording information not yet available if the Assignment of Leases or an assignment thereof has not been returned from the applicable recording office);

                  (v) an original assignment of any related Assignment of Leases
            (if such item is a document separate from the Mortgage and to the extent not already assigned pursuant to preceding clause (iii)), in recordable form (except for recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), executed by the applicable assignee of record to "LaSalle Bank National Association, as Trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5" or in blank;

                  (vi) an original or copy of any related Security Agreement (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the applicable Mortgage Loan Seller;

                  (vii) an original assignment of any related Security Agreement
            (if such item is a document separate from the Mortgage), in complete form, executed by the applicable Mortgage Loan Seller to "LaSalle Bank National Association, as Trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5" or in blank;

                  (viii) originals or copies of all consolidation, assumption, modification, written assurance and substitution agreements, with evidence of recording thereon, where appropriate, in those instances where the terms or provisions of the Mortgage, Mortgage Note or any related security document have been consolidated or modified or the Mortgage Loan has been assumed;

                  (ix) the original lender's title insurance policy or a copy thereof, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgagor's fee or leasehold interest in the Mortgaged Property, or if the policy has not yet been issued, an original or copy of a "marked-up" written commitment (marked as binding and in all cases countersigned by the title insurer or its authorized agent) or the pro forma or specimen title insurance policy (accepted or approved in writing by the title insurer or its authorized agent) or an agreement to provide the same pursuant to lender's escrow trust instructions executed by an authorized representative of the title insurance company in connection with the related Mortgage Loan;

                  (x) the original or copy of any guaranty of the obligations of the Mortgagor under the Mortgage Loan and any intervening assignments;

                  (xi) all UCC Financing Statements, assignments and
            continuation statements or copies thereof, as filed or recorded, or in form that is complete and suitable for filing or recording, as appropriate, or other evidence of filing or recording sufficient to perfect (and maintain the perfection of) the security interest held by the originator of the Mortgage Loan (and each assignee of record prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property (in each case with evidence of filing or recording thereon, with the exception of filing or recording information not yet available because the UCC Financing Statement, assignment or continuation statement, as the case may be, has not yet been returned from the applicable filing or recording office), and to transfer such UCC Financing Statements to the Trustee;

                  (xii) the original power of attorney or a copy thereof (with evidence of recording thereon) granted by the Mortgagor if the Mortgage, Mortgage Note or other document or instrument referred to above was not signed by the Mortgagor;

                  (xiii) with respect to any Mortgage Loans with Additional
            Debt, a co-lender agreement, a subordination agreement or other intercreditor agreement, pursuant to which such Additional Debt will be subordinated to such Mortgage Loan as set forth in such intercreditor agreement;

                  (xiv) any additional documents required to be added to the
            Mortgage File pursuant to this Agreement;

                  (xv) with respect to any Mortgage Loan secured by a ground lease, the related ground lease or a copy thereof and any related ground lessor estoppels;

                  (xvi) a copy of any letter of credit securing such Mortgage
            Loan and, within sixty (60) days of the Closing Date or such earlier date as required by the issuer of the letter of credit, a copy of the appropriate transfer or assignment documents (which may be in the form of an amendment) for such letter of credit;

                  (xvii) a copy of any Environmental Indemnity Agreement,
            together with a copy of any environmental insurance policy;

                  (xviii) a copy of any loan agreement(s);

                  (xix) a copy of any escrow agreement(s);

                  (xx) a copy of any property management agreement(s);

                  (xxi) a copy of any franchise agreements and comfort letters related thereto;

                  (xxii) a copy of any lock-box or cash management agreement(s);

                  (xxiii) a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File (the "Mortgage Loan Checklist"); and

                  (xxiv) with respect to each Mortgage Loan that has one or more
            Companion Loan(s), the related Intercreditor Agreement and a copy of each Mortgage Note relating to such Companion Loan(s), rather than the original;

provided, however, that (a) whenever the term "Mortgage File" is used to refer to documents held by the Trustee, or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually received by the Trustee or a Custodian appointed thereby, (b) if there exists with respect to any Crossed Group only one original or certified copy of any document referred to in the definition of "Mortgage File" covering all of the Mortgage Loans in such Crossed Group, then the inclusion of such original or certified copy in the Mortgage File for any of the Mortgage Loans constituting such Crossed Group shall be deemed the inclusion of such original or certified copy in the Mortgage File for each such Mortgage Loan, (c) to the extent that this Agreement refers to a "Mortgage File" for any Companion Loan, such "Mortgage File" shall be construed to mean the Mortgage File for the related Mortgage Loan (except that references to the Mortgage Note otherwise described above shall be construed to instead refer to a photocopy of such Mortgage Note) and (d) the execution and/or recordation of any assignment of Mortgage, any separate assignment of Assignment of Leases and any assignment of any UCC Financing Statement in the name of the Trustee shall not be construed to limit the beneficial interest of the related Companion Holder(s) in such instrument and the benefits intended to be provided to them by such instrument, it being acknowledged that (i) the Trustee shall hold such record title for the benefit of the Trust as the holder of the related Mortgage Loan and the related Companion Holder(s) collectively and (ii) any efforts undertaken by the Trustee, any Master Servicer, or the Special Servicer on its behalf to enforce or obtain the benefits of such instrument shall be construed to be so undertaken by Trustee, the applicable Master Servicer or the Special Servicer for the benefit of the Trust as the holder of the applicable Mortgage Loan and the related Companion Holder(s) collectively.

            "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other documents contained in the related Mortgage File and any related agreements. Except where specifically noted, as used in this Agreement, the term "Mortgage Loan" shall include the Houston Galleria Trust Subordinate Companion Loan, but shall not include any other Companion Loan.

            "Mortgage Loan Checklist": As defined in the definition of "Mortgage File."

            "Mortgage Loan Purchase Agreement": Each of the agreements between the Depositor and each Mortgage Loan Seller, relating to the transfer of all of such Mortgage Loan Seller's right, title and interest in and to the related Mortgage Loans.

            "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Exhibit B, which list sets forth the following information with respect to each Mortgage Loan:

                  (i) the loan identification number and loan servicing number
            (as specified in Annex A-1 to the Prospectus);

                  (ii) the Mortgagor's name;

                  (iii) the street address (including city, county, state and zip code) and name of the related Mortgaged Property;

                  (iv) the Mortgage Rate in effect at origination;

                  (v) the Net Mortgage Rate in effect at the Cut-off Date;

                  (vi) the original principal balance;

                  (vii) the Cut-off Date Principal Balance;

                  (viii) the (a) original term to stated maturity, (b) remaining term to stated maturity and (c) Maturity Date;

                  (ix) the original and remaining amortization terms;

                  (x) the amount of the Monthly Payment due on the first Due
            Date following the Cut-off Date;

                  (xi) the applicable Servicing Fee Rate;

                  (xii) whether the Mortgage Loan is a 30/360 Mortgage Loan or an Actual/360 Mortgage Loan;

                  (xiii) the Anticipated Repayment Date, if applicable;

                  (xiv) the Revised Rate of such Mortgage Loan, if any;

                  (xv) whether such Mortgage Loan is secured by the related
            Mortgagor's interest in a ground lease;

                  (xvi) identifying any Mortgage Loans with which such Mortgage
            Loan is cross-defaulted or cross-collateralized;

                  (xvii) the originator of such Mortgage Loan and the Mortgage
            Loan Seller;

                  (xviii) whether such Mortgage Loan has a guarantor;

                  (xix) whether such Mortgage Loan is secured by a letter of credit;

                  (xx) amount of any reserve or escrowed funds that were
            deposited at origination and any ongoing periodic deposit requirements;

                  (xxi) number of grace days;

                  (xxii) whether a cash management agreement or lock-box
            agreement is in place;

                  (xxiii) the general property type of the related Mortgaged
            Property;

                  (xxiv) whether the Mortgage Loan permits defeasance;

                  (xxv) the interest accrual period; and

                  (xxvi) the applicable Loan Group to which the Mortgage Loan belongs.

            Such Mortgage Loan Schedule shall also set forth the aggregate of the amounts described under clause (vii) above for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

            "Mortgage Loan Seller": Each of: (1) JPMorgan, or its successor in interest, (2) NCCI, or its successor in interest, (3) Eurohypo, or its successor in interest, (4) PNC Bank, or its successor in interest, (5) IXIS, or its successor in interest and (6) AIG Mortgage Capital, LLC, or its successor in interest (and Some 1, LLC, or its successor in interest).

            "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan or Companion Loan, together with any rider, addendum or amendment thereto.

            "Mortgage Rate": With respect to: (i) any Mortgage Loan or Companion Loan on or prior to its Maturity Date, the annual rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan or Companion Loan from time to time in accordance with the related Mortgage Note and applicable law, exclusive of the Excess Rate; or (ii) any Mortgage Loan or Companion Loan after its Maturity Date, the annual rate described in clause (i) above determined without regard to the passage of such Maturity Date.

            "Mortgaged Property": The real property subject to the lien of a Mortgage.

            "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

            "NCCI": Nomura Credit & Capital, Inc., a Delaware corporation, or its successor in interest.

            "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date and (i) with respect to the Majority Mortgage Loans, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Majority Mortgage Loans during the related Due Period, exceeds (b) the aggregate amount deposited by the applicable Master Servicer in its Certificate Account for such Distribution Date pursuant to Section 3.19 in connection with such Prepayment Interest Shortfalls; and (ii) with respect to the Houston Galleria Trust Subordinate Companion Loan, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Houston Galleria Trust Subordinate Companion Loan during the related Due Period, exceeds (b) the aggregate amount deposited by the applicable Master Servicer in its Certificate Account for such Distribution Date pursuant to Section 3.19 in connection with such Prepayment Interest Shortfalls.

            "Net Investment Earnings": With respect to each Certificate Account, the Servicing Accounts or the REO Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date, the amount, if any, by which the aggregate of all interest and other income realized during such period on funds relating to the Trust Fund held in such account, exceeds the aggregate of all losses, if any, incurred during such period in connection with the investment of such funds in accordance with Section 3.06.

            "Net Investment Loss": With respect to each Certificate Account, the Servicing Accounts or the REO Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date, the amount by which the aggregate of all losses, if any, incurred during such period in connection with the investment of funds relating to the Trust Fund held in such account in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during such period on such funds.

            "Net Mortgage Rate": With respect to any Mortgage Loan or REO Loan as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect, minus the Administrative Cost Rate; provided, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the applicable Master Servicer or the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the Mortgagor; provided further, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, solely for purposes of calculating Pass-Through Rates, the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of Default Interest or Excess Interest) in respect of such Mortgage Loan during such one-month period at the related Net Mortgage Rate; provided further, that, with respect to each Interest Reserve Loan, the Net Mortgage Rate for the one month period (A) preceding the Due Dates that occur in January and February in any year which is not a leap year or preceding the Due Date that occurs in February in any year which is a leap year, and (B) preceding the Due Date in March, will be the per annum rate stated in the related Mortgage Note less the related Administrative Cost Rate. With respect to any REO Loan, the Net Mortgage Rate shall be calculated as described above, determined as if the predecessor Mortgage Loan had remained outstanding.

            "Net Operating Income": With respect to any Mortgaged Property, for any Mortgagor's fiscal year end, Net Operating Income will be calculated in accordance with the standard definition of "Net Operating Income" approved from time to time endorsed and put forth by the CMSA.

            "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust, if the Trust has the right to renegotiate the terms of such lease.

            "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance; provided, that Workout-Delayed Reimbursement Amounts shall constitute a Nonrecoverable Advance only when the Person making such determination in accordance with the procedures specified in the definition of Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as applicable, and taking into account factors such as all other outstanding Advances, either (a) has determined in accordance with the Servicing Standards or the standards applicable to the Trustee as set forth in the definitions of "Nonrecoverable P&I Advance" and "Nonrecoverable Servicing Advance" that such Workout-Delayed Reimbursement Amounts would not ultimately be recoverable from Late Collections, Insurance Proceeds or Liquidation Proceeds, or any other recovery on or in respect of the related Mortgage Loan or REO Loan, or (b) has determined in accordance with the Servicing Standards or such other applicable standard that such Workout-Delayed Reimbursement Amounts, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, would not ultimately be recovered from aggregate principal collections in respect of the pool of the Mortgage Loans or REO Loans.

            "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Loan which, in the reasonable judgment of the applicable Master Servicer or the Trustee, as applicable, will not be ultimately recoverable, together with any accrued and unpaid interest thereon at the Reimbursement Rate, from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Loan; provided, however, that the Special Servicer may, at its option, in consultation with the Directing Certificateholder, make a determination in accordance with the Servicing Standards, that any P&I Advance previously made or proposed to be made is a Nonrecoverable P&I Advance and shall deliver to the applicable Master Servicer and the Trustee (and with respect to the Houston Galleria Loan, to any Other Servicer of the Houston Galleria Companion Loans) notice of such determination. Any such determination shall be conclusive and binding on the applicable Master Servicer and the Trustee, provided, however, the Special Servicer shall have no such obligation to make an affirmative determination that any P&I Advance is or would be recoverable, and in the absence of a determination by the Special Servicer that such P&I Advance is a Nonrecoverable P&I Advance, such decision shall remain with the applicable Master Servicer or the Trustee, as applicable. In making such recoverability determination, the applicable Master Servicer, Special Servicer or Trustee, as applicable, will be entitled (a) to consider (among other things) (i) the obligations of the Mortgagor under the terms of the related Mortgage Loan as it may have been modified and (ii) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions (consistent with the Servicing Standards in the case of the applicable Master Servicer and the Special Servicer or its good faith business judgment in the case of the Trustee) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) to estimate and consider (among other things) future expenses (consistent with the Servicing Standards in the case of the applicable Master Servicer and the Special Servicer or in its good faith business judgment in the case of the Trustee) among other things and the timing of recoveries and (c) to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the Master Servicer, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any Person, in considering whether a P&I Advance is a Nonrecoverable Advance, will be entitled to give due regard to the existence of any outstanding Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans which, at the time of such consideration, the reimbursement of which is being deferred or delayed by the applicable Master Servicer or the Trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related Mortgage Loan are a source of reimbursement not only for the P&I Advance under consideration, but also as a potential source of reimbursement of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which are or may be being deferred or delayed. In addition, any such Person may update or change its recoverability determinations at any time (but not reverse any other Person's determination that an Advance is a Nonrecoverable Advance) and, consistent with the Servicing Standards, in the case of the applicable Master Servicer or its good faith business judgment in the case of the Trustee, may obtain, promptly upon request, from the Special Servicer any reasonably required analysis, Appraisals or market value estimates or other information in the Special Servicer's possession for making a recoverability determination. Absent bad faith, the applicable Master Servicer's, Special Servicer's or the Trustee's determination as to the recoverability of any P&I Advance shall be conclusive and binding on the Certificateholders. The determination by the applicable Master Servicer, the Special Servicer or the Trustee, as the case may be, that the applicable Master Servicer or the Trustee, as applicable, has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, or any updated or changed recoverability determination, shall be evidenced by an Officer's Certificate delivered by either the Special Servicer or the applicable Master Servicer to the other and to the Trustee, the Directing Certificateholder, the Depositor, or by the Trustee to the Depositor, the applicable Master Servicer, the Special Servicer and the Directing Certificateholder. The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall be accompanied by, to the extent available, income and expense statements, rent rolls, occupancy status, property inspections and any other information used by the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, to make such determination and shall include any existing Appraisal of the related Mortgage Loan or Mortgaged Property). The Trustee shall be entitled to conclusively rely on the applicable Master Servicer's determination that a P&I Advance is or would be nonrecoverable and shall conclusively rely on and be bound by any determination of the Special Servicer that a P&I Advance is or would be nonrecoverable, and the applicable Master Servicer shall conclusively rely on and be bound by the Special Servicer's determination that a P&I Advance is or would be nonrecoverable. In the case of a cross-collateralized Mortgage Loan, such recoverability determination shall take into account the cross-collateralization of the related cross-collateralized Mortgage Loan.

            "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property which, in the reasonable judgment of the applicable Master Servicer, the Special Servicer or the Trustee, as the case may be, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, at the Reimbursement Rate, from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Property. In making such recoverability determination, such Person will be entitled to consider (among other things) the obligations of the Mortgagor under the terms of the related Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions (consistent with the Servicing Standards in the case of the applicable Master Servicer or the Special Servicer or in its good faith business judgment in the case of the Trustee) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (consistent with the Servicing Standards in the case of the applicable Master Servicer or the Special Servicer or in its good faith business judgment in the case of the Trustee) (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any Person, in considering whether a Servicing Advance is a Nonrecoverable Servicing Advance, will be entitled to give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts with respect to other Mortgage Loans which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable Master Servicer, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Servicing Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which are or may be being deferred or delayed. In addition, any such Person may update or change its recoverability determinations at any time (but not reverse any other Person's determination that an Advance is a Nonrecoverable Advance) and, consistent with the Servicing Standards, in the case of the applicable Master Servicer, may obtain, promptly upon request, from the Special Servicer any reasonably required analysis, Appraisals or market value estimates or other information in the Special Servicer's possession for making a recoverability determination. The determination by the applicable Master Servicer, the Special Servicer or the Trustee, as the case may be, that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, or any updated or changed recoverability determination, shall be evidenced by an Officer's Certificate delivered by either of the Special Servicer or the applicable Master Servicer to the other and to the Trustee, the Directing Certificateholder and the Depositor, or by the Trustee to the Depositor, the applicable Master Servicer, the Special Servicer and the Directing Certificateholder; provided, however, that the Special Servicer may, at its option, in consultation with the Directing Certificateholder, make a determination in accordance with the Servicing Standards, that any Servicing Advance previously made or proposed to be made is a Nonrecoverable Servicing Advance and shall deliver to the applicable Master Servicer and the Trustee notice of such determination. Any such determination shall be conclusive and binding on the applicable Master Servicer, the Special Servicer and the Trustee; provided, however, the Special Servicer shall have no such obligation to make an affirmative determination that any Servicing Advance is or would be recoverable, and in the absence of a determination by the Special Servicer that such Advance is a Nonrecoverable Servicing Advance, such decision shall remain with the applicable Master Servicer or the Trustee, as applicable. The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall be accompanied by, to the extent available, such related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal of the related Mortgage Loan or Mortgaged Property). The Special Servicer shall promptly furnish any party required to make Servicing Advances hereunder with any information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as such party required to make Servicing Advances may reasonably request for purposes of making recoverability determinations. The Trustee will be entitled to conclusively rely on the applicable Master Servicer's determination that a Servicing Advance is or would be nonrecoverable and shall conclusively rely on and be bound by any determination of the Special Servicer that a Servicing Advance is or would be nonrecoverable, and the applicable Master Servicer shall conclusively rely on and be bound by the Special Servicer's determination that a Servicing Advance is or would be nonrecoverable. In the case of a cross collateralized Mortgage Loan, such recoverability determination shall take into account the cross collateralization of the related cross collateralized Mortgage Loan.

            "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class X-1, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class NR, Class HG-1, Class HG-2, Class HG-3, Class HG-4, Class HG-5, Class HG-X, Class S, Class R or Class LR Certificate.

            "Non-Specially Serviced Mortgage Loan": Any Mortgage Loan or Companion Loan that is not a Specially Serviced Mortgage Loan.

            "Non-U.S. Person": Any person other than a U.S. Person, unless, with respect to the Transfer of a Residual Certificate, (i) such person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI (or successor form) or (ii) the Transferee delivers to both the Transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Residual Certificate will not be disregarded for federal income tax purposes. A Person shall be treated as a Non-U.S. Person, (A) notwithstanding clause (i) of the preceding sentence, if it is a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned, directly or indirectly, through one more partnerships, trusts or other pass-through entities by a Non-U.S. Person or (B) if such Person is a U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment of fixed base, within the meaning of an applicable income treaty, of such Person or any other U.S. Person.

            "Notional Amount": In the case of the Class X-1 Certificates, the Class X-1 Notional Amount. In the case of the Class X-2 Certificates, the Class X-2 Notional Amount. In the case of the Class HG-X Certificates and the Class LHG-X Uncertificated Interest, the Class HG-X Notional Amount. In the case of each Component, the amount set forth in the applicable definition thereof.

            "Offered Certificates": The Class A-1, Class A-2FL, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class X-2, Class B, Class C, Class D, Class E and Class F Certificates.

            "Officer's Certificate": A certificate signed by a Servicing Officer of the applicable Master Servicer or the Special Servicer, as the case may be, or a Responsible Officer of the Trustee, as the case may be.

            "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the applicable Master Servicer or the Special Servicer, acceptable in form and delivered to the Trustee, except that any opinion of counsel relating to (a) the qualification of the Upper-Tier REMIC or Lower-Tier REMIC as a REMIC, (b) compliance with the REMIC Provisions, (c) qualification of the Grantor Trust as a grantor trust under subpart E, Part I of subchapter J of the Code for federal income tax purposes or (d) the resignation of the applicable Master Servicer, the Special Servicer or the Depositor pursuant to Section 6.04, must be an opinion of counsel who is in fact Independent of the Depositor, the applicable Master Servicer or the Special Servicer, as applicable.

            "Option Holder": As defined in Section 3.18(a).

            "Option Price": As defined in Section 3.18(a).

            "Original Certificate Balance": With respect to any Class of Certificates (other than the Class S, the Class X and the Residual Certificates) and the Class A-2FL Regular Interest, the initial aggregate principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Original Lower-Tier Principal Amount": With respect to any Class of Uncertificated Lower-Tier Interest, the initial principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Original Notional Amount": With respect to the Class X-1 Notional Amount, Class X-2 Notional Amount and Class HG-X Notional Amount, the initial Notional Amount thereof as of the Closing Date, as specified in the Preliminary Statement.

            "Other Pooling and Servicing Agreement": Any pooling and servicing agreement with respect to a Regulation AB Companion Loan Securitization.

            "Other Servicer": Any servicer under an Other Pooling and Servicing Agreement.

            "OTS": The Office of Thrift Supervision or any successor thereto.

            "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "P&I Advance": As to any Mortgage Loan or REO Loan, any advance made by the applicable Master Servicer or the Trustee, as applicable, pursuant to
Section 4.03 or Section 7.05.

            "P&I Advance Date": The Business Day immediately prior to each Distribution Date.

            "P&I Advance Determination Date": With respect to any Distribution Date, the Business Day prior to the P&I Advance Date.

            "Pari Passu Loan": The Houston Galleria Loan.

            "Pass-Through Rate": Any of the Class A-1 Pass-Through Rate, the Class A-2FL Pass-Through Rate, the Class A-2FL Regular Interest Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class A-3 Pass-Through Rate, the Class A-4 Pass-Through Rate, the Class A-SB Pass-Through Rate, the Class A-1A Pass-Through Rate, the Class A-M Pass-Through Rate, the Class A-J Pass-Through Rate, the Class B Pass-Through Rate, the Class C Pass-Through Rate, the Class D Pass-Through Rate, the Class E Pass-Through Rate, the Class F Pass-Through Rate, the Class G Pass-Through Rate, the Class H Pass-Through Rate, the Class J Pass-Through Rate, the Class K Pass-Through Rate, the Class L Pass-Through Rate, the Class M Pass-Through Rate, the Class N Pass-Through Rate, the Class O Pass-Through Rate, the Class P Pass-Through Rate, the Class Q Pass-Through Rate, the Class NR Pass-Through Rate, the Class HG-1 Pass-Through Rate, the Class HG-2 Pass-Through Rate, the Class HG-3 Pass-Through Rate, the Class HG-4 Pass-Through Rate, the Class HG-5 Pass-Through Rate, the Class HG-X Pass-Through Rate, the Class X-1 Pass-Through Rate or the Class X-2 Pass-Through Rate.

            "Penalty Charges": With respect to any Mortgage Loan (or successor REO Loan), any amounts actually collected thereon (or, in the case of a Mortgage Loan (or successor REO Loan thereto) that is part of a Loan Pair, actually collected on such Loan Pair and allocated and paid on such Mortgage Loan (or successor REO Loan) in accordance with the related Intercreditor Agreement) that represent late payment charges and/or Default Interest, other than a Yield Maintenance Charge or prepayment premium, and other than any Excess Interest.

            "Percentage Interest": As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Regular Certificate or Class HG Certificate, the percentage interest is equal to the Denomination of such Certificate divided by the Original Certificate Balance or Original Notional Amount, as applicable, of such Class of Certificates as of the Closing Date. With respect to a Class S Certificate or a Residual Certificate, the percentage interest is set forth on the face thereof.

            "Permitted Investments": Any one or more of the following obligations or securities (including obligations or securities of the Trustee, if otherwise qualifying hereunder), regardless whether issued by the Depositor, the applicable Master Servicer, the Special Servicer, the Trustee or any of their respective Affiliates and having the required ratings, if any, provided for in this definition and which shall not be subject to liquidation prior to maturity:

                  (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Fannie Mae, Freddie Mac or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America that mature in one (1) year or less from the date of acquisition; provided, that any obligation of, or guarantee by, Fannie Mae or Freddie Mac, other than an unsecured senior debt obligation of Fannie Mae or Freddie Mac, shall be a Permitted Investment only if such investment would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate as evidenced in writing;

                  (ii) time deposits, unsecured certificates of deposit, or
            bankers' acceptances that mature in one (1) year or less after the date of issuance and are issued or held by any depository institution or trust company (including the Trustee) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short- term debt obligations of such depository institution or trust company are rated in the highest rating categories of each Rating Agency or such other rating as would not result in the downgrading, withdrawal or qualification of the then current rating assigned by each Rating Agency to any Class of Certificates as evidenced in writing;

                  (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

                  (iv) debt obligations bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which mature in one (1) year or less from the date of acquisition, which debt obligations are rated in the highest rating categories of each Rating Agency or such other rating as would not result in the downgrading, withdrawal or qualification of the then current rating assigned by each Rating Agency to any Class of Certificates as evidenced in writing; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts;

                  (v) commercial paper (including both non-interest bearing
            discount obligations and interest bearing obligations) of any corporation or other entity organized under the laws of the United States or any state thereof payable on demand or on a specified date maturing in one (1) year or less from the date of acquisition thereof and which is rated in the highest rating category of each Rating Agency (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned by each Rating Agency to any Class of Certificates as evidenced in writing);

                  (vi) money market funds, rated in the highest rating
            categories of each Rating Agency; and

                  (vii) any other demand, money market or time deposit,
            obligation, security or investment, (a) with respect to which each Rating Agency shall have confirmed in writing that such investment will not result in a downgrade, qualification or withdrawal of the then current rating assigned by such Rating Agency to any Class of Certificates as evidenced in writing and (b) which qualifies as a "cash flow investment" pursuant to Section 860G(a)(6) of the Code;

provided, however, that in each case if the investment is rated by S&P, (a) it shall not have an "r" highlighter affixed to its rating from S&P, (b) it shall have a predetermined fixed dollar of principal due at maturity that cannot vary or change and (c) any such investment that provides for a variable rate of interest must have an interest rate that is tied to a single interest rate index plus a fixed spread, if any, and move proportionately with such index; and provided further, however, that no such instrument shall be a Permitted Investment (a) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity at the time of acquisition of greater than 120% of the yield to maturity at par of such underlying obligations or (b) if such instrument may be redeemed at a price below the purchase price; and provided further, however, that no amount beneficially owned by the Upper-Tier REMIC or the Lower-Tier REMIC (even if not yet deposited in the Trust) may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the applicable Master Servicer receives an Opinion of Counsel, at its own expense, to the effect that such investment will not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

            "Permitted Transferee": Any Person who is a Qualified Institutional Buyer.

            "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Plan": As defined in Section 5.02(c).

            "PNC Bank": PNC Bank, National Association, a national banking association organized under the laws of the United States, or its successor in interest.

            "Prepayment Assumption": A "constant prepayment rate" of 0% used for determining the accrual of original issue discount and market discount, if any, and the amortization premium, if any, on the Certificates for federal income tax purposes; provided, it is assumed that each Mortgage Loan with an Anticipated Repayment Date prepays on such date.

            "Prepayment Interest Excess": For any Distribution Date and with respect to any Mortgage Loan that was subject to a prepayment in full or in part during the related Due Period, which prepayment was applied to such Mortgage Loan after the related Due Date and prior to the following Determination Date, the amount of interest (net of the related Servicing Fees and any Excess Interest), to the extent collected from the related Mortgagor (without regard to any prepayment premium or Yield Maintenance Charge actually collected), that would have accrued at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan and (y) the Trustee Fee Rate, on the amount of such prepayment from and after such Due Date and ending on the date of such prepayment.

            "Prepayment Interest Shortfall": For any Distribution Date and with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during the related Due Period, which Principal Prepayment was applied to such Mortgage Loan after the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring after the related Determination Date, the related Due Date) and prior to the following Due Date, the amount of interest, to the extent not collected from the related Mortgagor (without regard to any prepayment premium or Yield Maintenance Charge actually collected), that would have accrued at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan and (y) the Trustee Fee Rate, on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on such Due Date.

            "Primary Collateral": With respect to any Crossed Loan, that portion of the Mortgaged Property designated as directly securing such Crossed Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such Crossed Loan.

            "Primary Servicing Fee": The monthly fee payable by the applicable Master Servicer from the Servicing Fee to each Initial Sub-Servicer, which monthly fee accrues at the rate per annum specified as such in the Sub-Servicing Agreement with such Initial Sub-Servicer.

            "Prime Rate": The "Prime Rate" as published in the "Money Rates" section of the New York City edition of The Wall Street Journal (or, if such section or publication is no longer available, such other comparable publication as determined by the Trustee in its reasonable discretion) as may be in effect from time to time, or, if the "Prime Rate" no longer exists, such other comparable rate (as determined by the Trustee in its reasonable discretion) as may be in effect from time to time.

            "Principal Distribution Amount": With respect to any Distribution Date and any Class of Regular Certificates (other than the Class A-2FL, Class X-1 and Class X-2 Certificates) and the Class A-2FL Regular Interest, an amount equal to the sum of (a) the Principal Shortfall for such Distribution Date, (b) the Scheduled Principal Distribution Amount for such Distribution Date and (c) the Unscheduled Principal Distribution Amount for such Distribution Date; provided, that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided, that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

            "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            "Principal Shortfall": For any Distribution Date after the initial Distribution Date with respect to the Majority Mortgage Loans, the amount, if any, by which (a) the related Principal Distribution Amount for the preceding Distribution Date, exceeds (b) the aggregate amount distributed in respect of principal on the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class NR Certificates and the Class A-2FL Regular Interest for such preceding Distribution Date pursuant to Section 4.01(a) on such preceding Distribution Date. The Principal Shortfall for the initial Distribution Date will be zero.

            "Privileged Person": Each Rating Agency, any of the Holders of each Class of Certificates, each Underwriter, the Initial Purchaser, each Mortgage Loan Seller (solely with respect to the Mortgage Loans sold by such Mortgage Loan Seller to the Trust) and certain financial market publishers (which initially shall be Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.), each party to this Agreement, the Swap Counterparty, the Directing Certificateholder, any designee of the Depositor and any other Person who shall have provided the Trustee with a certificate, using the form attached hereto as Exhibit V, which form is available from the Trustee, certifying that such Person is a Certificateholder, a beneficial owner or a prospective purchaser of a Certificate.

            "Prospectus": The Prospectus dated November 4, 2005, as supplemented by the Prospectus Supplement dated December 21, 2005, relating to the offering of the Offered Certificates.

            "Purchase Option": As defined in Section 3.18(a)(ii).

            "Purchase Option Notice": As defined in Section 3.18(a)(iii).

            "Purchase Price": With respect to any Mortgage Loan (or REO Loan) to be purchased by a Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement, by the Majority Controlling Class Certificateholder, the Special Servicer or the applicable Master Servicer pursuant to Section 3.18(b), by the applicable Master Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates pursuant to Section 9.01 or to be otherwise sold pursuant to
Section 3.18(d), a price equal to:

                  (i) the outstanding principal balance of such Mortgage Loan
            (or related REO Loan) as of the date of purchase; plus

                  (ii) all accrued and unpaid interest on such Mortgage Loan (or the related REO Loan) at the related Mortgage Rate in effect from time to time (exclusive of Default and Excess Interest) to but not including the Due Date immediately preceding the Determination Date for the related Distribution Date in which such Purchase Price is included in the Available Distribution Amount; plus

                  (iii) all related Servicing Advances that are unreimbursed out of collections from the Mortgage Loan and accrued and unpaid interest on related Advances at the Reimbursement Rate, and any Special Servicing Fees whether paid or then owing allocable to such Mortgage Loan and all additional Trust Fund expenses in respect of such Mortgage Loan; plus

                  (iv) if such Mortgage Loan (or REO Loan) is being purchased by a Mortgage Loan Seller pursuant to Section 6 of the applicable Mortgage Loan Purchase Agreement, to the extent not otherwise included pursuant to clause (iii), all reasonable out-of-pocket expenses reasonably incurred or estimated to be incurred by the applicable Master Servicer, the Special Servicer, the Depositor and the Trustee in respect of the Breach or Defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, all legal fees and expenses relating to the enforcement of such repurchase obligation; plus

                  (v) Liquidation Fees, if any, payable with respect to such
            Mortgage Loan.

With respect to any REO Property to be sold pursuant to Section 3.18(c), the "Purchase Price" shall mean the amount calculated in accordance with the preceding sentence in respect of the related REO Loan. With respect to any REO Property to be purchased or sold pursuant to Section 3.18(b) that relates to a Loan Pair, the term "REO Loan" shall mean the REO Loan with respect to both the related Mortgage Loan and the related Companion Loans.

            "Qualified Bidder": As defined in Section 7.01(c).

            "Qualified Institutional Buyer": A "qualified institutional buyer" as defined in Rule 144A under the Act.

            "Qualified Insurer": (i) With respect to any Mortgage Loan, REO Loan or REO Property, an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction with a minimum claims paying ability rating of at least "A-" by S&P, "A3" by Moody's and "A-" by Fitch , or backed or guaranteed by a company with such a rating and
(ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), except as set forth in
Section 3.07(c), an insurance company that has a claims paying ability rated no lower than two ratings below the rating assigned to the then highest rated outstanding Certificate, but in no event lower than "A-" by S&P, "A3" by Moody's and "A-" by Fitch (or, if not rated by one of such Rating Agencies, then at least "A-" by two other nationally recognized statistical rating organizations (which may include the other Rating Agencies)) or, in the case of clauses (i) and (ii), such other rating as each Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then current rating assigned by such Rating Agency to any Class of Certificates as evidenced in writing.

            "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as and grace period no longer than that of the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have a then current loan-to-value ratio not higher than that of the deleted Mortgage Loan as of the Closing Date and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted Mortgage Loan, in each case using the "value" as determined using an MAI appraisal; (vii) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related Servicing File;
(ix) have a then current debt service coverage ratio of not less than the original debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted Mortgage Loan; (x) constitute a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code as evidenced by an Opinion of Counsel (provided at the applicable Mortgage Loan Seller's expense); (xi) not have a maturity date or an amortization schedule after the date two years prior to the Rated Final Distribution Date; (xii) have comparable prepayment restrictions to those of the deleted Mortgage Loan; (xiii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiv) have been approved by the Directing Certificateholder; (xv) prohibit defeasance within two years of the Closing Date; (xvi) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either of the REMICs established under this Agreement or the imposition of tax on either of such REMICs other than a tax on income expressly permitted or contemplated to be imposed by the terms of this Agreement, as determined by an Opinion of Counsel; (xvii) have an engineering report with respect to the related Mortgaged Property that will be delivered as a part of the related Servicing File; (xviii) become a part of the same Loan Group as the deleted Mortgage Loan, and (xix) be current in the payment of all scheduled payments of principal and interest then due. In the event that more than one mortgage loan is substituted for a deleted Mortgage Loan, then the amounts described in clause
(i) shall be determined on the basis of aggregate Stated Principal Balances and each such proposed Qualified Substitute Mortgage Loan shall individually satisfy each of the requirements specified in (ii) through (xix); provided, the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided further, that no individual Mortgage Rate (net of the Servicing Fee Rate and the Trustee Fee Rate) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the Weighted Average Net Mortgage Rate) of any class of Regular Certificates (other than the Class A-2FL Certificates) or the Class A-2FL Regular Interest having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee and the Directing Certificateholders. A Qualified Substitute Mortgage Loan may not be substituted for either the Houston Galleria Loan or the Houston Galleria Trust Subordinate Companion Loan.

            "Rated Final Distribution Date": As to each Class of Certificates, December 15, 2044, the first Distribution Date after the 24th month following the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term.

            "Rating Agency": Each of S&P, Moody's and Fitch or their successors in interest. If no such rating agency nor any successor remains in existence, "Rating Agency" shall be deemed to refer to such nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Special Servicer and the Master Servicers, and specific ratings of S&P, Moody's and Fitch herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Rating Agency Trigger Event": The reduction of the Swap Counterparty's long-term ratings below "A-" by S&P, "A-" by Fitch and "A3" by Moody's.

            "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            "Registrar Office": As defined in Section 5.02(a).

            "Regular Certificate": Any of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class NR, Class X-1 and Class X-2 Certificates.

            "Regulation AB": Regulation AB under the Act and the Exchange Act.

            "Regulation AB Companion Loan Securitization": As defined in Section 3.33.

            "Regulation D": Regulation D under the Act.

            "Regulation S": Regulation S under the Act.

            "Regulation S Book-Entry Certificates": The Regular Certificates sold in offshore transactions in reliance on Regulation S and represented by one or more Book-Entry Certificates deposited with the Trustee as custodian for the Depository.

            "Regulation S Investor": With respect to a transferee of a Regulation S Book-Entry Certificate, a transferee that acquires such Certificate pursuant to Regulation S.

            "Regulation S Transfer Certificate": A certificate substantially in the form of Exhibit I-1 or Exhibit I-2 hereto, as applicable.

            "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and P&I Advances in accordance with Section 4.03(d), which rate per annum shall equal the Prime Rate.

            "Related Certificates," "Related Uncertificated Lower-Tier Interests" and "Related Components of Class X Certificates": For each of the following Classes of Certificates or the Class A-2FL Regular Interest, as applicable, the related Class of Uncertificated Lower-Tier Interests and the related Components of Class X Certificates; for the following Components of the Class X Certificates, the related Class of Uncertificated Lower-Tier Interests and the related Class of Certificates or the Class A-2FL Regular Interest, as applicable, set forth below; and for the following Classes of Uncertificated Lower-Tier Interests, the related Components of the Class X Certificates and the related Class of Certificates or the Class A-2FL Regular Interest, as applicable, set forth below:
                                                                      Related
                                                                    Components
                                Related Uncertificated              of Class X
   Related Certificates          Lower-Tier Interests              Certificates
   --------------------          --------------------              ------------
Class A-1 Certificates     Class LA-1-1 Uncertificated Interest        XA-1-1
                           Class LA-1-2 Uncertificated Interest        XA-1-2
                           Class LA-1-3 Uncertificated Interest        XA-1-3
                           Class LA-1-4 Uncertificated Interest        XA-1-4
                           Class LA-1-5 Uncertificated Interest        XA-1-5
Class A-1A Certificates    Class LA-1A-1 Uncertificated Interest       XA-1A-1
                           Class LA-1A-2 Uncertificated Interest       XA-1A-2
                           Class LA-1A-3 Uncertificated Interest       XA-1A-3
                           Class LA-1A-4 Uncertificated Interest       XA-1A-4
                           Class LA-1A-5 Uncertificated Interest       XA-1A-5
                           Class LA-1A-6 Uncertificated Interest       XA-1A-6
                           Class LA-1A-7 Uncertificated Interest       XA-1A-7
                           Class LA-1A-8 Uncertificated Interest       XA-1A-8
                           Class LA-1A-9 Uncertificated Interest       XA-1A-9
                           Class LA-1A-10 Uncertificated Interest      XA-1A-10
                           Class LA-1A-11 Uncertificated Interest      XA-1A-11
                           Class LA-1A-12 Uncertificated Interest      XA-1A-12
                           Class LA-1A-13 Uncertificated Interest      XA-1A-13
                           Class LA-1A-14 Uncertificated Interest      XA-1A-14
                           Class LA-1A-15 Uncertificated Interest      XA-1A-15
Class A-2FL Regular        Class LA-2FL-1 Uncertificated Interest      XA-2FL-1
  Interest
                           Class LA-2FL-2 Uncertificated Interest      XA-2FL-2
                           Class LA-2FL-3 Uncertificated Interest      XA-2FL-3
Class A-2 Certificates     Class LA-2-1 Uncertificated Interest        XA-2-1
                           Class LA-2-2 Uncertificated Interest        XA-2-2
Class A-3 Certificates     Class LA-3-1 Uncertificated Interest        XA-3-1
                           Class LA-3-2 Uncertificated Interest        XA-3-2
Class A-4 Certificates     Class LA-4-1 Uncertificated Interest        XA-4-1
                           Class LA-4-2 Uncertificated Interest        XA-4-2
                           Class LA-4-3 Uncertificated Interest        XA-4-3
                           Class LA-4-4 Uncertificated Interest        XA-4-4
                           Class LA-4-5 Uncertificated Interest        XA-4-5
                           Class LA-4-6 Uncertificated Interest        XA-4-6
                           Class LA-4-7 Uncertificated Interest        XA-4-7
Class A-SB Certificates    Class LA-SB-1 Uncertificated Interest       XA-SB-1
                           Class LA-SB-2 Uncertificated Interest       XA-SB-2
                           Class LA-SB-3 Uncertificated Interest       XA-SB-3
                           Class LA-SB-4 Uncertificated Interest       XA-SB-4
                           Class LA-SB-5 Uncertificated Interest       XA-SB-5
                           Class LA-SB-6 Uncertificated Interest       XA-SB-6
Class A-M Certificates     Class LA-M    Uncertificated Interest          XA-M
Class A-J Certificates     Class LA-J    Uncertificated Interest          XA-J

Class B Certificates       Class LB Uncertificated Interest           XB
Class C Certificates       Class LC Uncertificated Interest           XC
Class D Certificates       Class LD Uncertificated Interest           XD
Class E Certificates       Class LE Uncertificated Interest           XE
Class F Certificates       Class LF Uncertificated Interest           XF
Class G Certificates       Class LG-1 Uncertificated Interest         XG-1
                           Class LG-2 Uncertificated Interest         XG-2
                           Class LG-3 Uncertificated Interest         XG-3
Class H Certificates       Class LH-1 Uncertificated Interest         XH-1
                           Class LH-2 Uncertificated Interest         XH-2
                           Class LH-3 Uncertificated Interest         XH-3
Class J Certificates       Class LJ-1 Uncertificated Interest         XJ-1
                           Class LJ-2 Uncertificated Interest         XJ-2
                           Class LJ-3 Uncertificated Interest         XJ-3
Class K Certificates       Class LK-1 Uncertificated Interest         XK-1
                           Class LK-2 Uncertificated Interest         XK-2
                           Class LK-3 Uncertificated Interest         XK-3
Class L Certificates       Class LL-1 Uncertificated Interest         XL-1
                           Class LL-2 Uncertificated Interest         XL-2
Class M Certificates       Class LM-1 Uncertificated Interest         XM-1
                           Class LM-2 Uncertificated Interest         XM-2
Class N Certificates       Class LN Uncertificated Interest           XN
Class O Certificates       Class LO Uncertificated Interest           XO
Class P Certificates       Class LP Uncertificated Interest           XP
Class Q Certificates       Class LQ-1 Uncertificated Interest         XQ-1
                           Class LQ-2 Uncertificated Interest         XQ-2
Class NR Certificates      Class LNR Uncertificated Interest          XNR
Class HG-1 Certificates    Class LHG-1 Uncertificated Interest        N/A
Class HG-2 Certificates    Class LHG-2 Uncertificated Interest        N/A
Class HG-3 Certificates    Class LHG-3 Uncertificated Interest        N/A
Class HG-4 Certificates    Class LHG-4 Uncertificated Interest        N/A
Class HG-5 Certificates    Class LHG-5 Uncertificated Interest        N/A
Class HG-X Certificates    Class LHG-X Uncertificated Interest        N/A

            "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code (or any successor thereto).

            "REMIC Administrator": The Trustee or any REMIC administrator appointed pursuant to Section 10.04.

            "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final Treasury regulations (or proposed regulations that would apply by reason of their proposed effective date to the extent not inconsistent with temporary or final regulations) and any rulings promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

            "REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Midland Loan Services, Inc., or the applicable successor Special Servicer, as Special Servicer, for the benefit of LaSalle Bank National Association, as Trustee, in trust for registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5, REO Account." Any such account or accounts shall be an Eligible Account.

            "REO Acquisition": The acquisition for federal income tax purposes of any REO Property pursuant to Section 3.09.

            "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.18.

            "REO Extension": As defined in Section 3.16(a).

            "REO Loan": The Mortgage Loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to be outstanding for so long as the related REO Property remains part of the Trust Fund and provides for Assumed Scheduled Payments on each Due Date therefor, and otherwise has the same terms and conditions as its predecessor Mortgage Loan, including, without limitation, with respect to the calculation of the Mortgage Rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan). Each REO Loan shall be deemed to have an initial outstanding principal balance and Stated Principal Balance equal to the outstanding principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All amounts due and owing in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, accrued and unpaid interest, shall continue to be due and owing in respect of a REO Loan. All amounts payable or reimbursable to the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Special Servicing Fees and Servicing Fees, additional Trust Fund expenses and any unreimbursed Advances, together with any interest accrued and payable to the applicable Master Servicer or the Trustee, as applicable, in respect of such Advances in accordance with Section 3.03(d) or Section 4.03(d), shall continue to be payable or reimbursable to the applicable Master Servicer or the Trustee, as applicable, in respect of an REO Loan. In addition, Unliquidated Advances and Nonrecoverable Advances with respect to such REO Loan, in each case, that were paid from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of "Principal Distribution Amount", "Loan Group 1 Principal Distribution Amount" or "Loan Group 2 Principal Distribution Amount" shall be deemed outstanding until recovered. Collections in respect of each REO Loan (exclusive of the amounts to be applied to the payment of, or to be reimbursed to the applicable Master Servicer or the Special Servicer for the payment of unreimbursed Advances and interest thereon and the costs of operating, managing, selling, leasing and maintaining the related REO Property) shall be treated: first, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate in effect from time to time to, but not including, the Due Date in the Due Period of receipt (exclusive of any portion that constitutes Excess Interest); second, as a recovery of Unliquidated Advances with respect to such REO Loan that relate to Advances and were paid from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of "Principal Distribution Amount", "Loan Group 1 Principal Distribution Amount" or "Loan Group 2 Principal Distribution Amount"; third, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; fourth, as a recovery of Nonrecoverable Advances, with respect to such REO Loan, that relate to Advances and were paid from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of "Principal Distribution Amount", "Loan Group 1 Principal Distribution Amount" or "Loan Group 2 Principal Distribution Amount"; and fifth, in accordance with the Servicing Standards, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, (i) Penalty Charges, (ii) Yield Maintenance Charges and (iii) Excess Interest and other amounts, in that order.

            "REO Loan Accrual Period": With respect to any REO Loan and any Due Date therefor, the one-month period immediately preceding such Due Date.

            "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf of, and in the name of, the Trustee or a nominee thereof for the benefit of the Certificateholders (and the related Companion Holder, subject to the related Intercreditor Agreement, with respect to a Mortgaged Property securing a Loan Pair) and the Trustee (as holder of the Class A-2FL Regular Interest and the Uncertificated Lower-Tier Interests) through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

            "REO Revenues": All income, rents and profits derived from the ownership, operation or leasing of any REO Property.

            "Request for Release": A release signed by a Servicing Officer of the applicable Master Servicer or the Special Servicer, as applicable, in the form of Exhibit E attached hereto.

            "Residual Certificate": Any Class R Certificate or Class LR Certificate issued, authenticated and delivered hereunder.

            "Responsible Officer": When used with respect to each of the initial Trustee, any Vice President, Assistant Vice-President, Assistant Secretary or corporate trust officer in the corporate trust department of the Trustee or the Global Securities and Trust Services Group of the Trustee, and with respect to any successor Trustee, any officer or assistant officer in the corporate trust department of the Successor Trustee, any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject.

            "Restricted Period": The 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which Certificates are first offered to Persons other than the Initial Purchaser and any other distributor (as such term is defined in Regulation S) of the Certificates and (b) the Closing Date.

            "Retained Fee Rate": A rate of 0.005% per annum.

            "Revised Rate": With respect to those Mortgage Loans on the Mortgage Loan Schedule indicated as having a revised rate, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for each applicable Mortgage Loan, as calculated and as set forth in the related Mortgage Loan.

            "Rule 144A": Rule 144A under the Act.

            "Rule 144A Book-Entry Certificate": With respect to any Class of Certificates offered and sold in reliance on Rule 144A, a single, permanent Book-Entry Certificate, in definitive, fully registered form without interest coupons.

            "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest. If S&P nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the applicable Master Servicer and the Special Servicer and specific ratings of S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Scheduled Principal Distribution Amount": With respect to any Distribution Date and the Majority Mortgage Loans, the aggregate of the principal portions of (a) all Monthly Payments (excluding Balloon Payments and Excess Interest) due in respect of such Mortgage Loans during or, if and to the extent not previously received or advanced pursuant to Section 4.03 in respect of a preceding Distribution Date, prior to, the related Due Period, and all Assumed Scheduled Payments for the related Due Period, in each case to the extent either (i) paid by the Mortgagor as of the Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring or a grace period ending after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the Master Servicer as of the Business Day preceding the related P&I Advance Date) (and not previously distributed to Certificateholders) or (ii) advanced by the applicable Master Servicer or the Trustee, as applicable, pursuant to Section 4.03 in respect of such Distribution Date, and (b) all Balloon Payments to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring or a grace period ending after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the applicable Master Servicer as of the Business Day preceding the related P&I Advance Date), and to the extent not included in clause (a) above.

            "Securities Act": The Securities Act of 1933, as it may be amended from time to time.

            "Security Agreement": With respect to any Mortgage Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

            "Serviced Pari Passu Companion Loan": Any of the Houston Galleria Pari Passu Companion Loans if and for so long as such Companion Loan is included a Regulation AB Companion Loan Securitization.

            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

            "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred by the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, in connection with the servicing and administering of (a) a Mortgage Loan (and in the case of an AB Mortgage Loan or the Houston Galleria Loan, the related Companion Loan(s)) in respect of which a default, delinquency or other unanticipated event has occurred or as to which a default is reasonably foreseeable or (b) an REO Property, including (in the case of each of such clause (a) and clause (b)), but not limited to, (x) the cost of
(i) compliance with the applicable Master Servicer's obligations set forth in
Section 3.03(c), (ii) the preservation, restoration and protection of a Mortgaged Property, (iii) obtaining any Insurance and Condemnation Proceeds or any Liquidation Proceeds of the nature described in clauses (i)-(iv) of the definition of "Liquidation Proceeds," (iv) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures and (v) the operation, leasing, management, maintenance and liquidation of any REO Property and (y) any amount specifically designated herein to be paid as a "Servicing Advance". Notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the applicable Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or costs and expenses incurred by any such party in connection with its purchase of a Mortgage Loan or REO Property.

            "Servicing Fee": With respect to each Mortgage Loan, Companion Loan and REO Loan, the fee payable to the applicable Master Servicer pursuant to the first paragraph of Section 3.11(a).

            "Servicing Fee Amount": With respect to the applicable Master Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan, (a) the Stated Principal Balance of such Mortgage Loan as of the end of the immediately preceding Due Period and (b) the difference between the Servicing Fee Rate for such Mortgage Loan over the servicing fee rate (if any) applicable to such Mortgage Loan as specified in any Sub-Servicing Agreement related to such Mortgage Loan. With respect to each Sub-Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan serviced by such Sub-Servicer,
(a) the Stated Principal Balance of such Mortgage Loan as of the end of the immediately preceding Due Period and (b) the servicing fee rate specified in the related Sub-Servicing Agreement for such Mortgage Loan.

            "Servicing Fee Rate": With respect to each Mortgage Loan and REO Loan, a rate equal to the per annum rate set forth on the Mortgage Loan Schedule under the heading "Servicing Fee Rate," in each case computed on the basis of the Stated Principal Balance of the related Mortgage Loan. With respect to the Houston Galleria Companion Loans, the Brookdale Office Portfolio Companion Loan, the Jordan Creek Companion Loan and the 30 West Monroe Companion Loan, a per annum rate equal to 0.01%, and with respect to each of the other Companion Loans, the rate payable to the applicable Master Servicer with respect to the related Mortgage Loan as set forth in the related Intercreditor Agreement.

            "Servicing File": Shall mean a photocopy of all items required to be included in the Mortgage File, together with each of the following, to the extent such items were actually delivered to the related Mortgage Loan Seller with respect to a Mortgage Loan and (to the extent that the identified documents existed on the Closing Date and the applicable reference to Servicing File relates to any period after the Closing Date) delivered by the related Mortgage Loan Seller to the applicable Master Servicer: (i) a copy of any engineering reports, environmental reports or property condition reports; (ii) other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll and, for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the Mortgage Loan Seller; (iii) copies of related financial statements or operating statements;
(iv) all legal opinions (excluding attorney-client communications between the Mortgage Loan Seller and its counsel which are privileged communications or constitute legal or other due diligence analyses), Mortgagor's Certificates and certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies, if any, delivered in connection with the closing of the Mortgage Loan; (v) a copy of the Appraisal for the related Mortgaged Property(ies); and (vi) for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease.

            "Servicing Group": Servicing Group A or Servicing Group B, as applicable.

            "Servicing Group A": Collectively, all of the Mortgage Loans that are Group A Mortgage Loans and any successor REO Loans with respect thereto.

            "Servicing Group B": Collectively, all of the Mortgage Loans that are Group B Mortgage Loans and any successor REO Loans with respect thereto.

            "Servicing Officer": Any officer and/or employee of the applicable Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the applicable Master Servicer and the Special Servicer to the Trustee and the Depositor on the Closing Date as such list may be amended from time to time thereafter.

            "Servicing-Released Bid": As defined in Section 7.01(c).

            "Servicing-Retained Bid": As defined in Section 7.01(c).

            "Servicing Standards": As defined in Section 3.01(a).

            "Servicing Transfer Event": With respect to any Mortgage Loan or Companion Loan, the occurrence of any of the following events:

                  (i) with respect to a Mortgage Loan that is not a Balloon
            Loan, a payment default shall have occurred at the original Maturity Date, or, if the original Maturity Date of such Mortgage Loan or Companion Loan has been extended, a payment default shall have occurred at such extended Maturity Date; or

                  (ii) in the case of a Balloon Payment, such payment is
            delinquent and the related Mortgagor has not provided the applicable Master Servicer on or prior to the related Maturity Date (or the 60th day after the related Maturity Date with respect to a Mortgage Loan where the Mortgagor has continued to make its Assumed Scheduled Payments and is diligently pursuing re-financing) with a bona fide written commitment for refinancing, reasonably satisfactory in form and substance to such Master Servicer, which provides that such refinancing will occur within 120 days after the Maturity Date, provided that if such refinancing does not occur within such 120-day period, the related Mortgage Loan will become a Specially Serviced Mortgage Loan at the end of such 120-day period (or at the end of any shorter period beyond the date on which that Balloon Payment was due within which the refinancing is scheduled to occur); or

                  (iii) any Monthly Payment (other than a Balloon Payment) is more than 60 days delinquent (unless, in the case of each AB Mortgage Loan or Mortgage Loan with mezzanine debt the holder of the related Companion Loan or mezzanine debt cures such delinquency or with respect to Houston Galleria Loan only, the Houston Galleria Controlling Holder has cured such delinquency pursuant to the Houston Galleria Intercreditor Agreement prior to such Monthly Payment becoming more than 60 days delinquent); or

                  (iv) the applicable Master Servicer or the Special Servicer
            (in the case of the Special Servicer, with the consent of the Directing Certificateholder), as the case may be, makes a judgment that a payment default is imminent and is not likely to be cured by the related Mortgagor within 60 days; or

                  (v) a decree or order of a court or agency or supervisory
            authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the related Mortgagor; provided, that if such decree or order is discharged or stayed within 60 days of being entered, or if, as to a bankruptcy, the automatic stay is lifted within 60 days of a filing for relief or the case is dismissed, upon such discharge, stay, lifting or dismissal such Mortgage Loan or Companion Loan shall no longer be a Specially Serviced Mortgage Loan (and no Special Servicing Fees, Workout Fees or Liquidation Fees will be payable with respect thereto and any such fees actually paid shall be reimbursed by the Special Servicer); or

                  (vi) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

                  (vii) the related Mortgagor shall admit in writing its
            inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (viii) a default of which the applicable Master Servicer or the Special Servicer, as the case may be, has notice (other than a failure by such Mortgagor to pay principal or interest) and which the applicable Master Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder) determines in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders or the holders of the related Companion Loan, if applicable, has occurred and remained unremedied for the applicable grace period specified in the related Mortgage Loan or Companion Loan documents, other than the failure to maintain terrorism insurance if such failure constitutes an Acceptable Insurance Default (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

                  (ix) the applicable Master Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the related Mortgaged Property; or

                  (x) the applicable Master Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder) determines that (A) a default (other than as described in clause (iv) above) under the related Mortgage Loan is imminent, (B) such default will materially impair the value of the corresponding Mortgaged Property as security for the related Mortgage Loan or otherwise materially adversely affect the interests of Certificateholders (or, with respect to each AB Mortgage Loan or the Houston Galleria Whole Loan, the holder of the related Companion Loan(s)) and (C) the default will continue unremedied for the applicable cure period under the terms of the related Mortgage Loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the related Mortgage Loan); provided that any determination that a Servicing Transfer Event has occurred under this clause (x), with respect to any Mortgage Loan solely by reason of the failure (or imminent failure) of the related Mortgagor to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism, may be made only by the Special Servicer (with the consent of the Directing Certificateholder).

provided, if a Companion Loan becomes a Specially Serviced Mortgage Loan, the related AB Mortgage Loan or the Houston Galleria Loan and Houston Galleria Trust Subordinate Companion Loan, as applicable, shall also become a Specially Serviced Mortgage Loan. If an AB Mortgage Loan or the Houston Galleria Loan or the Houston Galleria Trust Subordinate Companion Loan, as applicable, becomes a Specially Serviced Mortgage Loan, the related Companion Loan(s) shall become a Specially Serviced Mortgage Loan(s). If any Mortgage Loan in a Crossed Group becomes a Specially Serviced Mortgage Loan, each other Mortgage Loan in such Crossed Group shall also become a Specially Serviced Mortgage Loan.

            "Similar Law": As defined in Section 5.02(c).

            "Sole Certificateholder": Any Certificate Owner of a book-entry Certificate or a Holder of a definitive Certificate holding 100% of the Class X-1, Class X-2, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class NR, Class HG-1, Class HG-2, Class HG-3, Class HG-4, Class HG-5 and Class HG-X Certificates or, with respect to such Classes of Certificates an assignment of the voting rights thereof; provided, however, that the Certificate Balances of the Class A-1, Class A-2FL, Class A-2, Class A-3, Class A-4 Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates have been retired.

            "Special Servicer": Midland Loan Services, Inc., a Delaware corporation, and its successors in interest and assigns, or any successor Special Servicer appointed as allowed herein.

            "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and REO Loan (including any Companion Loan that becomes a Specially Serviced Mortgage Loan), the fee payable to the Special Servicer pursuant to the first paragraph of Section 3.11(b); provided, however, no Special Servicing Fee will be payable with respect to the Jordan Creek Loan Pair or the Brookdale Office Portfolio Loan Pair if such loan is a Specially Serviced Mortgage Loan as a result of a Servicing Transfer Event under clause (x) of the definition thereof that does not result in an actual (as opposed to imminent) Event of Default.

            "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Loan, 0.25% per annum computed on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO
Loan) or Companion Loan (if provided for under the related Intercreditor Agreement) in the same manner as interest is calculated on the Specially Serviced Mortgage Loans.

            "Specially Serviced Mortgage Loan": As defined in Section 3.01(a).

            "Startup Day": The day designated as such in Section 10.01(b).

            "Stated Principal Balance": With respect to any Mortgage Loan, as of any date of determination, an amount equal to (x) the Cut-off Date Principal Balance of such Mortgage Loan (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received), plus (y) any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on or before the end of the immediately preceding Due Period minus (z) the sum of:

                  (i) the principal portion of each Monthly Payment due on such
            Mortgage Loan after the Cut-off Date (or in the case of a Qualified Substitute Mortgage Loan, the Due Date in the related month of substitution), to the extent received from the Mortgagor or advanced by the applicable Master Servicer;

                  (ii) all Principal Prepayments received with respect to such
            Mortgage Loan after the Cut-off Date (or in the case of a Qualified Substitute Mortgage Loan, the Due Date in the related month of substitution);

                  (iii) the principal portion of all Insurance and Condemnation
            Proceeds (to the extent allocable to principal on the related Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a Qualified Substitute Mortgage Loan, the Due Date in the related month of substitution); and

                  (iv) any reduction in the outstanding principal balance of such Mortgage Loan resulting from a Deficient Valuation that occurred prior to the end of the Due Period for the most recent Distribution Date.

            With respect to any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Acquisition, minus (y) the sum of:

                  (i) the principal portion of any P&I Advance made with respect to such REO Loan; and

                  (ii) the principal portion of all Insurance and Condemnation
            Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and REO Revenues received with respect to such REO Loan.

            A Mortgage Loan or a REO Loan that is a successor to a Mortgage Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation Event, would have been) distributed to Certificateholders.

            With respect to any Companion Loan on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such Companion Loan as of such date.

            "Statement to Certificateholders": As defined in Section 4.02(a).

            "Subordinate Certificate": Any Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q or Class NR Certificate.

            "Sub-Servicer": Any Person with which the applicable Master Servicer has entered into a Sub-Servicing Agreement.

            "Sub-Servicing Agreement": The written contract between the applicable Master Servicer or the Special Servicer, as the case may be, and any Sub-Servicer relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

            "Substitution Shortfall Amount": With respect to a substitution pursuant to Section 2.03(b) hereof, an amount equal to the excess, if any, of the Purchase Price of the Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loan. In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time by the same Mortgage Loan Seller) for one or more deleted Mortgage Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Mortgage Loan or Mortgage Loans being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Mortgage Loans.

            "Successful Bidder": As defined in Section 7.01(c).

            "Swap Contract": The 1992 ISDA Master Agreement, together with the related schedule, confirmation and any annexes thereto, dated as of December 28, 2005, by and among the Swap Counterparty and the Trustee, solely in its capacity as Trustee, on behalf of the Trust.

            "Swap Counterparty": JPMorgan Chase Bank, N.A., acting in such capacity, or its successor in interest.

            "Swap Counterparty Collateral Account": The trust account or accounts created and maintained as a separate account or accounts by the Trustee pursuant to Section 3.32(g), which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass Through Certificates, Series 2005-LDP5 Class A-2FL Certificates (subject to the rights of the Swap Counterparty as provided in the Swap Contract), Swap Counterparty Collateral Account," and which must be an Eligible Account (or a subaccount of an Eligible Account). The Swap Counterparty Collateral Account shall not be an asset of either the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

            "Swap Default": Any failure on the part of the Swap Counterparty to
(i) make a required payment under the Swap Contract or (ii) either post acceptable collateral or find an acceptable replacement Swap Counterparty after a Rating Agency Trigger Event has occurred as required by Part 1, paragraph (k) of the Schedule to the Master Agreement in the related Swap Contract.

            "Swap Termination Fees": Any fees or expenses payable by the Swap Counterparty to the Trust in connection with a Swap Default, termination of the Swap Contract or liquidation of the Swap Contract, as specified in the Swap Contract.

            "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the Upper-Tier REMIC and the Lower-Tier REMIC due to its classification as a REMIC under the REMIC Provisions, and the applicable federal income tax returns to be filed on behalf of the Grantor Trust, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal tax law or Applicable State and Local Tax Law.

            "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transfer Affidavit": As defined in Section 5.02(d).

            "Transferable Servicing Interest": Subject to reduction by the Trustee pursuant to Section 3.11(a), the amount by which the Servicing Fee otherwise payable to Master Servicer No. 1 hereunder exceeds the sum of (i) the Primary Servicing Fee and (ii) the amount of the Servicing Fee calculated using the Retained Fee Rate.

            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "Transferor Letter": As defined in Section 5.02(d).

            "Trust": The trust created hereby and to be administered hereunder.

            "Trust Fund": The corpus of the trust created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date (or with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution); (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) the applicable Master Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to this Agreement and any proceeds thereof (to the extent of the Trust Fund's interest therein); (vi) any Assignments of Leases and any security agreements (to the extent of the Trust Fund's interest therein); (vii) any letters of credit, indemnities, guaranties or lease enhancement policies given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (viii) all assets deposited in the Servicing Accounts (to the extent of the Trust Fund's interest therein), amounts on deposit in the Certificate Accounts, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Floating Rate Account, the Interest Reserve Account, the Gain-on-Sale Reserve Account (to the extent of the Trust Fund's interest in the Gain-on-Sale Reserve Account) and any REO Account (to the extent of the Trust Fund's interest in such REO Account), including any reinvestment income, as applicable; (ix) any Environmental Indemnity Agreements (to the extent of the Trust Fund's interest therein); (x) the rights and remedies of the Depositor under each Mortgage Loan Purchase Agreement (to the extent transferred to the Trustee); (xi) the Uncertificated Lower-Tier Interests and the Class A-2FL Regular Interest; (xii) the Swap Contract; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Mortgagor).

            "Trust Related Litigation": As defined in Section 3.10(d).

            "Trustee": LaSalle Bank National Association, a national banking association, in its capacity as Trustee and its successors in interest, or any successor Trustee appointed as herein provided.

            "Trustee Exception Report": As defined in Section 2.02(b).

            "Trustee Fee": The fee to be paid to the Trustee as compensation for the Trustee's activities under this Agreement. No portion of the Trustee Fee shall be calculated by reference to any Companion Loan or the principal balance of any Companion Loan.

            "Trustee Fee Rate": A rate equal to 0.0003% per annum computed on the basis of the Stated Principal Balance of the related Mortgage Loan (and in the same manner as interest is calculated on the related Mortgage Loan) as of the preceding Distribution Date.

            "Trustee's Direction": As defined in Section 7.01(a).

            "Trust-Related Litigation": As defined in Section 3.10(c).

            "UCC": The Uniform Commercial Code, as enacted in each applicable state.

            "UCC Financing Statement": A financing statement prepared and filed pursuant to the UCC, as in effect in the relevant jurisdiction.

            "Uncertificated Class HG Lower-Tier Interests": Any of the Class LHG-1, Class LHG-2, Class LHG-3, Class LHG-4, Class LHG-5 and Class LHG-X Uncertificated Interests.

            "Uncertificated Lower-Tier Interests": Any of the Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-1-4, Class LA-1-5, Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6, Class LA-1A-7, Class LA-1A-8, Class LA-1A-9, Class LA-1A-10, Class LA-1A-11, Class LA-1A-12, Class LA-1A-13, Class LA-1A-14, Class LA-1A-15, Class LA-2FL-1, Class LA-2FL-2, Class LA-2FL-3, Class LA-2-1, Class LA-2-2, Class LA-3-1, Class LA-3-2, Class LA-4-1, Class LA-4-2, Class LA-4-3, Class LA-4-4, Class LA-4-5, Class LA-4-6, Class LA-4-7, Class LA-SB-1, Class LA-SB-2, Class LA-SB-3, Class LA-SB-4, Class LA-SB-5, Class LA-SB-6, Class LA-M, Class LA-J, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG-1, Class LG-2, Class LG-3, Class LH-1, Class LH-2, Class LH-3, Class LJ-1, Class LJ-2, Class LJ-3, Class LK-1, Class LK-2, Class LK-3, Class LL-1, Class LL-2, Class LM-1, Class LM-2, Class LN, Class LO, Class LP, Class LQ-1, Class LQ-2, Class LNR, Class LHG-X, Class LHG-1, Class LHG-2, Class LHG-3, Class LHG-4 and Class LHG-5 Uncertificated Interests.

            "Underwriters": J.P. Morgan Securities Inc., Nomura Securities International, Inc., IXIS Securities North America Inc., PNC Capital Markets LLC, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC.

            "Uninsured Cause": Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07.

            "Unliquidated Advance": Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount pursuant to subsections (iii) and (iv) of
Section 3.05(a) but that has not been recovered from the Mortgagor or otherwise from collections on or the proceeds of the Mortgage Loan or REO Property in respect of which the Advance was made.

            "Unscheduled Principal Distribution Amount": With respect to any Distribution Date and the Majority Mortgage Loans, the aggregate of (a) all Principal Prepayments received on such Mortgage Loans on or prior to the Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring or a grace period ending after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the Master Servicer as of the Business Day preceding the related P&I Advance Date) and (b) the principal portions of all Liquidation Proceeds, Insurance and Condemnation Proceeds (net of Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional Trust Fund expenses incurred in connection with the related Mortgage Loan) and, if applicable, REO Revenues received with respect to such Mortgage Loans and any REO Loans on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring or a grace period ending after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the Master Servicer as of the Business Day preceding the related P&I Advance Date), but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made pursuant to Section 4.03 in respect of a preceding Distribution Date.

            "Upper-Tier Distribution Account": The segregated account or accounts (or a subaccount of the Distribution Account) created and maintained by the Trustee pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5, Upper-Tier Distribution Account." Any such account or accounts shall be an Eligible Account (or a subaccount of the Distribution Account).

            "Upper-Tier REMIC": One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Distribution Account.

            "U.S. Dollars": Lawful money of the United States of America.

            "U.S. Person": A citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, the Voting Rights shall be allocated among the various Classes of Certificateholders as follows: (i) 4% in the case of the Class X Certificates (allocated pro rata, between the Class X-1 and Class X-2 Certificates based upon their Class Notional Amounts) and (ii) in the case of any other Class of Regular Certificates (other than the Class X certificates) a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class, in each case, determined as of the Distribution Date immediately preceding such time, and the denominator of which is equal to the aggregate Certificate Balance of the Regular Certificates (other than the Class X Certificates), each determined as of the Distribution Date immediately preceding such time. None of the Class HG Certificates, Class S Certificates, the Class R Certificates and the Class LR Certificates will be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Appraisal Reductions shall not result in a change in the Class Voting Rights of any Class of Regular Certificates.

            "Weighted Average Net Mortgage Rate": With respect to any Distribution Date, the weighted average of the applicable Net Mortgage Rates of the Majority Mortgage Loans as of the first day of the related Due Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Due Period (after giving effect to any payments received during any applicable grace period).

            "Whole Loan": Any of the Loan Pairs or the Houston Galleria Whole Loan, as applicable.

            "Whole Loan Controlling Holder": With respect to the Brookdale Office Portfolio Loan Pair or the Jordan Creek Loan Pair, so long as no Control Appraisal Event exists with respect to the related Whole Loan, the related Companion Holder, and with respect to the Houston Galleria Whole Loan, so long as no Houston Galleria Control Appraisal Event exists with respect to the related Whole Loan, the Houston Galleria Controlling Holder.

            "Withheld Amounts": As defined in Section 3.25(a).

            "Workout-Delayed Reimbursement Amounts": With respect to any Mortgage Loan, the amount of any Advances made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes (or, but for the making of three Monthly Payments under its modified terms, would then constitute) a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance (and accrued and unpaid interest thereon) is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance (and accrued and unpaid interest thereon) becomes an obligation of the Mortgagor to pay such amount under the terms of the modified loan documents. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine in the future that such amount instead constitutes a Nonrecoverable Advance.

            "Workout Fee": The fee paid to the Special Servicer with respect to each Corrected Mortgage Loan; provided no Workout Fee shall be payable with respect to the Jordan Creek Loan Pair or the Brookdale Office Portfolio Loan Pair if such loan was a Specially Serviced Mortgage Loan as a result of a Servicing Transfer Event under clause (x) of the definition thereof that did not result in an actual (as opposed to imminent) Event of Default; provided further, that with respect to the Brookdale Office Portfolio Loan Pair, the "Workout Fee" shall not exceed the lesser of (i) $1,000,000 or (ii) 1.00% of amounts received with respect to such Loan Pair.

            "Workout Fee Rate": A fee of 1.00%, with respect to each Corrected Mortgage Loan of each collection (other than Penalty Charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid), including (i) Monthly Payments, (ii) Balloon Payments and (iii) payments (other than those included in clause (i) or (ii) of this definition) at maturity, received on each Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan; provided, however, that with respect to the Jordan Creek Loan Pair and the Houston Galleria Whole Loan, the "Workout Fee Rate" will be 0.25%.

            "Yield Maintenance Charge": With respect to any Mortgage Loan or REO Loan, the yield maintenance charge or prepayment premium set forth in the related Mortgage Loan documents; provided, that no amounts shall be considered Yield Maintenance Charges until there has been a full recovery of all principal, interest and other amounts due under the related Mortgage Loan.

            Section 1.02 Certain Calculations. Unless otherwise specified herein, for purposes of determining amounts with respect to the Certificates and the rights and obligations of the parties hereto, the following provisions shall apply:

            (i) All calculations of interest (other than as provided in the Mortgage Loan documents) provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

            (ii) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the applicable Master Servicer, the Special Servicer or the Trustee; provided, however, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with the Servicing Standards consistent with the terms of the related Mortgage Note and Mortgage to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

            (iii) Any reference to the Certificate Balance of any Class of Certificates or the Class A-2FL Regular Interest on or as of a Distribution Date shall refer to the Certificate Balance of such Class of Certificates or the Class A-2FL Regular Interest on such Distribution Date after giving effect to (a) any distributions made on such Distribution Date pursuant to Section 4.01(a), (b) any Collateral Support Deficit allocated to such Class of Certificates or the Class A-2FL Regular Interest on the immediately preceding Distribution Date pursuant to
      Section 4.04, (c) the addition of any Certificate Deferred Interest allocated to such Class of Certificates or the Class A-2FL Regular Interest and added to such Certificate Balance pursuant to Section 4.06(b) and (d) any recoveries on the related Mortgage Loan of Nonrecoverable Advances (plus interest thereon) that were previously reimbursed from principal collections on the Mortgage Loans that resulted in a reduction of the Principal Distribution Amount, Loan Group 1 Principal Distribution Amount or Loan Group 2 Principal Distribution Amount, which recoveries are allocated to such Class of Certificates or the Class A-2FL Regular Interest and added to the Certificate Balance pursuant to Section 4.04
      (a). The Certificate Balance of the Class A-2FL Certificates shall be equal to the Certificate Balance of the Class A-2FL Regular Interest at all times, and any reductions or increases in the Certificate Balance of the Class A-2FL Regular Interest shall result in a corresponding reduction or increase, as applicable, of the Certificate Balance of the Class A-2FL Certificates.

            (iv) For purposes of calculations required herein, Excess Interest shall not be added to the outstanding principal balance of the Mortgage Loans notwithstanding that the related Loan Documents may provide otherwise.

                               [End of Article I]

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, does hereby establish a trust, appoint the Trustee as Trustee of the trust, assign, sell, transfer and convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders and the Trustee (as holder of the Class A-2FL Regular Interest and the Uncertificated Lower-Tier Interests) all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) Sections 1, 2, 3, 4, 5, 6(a) (excluding clause
(viii) of Section 6(a)), 6(c), 6(d), 6(e), 6(f), 6(g), 10, 11, 13, 14, 15, 17,
18 and 19 of each of the Mortgage Loan Purchase Agreements, (iii) the Intercreditor Agreements and (iv) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans (other than (i) payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date; (ii) prepayments of principal collected on or before the Cut-off Date and (iii) with respect to those Mortgage Loans that were closed in November 2005 or December 2005 but have their first Due Date in January or February of 2006, any interest amounts relating to the period prior to the Cut-off Date). The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale. In connection with the assignment to the Trustee of Sections 1, 2, 3, 4, 5, 6(a) (excluding clause (viii) of Section 6(a)), 6(c), 6(d), 6(e), 6(f), 6(g), 10, 11, 13, 14, 15, 17, 18 and 19 of each of the Mortgage Loan Purchase Agreements, it is intended that the Trustee get the benefit of Sections 10, 11 and 14 thereof in connection with any exercise of rights under the assigned Sections, and the Depositor shall use its best efforts to make available to the Trustee the benefits of Sections 10, 11 and 14 in connection therewith.

            (b) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each of the Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage File for each Mortgage Loan so assigned, with copies to the applicable Master Servicer. If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original Mortgage Note, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied; provided, such Mortgage Loan Seller shall deliver a copy or duplicate original of such Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed and indemnifying the Trustee. If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (viii), (xi) and (xii) of the definition of "Mortgage File," with evidence of filing or recording thereon (if intended to be recorded or filed), solely because of a delay caused by the public filing or recording office where such document or instrument has been delivered for filing or recordation, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied on a provisional basis as of the Closing Date as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, if a duplicate original or a photocopy of such non-delivered document or instrument (certified by the applicable public filing or recording office, the applicable title insurance company or the applicable Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for filing or recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate county recorder's office, in the case of the documents and/or instruments referred to in clause (ii) of the definition of "Mortgage File," to be a true and complete copy of the original thereof submitted for recording), with evidence of filing or recording thereon, is delivered to the Trustee or such Custodian within 180 days of the Closing Date (or within such longer period, not to exceed 18 months, after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the applicable Mortgage Loan Seller is, as certified in writing to the Trustee no less often than every 90 days, attempting in good faith to obtain from the appropriate public filing office or county recorder's office such original or photocopy). If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (viii), (xi) and (xii) of the definition of "Mortgage File," with evidence of filing or recording thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost or destroyed, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, if a photocopy of such non-delivered document or instrument (with evidence of filing or recording thereon and certified in the case of the documents and/or instruments referred to in clause
(ii) of the definition of "Mortgage File" by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date. Neither the Trustee nor any Custodian shall in any way be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b). If, on the Closing Date as to any Mortgage Loan, the applicable Mortgage Loan Seller cannot deliver in complete and recordable form (or form suitable for filing or recording, if applicable) any one of the assignments in favor of the Trustee referred to in clause (iii), (v) (to the extent not already assigned pursuant to clause (iii)) or (xi) of the definition of "Mortgage File" solely because of the unavailability of filing or recording information as to any existing document or instrument and/or because such assignments are assignments in blank and have not been completed in favor of the Trustee as specified in the related clause(s) of the definition of "Mortgage File," such Mortgage Loan Seller may provisionally satisfy the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) by delivering with respect to such Mortgage Loan on the Closing Date an omnibus assignment of such Mortgage Loan substantially in the form of Exhibit H; provided, that all required original assignments with respect to such Mortgage Loan, in fully complete and recordable form (or form suitable for filing or recording, if applicable), are delivered to the Trustee or its Custodian within 180 days after the Closing Date (or within such longer period, not to exceed 18 months, as the Trustee in its discretion may consent to, which consent shall not be unreasonably withheld so long as the applicable Mortgage Loan Seller is, as certified in writing to the Trustee no less often than every 90 days, attempting in good faith to obtain from the appropriate public filing office or county recorder's office the applicable filing or recording information as to the related document or instrument). Notwithstanding anything herein to the contrary, with respect to letters of credit, the applicable Mortgage Loan Seller shall deliver to the applicable Master Servicer and the applicable Master Servicer shall hold the original (or copy, if such original has been submitted by the applicable Mortgage Loan Seller to the issuing bank to effect an assignment or amendment of such letter of credit (changing the beneficiary thereof to the Trust (in care of the applicable Master Servicer)) that may be required in order for the applicable Master Servicer to draw on such letter of credit on behalf of the Trust in accordance with the applicable terms thereof and/or of the related Mortgage Loan documents), and the applicable Mortgage Loan Seller shall be deemed to have satisfied the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) by delivering with respect to any letter of credit a copy thereof to the Trustee together with an officer's certificate of the applicable Mortgage Loan Seller certifying that such document has been delivered to the applicable Master Servicer or an officer's certificate from the applicable Master Servicer certifying that it holds the letter(s) of credit pursuant to this Section 2.01(b), one of which shall be delivered to the Trustee on the Closing Date. If a letter of credit referred to in the previous sentence is not in a form that would allow the applicable Master Servicer to draw on such letter of credit on behalf of the Trust in accordance with the applicable terms thereof and/or of the related Mortgage Loan documents, the applicable Mortgage Loan Seller shall deliver the appropriate assignment or amendment documents (or copies of such assignment or amendment documents if the related Mortgage Loan Seller has submitted the originals to the related issuer of such letter of credit for processing) to the applicable Master Servicer within 30 days of the Closing Date. If not otherwise paid by the related Mortgagor, the applicable Mortgage Loan Seller shall pay any costs of assignment or amendment of such letter(s) of credit required in order for the applicable Master Servicer to draw on such letter(s) of credit on behalf of the Trust and shall cooperate with the reasonable requests of the applicable Master Servicer or the Special Servicer, as applicable, in connection with effectuating a draw under any such letter of credit prior to the date such letter of credit is assigned or amended in order that it may be drawn by the applicable Master Servicer on behalf of the Trust.

            (c) Pursuant to each Mortgage Loan Purchase Agreement, the related Mortgage Loan Seller is required at its sole cost and expense, to itself, or to engage a third party to, put each assignment of Mortgage, each assignment of Assignment of Leases and each assignment of each UCC Financing Statement ("Assignments" and, individually, "Assignment") relating to the Mortgage Loans conveyed by it under the applicable Mortgage Loan Purchase Agreement in proper form for filing or recording, as applicable, and to submit such Assignments for filing or recording, as the case may be, in the applicable public filing or recording office, and on the Closing Date, such Mortgage Loan Seller may deliver one (1) omnibus assignment for all such Mortgage Loans to the Trustee or its Custodian as provided in Section 2.01(b). Except under the circumstances provided for in the last sentence of this subsection (c), the related Mortgage Loan Seller will itself, or a third party at such Mortgage Loan Seller's expense will, promptly (and in any event within 120 days after the later of the Closing Date and the Trustee's actual receipt of the related documents and the necessary recording and filing information) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each assignment to the Trustee referred to in clauses (iii) and (v) of the definition of "Mortgage File" and each UCC assignment to the Trustee referred to in clause (xi) of the definition of "Mortgage File." Each such Assignment submitted for recording shall reflect that it should be returned by the public recording office to the Trustee or its designee following recording (or to the agent of the Mortgage Loan Seller who will then be responsible for delivery of the same to the Trustee or its designee), and each such UCC assignment submitted for recording or filing shall reflect that the file copy thereof should be returned to the Trustee or its designee following recording or filing (or to the agent of the Mortgage Loan Seller who will then be responsible for delivery of the same to the Trustee or its designee). If any such document or instrument is determined to be incomplete or not to meet the recording or filing requirements of the jurisdiction in which it is to be recorded or filed, or is lost by the public office or returned unrecorded or unfiled, as the case may be, because of a defect therein, on or about 180 days after the Closing Date, the related Mortgage Loan Seller or its designee shall prepare, at its own expense, a substitute therefor or cure such defect, as the case may be, and thereafter the Mortgage Loan Seller or its designee shall, at the expense of the related Mortgage Loan Seller, upon receipt thereof cause the same to be duly recorded or filed, as appropriate. If, by the first anniversary of the Closing Date, the Trustee has not received confirmation of the recording or filing as the case may be, of any such Assignment, it shall so advise the related Mortgage Loan Seller who may then pursue such confirmation itself or request that the Trustee pursue such confirmation at the related Mortgage Loan Seller's expense, and upon such a request and provision for payment of such expenses satisfactory to the Trustee, the Trustee, at the expense of the applicable Mortgage Loan Seller, shall cause a search of the land records of each applicable jurisdiction or of the records of the offices of the applicable Secretary of State for confirmation that the Assignment appears in such records and retain a copy of such confirmation in the related Mortgage File. In the event that confirmation of the recording or filing of an Assignment cannot be obtained, the Trustee or the related Mortgage Loan Seller, as applicable, shall promptly inform the other and the Trustee shall provide such Mortgage Loan Seller with a copy of the Assignment and request the preparation of a new Assignment. The related Mortgage Loan Seller shall pay the expenses for the preparation of replacement Assignments for any Assignments which, having been properly submitted for filing or recording to the appropriate governmental office by the Trustee, fail to appear of record and must be resubmitted. Notwithstanding the foregoing, there shall be no requirement to record any assignment to the Trustee referred to in clause (iii) or (v) of the definition of "Mortgage File," or to file any UCC-3 to the Trustee referred to in clause
(xi) of the definition of "Mortgage File," in those jurisdictions where, in the written opinion of local counsel (which opinion shall be an expense of the related Mortgage Loan Seller) acceptable to the Depositor and the Trustee, such recordation and/or filing is not required to protect the Trustee's interest in the related Mortgage Loans against sale, further assignment, satisfaction or discharge by the related Mortgage Loan Seller, the applicable Master Servicer, the Special Servicer, any Sub-Servicer or the Depositor.

            (d) All documents and records in the Depositor's or the applicable Mortgage Loan Seller's possession relating to the Mortgage Loans (including financial statements, operating statements and any other information provided by the respective Mortgagor from time to time, but excluding the applicable Mortgage Loan Seller's internal communications (including such communications between the Mortgage Loan Seller and its Affiliates) and underwriting analysis (including documents prepared by the applicable Mortgage Loan Seller or any of its Affiliates for such purposes), draft documents, attorney-client communications which are privileged communications or constitute legal or other due diligence analyses and credit underwriting or due diligence analyses or data) that (i) are not required to be a part of a Mortgage File in accordance with the definition thereof and (ii) are reasonably necessary for the servicing of each such Mortgage Loan, together with copies of all documents in each Mortgage File, shall be delivered by the Depositor or the applicable Mortgage Loan Seller to the applicable Master Servicer within 5 Business Days after the Closing Date and shall be held by the applicable Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders (and as holder of the Class A-2FL Regular Interest and the Uncertificated Lower-Tier Interests) and, if applicable, on behalf of the related Companion Holder. Such documents and records shall be any documents and records (with the exception of any items excluded under the immediately preceding sentence) that would otherwise be a part of the Servicing File.

            (e) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Trustee and the applicable Master Servicer, on or before the Closing Date, a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, as in full force and effect, without amendment or modification, on the Closing Date.

            (f) The Depositor shall use its best efforts to require that, promptly after the Closing Date, but in all events within three Business Days after the Closing Date, each of the Mortgage Loan Sellers cause all funds on deposit in escrow accounts maintained with respect to the Mortgage Loans to be transferred by such Mortgage Loan Seller, whether such accounts are held in the name of the applicable Mortgage Loan Seller or any other name to be transferred to the applicable Master Servicer (or a Sub-Servicer) for deposit into Servicing Accounts.

            (g) The Trustee hereby acknowledges the receipt by it of the Closing Date Deposit Amount. The Trustee shall hold such Closing Date Deposit Amount in the Distribution Account and shall include the Closing Date Deposit Amount in the Available Distribution Amount for the initial Distribution Date. The Closing Date Deposit Amount shall remain uninvested.

            Section 2.02 Acceptance by Trustee. (a) The Trustee, by the execution and delivery of this Agreement (1) acknowledges receipt by it or a Custodian on its behalf, subject to the provisions of Section 2.01 and the further review provided for in this Section 2.02 and to any exceptions noted on the Trustee Exception Report, in good faith and without notice of any adverse claim, of the applicable documents specified in clauses (i), (ii), (ix), (xv),
(xvi) (or, with respect to clause (xvi), a copy of such letter of credit and an officer's certificate of the related Mortgage Loan Seller or the applicable Master Servicer as contemplated by the third to the last sentence of Section 2.01(b) hereof) and (xxiii) of the definition of "Mortgage File" with respect to each Mortgage Loan, of a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, and of all other assets included in the Trust Fund and (2) declares (a) that it or a Custodian on its behalf holds and will hold such documents and the other documents delivered or caused to be delivered by the Mortgage Loan Sellers that constitute the Mortgage Files, and (b) that it holds and will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders and, with respect to any original document in the Mortgage File for each Loan Pair or the Houston Galleria Whole Loan, for any present or future Companion Holder or the Houston Galleria Companion Loanholders (and for the benefit of the Trustee as holder of the Class A-2FL Regular Interest and the Uncertificated Lower-Tier Interests), as applicable. If any Mortgage Loan Seller is unable to deliver or cause the delivery of any original Mortgage Note, such Mortgage Loan Seller may deliver a copy of such Mortgage Note, together with a signed lost note affidavit and appropriate indemnity and shall thereby be deemed to have satisfied the document delivery requirements of Sections 2.01 and 2.02.

            (b) Within 90 days of the Closing Date, the Trustee or a Custodian on its behalf, shall review the Mortgage Loan documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files; and, promptly following such review (but in no event later than 90 days after the Closing Date), the Trustee shall, in the form attached as Exhibit W, certify in writing to each of the Rating Agencies, the Depositor, the Master Servicers, the Special Servicer, the Directing Certificateholder and the Mortgage Loan Sellers that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full) and except as specifically identified in any exception report annexed to such writing (the "Trustee Exception Report"), (i) all documents specified in clauses (i) through (v), (ix) through (xii) and (xvi) (or, with respect to clause (xvi), a copy of such letter of credit and an officer's certificate as contemplated by the third to last sentence of Section 2.01(b) hereof), if any, of the definition of "Mortgage File," as applicable, are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by it or by a Custodian on its behalf and appear regular on their face and appear to be executed and to relate to such Mortgage Loans, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv),
(vi) and (viii)(c) in the definition of "Mortgage Loan Schedule" is correct. With respect to each Mortgage Loan listed on the Trustee Exception Report, the Trustee shall specifically identify such Mortgage Loan together with the nature of such exception (in the form reasonably acceptable to the Trustee and the related Mortgage Loan Seller and separating items required to be in the Mortgage File but never delivered from items which were delivered by the related Mortgage Loan Seller but are out for filing or recording and have not been returned by the filing office or the recorder's office).

            (c) The Trustee, or a Custodian on its behalf, shall review the Mortgage Loan documents received thereby subsequent to the Closing Date; and, on or about the first anniversary of the Closing Date, the Trustee shall, in the form attached as Exhibit W, certify in writing to each of the Depositor, the Master Servicers, the Special Servicer, the Directing Certificateholder and the applicable Mortgage Loan Seller that, as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan as to which a Liquidation Event has occurred) or any Mortgage Loan specifically identified in any exception report annexed to such writing (i) all documents specified in clauses
(i) through (v), (ix) through (xii) and (xvi) (or, with respect to clause (xvi), a copy of such letter of credit and an officer's certificate as contemplated by the third to last sentence of Section 2.01(b) hereof), if any, of the definition of "Mortgage File," as applicable, are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the applicable Mortgage Loan Seller have been reviewed by it or by a Custodian on its behalf and appear regular on their face and appear to be executed and relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv), (vi) and (viii)(c) in the definition of "Mortgage Loan Schedule" is correct.

            (d) Notwithstanding anything contained in this Section 2.02 and
Section 2.03(b) to the contrary, in the case of a deficiency in any of the documents specified in clauses (ii) through (v), (viii), (ix), (xi) and (xii) in the definition of "Mortgage File," resulting solely from a delay in the return of the related documents from the applicable filing or recording office, which deficiency (i) is continuing for (a) in the case of any Mortgage Loan that is not a Specially Serviced Mortgage Loan, more than eighteen (18) months following the Closing Date or (b) in the case of any Specially Serviced Mortgage Loan, more than thirty (30) days following a Servicing Transfer Event, and (ii) impairs or prohibits in any material way the applicable Master Servicer's or Special Servicer's ability to act upon, or enforce, any of the Trust Fund's rights and remedies under the related Mortgage Loan, or Specially Serviced Mortgage Loan, as applicable, at the time the applicable Master Servicer or Special Servicer attempts to act upon, or enforce, any such right or remedy, the Directing Certificateholder, in its sole judgment, may permit the related Mortgage Loan Seller, in lieu of repurchasing or substituting for the related Mortgage Loan, to deposit with the Trustee an amount, to be held in trust in a segregated Eligible Account, equal to 25% of the Stated Principal Balance of the related Mortgage Loan (in the alternative, the related Mortgage Loan Seller may deliver to the Trustee a letter of credit in such amount). Such funds shall be treated as an "outside reserve fund" under the REMIC Provisions, which, together with any reimbursement from the Lower Tier REMIC, is beneficially owned by the related Mortgage Loan Seller for federal income tax purposes, which Mortgage Loan Seller shall remain liable for any taxes payable on income or gain with respect thereto. Such funds or letter of credit, as applicable, shall be held by the Trustee (i) until the date on which the Trustee determines that such document deficiency has been cured or the related Mortgage Loan is no longer part of the Trust Fund, at which time the Trustee shall return such funds (or letter of credit) to the related Mortgage Loan Seller, or (ii) if the related Mortgage Loan is or becomes a Specially Serviced Mortgage Loan, until the date on which the Special Servicer certifies to the Trustee that it has determined in the exercise of its reasonable judgment that the document with respect to which such document deficiency exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any Mortgagor or third party with respect to the related Mortgage Loan, establishing the validity or priority of any lien on collateral securing the Mortgage Loan or for any immediate significant servicing obligation, at which time the related Mortgage Loan Seller shall be required to repurchase or substitute for the related Mortgage Loan in accordance with the terms and conditions of Section 2.03(b) or Section 6 of the related Mortgage Loan Purchase Agreement; provided, however, that such Mortgage Loan Seller shall not be required to repurchase the Mortgage Loan for a period of ninety (90) days after receipt of a notice to repurchase (together with any applicable extension period) if it is attempting to recover the document from the applicable filing or recording office and provides an officer's certificate setting forth what actions such Mortgage Loan Seller is pursuing in connection with such recovery. In the event of a repurchase or substitution, upon such date, the Trustee shall deposit, such funds, or shall draw upon the letter of credit and deposit the proceeds of such draw, into the applicable Distribution Account to be applied to the Purchase Price (or the Substitution Shortfall Amount, if applicable, in which event, the amount of such funds or proceeds which exceed the Substitution Shortfall Amount shall be returned to the Mortgage Loan Seller) in accordance with Section 2.03(b). All such funds deposited with (and to be held in Trust by) the Trustee and all such funds deposited in a Distribution Account shall be invested in Permitted Investments, at the direction and for the benefit of the related Mortgage Loan Seller.

            (e) It is herein acknowledged that neither the Trustee nor any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses (vi), (vii), (viii), (x) and (xii) through (xxii) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, the Mortgage Loan Sellers or any other Person (unless identified on the Mortgage Loan Checklist) or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, sufficient to perfect and maintain the perfection of a security interest or appropriate for the represented purpose or that they are other than what they purport to be on their face and, with respect to the documents specified in clause (ix), whether the insurance is effective as of the date of the recordation of the related Mortgage, whether all endorsements or riders issued are included in the file or if the policy has not been issued whether any acceptable replacement document has been dated the date of the related Mortgage Loan funding. Further, with respect to the UCC financing statements referenced in the Mortgage File, absent actual knowledge to the contrary or copies of UCC financing statements delivered to the Trustee as part of the Mortgage File indicating otherwise, the Trustee may assume, for the purposes of the filings and the certification to be delivered in accordance with this Section 2.02 that the related Mortgage File should include one state level UCC financing statement filing for each Mortgagor (except to the extent multiple Mortgagors which are located in the same state are named as debtors in the same UCC financing statement filing), or if the Trustee has received notice that a particular UCC financing statement was filed as a fixture filing, that the related Mortgage File should include only a local UCC financing statement filing for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more Mortgagors, in addition, for each Mortgagor, except to the extent multiple Mortgagors are named as debtors in the same UCC financing statement filing). The assignments of the UCC financing statements to be assigned to the Trust will be delivered on the new national forms (or on such other form as may be acceptable for filing or recording in the applicable jurisdiction) and in recordable format suitable for filing or recording, as applicable, and will be filed or recorded in the jurisdiction(s) where such UCC financing statements were originally filed or recorded, as indicated in the documents provided, and in accordance with then current laws.

            (f) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee or any Custodian finds any document or documents constituting a part of a Mortgage File (1) not to have been properly executed or
(2) subject to Section 2.01(b) and (c), not to have been delivered, (3) to contain information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule or (4) to be defective on its face (each, a "Defect" in the related Mortgage File), the Trustee shall promptly so notify the Depositor, the applicable Master Servicer, the Special Servicer, the Directing Certificateholder and the applicable Mortgage Loan Seller (and in no event later than 90 days after the Closing Date and every calendar quarter thereafter, commencing with the quarter ending March 31, 2006) until December 31, 2007, by providing a Trustee Exception Report setting forth for each affected Mortgage Loan, with particularity, the nature of such Defect (in a form reasonably acceptable to the Trustee and such Mortgage Loan Seller and separating items required to be in the Mortgage File but never delivered from items which were delivered by such Mortgage Loan Seller but are out for recording or filing and have not been returned by the recorder's office or filing office).

            Section 2.03 Representations, Warranties and Covenants of the Depositor; Mortgage Loan Sellers' Repurchase or Substitution of Mortgage Loans for Defects in Mortgage Files and Breaches of Representations and Warranties.
(a) The Depositor hereby represents and warrants that:

            (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

            (ii) Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iii) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provisions of any law or regulations to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

            (iv) There is no action, suit or proceeding pending or, to the Depositor's knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement; and

            (v) The Depositor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans to the Trust and the Mortgage Loans have been validly transferred to the Trust.

            (b) If any Certificateholder, the applicable Master Servicer, the Special Servicer or the Trustee discovers (without implying any duty of such person to make, or to attempt to make, such a discovery) or receives notice of a Defect in any Mortgage File or a breach of any representation or warranty with respect to a Mortgage Loan set forth in, or required to be made with respect to a Mortgage Loan by the applicable Mortgage Loan Seller pursuant to, the related Mortgage Loan Purchase Agreement (a "Breach"), which Defect or Breach, as the case may be, materially and adversely affects the value of such Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or any Certificateholder therein, such Certificateholder, the applicable Master Servicer, the Special Servicer, the Trustee or the Directing Certificateholder, as applicable, shall give prompt written notice of such Defect or Breach, as the case may be, to the Depositor, the applicable Master Servicer, the Special Servicer, the applicable Mortgage Loan Seller, the Trustee and the Directing Certificateholder (and in the case of the Houston Galleria Loan, the Houston Galleria Controlling Holder) and shall request in writing that the applicable Mortgage Loan Seller, not later than 90 days after the earlier of (i) the applicable Mortgage Loan Seller's receipt of such notice or (ii) in the case of a Defect or Breach relating to a Mortgage Loan not being a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective mortgage loan to be treated as a qualified mortgage, the applicable Mortgage Loan Seller's discovery of such Defect or Breach (the "Initial Cure Period") that materially and adversely affects the value of any Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or any Certificateholder therein, (i) cure such Defect or Breach, as the case may be, in all material respects, (ii) repurchase the affected Mortgage Loan or REO Loan at the applicable Purchase Price and in conformity with the applicable Mortgage Loan Purchase Agreement and this Agreement or (iii) substitute a Qualified Substitute Mortgage Loan (other than with respect to the Houston Galleria Loan and the Houston Galleria Trust Subordinate Companion Loan, for which no substitution will be permitted) for such affected Mortgage Loan or REO Loan (provided, that in no event shall any such substitution occur later than the second anniversary of the Closing Date) and pay the applicable Master Servicer for deposit into the related Certificate Account, any Substitution Shortfall Amount in connection therewith and in conformity with the applicable Mortgage Loan Purchase Agreement and this Agreement; provided, however, that if such Breach or Defect is capable of being cured but is not cured within the Initial Cure Period, and the applicable Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Breach or Defect within the Initial Cure Period, the applicable Mortgage Loan Seller shall have an additional 90 days commencing immediately upon the expiration of the Initial Cure Period (such additional 90 day period, the "Extended Cure Period") to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan or REO Loan or substitute a Qualified Substitute Mortgage Loan) (other than with respect to the Houston Galleria Loan and the Houston Galleria Trust Subordinate Companion Loan, for which no substitution will be permitted)) and provided, further, that with respect to such Extended Cure Period the applicable Mortgage Loan Seller shall have delivered an officer's certificate to the Trustee (who shall promptly deliver a copy of such officer's certificate to the Rating Agencies, the applicable Master Servicer, the Special Servicer and the Directing Certificateholder), setting forth the reason such Breach or Defect is not capable of being cured within the Initial Cure Period and what actions the applicable Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the applicable Mortgage Loan Seller anticipates that such Breach or Defect will be cured within the Extended Cure Period. Notwithstanding the foregoing, any Defect or Breach which causes any Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective mortgage loan to be treated as a qualified mortgage) shall be deemed to materially and adversely affect the interests of Certificateholders therein, and such Mortgage Loan shall be repurchased or substituted for without regard to the extended cure period described in the preceding sentence. If the affected Mortgage Loan is to be repurchased, the funds in the amount of the Purchase Price remitted by the applicable Mortgage Loan Seller are to be deposited by wire transfer to the applicable Certificate Account. If any Breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related Mortgagor to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the related Mortgage Loan Seller shall cure such Breach within the applicable cure period (as the same may be extended) by reimbursing the Trust Fund (by wire transfer of immediately available funds) the reasonable amount of any such costs and expenses incurred by the applicable Master Servicer, the Special Servicer, the Trustee or the Trust Fund that are the basis of such Breach and have not been reimbursed by the related Mortgagor; provided, however, that in the event any such costs and expenses exceed $10,000, the related Mortgage Loan Seller shall have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. Except as provided in the proviso to the immediately preceding sentence, the related Mortgage Loan Seller shall remit the amount of such costs and expenses and upon its making such remittance, the related Mortgage Loan Seller shall be deemed to have cured such Breach in all respects. To the extent any fees or expenses that are the subject of a cure by the related Mortgage Loan Seller are subsequently obtained from the related Mortgagor, the portion of the cure payment made by the related Mortgage Loan Seller equal to such fees or expenses obtained from the Mortgagor shall be returned to the related Mortgage Loan Seller pursuant to Section 2.03(f) below. Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) after the related Due Date in the month of substitution, and Monthly Payments due with respect to each Mortgage Loan being repurchased or replaced after the related Cut-off Date and received by the applicable Master Servicer or the Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) on or prior to the related Due Date in the month of substitution, and Monthly Payments due with respect to each Mortgage Loan being repurchased or replaced and received by the applicable Master Servicer or the Special Servicer on behalf of the Trust after the related date of repurchase or substitution, shall not be part of the Trust Fund and are to be remitted by the applicable Master Servicer to the Mortgage Loan Seller effecting the related repurchase or substitution promptly following receipt. Notwithstanding anything to the contrary contained in this Agreement or the related Mortgage Loan Purchase Agreement, no delay in either the discovery of a Defect or Breach or delay on the part of any party to this Agreement in providing notice of such Defect or Breach shall relieve the Mortgage Loan Seller of its obligation to repurchase if it is otherwise required to do so under the related Mortgage Loan Purchase Agreement and/or this Agreement.

            Any of the following will cause a document in the Mortgage File to be deemed to have a Defect and to be conclusively presumed to materially and adversely affect the interests of Certificateholders in a Mortgage Loan and to be deemed to materially and adversely affect the interest of the Certificateholders in and the value of a Mortgage Loan: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity that appears to be regular on its face; (b) the absence from the Mortgage File of the original signed Mortgage that appears to be regular on its face, unless there is included in the Mortgage File a certified copy of the Mortgage and a certificate stating that the original signed Mortgage was sent for filing or recordation, as applicable;
(c) the absence from the Mortgage File of the item called for by paragraph (ix) of the definition of Mortgage File; (d) the absence from the Mortgage File of any intervening assignments required to create a complete chain of assignment to the Trustee on behalf of the Trust, unless there is included in the Mortgage File a certified copy of each such missing intervening assignment and a certificate stating that the original intervening assignment was sent for filing or recordation, as applicable; (e) the absence from the Mortgage File of any required letter of credit; or (f) with respect to any leasehold mortgage loan, the absence from the related Mortgage File of a copy (or an original, if available) of the related Ground Lease; provided, however, that no Defect (except the Defects previously described in clauses (a) through (f)) shall be considered to materially and adversely affect the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or Certificateholders unless the document with respect to which the Defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any Mortgagor or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation. Notwithstanding the foregoing, the delivery of executed escrow instructions or other commitment to issue a lender's title insurance policy, as provided in clause (ix) of the definition of Mortgage File herein, in lieu of the delivery of the actual policy of lender's title insurance, shall not be considered a Defect or Breach with respect to any Mortgage File if such actual policy is delivered to the Trustee or a Custodian on its behalf not later than 18 months following the Closing Date.

            (c) In connection with any repurchase of, or substitution of a Qualified Substitute Mortgage Loan for, a Mortgage Loan contemplated by this
Section 2.03, the Trustee, the applicable Master Servicer and the Special Servicer shall each tender to the applicable Mortgage Loan Seller, upon delivery to each of the Trustee, the applicable Master Servicer and the Special Servicer of a trust receipt executed by the applicable Mortgage Loan Seller evidencing such repurchase or substitution, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by each of the Trustee, the applicable Master Servicer and the Special Servicer, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned, as the case may be, to the applicable Mortgage Loan Seller, in the same manner as provided in Section 6 of the related Mortgage Loan Purchase Agreement, so as to vest in such Mortgage Loan Seller, the legal and beneficial ownership of such repurchased or substituted for Mortgage Loan (including property acquired in respect thereof or proceeds of any insurance policy with respect thereto) and the related Mortgage Loan documents.

            (d) Section 6(e) of each applicable Mortgage Loan Purchase Agreement provides the sole remedy available to the Certificateholders (subject to the limitations on the rights of the Certificateholders under this Agreement), or the Trustee on behalf of the Certificateholders, with respect to any Defect in a Mortgage File or any Breach of any representation or warranty with respect to a Mortgage Loan set forth in or required to be made pursuant to Section 6 of such Mortgage Loan Purchase Agreement.

            (e) The applicable Master Servicer or Special Servicer (in the case of Specially Serviced Mortgage Loans) shall, for the benefit of the Certificateholders and the Trustee (as holder of the Class A-2FL Regular Interest and the Uncertificated Lower-Tier Interests), enforce the obligations of the applicable Mortgage Loan Seller under the applicable Mortgage Loan Purchase Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, if any shall be carried out in such form, to such extent and at such time as the applicable Master Servicer or the Special Servicer, as the case may be, would require were it, in its individual capacity, the owner of the affected Mortgage Loan(s). Any costs incurred by the applicable Master Servicer and the Special Servicer with respect to the enforcement of the obligations of the applicable Mortgage Loan Seller, under the applicable Mortgage Loan Purchase Agreement shall be deemed to be Servicing Advances to the extent not otherwise provided herein. The applicable Master Servicer and the Special Servicer, as the case may be, shall be reimbursed for the reasonable costs of such enforcement: first, from a specific recovery, if any, of costs, expenses or attorneys' fees against the applicable Mortgage Loan Seller; second, pursuant to Section 3.05(a)(vii) herein out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant to Section 3.05(a)(viii) herein out of general collections on the Mortgage Loans on deposit in the Certificate Account.

            (f) If a Mortgage Loan Seller incurs any expense in connection with the curing of a Breach, which also constitutes a default under the related Mortgage Loan and is reimbursable thereunder, such Mortgage Loan Seller shall have a right, and shall be subrogated to the rights of the Trustee and the Trust Fund under the Mortgage Loan, to recover the amount of such expenses from the related Mortgagor; provided, however, that such Mortgage Loan Seller's rights pursuant to this Section 2.03(f) shall be junior, subject and subordinate to the rights of the Trustee, the Trust Fund, the applicable Master Servicer and the Special Servicer to recover amounts owed by the related Mortgagor under the terms of such Mortgage Loan, including, without limitation, the rights to recover unreimbursed Advances, accrued and unpaid interest on Advances at the Reimbursement Rate and unpaid or unreimbursed expenses of the Trustee, the Trust Fund, the Master Servicer or the Special Servicer allocable to such Mortgage Loan. The applicable Master Servicer or, with respect to a Specially Serviced Mortgage Loan, the Special Servicer, shall use reasonable efforts to recover such expenses for such Mortgage Loan Seller to the extent consistent with the Servicing Standards, but taking into account the subordinate nature of the reimbursement to the Mortgage Loan Seller; provided, however, that the applicable Master Servicer or, with respect to a Specially Serviced Mortgage Loan, the Special Servicer, determines in the exercise of its sole discretion consistent with the Servicing Standards that such actions by it will not impair the applicable Master Servicer's and/or the Special Servicer's collection or recovery of principal, interest and other sums due with respect to the related Mortgage Loan which would otherwise be payable to the applicable Master Servicer, the Special Servicer, the Trustee and the Certificateholders pursuant to the terms of this Agreement; provided further, that the applicable Master Servicer or, with respect to a Specially Serviced Mortgage Loan, the Special Servicer may waive the collection of amounts due on behalf of the Mortgage Loan Seller in its sole discretion in accordance with the Servicing Standards.

            (g) If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described in this Section, (ii) such Mortgage Loan is a Crossed Loan, and (iii) the applicable Defect or Breach does not constitute a Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the related Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided in Section 2.03(b) unless such other Crossed Loans satisfy the Crossed Loan Repurchase Criteria and the Mortgage Loan affected by the applicable Breach or Defect and Qualified Substitute Mortgage Loan, if any, satisfy all other criteria for substitution and repurchase of Mortgage Loans set forth herein. In the event that the remaining Crossed Loans in such Crossed Group satisfy the aforementioned criteria, the applicable Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group. Any reserve or other cash collateral or letters of credit securing the Crossed Loans shall be allocated between such Mortgage Loans in accordance with the related Mortgage Loan documents or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. Except as provided in Section 2.03(h), all other terms of the Mortgage Loans shall remain in full force and effect without any modification thereof.

            (h) With respect to any Crossed Loan, to the extent that the applicable Mortgage Loan Seller is required to repurchase or substitute for such Mortgage Loan in the manner prescribed in Section 2.03(g) while the Trustee continues to hold any other Crossed Loans in the related Crossed Group, the applicable Mortgage Loan Seller and the Trustee, as assignee of the Depositor, will, as set forth in the related Mortgage Loan Purchase Agreement, forbear from enforcing any remedies against the other's Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Mortgage Loan Purchase Agreement to forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Mortgage Loan Purchase Agreement to remove the threat of material impairment as a result of the exercise of remedies.

            Section 2.04 Execution of Certificates; Issuance of Uncertificated Lower-Tier Interests. The Trustee hereby acknowledges the assignment to it of the Mortgage Loans and, subject to Sections 2.01 and 2.02, the delivery to it, or a Custodian on its behalf, of the Mortgage Files and a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, together with the assignment to it of all of the other assets included in the Lower-Tier REMIC. Concurrently with such assignment and delivery, and in exchange for the Mortgage Loans (other than Excess Interest), receipt of which is hereby acknowledged, the Trustee (i) acknowledges the issuance of the Uncertificated Lower-Tier Interests by the Trustee to the Depositor and (ii) acknowledges the authentication and delivery of the Class LR Certificates by the Trustee to or upon the order of the Depositor, and (iii) immediately thereafter, the Trustee acknowledges that it has caused the Certificate Registrar to execute and caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Uncertificated Lower-Tier Interests, the Regular Certificates (other than the Class A-2FL Certificates), the Class A-2FL Regular Interest, the Class HG Certificates and the Class R Certificates, and the Depositor hereby acknowledges the receipt by it or its designees, of such Certificates and the Class A-2FL Regular Interest in authorized Denominations evidencing the entire beneficial ownership of the Upper-Tier REMIC.

            The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the Class A-2FL Regular Interest to the Trustee for the benefit of the respective Holders of the Class A-2FL Certificates. The Trustee (i) acknowledges the assignment to it of the Class A-2FL Regular Interest and acknowledges that it has executed the Swap Contract, (ii) declares that it holds and will hold the Swap Contract and the Class A-2FL Regular Interest in trust for the exclusive use and benefit of all present and future Holders of the Class A-2FL Certificates and (iii) declares that it has caused the Certificate Registrar to execute, and has caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor, in exchange for, the Class A-2FL Regular Interest and for entering into the Swap Contract, and the Depositor hereby acknowledges the receipt by it or its designees of the Class A-2FL Certificates in authorized Denominations. In exchange for the Excess Interest, the Trustee acknowledges that it has caused the Certificate Registrar to execute and has caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor the Class S Certificates in authorized Denominations.

            Section 2.05 Grantor Trust Designations. The Class S Certificates are hereby designated as undivided beneficial interests in the portion of the Trust Fund consisting of Excess Interest, the Excess Interest Distribution Account and proceeds thereof, which portion shall be treated as a grantor trust within the meaning of subpart E, Part I of subchapter J of the Code. The Class A-2FL Certificates are hereby designated as undivided beneficial interests in the portion of the Trust Fund consisting of the Class A-2FL Regular Interest, the Swap Contract, the Floating Rate Account and the proceeds thereof, which portion shall be treated as a grantor trust within the meaning of subpart E,
Part I of subchapter J of the Code.

                               [End of Article II]

                                  ARTICLE III

                               ADMINISTRATION AND
                           SERVICING OF THE TRUST FUND

            Section 3.01 Master Servicer to Act as Master Servicer; Special Servicer to Act as Special Servicer; Administration of the Mortgage Loans. (a) Each of the Master Servicers and the Special Servicer shall diligently service and administer the Mortgage Loans and the Companion Loans it is obligated to service pursuant to this Agreement on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders and, in the case of the Companion Loans, the related Companion Holders and the Trustee (as holder of the Class A-2FL Regular Interest and the Uncertificated Lower Tier Interests), as a collective whole, taking into account the subordinate nature of the Companion Loans, as the case may be (as determined by the applicable Master Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of this Agreement and, with respect to each Loan Pair, the related Intercreditor Agreement and the terms of the respective Mortgage Loans. With respect to each Loan Pair, in the event of a conflict between this Agreement and the related Intercreditor Agreement, the related Intercreditor Agreement shall control; provided, in no event shall the applicable Master Servicer or the Special Servicer take any action in accordance with the terms of any Intercreditor Agreement that would cause the applicable Master Servicer or the Special Servicer, as the case may be, to violate the Servicing Standards.

            To the extent consistent with the foregoing, each Master Servicer and the Special Servicer shall service the Mortgage Loans in accordance with the applicable Servicing Standards. The "Servicing Standards" means the General Servicing Standard or the GMAC Servicing Standard, as applicable. The "General Servicing Standard" means with respect to any Master Servicer (other than GMAC Commercial Mortgage Corporation) or Special Servicer the servicing of the Mortgage Loans in accordance with the higher of the following standards of care:
(1) in the same manner in which, and with the same care, skill, prudence and diligence with which such Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third party portfolios and (2) the same care, skill, prudence and diligence with which such Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans owned by such Master Servicer or the Special Servicer, as the case may be, with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans or the Specially Serviced Mortgage Loans, as applicable, and the best interests of the Trust and the Certificateholders (and in the case of an AB Mortgage Loan, the related Companion Holder, taking into account the subordinate nature of the subject Companion Loan as a collective whole), and with respect to the Houston Galleria Whole Loan, the holder of the Houston Galleria Pari Passu Companion Loan, taking into account the pari passu nature of such Companion Loan and with respect to the holders of the Houston Galleria Non-Trust Subordinate Companion Loan and the Houston Galleria Trust Subordinate Companion Loan, taking into account that the Houston Galleria Trust Subordinate Companion Loan is subordinate to the Houston Galleria Non-Trust Subordinate Companion Loan and taking into account that such Companion Loans are subordinate to the Houston Galleria Pari Passu Loans, as determined by such Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment, in either case, giving due consideration to the customary and usual standards of practice of prudent institutional, multifamily and commercial mortgage loan servicers, but without regard to: (i) any relationship that such Master Servicer, the Special Servicer or any Affiliate of such Master Servicer or the Special Servicer may have with any Mortgagor or any Affiliate of such Mortgagor, any Mortgage Loan Seller or any other parties to this Agreement; (ii) the ownership of any Certificate or Companion Loan by such Master Servicer, the Special Servicer or any Affiliate of such Master Servicer or Special Servicer, as applicable; (iii) the adequacy of such Master Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services and reimbursement for its costs hereunder or with respect to any particular transaction; (iv) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by such Master Servicer or Special Servicer; (v) any obligation of such Master Servicer or the Special Servicer or any of its affiliates (in their capacity as a Mortgage Loan Seller) to cure a breach of a representation or warranty or document defect with respect to, or repurchase or substitute for the Mortgage Loan; (vi) any other debt such Master Servicer or the Special Servicer or any of its Affiliates has extended to any Mortgagor or any of its Affiliates; (vii) any obligation of such Master Servicer or the Special Servicer or any of its Affiliates to make Advances; and (viii) any option to purchase any Mortgage Loan or Companion Loan by either Master Servicer or the Special Servicer or any of their Affiliates. The "GMAC Servicing Standard" means, with respect to GMAC Commercial Mortgage Corporation, the servicing of the Mortgage Loans in accordance with the higher of the following standards of care: (1) with the same care, skill and diligence as is normal and usual in its mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to the Mortgage Loans and (2) with a view to the timely collection of all principal and interest and other amounts due and payable under the Mortgage Loans or, if applicable, the Companion Loans and the AB Mortgage Loans as a collective whole, taking into account the subordinate nature of the Companion Loans, as applicable, and without regard to: (1) any relationship that Master Servicer No. 2 or any Affiliate of Master Servicer No. 2 may have with any Mortgagor; (2) the ownership of any Certificate or, if applicable, mezzanine loan or Companion Loan, by Master Servicer No. 2 or any Affiliate of Master Servicer No. 2; (3) Master Servicer No. 2's obligation to make Advances; and (4) the adequacy of Master Servicer No. 2's right to receive compensation payable to it and reimbursement for its costs hereunder or with respect to any particular transaction.

            Without limiting the foregoing, subject to Section 3.21, (1) Master Servicer No. 1 shall be obligated to service and administer all Group A Mortgage Loans which, in each case, do not constitute Specially Serviced Mortgage Loans,
(2) Master Servicer No. 2 shall be obligated to service and administer all Group B Mortgage Loans which, in each case, do not constitute Specially Serviced Mortgage Loans and (3) the Special Servicer shall be obligated to service and administer (i) any Mortgage Loans and Companion Loans as to which a Servicing Transfer Event has occurred and is continuing (the "Specially Serviced Mortgage Loans") and (ii) any REO Properties; provided, that the applicable Master Servicer shall continue to receive payments and make all calculations, and prepare, or cause to be prepared, all reports, required hereunder with respect to the Specially Serviced Mortgage Loans, except for the reports specified herein as prepared by the Special Servicer, as if no Servicing Transfer Event had occurred and with respect to such REO Properties (and the related REO Loans) as if no REO Acquisition had occurred, and to render such services with respect to such Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; provided further, however, that the applicable Master Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Special Servicer to provide sufficient information to the applicable Master Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. Each Mortgage Loan or Companion Loan that becomes a Specially Serviced Mortgage Loan shall continue as such until satisfaction of the conditions specified in Section 3.21(a). Without limiting the foregoing, subject to Section 3.21, the applicable Master Servicer shall be obligated to service and administer all Mortgage Loans and Companion Loans, which are not Specially Serviced Mortgage Loans. The Special Servicer shall make the inspections, use its reasonable efforts to collect the statements and forward to the applicable Master Servicer the reports in respect of the related Mortgaged Properties with respect to Specially Serviced Mortgage Loans in accordance with
Section 3.12. After notification to the applicable Master Servicer, the Special Servicer may contact the Mortgagor of any Non-Specially Serviced Mortgage Loan if efforts by the applicable Master Servicer to collect required financial information have been unsuccessful or any other issues remain unresolved. Such contact shall be coordinated through and with the cooperation of the applicable Master Servicer. No provision herein contained shall be construed as an express or implied guarantee by the Master Servicers or the Special Servicer of the collectability or recoverability of payments on the Mortgage Loans or shall be construed to impair or adversely affect any rights or benefits provided by this Agreement to the Master Servicers or the Special Servicer (including with respect to Servicing Fees, Special Servicing Fees or the right to be reimbursed for Advances and interest accrued thereon). Any provision in this Agreement for any Advance by the applicable Master Servicer or the Trustee is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such Person the risk of loss with respect to one or more of the Mortgage Loans. No provision hereof shall be construed to impose liability on the Master Servicers or the Special Servicer for the reason that any recovery to the Certificateholders in respect of a Mortgage Loan at any time after a determination of present value recovery is less than the amount reflected in such determination.

            (b) Subject only to the Servicing Standards and the terms of this Agreement and of the respective Mortgage Loans and, if applicable, the Companion Loans, and any applicable Intercreditor Agreements (and intercreditor agreements entered into after the Closing Date with respect to any Mortgage Loan in connection with mezzanine debt permitted under the related Mortgage Loan documents), and applicable law, the Master Servicers and the Special Servicer each shall have full power and authority, acting alone or, in the case of any Master Servicer, subject to Section 3.22, through one or more Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration for which it is responsible which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicers and the Special Servicer, in its own name (or in the name of the Trustee and, if applicable, the Companion Holder), is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, with respect to each Mortgage Loan (and, with respect to a Companion Loan, the Companion Holder) it is obligated to service under this Agreement: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the related Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral;
(ii) subject to Sections 3.08 and 3.20, any and all modifications, waivers, amendments or consents to, under or with respect to any documents contained in the related Mortgage File; and (iii) any and all instruments of satisfaction or cancellation, pledge agreements and other documents in connection with a defeasance, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.10, the Trustee shall furnish, or cause to be furnished, to the Master Servicers or the Special Servicer any powers of attorney and other documents necessary or appropriate to enable the Master Servicers or the Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any negligence with respect to, or misuse of, any such power of attorney by the Master Servicers or the Special Servicer. Notwithstanding anything contained herein to the contrary, each Master Servicer or the Special Servicer, as the case may be, shall not, without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating such Master Servicer's or the Special Servicer's, as the case may be, representative capacity or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be required to be registered to do business in any state.

            (c) To the extent each Master Servicer is permitted pursuant to the terms of the related Mortgage Loan documents or Companion Loan documents (including the related Intercreditor Agreement) to exercise its discretion with respect to any action which requires a confirmation of the Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of the ratings of any Class of Certificates, such Master Servicer shall require the costs of such written confirmation to be borne by the related Mortgagor. To the extent the terms of the related Mortgage Loan documents or Companion Loan documents require the Mortgagor to bear the costs of any confirmation of the Rating Agencies that an action will not result in the downgrade, withdrawal or qualification of the ratings of any Class of Certificates, the applicable Master Servicer shall not waive the requirement that such costs and expenses be borne by the related Mortgagor. To the extent that the terms of the related Mortgage Loan documents or Companion Loan documents are silent as to who bears the costs of any confirmation of the Rating Agencies that an action will not result in the downgrade, withdrawal or qualification of the ratings of any Class of Certificates, the applicable Master Servicer shall use reasonable efforts to have the Mortgagor bear such costs and expenses. Each Master Servicer shall not be responsible for the payment of such costs and expenses out of pocket.

            (d) The relationship of each of the Master Servicers and the Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            (e) Each Master Servicer shall, to the extent permitted by the related Mortgage Loan documents and Companion Loan documents and consistent with the Servicing Standards, permit Escrow Payments to be invested only in Permitted Investments.

            (f) Within 60 days (or such shorter time period as is required by the terms of the applicable Mortgage Loan documents) after the later of (i) the receipt thereof and (ii) the Closing Date, the applicable Master Servicer shall notify, or cause the applicable Mortgage Loan Seller to notify, each provider of a letter of credit for each Mortgage Loan identified as having a letter of credit on the Mortgage Loan Schedule, that the Trust (in care of the applicable Master Servicer) for the benefit of the Certificateholders and any related Companion Holders shall be the beneficiary under each such letter of credit and notify each lessor under a Ground Lease for each Mortgage Loan identified as subject to a leasehold interest on the Mortgage Loan Schedule, that the applicable Master Servicer or the Special Servicer shall service such Mortgage Loan for the benefit of the Certificateholders. If the Mortgage Loan documents do not require the related Mortgagor to pay any costs and expenses relating to any modifications to the related letter of credit, then the applicable Mortgage Loan Seller shall pay such costs and expenses. If the Mortgage Loan documents require the related Mortgagor to pay any costs and expenses relating to any modifications to the related letter of credit, and such Mortgagor fails to pay such costs and expenses after the applicable Master Servicer has exercised reasonable efforts to collect such costs and expenses from such Mortgagor, then the applicable Master Servicer shall give the applicable Mortgage Loan Seller notice of such failure and the amount of costs and expenses, and such Mortgage Loan Seller shall pay such costs and expenses. The costs and expenses of any modifications to Ground Leases shall be paid by the related Mortgagor. Neither the Master Servicers nor the Special Servicer shall have any liability for the failure of any Mortgage Loan Seller to perform its obligations under the related Mortgage Loan Purchase Agreement.

            (g) Notwithstanding anything herein to the contrary, in no event shall the Master Servicers (or the Trustee, as applicable) make a Servicing Advance with respect to any Companion Loan to the extent the related AB Mortgage Loan (or in the case of the Houston Galleria Whole Loan, the Houston Galleria Loan and the Houston Galleria Trust Subordinate Companion Loan) has been paid in full or is no longer included in the Trust Fund.

            (h) Servicing and administration of each Companion Loan shall continue hereunder for so long as the corresponding AB Mortgage Loan (or in the case of the Houston Galleria Companion Loans, the Houston Galleria Loan or the Houston Galleria Trust Subordinate Companion Loan) or any related REO Property is part of the Trust Fund or for such longer period as any amounts payable by the related Companion Holder to or for the benefit of the Trust or any party hereto in accordance with the related Intercreditor Agreement remain due and owing.

            (i) Master Servicer No. 1 agrees that it shall pay the annual surveillance fees of Moody's, Fitch and S&P.

            (j) The Special Servicer agrees that upon the occurrence of a Servicing Transfer Event with respect to any AB Mortgage Loan or the Houston Galleria Whole Loan, it shall, subject to Section 3.21, enforce, on behalf of the Trust, subject to the Servicing Standards and to the extent the Special Servicer determines such action is in the best interests of the Trust Fund (taking into consideration the Companion Loans as a collective whole), the related Intercreditor Agreement and the rights that the Trustee, on behalf of the Trust, as holder of each AB Mortgage Loan, the Houston Galleria Loan and the Houston Galleria Trust Subordinate Companion Loan, as applicable, is entitled to exercise thereunder. The costs and expenses incurred by the Special Servicer in connection with such enforcement shall be paid as a Servicing Advance.

            Section 3.02 Collection of Mortgage Loan Payments. (a) Each of the applicable Master Servicers and the Special Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and Companion Loans (subject to the right of certain Companion Holders to receive payments directly from the related Mortgagor pursuant to the related Intercreditor Agreement) it is obligated to service hereunder, and shall follow such collection procedures as are consistent with this Agreement (including, without limitation, the Servicing Standards); provided, that with respect to the Mortgage Loans that have Anticipated Repayment Dates, so long as the related Mortgagor is in compliance with each provision of the related Mortgage Loan documents, the applicable Master Servicer and the Special Servicer, shall not take any enforcement action with respect to the failure of the related Mortgagor to make any payment of Excess Interest, other than requests for collection, until the maturity date of the related Mortgage Loan or the outstanding principal balance of such Mortgage Loan has been paid in full; provided that the Master Servicer or Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the Mortgage Loan documents. The applicable Master Servicer or the Special Servicer, as the case may be, may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Mortgage Loan or Companion Loan it is obligated to service hereunder two times during any period of twenty-four consecutive months with respect to any Mortgage Loan or Companion Loan; provided, that the applicable Master Servicer or the Special Servicer, as the case may be, may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Mortgage Loan or Companion Loan one additional time in such 24-month period so long as no Advance or additional Trust Fund expense has been incurred and remains unreimbursed to the Trust with respect to such Mortgage Loan or Companion Loan. Any additional waivers during such 24-month period with respect to such Mortgage Loan may be made only after the applicable Master Servicer or Special Servicer, as the case may be, has given notice of a proposed waiver to the Directing Certificateholder and the Directing Certificateholder has consented to such additional waiver (provided, that if the applicable Master Servicer or Special Servicer, as the case may be, fails to receive a response to such notice from the Directing Certificateholder in writing within five (5) days of giving such notice, then the Directing Certificateholder shall be deemed to have consented to such proposed waiver).

            (b) All amounts collected on any Mortgage Loan or Companion Loan in the form of payments from Mortgagors, Insurance and Condemnation Proceeds or Liquidation Proceeds shall be applied to amounts due and owing under the related Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage (and, with respect to each Loan Pair, the related Intercreditor Agreement) and, in the absence of such express provisions, such payments from Mortgagors, Insurance and Condemnation Proceeds or Liquidation Proceeds shall be applied (after reimbursement first to the Trustee and second to the applicable Master Servicer for any related outstanding Advances (including Workout-Delayed Reimbursement Amounts that have not been reimbursed to the applicable Master Servicer) and interest thereon as provided herein and unpaid servicing compensation, Liquidation Expenses and related additional Trust Fund expenses): first, as a recovery of accrued and unpaid interest on such Mortgage Loan or Companion Loan, as applicable, at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of receipt; second, as a recovery of Unliquidated Advances, third as a recovery of principal of such Mortgage Loan then due and owing, in each case, that were paid from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of "Principal Distribution Amount", "Loan Group 1 Principal Distribution Amount" or "Loan Group 2 Principal Distribution Amount"; fourth, as a recovery of Nonrecoverable Advances; fifth, in accordance with the Servicing Standards, as a recovery of any other amounts due and owing on such Mortgage Loan or Companion Loan, as applicable, including, without limitation, Penalty Charges, Yield Maintenance Charges and Excess Interest; and sixth, as a recovery of principal of such Mortgage Loan or Companion Loan, as applicable, to the extent of its entire unpaid principal balance. Notwithstanding the preceding, such provisions shall not be deemed to affect the priority of distributions of payments. To the extent that such amounts are paid by a party other than a Mortgagor, such amounts shall be deemed to have been paid in respect of a purchase of all or part of the Mortgaged Property (in the case of Insurance and Condemnation Proceeds or Liquidation Proceeds) and then paid by the Mortgagor under the Mortgage Loan or Companion Loan, as applicable, in accordance with the preceding sentence. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof.

            (c) To the extent consistent with the terms of the Mortgage Loans (and, with respect to each Loan Pair, the related Companion Loan and Intercreditor Agreement) and applicable law, the applicable Master Servicer shall apply all Insurance and Condemnation Proceeds it receives on a day other than the Due Date to amounts due and owing under the related Mortgage Loan or Companion Loan as if such Insurance and Condemnation Proceeds were received on the Due Date immediately succeeding the month in which such Insurance and Condemnation Proceeds were received.

            (d) In the event that the applicable Master Servicer or Special Servicer receives Excess Interest prior to the Determination Date for any Due Period, or receives notice from the related Mortgagor that such Master Servicer or Special Servicer will be receiving Excess Interest prior to the Determination Date for any Due Period, such Master Servicer or Special Servicer, as the case may be, will promptly notify the Trustee. None of the Master Servicers or the Special Servicer shall be responsible for any failure of the related Mortgagor to pay any such Excess Interest. The preceding statements shall not, however, be construed to limit the provisions of Section 3.02(a).

            (e) With respect to any Mortgage Loan in connection with which the Mortgagor was required to escrow funds or to post a letter of credit related to obtaining certain performance objectives described in the applicable Mortgage Loan documents, the applicable Master Servicer shall, to the extent consistent with the Servicing Standards, hold such escrows, letters of credit and proceeds thereof as additional collateral and not apply such items to reduce the principal balance of such Mortgage Loan unless otherwise required to do so pursuant to the applicable Mortgage Loan documents, applicable law or court order.

            Section 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts. (a) Each Master Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained, and shall administer such Servicing Accounts in accordance with the Mortgage Loan documents and Companion Loan documents. Amounts on deposit in Servicing Accounts may only be invested in accordance with the terms of the related Mortgage Loan documents or in Permitted Investments in accordance with the provisions of Section 3.06. Servicing Accounts shall be Eligible Accounts to the extent permitted by the terms of the related Mortgage Loan documents. Withdrawals of amounts so deposited from a Servicing Account may be made only to: (i) effect payment of items for which Escrow Payments were collected and comparable items; (ii) reimburse the Trustee and then the applicable Master Servicer for any Servicing Advances; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest to Mortgagors on balances in the Servicing Account, if required by applicable law or the terms of the related Mortgage Loan or Companion Loan and as described below or, if not so required, to the applicable Master Servicer; (v) after the occurrence of an event of default under the related Mortgage Loan or Companion Loan, apply amounts to the indebtedness under the applicable Mortgage Loan or Companion Loan; (vi) withdraw amounts deposited in error, (vii) pay Penalty Charges to the extent permitted by the related Mortgage Loan documents, or
(viii) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. As part of its servicing duties, each Master Servicer, with respect to the Mortgage Loans it is obligated to service hereunder, shall pay or cause to be paid to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law or the terms of the related Mortgage Loan or Companion Loan; provided, however, that in no event shall such Master Servicer be required to remit to any Mortgagor any amounts in excess of actual net investment income or funds in the related Servicing Account. If allowed by the related Mortgage Loan documents and applicable law, the applicable Master Servicer may charge the related Mortgagor an administrative fee for maintenance of the Servicing Accounts.

            (b) The Special Servicer, in the case of REO Loans, and the applicable Master Servicer, in the case of all other Mortgage Loans (and each Companion Loan) that it is responsible for servicing hereunder, shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof. The Special Servicer, in the case of REO Loans, and the applicable Master Servicer, in the case of all other Mortgage Loans and Companion Loans that it is responsible for servicing hereunder, shall use reasonable efforts consistent with the Servicing Standards to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof from the REO Account or by the applicable Master Servicer as Servicing Advances prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items, employing for such purpose Escrow Payments (which shall be so applied by the Master Servicer at the written direction of the Special Servicer in the case of REO Loans) as allowed under the terms of the related Mortgage Loan or Companion Loan. The applicable Master Servicer shall service and administer any reserve accounts (including monitoring, maintaining or changing the amounts of required escrows) in accordance with the terms of such Mortgage Loan and the Servicing Standards. To the extent that a Mortgage Loan or a Companion Loan does not require a Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Special Servicer, in the case of REO Loans, and the applicable Master Servicer, in the case of all other Mortgage Loans and Companion Loans that it is responsible for servicing hereunder, shall use reasonable efforts consistent with the Servicing Standards to cause the Mortgagor to comply with its obligation to make payments in respect of such items at the time they first become due and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items.

            (c) In accordance with the Servicing Standards and for all Mortgage Loans and Loan Pairs that it is responsible for servicing hereunder, the applicable Master Servicer shall advance all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items that are or may become a lien thereon, (ii) ground rents (if applicable) and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments collected from the related Mortgagor (or related REO Revenues, if applicable) are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, and provided, however, that the particular advance would not, if made, constitute a Nonrecoverable Servicing Advance and provided further, however, that with respect to the payment of taxes and assessments, the applicable Master Servicer shall not be required to make such advance until the later of five Business Days after such Master Servicer, the Special Servicer or the Trustee, as applicable, has received confirmation that such item has not been paid or the date prior to the date after which any penalty or interest would accrue in respect of such taxes or assessments. The Special Servicer shall give the applicable Master Servicer and the Trustee no less than five Business Days' written (facsimile or electronic) notice before the date on which such Master Servicer is requested to make any Servicing Advance with respect to a given Specially Serviced Mortgage Loan or REO Property; provided, however, that only two Business Days' written (facsimile or electronic) notice shall be required in respect of Servicing Advances required to be made on an emergency or urgent basis; provided further, that the Special Servicer shall not be entitled to make such a request (other than for Servicing Advances required to be made on an urgent or emergency basis) more frequently than once per calendar month (although such request may relate to more than one Servicing Advance). The applicable Master Servicer may pay the aggregate amount of such Servicing Advances listed on a monthly request to the Special Servicer, in which case the Special Servicer shall remit such Servicing Advances to the ultimate payees. In addition, the Special Servicer shall provide the applicable Master Servicer or the Trustee with such information in its possession as such Master Servicer or the Trustee, as the case may be, may reasonably request to enable such Master Servicer or the Trustee, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Advance. Any request by the Special Servicer that any Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Advance, and such Master Servicer shall be entitled to conclusively rely on such determination; provided, that the determination shall not be binding on such Master Servicer or Trustee. On the first Business Day after the Determination Date for the related Distribution Date, the Special Servicer shall report to the applicable Master Servicer if the Special Servicer determines any Servicing Advance previously made by such Master Servicer with respect to a Specially Serviced Mortgage Loan or REO Loan is a Nonrecoverable Servicing Advance. Such Master Servicer shall be entitled to conclusively rely on such a determination, and such determination shall be binding upon such Master Servicer, but shall no way limit the ability of such Master Servicer in the absence of such determination to make its own determination that any Advance is a Nonrecoverable Advance. All such Advances shall be reimbursable in the first instance from related collections from the Mortgagors and further as provided in Section 3.05. No costs incurred by the applicable Master Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes hereof, including, without limitation, the Trustee's calculation of monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Mortgage Loans or the Companion Loans, notwithstanding that the terms of such Mortgage Loans or the Companion Loans so permit. If the applicable Master Servicer fails to make any required Servicing Advance as and when due (including any applicable cure periods), to the extent the Trustee has actual knowledge of such failure, the Trustee shall make such Servicing Advance pursuant to Section 7.05. Notwithstanding anything herein to the contrary, no Servicing Advance shall be required hereunder if such Servicing Advance would, if made, constitute a Nonrecoverable Servicing Advance. In addition, the applicable Master Servicer shall consider Unliquidated Advances in respect of prior Servicing Advances for purposes of nonrecoverability determinations. The Special Servicer shall have no obligation under this Agreement to make any Servicing Advances.

            Notwithstanding anything to the contrary contained in this Section 3.03(c), any Master Servicer may in its good faith judgment elect (but shall not be required unless directed by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Loans) to make a payment from amounts on deposit in the applicable Certificate Account (which shall be deemed first made from amounts distributable as principal and then from all other amounts comprising general collections) to pay for certain expenses set forth below notwithstanding that such Master Servicer (or Special Servicer, as applicable) has determined that a Servicing Advance with respect to such expenditure would be a Nonrecoverable Servicing Advance (unless, with respect to Specially Serviced Mortgage Loans or REO Loans, the Special Servicer has notified such Master Servicer to not make such expenditure), where making such expenditure would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan; provided, that in each instance, such Master Servicer or the Special Servicer, as applicable, determines in accordance with the Servicing Standards (as evidenced by an Officer's Certificate delivered to the Trustee) that making such expenditure is in the best interest of the Certificateholders (and, if applicable the Companion Holders), all as a collective whole. Each Master Servicer or the Trustee may elect to obtain reimbursement of Nonrecoverable Servicing Advances from the Trust Fund pursuant to the terms of Section 3.19(c).

            (d) In connection with its recovery of any Servicing Advance out of the applicable Certificate Account pursuant to Section 3.05(a), the Trustee, then the Master Servicer, as the case may be, shall be entitled to receive, out of any amounts then on deposit in such Certificate Account interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance from the date made to, but not including, the date of reimbursement. Subject to Section 3.19(c), each Master Servicer shall reimburse itself or the Trustee, as the case may be, for any outstanding Servicing Advance as soon as practically possible after funds available for such purpose are deposited in the applicable Certificate Account.

            (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan, the applicable Master Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Mortgage Loan, the applicable Master Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed. To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(e), the applicable Master Servicer shall, in accordance with the Servicing Standards, determine whether the related Mortgagor has failed to perform its obligations under the related Mortgage Loan and report any such failure to the Special Servicer within a reasonable time after the making of the request for written confirmation.

            Section 3.04 The Certificate Accounts, the Lower-Tier and Upper-Tier Distribution Accounts, the Companion Distribution Account, the Interest Reserve Account, the Gain-on-Sale Reserve Account, the Excess Interest Distribution Account and the Floating Rate Account. (a) Each Master Servicer shall establish and maintain, or cause to be established and maintained, a Certificate Account in which such Master Servicer shall deposit or cause to be deposited on a daily basis and in no event later than the Business Day following receipt of available funds (in the case of payments by Mortgagors or other collections on the Mortgage Loans or Companion Loans), except as otherwise specifically provided herein, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans or Companion Loans due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the appropriate Mortgage Loan Seller or its designee and other than any amounts received from Mortgagors which are received in connection with the purchase of defeasance collateral), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

            (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans or Companion Loans;

            (ii) all payments on account of interest on the Mortgage Loans or Companion Loans, including Excess Interest, Yield Maintenance Charges and Default Interest;

            (iii) late payment charges and other Penalty Charges to the extent required to offset interest on Advances and additional Trust Fund expenses (other than Special Servicing Fees, Workout Fees or Liquidation Fees) as required by Section 3.11;

            (iv) all Insurance and Condemnation Proceeds and Liquidation Proceeds (other than Gain-on-Sale Proceeds) received in respect of any Mortgage Loan, Companion Loan or REO Property (other than Liquidation Proceeds that are received in connection with the purchase by the applicable Master Servicer, the Special Servicer, the Holders of the Controlling Class, or the Holders of the Class LR Certificates of all the Mortgage Loans and any REO Properties in the Trust Fund and that are to be deposited in the Lower-Tier Distribution Account pursuant to Section 9.01) together with any recovery of Unliquidated Advances in respect of the related Mortgage Loans;

            (v) any amounts required to be transferred from the REO Account pursuant to Section 3.16(c);

            (vi) any amounts required to be deposited by the applicable Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the applicable Certificate Account; and

            (vii) any amounts required to be deposited by the applicable Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard or master single interest policy.

            Notwithstanding the foregoing requirements, each Master Servicer need not deposit into its related Certificate Account any amount that such Master Servicer would be authorized to withdraw immediately from such account in accordance with the terms of Section 3.05 and shall be entitled to instead immediately pay such amount directly to the Person(s) entitled thereto; provided, that such amounts shall be applied in accordance with the terms hereof and shall be reported as if deposited in such Certificate Account and then withdrawn.

            The foregoing requirements for deposit in any Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees, defeasance fees, or amounts collected for Mortgagor checks returned for insufficient funds need not be deposited by the applicable Master Servicer in its related Certificate Account. If the applicable Master Servicer shall deposit in its related Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Certificate Account, any provision herein to the contrary notwithstanding. Assumption, extension and modification fees actually received from Mortgagors on Specially Serviced Mortgage Loans shall be promptly delivered to the Special Servicer as additional servicing compensation.

            Upon receipt of any of the foregoing amounts in clauses (i)-(iv) above with respect to any Specially Serviced Mortgage Loans, the Special Servicer shall remit within one (1) Business Day such amounts to the applicable Master Servicer for deposit into the applicable Certificate Account, in accordance with this Section 3.04(a). Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the applicable Master Servicer for deposit into the Certificate Account, pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse without recourse or warranty such check to the order of the applicable Master Servicer and shall promptly deliver any such check to such Master Servicer by overnight courier.

            Funds in the Certificate Accounts may only be invested in Permitted Investments in accordance with the provisions of Section 3.06. As of the Closing Date, the Certificate Account for Master Servicer No. 1 shall be located at the offices of PNC Bank, National Association. As of the Closing Date, the Certificate Account for Master Servicer No. 2 shall be located at the offices of Escrow Bank in Midvale, Utah. Each Master Servicer shall give notice to the Trustee, the Special Servicer and the Depositor of the new location of its Certificate Account prior to or promptly after any change thereof.

            (b) The Trustee shall establish and maintain the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Floating Rate Account and the Gain-on-Sale Reserve Account in trust for the benefit of the Certificateholders (and the Trustee as holder of the Class A-2FL Regular Interest and the Uncertificated Lower-Tier Interests). The applicable Master Servicer shall deliver to the Trustee each month, on or before the P&I Advance Date therein, for deposit in the Lower-Tier Distribution Account, that portion of the Available Distribution Amount and the Class HG Available Distribution Amount attributable to the Mortgage Loans (in each case, calculated without regard to clauses (a)(iv), (a)(viii), (c) and (d) of the definition of Available Distribution Amount and the Class HG Available Distribution Amount) for the related Distribution Date then on deposit in the applicable Certificate Account after giving effect to withdrawals of funds pursuant to Section 3.05(a)(ii)-(xx).

            With respect to the Companion Loans, each Companion Paying Agent shall establish and maintain an account for each Companion Loan, each of which may be a subaccount of the applicable Certificate Account, for distributions to each Companion Holder (each, a "Companion Distribution Account") to be held for the benefit of the related Companion Holder and shall, promptly upon receipt, deposit in the Companion Distribution Account any and all amounts received by the Companion Paying Agent that are required by the terms of this Agreement or the applicable Intercreditor Agreement to be deposited therein. Each Master Servicer shall deliver to the applicable Companion Paying Agent each month, on or before the P&I Advance Date therein, for deposit in the Companion Distribution Account, an aggregate amount of immediately available funds, to the extent of available funds, equal to the amount to be distributed to the related Companion Holder pursuant to the terms of this Agreement and the related Intercreditor Agreement.

            The Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account, the Interest Reserve Account, the Floating Rate Account and the Companion Distribution Account may be subaccounts of a single Eligible Account, which shall be maintained as a segregated account separate from other accounts.

            In addition to the amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the third preceding paragraph, each Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Lower-Tier Distribution Account:

            (i) any amounts required to be deposited by such Master Servicer pursuant to Section 3.19 as Compensating Interest Payments in connection with Prepayment Interest Shortfalls;

            (ii) any P&I Advances required to be made by such Master Servicer in accordance with Section 4.03;

            (iii) any Liquidation Proceeds paid by such Master Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates in connection with the purchase of all of the Mortgage Loans and any REO Properties in the Trust Fund pursuant to
      Section 9.01 (exclusive of that portion thereof required to be deposited in the applicable Certificate Account pursuant to Section 9.01);

            (iv) any Yield Maintenance Charges actually collected; and

            (v) any other amounts required to be so delivered for deposit in the Lower-Tier Distribution Account pursuant to any provision of this Agreement.

            If, as of the close of business (New York City time), on any P&I Advance Date or on such other date as any amount referred to in the foregoing clauses (i) through (v) are required to be delivered hereunder, the applicable Master Servicer shall not have delivered to the Trustee for deposit in the Lower-Tier Distribution Account and the Excess Interest Distribution Account the amounts required to be deposited therein pursuant to the provisions of this Agreement (including any P&I Advance pursuant to Section 4.03(a) hereof), such Master Servicer shall pay the Trustee interest on such late payment at the Prime Rate from and including the date such payment was required to be made (without regard to any grace period set forth in Section 7.01(a)(i)) until (but not including) the date such late payment is received by the Trustee.

            The Trustee shall, upon receipt, deposit in the Lower-Tier Distribution Account or the Excess Interest Distribution Account, as applicable, any and all amounts received by the Paying Agent that are required by the terms of this Agreement to be deposited therein.

            Promptly on each Distribution Date, the Trustee shall be deemed to withdraw from the Lower-Tier Distribution Account and deposit in the Upper-Tier Distribution Account an aggregate amount of immediately available funds equal to the Lower-Tier Regular Distribution Amount and the amount of any Yield Maintenance Charges for such Distribution Date allocated in payment of the Uncertificated Lower-Tier Interests as specified in Sections 4.01(b) and 4.01(d), respectively, and then immediately be deemed to withdraw from the Upper-Tier Distribution Account and deposit in the Floating Rate Account an aggregate amount of immediately available funds equal to the Class A-2FL Regular Interest Distribution Amount, as specified in Section 4.01(a).

            Funds on deposit in the Gain-on-Sale Reserve Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Floating Rate Account, the Upper-Tier Distribution Account and the Lower-Tier Distribution Account shall remain uninvested. As of the Closing Date, the Interest Reserve Account, the Floating Rate Account, the Upper-Tier Distribution Account and the Lower-Tier Distribution Account shall be located at the offices of the Trustee. The Trustee shall give notice to the Master Servicers and the Depositor of the location of the Interest Reserve Account, the Upper-Tier Distribution Account, the Lower-Tier Distribution Account, the Floating Rate Account, the Excess Interest Distribution Account and, if established, the Gain-on-Sale Reserve Account, and of the proposed location of such accounts prior to any change thereof.

            (c) Prior to any Determination Date for the first Due Period during which Excess Interest is received on any Mortgage Loan, and upon notification from the applicable Master Servicer or Special Servicer pursuant to Section 3.02(d), the Trustee, on behalf of the Certificateholders, shall establish and maintain the Excess Interest Distribution Account in the name of the Trustee in trust for the benefit of the Class S Certificateholders. The Excess Interest Distribution Account shall be established and maintained as an Eligible Account (or as a subaccount of an Eligible Account). Prior to the applicable Distribution Date, each Master Servicer shall remit to the Trustee for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received prior to the Determination Date for the applicable Due Period.

            Following the distribution of Excess Interest to Class S Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Excess Interest, the Trustee shall terminate the Excess Interest Distribution Account.

            (d) The Trustee shall establish (upon notice from the Special Servicer of an event occurring that generates Gain-on-Sale Proceeds) and maintain the Gain-on-Sale Reserve Account in trust for the benefit of the Certificateholders. The Gain-on-Sale Reserve Account shall be maintained as an Eligible Account (or as a subaccount of an Eligible Account), separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Trustee. Funds in the Gain-on-Sale Reserve Account shall be held uninvested.

            Upon the disposition of any REO Property in accordance with Section
3.09 or Section 3.18, the Special Servicer will calculate the Gain-on-Sale Proceeds, if any, realized in connection with such sale and remit such funds to the Trustee for deposit into the Gain-on-Sale Reserve Account, other than Gain-on-Sale Proceeds allocable to the Companion Loans, which shall be remitted to the Companion Paying Agent for deposit into the Companion Distribution Account.

            (e) On or before the Closing Date, the Trustee shall establish and maintain the Floating Rate Account in trust for the benefit of the Class A-2FL Certificateholders. The Floating Rate Account shall (i) at all times be an Eligible Account and (ii) relate solely to the Class A-2FL Certificates.

            The Trustee shall deposit into the Floating Rate Account all amounts received in respect of distributions on the Class A-2FL Regular Interest as specified in Section 3.04(b), and shall immediately deposit into the Floating Rate Account all amounts received under the Swap Contract.

            Section 3.05 Permitted Withdrawals from the Certificate Accounts, the Distribution Accounts, the Companion Distribution Account, the Excess Interest Distribution Account and the Floating Rate Account. (a) Each Master Servicer may, from time to time, make withdrawals from its related Certificate Account for any of the following purposes (without duplication):

            (i) no later than 4:00 p.m. New York City time on each P&I Advance Date, to remit to the Trustee for deposit in the Lower-Tier Distribution Account and the Excess Interest Distribution Account the amounts required to be remitted pursuant to the first paragraph of Section 3.04(b) and
      Section 3.04(c) or that may be applied to make P&I Advances pursuant to
      Section 4.03(a); and pursuant to the second paragraph of Section 3.04(b), to remit to the applicable Companion Paying Agent for deposit in the applicable Companion Distribution Account the amounts required to be so deposited on the date specified in the related Intercreditor Agreement with respect to the related Companion Loans;

            (ii) (A) to pay itself unpaid Servicing Fees in respect of each Mortgage Loan, Companion Loan, Specially Serviced Mortgage Loan and REO Loan, as applicable, such Master Servicer's rights to payment of Servicing Fees pursuant to this clause (ii)(A) with respect to any Mortgage Loan, Companion Loan, Specially Serviced Mortgage Loan or REO Loan, as applicable, being limited to amounts received on or in respect of such Mortgage Loan or Companion Loan (whether in the form of payments, Liquidation Proceeds or Insurance and Condemnation Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance and Condemnation Proceeds), that are allocable as recovery of interest thereon and (B) to pay the Special Servicer any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of each Specially Serviced Mortgage Loan or REO Loan or Corrected Mortgage Loan, as applicable, and any expense incurred by the Special Servicer in connection with performing any inspections pursuant to Section 3.12(a), remaining unpaid first, out of related REO Revenues, Liquidation Proceeds and Insurance and Condemnation Proceeds, and then out of general collections on the Mortgage Loans and REO Properties;

            (iii) to reimburse the Trustee and itself or the other Master Servicer (if amounts in such other Master Servicer's Certificate Account are not sufficient for such reimbursement), as applicable (in that order), for unreimbursed P&I Advances, the applicable Master Servicer's or the Trustee's right to reimbursement pursuant to this clause (iii) being limited to amounts received which represent Late Collections of interest (net of the related Servicing Fees) on and principal of the particular Mortgage Loans and REO Loans with respect to which such P&I Advances were made; provided, however, that if such P&I Advance becomes a Workout-Delayed Reimbursement Amount, then such P&I Advance shall additionally thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Mortgage Loans (other than the Houston Galleria Trust Subordinate Companion Loan) and REO Properties on deposit in its Certificate Account from time to time that represent collections or recoveries of principal to the extent provided in clause (v) below (to be allocated between the Loan Groups as set forth in the last paragraph of Section 3.05 (a)) or, in the circumstances specified in Section 3.19(c), from general collections;

            (iv) to reimburse the Trustee and itself or the other Master Servicer (if amounts in such other Master Servicer's Certificate Account are not sufficient for such reimbursement), as applicable (in that order), for unreimbursed Servicing Advances, the applicable Master Servicer's or the Trustee's respective rights to receive payment pursuant to this clause
      (iv) with respect to any Mortgage Loan, Companion Loan or REO Property being limited to, as applicable, related payments, Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Revenues (provided, that, in case of such reimbursement relating to (A) an AB Mortgage Loan, such reimbursements shall be made first, from amounts collected on the related Companion Loan and then from the related Mortgage Loan or (B) the Houston Galleria Loan, such reimbursements shall be made first, from amounts collected on the Houston Galleria Trust Subordinate Companion Loan, then from amounts collected on the Houston Galleria Non-Trust Subordinate Companion Loan, and then pro rata from the Houston Galleria Pari Passu Loans, in each of the foregoing instances, subject to the terms of the related Intercreditor Agreement); provided, however, that if such Servicing Advance becomes a Workout-Delayed Reimbursement Amount, then such Servicing Advance may additionally thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Mortgage Loans (other than the Houston Galleria Trust Subordinate Companion Loan) and REO Properties on deposit in its Certificate Account from time to time that represent collections or recoveries of principal to the extent provided in clause (v) below (to be allocated between the Loan Groups as set forth in the last paragraph of Section 3.05(a)) or, in the circumstances specified in Section 3.19(c), from general collections;

            (v) to reimburse the Trustee and itself or the other Master Servicer (if amounts in such other Master Servicer's Certificate Account are not sufficient for such reimbursement), as applicable (in that order) (1) for Nonrecoverable Advances first, out of REO Revenues, Liquidation Proceeds and Insurance and Condemnation Proceeds received on the related Mortgage Loan and Companion Loan then, out of the principal portion of general collections on the Mortgage Loans (other than the Houston Galleria Trust Subordinate Companion Loan) and REO Properties (to be allocated between the Loan Groups as set forth in the last paragraph of Section 3.05 (a)), then, to the extent the principal portion of general collections is insufficient and with respect to such excess only, subject to any exercise of the sole option to defer reimbursement thereof pursuant to Section 3.19(c), out of other collections on the Mortgage Loans (other than the Houston Galleria Trust Subordinate Companion Loan) and REO Properties and,
      (2) with respect to the Workout-Delayed Reimbursement Amounts, out of the principal portion of the general collections on the Mortgage Loans (other than the Houston Galleria Trust Subordinate Companion Loan) and REO Properties (to be allocated between the Loan Groups as set forth in the last paragraph of Section 3.05 (a)), net of such amounts being reimbursed pursuant to (1) above (provided, that in case of such reimbursement relating to an AB Mortgage Loan, such reimbursement shall be made first, from amounts collected on the related Companion Loan and then from the related Mortgage Loan subject to the terms of the related Intercreditor Agreement and in the case of such reimbursement relating to the Houston Galleria Whole Loan, such reimbursements shall be made first, from amounts collected on the Houston Galleria Trust Subordinate Companion Loan, then from amounts collected on the Houston Galleria Non-Trust Subordinate Companion Loan, and then pro rata from the Houston Galleria Pari Passu Loans, in each of the foregoing instances, in accordance with the related Intercreditor Agreement) or to pay itself, with respect to any Mortgage Loan and the Companion Loans, if applicable, or REO Property any related earned Servicing Fee that remained unpaid in accordance with clause (ii) above following a Final Recovery Determination made with respect to such Mortgage Loan or REO Property and the deposit into the applicable Certificate Account of all amounts received in connection therewith;

            (vi) at such time as it reimburses the Trustee and itself or the other Master Servicer (if amounts in such other Master Servicer's Certificate Account are not sufficient for such reimbursement), as applicable (in that order) for (a) any unreimbursed P&I Advance (including any such P&I Advance that constitutes a Workout-Delayed Reimbursement Amount) pursuant to clause (iii) above, to pay itself or the Trustee or such other servicing party, as applicable, any interest accrued and payable thereon in accordance with Sections 4.03(d) and 3.11(c), (b) any unreimbursed Servicing Advances (including any such Servicing Advance that constitutes a Workout-Delayed Reimbursement Amount) pursuant to clause
      (iv) above, to pay itself or the Trustee or the other Master Servicer (if amounts in such other Master Servicer's Certificate Account are not sufficient for such reimbursement), as the case may be, any interest accrued and payable thereon in accordance with Sections 3.03(d) and 3.11(c) or (c) any Nonrecoverable Advances pursuant to clause (v) above, to pay itself or the Trustee or the other Master Servicer (if amounts in such other Master Servicer's Certificate Account are not sufficient for such reimbursement), or such other servicing party, as the case may be, any interest accrued and payable thereon;

            (vii) to reimburse itself, the Special Servicer or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect giving rise to a repurchase or substitution obligation of the applicable Mortgage Loan Seller under
      Section 6 of the applicable Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase or substitution obligation, each such Person's right to reimbursement pursuant to this clause (vii) with respect to any Mortgage Loan or Companion Loan being limited to that portion of the Purchase Price or Substitution Shortfall Amount paid with respect to such Mortgage Loan or Companion Loan that represents such expense in accordance with clause
      (iv) of the definition of Purchase Price; provided that, in case of such reimbursement relating to an AB Mortgage Loan, such reimbursements shall be made first, from amounts collected on the related Companion Loan and then from the related AB Mortgage Loan and in the case of such reimbursement relating to the Houston Galleria Loan, such reimbursements shall be made first, from amounts collected on the Houston Galleria Trust Subordinate Companion Loan, then from amounts collected on the Houston Galleria Non-Trust Subordinate Companion Loan, and then pro rata from the Houston Galleria Pari Passu Loans, in each of the foregoing instances, to the extent explicitly provided in the related Intercreditor Agreement;

            (viii) in accordance with Section 2.03(e), to reimburse itself or the other Master Servicer (if amounts in such other Master Servicer's Certificate Account are not sufficient for such reimbursement), or the Special Servicer, as the case may be, first, out of Liquidation Proceeds, Insurance and Condemnation Proceeds, and then out of general collections on the Mortgage Loans and REO Properties, for any unreimbursed expense reasonably incurred by such Person in connection with the enforcement of the applicable Mortgage Loan Seller's obligations under Section 6 of the applicable Mortgage Loan Purchase Agreement, but only to the extent that such expenses are not reimbursable pursuant to clause (vii) above or otherwise (provided, that in case of such reimbursement relating to an AB Mortgage Loan, such reimbursements shall be made first, from amounts collected on the related Companion Loan and then from the related Mortgage Loan and in the case of such reimbursement relating to the Houston Galleria Loan, such reimbursements shall be made first, from amounts collected on the Houston Galleria Trust Subordinate Companion Loan, then from amounts collected on the Houston Galleria Non-Trust Subordinate Companion Loan, and then pro rata from the Houston Galleria Pari Passu Loans, in each of the foregoing instances, subject to the terms of the related Intercreditor Agreement and subject to the extent explicitly provided for therein);

            (ix) to pay for costs and expenses incurred by the Trust Fund pursuant to Section 3.09(c) first, out of REO Revenues, Liquidation Proceeds, Insurance and Condemnation Proceeds, and then out of general collections on the Mortgage Loans and REO Properties (provided, that in case of such reimbursement relating to an AB Mortgage Loan, such reimbursements shall be made first, from amounts collected on the related Companion Loan and then from the related Mortgage Loan and in the case of such reimbursement relating to the Houston Galleria Loan, such reimbursements shall be made first, from amounts collected on the Houston Galleria Trust Subordinate Companion Loan, then from amounts collected on the Houston Galleria Non-Trust Subordinate Companion Loan, and then pro rata from the Houston Galleria Pari Passu Loans, in each of the foregoing instances, in accordance with the terms of the related Intercreditor Agreement);

            (x) to pay itself, as additional servicing compensation in accordance with Section 3.11(a), (a) (A) interest and investment income earned in respect of amounts relating to the Trust Fund held in its Certificate Account and the Companion Distribution Account as provided in
      Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to its Certificate Account and the Companion Distribution Account for the period from and including the prior P&I Advance Date to but excluding the P&I Advance Date related to such Distribution Date) and
      (B) Penalty Charges (other than Penalty Charges collected while the related Mortgage Loan is a Specially Serviced Mortgage Loan), but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid and such Penalty Charges are not needed to pay interest on Advances or costs and expenses incurred by the Trust Fund (other than Special Servicing Fees) in accordance with Section 3.11(d); and (b) to pay the Special Servicer, as additional servicing compensation in accordance with Section 3.11(c), Penalty Charges collected on Specially Serviced Mortgage Loans (but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Specially Serviced Mortgage Loan have been paid and such Penalty Charges are not needed to pay interest on Advances or costs and expenses incurred by the Trust Fund in accordance with Section 3.11(d));

            (xi) to recoup any amounts deposited in the applicable Certificate Account in error;

            (xii) to pay itself, the other Master Servicer (if amounts in such other Master Servicer's Certificate Account are not sufficient for such reimbursement), the Special Servicer, the Depositor or any of their respective directors, officers, members, managers, employees and agents, as the case may be, out of general collections, any amounts payable to any such Person pursuant to Section 6.03(a) or 6.03(b) (provided, that in case of such payments relating to an AB Mortgage Loan, such reimbursements shall be made first, from amounts collected on the related Companion Loan and then from the related Mortgage Loan and in the case of such payments relating to the Houston Galleria Loan, such reimbursements shall be made first, from amounts collected on the Houston Galleria Trust Subordinate Companion Loan, then from amounts collected on the Houston Galleria Non-Trust Subordinate Companion Loan, and then pro rata from the Houston Galleria Pari Passu Loans, in each of the foregoing instances, subject to the terms of the related Intercreditor Agreement, prior to being payable out of general collections);

            (xiii) to pay for (a) the cost of the Opinions of Counsel contemplated by Sections 3.09(b), 3.16(a), 3.17(b), 3.20(a), 3.20(d) and
      10.01(f) to the extent payable out of the Trust Fund, (b) the cost of any Opinion of Counsel contemplated by Section 11.01(a) or 11.01(c) in connection with an amendment to this Agreement requested by the Trustee or the applicable Master Servicer, which amendment is in furtherance of the rights and interests of Certificateholders and (c) the cost of obtaining the REO Extension contemplated by Section 3.16(a) (provided, that in case of such payments relating to an AB Mortgage Loan, such reimbursements shall be made first, from amounts collected on the related Companion Loan and then from the related Mortgage Loan and in the case of such payments relating to the Houston Galleria Loan, such reimbursements shall be made first, from amounts collected on the Houston Galleria Trust Subordinate Companion Loan, then from amounts collected on the Houston Galleria Non-Trust Subordinate Companion Loan, and then pro rata from the Houston Galleria Pari Passu Loans, in each of the foregoing instances, to the extent explicitly provided in the related Intercreditor Agreement and subject to the terms of the related Intercreditor Agreements prior to being payable out of general collections);

            (xiv) to pay out of general collections on the Mortgage Loans and REO Properties any and all federal, state and local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the Master Servicer, the Special Servicer or the Trustee is liable therefor pursuant to Section 10.01(g);

            (xv) to reimburse the Trustee out of general collections on the Mortgage Loans and REO Properties for expenses incurred by and reimbursable to it by the Trust Fund pursuant to Section 10.01(c);

            (xvi) to pay the applicable Mortgage Loan Seller or any other Person with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase; or, in the case of the substitution for a Mortgage Loan by a Mortgage Loan Seller pursuant to Section 2.03(b), to pay such Mortgage Loan Seller with respect to the replaced Mortgage Loan all amounts received thereon subsequent to the date of substitution, and with respect to the related Qualified Substitute Mortgage Loan(s), all Monthly Payments due thereon during or prior to the month of substitution, in accordance with the last two sentences of the first paragraph of
      Section 2.03(b);

            (xvii) to remit to the Trustee for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to Section 3.25;

            (xviii) to clear and terminate the applicable Certificate Account at the termination of this Agreement pursuant to Section 9.01;

            (xix) to remit to the Companion Paying Agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the second paragraph of Section 3.04(b); and

            (xx) to pay for any expenditures to be borne by the Trust Fund pursuant to the second paragraph of Section 3.03(c).

            Each Master Servicer shall keep and maintain separate accounting records, on a loan by loan and property by property basis when appropriate, for the purpose of justifying any withdrawal from its related Certificate Account.

            Each Master Servicer shall pay to the Special Servicer or the Trustee from its related Certificate Account amounts permitted to be paid to it therefrom monthly upon receipt of a certificate of a Servicing Officer of the Special Servicer or a Responsible Officer of the Trustee describing the item and amount to which the Special Servicer or the Trustee is entitled. Each Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Loan, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the applicable Certificate Account. To the extent a Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to a Mortgage Loan is required to be reimbursed from the principal portion of the general collections on the Mortgage Loans (other than the Houston Galleria Trust Subordinate Companion Loan) pursuant to clauses (iii), (iv) or
(v) of this Section 3.05(a), such reimbursement shall be made first, from the principal collection available on the Mortgage Loans included in the same Loan Group as such Mortgage Loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts related to such other Loan Group). To the extent a Nonrecoverable Advance with respect to a Mortgage Loan is required to be reimbursed from the interest portion of the general collections on the Mortgage Loans (other than the Houston Galleria Trust Subordinate Companion Loan) pursuant to clauses
(iii), (iv) or (v) of this Section 3.05(a), such reimbursement shall be made first, from the interest collections available on the Mortgage Loans included in the same Loan Group as such Mortgage Loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances related to such other Loan Group).

            (b) The Trustee may, from time to time, make withdrawals from the Lower-Tier Distribution Account for any of the following purposes:

            (i) to be deemed to make deposits of the Lower-Tier Regular Distribution Amount and the Lower-Tier Class HG Distribution Amount pursuant to Section 4.01(b) and to distribute the amount of any Yield Maintenance Charges distributable pursuant to Section 4.01(d) in the Upper-Tier Distribution Account, subject to the penultimate paragraph of
      Section 3.04(b), and to make distributions on the Class LR Certificates pursuant to Section 4.01(b);

            (ii) to pay to the Trustee or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person, with respect to the Mortgage Loans, pursuant to Section 8.05(b);

            (iii) to pay the Trustee, the Trustee Fee as contemplated by Section 8.05(a) hereof with respect to the Mortgage Loans;

            (iv) to pay for the cost of the Opinions of Counsel sought by the Trustee (A) as provided in clause (v) of the definition of "Disqualified Organization," (B) as contemplated by Section 3.20(d), 8.02(ii) and 10.01(f), or (C) as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee, which amendment is in furtherance of the rights and interests of Certificateholders, in each case, to the extent not paid pursuant to
      Section 11.01(g);

            (v) to pay any and all federal, state and local taxes imposed on either the Lower-Tier REMIC or Upper-Tier REMIC or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, to the extent none of the Trustee, the REMIC Administrator, the applicable Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(g);

            (vi) to pay the REMIC Administrator any amounts reimbursable to it pursuant to Section 10.01(e);

            (vii) to pay to the applicable Master Servicer any amounts deposited by the Master Servicer in the Distribution Account not required to be deposited therein; and

            (viii) to clear and terminate the Lower-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (c) The Trustee shall, on any Distribution Date, make withdrawals from the Excess Interest Distribution Account to the extent required to make the distributions of Excess Interest required by Section 4.01(i).

            (d) The Trustee may make, or be deemed to make, withdrawals from the Upper-Tier Distribution Account for any of the following purposes:

            (i) to make distributions to Certificateholders (other than Holders of the Class A-2FL Certificates and the Class LR Certificates) and in respect of the Class A-2FL Regular Interest on each Distribution Date pursuant to Section 4.01 or 9.01, as applicable, subject to the penultimate paragraph of Section 3.04(b); and

            (ii) to clear and terminate the Upper-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (e) Notwithstanding anything herein to the contrary, with respect to any Mortgage Loan, (i) if amounts on deposit in any Certificate Account and the Lower-Tier Distribution Account are not sufficient to pay the full amount of the Servicing Fee listed in Section 3.05(a)(ii) and the Trustee Fee listed in
Section 3.05(b)(ii) and (iii), then the Trustee Fee shall be paid in full prior to the payment of any Servicing Fees payable under Section 3.05(a)(ii) and in the event that amounts on deposit in any Certificate Account and the Lower-Tier Distribution Account are not sufficient to pay the full amount of such Trustee Fee, the Trustee shall be paid based on the amount of such fees and (ii) if amounts on deposit in any Certificate Account are not sufficient to reimburse the full amount of Advances and interest thereon listed in Sections 3.05(a)(iii), (iv), (v) and (vi), then reimbursements shall be paid first to the Trustee and second to the applicable Master Servicer.

            (f) The Companion Paying Agent may, from time to time, make withdrawals from the Companion Distribution Account to make distributions pursuant to Section 4.01(j).

            (g) The Trustee may make withdrawals from the Floating Rate Account only for the following purposes:

            (i) to withdraw amounts deposited in the Floating Rate Account in error and pay such amounts to the Persons entitled thereto;

            (ii) to pay any funds required to be paid to the Swap Counterparty under the Swap Contract as specified in Section 3.32(c), and to pay costs or expenses, if any, related to the Swap Contract pursuant to Section 3.32(f);

            (iii) to make distributions to the Holders of the Class A-2FL Certificates pursuant to Section 4.01(k); and

            (iv) to clear and terminate the Floating Rate Account pursuant to
      Section 9.01.

            Section 3.06 Investment of Funds in the Certificate Accounts and the REO Account. (a) Each Master Servicer may direct any depository institution maintaining its related Certificate Account, the Companion Distribution Account, or any Servicing Account (for purposes of this Section 3.06, an "Investment Account"), the Special Servicer may direct any depository institution maintaining the REO Account (also for purposes of this Section 3.06, an "Investment Account") to invest or if it is such depository institution, may itself invest, the funds held therein, only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand,
(i) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the depository institution maintaining such account is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). Each Master Servicer (in the case of each Certificate Account, the Companion Distribution Account or any Servicing Account maintained by or for such Master Servicer) or the Special Servicer (in the case of the REO Account or any Servicing Account maintained by or for the Special Servicer), on behalf of the Trustee, shall maintain continuous physical possession of any Permitted Investment of amounts in each Certificate Account, the Companion Distribution Account, the Servicing Accounts or REO Account, as applicable, that is either (i) a "certificated security," as such term is defined in the UCC (such that the Trustee shall have control pursuant to Section 8-106 of the UCC) or (ii) other property in which a secured party may perfect its security interest by physical possession under the UCC or any other applicable law. In the case of any Permitted Investment held in the form of a "security entitlement" (within the meaning of Section 8-102(a)(17) of the UCC), each Master Servicer or the Special Servicer, as applicable, shall take or cause to be taken such action as the Trustee deems reasonably necessary to cause the Trustee to have control over such security entitlement. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the applicable Master Servicer (in the case of the Certificate Account, the Companion Distribution Account or any Servicing Account maintained by or for the Master Servicer), the Special Servicer (in the case of the REO Account or any Servicing Account maintained by or for the Special Servicer) shall:

            (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (a) all amounts then payable thereunder and (b) the amount required to be withdrawn on such date; and

            (ii) demand payment of all amounts due thereunder promptly upon determination by the applicable Master Servicer, the Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Interest and investment income realized on funds deposited in the applicable Certificate Account, the Companion Distribution Account or any Servicing Account maintained by or for the applicable Master Servicer maintaining such account, to the extent of the Net Investment Earnings, if any, with respect to such account for the period from and including the prior P&I Advance Date to but not including the P&I Advance Date related to such Distribution Date, shall be for the sole and exclusive benefit of such Master Servicer to the extent (with respect to Servicing Accounts) not required to be paid to the related Mortgagor and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with Sections 3.03 or Section 3.05(a), as the case may be. Interest and investment income realized on funds deposited in the REO Account or any Servicing Account maintained by or for the Special Servicer, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from and including any P&I Advance Date to but excluding the immediately succeeding P&I Advance Date, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(c). In the event that any loss shall be incurred in respect of any Permitted Investment (as to which the applicable Master Servicer or Special Servicer, as the case may be, would have been entitled to any Net Investment Earnings hereunder) directed to be made by the applicable Master Servicer or Special Servicer, as applicable, and on deposit in any of the Certificate Account, the Companion Distribution Account, the Servicing Account or the REO Account, such Master Servicer (in the case of the Certificate Account, the Companion Distribution Account or any Servicing Account maintained by or for such Master Servicer) and the Special Servicer (in the case of the REO Account or any Servicing Account maintained by or for the Special Servicer) shall deposit therein, no later than the P&I Advance Date, without right of reimbursement, the amount of Net Investment Loss, if any, with respect to such account for the period from and including the prior P&I Advance Date to but excluding the P&I Advance Date related to such Distribution Date; provided, that neither the applicable Master Servicer nor the Special Servicer shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account at the time such investment was made (and, with respect to a Master Servicer, such federal or state chartered depository institution or trust company is not an Affiliate of such Master Servicer unless such depository institution or trust company satisfied the qualification set forth in the definition of Eligible Account both (x) at the time the investment was made and (y) 30 days prior to such insolvency).

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, each Master Servicer may and, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            Section 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage. (a) The applicable Master Servicer (with respect to the Mortgage Loans and the Specially Serviced Mortgage Loans) or the Special Servicer (with respect to the REO Properties) shall use its efforts consistent with the Servicing Standards to cause the Mortgagor to maintain, to the extent required by the terms of the related Mortgage Loan, all insurance coverage as is required under the related Mortgage Loan except to the extent that the failure of the related Mortgagor to do so is an Acceptable Insurance Default. If the Mortgagor does not so maintain such insurance coverage, subject to its recoverability determination with respect to any required Servicing Advance, the applicable Master Servicer shall maintain, for each Mortgage Loan all insurance coverage as is required under the related Mortgage, but only in the event the Trustee has an insurable interest therein and such insurance is available to such Master Servicer and, if available, can be obtained at commercially reasonable rates, except to the extent that the failure of the related Mortgagor to do so is an Acceptable Insurance Default; provided, however, that if any Mortgage permits the holder thereof to dictate to the Mortgagor the insurance coverage to be maintained on such Mortgaged Property, the applicable Master Servicer shall impose such insurance requirements as are consistent with the Servicing Standards, provided, that with respect to the immediately preceding proviso, such Master Servicer will not be obligated to maintain insurance against property damage resulting from terrorist or similar acts if the Mortgagor's failure is an Acceptable Insurance Default and only in the event the Trustee has an insurable interest therein and such insurance is available to such Master Servicer and, if available, can be obtained at commercially reasonable rates. Subject to Section 3.17(a) and the costs of such insurance being reimbursed or paid to the Special Servicer as provided in the last sentence of this paragraph, the Special Servicer shall maintain for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage Loan and Companion Loan unless the Special Servicer, with Directing Certificateholder consent, determines that such insurance is not available at commercially reasonable rates. All Insurance Policies maintained by the Master Servicers or the Special Servicer shall (i) contain a "standard" mortgagee clause, with loss payable to the applicable Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Mortgage Loans and Companion Loans other than REO Properties) or to the Special Servicer on behalf of the Trustee (in the case of insurance maintained in respect of REO Properties), (ii) be in the name of the Trustee (in the case of insurance maintained in respect of REO Properties), (iii) include coverage in an amount not less than the lesser of (x) the full replacement cost of the improvements securing Mortgaged Property or the REO Property, as applicable, or (y) the outstanding principal balance owing on the related Mortgage Loan, Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions, (iv) include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Mortgage Loan documents), (v) be noncancellable without 30 days prior written notice to the insured party (except in the case of nonpayment, in which case such policy shall not be cancelled without 10 days prior notice) and (vi) be issued by a Qualified Insurer authorized under applicable law to issue such Insurance Policies. Any amounts collected by the applicable Master Servicer under any such Insurance Policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Servicing Standards and the provisions of the related Mortgage Loan and Companion Loan) shall be deposited in the applicable Certificate Account, subject to withdrawal pursuant to Section 3.05(a). Any costs incurred by the applicable Master Servicer in maintaining any such Insurance Policies in respect of Mortgage Loans and Companion Loans (other than REO Properties) (i) if the Mortgagor defaults on its obligation to do so, shall be advanced by the applicable Master Servicer as a Servicing Advance and will be charged to the related Mortgagor and (ii) shall not, for purposes of calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan and Companion Loan, notwithstanding that the terms of such Mortgage Loan or Companion Loan so permit. Any cost incurred by the Special Servicer in maintaining any such Insurance Policies with respect to REO Properties shall be an expense of the Trust payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, advanced by the applicable Master Servicer as a Servicing Advance.

            Notwithstanding the foregoing, with respect to the Mortgage Loans that either (x) require the Mortgagor to maintain "all risk" property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable Mortgagor to maintain insurance in types and against such risks as the holder of such Mortgage Loan reasonably requires from time to time in order to protect its interests, the applicable Master Servicer will be required to, consistent with the Servicing Standards,
(A) actively monitor whether the insurance policies for the related Mortgaged Property contain Additional Exclusions, (B) request the Mortgagor to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance and (C) notify the Special Servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the applicable Master Servicer pursuant to clause (B) above. If the Special Servicer or the applicable Master Servicer, as applicable, determines in accordance with the related Servicing Standard that such failure is not an Acceptable Insurance Default, the Special Servicer or the applicable Master Servicer, as applicable, be required to use efforts consistent with the Servicing Standards to cause the Mortgagor to maintain such insurance. Furthermore, the Special Servicer or the applicable Master Servicer, as applicable, shall inform the Rating Agencies as to such conclusions for those Mortgage Loans that (i) have one of the ten (10) highest outstanding Stated Principal Balances of all of the Mortgage Loans then included in the Trust or (ii) comprise more than 5% of the outstanding Stated Principal Balance of the Mortgage Loans then included in the Trust. During the period that the Special Servicer or a Master Servicer, as applicable, is evaluating the availability of such insurance, none of the Special Servicer, any Master Servicer or the Directing Certificateholder will be liable for any loss related to its failure to require the Mortgagor to maintain such insurance and will not be in default of its obligations as a result of such failure and such Master Servicer will not itself maintain such insurance or cause such insurance to be maintained.

            (b) (i) If the applicable Master Servicer or the Special Servicer shall obtain and maintain a blanket Insurance Policy with a Qualified Insurer insuring against fire and hazard losses on all of the Mortgage Loans, including the Houston Galleria Whole Loan, or REO Properties, as the case may be, required to be serviced and administered hereunder, then, to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, such Master Servicer or the Special Servicer, as applicable, shall conclusively be deemed to have satisfied its obligation to cause fire and hazard insurance to be maintained on the related Mortgaged Properties or REO Properties. Such Insurance Policy may contain a deductible clause, in which case the applicable Master Servicer or the Special Servicer, as applicable, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a fire and hazard Insurance Policy complying with the requirements of
Section 3.07(a), and there shall have been one or more losses which would have been covered by such Insurance Policy, promptly deposit into the applicable Certificate Account from its own funds the amount of such loss or losses that would have been covered under the individual policy but are not covered under the blanket Insurance Policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, including the Houston Galleria Whole Loan, or in the absence of such deductible limitation, the deductible limitation which is consistent with the Servicing Standards. In connection with its activities as administrator and Master Servicer of the Mortgage Loans, each Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket Insurance Policy in a timely fashion in accordance with the terms of such policy. The Special Servicer, to the extent consistent with the Servicing Standards, may maintain, earthquake insurance on REO Properties, provided coverage is available at commercially reasonable rates, the cost of which shall be a Servicing Advance.

            (ii) If any Master Servicer or the Special Servicer shall cause any Mortgaged Property or REO Property to be covered by a master single interest or force-placed insurance policy with a Qualified Insurer naming such Master Servicer or the Special Servicer, as applicable, on behalf of the Trustee as the loss payee, then to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, such Master Servicer or the Special Servicer, as applicable, shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on the related Mortgaged Properties and REO Properties. In the event the applicable Master Servicer or the Special Servicer, as applicable, shall cause any Mortgaged Property or REO Property to be covered by such master single interest or force-placed insurance policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) shall be paid by such Master Servicer as a Servicing Advance. Such master single interest or force-placed policy may contain a deductible clause, in which case the applicable Master Servicer or the Special Servicer, as applicable, shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.07(a), and there shall have been one or more losses which would have been covered by such policy had it been maintained, deposit into the Certificate Account from its own funds the amount not otherwise payable under the master single or force-placed interest policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, including the Houston Galleria Whole Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standards.

            (c) Each of the Master Servicers and the Special Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions Insurance Policy with a Qualified Insurer covering such Master Servicer's and the Special Servicer's, as the case may be, officers and employees acting on behalf of such Master Servicer and the Special Servicer in connection with its activities under this Agreement. Notwithstanding the foregoing, so long as the long term debt or the deposit obligations or claims-paying ability of the Master Servicer or the Special Servicer, as the case may be, is rated at least "A" by S&P, "A" by Moody's and "A" by Fitch, the Master Servicer or the Special Servicer, as applicable, shall be allowed to provide self-insurance with respect to a fidelity bond and an "errors and omissions" Insurance Policy. Such amount of coverage shall be, with respect to non-multifamily Mortgage Loans, in such form and amount as are consistent with the Servicing Standards or, with respect to multifamily Mortgage Loans, at least equal to the coverage that would be required by Fannie Mae or Freddie Mac, whichever is greater, with respect to the applicable Master Servicer or the Special Servicer if such Master Servicer or the Special Servicer, as applicable, were servicing and administering the Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, for Fannie Mae or Freddie Mac. Coverage of any Master Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of the applicable Master Servicer or the Special Servicer and providing the coverage required by this Section 3.07(c) shall satisfy the requirements of this Section 3.07(c). The Special Servicer and the applicable Master Servicer will promptly report in writing to the Trustee any material changes that may occur in their respective fidelity bonds, if any, and/or their respective errors and omissions Insurance Policies, as the case may be, and will furnish to the Trustee copies of all binders and policies or certificates evidencing that such bonds, if any, and insurance policies are in full force and effect. The Master Servicers and the Special Servicer shall each cause the Trustee to be an additional loss payee on any policy currently in place or procured pursuant to the requirements of this Section 3.07(c).

            (d) At the time any Master Servicer determines in accordance with the Servicing Standards that any Mortgaged Property is in a federally designated special flood hazard area (and such flood insurance has been made available), such Master Servicer will use efforts consistent with the Servicing Standards to cause the related Mortgagor (in accordance with applicable law and the terms of the Mortgage Loan documents) to maintain, and, if the related Mortgagor shall default in its obligation to so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by such Master Servicer in accordance with the Servicing Standards and to the extent the Trustee, as mortgagee, has an insurable interest therein), flood insurance in respect thereof, but only to the extent the related Mortgage Loan permits the mortgagee to require such coverage and the maintenance of such coverage is consistent with the Servicing Standards. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan, and (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. If the cost of any insurance described above is not borne by the Mortgagor, the applicable Master Servicer shall promptly make a Servicing Advance for such costs.

            (e) During all such times as any REO Property shall be located in a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. The cost of any such flood insurance with respect to an REO Property shall be an expense of the Trust payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, paid by the applicable Master Servicer as a Servicing Advance.

            Section 3.08 Enforcement of Due-on-Sale Clauses; Assumption Agreements. (a) As to each Mortgage Loan or Companion Loan which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

            (i) provides that such Mortgage Loan or Companion Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or

            (ii) provides that such Mortgage Loan or Companion Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

then, for so long as such Mortgage Loan or Companion Loan is being serviced under this Agreement, the Special Servicer or, with respect to all Non-Specially Serviced Mortgage Loans, the applicable Master Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or waive its right to exercise) the rights of the lender in the Mortgage Loan Documents (provided, that (i) with respect to all Non-Specially Serviced Mortgage Loans, such Master Servicer has obtained the prior written consent of the Special Servicer, which consent shall be deemed given 15 Business Days after receipt (unless earlier objected to) by the Special Servicer from such Master Servicer of such Master Servicer's analysis and recommendation with respect to such waiver together with such other information reasonably required by the Special Servicer, (ii) with respect to all Specially Serviced Mortgage Loans and Non-Specially Serviced Mortgage Loans, the Special Servicer shall, prior to consenting to such a proposed action of a Master Servicer, obtain, and, prior to itself taking such an action, the Special Servicer shall obtain, the prior written consent of the Directing Certificateholder, which consent shall be deemed given 10 Business Days after receipt (unless earlier objected to) by the Directing Certificateholder of such Master Servicer's or Special Servicer's, as applicable, analysis and recommendation with respect to such waiver together with such other information reasonably required by the Directing Certificateholder, and (iii) with respect to any Mortgage Loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than 5% of the aggregate Stated Principal Balance of all the Mortgage Loans then outstanding or (z) together with any other Mortgage Loans cross-collateralized with such Mortgage Loan, or together with all other Mortgage Loans with the same or an affiliated Mortgagor, is one of the ten largest of the then outstanding Mortgage Loans, by Stated Principal Balance, the applicable Master Servicer or the Special Servicer, as the case may be, shall not take such action unless it has obtained confirmation from each Rating Agency stating that none of the then-current rating or ratings of all outstanding Classes of the Certificates would be qualified, downgraded or withdrawn by such Rating Agency, as a result of such waiver) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon or (y) to withhold its consent to the sale or transfer.

            If any Mortgage Loan or Companion Loan provides that such Mortgage Loan or Companion Loan may be assumed or transferred without the consent of the mortgagee provided that certain conditions are satisfied, then for so long as such Mortgage Loan or Companion Loan is being serviced under this Agreement, the Special Servicer, with respect to all Specially Serviced Mortgage Loans, on behalf of the Trustee as the mortgagee of record, shall determine in accordance with the Servicing Standards whether such conditions have been satisfied, or, with respect to any Non-Specially Serviced Mortgage Loan which does not allow the mortgagee discretion in approving a transfer or assumption or allow for discretion in determining whether conditions to a transfer or assumption have been satisfied, the applicable Master Servicer, on behalf of the Trustee as mortgagee of record, shall make such determination with respect to whether such conditions have been satisfied.

            (b) As to each Mortgage Loan and Companion Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

            (i) provides that such Mortgage Loan and Companion Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

            (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property;

then, for so long as such Mortgage Loan and Companion Loan is serviced under this Agreement, the Special Servicer or, with respect to all Non-Specially Serviced Mortgage Loans, the applicable Master Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or waive its right to exercise) (provided, that (i) (a) with respect to all Non-Specially Serviced Mortgage Loans, such Master Servicer has made a recommendation and obtained the prior written consent of the Special Servicer, which consent shall be deemed given fifteen (15) Business Days after receipt by the Special Servicer from the applicable Master Servicer of such Master Servicer's analysis and recommendation with respect to such waiver together with such other information reasonably required by the Special Servicer and (b) the Special Servicer has obtained (i) the prior written consent of the Directing Certificateholder, which consent shall be deemed given 10 Business Days after receipt by the Directing Certificateholder of the Special Servicer's analysis and recommendation with respect to such waiver together with such other information reasonably required by the Directing Certificateholder, and (ii) from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any Class of outstanding Certificates if such Mortgage Loan (1) has an outstanding principal balance (together with any Mortgage Loans cross-collateralized with such Mortgage Loan) that is greater than or equal to 2% of the Stated Principal Balance of the outstanding Mortgage Loans or (2) has an LTV Ratio (including existing and proposed debt) greater than 85% (including any proposed debt) or (3) a Debt Service Coverage Ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the Mortgage Loan and the principal amount of the proposed additional loan) or (4) is one of the ten (10) largest Mortgage Loans (by Stated Principal Balance) or (5) has a Stated Principal Balance over $20,000,000) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon or (y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standards.

            If any Mortgage Loan or Companion Loan provides that such Mortgage Loan or Companion Loan may be further encumbered without the consent of the mortgagee provided that certain conditions are satisfied and there is no lender discretion with respect to the satisfaction of such conditions, then for so long as such Mortgage Loan or Companion Loan is being serviced under this Agreement, the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall determine whether such conditions have been satisfied, or, with respect to all Non-Specially Serviced Mortgage Loans, the applicable Master Servicer, on behalf of the Trustee as mortgagee of record, shall make such determination with respect to whether such conditions have been satisfied.

            (c) Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

            (d) Except as otherwise permitted by Sections 3.20 and 3.08(a), (b) and (e), neither the Master Servicers nor the Special Servicer shall agree to modify, waive or amend any term of any Mortgage Loan in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08. The Master Servicers and the Special Servicer shall each provide copies of any waivers it effects pursuant to Section 3.08(a) or (b) to the other and each Rating Agency with respect to each Mortgage Loan. To the extent not previously provided, the Master Servicers shall provide copies of any waivers it effects pursuant to Section 3.08(a) or (b) to the Special Servicer and each Rating Agency with respect to each Mortgage Loan.

            (e) Notwithstanding any other provisions of this Section 3.08 or
Section 3.20, each Master Servicer may with respect to Non-Specially Serviced Mortgage Loans, without any Directing Certificateholder approval, Rating Agency confirmation or Special Servicer approval (provided, the applicable Master Servicer delivers notice thereof to the Special Servicer and Directing Certificateholder, except to the extent that the Special Servicer or the Directing Certificateholder, as the case may be, notifies such Master Servicer that such party does not desire to receive copies of such items), (i) grant waivers of non-material covenant defaults (other than financial covenants), including late financial statements; (ii) grant releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the Mortgaged Property or the ability of the related Mortgagor to pay amounts due in respect of the Mortgage Loan as and when due provided such releases are required by the related Mortgage Loan documents;
(iii) approve or consent to grants of easements or right of way for utilities, access, parking, public improvements or another purpose or subordinations of the lien of Mortgage Loans to easements that do not materially affect the use or value of a Mortgaged Property or a Mortgagor's ability to make any payments with respect to the related Mortgage Loan; (iv) grant other routine approvals, including the granting of subordination, non-disturbance and attornment agreements and leasing consents that affect less than the lesser of (a) 25% of the net rentable area of the Mortgaged Property, or (b) 30,000 square feet; (v) consents to actions related to condemnation of non-material, non-income producing parcels of the Mortgaged Property that do not materially affect the use or value of the Mortgaged Property or the ability of the related Mortgagor to pay amounts due in respect of the Mortgage Loan or Companion Loan as and when due; (vi) consents to a change in property management relating to any Mortgage Loan or Companion Loan with respect to Mortgage Loans or Companion Loans with an outstanding principal balance of less than $2,500,000; and (vii) approve of annual operating budgets; provided, that any such modification, waiver or amendment (w) would not in any way affect a payment term of the Certificates,
(x) would not constitute a "significant modification" of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under subpart E, Part I of subchapter J of the Code for federal income tax purposes, (y) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standards, and (z) agreeing to such modification, waiver or amendment shall not violate the terms, provisions or limitations of this Agreement or any other document contemplated hereby.

            (f) Notwithstanding any other provision of this Agreement, each Master Servicer may not waive its rights or grant its consent under any "due on sale" or "due on encumbrance" clause without the consent of the Special Servicer and the Special Servicer may not waive its rights or grant its consent under any "due-on-sale" or "due-on-encumbrance" clause relating to a Non-Specially Serviced Mortgage Loan or relating to any Specially Serviced Mortgage Loan without the consent of the Directing Certificateholder. The Directing Certificateholder shall have 10 Business Days after receipt of notice along with the applicable Master Servicer's or Special Servicer's recommendation and analysis with respect to such waiver and any additional information the Directing Certificateholder may reasonably request from the Special Servicer of a proposed waiver or consent under any "due on sale" or "due on encumbrance" clause in which to grant or withhold its consent (provided, that if the Special Servicer fails to receive a response to such notice from the Directing Certificateholder in writing within such period, then the Directing Certificateholder shall be deemed to have consented to such proposed waiver or consent).

            Section 3.09 Realization Upon Defaulted Mortgage Loans. (a) The Special Servicer shall, subject to subsections (b) through (d) of this Section
3.09 and Section 3.29, exercise reasonable efforts, consistent with the Servicing Standards, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of property securing such Mortgage Loans or Companion Loans, as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments, and which are not released from the Trust Fund pursuant to any other provision hereof. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the applicable Master Servicer or Special Servicer shall not be required to make a Servicing Advance and expend funds toward the restoration of such property unless the Special Servicer has determined in its reasonable discretion that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders after reimbursement to such Master Servicer for such Servicing Advance, and such Master Servicer or Special Servicer has not determined that such Servicing Advance together with accrued and unpaid interest thereon would constitute a Nonrecoverable Advance. The costs and expenses incurred by the Special Servicer in any such proceedings shall be advanced by the applicable Master Servicer, provided, that in each case, such cost or expense would not, if incurred, constitute a Nonrecoverable Servicing Advance. Nothing contained in this Section 3.09 shall be construed so as to require the applicable Master Servicer or the Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by such Master Servicer or the Special Servicer in its reasonable judgment taking into account the factors described in Section 3.18(b) and the results of any Appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standards. If and when the Special Servicer or the applicable Master Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Mortgage Loan or defaulted Companion Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer or such Master Servicer, as the case may be, is authorized to have an Appraisal performed with respect to such property by an Independent MAI-designated appraiser such cost of which shall be paid by such Master Servicer as a Servicing Advance.

            (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

            (i) such personal property is incidental to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

            (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be paid by the applicable Master Servicer as a Servicing Advance) to the effect that the holding of such personal property by the Trust Fund (to the extent not allocable to a Companion
      Loan) will not cause the imposition of a tax on the Upper-Tier REMIC or the Lower-Tier REMIC under the REMIC Provisions or cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interest or Certificate, or any security issued by such a commercial mortgage securitization trust, is outstanding.

            (c) Notwithstanding the foregoing provisions of this Section 3.09 and Section 3.29, neither the Special Servicer nor the Master Servicers shall, on behalf of the Trustee, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders and/or any related Companion Holder(s), would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standards, based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person who regularly conducts Environmental Assessments and performed within six months prior to any such acquisition of title or other action, that:

            (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions, for such purposes taking into account any insurance coverage provided pursuant to any environmental insurance polices in effect and obtained on behalf of the Mortgagee with respect to the related Mortgaged Property; and

            (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions.

            The cost of any such Environmental Assessment shall be paid by the applicable Master Servicer as a Servicing Advance and the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding sentence shall be paid by the applicable Master Servicer as a Servicing Advance, unless it is a Nonrecoverable Servicing Advance (in which case it shall be an expense of the Trust Fund and may be withdrawn by such Master Servicer from its Certificate Account); and if any such Environmental Assessment so warrants, the Special Servicer shall (except with respect to any Companion Loan and any Environmental Assessment ordered after the related AB Mortgage Loan or the Houston Galleria Loan and the Houston Galleria Trust Subordinate Companion Loan, as applicable, has been paid in full or is no longer in the Trust), at the expense of the Trust Fund, perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the preceding sentence have been satisfied. With respect to Non-Specially Serviced Mortgage Loans, the applicable Master Servicer and, with respect to Specially Serviced Mortgage Loans, the Special Servicer shall review and be familiar with the terms and conditions relating to enforcing claims and shall monitor the dates by which any claim or action must be taken (including delivering any notices to the insurer and using reasonable efforts to perform any actions required under such policy) under each environmental insurance policy in effect and obtained on behalf of the mortgagee to receive the maximum proceeds available under such policy for the benefit of the Certificateholders and the Trustee (as holder of the Class A-2FL Regular Interest and the Uncertificated Lower-Tier Interests).

            (d) If (i) the environmental testing contemplated by subsection (c) above establishes that either of the conditions set forth in clauses (i) and
(ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a Defaulted Mortgage Loan and any related Companion Loan(s) and (ii) there has been no breach of any of the representations and warranties set forth in or required to be made pursuant to Section 6 of each of the Mortgage Loan Purchase Agreements for which the applicable Mortgage Loan Seller could be required to repurchase such Defaulted Mortgage Loan pursuant to
Section 6 of the applicable Mortgage Loan Purchase Agreement, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund (other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage, provided, that if such Mortgage Loan has a then outstanding principal balance of greater than $1,000,000, then prior to the release of the related Mortgaged Property from the lien of the related Mortgage, (i) the Special Servicer shall have notified the Rating Agencies, the Trustee, the applicable Master Servicer and the Directing Certificateholder in writing of its intention to so release such Mortgaged Property and the bases for such intention, (ii) the Trustee shall have notified the Certificateholders in writing of the Special Servicer's intention to so release such Mortgaged Property, (iii) the Holders of Certificates entitled to a majority of the Voting Rights shall have consented to such release within 30 days of the Trustee's distributing such notice (failure to respond by the end of such 30-day period being deemed consent), and (iv) the Special Servicer shall have received written confirmation from each Rating Agency that such release will not cause the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates. To the extent any fee charged by each Rating Agency in connection with rendering such written confirmation is not paid by the related Mortgagor, such fee is to be an expense of the Trust; provided, that the applicable Master Servicer and the Special Servicer, as the case may be, shall use its reasonable efforts to collect such fee from the Mortgagor to the extent permitted under the related Mortgage Loan documents.

            (e) The Special Servicer shall provide written reports and a copy of any Environmental Assessments to the Trustee, the Directing Certificateholder and the applicable Master Servicer monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a Defaulted Mortgage Loan or defaulted Companion Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of both such conditions, repurchase of the related Mortgage Loan by the applicable Mortgage Loan Seller or release of the lien of the related Mortgage on such Mortgaged Property. The Trustee shall forward, or cause to be forwarded all such reports to each Rating Agency and the Certificateholders upon request.

            (f) The Special Servicer shall notify the applicable Master Servicer of any abandoned and/or foreclosed properties which require reporting to the Internal Revenue Service and shall provide such Master Servicer with all information regarding forgiveness of indebtedness and required to be reported with respect to any Mortgage Loan or Companion Loan which is abandoned or foreclosed and such Master Servicer shall report to the Internal Revenue Service and the related Mortgagor, in the manner required by applicable law, such information and such Master Servicer shall report, via Form 1099C (or any successor form), all forgiveness of indebtedness to the extent such information has been provided to such Master Servicer by the Special Servicer. Upon request, each Master Servicer shall deliver a copy of any such report to the Trustee.

            (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standards, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan and applicable Companion Loan permit such an action.

            (h) The Special Servicer shall maintain accurate records, prepared by one of its Servicing Officers, of each Final Recovery Determination in respect of a Defaulted Mortgage Loan, defaulted Companion Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate promptly delivered to the Trustee, the Directing Certificateholder and the applicable Master Servicer and in no event later than the next succeeding P&I Advance Determination Date.

            Section 3.10 Trustee to Cooperate; Release of Mortgage Files. (a) Upon the payment in full of any Mortgage Loan, or the receipt by any Master Servicer or the Special Servicer, as the case may be, of a notification that payment in full shall be escrowed in a manner customary for such purposes, such Master Servicer or Special Servicer, as the case may be, will immediately notify the Trustee and request delivery of the related Mortgage File. Any such notice and request shall be in the form of a Request for Release signed by a Servicing Officer and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the applicable Certificate Account pursuant to Section 3.04(a) or remitted to the applicable Master Servicer to enable such deposit, have been or will be so deposited. Within seven Business Days (or within such shorter period as release can reasonably be accomplished if the applicable Master Servicer or the Special Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File to the applicable Master Servicer or Special Servicer, as the case may be; provided, however, that in the case of the payment in full of the Houston Galleria Loan or Houston Galleria Trust Subordinate Companion Loan, the Mortgage Loan File with respect to the Houston Galleria Whole Loan shall not be released by the Trustee (and the applicable Master Servicer or Special Servicer shall not request such release) unless such Mortgage Loan that is paid in full is the sole remaining portion of the Houston Galleria Whole Loan in the Trust Fund. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            (b) From time to time as is appropriate for servicing or foreclosure of any Mortgage Loan (and any related Companion Loan), the applicable Master Servicer or the Special Servicer shall deliver to the Trustee a Request for Release signed by a Servicing Officer. Upon receipt of the foregoing, the Trustee shall deliver or cause the related Custodian to deliver, the Mortgage File or any document therein to the applicable Master Servicer or the Special Servicer (or a designee), as the case may be. Upon return of such Mortgage File or such document to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the applicable Master Servicer or the Special Servicer, as the case may be, stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the applicable Certificate Account pursuant to Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee to the applicable Master Servicer or the Special Servicer (or a designee), as the case may be, with the original being released upon termination of the Trust.

            (c) Within seven Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note (including any note evidencing the related Companion Loan) or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. The Special Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            (d) (i) The Special Servicer shall, (1) direct, manage, prosecute and/or defend any action brought by a Mortgagor against the Trust or the Trustee in its capacity as Trustee and/or the Special Servicer and (2) represent the interests of the Trust in any litigation relating to the rights and obligations of the Mortgagor or Mortgagee, or the enforcement of the obligations of a borrower, under the Mortgage Loan documents ("Trust-Related Litigation"). To the extent either Master Servicer is named in Trust-Related Litigation, and the Trust or Special Servicer is not named, in order to effectuate the role of the Special Servicer, the applicable Master Servicer shall (1) notify the Special Servicer of such Trust Related Litigation within ten (10) days of the applicable Master Servicer receiving service of such Trust Related Litigation; (2) provide monthly status reports to the Special Servicer, regarding such Trust-Related Litigation; and (3) so long as the applicable Master Servicer remains a party to the lawsuit, consult with and act at the direction of the Special Servicer with respect to decisions and resolutions related to the interests of the Trust in such Trust-Related Litigation, including but not limited to the selection of counsel, provided, if there are claims against the applicable Master Servicer and the applicable Master Servicer has not determined that separate counsel is required for such claims, such counsel shall be reasonably acceptable to such Master Servicer. In consulting with and acting at the direction of the Special Servicer, the applicable Master Servicer shall not take any action with respect to the Trust-Related Litigation unless and until it has notified the Special Servicer and the Special Servicer has not objected within 5 Business Days of having been notified thereof and having been provided with all information that the Special Servicer has reasonably requested with respect thereto promptly following its receipt of such notice. If the applicable Master Servicer seeks a written determination from the Special Servicer as to any action and so notifies the Special Servicer in writing but no written objection has been received by the applicable Master Servicer within such 5 Business Day period, then the Special Servicer shall be deemed to have approved the taking of such action.

            (ii) Notwithstanding the right of the Special Servicer to represent the interests of the Trust in Trust-Related Litigation, and subject to the rights of the Special Servicer to direct the Master Servicer's actions in
      Section 3.10(d)(iii) below, the applicable Master Servicer shall retain the right to make determinations relating to claims against such Master Servicer, including but not limited the right to engage separate counsel if necessary. Further, nothing in this section shall require the Master Servicer to take or fail to take any action which, in the Master Servicer's good faith and reasonable judgment, may (1) result in an Adverse REMIC Event or (2) subject the applicable Master Servicer to material liability or materially expand the scope of the applicable Master Servicer's obligations under this Agreement.

            (iii) Notwithstanding each Master Servicer's right to make determinations relating to claims against such Master Servicer, the Special Servicer shall (1) have the right at any time to direct the applicable Master Servicer to settle any claims brought against the Trust, including claims asserted against the applicable Master Servicer (whether or not the Trust or the Special Servicer is named in any such claims or Trust-Related Litigation) and (2) otherwise direct the actions of the applicable Master Servicer relating to claims against the applicable Master Servicer (whether or not the Trust or the Special Servicer is named in any such claims or Trust-Related Litigation), provided in either case that such settlement or other direction does not require any admission of liability or wrongdoing on the part of the applicable Master Servicer, the cost of such settlement is paid by the Trust, and the applicable Master Servicer is indemnified pursuant to Section 6.03 hereof for all costs and expenses of the Master Servicer incurred in defending and settling the Trust-Related Litigation.

            (iv) Notwithstanding anything to the contrary herein, this Section 3.10(d) shall not apply with respect to Trust-Related Litigation related to a Non-Specially Serviced Loan unless the Directing Certificateholder shall direct the Special Servicer to assume control of such Trust-Related Litigation. The Special Servicer shall have no obligation to represent the interests of the Trust or direct the applicable Master Servicer with respect to Trust-Related Litigation related to Non-Specially Serviced Loans in any manner and shall not be deemed to have unreasonably withheld or delayed providing such direction described in this Section 3.10(d)(iv) unless and until it has received reasonable compensation therefore directly from the Directing Certificateholder (out of the Directing Certificateholder's own funds and not from the Trust) and the applicable Master Servicer shall not be obligated to obtain any direction from the Special Servicer if the foregoing condition has not been satisfied.

            (v) In the event (a) of any action, suit, litigation or proceeding naming the Trustee in its individual capacity, or in the event that any judgment is rendered against the Trustee in its individual capacity, the Trustee, upon prior written notice to the applicable Master Servicer or the Special Servicer, as applicable, may retain counsel and appear in any proceeding on its own behalf in order to protect and represent its interests; provided that the applicable Master Servicer or the Special Servicer, as applicable, shall retain the right to manage and direct any such action, suit, litigation or proceeding, subject to the foregoing provisions of this Section 3.10(d); (b) of any action, suit, litigation or proceeding, other than an action, suit, litigation or proceeding relating to the enforcement of the obligations under the related Mortgage Loan documents or any Mortgage Loan Purchase Agreement, neither the applicable Master Servicer nor the Special Servicer shall, without the prior written consent of the Trustee, (i) initiate any action, suit, litigation or proceeding in the name of the Trustee or (ii) engage counsel to represent the Trustee; (c) in no event shall the applicable Master Servicer or the Special Servicer, as applicable, prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state; and (d) that any court finds that the Trustee is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from this Agreement or any Mortgage Loan, the Trustee shall have the right to retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interest, whether as Trustee or individually; provided that the applicable Master Servicer or the Special Servicer, as applicable, shall retain the right to manage and direct any such action, suit, litigation or proceeding; subject to the foregoing provisions of this Section 3.10(d). For the avoidance of doubt and notwithstanding anything to the contrary herein, a related Companion Holder's or Whole Loan Controlling Holder's approval or consent rights under this Section 3.10(d) with respect to a Whole Loan are subject to the limitations on such approvals and consents set forth in the related Intercreditor Agreement.

            Section 3.11 Servicing Compensation. (a) As compensation for its activities hereunder, each Master Servicer shall be entitled to receive the Servicing Fee with respect to each Mortgage Loan, each Companion Loan and REO Loan (including Specially Serviced Mortgage Loans) that it is responsible for servicing hereunder. As to each Mortgage Loan, Companion Loan and REO Loan, the Servicing Fee shall accrue from time to time at the Servicing Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Mortgage Loan, Companion Loan or REO Loan, as the case may be, and in the same manner as interest is calculated on such Mortgage Loan, Companion Loan or REO Loan, as the case may be, and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Mortgage Loan or Companion Loan or deemed to be due on such REO Loan is computed. The Servicing Fee with respect to any Mortgage Loan, Companion Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan, Companion Loan and REO Revenues allocable as interest on each REO Loan, and as otherwise provided by Section 3.05(a). Each Master Servicer shall be entitled to recover unpaid Servicing Fees in respect of any Mortgage Loan, Companion Loan or REO Loan out of that portion of related payments, Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues (in the case of an REO Loan) allocable as recoveries of interest, to the extent permitted by Section 3.05(a). Except as set forth in the third paragraph of this Section 3.11(a) and Section 7.01(c), the right to receive the Servicing Fee may not be transferred in whole or in part (except in connection with a transfer of all of the applicable Master Servicer's duties and obligations hereunder to a successor master servicer in accordance with the terms of this Agreement).

            Each Master Servicer shall be entitled to retain, and shall not be required to deposit in its Certificate Account pursuant to Section 3.04(a), additional servicing compensation in the form of (i) 100% of modification, waiver and consent fees pursuant to Section 3.08(e), provided the consent of the Special Servicer is not required to take such action, (ii) 100% of all defeasance fees and 50% of all application fees received on Non-Specially Serviced Mortgage Loans and (iii) 50% of all assumption, extension, earnout, waiver and consent fees pursuant to Section 3.08(a) and 3.08(b) on the Non-Specially Serviced Mortgage Loans, to the extent that such fees are paid by the Mortgagor and for which the Special Servicer's consent or approval is required on the Non-Specially Serviced Mortgage Loans and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid. In addition, each Master Servicer shall be entitled to retain as additional servicing compensation any charges for processing Mortgagor requests, beneficiary statements or demands, reasonable and customary consent fees, fees in connection with defeasance, if any, and other customary charges, and amounts collected for checks returned for insufficient funds, in each case only to the extent actually paid by the related Mortgagor and shall not be required to deposit such amounts in its Certificate Account or the Companion Distribution Account pursuant to Section 3.04(a). Subject to Section 3.11(d), each Master Servicer shall also be entitled to additional servicing compensation in the form of: (i) Penalty Charges to the extent provided in Section 3.11(d), (ii) interest or other income earned on deposits relating to the Trust Fund in its Certificate Account or the Companion Distribution Account in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such account for the period from the prior P&I Advance Date to, but excluding, the P&I Advance Date related to such Distribution Date), (iii) interest or other income earned on deposits in the Servicing Account which are not required by applicable law or the related Mortgage Loan to be paid to the Mortgagor and (iv) the difference, if positive, between Prepayment Interest Excess and Prepayment Shortfalls collected on the Mortgage Loans during the related Due Period to the extent not required to be paid as Compensating Interest Payments as determined on a Servicing Group basis. Each Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of its Certificate Account and such Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            Notwithstanding anything herein to the contrary, Master Servicer No. 1 may at its option assign or pledge to any third party or retain for itself the Transferable Servicing Interest; provided, however, that in the event of any resignation or termination of such Master Servicer, all or any portion of the Transferable Servicing Interest may be reduced by the Trustee to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to obtain a qualified successor Master Servicer (which successor may include the Trustee) that meets the requirements of Section 6.04 and who requires market rate servicing compensation that accrues at a per annum rate in excess of the Retained Fee Rate, and any such assignment of the Transferable Servicing Interest shall, by its terms be expressly subject to the terms of this Agreement and such reduction. Master Servicer No. 1 shall pay the Transferable Servicing Interest to the holder of the Transferable Servicing Interest at such time and to the extent Master Servicer No. 1 is entitled to receive payment of its Servicing Fees hereunder, notwithstanding any resignation or termination of Master Servicer No. 1 hereunder (subject to reduction pursuant to the preceding sentence).

            (b) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and REO Loan; provided, however, no Special Servicing Fee will accrue on the Jordan Creek Loan Pair or the Brookdale Office Portfolio Loan Pair solely due to an imminent event of default on the related Loan Pair. As to each Specially Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Specially Serviced Mortgage Loan or REO Loan, as the case may be, and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans or REO Loans, as the case may be, and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Special Servicing Fee shall be payable monthly, on a loan-by-loan basis, in accordance with the provisions of
Section 3.05(a). The right to receive the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

            (c) Additional servicing compensation in the form of (i) 100% of all fees with respect to application, assumption, extension, modification, waiver, consent, earnout and all defeasance fees, in each case, received on any Specially Serviced Mortgage Loans to the extent such fees are paid by the Mortgagor, (ii) 50% of all application fees received on Non-Specially Serviced Mortgage Loans and (iii) 50% of all assumption, extension, material modification, waiver, consent and earnout fees pursuant to Section 3.08(a) and 3.08(b) or 3.20 received with respect to all Non-Specially Serviced Mortgage Loans and for which the Special Servicer's consent or approval is required, shall be promptly paid to the Special Servicer by the applicable Master Servicer to the extent such fees are paid by the Mortgagor and shall not be required to be deposited in the applicable Certificate Account pursuant to Section 3.04(a). The Special Servicer shall also be entitled to additional servicing compensation in the form of a Workout Fee with respect to each Corrected Mortgage Loan (other than with respect to the Jordan Creek Loan Pair, the Brookdale Office Portfolio Loan Pair or the Houston Galleria Whole Loan if such loan was a Specially Serviced Mortgage Loan as a result of a Servicing Transfer Event under clause
(x) of the definition thereof that did not result in an actual (as opposed to imminent) Event of Default) at the Workout Fee Rate on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan; provided that a new Workout Fee will become payable if and when such Specially Serviced Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans or Companion Loans that became Corrected Mortgage Loans prior to the time of that termination or resignation except the Workout Fees will no longer be payable if the Mortgage Loan subsequently becomes a Specially Serviced Mortgage Loan. If the Special Servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing with respect to which one (1) scheduled payment has been made, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the Mortgagor had not had sufficient time to make three consecutive timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the Mortgagor making such three consecutive timely Monthly Payments. The successor Special Servicer will not be entitled to any portion of such Workout Fees. The Special Servicer will not be entitled to receive any Workout Fees after termination for cause. A Liquidation Fee will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds subject to the exceptions set forth in the definition of Liquidation Fee (such Liquidation Fee to be paid out of such Liquidation Proceeds, Insurance and Condemnation Proceeds). Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the repurchase of any Mortgage Loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation so long as such repurchase is completed within the period (including any extension thereof) provided for such repurchase in this Agreement and the Mortgage Loan Purchase Agreement, the purchase of any Specially Serviced Mortgage Loan, within the first 90 days after the Special Servicer's initial determination of the fair value of such Specially Serviced Mortgage Loan, by the Majority Controlling Class Certificateholder or the Special Servicer, the purchase of any Specially Serviced Mortgage Loan by the applicable Master Servicer or the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Trust Fund pursuant to Section 9.01. If, however, Liquidation Proceeds or Insurance and Condemnation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds and Insurance and Condemnation Proceeds that constitute principal and/or interest on such Mortgage Loan. Notwithstanding anything herein to the contrary, the Special Servicer shall only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to proceeds on any Mortgage Loan. Notwithstanding the foregoing, with respect to any subordinate Companion Loan, the Liquidation Fee, Workout Fee and Special Servicing Fees, if any, will be computed as provided in the related Intercreditor Agreement or to the extent such Intercreditor Agreement is silent, as provided herein as though such Companion Loan were a Mortgage Loan. Subject to Section 3.11(d), the Special Servicer will also be entitled to additional fees in the form of Penalty Charges to the extent provided in subsection (d). The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts, other than management fees in respect of REO Properties, due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy obtained by it insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not expressly payable directly out of the applicable Certificate Account or the REO Account, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (d) In determining the compensation of the Master Servicers or Special Servicer, as applicable, with respect to Penalty Charges, on any Distribution Date, the aggregate Penalty Charges collected on any Mortgage Loan since the prior Distribution Date shall be applied (in such order) to reimburse
(i) the applicable Master Servicer or the Trustee for interest on Advances on such Mortgage Loan due on such Distribution Date, (ii) the Trust Fund for all interest on Advances previously paid to the applicable Master Servicer or the Trustee pursuant to Section 3.05(a)(vi) hereof with respect to such Mortgage Loan and (iii) the Trust Fund for costs of all additional Trust Fund expenses (including Special Servicing Fees, Workout Fees and Liquidation Fees), including without limitation, inspections by the Special Servicer and all unpaid Advances incurred since the Closing Date with respect to such Mortgage Loan; Penalty Charges remaining thereafter shall be distributed to the applicable Master Servicer, if and to the extent collected while the Mortgage Loan was a Non-Specially Serviced Mortgage Loan and to the Special Servicer if and to the extent actually collected on such Mortgage Loan during the period such Mortgage Loan was a Specially Serviced Mortgage Loan. Notwithstanding the foregoing, Penalty Charges with respect to any subordinate Companion Loan will be allocated pursuant to the applicable Intercreditor Agreement after payment of all related Advances and interest thereon.

            Section 3.12 Inspections; Collection of Financial Statements. (a) Each Master Servicer shall perform (at its own expense), or shall cause to be performed (at its own expense), a physical inspection of each Mortgaged Property securing a Mortgage Note that it is responsible for servicing hereunder with a stated Principal Balance of (i) $2,000,000 or more at least once every 12 months and (ii) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2006 (and each Mortgaged Property shall be inspected on or prior to December 2007); provided, however, that if a physical inspection has been performed by the Special Servicer in the previous 12 months and such Master Servicer has no knowledge of a material adverse change in the Mortgaged Property since such physical inspection, such Master Servicer will not be required to perform or cause to be performed, such physical inspection; provided further, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the Special Servicer shall inspect or cause to be inspected the related Mortgaged Property as soon as practicable after such Mortgage Loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as such Mortgage Loan remains a Specially Serviced Mortgage Loan. The cost of such inspection by the Special Servicer shall be an expense of the Trust Fund, and to the extent not paid by the related Mortgagor reimbursed first from Penalty Charges actually received from the related Mortgagor and then from the applicable Certificate Account pursuant to Section 3.05(a)(ii). The Special Servicer or the applicable Master Servicer, as the case may be, shall prepare or cause to be prepared a written report of each such inspection detailing the condition of the Mortgaged Property and specifying the existence of (i) any vacancy in the Mortgaged Property that the preparer of such report deems material, (ii) any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge, (iii) any adverse change in the condition of the Mortgaged Property that the preparer of such report deems material, (iv) any visible material waste committed on the Mortgaged Property and (v) photographs of each inspected Mortgaged Property. The Special Servicer and the applicable Master Servicer shall deliver a copy of each such report prepared by the Special Servicer and the applicable Master Servicer, respectively, to the other, to the Directing Certificateholder and, upon request, to the Trustee and the Rating Agencies within five (5) Business Days after request (or if such request is received before such report is completed, within five (5) Business Days after completion of such report). The Trustee shall deliver a copy of each such report to the Controlling Class Certificateholder (and with respect to the Houston Galleria Loan, the Houston Galleria Controlling Holder) upon request and to each Holder of a Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class NR Certificate, upon request (which such request may state that such items be delivered until further notice).

            (b) The Special Servicer, in the case of any Specially Serviced Mortgage Loans, and the applicable Master Servicer, in the case of any Non-Specially Serviced Mortgage Loans, shall make reasonable efforts to collect promptly from each Mortgagor annual operating statements and rent rolls of the related Mortgaged Property, financial statements of such Mortgagor and any other reports required to be delivered under the terms of the Mortgage Loans (and each Companion Loan), if delivery of such items is required pursuant to the terms of the related Mortgage.

            (c) The Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the applicable Master Servicer, in the case of any Non-Specially Serviced Mortgage Loan shall make reasonable efforts to collect promptly from each related Mortgagor quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and the quarterly and annual financial statements of such Mortgagor, whether or not delivery of such items is required pursuant to the terms of the related Mortgage. Each Master Servicer shall not be required to request such statements more than once if the related Mortgagor is not required to deliver such statements pursuant to the terms of the Mortgage Loan documents. In addition, the Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and shall collect all such items promptly following their preparation. The Special Servicer shall deliver all such items to the applicable Master Servicer within five (5) Business Days of receipt and such Master Servicer and the Special Servicer each shall deliver copies of all the foregoing items so collected thereby to the Trustee, the Directing Certificateholder and, upon request, to the Depositor and each other, in each case within 60 days of its receipt thereof, but in no event, in the case of annual statements, later than June 30 of each year commencing June 30, 2006. The Trustee shall, upon request, deliver copies (in hard copy, electronic format or make available on its Internet website) of the foregoing items to the Underwriters, the Trustee, the Rating Agencies, the Controlling Class Certificateholders, the Mortgage Loan Sellers or, to the extent the Certificate Registrar has confirmed the Ownership Interest in Certificates held thereby, any Certificate Owner, a copy (or image in suitable electronic media) of each such report prepared by the applicable Master Servicer or the Special Servicer.

            Within 45 days after receipt by the applicable Master Servicer, with respect to Non-Specially Serviced Mortgage Loans it is responsible for servicing hereunder, or the Special Servicer with respect to Specially Serviced Mortgage Loans of any annual operating statements or rent rolls with respect to any Mortgaged Property or REO Property, or if such date would be after June 30 of any year, then within 30 days after receipt, such Master Servicer shall, based upon such operating statements or rent rolls received, prepare (or, if previously prepared, update) the analysis of operations and the CMSA NOI Adjustment Worksheet and the CMSA Operating Statement Analysis Report. Upon the occurrence and continuation of a Servicing Transfer Event, the applicable Master Servicer shall provide the Special Servicer with all prior CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment Worksheets for the related Mortgage Loan (including underwritten figures), and the Special Servicer's obligations hereunder shall be subject to its having received all such reports. The applicable Master Servicer and Special Servicer shall forward to the other and the Directing Certificateholder electronically monthly all operating statements and rent rolls received from any Mortgagor from the prior month. All CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment Worksheets shall be maintained by the applicable Master Servicer with respect to each Mortgaged Property and REO Property, and such Master Servicer shall forward copies (in hard copy, electronic format or make available on its Internet website) thereof and the related operating statements or rent rolls (in each case, promptly following the initial preparation and each material revision thereof) to the Trustee (in electronic format only), the Directing Certificateholder (and with respect to a Loan Pair, to the related Companion Holder) and, upon written request, the Special Servicer. The Trustee shall, upon request and to the extent such items have been delivered to the Trustee by the applicable Master Servicer, deliver to the Underwriters, the Rating Agencies, the Mortgage Loan Sellers, any Certificateholder or, to the extent the Certificate Registrar has confirmed the Ownership Interest in the Certificates held thereby, any Certificate Owner, a copy of such CMSA Operating Statement Analysis Report (or update thereof) and CMSA NOI Adjustment Worksheet (or update thereof), upon written request, and the related operating statement or rent rolls. The applicable Master Servicer shall maintain a CMSA Operating Statement Analysis Report and a CMSA NOI Adjustment Worksheet with respect to each Mortgaged Property and REO Property.

            (d) At or before 12:00 p.m. (New York City time) on each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the applicable Master Servicer the CMSA Special Servicer Loan File with respect to the Specially Serviced Mortgage Loans and any REO Properties, providing the information required of the Special Servicer in an electronic format, reasonably acceptable to such Master Servicer as of the Business Day preceding such Determination Date, which CMSA Special Servicer Loan File shall include data, to enable such Master Servicer to produce the following CMSA Supplemental Reports: (i) a CMSA Delinquent Loan Status Report, (ii) a CMSA Historical Liquidation Report, (iii) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (iv) a CMSA REO Status Report, (v) a CMSA Comparative Financial Status Report and (vi) a CMSA NOI Adjustment Worksheet and a CMSA Operating Statement Analysis Report.

            (e) Not later than 1:00 p.m. (New York City time) on the P&I Advance Date, beginning in March 2006, the applicable Master Servicer shall prepare (if and to the extent necessary) and deliver or cause to be delivered in electronic format to the Trustee the following reports and data files: (i) to the extent the applicable Master Servicer has received the CMSA Special Servicer Loan File at the time required, the most recent CMSA Delinquent Loan Status Report, CMSA Historical Liquidation Report, CMSA Historical Loan Modification and Corrected Mortgage Loan Report, and CMSA REO Status Report, (ii) the most recent CMSA Property File, and CMSA Comparative Financial Status Report (in each case incorporating, to the extent the Master Servicer has received the CMSA Special Servicer Loan File, the data required to be included in the CMSA Special Servicer Loan File pursuant to Section 3.12(d) by the Special Servicer and Master Servicer), (iii) a CMSA Servicer Watch List with information that is current as of such Determination Date, (iv) CMSA Financial File, (v) CMSA Loan Level Reserve LOC Report, (vi) the Realized Loss Report and (vii) the CMSA Advance Recovery Report. Not later than 2:00 p.m. (New York City time) two (2) Business Days prior to the Distribution Date, the applicable Master Servicer shall deliver or cause to be delivered to the Trustee via electronic format the CMSA Loan Setup File (with respect to the first Distribution Date) and the CMSA Loan Periodic Update File. In no event shall any report described in this subsection be required to reflect information that has not been collected by or delivered to the applicable Master Servicer, or any payments or collections not received by the applicable Master Servicer, as of the Business Day prior to the Business Day on which the report is due.

            (f) The Special Servicer shall deliver to the Master Servicers the reports required of the Special Servicer pursuant to Section 3.12(c) and Section 3.12(d), and each Master Servicer shall deliver to the Trustee the reports and data files set forth in Section 3.12(e). Each Master Servicer may, absent manifest error, conclusively rely on the reports and/or data to be provided by the Special Servicer pursuant to Section 3.12(c) and Section 3.12(d). The Trustee may, absent manifest error, conclusively rely on the reports and/or data to be provided by each Master Servicer pursuant to Section 3.12(e). In the case of information or reports to be furnished by any Master Servicer to the Trustee pursuant to Section 3.12(e), to the extent that such information or reports are, in turn, based on information or reports to be provided by the Special Servicer pursuant to Section 3.12(c) or Section 3.12(d) and to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to
Section 3.12(c) or Section 3.12(d), such Master Servicer shall have no obligation to provide such information or reports to the Trustee until it has received the requisite information or reports from the Special Servicer, and such Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12(e) caused by the Special Servicer's failure to timely provide any information or report required under
Section 3.12(c) or Section 3.12(d) of this Agreement.

            (g) Notwithstanding the foregoing, however, the failure of any Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12 shall not constitute a breach of this Section 3.12 to the extent such Master Servicer or Special Servicer so fails because such disclosure, in the reasonable belief of such Master Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties. Each Master Servicer and Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law and the Servicing Standards. Each Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (h) Unless otherwise specifically stated herein, if any Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provisions of this Agreement, such Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) except with respect to information to be provided to the Trustee, the Directing Certificateholder or any Companion Holder making such statement, report or information available on such Master Servicer's or the Special Servicer's Internet website, unless this Agreement expressly specifies a particular method of delivery.

            Notwithstanding the foregoing, each Master Servicer and the Special Servicer shall deliver any statements, reports or other information to the Trustee in an electronic format mutually agreeable to the Trustee and such Master Servicer, or the Special Servicer as the case may be. Each Master Servicer or the Special Servicer may physically deliver a paper copy of any such statement, report or information as a temporary measure due to system problems.

            Section 3.13 Annual Statement as to Compliance. Each of the Master Servicers and the Special Servicer will deliver to the Trustee and the Rating Agencies, with a copy to the Depositor, on or before March 15th of each year, beginning March 15, 2006, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the applicable Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the applicable Master Servicer or the Special Servicer, as the case may be, has fulfilled in all material respects its obligations under this Agreement throughout such year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) the applicable Master Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof. A copy of such Officer's Certificate may be obtained by Certificateholders upon written request to the Trustee pursuant to Section 8.12 hereof. However, to the extent the Commission promulgates new rules with respect to this annual statement of compliance that are required to be implemented with respect to this Agreement, the form of the compliance statement required by this
Section 3.13 shall conform to the requirements of the Commission. Promptly after receipt of such Officer's Certificates, the Depositor shall review such Officer's Certificates and, if applicable, consult with each Master Servicer or the Special Servicer, as applicable, as to the nature of any defaults by such Master Servicer or the Special Servicer, as applicable, in the fulfillment of any of such Master Servicer's or the Special Servicer's obligations.

            Section 3.14 Reports by Independent Public Accountants. Each of the Master Servicers and the Special Servicer at their own expense shall cause a nationally recognized firm of independent certified public accountants to furnish to the Trustee and each Rating Agency, with a copy to the Depositor on or before March 15th of each year, commencing with March 15, 2006, a report stating that (i) it has obtained from the applicable Master Servicer or the Special Servicer, as the case may be, a letter of representation regarding certain matters from the management of such Master Servicer or the Special Servicer, as the case may be, which includes an assertion that such Master Servicer or the Special Servicer, as the case may be, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to such Master Servicer's or the Special Servicer's, as the case may be, servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such assertion is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered during the previous 12 months on the basis of examinations conducted in accordance with the same standards with respect to those Sub-Servicers. However, to the extent the Commission promulgates new rules with respect to these reports by firms of independent certified public accountants that are required to be implemented with respect to this Agreement, the form of these reports required by this Section 3.14 shall conform to the requirements of the Commission. Promptly after receipt of such reports, the Depositor shall review such reports and, if applicable, consult with each Master Servicer or the Special Servicer, as applicable, as to the nature of any defaults by such Master Servicer or the Special Servicer, as applicable, in the fulfillment of any of such Master Servicer's or the Special Servicer's obligations.

            Section 3.15 Access to Certain Information. Each of the Master Servicers and the Special Servicer shall provide or cause to be provided to any Certificateholder or Certificate Owner that is, or is affiliated with, a federally insured financial institution, the Trustee, the Depositor, each Mortgage Loan Seller, each Rating Agency, the Directing Certificateholder, any Companion Holder, to the applicable Master Servicer, or to the Special Servicer, as applicable, and to the OTS, the FDIC, the Federal Reserve Board and the supervisory agents and examiners of such boards and such corporations, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, and to each Holder of a Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q or Class NR Certificate, and to each Companion Holder (solely with respect to the related AB Mortgage Loan or the Houston Galleria Whole Loan, as applicable) access to any documentation or information regarding the Mortgage Loans and related Companion Loans and the Trust Fund within its control which may be required by this Agreement or by applicable law. At the election of each Master Servicer or the Special Servicer, such access may be afforded to such Person identified above by the delivery of copies of information as requested by such Person and such Master Servicer or the Special Servicer shall be permitted to require payment (other than from the Directing Certificateholder and the Trustee) of a sum sufficient to cover the reasonable out-of-pocket costs incurred by it in making such copies. Such access shall (except as described in the preceding sentence) be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of each Master Servicer or the Special Servicer, as the case may be, designated by it; provided, however, that Certificateholders and Certificate Owners shall be required to pay their own photocopying costs and execute a reasonable and customary confidentiality agreement with respect to such information. The failure of any Master Servicer or the Special Servicer to provide access as provided in this Section 3.15 as a result of a confidentiality obligation shall not constitute a breach of this Section 3.15; provided, that nothing in this paragraph shall provide a basis for not providing to the Directing Certificateholder any information specifically required to be delivered to it under the terms of this Agreement. The Master Servicers and the Special Servicer may each deny any of the foregoing persons access to confidential information or any intellectual property which such Master Servicer or the Special Servicer is restricted by license or contract from disclosing. In connection with providing access to information pursuant to this Section 3.15 to parties other than the Trustee, each Master Servicer and the Special Servicer may each (i) affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto); (ii) affix to any information provided by it a reasonable statement regarding securities law restrictions on such information and/or condition access to information on the execution of a reasonable confidentiality agreement; (iii) withhold access to confidential information or any intellectual property; and (iv) withhold access to items of information contained in the Servicing File for any Mortgage Loan if the disclosure of such items is prohibited by applicable law or the provisions of any related Mortgage Loan documents or would constitute a waiver of the attorney-client privilege. Notwithstanding any provision of this Agreement to the contrary, the failure of any Master Servicer or the Special Servicer to disclose any information otherwise required to be disclosed by it pursuant to this Agreement shall not constitute a breach of this Agreement to the extent that such Master Servicer or the Special Servicer, as the case may be, determines, in its reasonable good faith judgment consistent with the applicable Servicing Standards, that such disclosure would violate applicable law or any provision of a Mortgage Loan document or Companion Loan document prohibiting disclosure of information with respect to the Mortgage Loans or Companion Loans or the Mortgaged Properties, constitute a waiver of the attorney-client privilege on behalf of the Trust or the Trust Fund or otherwise materially harm the Trust or the Trust Fund.

            Section 3.16 Title to REO Property; REO Account. (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or a nominee thereof on behalf of the Certificateholders and, if applicable, on behalf of the Companion Holders. The Special Servicer, on behalf of the Trust Fund shall sell any REO Property prior to the close of the third calendar year following the year in which the Trust Fund acquires ownership of such REO Property, within the meaning of Treasury Regulations Section 1.856-6(b)(1), for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee and the applicable Master Servicer an Opinion of Counsel, addressed to the Trustee and the applicable Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to the close of the third calendar year following the year in which such acquisition occurred will not cause the imposition of a tax on the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interest or Certificate is outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such longer period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust Fund payable out of the applicable Certificate Account pursuant to Section 3.05(a).

            (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more REO Accounts, held on behalf of the Trustee in trust for the benefit of the Certificateholders and, if applicable, on behalf of the Companion Holder(s), as their interest shall appear, and the Trustee (as holder of the Class A-2FL Regular Interest and the Uncertificated Lower-Tier Interests), for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within 1 Business Day after receipt, all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall give notice to the Trustee and the applicable Master Servicer of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, insuring, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. On or prior to each Determination Date, the Special Servicer shall withdraw from the REO Account and remit to the applicable Master Servicer, which shall deposit into its related Certificate Account (or such subaccount of the applicable Certificate Account for each Companion Loan, as applicable), the aggregate of all amounts received in respect of each REO Property during the most recently ended Due Period, net of (i) any withdrawals made out of such amounts pursuant to the preceding sentence and (ii) Net Investment Earnings on amounts on deposit in the REO Account; provided, however, that the Special Servicer may retain in such REO Account, in accordance with the Servicing Standards, such portion of such balance as may be necessary to maintain a reasonable reserve for repairs, replacements, leasing, management and tenant improvements and other related expenses for the related REO Property. In addition, on or prior to each Determination Date, the Special Servicer shall provide the applicable Master Servicer with a written accounting of amounts remitted to such Master Servicer for deposit in its related Certificate Account, as applicable, on such date. The applicable Master Servicer shall apply all such amounts as instructed by the Special Servicer on the Determination Date for the related Distribution Date.

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).

            Section 3.17 Management of REO Property. (i) If title to any REO Property is acquired, the Special Servicer shall manage, consent, protect, operate and lease such REO Property for the benefit of the Certificateholders and the Companion Holders, as applicable, and the Trustee (as holder of the Class A-2FL Regular Interest and the Uncertificated Lower-Tier Interests) solely for the purpose of its timely disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders (and, in the case of each Loan Pair, the related Companion Holder(s)) and the Trustee (as holder of the Class A-2FL Regular Interest and the Uncertificated Lower-Tier Interests) all as a collective whole (as determined by the Special Servicer in its reasonable judgment in accordance with the Servicing Standards and any related Intercreditor Agreements). Subject to this Section 3.17, the Special Servicer may allow the Trust Fund to earn "net income from foreclosure property" within the meaning of Section 860G(d) of the Code if it determines that earning such income is in the best interests of Certificateholders and, if applicable, any related Companion Holder(s) on a net after-tax basis as compared with net leasing such REO Property or operating such REO Property on a different basis. In connection therewith, the Special Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than 1 Business Day following receipt of such funds) in the applicable REO Account all revenues received by it with respect to each REO Property and the related REO Loan, and shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing and maintenance of such REO Property, including, without limitation:

            (i) all insurance premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

            (iii) any ground rents in respect of such REO Property, if applicable; and

            (iv) all costs and expenses necessary to maintain and lease such REO Property.

            To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses (i) -
(iv) above with respect to such REO Property, the applicable Master Servicer (subject to receiving notice from the Special Servicer in accordance with the procedures set forth elsewhere in this Agreement) shall advance from its own funds such amount as is necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee, the Depositor and the Directing Certificateholder) such advances would, if made, constitute Nonrecoverable Servicing Advances.

            (b) Without limiting the generality of the foregoing, the Special Servicer shall not:

            (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any REO Property on any date more than 90 days after its acquisition date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the applicable Master Servicer as a Servicing Advance) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code at any time that it is held for the benefit of the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

            (c) The Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property within 90 days of the acquisition date thereof, provided that:

            (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

            (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund) shall be reasonable and customary in light of the nature and locality of the Mortgaged Property;

            (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (a) hereof, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

            (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

            (v) the Special Servicer shall be obligated to manage and supervise such Independent Contractor in accordance with the Servicing Standards.

            The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

            (d) When and as necessary, the Special Servicer shall send to the Trustee and the applicable Master Servicer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).

            Section 3.18 Sale of Defaulted Mortgage Loans and REO Properties.

            (a) (i) Within thirty (30) days after a Mortgage Loan has become a Specially Serviced Mortgage Loan with respect to any Defaulted Mortgage Loan, the Special Servicer shall order an Appraisal (but shall not be required to be received) and within thirty (30) days of receipt of the Appraisal shall determine the fair value of such Defaulted Mortgage Loan in accordance with the Servicing Standards; provided, however, that such determination shall be made without taking into account any effect the restrictions on the sale of such Mortgage Loan contained herein may have on the value of such Defaulted Mortgage Loan; provided further, that if the Special Servicer is then in the process of obtaining an Appraisal with respect to the related Mortgaged Property, the Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within thirty (30) days) after its receipt of such an Appraisal. The Special Servicer may, from time to time, adjust its fair value determination based upon changed circumstances, new information and other relevant factors, in each instance in accordance with a review of such circumstances and new information in accordance with the Servicing Standards, conducted not less often than every 90 days. The Special Servicer shall notify the Trustee, the Master Servicers and the Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (the "Controlling Class Option Holder"), promptly upon its making a fair value determination and any subsequent adjustment thereto. The Special Servicer shall also deliver to the Master Servicers, the Rating Agencies and the Controlling Class Option Holder (to the extent such parties have not already received), the most recent Appraisal of the related Mortgaged Property then in the Special Servicer's possession, together with such other third-party reports and other information then in the Special Servicer's possession that the Special Servicer reasonably believes to be relevant to the fair value determination with respect to such Mortgage Loan (such materials are, collectively, the "Determination Information"). If the Special Servicer will not be determining whether the Option Price represents fair value of the Defaulted Mortgage Loan, pursuant to the second to last paragraph of Section 3.18(a)(iv), the Special Servicer shall also deliver the Determination Information to the Trustee.

            In determining the fair value of any Defaulted Mortgage Loan, the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property. In addition, the Special Servicer shall refer to the Determination Information and all other relevant information obtained by it or otherwise contained in the Mortgage File; provided, that the Special Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property reflected in, the most recent related Appraisal. Furthermore, the Special Servicer shall consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The Special Servicer may conclusively rely on the opinion and reports of independent third parties in making such determination.

            (ii) Subject to the terms and conditions of clauses (d), (e), (f) and (g) of this Section 3.18, at the time a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer and Controlling Class Option Holder (each, together with their assignees, an "Option Holder") will have an assignable option (the "Purchase Option") to purchase such Defaulted Mortgage Loan from the Trust Fund at a price (the "Option Price") equal to
      (A) if the Special Servicer has not yet determined the fair value of such Defaulted Mortgage Loan, the sum of (1) the Stated Principal Balance thereof, together with all accrued and unpaid interest thereon at the Mortgage Rate, (2) any related Yield Maintenance Charge or prepayment premium then payable (except if the Purchase Option is exercised by the Controlling Class Option Holder), (3) all related Advances for which the Trust Fund or the related Master Servicer has not been reimbursed, together with all accrued and unpaid interest thereon at the Reimbursement Rate to the extent not included in (1) above, and (4) all accrued Special Servicing Fees and additional Trust Fund expenses allocable to such Defaulted Mortgage Loan whether recovered or unrecovered from the related Mortgagor or (B) if the Special Servicer has determined the fair value of such Defaulted Mortgage Loan pursuant to clause (i) above, an amount at least equal to such fair value. Notwithstanding the foregoing, for a period of sixty (60) days after it receives notice of the Special Servicer's fair value determination (the "Controlling Class Certificateholder's Option Period"), only the Purchase Option held by the Controlling Class Option Holder may be exercised.

            Any Option Holder may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Defaulted Mortgage Loan to any party at any time after the related Mortgage Loan becomes a Defaulted Mortgage Loan. The transferor of any Purchase Option shall notify the Trustee and the Master Servicers of such transfer and such notice shall include the transferee's name, address, telephone number, facsimile number and appropriate contact person(s) and shall be acknowledged in writing by the transferee.

            Each Option Holder's Purchase Option with respect to any Defaulted Mortgage Loan, if not exercised, will automatically terminate (A) once the related Defaulted Mortgage Loan is no longer a Defaulted Mortgage Loan; provided, however, that if such Mortgage Loan subsequently becomes a Defaulted Mortgage Loan, the related Purchase Option shall again be exercisable, (B) upon the acquisition, by or on behalf of the Trust Fund, of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure, (C) upon the modification or pay-off, in full or at a discount, of such Defaulted Mortgage Loan in connection with a workout or
      (D) subject to the applicable Master Servicer's determination set forth in clause (iv) below, upon another Option Holder's exercise of its Purchase Option with respect to the related Mortgage Loan becoming effective pursuant to clause (iii) below.

            (iii) Upon receipt of notice from the Special Servicer indicating that a Mortgage Loan has become a Defaulted Mortgage Loan, and after the expiration of the Controlling Class Certificateholder's Option Period, each Option Holder (whether the original grantee of such option or any subsequent transferee) may exercise its Purchase Option by providing the Master Servicers and the Trustee written notice thereof (the "Purchase Option Notice"), in the form of Exhibit J, which notice shall identify the Person that, on its own or through an Affiliate, will acquire the related Mortgage Loan upon closing and shall specify a cash exercise price at least equal to the Option Price. The Purchase Option Notice shall be delivered in the manner specified in Section 11.05. Immediately upon receipt of such Purchase Option Notice, the Special Servicer shall notify the remaining Option Holders that a Purchase Option has been exercised. Within ten (10) days thereafter, each remaining Option Holder may submit to the Special Servicer a Purchase Option Notice for the related Defaulted Mortgage Loan. Upon the expiration of such ten (10) day period, or such sooner time as all remaining Option Holders have submitted Purchase Option Notices, the Special Servicer shall notify the Option Holder whose Purchase Option Notice included the highest exercise price that the exercise of its Purchase Option is effective. The Special Servicer shall also notify the Trustee of such effective exercise. In the event that more than one Option Holder exercises its Purchase Option at the same price, the Purchase Option Notice first received by the Special Servicer shall be effective. The exercise of any Purchase Option pursuant to this clause
      (iii) shall be irrevocable; provided that the assignor of the Purchase Option shall have no liability to the Trust or any other party hereto for the failure of its third party assignee to close the sale of the Defaulted Mortgage Loan after its exercise of the option, and upon such failure, the Purchase Option shall revert to the Option Holder as provided herein as if the Purchase Option had not been exercised, and the Special Servicer shall pursue against such assignee whatever remedies it may have against the assignee.

            (iv) If the Special Servicer or any Controlling Class Option Holder, or any of their respective Affiliates, is identified in the Purchase Option Notice as the Person expected to acquire the related Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, the applicable Master Servicer shall determine as soon as reasonably practicable (and, in any event, within thirty (30) days) after such Master Servicer has received the written notice and the Determination Information to be provided to such Master Servicer by the Special Servicer under Section 3.18(a)(i), whether the Option Price represents fair value for the Defaulted Mortgage Loan; provided, that, if the Special Servicer is then in the process of obtaining a new Appraisal with respect to the related Mortgaged Property, then such Master Servicer shall make its fair value determination with respect to such Mortgage Loan as soon as reasonably practicable (but in any event within thirty (30) days) after such Master Servicer's receipt of such new Appraisal. Such fair value determination shall be made in accordance with the Servicing Standards. In determining the fair value of any Defaulted Mortgage Loan, the applicable Master Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property. In addition, the applicable Master Servicer shall refer to the Determination Information and all other relevant information delivered to it by the Special Servicer or otherwise contained in the Mortgage File; provided, that such Master Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to such Master Servicer that has occurred subsequent to, and that would, in such Master Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property reflected in, such appraisal. Furthermore, the applicable Master Servicer shall consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the applicable Master Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The applicable Master Servicer may conclusively rely on the opinion and reports of independent third parties in making such determination. Master Servicer No. 1 shall be entitled to receive out of the Certificate Account as additional compensation a $1,000 fee plus reasonable out of pocket costs and expenses for the determination made in accordance with this clause (iv) and Master Servicer No. 2 shall be entitled to receive out of the Certificate Account as additional compensation a $2,500 fee plus reasonable out of pocket costs and expenses for the determination made in accordance with this clause, provided, however, with respect to any Mortgage Loan, the $1,000 fee or $2,500 fee, as applicable, shall be collectible only once. The reasonable cost of all third party consultants and related reports (in the event that such inspection report is pursuant to this Section 3.18 and not an annual inspection pursuant to Section 3.12), including but not limited to appraisals, inspection reports and broker opinions of value, reasonably incurred by the Special Servicer or the applicable Master Servicer pursuant to this Section 3.18(a) shall constitute, and be reimbursable as, Servicing Advances; provided, that the Special Servicer or the applicable Master Servicer may rely on the most current Appraisal and property inspection report obtained for the related Mortgaged Property pursuant to
      Section 3.12. The other parties to this Agreement shall cooperate with all reasonable requests for information.

            Notwithstanding anything contained in this clause (iv) to the contrary, if the Special Servicer or the Controlling Class Option Holder, or any of their respective Affiliates, is identified in the Purchase Option Notice as the Person expected to acquire the related Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, and the applicable Master Servicer and the Special Servicer are Affiliates, the Trustee, subject to the Directing Certificateholder's reasonable prior written consent, which consent shall not be unreasonably withheld, shall designate an Independent third party, independent of the Directing Certificateholder, to determine whether the Option Price represents fair value for the Defaulted Mortgage Loan, in the manner and within the time set forth in the first paragraph of this clause (iv). In the event that the Trustee is called upon to designate such a third party to make such determination, the Trustee will not assume any responsibility for such third party's determination which determination the Trustee shall be entitled to conclusively rely upon. Master Servicer No. 1, at the direction of the Trustee, may pay such third party a fee of up to $1,000 out of the Certificate Account and Master Servicer No. 2, at the direction of the Trustee, may pay such third party a fee of $2,500 out of the Certificate Account. The reasonable costs of such Independent third party appraisals, all inspection reports and broker opinions of value, reasonably incurred by the Trustee or any such third party pursuant to this paragraph shall be advanced by the applicable Master Servicer and shall constitute, and be reimbursable as, Servicing Advances. In connection with the Trustee's designating an Independent third party, the Special Servicer shall deliver to the Trustee for such Independent third party's use the Determination Information.

            In the event the applicable Master Servicer or any designated third party, as applicable, determines that the Option Price is less than the fair value of the Defaulted Mortgage Loan, such party shall provide its determination, together with all information and reports it relied upon in making such determination, to the Special Servicer, who may then adjust its fair value determination and, consequently, the Option Price, pursuant to Section 3.18(a)(i). The Special Servicer shall promptly provide written notice of any adjustment of the Option Price to the Option Holder whose Purchase Option has been declared effective pursuant to clause (iii) above. Upon receipt of such notice, such Option Holder shall have three
      (3) Business Days to (i) accept the Option Price as adjusted and proceed in accordance with clause (v) below, or (ii) reject the Option Price as adjusted, in which case such Option Holder shall not be obligated to close the purchase of the Defaulted Mortgage Loan. Upon notice from such Option Holder, or the Special Servicer, that such Option Holder rejects the Option Price as adjusted, the applicable Master Servicer and the Trustee shall provide the notices described in the second paragraph of clause (v) below and thereafter any Option Holder may exercise its purchase option in accordance with Section 3.18(a), at the Option Price as adjusted.

            (v) The Option Holder whose Purchase Option is declared effective pursuant to clause (iii) above shall be required to pay the purchase price specified in its Purchase Option Notice to the applicable Master Servicer within ten (10) Business Days of its receipt of the Special Servicer's notice confirming that the exercise of its Purchase Option is effective. Upon receipt of an Officer's Certificate from the Special Servicer specifying the date for closing the purchase of the related Defaulted Mortgage Loan, and the purchase price to be paid therefor, the Trustee shall deliver at such closing for release to or at the direction of such Option Holder, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it by such Option Holder and are reasonably necessary to vest in the purchaser or any designee thereof the ownership of such Mortgage Loan on a servicing released basis. In connection with any such purchase by any Person other than it, the Special Servicer shall deliver the related Mortgage File to or at the direction of the purchaser. In any case, the applicable Master Servicer shall deposit the purchase price (except that portion of any purchase price constituting Gain-on-Sale Proceeds which shall be deposited in the Gain-on-Sale Reserve Account) into the applicable Certificate Account within one (1) Business Day following the closing of the sale of the related Defaulted Mortgage Loan.

            The Master Servicer shall immediately notify the Trustee and the Special Servicer upon the holder of the effective Purchase Option's failure to remit the purchase price specified in its Purchase Option Notice pursuant to this clause (v). Thereafter, the Trustee shall notify each Option Holder of such failure and any Option Holder may then exercise its purchase option in accordance with this Section 3.18(a).

            (vi) Unless and until the Purchase Option with respect to any Defaulted Mortgage Loan is exercised or expires, the Special Servicer shall pursue such other resolution strategies with respect to such Defaulted Mortgage Loan, including, without limitation, workout and foreclosure, as the Special Servicer may deem appropriate, consistent with the Asset Status Report and the Servicing Standards and the REMIC Provisions; provided, however, the Special Servicer shall not sell any Defaulted Mortgage Loan (other than in connection with exercise of a related Purchase Option or as otherwise permitted in this Section 3.18).

            (b) (i) The Special Servicer may purchase any REO Property (at the Purchase Price therefor) (in the case of a Loan Pair, such purchase shall be a purchase of the entire REO Property, including the portion relating to the Companion Loans). The Special Servicer may also offer to sell to any Person any REO Property (in the case of a Loan Pair, such sale shall be a sale of the entire REO Property, including the portion relating to the Companion Loans), if and when the Special Servicer determines, consistent with the Servicing Standards, that such a sale would be in the best economic interests of the Trust Fund and the Companion Holders. The Special Servicer shall give the Trustee, the applicable Master Servicer, each related Companion Holder and the Directing Certificateholder not less than five (5) Business Days' prior written notice of the Purchase Price and its intention to (i) purchase any REO Property at the Purchase Price therefor or (ii) sell any REO Property, in which case the Special Servicer shall accept the highest offer received from any Person for any REO Property in an amount at least equal to the Purchase Price therefor. To the extent permitted by applicable law, and subject to the Servicing Standards, the applicable Master Servicer, an Affiliate of such Master Servicer, the Special Servicer or an Affiliate of the Special Servicer, or an employee of either of them may act as broker in connection with the sale of any REO Property and may retain from the proceeds of such sale a brokerage commission that does not exceed the commission that would have been earned by an independent broker pursuant to a brokerage agreement entered into at arm's length.

            In the absence of any such offer, the Special Servicer shall accept the highest offer received from any Person that is determined by the Special Servicer to be a fair price for such REO Property, if the highest bidder is a Person other than an Interested Person, or if such price is determined to be such a price by the Trustee, if the highest bidder is an Interested Person. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase any REO Property pursuant hereto.

            The Special Servicer shall not be obligated by either of the foregoing paragraphs or otherwise to accept the highest offer if the Special Servicer determines, in accordance with the Servicing Standards, that rejection of such offer would be in the best interests of the Certificateholders. In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standards, that acceptance of such offer would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable).

            In determining whether any offer received from an Interested Person represents a fair price for any REO Property, the Trustee shall obtain and may conclusively rely on the opinion of an Independent appraiser or other Independent expert in real estate matters retained by the Trustee at the expense of the Trust Fund. In determining whether any offer constitutes a fair price for any REO Property, the Special Servicer or the Trustee (or, if applicable, such appraiser) shall take into account, and any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the physical condition of such REO Property, the state of the local economy and the Trust Fund's obligation to comply with REMIC Provisions.

            (ii) Subject to the Servicing Standards, the Special Servicer shall act on behalf of the Trust Fund and the Companion Holders in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property, including the collection of all amounts payable in connection therewith. A sale of any REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, the applicable Master Servicer, the Special Servicer, or the Trust Fund (except that any contract of sale and assignment and conveyance documents may contain customary warranties of title, so long as the only recourse for breach thereof is to the Trust Fund) and, if consummated in accordance with the terms of this Agreement, none of the applicable Master Servicer, the Special Servicer, the Depositor or the Trustee shall have any liability to the Trust Fund or any Certificateholder or Companion Holder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

            (c) Any sale of a Defaulted Mortgage Loan or any REO Property shall be for cash only (unless changes in the REMIC Provisions or authoritative interpretations thereof made or issued subsequent to the Startup Day allow a sale for other consideration).

            (d) Notwithstanding anything in this Section 3.18 to the contrary, pursuant to the terms of the related Intercreditor Agreement, the Companion Holder will have the right to purchase the related AB Mortgage Loan (or the Houston Galleria Loan), as applicable, or related REO Property. With respect to each AB Mortgage Loan (or the Houston Galleria Loan), such right of the Companion Holder shall be given priority over any provision described in this
Section 3.18, subject, to the extent applicable, to any rights of a mezzanine lender as set forth in Section 3.18(e). If the AB Mortgage Loan (or the Houston Galleria Loan) or REO Property is purchased by the Companion Holder, repurchased by the applicable Mortgage Loan Seller or otherwise ceases to be subject to this Agreement, the related Companion Loan will no longer be subject to this Agreement. None of the Trustee, the Master Servicers or the Trust Fund shall acquire a Companion Loan.

            (e) Notwithstanding anything in this Section 3.18 to the contrary, any mezzanine lender will have the right to purchase the related Mortgage Loan and cure defaults relating thereto as and to the extent set forth in the related mezzanine intercreditor agreement.

            (f) In the event any Master Servicer or the Special Servicer has the right to purchase any Companion Loan on behalf of the Trust pursuant to the related Intercreditor Agreement, neither such Master Servicer nor the Special Servicer shall exercise such right.

            (g) Notwithstanding anything in this Section 3.18 to the contrary, if the Houston Galleria Trust Subordinate Companion Loan is a Specially Serviced Mortgage Loan that becomes a Defaulted Mortgage Loan, the Special Servicer shall promptly notify in writing the applicable Master Servicer, and the Trustee, following its receipt of such notice, shall promptly notify the holders of the Houston Galleria Companion Loans and the Class HG Certificates. Upon receipt of such notice (the "Houston Galleria Repurchase Option Notice"), the Houston Galleria Controlling Holder and the holder of the Houston Galleria Non-Trust Subordinate Companion Loan will have the option (the "Houston Galleria Purchase Option"), but not the obligation, to purchase the Houston Galleria Pari Passu Loans (and if such option is exercised by the holder(s) of the Houston Galleria Trust Subordinate Companion Loan, the Houston Galleria Non-Trust Subordinate Companion Loan), together and not individually, pursuant to the terms of the Houston Galleria Intercreditor Agreement. If the Houston Galleria Controlling Holder and the holder of the Houston Galleria Non-Trust Subordinate Companion Loan fail to exercise such Houston Galleria Purchase Option within 90 days after receiving Houston Galleria Repurchase Option Notice in accordance with the Houston Galleria Intercreditor Agreement, the Houston Galleria Purchase Option shall terminate, and the Houston Galleria Loan and the Houston Galleria Trust Subordinate Companion Loan may be sold in accordance with this Section 3.18. Any party that exercises the Purchase Option pursuant to this Section 3.18 with respect to the Houston Galleria Loan shall also be required to purchase the Houston Galleria Companion Loans and the Houston Galleria Trust Subordinate Companion Loan at the related option price set forth in the related Intercreditor Agreement; provided, however, the price for the Houston Galleria Non-Trust Subordinate Companion Loans shall be the "Defaulted Mortgage Loan Purchase Price" as defined in the Houston Galleria Intercreditor Agreement.

            Section 3.19 Additional Obligations of the Applicable Master Servicer and Special Servicer. (a) The applicable Master Servicer shall deliver all Compensating Interest Payments on the Mortgage Loans that it is responsible for servicing hereunder to the Trustee for deposit in the Distribution Account on each P&I Advance Date, without any right of reimbursement therefor.

            (b) The applicable Master Servicer shall provide to each Companion Holder any reports or notices required to be delivered to such Companion Holder pursuant to the related Intercreditor Agreement.

            (c) Upon the determination that a previously made Advance is a Nonrecoverable Advance, to the extent that the reimbursement thereof would exceed the full amount of the principal portion of general collections on the Mortgage Loans (other than, the Houston Galleria Trust Subordinate Companion Loan (except in the case of Advances with respect to the Houston Galleria Loan)) deposited in the applicable Certificate Account and available for distribution on the next Distribution Date, the applicable Master Servicer or the Trustee, each at its own option and in its sole discretion, as applicable, instead of obtaining reimbursement for the remaining amount of such Nonrecoverable Advance pursuant to Section 3.05(a)(v) immediately, as an accommodation may elect to refrain from obtaining such reimbursement for such portion of the Nonrecoverable Advance during the one month collection period ending on the then current Determination Date, for successive one-month periods for a total period not to exceed 12 months. If any Master Servicer (or the Trustee) makes such an election at its sole option and in its sole discretion to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (together with interest thereon), then such Nonrecoverable Advance (together with interest thereon) or portion thereof shall continue to be fully reimbursable in the subsequent collection period (subject, again, to the same sole option to defer; it is acknowledged that, in such a subsequent period, such Nonrecoverable Advance shall again be payable first from principal collections as described above prior to payment from other collections). In connection with a potential election by any Master Servicer (or the Trustee) to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the one month collection period ending on the related Determination Date for any Distribution Date, such Master Servicer (or the Trustee) shall further be authorized to wait for principal collections on the Mortgage Loans to be received before making its determination of whether to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof) until the end of such collection period; provided, however, if, at any time the applicable Master Servicer or the Trustee, as the case may be, elects not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one-month collection period will exceed the full amount of the principal portion of general collections deposited in the Certificate Account for such Distribution Date, then the applicable Master Servicer or the Trustee, as the case may be, shall use its reasonable efforts to give S&P, Moody's and Fitch 15 days' notice of such determination, unless (1) the Master Servicer or the Trustee, as applicable, determines in its sole discretion that waiting 15 days after such a notice could jeopardize the Master Servicer's or the Trustee's ability, as applicable, to recover such Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer or the Trustee, as applicable, that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause
(1) above, or (3) the Master Servicer has not timely received from the Trustee information requested by the Master Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause
(1), (2) or (3) apply, the Master Servicer or the Trustee, as applicable, shall give Moody's, S&P and Fitch notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Certificate Account or Distribution Account, as applicable, allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances. The applicable Master Servicer and the Trustee, as the case may be, shall have no liability for any loss, liability or expense resulting from any notice provided to Moody's, S&P and Fitch contemplated by the immediately preceding sentence. Nothing herein shall give any Master Servicer or the Trustee the right to defer reimbursement of a Nonrecoverable Advance to the extent of any principal collections then available in the applicable Certificate Account pursuant to Section 3.05(a)(v).

            The foregoing shall not, however, be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this section or to comply with the terms of this section and the other provisions of this Agreement that apply once such an election, if any, has been made; provided, however, that the fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some classes of Certificateholders to the detriment of other classes shall not, with respect to any Master Servicer or the Special Servicer, as applicable, constitute a violation of the Servicing Standards and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or any contractual obligation hereunder. If any Master Servicer or the Trustee, as applicable, determines, in its sole discretion, that its ability to fully recover the Nonrecoverable Advances has been compromised, then such Master Servicer or the Trustee, as applicable, shall be entitled to immediate reimbursement of Nonrecoverable Advances with interest thereon at the Reimbursement Rate from all amounts in its Certificate Account or such other Master Servicer's Certificate Account (if amounts in such Master Servicer's Certificate Account are not sufficient for such reimbursement) for such Distribution Date (deemed first from principal and then interest). Any such election by any such party to refrain from reimbursing itself or obtaining reimbursement for any Nonrecoverable Advance or portion thereof with respect to any one or more collection periods shall not limit the accrual of interest at the Reimbursement Rate on such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance. The applicable Master Servicer's or the Trustee's, as the case may be, agreement to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and shall not be construed as an obligation on the part of such Master Servicer or the Trustee, as applicable, or a right of the Certificateholders. Nothing herein shall be deemed to create in the Certificateholders a right to prior payment of distributions over the applicable Master Servicer's or the Trustee's, as applicable, right to reimbursement for Advances (deferred or otherwise) and accrued interest thereon. In all events, the decision to defer reimbursement or to seek immediate reimbursement of Nonrecoverable Advances shall be deemed to be in accordance with the Servicing Standards and none of the Master Servicers or the Trustee or the other parties to this Agreement shall have any liability to one another or to any of the Certificateholders or any of the Companion Holders for any such election that such party makes as contemplated by this section or for any losses, damages or other adverse economic or other effects that may arise from such an election.

            Section 3.20 Modifications, Waivers, Amendments and Consents. (a) Except as set forth in Section 3.08(a), Section 3.08(b), Section 3.08(f), this
Section 3.20(a), Section 3.20(d), and Section 3.20(i), but subject to any other conditions set forth thereunder, and, with respect to an AB Mortgage Loan and the Houston Galleria Whole Loan, subject to the rights of the related Companion Holder or Houston Galleria Controlling Holder, as applicable, to advise the applicable Master Servicer with respect to, or consent to, a modification, waiver or amendment pursuant to the terms of the related Intercreditor Agreement, the Master Servicers shall not modify, waive or amend a Mortgage Loan and/or a Companion Loan without the prior written consent of the Special Servicer; provided, that the applicable Master Servicer shall forward to the Special Servicer requests to extend the maturity date of a Mortgage Loan and/or Companion Loan that is not a Specially Serviced Mortgage Loan, and the Special Servicer may approve such request, provided further, that except as provided in the following sentence, no such extension entered into pursuant to this Section 3.20(a) shall extend the Maturity Date beyond the earlier of (i) two years prior to the Rated Final Distribution Date and (ii) in the case of a Mortgage Loan secured by a leasehold estate and not also the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standards giving due consideration to the remaining term of the ground lease, ten years, prior to the expiration of such leasehold estate. If such extension would extend the Maturity Date of a Mortgage Loan and/or Companion Loan for more than twelve months from and after the original Maturity Date of such Mortgage Loan and/or Companion Loan and such Mortgage Loan and/or Companion Loan is not in default or default with respect thereto is not reasonably foreseeable, the applicable Master Servicer must provide the Trustee, the Special Servicer and the Directing Certificateholders with an Opinion of Counsel (at the expense of the related Mortgagor to the extent permitted under the Mortgage Loan documents and, if not required to be paid by the Mortgagor, to be paid as a Servicing Advance and the Special Servicer shall not consent to such extension without the consent of the Directing Certificateholder) that such extension would not constitute a "significant modification" of the Mortgage Loan and/or Companion Loan within the meaning of Treasury Regulations Section 1.860G-2(b). Notwithstanding the foregoing, the applicable Master Servicer, without the consent of the Special Servicer, may modify or amend the terms of any Mortgage Loan and/or Companion Loan in order to (i) cure any ambiguity or mistake therein or (ii) correct or supplement any provisions therein which may be inconsistent with any other provisions therein or correct any error, provided, that, if the Mortgage Loan and/or Companion Loan is not in default or default with respect thereto is not reasonably foreseeable, such modification or amendment would not be a "significant modification" of the Mortgage Loan and/or Companion Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

            Subject to applicable law and the Mortgage Loan documents, neither the applicable Master Servicer nor the Special Servicer shall permit the substitution of any Mortgaged Property (or any portion thereof) for one or more other parcels of real property at any time the Mortgage Loan is not in default pursuant to the terms of the related Mortgage Loan documents or default with respect thereto is not reasonably foreseeable unless (i) such Master Servicer or the Special Servicer, as applicable, obtains from each Rating Agency (and delivers to the Directing Certificateholder) a written confirmation that such substitution will not cause a downgrade, qualification or withdrawal of the then current rating assigned to any of the Certificates and (ii) either (a) such substitution is at the unilateral option of the Mortgagor or otherwise occurs automatically pursuant to the terms of the Mortgage Loan in effect on the Startup Day, within the meaning of Treasury Regulations Section 1.1001-3, or (b) it has received an Opinion of Counsel to the effect that such substitution would not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

            (b) If the Special Servicer determines that a modification, waiver or amendment (including, without limitation, the forgiveness or deferral of interest or principal or the substitution of collateral pursuant to the terms of the Mortgage Loan or otherwise, the release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable (as evidenced by an Officer's Certificate of the Special Servicer), is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the Trust and, if applicable, the Companion Holders as the holders of such Companion Loans than liquidation of such Specially Serviced Mortgage Loan, then the Special Servicer may agree to a modification, waiver or amendment of such Specially Serviced Mortgage Loan, subject to (x) the provisions of this Section 3.20(b) and Section 3.20(c), (y) the approval of the Directing Certificateholder as provided in Section 3.21 and (z) with respect to an AB Mortgage Loan or the Houston Galleria Whole Loan, the rights of the related Companion Holder or the Houston Galleria Controlling Holder, as applicable, to advise the Special Servicer with respect to, or consent to, such modification, waiver or amendment pursuant to the terms of the related Intercreditor Agreement. Notwithstanding anything to the contrary in this Section, to the extent consistent with the Servicing Standards and the Houston Galleria Intercreditor Agreement (taking into account the extent to which the Houston Galleria Pari Passu Companion Loan is pari passu with the Houston Galleria Loan, that the Houston Galleria Non-Trust Subordinate Loan is subordinate to the Houston Galleria Loan and the Houston Galleria Pari Passu Companion Loan and the Houston Galleria Trust Subordinate Companion Loan is subordinate to the Houston Galleria Loan, the Houston Galleria Pari Passu Companion Loan and the Houston Galleria Non-Trust Subordinate Companion Loan):
(i) no waiver, reduction or deferral of any particular amounts due on the Houston Galleria Loan, as applicable, shall be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of, first, the Houston Galleria Trust Subordinate Loan, to the maximum extent possible, and then the Houston Galleria Non-Trust Subordinate Companion Loan, to the maximum extent possible; and (ii) no reduction of the Mortgage Rate on the Houston Galleria Loan shall be effected prior to the reduction of the Mortgage Rate of the Houston Galleria Trust Subordinate Companion Loan, to the maximum extent possible, and then to the Houston Galleria Non-Trust Subordinate Companion Loan.

            The Special Servicer shall use its reasonable efforts to the extent possible to cause each Specially Serviced Mortgage Loan to fully amortize prior to the Rated Final Distribution Date and shall not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if such modification, waiver or amendment would extend the maturity date of any such Specially Serviced Mortgage Loan to a date occurring later than the earlier of
(a) two years prior to the Rated Final Distribution Date and (b) if such Specially Serviced Mortgage Loan is secured by a leasehold estate and not also the related fee interest, the date occurring twenty years or, to the extent consistent with the Servicing Standards giving due consideration to the remaining term of the ground lease, with the consent of the Directing Certificateholder, ten years prior to the expiration of such leasehold estate.

            (c) Any provision of this Section 3.20 to the contrary notwithstanding, except when a Mortgage Loan and/or Companion Loan is in default or default with respect thereto is reasonably foreseeable, no fee described in this paragraph shall be collected by any Master Servicer or Special Servicer from a Mortgagor (or on behalf of the Mortgagor) in conjunction with any consent or any modification, waiver or amendment of a Mortgage Loan or Companion Loan, as applicable (unless the amount thereof is specified in the related Mortgage
Note) if the collection of such fee would cause such consent, modification, waiver or amendment to be a "significant modification" of the Mortgage Note within the meaning of Treasury Regulations Section 1.860G-2(b).

            (d) To the extent consistent with this Agreement, the applicable Master Servicer or the Special Servicer may agree to any waiver, modification or amendment of a Mortgage Loan or Companion Loan that is not in default or as to which default is not reasonably foreseeable only if it provides the Trustee with an Opinion of Counsel (at the expense of the related Mortgagor or such other Person requesting such modification or, if such expense cannot be collected from the related Mortgagor or such other Person, to be paid by the applicable Master Servicer as a Servicing Advance; provided that the applicable Master Servicer or Special Servicer, as the case may be, shall use its reasonable efforts to collect such fee from the Mortgagor or such other Person to the extent permitted under the related Mortgage Loan documents) to the effect that the contemplated waiver, modification or amendment (i) will not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) and (ii) will not cause (x) either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC for purposes of the Code or (y) either the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to any tax under the REMIC Provisions. Notwithstanding the foregoing, neither the applicable Master Servicer nor the Special Servicer may waive the payment of any Yield Maintenance Charge or the requirement that any prepayment of a Mortgage Loan be made on a Due Date, or if not made on a Due Date, be accompanied by all interest that would be due on the next Due Date with respect to any Mortgage Loan or Companion Loan that is not a Specially Serviced Mortgage Loan.

            (e) In the event of a modification which creates Mortgage Deferred Interest, such Mortgage Deferred Interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes of Certificates pursuant to Section 4.06.

            (f) Subject to Section 3.20(c), the applicable Master Servicer and the Special Servicer each may, as a condition to its granting any request by a Mortgagor for consent, modification (including extensions), waiver or indulgence or any other matter or thing, the granting of which is within such Master Servicer's or the Special Servicer's, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan or Companion Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to such Master Servicer or the Special Servicer, as the case may be, as additional servicing compensation, a reasonable or customary fee, for the additional services performed in connection with such request.

            (g) All modifications (including extensions), waivers and amendments of the Mortgage Loans and/or Companion Loans entered into pursuant to this
Section 3.20 shall be in writing, signed by the applicable Master Servicer or the Special Servicer, as the case may be, and the related Mortgagor (and by any guarantor of the related Mortgage Loan, if such guarantor's signature is required by the Special Servicer in accordance with the Servicing Standards).

            (h) Each of the Master Servicers with respect to the Mortgage Loans it is servicing hereunder and the Special Servicer shall notify the Rating Agencies, the Trustee, the Directing Certificateholder and each applicable Companion Holder (or in the case of the Houston Galleria Loan, each holder of the Houston Galleria Companion Loans), the Mortgage Loan Sellers (if such Mortgage Loan Seller is not a Servicer or Sub-Servicer of such Mortgage Loan or the Directing Certificateholder) and each other in writing of any modification, waiver or amendment of any term of any Mortgage Loan or Companion Loan and the date thereof, and shall deliver to the Trustee or the related Custodian with a copy to the applicable Master Servicer (if such notice is being delivered by the Special Servicer) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within 10 Business Days) following the execution thereof. Following receipt of the applicable Master Servicer's or the Special Servicer's, as applicable, delivery of the aforesaid modification, waiver or amendment to the Trustee, the Trustee shall forward a copy thereof to each Holder of a Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class NR Certificate upon request and, if such modification, waiver or amendment is with respect to the Houston Galleria Whole Loan, to each Holder of the Class HG Certificates.

            (i) Notwithstanding the foregoing, neither the Master Servicers nor the Special Servicer shall permit the substitution of any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan unless such defeasance complies with Treasury Regulations Section 1.860G-2(a)(8) and the applicable Master Servicer or the Special Servicer, as applicable, has received
(i) a certificate of an Independent certified public accountant to the effect that such substituted property will provide cash flows sufficient to meet all payments of interest and principal (including payments at maturity) on such Mortgage Loan in compliance with the requirements of the terms of the related Mortgage Loan documents and, if applicable, Companion Loan documents, (ii) one or more Opinions of Counsel (at the expense of the related Mortgagor) to the effect that the Trustee, on behalf of the Trust Fund, will have a first priority perfected security interest in such substituted Mortgaged Property; provided, however, that, to the extent consistent with the related Mortgage Loan documents and, if applicable, Companion Loan documents, the related Mortgagor shall pay the cost of any such opinion as a condition to granting such defeasance, (iii) to the extent consistent with the related Mortgage Loan documents, the Mortgagor shall establish a single purpose entity to act as a successor Mortgagor, if so required by the Rating Agencies, (iv) to the extent permissible under the related Mortgage Loan documents and, if applicable, Companion Loan documents, such Master Servicer or Special Servicer, as applicable shall use its reasonable efforts to require the related Mortgagor to pay all costs of such defeasance, including but not limited to the cost of maintaining any successor Mortgagor and
(v) to the extent permissible under the Mortgage Loan documents and, if applicable, Companion Loan documents, such Master Servicer or Special Servicer, as applicable shall obtain, at the expense of the related Mortgagor, written confirmation from the Rating Agencies that such defeasance will not cause the downgrade, withdrawal or modification of the then current ratings of the Certificates; provided, however, that (a) the applicable Master Servicer or Special Servicer, as applicable shall not be required to obtain such written confirmation from S&P unless such Mortgage Loan (or Mortgage Loans if the single purpose entity established pursuant to clause (iii) above holds assets for more than one Mortgagor) at the time of such defeasance is (A) one of the ten largest Mortgage Loans by Stated Principal Balance, (B) a Mortgage Loan with a Cut-off Date Principal Balance greater than $20,000,000 or (C) a Mortgage Loan that represents 5% or more of the Cut-off Date Principal Balance of all Mortgage Loans and (b) the applicable Master Servicer or Special Servicer, as applicable shall not be required to obtain the Moody's confirmation referenced in clause
(v) above with respect to any Mortgage Loan which has a Stated Principal Balance less than $20,000,000 and represents less than 5% of the Stated Principal Balance of all the Mortgage Loans, so long as such Mortgage Loan is not one of the ten largest Mortgage Loans by Stated Principal Balance.

            (j) Notwithstanding anything herein or in the related Mortgage Loan documents and, if applicable, Companion Loan documents to the contrary, the applicable Master Servicer or the Special Servicer may permit the substitution of "government securities," within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, that comply with Treasury Regulations Section 1.860G-2(a)(8) for any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan (or any portion thereof) in lieu of the defeasance collateral specified in the related Mortgage Loan or Companion Loan documents; provided, that the applicable Master Servicer or the Special Servicer reasonably determines that allowing their use would not cause a default or event of default to become reasonably foreseeable and the applicable Master Servicer or the Special Servicer receives, to the extent permitted under the related Mortgage Loan documents, an Opinion of Counsel (at the expense of the Mortgagor to the extent permitted under the Mortgage Loan documents and, if applicable, Companion Loan documents and if not so permitted, paid as a Servicing Advance) to the effect that such use would not be and would not constitute a "significant modification" of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to any REMIC; provided further, that the requirements set forth in Section 3.20(i) (including the ratings confirmations) are satisfied; provided further, that such securities are backed by the full faith and credit of the United States government, or the applicable Master Servicer or the Special Servicer shall obtain a written confirmation of each Rating Agency that the use of such securities will not result in the downgrade, withdrawal or qualification of the then current ratings of any Class of Certificates outstanding.

            (k) If required under the related Mortgage Loan or Companion Loan documents or if otherwise consistent with the Servicing Standards, each Master Servicer shall establish and maintain one or more accounts (the "Defeasance Accounts"), which shall be Eligible Accounts, into which all payments received by such Master Servicer from any defeasance collateral substituted for any Mortgaged Property shall be deposited and retained, and shall administer such Defeasance Accounts in accordance with the Mortgage Loan or Companion Loan documents. Notwithstanding the foregoing, in no event shall such Master Servicer permit such amounts to be maintained in the Defeasance Account for a period in excess of 90 days, unless such amounts are reinvested by such Master Servicer in "government securities," within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, that comply with Treasury Regulations Section 1.860G-2(a)(8). To the extent not required or permitted to be placed in a separate account, such Master Servicer shall deposit all payments received by it from defeasance collateral substituted for any Mortgaged Property into the Certificate Account and treat any such payments as payments made on the Mortgage Loan or Companion Loan in advance of its Due Date in accordance with clause
(a)(i) of the definition of Available Distribution Amount, and not as a prepayment of the related Mortgage Loan or Companion Loan. Notwithstanding anything herein to the contrary, in no event shall such Master Servicer permit such amounts to be maintained in the Certificate Account for a period in excess of 365 days (or 366 days in the case of a leap year).

            (l) Notwithstanding anything to the contrary in this Agreement, neither the applicable Master Servicer nor the Special Servicer, as applicable, shall, unless it has received prior written confirmation (the cost of which shall be paid by the related Mortgagor, if so allowed by the terms of the related loan documents and otherwise paid out of general collections) from the Rating Agencies that such action will not result in a qualification, downgrade or withdrawal of any of the ratings assigned by such Rating Agency to the Certificates, grant or accept any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager, with respect to any Mortgaged Property that secures a Mortgage Loan with an unpaid principal balance that is at least equal to five percent (5%) of the then aggregate principal balance of all Mortgage Loans or $20,000,000.

            Section 3.21 Transfer of Servicing between Master Servicer and Special Servicer; Recordkeeping; Asset Status Report. (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan or Companion Loan, the applicable Master Servicer or the Special Servicer, as the case may be, shall promptly give notice to the applicable Master Servicer or the Special Servicer, as the case may be, and the Directing Certificateholder thereof, and the applicable Master Servicer shall deliver the related Mortgage File and Servicing File to the Special Servicer and shall use its reasonable efforts to provide the Special Servicer with all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and, if applicable, the related Companion Loan, either in the applicable Master Servicer's possession or otherwise available to such Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto. Each Master Servicer shall use its reasonable efforts to comply with the preceding sentence within 5 Business Days of the occurrence of each related Servicing Transfer Event and in any event shall continue to act as Master Servicer and administrator of such Mortgage Loan and, if applicable, the related Companion Loan(s) until the Special Servicer has commenced the servicing of such Mortgage Loan and, if applicable, the related Companion Loan. Each Master Servicer shall deliver to the Trustee and the Directing Certificateholder a copy of the notice of such Servicing Transfer Event provided by such Master Servicer to the Special Servicer, or by the Special Servicer to such Master Servicer, pursuant to this Section. The Trustee shall deliver to each Controlling Class Certificateholder a copy of the notice of such Servicing Transfer Event provided by the applicable Master Servicer pursuant to this Section.

            Upon determining that a Specially Serviced Mortgage Loan or Companion Loan (other than an REO Loan) has become current and has remained current for three consecutive Monthly Payments (provided that (i) no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the Special Servicer, and (ii) for such purposes taking into account any modification or amendment of such Mortgage Loan and, if applicable, the related Companion Loan(s)), and that no other Servicing Transfer Event is continuing with respect thereto, the Special Servicer shall immediately give notice thereof to the applicable Master Servicer and the Directing Certificateholder, and shall return the related Mortgage File and Servicing File to the applicable Master Servicer (or copies thereof if copies only were delivered to the Special Servicer) and upon giving such notice, and returning such Mortgage File and Servicing File to the applicable Master Servicer, the Special Servicer's obligation to service such Corrected Mortgage Loan shall terminate and the obligations of the Master Servicer to service and administer such Mortgage Loan and, if applicable, the Companion Loan, shall recommence.

            (b) In servicing any Specially Serviced Mortgage Loans and Companion Loans, the Special Servicer will provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the applicable Master Servicer), and provide the applicable Master Servicer with copies of any additional related Mortgage Loan or Companion Loan information including correspondence with the related Mortgagor.

            (c) Notwithstanding the provisions of Section 3.12(d), each Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and Companion Loans and REO Properties and shall provide the Special Servicer with any information in its possession with respect to such records to enable the Special Servicer to perform its duties under this Agreement, provided, that this statement shall not be construed to require any Master Servicer to produce any additional reports.

            (d) No later than 45 days after a Servicing Transfer Event for a Mortgage Loan and, if applicable, the Companion Loan, the Special Servicer shall deliver to the applicable Master Servicer, each Rating Agency, the Trustee (upon request), each related Companion Holder and the Directing Certificateholder, a report (the "Asset Status Report") with respect to such Mortgage Loan or Companion Loan and the related Mortgaged Property; provided, however, the Special Servicer shall not be required to deliver an Asset Status Report to the Directing Certificateholder if they are the same entity. Such Asset Status Report shall set forth the following information to the extent reasonably determinable based on the information that was delivered to the Special Servicer in connection with the transfer of servicing pursuant to the Servicing Transfer
Event:

            (i) summary of the status of such Specially Serviced Mortgage Loan and any negotiations with the related Mortgagor;

            (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standards, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan and whether outside legal counsel has been retained;

            (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

            (iv) the Special Servicer's recommendations on how such Specially Serviced Mortgage Loan might be returned to performing status and returned to the applicable Master Servicer for regular servicing or otherwise realized upon;

            (v) a copy of the last obtained Appraisal of the Mortgaged Property; and

            (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standards.

            If within ten Business Days of receiving an Asset Status Report, the Directing Certificateholder does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report and shall promptly furnish the applicable Mortgage Loan Seller with a copy thereof; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standards or the terms of the applicable Mortgage Loan documents. If the Directing Certificateholder disapproves such Asset Status Report within 10 Business Days of receipt, the Special Servicer will revise such Asset Status Report and deliver to the Directing Certificateholder, the Rating Agencies, the applicable Mortgage Loan Seller, the Trustee and the applicable Master Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval. The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d) until the Directing Certificateholder shall fail to disapprove such revised Asset Status Report in writing within ten (10) Business Days of receiving such revised Asset Status Report or until the Special Servicer makes one of the determinations described below. Notwithstanding the foregoing, in the event the Directing Certificateholder and the Special Servicer have been unable to agree upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Directing Certificateholder's receipt of the initial Asset Status Report, the Special Servicer, subject to the rights of the related Companion Holder pursuant to the related Intercreditor Agreement, if applicable, shall implement the actions directed by the Directing Certificateholder unless such actions would violate the Servicing Standard, in which case the Special Servicer shall implement actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer, and the Special Servicer shall promptly furnish the applicable Mortgage Loan Seller with a copy of any Asset Status Report which the Special Servicer intends to, or commences to, implement pursuant to this Section 3.21(d). The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a ten (10) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders or, if a Loan Pair is involved, the Companion Holder, and it has made a reasonable effort to contact the Directing Certificateholder and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the Certificateholders pursuant to the Servicing Standards. Each final Asset Status Report shall be delivered to the applicable Master Servicer, the applicable Mortgage Loan Seller, the Trustee (upon request) and each Rating Agency.

            The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Mortgage Loan and take such actions consistent with the Servicing Standards and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standards.

            No direction or disapproval of the Directing Certificateholder, or failure of the Directing Certificateholder to consent to or approve (including any deemed consents or approvals) any request of the Special Servicer, shall (a) require or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standards and to maintain the REMIC status of each of the Lower-Tier REMIC and the Upper-Tier REMIC or (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (c) expose the Master Servicer, the Special Servicer, the Depositor, the Mortgage Loan Sellers, the Trust Fund, the Trustee or their respective officers, directors, employees or agents to any claim, suit or liability or (d) materially expand the scope of the Special Servicer's, Trustee's or the Master Servicer's responsibilities under this Agreement.

            (e) Upon receiving notice of (i) the occurrence of the events described in clause (v) of the definition of Servicing Transfer Event (without regard to the 60 day period set forth therein), or (ii) the request by a Mortgagor for the amendment or modification of a Mortgage Loan or Companion Loan which is not a Specially Serviced Mortgage Loan for which the Special Servicer is responsible for such amendment or modification pursuant to Section 3.08 and
Section 3.20, the applicable Master Servicer shall with reasonable promptness give notice thereof, and shall use its reasonable efforts to provide the Special Servicer with all information relating to the Mortgage Loan or Companion Loan and reasonably requested by the Special Servicer to enable it to negotiate with the related Mortgagor and prepare for any such proceedings. Each Master Servicer shall use its reasonable efforts to comply with the preceding sentence within 5 Business Days of the occurrence of each such event.

            Section 3.22 Sub-Servicing Agreements. (a) Each Master Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its respective obligations under Articles II, III, IV and X hereof; provided, that the Sub-Servicing Agreement as amended or modified:
(i) is consistent with this Agreement in all material respects and requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement;
(ii) provides that if such Master Servicer shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee shall thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of such Master Servicer under such agreement, or, alternatively, may act in accordance with Section 7.02 hereof under the circumstances described therein (subject to Section 3.22(g) hereof); (iii) provides that the Trustee for the benefit of the Certificateholders, the related Companion Holder (if applicable) and the Trustee (as holder of the Class A-2FL Regular Interest and the Uncertificated Lower-Tier Interests) shall be a third party beneficiary under such Sub-Servicing Agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the applicable Master Servicer thereunder as contemplated by the immediately preceding clause (ii)) none of the Trust Fund, the Trustee, the Special Servicer, any successor Master Servicer or any Certificateholder (or the related Companion Holder, if applicable) shall have any duties under such Sub-Servicing Agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such Sub-Servicing Agreement with respect to such purchased Mortgage Loan at its option and without penalty; provided, however, that the Initial Sub-Servicing Agreements may only be terminated by the Trustee or its designees as contemplated by Section 3.22(g) hereof and in such additional manner and by such other Persons, as provided in, such Sub-Servicing Agreement; (v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund and (vi) does not permit the Sub-Servicer to modify any Mortgage Loan unless and to the extent the applicable Master Servicer is permitted hereunder to modify such Mortgage Loan. Any successor Master Servicer hereunder shall, upon becoming successor Master Servicer, be assigned and shall assume any Sub-Servicing Agreements from the predecessor master servicer (subject to Section 3.22(g) hereof). In addition, each Sub-Servicing Agreement entered into by any Master Servicer may but need not provide that the obligations of the Sub-Servicer thereunder shall terminate with respect to any Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan; provided, however, that the Sub-Servicing Agreement may provide (if the Sub-Servicing Agreement provides for Advances by the Sub-Servicer, although it need not so provide) that the Sub-Servicer will continue to make all Advances and calculations and prepare all reports required under the Sub-Servicing Agreement with respect to Specially Serviced Mortgage Loans and continue to collect its Primary Servicing Fees as if no Servicing Transfer Event had occurred and with respect to REO Properties (and the related REO Loans) as if no REO Acquisition had occurred and to render such incidental services with respect to such Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in such Sub-Servicing Agreement. Each Master Servicer shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by any Master Servicer include actions taken or to be taken by a Sub-Servicer on behalf of such Master Servicer; and, in connection therewith, all amounts advanced by any Sub-Servicer (if the Sub-Servicing Agreement provides for Advances by the Sub-Servicer, although it need not so provide) to satisfy the obligations of such Master Servicer hereunder to make Advances shall be deemed to have been advanced by such Master Servicer out of its own funds and, accordingly, in such event, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the applicable Master Servicer, and, for so long as they are outstanding, such Advances shall accrue interest in accordance with
Section 3.03(d), such interest to be allocable between the applicable Master Servicer and such Sub-Servicer as may be provided (if at all) pursuant to the terms of the Sub-Servicing Agreement. For purposes of this Agreement, each Master Servicer shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. Each Master Servicer shall notify the Special Servicer, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer, except that such Master Servicer need not provide such notice as to the Initial Sub-Servicing Agreements.

            (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to the extent necessary to ensure the enforceability of the related Mortgage Loans or the compliance with its obligations under the Sub-Servicing Agreement and the applicable Master Servicer's obligations under this Agreement.

            (c) As part of its servicing activities hereunder, each Master Servicer for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust Fund) monitor the performance and enforce the obligations of each of its Sub-Servicers under the related Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as is in accordance with the Servicing Standards. Each Master Servicer shall have the right to remove a Sub-Servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement.

            (d) In the event the Trustee or its designee becomes successor Master Servicer and assumes the rights and obligations of any Master Servicer under any Sub-Servicing Agreement, such Master Servicer, at its expense, shall deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans and, if applicable, Companion Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

            (e) Notwithstanding the provisions of any Sub-Servicing Agreement and this Section 3.22, each Master Servicer shall remain obligated and responsible to the Trustee, the Special Servicer, holders of the Companion Loans serviced hereunder and the Certificateholders for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans for which it is responsible, and such Master Servicer shall pay the fees of any Sub-Servicer thereunder as and when due from its own funds. In no event shall the Trust Fund bear any termination fee required to be paid to any Sub-Servicer as a result of such Sub-Servicer's termination under any Sub-Servicing Agreement.

            (f) The Trustee shall furnish to any Sub-Servicer any powers of attorney and other documents necessary or appropriate to enable such Sub-Servicer to carry out its servicing and administrative duties under any Sub-Servicing Agreement; provided, however, that the Trustee shall not be held liable for any negligence, and shall be indemnified by the Sub-Servicer, with respect to, or misuse of, any such power of attorney by a Sub-Servicer, and provided further that the use of such power of attorney by a Sub-Servicer is subject to the last sentence of Section 3.01(b).

            (g) Each Sub-Servicing Agreement shall provide that, in the event the Trustee or any other Person becomes successor Master Servicer, the Trustee or such successor Master Servicer shall have the right to terminate such Sub-Servicing Agreement with or without cause and without a fee. Notwithstanding the foregoing or any other contrary provision in this Agreement, the Trustee and any successor Master Servicer shall assume each Initial Sub-Servicing Agreement and (i) the Initial Sub-Servicer's rights and obligations under the Initial Sub-Servicing Agreement shall expressly survive a termination of the Master Servicer's servicing rights under this Agreement; provided, that the Initial Sub-Servicing Agreement has not been terminated in accordance with its provisions; (ii) any successor Master Servicer, including, without limitation, the Trustee (if it assumes the servicing obligations of the Master Servicer) shall be deemed to automatically assume and agree to the then-current Initial Sub-Servicing Agreement without further action upon becoming the successor Master Servicer and (iii) this Agreement may not be modified in any manner which would increase the obligations or limit the rights of the Initial Sub-Servicer hereunder and/or under the Initial Sub-Servicing Agreement, without the prior written consent of the Initial Sub-Servicer (which consent shall not be unreasonably withheld).

            (h) With respect to Mortgage Loans subject to a Sub-Servicing Agreement, the Special Servicer shall, to the extent required, remit amounts, deliver reports and information, and afford access to facilities and information to the related Sub-Servicer that would be required to be remitted, delivered or afforded, as the case may be, to the applicable Master Servicer pursuant to the terms hereof (and within the same period of time required herein), within a sufficient period of time to allow the Sub-Servicer to fulfill its obligations under such Sub-Servicing Agreement and in no event later than 1 Business Day prior to the applicable Determination Date (or such other date as specified herein).

            (i) Notwithstanding any other provision of this Agreement, the Special Servicer shall not enter into any Sub-Servicing Agreement which provides for the performance by third parties of any or all of its obligations herein, unless (i) the Special Servicer receives the consent of the Directing Certificateholder and (ii) the Special Servicer receives the written confirmation of Fitch and S&P that such agreement will not cause the downgrade, withdrawal or qualification of any of the current ratings assigned to any Class of Certificates.

            Section 3.23 Representations, Warranties and Covenants of the Master Servicers. (a) Each Master Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders and to the other Master Servicer, the Depositor and the Special Servicer, as of the Closing Date, that:

            (i) Such Master Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware (in the case of Master Servicer No. 1), or a corporation duly organized, validly existing and in good standing under the laws of the State of California (in the case of Master Servicer No. 2), and such Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) The execution and delivery of this Agreement by such Master Servicer, and the performance and compliance with the terms of this Agreement by such Master Servicer, does not (A) violate the applicable Master Servicer's organizational documents, (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets or (C) violate any law, rule, regulation, order, judgment or decree to which such Master Servicer or its property is subject, which, in the case of either (B) or (C), is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or its financial condition;

            (iii) Such Master Servicer has the full power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the applicable Master Servicer, enforceable against such Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) Such Master Servicer is not in default with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, local or governmental agency, which default, in such Master Servicer's reasonable judgment is likely to materially and adversely affect the financial condition or operations of such Master Servicer or its properties taken as a whole or its ability to perform its duties and obligations hereunder;

            (vi) No litigation is pending or, to the best of such Master Servicer's knowledge, threatened against such Master Servicer which would prohibit such Master Servicer from entering into this Agreement or, in such Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of such Master Servicer to perform its obligations under this Agreement or the financial condition of such Master Servicer;

            (vii) Such Master Servicer has errors and omissions insurance coverage which is in full force and effect and complies with the requirements of Section 3.07 hereof; and

            (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by such Master Servicer, or compliance by such Master Servicer with, this Agreement or the consummation of the transactions of such Master Servicer contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or can be obtained prior to the actual performance by such Master Servicer of its obligations under this Agreement, or which, if not obtained would not have a materially adverse effect on the ability of such Master Servicer to perform its obligations hereunder.

            (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement.

            Section 3.24 Representations, Warranties and Covenants of the Special Servicer. (a) The Special Servicer hereby represents, warrants and covenants to the Trustee, for its own benefit and the benefit of the Certificateholders, the Depositor and the Master Servicers, as of the Closing Date, that:

            (i) The Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, does not (A) violate the Special Servicer's organizational documents, (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or (C) violate any law, rule, regulation, order, judgment or decree to which the Special Servicer or its property is subject, which, in the case of either (B) or (C), is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or its financial condition;

            (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject (A) to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Special Servicer is not in default with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, local or governmental agency, which default, in the Special Servicer's reasonable judgment is likely to materially and adversely affect the financial condition or operations of the Special Servicer or its properties taken as a whole or its ability to perform its duties and obligations hereunder;

            (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment is likely to materially and adversely affect the ability of the Special Servicer to perform its obligations under this Agreement;

            (vii) The Special Servicer has errors and omissions coverage which is in full force and effect and complies with the requirements of Section
      3.07 hereof; and

            (viii) No consent, approval, authorization or order of any court or governmental agency or body under federal or state law is required for the execution, delivery and performance by the Special Servicer, or compliance by the Special Servicer with, this Agreement or the consummation of the transactions of the Special Servicer contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or can be obtained prior to the actual performance by the Special Servicer of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Special Servicer to perform its obligations hereunder.

            (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement.

            Section 3.25 Interest Reserve Account. (a) On each P&I Advance Date relating to any Interest Accrual Period ending in any January and on any P&I Advance Date which occurs in a year which is not a leap year relating to any Interest Accrual Period ending in any December, the Trustee, in respect of the Actual/360 Mortgage Loans, shall deposit into the Interest Reserve Account, an amount equal to one day's interest on the Stated Principal Balance of the Interest Reserve Loans as of the Due Date occurring in the month preceding the month in which such P&I Advance Date occurs at the related Net Mortgage Rate, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive February and January, "Withheld Amounts").

            (b) On each P&I Advance Date occurring in March, the Trustee shall withdraw, from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Lower-Tier Distribution Account.

            Section 3.26 Excess Interest Distribution Account. Prior to the applicable Distribution Date, each Master Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Due Period.

            Section 3.27 Directing Certificateholder Contact with Master Servicers. No less often than on a monthly basis, each of the Master Servicers and the Special Servicer shall, without charge, make a knowledgeable Servicing Officer via telephone available to verbally answer questions from the Directing Certificateholder (and the holders of the Houston Galleria Companion Loans, the Jordan Creek Companion Holder and the Brookdale Office Portfolio Companion Holder) regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which such Master Servicer or the Special Servicer, as the case may be, is responsible.

            Section 3.28 Controlling Class Certificateholders and Directing Certificateholder; Certain Rights and Powers of Directing Certificateholder. (a) Each Controlling Class Certificateholder is hereby deemed to have agreed by virtue of its purchase of a Certificate to provide its name and address to the Trustee and to notify the Master Servicers, the Trustee and Special Servicer of the transfer of any Certificate of a Controlling Class, the selection of a Directing Certificateholder or the resignation or removal thereof. The Directing Certificateholder is hereby deemed to have agreed by virtue of its purchase of a Certificate to notify the Master Servicers, Special Servicer and Trustee when such Certificateholder is appointed Directing Certificateholder and when it is removed or resigns. To the extent there is only one Controlling Class Certificateholder and it is also the Special Servicer, it shall be the Directing Certificateholder.

            (b) A "Controlling Class" as of any time of determination shall be as defined in Article I hereof.

            (c) Once a Directing Certificateholder has been selected, each of the Master Servicers, the Special Servicer, the Depositor, the Trustee and each other Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Controlling Class Certificateholders, by Certificate Balance, or such Directing Certificateholder shall have notified the Master Servicers, Special Servicer, the Trustee and each other Controlling Class Certificateholder, in writing, of the resignation of such Directing Certificateholder or the selection of a new Directing Certificateholder. Upon the resignation of a Directing Certificateholder, the Trustee shall request the Controlling Class Certificateholders to select a new Directing Certificateholder.

            (d) Until it receives notice to the contrary, each of the Master Servicers shall be entitled to rely on the most recent notification with respect to the identity of the Controlling Class Certificateholder, and the Directing Certificateholder.

            (e) Upon request, the Trustee shall deliver to the Special Servicer and the Master Servicers a list of each Controlling Class Certificateholder and the Directing Certificateholder, including names and addresses. In addition to the foregoing, within two (2) Business Days of receiving notice of the selection of a new Directing Certificateholder or the existence of a new Controlling Class Certificateholder, the Trustee shall notify the Master Servicers and the Special Servicer. Notwithstanding the foregoing, American Capital Strategies, Ltd. shall be the initial Directing Certificateholder (provided, with respect to the Brookdale Office Portfolio AB Mortgage Loan, the Jordan Creek AB Mortgage Loan and the Houston Galleria Loan, the related Whole Loan Controlling Holder shall be the Directing Certificateholder to the extent set forth in the definition of Directing Certificateholder) and shall remain so until a successor is appointed pursuant to the terms of this Agreement.

            Until it receives notice to the contrary, each of the Master Servicers, the Special Servicer and the Trustee shall be entitled to rely on the preceding sentence with respect to the identity of the Directing
Certificateholder.

            (f) If at any time a Book-Entry Certificate belongs to a Controlling Class, the Trustee shall notify the related Certificateholders (through the Depository) of such event.

            (g) Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the Directing Certificateholder may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the Directing Certificateholder may act solely in the interests of the Holders of the Controlling Class; (iii) the Directing Certificateholder does not have any liability or duties to the Holders of any Class of Certificates other than the Controlling Class; (iv) the Directing Certificateholder may take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates; and (v) the Directing Certificateholder shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal thereof for having so acted.

            (h) Until it receives notice to the contrary, each of the Master Servicers, the Special Servicer and the Trustee shall be entitled to rely on the most recent notification with respect to the identity of the Controlling Class Certificateholder and the Directing Certificateholder.

            (i) All requirements of the Master Servicers and the Special Servicer to provide notices, reports, statements or other information (including the access to information on a website) provided to the Directing
Certificateholder contained in this Agreement shall also apply to each Companion Holder with respect to information relating to the related AB Mortgage Loan or the Houston Galleria Loan, as applicable.

            (j) With respect to the Houston Galleria Whole Loan, the Brookdale Office Portfolio Loan Pair and the Jordan Creek Loan Pair, except during the continuance of a Control Appraisal Event with respect to the related Whole Loan, the rights of the Directing Certificateholder with respect to the related Whole Loan shall instead be exercised by the related Companion Holder or Houston Galleria Controlling Holder, as applicable, including the rights of the Directing Certificateholder to receive or access any reports, information or notices with respect to the related Whole Loan, and any such reports, information or notices herein required to be delivered shall also be delivered or provided to each Companion Holder with respect to such Whole Loans and the Houston Galleria Controlling Holder. Following the occurrence and during the continuance of a Houston Galleria Control Appraisal Event, the Directing Certificateholder shall exercise such rights with respect to the Houston Galleria Whole Loan in conjunction with the holders of the Houston Galleria Pari Passu Companion Loans (or the controlling class of any Houston Galleria Companion Loan Securities, if applicable), pursuant to the procedures set forth in the Houston Galleria Intercreditor Agreement.

            Section 3.29 Intercreditor Agreements. Each of the Master Servicers and Special Servicer with respect to the Mortgage Loan it is servicing hereunder acknowledges and agrees, as applicable, that each Loan Pair being serviced by it under this Agreement and each Mortgage Loan with mezzanine debt is subject to the terms and provisions of the related Intercreditor Agreement and each agrees to service each such Loan Pair and each Mortgage Loan with mezzanine debt in accordance with the related Intercreditor Agreement and this Agreement, including, without limitation, effecting distributions and allocating reimbursement of expenses in accordance with the related Intercreditor Agreement and, in the event of any conflict, the related Intercreditor Agreement shall govern. Notwithstanding anything to the contrary in this Agreement, each of the Master Servicers and Special Servicer agrees not to take any action with respect to a Loan Pair or the related Mortgaged Property without the prior consent of the related Companion Holder to the extent that the related Intercreditor Agreement provides that such Companion Holder is required to consent to such action. To the extent consistent with the Servicing Standards, nothing herein shall be deemed to override the provisions of the Intercreditor Agreements with respect to the rights of the Companion Holders thereunder and in the event of any inconsistency between the provisions of an Intercreditor Agreement and the provisions of this Agreement relating to the rights and obligations of the Trustee, as holder of the related Mortgage Loan, and the related Companion Holder, the Intercreditor Agreement shall control with respect to such Loan Pair. Each of the Master Servicers and Special Servicer acknowledges and agrees that each Companion Holder and mezzanine lender may have the right to cure certain defaults with respect to the related AB Mortgage Loan or the Houston Galleria Whole Loan, as applicable, to purchase the related AB Mortgage Loan or the Houston Galleria Whole Loan, as applicable, and to post certain collateral to avoid a Control Appraisal Event; in each case, to the extent set forth in, and pursuant to the terms and conditions of, the related Intercreditor Agreement.

            Neither the Master Servicers nor the Special Servicer shall have any liability for any cost, claim or damage that arises from any entitlement in favor of a Companion Holder under the related Intercreditor Agreement or conflict between the terms of this Agreement and the terms of such Intercreditor Agreement. Notwithstanding any provision of any Intercreditor Agreement that may otherwise require the Master Servicers or the Special Servicer to abide by any instruction or direction of a Companion Holder, neither the Master Servicers nor the Special Servicer shall be required to comply with any instruction or direction the compliance with which requires an Advance that constitutes or would constitute a Nonrecoverable Advance. In no event shall any expense arising from compliance with an Intercreditor Agreement constitute an expense to be borne by the Master Servicers or Special Servicer for its own account without reimbursement. In no event shall the Master Servicers or the Special Servicer be required to consult with or obtain the consent of any Companion Holder unless such Companion Holder has delivered notice of its identity and contact information to each of the parties to this Agreement (upon which notice each of the parties to this Agreement shall be conclusively entitled to rely). As of the Closing Date, the contact information for the Companion Holders is set forth in
Section 11.05 under this Agreement.

            No direction or disapproval of the Companion Holders shall (a) require or cause the Master Servicers or Special Servicer to violate the terms of a Mortgage Loan, applicable law or any provision of this Agreement, including each Master Servicer's or Special Servicer's obligation to act in accordance with the Servicing Standards and to maintain the REMIC status of each of the Lower-Tier REMIC and the Upper-Tier REMIC or (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (c) materially expand the scope of the Special Servicer's, Trustee's or each Master Servicer's responsibilities under this Agreement.

            Section 3.30 Companion Paying Agent. (a) Each Master Servicer shall be the Companion Paying Agent with respect to the Mortgage Loans for which it is responsible for servicing hereunder. The Companion Paying Agent undertakes to perform such duties and only such duties as are specifically set forth herein.

            (b) No provision of this Agreement shall be construed to relieve the Companion Paying Agent from liability for its negligent failure to act, bad faith or its own willful misfeasance; provided, however, that the duties and obligations of the Companion Paying Agent shall be determined solely by the express provisions of this Agreement. The Companion Paying Agent shall not be liable except for the performance of such duties and obligations, no implied covenants or obligations shall be read into this Agreement against the Companion Paying Agent. In the absence of bad faith on the part of the Companion Paying Agent, the Companion Paying Agent may conclusively rely, as to the truth and correctness of the statements or conclusions expressed therein, upon any resolutions, certificates, statements, opinions, reports, documents, orders or other instrument furnished to the Companion Paying Agent by any Person and which on their face do not contradict the requirements of this Agreement.

            (c) Upon the resignation or removal of the applicable Master Servicer pursuant to Article VII of this Agreement, the applicable Companion Paying Agent shall be deemed simultaneously to resign or be removed.

            (d) This Section shall survive the termination of this Agreement or the resignation or removal of the Companion Paying Agent, as regards rights accrued prior to such resignation or removal.

            Section 3.31 Companion Register. The Companion Paying Agent shall maintain a register (the "Companion Register") on which it will record the names and address of, and wire transfer instructions for, the Companion Holders from time to time, to the extent such information is provided in writing to it by each Companion Holder. The initial Companion Holders except with respect to the Brookdale Office Portfolio Loan Pair, the Jordan Creek Loan Pair and the Houston Galleria Whole Loan, along with their respective name, address, wiring instructions and tax identification number, are listed on Exhibit T hereto, and with respect to the Brookdale Office Portfolio Loan Pair, the Jordan Creek Loan Pair and the Houston Galleria Whole Loan, in the related Intercreditor Agreement. In the event a Companion Holder transfers a Companion Loan without notice to the Companion Paying Agent, the Companion Paying Agent shall have no liability for any misdirected payment in the Companion Loan and shall have no obligation to recover and redirect such payment.

            The Companion Paying Agent shall promptly provide the name and address of the Companion Holder to any party hereto or any successor Companion Holder upon written request and any such Person may, without further investigation, conclusively rely upon such information. The Companion Paying Agent shall have no liability to any Person for the provision of any such name and address.

            Section 3.32 Swap Contract.

            (a) On or before the Closing Date, the Trustee, not in its individual capacity but solely in its capacity as Trustee, on behalf of the Trust, shall enter into the Swap Contract and related agreements with the Swap Counterparty.

            (b) On the Business Day prior to each P&I Advance Date, based on the reports provided by the Master Servicer pursuant to Section 3.12(e), information that the Trustee obtains from the Swap Counterparty and the Swap Contract, and subject to the priorities set forth in Sections 4.01(a), 4.01(b) and 4.01(d) hereof, the Trustee shall calculate the Class A-2FL Net Swap Payment and notify the Swap Counterparty in accordance with the terms of the Swap Contract.

            (c) No later than 4:00 p.m. New York City time on each Distribution Date, the Trustee shall remit the Class A-2FL Net Swap Payment, if any, to the Swap Counterparty from the Floating Rate Account; provided, that upon the occurrence and during the continuation of a Class A-2FL Distribution Conversion, the Trustee shall not make such payments to the Swap Counterparty. Promptly upon receipt of any payment or other receipt in respect of the Swap Contract, the Trustee shall deposit the same into the Floating Rate Account.

            (d) The Trustee shall at all times enforce the Trust's rights under the Swap Contract. In the event of a Swap Default, the Trustee shall promptly provide written notice to the Holders of the Class A-2FL Certificates and shall be required, subject to the Trustee's determination that costs of enforcement will be recoverable from or indemnified by the Class A-2FL holders, to take such actions (following the expiration of any applicable grace period specified in the Swap Contract), unless otherwise directed in writing by the Holders of 25% (by Certificate Balance) of the Class A-2FL Certificates, to enforce the rights of the Trust under the Swap Contract as may be permitted by the terms thereof and use any Swap Termination Fees received from the Swap Counterparty to enter into a replacement interest rate swap contract on substantially identical terms or on such other terms reasonably acceptable to the Trustee with a replacement swap counterparty that would not cause a Rating Agency Trigger Event, subject, in each case, to written confirmation by the Rating Agencies that such action will not result in a qualification, downgrade or withdrawal of the then-current ratings of the Certificates. If the costs attributable to entering into a replacement interest rate swap contract would exceed the amount of any Swap Termination Fees, a replacement interest rate swap contract shall not be entered into and any such proceeds will instead be distributed, pro rata, to the Holders of the Class A-2FL Certificates on the immediately succeeding Distribution Date. The Trustee shall be entitled to require reasonable assurances of payment (including, without limitation, reasonable indemnity therefor) from the Holders of the Class A-2FL Certificates prior to the incurrance of any costs in connection with the enforcement of the Swap Contract.

            Any Class A-2FL Distribution Conversion shall become permanent following the determination by the Trustee not to enter into a replacement interest rate swap contract and distribution of any Swap Termination Fees to the Holders of the Class A-2FL Certificates. Any such Swap Default (or termination of the Swap Contract) and the consequent Class A-2FL Distribution Conversion shall not, in and of itself, constitute an Event of Default under this Agreement.

            Upon any change (or notification to the Trustee that such change is imminent) in the payment terms on the Class A-2FL Certificates, including as a result of a Class A-2FL Distribution Conversion, termination of a Class A-2FL Distribution Conversion, a Swap Default or the cure of a Swap Default, the Trustee shall promptly notify DTC of the change in payment terms.

            (e) In the event that the Swap Contract is terminated and no replacement interest rate swap agreement is entered into within 30 days of such termination, the Trustee shall provide notice of such termination to the Class A-2FL Certificateholders, which notice shall include: "The Swap Contract with respect to the Class A-2FL Certificates is terminated as of [date]. Certificateholders and beneficial owners that are Plans are advised that the Exemption will no longer apply to the Class A-2FL Certificates, effective 60 days after the receipt of this notice. "Exemption", as used in this notice, shall mean Prohibited Transaction Exemption 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002), granted by the U.S. Department of Labor to J.P. Morgan Securities Inc. All other capitalized terms used in this notice shall have the meaning assigned to them in the Pooling and Servicing Agreement."

            (f) Any costs and expenses related to the Swap Contract (other than Net Swap Payments) will only be payable (subsequent to the distribution of all amounts of principal and interest and reimbursement of Collateral Support Deficits payable to the Class A-2FL Certificates) from the Floating Rate Account, and in no circumstances will constitute Additional Trust Fund Expenses.

            (g) The Trustee shall establish a Swap Counterparty Collateral Account. The Trustee shall deposit all collateral received from the Swap Counterparty under any Credit Support Annex (as defined in the Swap Contract) of the Swap Contract into the Swap Counterparty Collateral Account. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Swap Counterparty Collateral Account shall be (i) for application to obligations of the Swap Counterparty under a Swap Contract if such Swap Contract becomes subject to early termination or upon default by the relevant Swap Counterparty or (ii) to return collateral to the relevant Swap Counterparty when and as required by a Swap Contract. The Trustee agrees to give the Swap Counterparty prompt notice if it obtains knowledge that the Swap Counterparty Collateral Account or any funds on deposit therein or otherwise to the credit of the Swap Counterparty Collateral Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. Funds credited to the Swap Counterparty Collateral Account shall be applied as contemplated in the Swap Contract. Subject to the terms of the Swap Contract, proceeds of liquidation of any Swap Contract collateral (if such Swap Contract becomes subject to early termination or upon default by the relevant Swap Counterparty) shall be deposited in the Floating Rate Account for application as applicable.

            Section 3.33 Certain Matters Relating to the Future Securitization of the Serviced Pari Passu Companion Loans.

            (a) Each of the Trustee, Master Servicer No. 1 and the Special Servicer shall, and Master Servicer No. 1 and the Special Servicer shall use reasonable efforts to cause any sub-servicer appointed with respect to any Serviced Pari Passu Companion Loan to, upon request or notice from such Mortgage Loan Seller, cooperate with any Mortgage Loan Seller that is selling a Serviced Pari Passu Companion Loan into a securitization that is required to comply with Regulation AB (a "Regulation AB Companion Loan Securitization") and, to the extent necessary in order to comply with Regulation AB, provide to the Mortgage Loan Seller information about itself that such Mortgage Loan Seller reasonably requires to meet the requirements of Items 1117 and 1119 and paragraphs (b),
(c)(3), (c)(4) and (c)(5) of Item 1108 of Regulation AB and shall cooperate with such Mortgage Loan Seller to provide such other information as may be necessary to comply with the requirements of Regulation AB. Each of the Trustee, Master Servicer No. 1 and the Special Servicer understands that such information may be included in the offering material related to a Regulation AB Companion Loan Securitization and agrees to indemnify and hold the related Mortgage Loan Seller harmless for any costs, liabilities, fees and expenses incurred by the Mortgage Loan Seller as a result of any material misstatements or omissions in any such offering material to the extent that such material misstatement or omission was made in reliance upon any such information provided by the Trustee (where such information pertains to LaSalle Bank National Association individually and not to any specific aspect of the Trustee's duties or obligations under this Agreement), Master Servicer No. 1 (where such information pertains to Midland Loan Services, Inc. individually and not to any specific aspect of the Master Servicer No. 1's duties or obligations under this Agreement) and the Special Servicer (where such information pertains to Midland Loan Services, Inc. individually and not to any specific aspect of the Special Servicer's duties or obligations under this Agreement), as applicable, to such Mortgage Loan Seller as required by this clause (a).

            (b) Each of the Trustee, Master Servicer No. 1 and the Special Servicer shall, and Master Servicer No. 1 and the Special Servicer shall use reasonable efforts to cause any sub-servicer appointed with respect to any Serviced Pari Passu Companion Loan to, upon request or notice from such parties (which request or notice may be given once at the closing of such Regulation AB Companion Loan Securitization instead of each time a filing is required), cooperate with the trustee, master servicer or special servicer for any Regulation AB Companion Loan Securitization in preparing each Form 10-D required to be filed by such Regulation AB Companion Loan Securitization (until January 30 of the first year in which the trustee for such Regulation AB Companion Loan Securitization files a Form 15 Suspension Notice with respect to the related trust) and shall provide to such trustee or master servicer within the time period set forth in the pooling and servicing agreement for such Regulation AB Companion Loan Securitization such information relating to the related Serviced Pari Passu Companion Loan as may be necessary for the servicer and trustee of the Regulation AB Companion Loan Securitization to comply with the reporting requirements of Regulation AB; provided however that any parties to any Regulation AB Companion Loan Securitization shall consult with the Trustee, Master Servicer No. 1 and the Special Servicer (and the Master Servicer No. 1 shall consult with the Primary Servicer and any sub-servicer appointed with respect to any Serviced Pari Passu Companion Loan), and the Trustee, Master Servicer No. 1 and the Special Servicer shall cooperate with such parties in respect of establishing the time periods for preparation of the Form 10-D reports in the documentation for such Regulation AB Companion Loan Securitization.

            (c) Each of the Trustee, Master Servicer No. 1 and the Special Servicer shall, and Master Servicer No. 1 and the Special Servicer shall use reasonable efforts to cause any sub-servicer appointed with respect to any Serviced Pari Passu Companion Loan to, upon request from such trustee (which request or notice may be given once at the closing of such Regulation AB Companion Loan Securitization instead of each time a filing is required), provide the trustee under a Regulation AB Companion Loan Securitization (until January 30 of the first year in which the trustee for such Regulation AB Companion Loan Securitization files a Form 15 Suspension Notice with respect to the related trust) information with respect to any event that is required to be disclosed under Form 8-K with respect to the related Serviced Pari Passu Companion Loan within two Business Days after the occurrence of such event of which it has knowledge.

            (d) On or before March 15 of each year (or March 14 if a leap year) during which a Regulation AB Companion Loan Securitization is required to file an annual report on Form 10-K (and not in respect of any year in which such Regulation AB Companion Loan Securitization is not required to file an annual report on Form 10-K because a Form 15 Suspension Notice with respect to the related trust was filed), each of the Trustee, Master Servicer No. 1 and the Special Servicer shall, and Master Servicer No. 1 and the Special Servicer shall use reasonable efforts to cause any sub-servicer appointed with respect to any Serviced Pari Passu Companion Loan to, upon request from such trustee (which request or notice may be given once at the closing of such Regulation AB Companion Loan Securitization instead of each time a filing is required), provide, with respect to itself, to the trustee under such Regulation AB Companion Loan Securitization, to the extent required pursuant to Item 1122 of Regulation AB, (i) a report on an assessment of compliance with the servicing criteria to the extent required pursuant to Item 1122(a) of Regulation AB, (ii) a registered accounting firm's attestation report on such Person's assessment of compliance with the applicable servicing criteria to the extent required pursuant to Item 1122(b) of Regulation AB and (iii) such other information as may be required pursuant to Item 1122(c) of Regulation AB.

            (e) On or before March 15 of each year (or March 14 if a leap year) during which a Regulation AB Companion Loan Securitization is required to file an annual report on Form 10-K (and not in respect of any year in which such Regulation AB Companion Loan Securitization is not required to file an annual report on Form 10-K because a Form 15 Suspension Notice with respect to the related trust was filed), each of the Trustee, Master Servicer No. 1 and the Special Servicer shall, and Master Servicer No. 1 and the Special Servicer shall use reasonable efforts to cause any sub-servicer appointed with respect to any Serviced Pari Passu Companion Loan to, to the extent required pursuant to Item 1123 of Regulation AB, deliver, with respect to itself, to the trustee, upon request from such trustee (which request or notice may be given once at the closing of such Regulation AB Companion Loan Securitization instead of each time a filing is required), under such Regulation AB Companion Loan Securitization a servicer compliance statement signed by an authorized officer of such Person that satisfies the requirements of Item 1123 of Regulation AB.

            (f) Each of the Trustee, Master Servicer No. 1 and the Special Servicer, and Master Servicer No. 1 and Special Servicer shall use reasonable efforts to cause a sub-servicer to agree, (severally but not jointly) to indemnify (such indemnity limited to each such parties respective failure described below) and hold the related Mortgage Loan Seller, depositor, trustee or master servicer under a Regulation AB Companion Loan Securitization harmless for any costs, liabilities, fees and expenses incurred by such Mortgage Loan Seller, depositor, trustee or master servicer as a result of any failure by the Trustee, Master Servicer No. 1 and the Special Servicer, as applicable, to comply with the reporting requirements to the extent applicable set forth under Sections 3.33(b), (c), (d) or (e) above.

            (g) Each subservicing agreement related to any Serviced Pari Passu Companion Loan shall contain a provision requiring the related Sub-Servicer to provide to Master Servicer No. 1 or Special Servicer, as applicable, information, reports and certificates with respect to itself comparable to any information, reports or certificates required to be provided by Master Servicer No. 1 or Special Servicer pursuant to this Section 3.30, even if such Sub-Servicer is not otherwise required to provide such information, reports or certificates to any Person in order to comply with Regulation AB. Such information, reports or certificates shall be provided to Master Servicer No. 1 or Special Servicer, as applicable, no later than two Business Days prior to the date on which Master Servicer No. 1 or Special Servicer, as applicable, is required to deliver its comparable information, reports or certificates pursuant to this Section 3.33.

                              [End of Article III]

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

            Section 4.01 Distributions. (a) On each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, the Trustee shall be deemed to transfer the Lower-Tier Regular Distribution Amount from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account (subject to the provisions of the penultimate paragraph of Section 3.04(b) with respect to the Class A-2FL Net Swap Payment) in the amounts and priorities set forth in Section 4.01(b) with respect to each Class of Uncertificated Lower-Tier Interests (other than the Uncertificated Class HG Lower-Tier Interests), and immediately thereafter, shall make distributions thereof from the Upper-Tier Distribution Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

            (i) first, concurrently (A) to the Holders of the Class A-1 Certificates, the Class A-2FL Regular Interest, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-SB Certificates, pro rata, (based upon their respective entitlements to interest for such Distribution Date), in respect of interest, from the Loan Group 1 Available Distribution Amount and up to an amount equal to the aggregate Interest Distribution Amount in respect of such Classes for such Distribution Date, (B) to the Holders of the Class A-1A Certificates, in respect of interest, from the Loan Group 2 Available Distribution Amount and up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class for such Distribution Date and (C) to the Holders of the Class X-1 Certificates and the Class X-2 Certiticates, pro rata, in respect of interest up to an amount equal to the Interest Distribution Amount payable in respect of such Classes of Certificates for such Distribution Date; provided, however, that if the Loan Group 1 Available Distribution Amount and/or the Loan Group 2 Available Distribution Amount is insufficient to pay in full the Interest Distribution Amount provided above, payable in respect of any Class A Certificates or Class X Certificates on such Distribution Date, then the entire Available Distribution Amount shall be applied to make distributions of interest to the Holders of the respective Classes of the Class A Certificates and the Class X Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the Interest Distribution Amount in respect of each such Class of Certificates for such Distribution Date;

            (ii) second, to the Holders of the Class A-1 Certificates, the Class A-2FL Regular Interest, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-SB Certificates and the Class A-1A Certificates, in reduction of the Certificate Balances thereof, concurrently: (A)(1) first, to the Holders of the Class A-SB Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount for such Distribution Date remaining after the payments specified in clause (B) below have been made on such Distribution Date, until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB Planned Principal Balance; (2) second, to the Holders of the Class A-1 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount (or a portion of it remaining after payments specified in clause (A)(1) above) and, after the outstanding Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount, in each case, to the extent remaining after payments as specified in clause (A)(1) above and clause
      (B) below have been made on such Distribution Date, until the outstanding Certificate Balance of the Class A-1 Certificates has been reduced to zero; (3) third, to the Holders of the Class A-2FL Regular Interest in an amount up to the Loan Group 1 Principal Distribution Amount (or a portion of it remaining after payments specified in clauses (A)(1) and (2) above) and, after the outstanding Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount, in each case, to the extent remaining after payments as specified in clauses (A)(1) and (2) above and clause (B) below have been made on such Distribution Date, until the outstanding Certificate Balance of the Class A-2FL Regular Interest has been reduced to zero; (4) fourth, to the Holders of the Class A-2 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount (or a portion of it remaining after payments as specified in clauses (A)(1), (2) and (3) above) and, after the outstanding Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount, in each case, to the extent remaining after payments as specified in clauses (A)(1), (2) and (3) above and clause (B) below have been made on such Distribution Date, until the outstanding Certificate Balance of the Class A-2 Certificates has been reduced to zero; (5) fifth, to the Holders of the Class A-3 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount (or a portion of it remaining after payments as specified in clauses (A)(1), (2), (3) and (4) above) and, after the outstanding Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount, in each case, to the extent remaining after payments as specified in clauses (A)(1), (2), (3) and (4) above and clause (B) below have been made on such Distribution Date, until the outstanding Certificate Balance of the Class A-3 Certificates has been reduced to zero; (6) sixth, to the Holders of the Class A-4 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (A)(1), (2),
      (3), (4) and (5) above) and, after the outstanding Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount, in each case, to the extent remaining after payments as specified in clauses (A)(1), (2), (3), (4) and (5) above and clause (B) below have been made on such Distribution Date, until the outstanding Certificate Balance of the Class A-4 Certificates has been reduced to zero; (7) seventh, to the Holders of the Class A-SB Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses
      (A)(1), (2), (3), (4), (5), and (6) above) and, after the outstanding Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount, in each case, to the extent remaining after payments as specified in clauses (A)(1), (2), (3),
      (4), (5) and (6) above and (B) below have been made on such Distribution Date, until the outstanding Certificate Balance of the Class A-SB Certificates has been reduced to zero; and (B) to the Holders of the Class A-1A Certificates, in an amount up to the Loan Group 2 Principal Distribution Amount and, after the outstanding Certificate Balances of the Class A-4 and Class A-SB Certificates have been reduced to zero, the Loan Group 1 Principal Distribution Amount remaining after payments specified in clauses (A)(1), (2), (3), (4), (5), (6) and (7) above have been made on such Distribution Date, until the Certificate Balance of the Class A-1A Certificates has been reduced to zero;

            (iii) third, to the Holders of the Class A-1 Certificates, the Class A-2FL Regular Interest, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-SB Certificates and Class A-1A Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each such Class), until all amounts of Collateral Support Deficit previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

            (iv) fourth, to the Holders of the Class A-M Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (v) fifth, after the Certificate Balances of the Class A Certificates (other than the Class A-2FL Certificates) and the Class A-2FL Regular Interest have been reduced to zero, to the Holders of the Class A-M Certificates, in reduction of the Certificate Balances thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates on such Distribution Date), until the outstanding Certificate Balances of the Class A-M Certificates have reduced to zero;

            (vi) sixth, to the Holders of the Class A-M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-M Certificates, but not previously reimbursed, have been reimbursed in full;

            (vii) seventh, to the Holders of the Class A-J Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amounts in respect of such Class of Certificates for such Distribution Date;

            (viii) eighth, after the Certificate Balances of the Class A Certificates (other than the Class A-2FL Certificates), the Class A-2FL Regular Interest and the Class A-M Certificates have been reduced to zero, to the Holders of the Class A-J Certificates in reduction of the Certificate Balances thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates and the Class A-M Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class A-J Certificates has been reduced to zero;

            (ix) ninth, to the Holders of the Class A-J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-J Certificates, but not previously reimbursed, have been reimbursed in full;

            (x) tenth, to the Holders of Class B Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amounts in respect of such Class of Certificates for such Distribution Date;

            (xi) eleventh, after the Certificate Balances of the Class A Certificates (other than the Class A-2FL Certificates), the Class A-2FL Regular Interest, the Class A-M Certificates and the Class A-J Certificates have been reduced to zero, to the Holders of the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates, Class A-M Certificates and the Class A-J Certificates on such Distribution
      Date), until the outstanding Certificate Balance of the Class B Certificates has been reduced to zero;

            (xii) twelfth, to the Holders of the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, as applicable, but not previously reimbursed, have been reimbursed in full;

            (xiii) thirteenth, to the Holders of the Class C Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xiv) fourteenth, after the Certificate Balances of the Class A Certificates (other than the Class A-2FL Certificates), the Class A-2FL Regular Interest, the Class A-M Certificates, the Class A-J Certificates and the Class B Certificates have been reduced to zero, to the Holders of the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates, Class A-M Certificates, Class A-J Certificates and the Class B Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class C Certificates has been reduced to zero;

            (xv) fifteenth, to the Holders of the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

            (xvi) sixteenth, to the Holders of the Class D Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xvii) seventeenth, after the Certificate Balances of the Class A Certificates (other than the Class A-2FL Certificates), the Class A-2FL Regular Interest, the Class A-M Certificates, the Class A-J Certificates, the Class B Certificates and Class C Certificates have been reduced to zero, to the Holders of the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates, Class A-M Certificates, the Class A-J Certificates, Class B Certificates and the Class C Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class D Certificates has been reduced to zero;

            (xviii) eighteenth, to the Holders of the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

            (xix) nineteenth, to the Holders of the Class E Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xx) twentieth, after the Certificate Balances of the Class A Certificates (other than the Class A-2FL Certificates), the Class A-2FL Regular Interest, the Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates and the Class D Certificates have been reduced to zero, to the Holders of the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates and the Class D Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class E Certificates has been reduced to zero;

            (xxi) twenty-first, to the Holders of the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxii) twenty-second, to the Holders of the Class F Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxiii) twenty-third, after the Certificate Balances of the Class A Certificates (other than the Class A-2FL Certificates), the Class A-2FL Regular Interest, the Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates have been reduced to zero, to the Holders of the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class F Certificates has been reduced to zero;

            (xxiv) twenty-fourth, to the Holders of the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxv) twenty-fifth, to the Holders of the Class G Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxvi) twenty-sixth, after the Certificate Balances of the Class A Certificates (other than the Class A-2FL Certificates), the Class A-2FL Regular Interest, the Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates have been reduced to zero, to the Holders of the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class G Certificates has been reduced to zero;

            (xxvii) twenty-seventh, to the Holders of the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxviii) twenty-eighth, to the Holders of the Class H Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxix) twenty-ninth, after the Certificate Balances of the Class A Certificates (other than the Class A-2FL Certificates), the Class A-2FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates have been reduced to zero, to the Holders of the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class H Certificates has been reduced to zero;

            (xxx) thirtieth, to the Holders of the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxi) thirty-first, to the Holders of the Class J Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxxii) thirty-second, after the Certificate Balances of the Class A Certificates (other than the Class A-2FL Certificates), the Class A-2FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates have been reduced to zero, to the Holders of the Class J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class J Certificates has been reduced to zero;

            (xxxiii) thirty-third, to the Holders of the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxiv) thirty-fourth, to the Holders of the Class K Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxxv) thirty-fifth, after the Certificate Balances of the Class A Certificates (other than the Class A-2FL Certificates), the Class A-2FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates have been reduced to zero, to the Holders of the Class K Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class K Certificates has been reduced to zero;

            (xxxvi) thirty-sixth, to the Holders of the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxvii) thirty-seventh, to the Holders of the Class L Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxxviii) thirty-eighth, after the Certificate Balances of the Class A Certificates (other than the Class A-2FL Certificates), the Class A-2FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates have been reduced to zero, to the Holders of the Class L Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class L Certificates has been reduced to zero;

            (xxxix) thirty-ninth, to the Holders of the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

            (xl) fortieth, to the Holders of the Class M Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xli) forty-first, after the Certificate Balances of the Class A Certificates (other than the Class A-2FL Certificates), the Class A-2FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates have been reduced to zero, to the Holders of the Class M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class M Certificates has been reduced to zero;

            (xlii) forty-second, to the Holders of the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

            (xliii) forty-third, to the Holders of the Class N Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xliv) forty-fourth, after the Certificate Balances of the Class A Certificates (other than the Class A-2FL Certificates), the Class A-2FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates have been reduced to zero, to the Holders of the Class N Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class N Certificates has been reduced to zero;

            (xlv) forty-fifth, to the Holders of the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

            (xlvi) forty-sixth, to the Holders of the Class O Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xlvii) forty-seventh, after the Certificate Balances of the Class A Certificates (other than the Class A-2FL Certificates), the Class A-2FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates have been reduced to zero, to the Holders of the Class O Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class O Certificates has been reduced to zero;

            (xlviii) forty-eighth, to the Holders of the Class O Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class O Certificates, but not previously reimbursed, have been reimbursed in full;

            (xlix) forty-ninth, to the Holders of the Class P Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (l) fiftieth, after the Certificate Balances of the Class A Certificates (other than the Class A-2FL Certificates), the Class A-2FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates have been reduced to zero, to the Holders of the Class P Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class P Certificates has been reduced to zero;

            (li) fifty-first, to the Holders of the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

            (lii) fifty-second, to the Holders of the Class Q Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (liii) fifty-third, after the Certificate Balances of the Class A Certificates (other than the Class A-2FL Certificates), the Class A-2FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates and Class P Certificates have been reduced to zero, to the Holders of the Class Q Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates and Class P Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class Q Certificates has been reduced to zero;

            (liv) fifty-fourth, to the Holders of the Class Q Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class Q Certificates, but not previously reimbursed, have been reimbursed in full;

            (lv) fifty-fifth, to the Holders of the Class NR Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (lvi) fifty-sixth, after the Certificate Balances of the Class A Certificates (other than the Class A-2FL Certificates), the Class A-2FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates and Class Q Certificates have been reduced to zero, to the Holders of the Class NR Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates and Class Q Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class NR Certificates has been reduced to zero;

            (lvii) fifty-seventh, to the Holders of the Class NR Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

            (lviii) fifty-eighth, to the Holders of the Class R Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account with respect to such Distribution Date.

            If, in connection with any Distribution Date, the Trustee has reported the amount of an anticipated distribution to DTC based on the receipt of payments as of the Determination Date and additional Monthly Payments, balloon payments or unscheduled principal payments are subsequently received by the Master Servicer and required to be part of the Available Distribution Amount for such Distribution Date, the Master Servicer shall promptly notify the Trustee and the Trustee will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such Distribution Date. None of the Master Servicer, the Special Servicer or the Trustee shall be liable or held responsible for any resulting delay in the making of such distribution to Certificateholders solely on the basis of the actions described in the preceding sentence.

            (b) On each Distribution Date, each Uncertificated Lower-Tier Interest shall be deemed to receive distributions in respect of principal or reimbursement of Collateral Support Deficit in an amount equal to the amount of principal or reimbursement of Collateral Support Deficit actually distributable to its respective Related Certificates as provided in Sections 4.01(a), 4.01(c) and 4.01(d) (in the case of (i) the Class A-1 Certificates, first, to the Class LA-1-1 Uncertificated Interest, second, to the Class LA-1-2 Uncertificated Interest, third, to the Class LA-1-3 Uncertificated Interest, fourth, to the Class LA-1-4 Uncertificated Interest, and fifth, to the Class LA-1-5 Uncertificated Interest, in each case, until reduced to zero, (ii) the Class A-1A Certificates, first, to the Class LA-1A-1 Uncertificated Interest, second, to the Class LA-1A-2 Uncertificated Interest, third, to the Class LA-1A-3 Uncertificated Interest, fourth, to the Class LA-1A-4 Uncertificated Interest, fifth, to the Class LA-1A-5 Uncertificated Interest, sixth, to the Class LA-1A-6 Uncertificated Interest, seventh, to the Class LA-1A-7 Uncertificated Interest, eighth, to the Class LA-1A-8 Uncertificated Interest, ninth, to the Class LA-1A-9 Uncertificated Interest, tenth, to the Class LA-1A-10 Uncertificated Interest, eleventh, to the Class LA-1A-11 Uncertificated Interest, twelfth, to the Class LA-1A-12 Uncertificated Interest, thirteenth, to the Class LA-1A-13 Uncertificated Interest, fourteenth, to the Class LA-1A-14 Uncertificated Interest, and fifteenth, to the Class LA-1A-15 Uncertificated Interest, in each case, until reduced to zero, (iii) the Class A-2FL Regular Interest, first, to the Class LA-2FL-1 Uncertificated Interest, second, to the Class LA-2FL-2 Uncertificated Interest, and third, to the Class LA-2FL-3 Uncertificated Interest, (iv) the Class A-2 Certificates, first, to the Class LA-2-1 Uncertificated Interest, and second, to the Class LA-2-2 Uncertificated Interest, in each case, until reduced to zero, (v) the Class A-3 Certificates, first, to the Class LA-3-1 Uncertificated Interest, and second, to the Class LA-3-2 Uncertificated Interest, in each case, until reduced to zero, (vi) the Class A-4 Certificates, first, to the Class LA-4-1 Uncertificated Interest, second, to the Class LA-4-2 Uncertificated Interest, third, to the Class LA-4-3 Uncertificated Interest, fourth, to the Class LA-4-4 Uncertificated Interest, fifth, to the Class LA-4-5 Uncertificated Interest, sixth, to the Class LA-4-6 Uncertificated Interest and seventh, to the Class LA-4-7 Uncertificated Interest, in each case, until reduced to zero, (vii) the Class A-SB Certificates, first, to the Class LA-SB-1 Uncertificated Interest, second, to the Class LA-SB-2 Uncertificated Interest, third, to the Class LA-SB-3 Uncertificated Interest, fourth, to the Class LA-SB-4 Uncertificated Interest, fifth, to the Class LA-SB-5 Uncertificated Interest, and sixth, to the Class LA-SB-6 Uncertificated Interest, in each case, until reduced to zero, (viii) the Class G Certificates, first, to the Class LG-1 Uncertificated Interest, second, to the Class LG-2 Uncertificated Interest, and third, to the Class LG-3 Uncertificated Interest, in each case, until reduced to zero, (ix) the Class H Certificates, first, to the Class LH-1 Uncertificated Interest, second to the Class LH-2 Uncertificated Interest, and third, to the Class LH-3 Uncertificated Interest, in each case, until reduced to zero, (x) the Class J Certificates, first, to the Class LJ-1 Uncertificated Interest, second, to the Class LJ-2 Uncertificated Interest and third, to the Class LJ-3 Uncertificated Interest, in each case, until reduced to zero, (xi) the Class K Certificates, first, to the Class LK-1 Uncertificated Interest, second, to the Class LK-2 Uncertificated Interest, and third, to the Class LK-3 Uncertificated Interest, in each case, until reduced to zero, (xii) the Class L Certificates, first, to the Class LL-1 Uncertificated Interest, and second, to the Class LL-2 Uncertificated Interest, in each case, until reduced to zero, (xiii) the Class M Certificates, first, to the Class LM-1 Uncertificated Interest, and second, to the Class LM-2 Uncertificated Interest, in each case, until reduced to zero and (xiv) the Class Q Certificates, first, to the Class LQ-1 Uncertificated Interest and second, to the Class LQ-2 Uncertificated Interest, in each case, until reduced to zero.

            On each Distribution Date, each Uncertificated Lower-Tier Interest (other than the Uncertificated Class HG Lower-Tier Interests) shall be deemed to receive distributions in respect of interest in an amount equal to the Interest Distribution Amount in respect of its Related Certificates (in the case of each of (i) the Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-4 and Class LA-5 Uncertificated Interests, (ii) the Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6, Class LA-1A-7, Class LA-1A-8, Class LA-1A-9, Class LA-1A-10, Class LA-1A-11, Class LA-1A-12, Class LA-1A-13, Class LA-1A-14 and Class LA-1A-15 Uncertificated Interests, (iii) the Class LA-2FL-1, Class LA-2FL-2 and Class LA-2FL-3 Uncertificated Interests; (iv) the Class LA-2-1 and Class LA-2-2 Uncertificated Interests, (v) the Class LA-3-1 and Class LA-3-2 Uncertificated Interests, (vi) the Class LA-4-1, Class LA-4-2, Class LA-4-3, Class LA-4-4, Class LA-4-5, Class LA-4-6 and Class LA-4-7 Uncertificated Interests, (vii) the Class LA-SB-1, Class LA-SB-2, Class LA-SB-3, Class LA-SB-4, Class LA-SB-5 and Class LA-SB-6 Uncertificated Interests, (viii) the Class LG-1, Class LG-2 and Class LG-3 Uncertificated Interests, (ix) the Class LH-1, Class LH-2 and Class LH-3 Uncertificated Interests, (x) the Class LJ-1, Class LJ-2 and Class LJ-3 Uncertificated Interests, (xi) the Class LK-1, Class LK-2 and Class LK-3 Uncertificated Interests, (xii) the Class LL-1 and Class LL-2 Uncertificated Interests, (xiii) the Class LM-1 and LK-M Uncertificated Interests, and (xiv) the Class LQ-1 and Class LQ-2 Uncertificated Interests pro rata, based on their respective Certificate Balances) and its related Component of the Class X-1 Certificates and Class X-2 Certificates, in each case to the extent actually distributable thereon as provided in Section 4.01(a). For this purpose, interest distributed on the Class X-1 Certificates and Class X-2 Certificates shall be treated as having been paid to their respective Components pro rata, based on the interest accrued with respect thereto at its Class X-1 Strip Rate or Class X-2 Strip Rate. Such amounts distributed to the Uncertificated Lower-Tier Interests (other than the Uncertificated Class HG Lower-Tier Interests) in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Regular Distribution Amount," and shall be made by the Trustee by deeming such Lower-Tier Regular Distribution Amount to be deposited in the Upper-Tier Distribution Account. The Lower-Tier HG Distribution Amount shall be deemed distributed to the Uncertificated Class HG Lower-Tier Interests at the same time and in the same amounts as their Related Certificates, and set forth in Section 4.01(d). Such amounts distributed to the Uncertificated Class HG Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier HG Distribution Amount," and shall be made by the Trustee by deeming such Lower-Tier HG Distribution Amount to be withdrawn from the Lower-Tier REMIC to be deposited in the Upper-Tier Distribution Account.

            As of any date, the principal balance of each Uncertificated Lower-Tier Interest equals the Certificate Balance of the Related Certificates with respect thereto (in the case of the aggregate of (i) the Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-1-4 and Class LA-1-5 Uncertificated Interests, the Class A-1 Certificates, (ii) the Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6, Class LA-1A-7 and Class LA-1A-8, Class LA-1A-9, Class LA-1A-10, Class LA-1A-11, Class LA-1A-12, Class LA-1A-13, Class LA-1A-14 and Class LA-1A-15 Uncertificated Interests, the Class A-1A Certificates, (iii) the Class LA-2FL-1, Class LA-2FL-2 and Class LA-2FL-3 Uncertificated Interests, the Class A-2FL Regular Interest, (iv) the Class LA-2-1 and Class LA-2-2 Uncertificated Interests, the Class A-2 Certificates, (v) the Class LA-3-1 and Class LA-3-2 Uncertificated Interests, the Class A-3 Certificates, (vi) the Class LA-4-1, Class LA-4-2, Class LA-4-3, Class LA-4-4, Class LA-4-5, Class LA-4-6 and Class LA-4-7 Uncertificated Interests, the Class A-4 Certificates, (vii) the Class LA-SB-1, Class LA-SB-2, Class LA-SB-3, Class LA-SB-4, Class LA-SB-5 and Class LA-SB-6 Uncertificated Interests, the Class A-SB Certificates, (viii) the Class LG-1, Class LG-2 and Class LG-3 Uncertificated Interests, the Class G Certificates, (ix) the Class LH-1 and Class LH-2 and Class LH-3 Uncertificated Interests, the Class H Certificates, (x) the Class LJ-1, Class LJ-2 and Class LJ-3 Uncertificated Interests, the Class J Certificates, (xi) the Class LK-1, Class LK-2 and Class LK-3 Uncertificated Interests, the Class K Certificates, (xii) the Class LL-1 and Class LL-2 Uncertificated Interests, the Class L Certificates, (xiii) the Class LM-1 and Class LM-2 Uncertificated Interests, the Class M Certificates and
(xiv) the Class LQ-1 and Class LQ-2 Uncertificated Interests, the Class Q Certificates) as adjusted for the allocation of Collateral Support Deficits or Houston Galleria Collateral Support Deficits, as applicable, as provided in Sections 4.04(b) and 4.04(c) and of Certificate Deferred Interest as provided in
Section 4.06. The initial principal balance of each Uncertificated Lower-Tier Interest equals the respective Original Lower-Tier Principal Amount. The pass-through rate with respect to each Uncertificated Lower-Tier Interest will be the rate per annum set forth in the Preliminary Statement hereto.

            Any amount that remains in the Lower-Tier Distribution Account on each Distribution Date after distribution of the Lower-Tier Regular Distribution Amount, the Lower-Tier HG Distribution Amount and distribution of Yield Maintenance Charges pursuant to Section 4.01(d)(iii) shall be distributed to the Holders of the Class LR Certificates (but only to the extent of the Available Distribution Amount or Class HG Available Distribution Amount for such Distribution Date remaining in the Lower-Tier Distribution Account, if any).

            (c) Notwithstanding the priorities set forth in clause (a) above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero, the Principal Distribution Amount will be distributed, pro rata, among the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates and the Class A-2FL Regular Interest without regard to Loan Group, based on their respective Certificate Balances immediately prior to such Distribution Date, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero, and any amounts representing reimbursements of Collateral Support Deficits previously allocated to such Classes, if available, will be distributed pro rata based on their respective Certificate Balances, without regard to Loan Group.

            (d) On each Distribution Date, to the extent of the Class HG Available Distribution Amount for such Distribution Date, the Trustee shall be deemed to transfer the Lower-Tier HG Distribution Amount from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account in the amounts and priorities set forth in Section 4.01(b) with respect to each Class of Uncertificated Class HG Lower-Tier Interests, and immediately thereafter, shall make distributions thereof from the Upper-Tier Distribution Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

            (i) first, to the Holders of the Class HG-1 Certificates and the Class HG-X Certificates, pro rata (based upon their respective entitlements to interest for such Distribution Date), in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Classes of Certificates for such Distribution Date;

            (ii) second, to the Holders of the Class HG-1 Certificates, an amount equal to the remaining Class HG Principal Distribution Amount, until the Certificate Balance of such Class has been reduced to zero;

            (iii) third, to the Holders of the Class HG-1 Certificates, in reimbursement of any unreimbursed Houston Galleria Collateral Support Deficit previously allocated to the Class HG-1 Certificates, until such amounts have been reimbursed in full;

            (iv) fourth, to the Holders of the Class HG-2 Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (v) fifth, following reduction of the Certificate Balance of the Class HG-1 Certificates to zero, to the Holders of the Class HG-2 Certificates, in reduction of their Certificate Balance, an amount equal to the Class HG Principal Distribution Amount (or the portion of it remaining after distributions on the Class HG-1 Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

            (vi) sixth, to the Holders of the Class HG-2 Certificates, in reimbursement of any unreimbursed Houston Galleria Collateral Support Deficit previously allocated to the Class HG-2 Certificates, until such amounts have been reimbursed in full;

            (vii) seventh, to the Holders of the Class HG-3 Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (viii) eighth, following reduction of the Certificate Balances of the Class HG-1 and Class HG-2 Certificates to zero, to the Holders of the Class HG-3 Certificates, in reduction of their Certificate Balance, an amount equal to the Class HG Principal Distribution Amount (or the portion of it remaining after distributions on the Class HG-1 Certificates and Class HG-2 Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

            (ix) ninth, to the Holders of the Class HG-3 Certificates, in reimbursement of any unreimbursed Houston Galleria Collateral Support Deficit previously allocated to the Class HG-3 Certificates, until such amounts have been reimbursed in full;

            (x) tenth, to the Holders of the Class HG-4 Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xi) eleventh, following reduction of the Certificate Balances of the Class HG-1, Class HG-2 and Class HG-3 Certificates to zero, to the Holders of the Class HG-4 Certificates, in reduction of their Certificate Balance, an amount equal to the Class HG Principal Distribution Amount (or the portion of it remaining after distributions on the Class HG-1 Certificates, Class HG-2 and Class HG-3 Certificates on that Distribution
      Date), until the Certificate Balance of that Class is reduced to zero;

            (xii) twelfth, to the Holders of the Class HG-4 Certificates, in reimbursement of any unreimbursed Houston Galleria Collateral Support Deficit previously allocated to the Class HG-4 Certificates, until such amounts have been reimbursed in full;

            (xiii) thirteenth, to the Holders of the Class HG-5 Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xiv) fourteenth, following reduction of the Certificate Balances of the Class HG-1, Class HG-2, Class HG-3 and Class HG-4 Certificates to zero, to the Holders of the Class HG-5 Certificates, in reduction of their Certificate Balance, an amount equal to the Class HG Principal Distribution Amount (or the portion of it remaining after distributions on the Class HG-1 Certificates, Class HG-2, Class HG-3 and Class HG-4 Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

            (xv) fifteenth, to the Holders of the Class HG-5 Certificates, in reimbursement of any unreimbursed Houston Galleria Collateral Support Deficit previously allocated to the Class HG-4 Certificates, until such amounts have been reimbursed in full; and

            (xvi) sixteenth, to the Holders of the Class LR and the Class R Certificates, the amount, if any, of the Class HG Available Distribution Amount remaining in the Lower-Tier Distribution Account and the Upper-Tier Distribution Account, respectively, with respect to such Distribution Date.

            (e) (i) On each Distribution Date, (subject to the provisions of the penultimate paragraph of Section 3.04(b) with respect to the Class-A2FL Net Swap Payment), Yield Maintenance Charges collected during the related Due Period will be distributed by the Trustee to the following Classes: to the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-4 Certificates, Class A-SB Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates with respect to the related Loan Group on each Distribution Date, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1 Certificates, Class A-2FL Regular Interest, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-SB Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates, Class Q Certificates and Class NR Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal payment on such Class of Certificates, and (c) the aggregate amount of Yield Maintenance Charges collected on such principal prepayments during the related Due Period. If more than one such Class of Certificates is entitled to distributions of principal with respect to the related Loan Group on any particular Distribution Date on which Yield Maintenance Charges are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with this Section 4.01(d)(i). Any Yield Maintenance Charge collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X-1 Certificates.

            (ii) No Yield Maintenance Charge will be distributed to the holders of the Class L, Class M, Class N, Class O, Class P, Class Q, Class NR, Class X-2, Class HG, Class S or Residual Certificates. After the Certificate Balances of the Class A-1 Certificates, Class A-2FL Regular Interest, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-SB Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates have been reduced to zero, all Yield Maintenance Charges with respect to the Mortgage Loans shall be distributed to the holders of the Class X-1 Certificates.

            (iii) All distributions of Yield Maintenance Charges made in respect of the respective Classes of Regular Certificates and the Class A-2FL Regular Interest on each Distribution Date (subject to the provisions of the penultimate paragraph of Section 3.04(b) with respect to the Class A-2FL Net Swap Payment) pursuant to Section 4.01(e)(i) shall first be deemed to be distributed from the Lower-Tier REMIC to the Upper Tier REMIC in respect of the Uncertificated Lower Tier Interests, pro rata based upon the amount of principal distributed in respect of each such Class of Uncertificated Lower-Tier Interests for such Distribution Date pursuant to
      Section 4.01(b) above.

            (iv) Any distributions of Yield Maintenance Charges in respect of the Class A-2FL Regular Interest shall be paid to the Holders of the Class A-2FL Certificates or to the Swap Counterparty as specified in Section 4.01(l).

            (f) On each Distribution Date, the Trustee shall withdraw amounts from the Gain-on-Sale Reserve Account and shall distribute such amounts to reimburse the Holders of the Regular Certificates (in order of alphabetical Class designation) (first deeming such amounts to be distributed with respect to the Related Uncertificated Lower-Tier Interests and, in the case of the Class A-2FL Certificates, the Class A-2FL Regular Interest) up to an amount equal to all Collateral Support Deficits, if any, previously deemed allocated to them and unreimbursed after application of the Available Distribution Amount for such Distribution Date. Any amount in the Gain-on-Sale Reserve Account with respect to the Houston Galleria Trust Subordinate Companion Loan shall be applied to the Houston Galleria Collateral Support Deficits in respect of the Class HG Certificates (in order of numerical Class designation), and any remaining amount thereof shall be held in the Gain-on-Sale Reserve Account and applied as described in the preceding sentence. Amounts paid from the Gain-on-Sale Reserve Account will not reduce the Certificate Balances of the Classes of Certificates or Class A-2FL Regular Interest receiving such distributions. Any amounts remaining in the Gain-on-Sale Reserve Account after such distributions shall be applied to offset future Collateral Support Deficits and related Collateral Support Deficits and upon termination of the Trust Fund, any amounts remaining in the Gain-on-Sale Reserve Account shall be distributed to the Class LR Certificateholders.

            (g) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise specifically provided in Sections 4.01(g), 4.01(h) and 9.01, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to such Certificateholder at its address in the Certificate Registrar. The final distribution on each Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor, the Master Servicers, the Special Servicer or the Underwriters shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

            (h) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any amount of Collateral Support Deficit previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, no later than the related P&I Advance Determination Date, mail to each Holder on such date of such Class of Certificates a notice to the effect that:

            (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the offices of the Certificate Registrar or such other location therein specified; and

            (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(g).

            (i) Distributions in reimbursement of Collateral Support Deficit or Houston Galleria Collateral Support Deficit previously allocated to the Regular Certificates or Class HG Certificates shall be made in the amounts and manner specified in Section 4.01(a) or Section 4.01(e), as applicable, to the Holders of the respective Class otherwise entitled to distributions of interest and principal on such Class on the relevant Distribution Date; provided that all distributions in reimbursement of Collateral Support Deficit or Houston Galleria Collateral Support Deficit previously allocated to a Class of Certificates which has since been retired shall be to the prior Holders that surrendered the Certificates of such Class upon retirement thereof and shall be made by check mailed to the address of each such prior Holder last shown in the Certificate Register. Notice of any such distribution to a prior Holder shall be made in accordance with Section 11.05 at such last address. The amount of the distribution to each such prior Holder shall be based upon the aggregate Percentage Interest evidenced by the Certificates surrendered thereby. If the check mailed to any such prior Holder is returned uncashed, then the amount thereof shall be set aside and held uninvested in trust for the benefit of such prior Holder, and the Trustee shall attempt to contact such prior Holder in the manner contemplated by Section 4.01(g) as if such Holder had failed to surrender its Certificates.

            (j) On each Distribution Date, any Excess Interest received during the related Due Period with respect to the Mortgage Loans shall be distributed to the holders of the Class S Certificates from the Excess Interest Distribution Account.

            (k) On the date as specified in the related Intercreditor Agreement, but in no event earlier than one Business Day following receipt, with respect to the Companion Loans, the applicable Companion Paying Agent shall make withdrawals and payments from the Companion Distribution Account for each Companion Loan in the following order of priority:

            (i) to pay the Trustee or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05, to the extent any such amounts relate solely to the Loan Pair related to such Companion Loan, and such amounts are to be paid by the related Companion Holder pursuant to the related Intercreditor Agreement;

            (ii) to pay to the applicable Master Servicer any amounts deposited by such Master Servicer in the Companion Distribution Account not required to be deposited therein;

            (iii) to pay all amounts remaining in the Companion Distribution Account related to such Companion Loan to the related Companion Holder, in accordance with the related Intercreditor Agreement; and

            (iv) to clear and terminate the Companion Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            All distributions from the Companion Distribution Account required hereunder shall be made by the applicable Companion Paying Agent to the Companion Holder by wire transfer in immediately available funds to the account of such Companion Holder or an agent therefor appearing on the Companion Register on the related Record Date (or, if no such account so appears or information relating thereto is not provided at least five Business Days prior to the related Record Date, by check sent by first class mail to the address of such Companion Holder or its agent appearing on the Companion Register). Any such account shall be located at a commercial bank in the United States.

            (l) (i) On each Distribution Date, to the extent of the Class A-2FL Available Funds for such Distribution Date, the Trustee shall make distributions from the Floating Rate Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

                  (A) first, to the Holders of the Class A-2FL Certificates, in respect of interest, up to an amount equal to the Class A-2FL Interest Distribution Amount for such Distribution Date;

                  (B) second, to the Holders of the Class A-2FL Certificates, in reduction of the Certificate Balances thereof, an amount equal to the Class A-2FL Principal Distribution Amount, until the outstanding Certificate Balance thereof has been reduced to zero;

                  (C) third, to the Holders of the Class A-2FL Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-2FL Certificates (as a result of the allocation of Collateral Support Deficit to the Class A-2FL Regular Interest) but not previously reimbursed, has been reimbursed in full;

                  (D) fourth, to pay (1) any costs and expenses related to the
            Swap Contract and (2) any termination payments to the Swap Counterparty, in that order and solely to the extent provided herein, including Section 4.01(k)(iii); and

                  (E) fifth, any remaining amount to the Holders of the Class
            A-2FL Certificates.

            (ii) So long as a Class A-2FL Distribution Conversion is not in effect, any Yield Maintenance Charges paid on the Class A-2FL Regular Interest shall be payable to the Swap Counterparty pursuant to the terms of the Swap Contract on a net basis as part of the Class A-2FL Net Swap Payment as specified in Section 3.32. On each Distribution Date for which a Class A-2FL Distribution Conversion is in effect, any Yield Maintenance Charges paid on the Class A-2FL Regular Interest shall be distributed to the Holders of the Class A-2FL Certificates.

            (iii) Any termination payments due to the Swap Counterparty under the Swap Contract shall be payable solely from amounts, if any, remaining in the Floating Rate Account after all other amounts have been paid under the Class A-2FL Certificates (including all principal and interest amounts outstanding and reimbursement of any Collateral Support Deficit).

            Section 4.02 Statements to Certificateholders; CMSA Investor Reporting Package (IRP)s; Grant of Power of Attorney. (a) On each Distribution Date, the Trustee shall make available to the general public a statement (substantially in the form set forth as Exhibit G hereto and based on the information supplied to the Trustee in the related CMSA Investor Reporting Package (IRP) in accordance with CMSA guidelines) as to the distributions made on such Distribution Date (each, a "Statement to Certificateholders") which shall include:

            (i) the amount of the distribution on such Distribution Date to the Holders of each Class of Certificates in reduction of the Certificate Balance thereof;

            (ii) the amount of the distribution on such Distribution Date to the Holders of each Class of Certificates allocable to Distributable Certificate Interest and with respect to the Class A-2FL Certificates, notification that the amount of interest distributed thereon is equal to the Interest Distribution Amount with respect to the Class A-2FL Regular Interest, which is being paid as a result of a Class A-2FL Distribution Conversion;

            (iii) the aggregate amount of Advances made, with respect to the pool of Mortgage Loans and with respect to each Loan Group, during the period from, but not including, the previous Distribution Date to, and including, such Distribution Date and details of P&I Advances as of the P&I Advance Date;

            (iv) the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Master Servicers and the Special Servicer with respect to the Due Period for such Determination Date together with detailed calculations of servicing compensation paid to the Master Servicers and Special Servicer;

            (v) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans, with respect to the pool of Mortgage Loans and with respect to each Loan Group, outstanding immediately before and immediately after such Distribution Date;

            (vi) the number of loans, their aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans, with respect to the pool of Mortgage Loans and with respect to each Loan Group, as of the end of the related Due Period for such Distribution Date;

            (vii) the number and aggregate principal balance of Mortgage Loans
      (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not REO Property and (E) for which the related Mortgagor is subject to oversight by a bankruptcy court;

            (viii) the value of any REO Property included in the Trust Fund as of the end of the related Determination Date for such Distribution Date, based on the most recent Appraisal or valuation;

            (ix) the Available Distribution Amount for such Distribution Date;

            (x) the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, separately identifying any Certificate Deferred Interest for such Distribution Date allocated to such Class of Certificates;

            (xi) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates allocable to (A) Yield Maintenance Charges and (B) Excess Interest;

            (xii) the Pass-Through Rate for such Class of Certificates for such Distribution Date and the next succeeding Distribution Date;

            (xiii) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for such Distribution Date, with respect to the pool of Mortgage Loans and with respect to each Loan Group;

            (xiv) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein as a result of the allocation of any Collateral Support Deficit or Houston Galleria Collateral Support Deficit on such Distribution Date and the aggregate amount of all reductions as a result of allocations of Collateral Support Deficits to date;

            (xv) the Certificate Factor for each Class of Regular Certificates and Class HG Certificates immediately following such Distribution Date;

            (xvi) the amount of any Appraisal Reductions effected in connection with such Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date, together with a detailed worksheet showing the calculation of each Appraisal Reduction on a current and cumulative basis;

            (xvii) the number and related Stated Principal Balance of any Mortgage Loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

            (xviii) the amount of any remaining Class Unpaid Interest Shortfall for such Class as of such Distribution Date;

            (xix) a loan-by-loan listing of each Mortgage Loan which was the subject of a Principal Prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of Principal Prepayment occurring;

            (xx) a loan-by-loan listing of each Mortgage Loan which was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

            (xxi) all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the P&I Advance Date;

            (xxii) in the case of the Residual Certificates, the amount of any distributions on such Certificates pursuant to Sections 4.01(a), (b) and
      (d);

            (xxiii) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates in reimbursement of previously allocated Collateral Support Deficit or Houston Galleria Collateral Support Deficit;

            (xxiv) the aggregate unpaid principal balance of the Mortgage Loans outstanding as of the close of business on the related Determination Date, with respect to the pool of Mortgage Loans and with respect to each Loan Group;

            (xxv) with respect to any Mortgage Loan as to which a Liquidation Event occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) or prior to the related Determination Date (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Collateral Support Deficit or Houston Galleria Collateral Support Deficit in connection with such Liquidation Event;

            (xxvi) with respect to any REO Property included in the Trust Fund as to which a Final Recovery Determination was made during the related Due Period or prior to the Determination Date, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Collateral Support Deficit in respect of the related REO Loan in connection with such Final Recovery Determination;

            (xxvii) the aggregate amount of interest on P&I Advances paid to each Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date), with respect to the pool of Mortgage Loans and with respect to each Loan Group;

            (xxviii) the aggregate amount of interest on Servicing Advances paid to each Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off
      Date);

            (xxix) the original and then current credit support levels for each Class of Certificates;

            (xxx) the original and then current ratings for each Class of Regular Certificates;

            (xxxi) the amount of the distribution on the Distribution Date to the Holders of the Residual Certificates;

            (xxxii) the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

            (xxxiii) the aggregate amount of interest on Servicing Advances reimbursed to the Master Servicers and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

            (xxxiv) the original and then current credit support levels for each Class of Certificates;

            (xxxv) the original and then current ratings for each Class of Regular Certificates;

            (xxxvi) the amount of the distribution on the Distribution Date to the Holders of the Residual Certificates;

            (xxxvii) the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

            (xxxviii) LIBOR as calculated for the related Distribution Date and the next succeeding Distribution Date;

            (xxxix) the amounts received and paid in respect of the Swap
      Contract;

            (xl) identification of any Rating Agency Trigger Event or Swap Default as of the close of business on the last day of the immediately preceding calendar month with respect to the Swap Contract;

            (xli) the amount of any (A) payment by the Swap Counterparty as a termination payment, (B) payments in connection with the acquisition of a replacement interest rate swap contract, and (C) collateral posted in connection with any Rating Agency Trigger Event;

            (xlii) the amount of, and identification of, any payments on the Class A-2FL Certificates in addition to the amount of principal and interest due thereon (including without limitation, any termination payment received in connection with the Swap Contract); and

            (xliii) solely with respect to the Houston Galleria Whole Loan, such other information as is necessary to comply with the terms of Regulation AB.

            In the case of information furnished pursuant to clauses (i), (ii),
(x), (xi), (xxxiv) and (xxxvii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Definitive Certificate.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate, a statement containing the information set forth in clauses (i), (ii) and (xi) above as to the applicable Class, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Trustee deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

            On each Distribution Date, the Trustee shall make available to the general public via its website initially located at "www.etrustee.net" (i) the related Statement to Certificateholders, (ii) the CMSA Loan Periodic Update File, the CMSA Loan Setup File, the CMSA Bond Level File, the CMSA Collateral Summary File, the CMSA Property File and (iii) as a convenience to the general public (and not in furtherance of the distribution thereof under the securities laws), the prospectus supplement, the prospectus, and this Agreement.

            The Trustee shall make available the Statement to Certificateholders through its home page on the Internet. The Trustee hereby acknowledges and agrees that its home page as of the date hereof is located at "www.etrustee.net" on the world wide web. In addition, if the Depositor so directs the Trustee, and on terms acceptable to the Trustee, the Trustee shall make certain other information and reports related to the Mortgage Loans available through its internet website.

            The Trustee shall make available to the Companion Holders all reports via its Internet Website that the Trustee has made available to Certificateholders under this Agreement.

            In addition, on each Distribution Date, the Trustee shall make available, to any Privileged Person via its website, each of the "surveillance reports" identified as such in the definition of "CMSA Investor Reporting Package", eight supplemental reports and the CMSA Operating Statement Analysis Report and CMSA NOI Adjusted Worksheets and seven CMSA data files, the Realized Loss Report and the CMSA Advance Recovery Report to the extent delivered by the Master Servicer pursuant to this Agreement and the Trustee's Exception Report as updated from time to time to the extent delivered to the Trustee.

            The Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its Internet website and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by it for which it is not the original source.

            In connection with providing access to the Trustee's Internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Trustee's Internet website can be directed to the Trustee's CMBS customer service desk at (312) 904-1487.

            Each Master Servicer may, at its sole cost and expense, make available by electronic media, bulletin board service or Internet website (in addition to making information available as provided herein) any reports or other information such Master Servicer is required or permitted to provide to any party to this Agreement, the Rating Agencies or any Certificateholder or prospective Certificateholder to the extent such action does not conflict with the terms of this Agreement, the terms of the Mortgage Loans or applicable law. In connection with providing access to the such Master Servicer's Internet website, such Master Servicer shall take reasonable measures to ensure that only such parties listed above may access such information including, without limitation, requiring registration, a confidentiality agreement and acceptance of a disclaimer. Each Master Servicer shall not be liable for dissemination of this information in accordance with this Agreement, provided that such information otherwise meets the requirements set forth herein with respect to the form and substance of such information or reports. Each Master Servicer shall be entitled to attach to any report provided pursuant to this subsection, any reasonable disclaimer with respect to information provided, or any assumptions required to be made by such report. Notwithstanding anything herein to the contrary, each Master Servicer may, at its sole cost and expense, make available by electronic media, bulletin board service or Internet website (with respect to Master Servicer No. 1: www.midlandls.com) any reports or other information such Master Servicer is required or permitted to provide to any Mortgagor with respect to such Mortgagor's Mortgage Loan to the extent such action does not conflict with the terms of this Agreement, the terms of the Mortgage Loans or applicable law.

            (b) The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the applicable Master Servicer) provide the applicable Master Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be necessary for such Master Servicer to prepare each report and any supplemental information to be provided by such Master Servicer to the Trustee. Neither the Trustee nor the Depositor shall have any obligation to recompute, verify or recalculate the information provided thereto by such Master Servicer. Unless the Trustee has actual knowledge that any report or file received from the applicable Master Servicer contains erroneous information, the Trustee is authorized to rely thereon in calculating and making distributions to Certificateholders in accordance with Section 4.01, preparing the statements to Certificateholders required by Section 4.02(a) and allocating Collateral Support Deficit to the Certificates in accordance with Section 4.04.

            Notwithstanding the foregoing, the failure of any Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed pursuant to this Section 4.02(b) or Section 4.02(c) shall not constitute a breach of this Section 4.02(b) or of Section 4.02(c) to the extent such Master Servicer or the Special Servicer so fails because such disclosure, in the reasonable belief of such Master Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or the Mortgaged Properties. Each Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (c) As soon as reasonably practicable, upon the written request of and at the expense of any Certificateholder, the Trustee shall provide the requesting Certificateholder with such information that is in the Trustee's possession or can reasonably be obtained by the Trustee as is requested by such Certificateholder, for purposes of satisfying applicable reporting requirements under Rule 144A under the Securities Act. Neither the Certificate Registrar nor the Trustee shall have any responsibility for the sufficiency under Rule 144A or any other securities laws of any available information so furnished to any person including any prospective purchaser of a Certificate or any interest therein, nor for the content or accuracy of any information so furnished which was prepared or delivered to them by another.

            (d) The information to which any Certificateholder is entitled is limited to the information gathered and provided to the Certificateholder by the parties hereto pursuant to this Agreement and by acceptance of any Certificate, each Certificateholder agrees that except as specifically provided herein, no Certificateholder shall contact any Mortgagor directly with respect to any Mortgage Loan.

            (e) (i) The Trustee, the Master Servicers and the Special Servicer shall reasonably cooperate with the Depositor in connection with the Trust's satisfying the reporting requirements under the Exchange Act. The Trustee shall prepare on behalf of the Trust any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Commission thereunder, and the Trustee shall file (via the Commission's Electronic Data Gathering and Retrieval System) such forms on behalf of the Depositor. The Trustee shall deliver a draft of each such form to be filed to the Depositor for its review and execution no later than 5 Business Days prior to the filing deadline applicable to each such report and the Depositor shall deliver each such executed form to the Trustee no later than 2 Business Days prior to the filing deadline applicable to each such report. Alternatively, the Depositor may deliver to the Trustee manually signed copies of a power of attorney meeting the requirements of Item 601(b)(24) of Regulation S-K under the Securities Act, and certified copies of a resolution of the Depositor's board of directors authorizing such power of attorney, each to be filed with each Form 8-K, in which case the Trustee shall sign such Forms 8-K on behalf of the Depositor. In the event that the Trustee signs the Forms 8-K on behalf of the Depositor pursuant to such powers of attorney, the Trustee shall deliver a draft of each such Form 8-K to the Depositor no later than 2 Business Days prior to the filing deadline applicable to such report.

            (ii) Each Form 8-K shall be filed by the Trustee within 15 days after each Distribution Date, including a copy of the Statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Commission), the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Commission staff's interpretations. Such Form 10-K shall include as exhibits each Master Servicer's and the Special Servicer's annual statement of compliance described under Section 3.13 and the accountant's report described under Section 3.14. If they are not timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. The Form 10-K shall also include a certification in the form attached hereto as Exhibit Q (the "Certification") (or in such other form as required by the Rules and Regulations of the Commission), which shall be signed by the senior officer of the Depositor in charge of securitization.

            (iii) The Trustee shall sign a certification (in the form attached hereto as Exhibit S-1 or in such other form as may be appropriate or necessary and as may be agreed upon by the Trustee and Depositor as a result of changes promulgated by the Commission in the Certification required to be filed with the Form 10-K, which are applicable to the Trust) for the benefit of the Depositor and its officers, directors and Affiliates (provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K), each Master Servicer shall sign a certification (in the form attached hereto as Exhibit S-2 or in such other form as may be appropriate or necessary and as may be agreed upon by such Master Servicer and Depositor as a result of changes promulgated by the Commission in the Certification required to be filed with the Form 10-K, which are applicable to the Trust) and the Special Servicer shall sign a certification (in the form attached hereto as Exhibit S-3 or in such other form as may be appropriate or necessary and as may be agreed upon by the Special Servicer and Depositor as a result of changes promulgated by the Commission in the Certification required to be filed with the Form 10-K, which are applicable to the Trust), in each case, for the benefit of the Depositor, the Trustee and their officers, directors and Affiliates by March 15th of each year beginning in 2006 (or if not a Business Day, the immediately preceding Business Day). The Certification attached hereto as Exhibit Q shall be delivered by the Depositor to the Trustee for filing by March 20th of each year beginning in 2006 (or if not a Business Day, the immediately preceding Business Day). In addition, (i) the Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee's obligations under this Section 4.02(e) or the Trustee's negligence, bad faith or willful misconduct in connection therewith, and (ii) each Master Servicer and Special Servicer shall each severally and not jointly indemnify and hold harmless the Depositor, the Trustee and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of such Master Servicer's or Special Servicer's obligations of such Master Servicer or the Special Servicer, as the case may be, under this Section 4.02(e) or the negligence, bad faith or willful misconduct of such Master Servicer or the Special Servicer, as the case may be, in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then (i) the Trustee agrees that it shall contribute to the amount paid or payable to the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other in connection with a breach of the Trustee's obligations under this Section 4.02(e) or the Trustee's negligence, bad faith or willful misconduct in connection therewith, (ii) each Master Servicer agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and such Master Servicer on the other in connection with a breach of such Master Servicer's obligations under this Section 4.02(e) or such Master Servicer's negligence, bad faith or willful misconduct in connection therewith and (iii) the Special Servicer agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Special Servicer on the other in connection with a breach of the Special Servicer's obligations under this Section 4.02(e) or the Special Servicer's negligence, bad faith or willful misconduct in connection therewith.

            (iv) Upon any filing with the Commission, the Trustee shall promptly deliver to the Depositor a copy of any such executed report, statement or information, along with evidence of such filing via the Commission's Electronic Data Gathering and Retrieval System, and shall provide notice of such filing to the Master Servicers and Special Servicer.

            (v) Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15 Suspension Notification with respect to the Trust after which time no Form 8-K or Form 10-K will be filed unless otherwise required by the Exchange Act. The Trustee shall provide prompt written notice to the Depositor of the filing of such Form 15 and a copy thereof.

            Section 4.03 P&I Advances. (a) On or before 4:00 p.m., New York City time, on each P&I Advance Date, the applicable Master Servicer shall either (i) remit to the Trustee for deposit into the Lower-Tier Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in its Certificate Account, for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances or
(iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made. Any amounts held in the applicable Certificate Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the applicable Master Servicer's records and replaced by such Master Servicer by deposit in the Certificate Account on or before the next succeeding P&I Advance Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). Each Master Servicer shall notify the Trustee of (i) the aggregate amount of P&I Advances for a Distribution Date and (ii) the amount of any Nonrecoverable P&I Advances for such Distribution Date, on or before 2 Business Days prior to such Distribution Date. If any Master Servicer fails to make a required P&I Advance by 4:00 p.m., New York City time, on any P&I Advance Date, the Trustee shall make such P&I Advance pursuant to Section 7.05 by noon, New York City time, on the related Distribution Date, in each case unless such Master Servicer shall have cured such failure (and provided written notice of such cure to the Trustee) by 11:00 a.m. on such Distribution Date.

            (b) Subject to Sections 4.03(c) and (e) below, the amount of P&I Advances to be made by any Master Servicer with respect to any Distribution Date and each Mortgage Loan that it is responsible for servicing hereunder shall be equal to: (i) all Monthly Payments (or in the case of the Houston Galleria Trust Subordinate Companion Loan, only the interest portion of the Monthly Payment due on the Houston Galleria Trust Subordinate Companion Loan (net of related Servicing Fees) other than Balloon Payments, that were due during the related Due Period and delinquent as of the close of business on the Business Day preceding the related P&I Advance Date and (ii) with respect to each Mortgage Loan as to which the related Balloon Payment was due during or prior to the related Due Period and was delinquent as of the end of the related Due Period (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the Assumed Scheduled Payment (or, with respect to the Houston Galleria Trust Subordinate Companion Loan, only the interest portion of the Assumed Scheduled Payment for the Houston Galleria Trust Subordinate Companion Loan) therefor. Subject to subsection (c) below, the obligation of each Master Servicer to make such P&I Advances is mandatory, and with respect to any Mortgage Loan or REO Loan, shall continue until the Distribution Date on which the proceeds, if any, received in connection with a Liquidation Event or the disposition of the REO Property, as the case may be, with respect thereto are to be distributed. No P&I Advances shall be made with respect to a Companion Loan.

            (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. With respect to each Pari Passu Loan, the Master Servicer No. 1 will be required to make its determination that it has made a P&I Advance on such Pari Passu Loan that is a Nonrecoverable Advance or that any proposed P&I Advance would, if made, constitute a Nonrecoverable Advance with respect to such Pari Passu Loan independently of any determination made by any Other Servicer under the related Other Pooling and Servicing Agreement in respect of the related Serviced Pari Passu Companion Loan (following its deposit into a securitization trust created under the related Other Pooling and Servicing Agreement), and the Other Servicer shall make its own determination that it has made a P&I Advance that is a Nonrecoverable Advance (as defined in such Other Pooling and Servicing Agreement) or that any proposed P&I Advance, if made, would constitute a Nonrecoverable Advance (as defined in such Other Pooling and Servicing Agreement) with respect to the Serviced Pari Passu Companion Loan in accordance with the Other Pooling and Servicing Agreement. If the Master Servicer No. 1 or Special Servicer determines that a proposed P&I Advance with respect to a Pari Passu Loan, if made, or any outstanding P&I Advance with respect to a Pari Passu Loan previously made, would be, or is, as applicable, a Nonrecoverable Advance, Master Servicer No. 1 shall provide the related Other Servicer written notice of such determination within one Business Day of the date of such determination. If Master Servicer No. 1 receives written notice from an Other Servicer that it has determined, by making a determination of non-recoverability under the Other Pooling and Servicing Agreement, with respect to the related Serviced Pari Passu Companion Loan that any proposed advance under such Other Pooling and Servicing Agreement that is similar to a P&I Advance would be, or any outstanding advance under such Other Pooling and Servicing Agreement that is similar to a P&I Advance is, a nonrecoverable advance, then such determination shall be binding on the Certificateholders and none of Master Servicer No. 1 or the Trustee shall make any additional P&I Advances with respect to the related Pari Passu Loan unless the applicable Master Servicer has consulted with the Other Servicer and they agree that circumstances with respect to such Loan Pair have changed such that a proposed future P&I Advance or an advance under the Other Pooling and Servicing Agreement that is similar to a P&I Advance would not be a Nonrecoverable Advance or a nonrecoverable advance, as the case may be. Notwithstanding the foregoing, the applicable Master Servicer or the Trustee shall continue to have the discretion provided in this Agreement to determine that any future P&I Advance or outstanding P&I Advance would be, or is, as applicable, a Nonrecoverable Advance.

            (d) In connection with the recovery of any P&I Advance out of the applicable Certificate Account, pursuant to Section 3.05(a), the applicable Master Servicer shall be entitled to pay the Trustee and itself or the other Master Servicer (if amounts in such other Master Servicer's Certificate Account are not sufficient for such reimbursement) (in that order of priority) as the case may be out of any amounts then on deposit in such Certificate Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such P&I Advance from the date made to but not including the date of reimbursement; provided, however, that no interest will accrue on any P&I Advance (i) made with respect to a Mortgage Loan until after the related Due Date has passed and any applicable grace period has expired or (ii) if the related Monthly Payment is received after the Determination Date but on or prior to the related P&I Advance Date. Each Master Servicer shall reimburse itself, the Trustee or the other Master Servicer (if amounts in such other Master Servicer's Certificate Account are not sufficient for such reimbursement), as the case may be, for any outstanding P&I Advance, subject to Section 3.19 of this Agreement, as soon as practicably possible after funds available for such purpose are deposited in its Certificate Account.

            (e) Notwithstanding the foregoing, (i) none of the Master Servicers or the Trustee shall make an advance for Excess Interest, Yield Maintenance Charges, Default Interest or Penalty Charges and (ii) if an Appraisal Reduction has been made with respect to any Mortgage Loan then in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Mortgage Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of such P&I Advance for such Mortgage Loan for such Distribution Date without regard to this subsection (ii), and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan immediately prior to such Distribution Date. For purposes of the immediately preceding sentence, the Monthly Payment due on the Maturity Date for a Balloon Mortgage Loan will be the Assumed Scheduled Payment for the related Distribution Date.

            (f) In no event shall either the Master Servicers or the Trustee be required to make a P&I Advance with respect to any Companion Loan.

            (g) None of the Master Servicers or the Trustee shall advance any amount due to be paid by the Swap Counterparty for distribution to the Class A-2FL Certificates.

            Section 4.04 Allocation of Collateral Support Deficit. (a) On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01 and the allocation of Certificate Deferred Interest pursuant to Section 4.06, the Trustee shall calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts pursuant to Section 3.05(a)(v) to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans (other than the Houston Galleria Trust Subordinate Companion Loan), and any REO Loans (other than an REO Loan related to the Houston Galleria Trust Subordinate Companion Loan) of the Mortgage Loans and any REO Loans expected to be outstanding immediately following such Distribution Date, is less than (ii) the then aggregate Certificate Balance of the Regular Certificates (other than the Class A-2FL Certificates) and the Class A-2FL Regular Interest after giving effect to distributions of principal on such Distribution Date and the allocation of Certificate Deferred Interest pursuant to Section 4.06 (any such deficit, the "Collateral Support Deficit"). Any allocation of Collateral Support Deficit to a Class of Regular Certificates (other than the Class A-2FL Certificates) and the Class A-2FL Regular Interest shall be made by reducing the Certificate Balance thereof by the amount so allocated. Any Collateral Support Deficit allocated to the Class A-2FL Regular Interest shall result in a corresponding reduction of the Certificate Balance of the Class A-2FL Certificates. Any Collateral Support Deficit allocated to a Class of Regular Certificates (or, in the case of the Class A-2FL Certificates, an amount corresponding to any Collateral Support Deficit allocated to the Class A-2FL Regular Interest) shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. The allocation of Collateral Support Deficit shall constitute an allocation of losses and other shortfalls experienced by the Trust Fund. Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates (or, in the case of the Class A-2FL Certificates, an amount corresponding to any Collateral Support Deficit allocated to the Class A-2FL Regular Interest) in respect of which any such reimbursement is made. To the extent any Nonrecoverable Advances (plus interest thereon) that were reimbursed from principal collections on the Mortgage Loans and previously resulted in a reduction of the Principal Distribution Amount, Loan Group 1 Principal Distribution Amount or Loan Group 2 Principal Distribution Amount are subsequently recovered on the related Mortgage Loan, the amount of such recovery will be added to the Certificate Balance of the Class or Classes of Certificates that previously were allocated Collateral Support Deficit, in sequential order, in each case up to the amount of the unreimbursed Collateral Support Deficit allocated to such Class of Certificates or Class A-2FL Regular Interest. If the Certificate Balance of any Class of Certificates or Class A-2FL Regular Interest is so increased, the amount of unreimbursed Collateral Support Deficit of such Class of Certificates or Class A-2FL Regular Interest shall be decreased by such amount.

            (b) On each Distribution Date, the Certificate Balances of the Regular Certificates and the Class A-2FL Regular Interest will be reduced without distribution, as a write-off to the extent of any Collateral Support Deficit, if any, allocable to such Certificates or Class A-2FL Regular Interest, as applicable, with respect to such Distribution Date. Any such write-off shall be allocated first to the Class NR Certificates; second to the Class Q Certificates, third to the Class P Certificates, fourth to the Class O Certificates; fifth to the Class N Certificates; sixth to the Class M Certificates; seventh to the Class L Certificates; eighth to the Class K Certificates; ninth to the Class J Certificates; tenth to the Class H Certificates; eleventh to the Class G Certificates; twelfth to the Class F Certificates; thirteenth to the Class E Certificates; fourteenth to the Class D Certificates; fifteenth to the Class C Certificates; sixteenth to the Class B Certificates; seventeenth to the Class A-J Certificates; eighteenth to the Class A-M Certificates; and nineteenth to the Class A-1 Certificates, Class A-2FL Regular Interest (and correspondingly to the Class A-2FL Certificates), Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, the Class A-SB Certificates and the Class A-1A Certificates, pro rata (based upon their respective Certificate Balances), until the remaining Certificate Balances of such Classes have been reduced to zero.

            (c) With respect to any Distribution Date, any Collateral Support Deficit allocated to a Class of Certificates or Class A-2FL Regular Interest pursuant to Section 4.04(b) with respect to such Distribution Date shall reduce the Lower-Tier Principal Amount of the Related Uncertificated Lower-Tier Interest with respect thereto as a write-off (in the case of (i) the Class A-1 Certificates, first, to the Class LA-1-1 Uncertificated Interest, second, to the Class LA-1-2 Uncertificated Interest, third, to the Class LA-1-3 Uncertificated Interest, fourth, to the Class LA-1-4 Uncertificated Interest, and fifth, to the Class LA-1-5 Uncertificated Interest, in each case, until reduced to zero, (ii) the Class A-1A Certificates, first, to the Class LA-1A-1 Uncertificated Interest, second, to the Class LA-1A-2 Uncertificated Interest, third, to the Class LA-1A-3 Uncertificated Interest, fourth, to the Class LA-1A-4 Uncertificated Interest, fifth, to the Class LA-1A-5 Uncertificated Interest, sixth, to the Class LA-1A-6 Uncertificated Interest, seventh, to the Class LA-1A-7 Uncertificated Interest, eighth, to the Class LA-1A-8 Uncertificated Interest, ninth, to the Class LA-1A-9 Uncertificated Interest, tenth, to the Class LA-1A-10 Uncertificated Interest, eleventh, to the Class LA-1A-11 Uncertificated Interest, twelfth, to the Class LA-1A-12 Uncertificated Interest, thirteenth, to the Class LA-1A-13 Uncertificated Interest, fourteenth, to the Class LA-1A-14 Uncertificated Interest, and fifteenth, to the Class LA-1A-15 Uncertificated Interest, in each case, until reduced to zero, (iii) the Class A-2FL Regular Interest, first, to the Class LA-2FL-1 Uncertificated Interest, second, to the Class LA-2FL-2 Uncertificated Interest, and third, to the Class LA-2FL-3 Uncertificated Interest, in each case, until reduced to zero, (iv) the Class A-2 Certificates, first, to the Class LA-2-1 Uncertificated Interest, and second, to the Class LA-2-2 Uncertificated Interest, in each case, until reduced to zero, (v) the Class A-3 Certificates, first, to the Class LA-3-1 Uncertificated Interest, and second, to the Class LA-3-2 Uncertificated Interest, in each case, until reduced to zero, (vi) the Class A-4 Certificates, first, to the Class LA-4-1 Uncertificated Interest, second, to the Class LA-4-2 Uncertificated Interest, third, to the Class LA-4-3 Uncertificated Interest, fourth, to the Class LA-4-4 Uncertificated Interest, fifth, to the Class LA-4-5 Uncertificated Interest, sixth, to the Class LA-4-6 Uncertificated Interest and seventh, to the Class LA-4-7 Uncertificated Interest, in each case, until reduced to zero, (vii) the Class A-SB Certificates, first, to the Class LA-SB-1 Uncertificated Interest, second, to the Class LA-SB-2 Uncertificated Interest, third, to the Class LA-SB-3 Uncertificated Interest, fourth, to the Class LA-SB-4 Uncertificated Interest, fifth, to the Class LA-SB-5 Uncertificated Interest, and sixth, to the Class LA-SB-6 Uncertificated Interest, in each case, until reduced to zero, (viii) the Class G Certificates, first, to the Class LG-1 Uncertificated Interest, second, to the Class LG-2 Uncertificated Interest, and third, to the Class LG-3 Uncertificated Interest, in each case, until reduced to zero, (ix) the Class H Certificates, first, to the Class LH-1 Uncertificated Interest, second, to the Class LH-2 Uncertificated Interest, and third, to the Class LH-3 Uncertificated Interest, in each case, until reduced to zero, (x) the Class J Certificates, first, to the Class LJ-1 Uncertificated Interest, second, to the Class LJ-2 Uncertificated Interest, and third, to the Class LJ-3 Uncertificated Interest, in each case, until reduced to zero, (xi) the Class K Certificates, first, to the Class LK-1 Uncertificated Interest, second, to the Class LK-2 Uncertificated Interest and third, to the Class LK-3 Uncertificated Interest, in each case, until reduced to zero, (xii) the Class L Certificates, first, to the Class LL-1 Uncertificated Interest, and second, to the Class LL-2 Uncertificated Interest, in each case until reduced to zero, (xiii) the Class M Certificates, first to the Class LM-1 Uncertificated Interest, and second, to the Class LM-2 Uncertificated Interest, in each case until reduced to zero, and
(xiv) the Class Q Certificates, first to the Class LQ-1 Uncertificated Interest, and second, to the Class LQ-2 Uncertificated Interest, in each case until reduced to zero.

            (d) On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01 and the allocation of Certificate Deferred Interest pursuant to Section 4.06, the Trustee shall calculate the amount, if any, by which (i) the Stated Principal Balance of the Houston Galleria Trust Subordinate Companion Loan and any related REO Loan expected to be outstanding immediately following such Distribution Date, is less than (ii) the then aggregate Certificate Balance of the Class HG Certificates after giving effect to distributions of principal on such Distribution Date and the allocation of Certificate Deferred Interest pursuant to Section 4.05 (any such deficit, the "Houston Galleria Collateral Support Deficit"). Any allocation of Houston Galleria Collateral Support Deficit to a Class of Class HG Certificates shall be made by reducing the Certificate Balance thereof by the amount so allocated pursuant to Section 4.04(e). Any Houston Galleria Collateral Support Deficit allocated to a Class of Class HG Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. The allocation of Houston Galleria Collateral Support Deficit shall constitute an allocation of losses and other shortfalls experienced by the Trust Fund with respect to the Houston Galleria Trust Subordinate Companion Loan. Reimbursement of previously allocated Houston Galleria Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

            (e) On each Distribution Date, the Certificate Balances of the Class HG Certificates will be reduced without distribution as a write-off to the extent of any Houston Galleria Collateral Support Deficit, if any, allocable to such Certificates with respect to such Distribution Date. Any such write-off shall be allocated among the respective Certificates as follows: first, to the Class HG-5 Certificates; second, to the Class HG-4 Certificates; third, to the Class HG-3 Certificates; fourth, to the Class HG-2 Certificates, and fifth, to the Class HG-1 Certificates, in each case until the remaining Certificate Balances of such Classes of Certificates have been reduced to zero.

            (f) With respect to any Distribution Date, any Houston Galleria Collateral Support Deficit allocated to a Class of Class HG Certificates pursuant to Section 4.04(e) with respect to such Distribution Date shall reduce each of the Lower Tier Principal Amount of the Related Uncertificated Lower Tier Interest with respect thereto as a write off.

            Section 4.05 Appraisal Reductions. The aggregate Appraisal Reduction will be allocated by the Trustee on each Distribution Date, only for purposes of determining the amount of P&I Advances with respect to the related Mortgage Loan, to the Certificate Balance of the Class NR, Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates and the Class A-J Certificates and then the Class A-M Certificates, in that order, up to the amount of their respective Certificate Balances. On any Distribution Date, an Appraisal Reduction that otherwise would be allocated to a Class of Certificates will be allocated to the next most subordinate Class to the extent that the Certificate Balance on such Distribution Date for such Class of Certificates (prior to taking the Appraisal Reduction into account) is less than the Appraisal Reduction for such Distribution Date.

            With respect to any AB Mortgage Loan, Appraisal Reductions will be calculated based on the aggregate outstanding principal balance of such AB Mortgage Loan and the related Companion Loan. Any resulting Appraisal Reductions will be allocated to the related Companion Loan up to the principal amount of such Companion Loan prior to being allocated to the AB Mortgage Loan. With respect to the Houston Galleria Whole Loan, Appraisal Reductions will be calculated based on the aggregate outstanding principal balance of the Houston Galleria Loan, the Houston Galleria Pari Passu Companion Loans and the Houston Galleria Subordinate Companion Loans. Any resulting Appraisal Reduction on the Houston Galleria Whole Loan will be applied, first, to the Houston Galleria Trust Subordinate Companion Loan up to the principal amount of such Mortgage Loan, second, to the Houston Galleria Non-Trust Subordinate Companion Loan up to the principal amount of such Companion Loan, and then to the Houston Galleria Loan and the Houston Galleria Pari Passu Companion Loan, pro rata and pari passu, according to their respective principal balances.

            Section 4.06 Certificate Deferred Interest. (a) On each Distribution Date, the amount of interest distributable to a Class of Certificates (other than the Class A-2FL Certificates, the Class X Certificates and the Residual Certificates) and the Class A-2FL Regular Interest shall be reduced by an amount equal to the amount of Mortgage Deferred Interest for all Mortgage Loans for the Due Dates occurring in the related Due Period allocated to such Class of Certificates or Class A-2FL Regular Interest, as applicable, such Mortgage Deferred Interest to be allocated first, to the Class NR Certificates; second, to the Class Q Certificates, third, to the Class P Certificates, fourth, to the Class O Certificates; fifth, to the Class N Certificates; sixth, to the Class M Certificates; seventh, to the Class L Certificates; eighth, to the Class K Certificates; ninth, to the Class J Certificates; tenth, to the Class H Certificates; eleventh, to the Class G Certificates, twelfth, to the Class F Certificates, thirteenth, to the Class E Certificates, fourteenth, to the Class D Certificates, fifteenth, to the Class C Certificates, sixteenth, to the Class B Certificates, seventeenth, to the Class A-J Certificates, eighteenth, to the Class A-M Certificates and nineteenth, pro rata (based upon Accrued Certificate Interest) to the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates and the Class A-2FL Regular Interest (and correspondingly the Class A-2FL Certificates) in each case up to the respective Accrued Certificate Interest for each such Class for such Distribution Date. Certificate Deferred Interest allocated to the Class A-2FL Regular Interest will, by virtue of such allocation, be allocated to the Class A-2FL Certificates. On each Distribution Date, the amount of interest distributable to the Class HG Certificates shall be reduced by an amount equal to the amount of Mortgage Deferred Interest for the Houston Galleria Trust Subordinate Companion Loan for the Due Date occurring in the related Due Period, such Mortgage Deferred Interest to be allocated, first, to the Class HG-5 Certificates, second, to the Class HG-4 Certificates, third, to the Class HG-3 Certificates, fourth, to the Class HG-2 Certificates and fifth, to the Class HG-1 Certificates.

            (b) On each Distribution Date, the Certificate Balances of the Class A-1 Certificates, Class A-2FL Regular Interest, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-SB Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates, Class Q Certificates and Class NR Certificates shall be increased by the amount of the Certificate Deferred Interest allocated to such Class of Certificates or the Class A-2FL Regular Interest, as applicable, on such Distribution Date pursuant to Section 4.06(a) above. On each Distribution Date the Certificate Deferred Interest allocated to the Related Uncertificated Lower-Tier Interest (in the case of (i) the Class A-1 Certificates, first, to the Class LA-1-1 Uncertificated Interest, second, to the Class LA-1-2 Uncertificated Interest, third, to the Class LA-1-3 Uncertificated Interest, fourth, to the Class LA-1-4 Uncertificated Interest and fifth, to the Class LA-1-5 Uncertificated Interest, in each case, until reduced to zero, (ii) the Class A-1A Certificates, first, to the Class LA-1A-1 Uncertificated Interest, second, to the Class LA-1A-2 Uncertificated Interest, third, to the Class LA-1A-3 Uncertificated Interest, fourth, to the Class LA-1A-4 Uncertificated Interest, fifth, to the Class LA-1A-5 Uncertificated Interest, sixth, to the Class LA-1A-6 Uncertificated Interest, seventh, to the Class LA-1A-7 Uncertificated Interest, eighth, to the Class LA-1A-8 Uncertificated Interest, ninth, to the Class LA-1A-9 Uncertificated Interest, tenth, to the Class LA-1A-10 Uncertificated Interest, eleventh, to the Class LA-1A-11 Uncertificated Interest, twelfth, to the Class LA-1A-12 Uncertificated Interest, thirteenth, to the Class LA-1A-13 Uncertificated Interest, fourteenth, to the Class LA-1A-14 Uncertificated Interest, and fifteenth, to the Class LA-1A-15 Uncertificated Interest, in each case, until reduced to zero, (iii) the Class A-2FL Regular Interest, first to the Class LA-2FL-1 Uncertificated Interest, second, to the Class LA-2FL-2 Uncertificated Interest, and third, to the Class LA-2FL-3 Uncertificated Interest, in each case, until reduced to zero; (iv) the Class A-2 Certificates, first, to the Class LA-2-1 Uncertificated Interest and second, to the Class LA-2-2 Uncertificated Interest, in each case, until reduced to zero, (v) the Class A-3 Certificates, first, to the Class LA-3-1 Uncertificated Interest, and second, to the Class LA-3-2 Uncertificated Interest, in each case, until reduced to zero, (vi) the Class A-4 Certificates, first, to the Class LA-4-1 Uncertificated Interest, second, to the Class LA-4-2 Uncertificated Interest, third, to the Class LA-4-3 Uncertificated Interest, fourth, to the Class LA-4-4 Uncertificated Interest, fifth, to the Class LA-4-5 Uncertificated Interest, sixth, to the Class LA-4-6 Uncertificated Interest and seventh, to the Class LA-4-7 Uncertificated Interest, in each case, until reduced to zero, (vii) the Class A-SB Certificates, first, to the Class LA-SB-1 Uncertificated Interest, second, to the Class LA-SB-2 Uncertificated Interest, third, to the Class LA-SB-3 Uncertificated Interest, fourth, to the Class LA-SB-4 Uncertificated Interest, fifth, to the Class LA-SB-5 Uncertificated Interest, and sixth, to the Class LA-SB-6 Uncertificated Interest, in each case, until reduced to zero,
(viii) the Class G Certificates, first, to the Class LG-1 Uncertificated Interest, second, to the Class LG-2 Uncertificated Interest, and third, to the Class LG-3 Uncertificated Interest, in each case, until reduced to zero, (ix) the Class H Certificates, first, to the Class LH-1 Uncertificated Interest, second, to the Class LH-2 Uncertificated Interest and third, to the Class LH-3 Uncertificated Interest, in each case, until reduced to zero, (x) the Class J Certificates, first, to the Class LJ-1 Uncertificated Interest, second, to the Class LJ-2 Uncertificated Interest and third, to the Class LJ-3 Uncertificated Interest, in each case, until reduced to zero, (xi) the Class K Certificates, first, to the Class LK-1 Uncertificated Interest, second, to the Class LK-2 Uncertificated Interest and third, to the Class LK-3 Uncertificated Interest, in each case, until reduced to zero, (xii) the Class L Certificates, first, to the Class LL-1 Uncertificated Interest, and second, to the Class LL-2 Uncertificated Interest, in each case, until reduced to zero, (xiii) the Class M Certificates, first, to the Class LM-1 Uncertificated Interest, and second, to the Class LM-2 Uncertificated Interest, in each case, until reduced to zero and (xiv) the Class Q Certificates, first, to the Class LQ-1 Uncertificated Interest, and second, to the Class LQ-2 Uncertificated Interest, in each case, until reduced to zero.

            (c) With respect to any Distribution Date, any Certificate Deferred Interest with respect to such Distribution Date allocated pursuant to Section 4.06(a) to a Class of Certificates or the Class A-2FL Regular Interest, as applicable, shall be allocated in reduction of the amount of interest distributable to the Related Uncertificated Lower-Tier Interest with respect thereto (in the case of (i) the Class A-1 Certificates, first, to the Class LA-1-1 Uncertificated Interest, second, to the Class LA-1-2 Uncertificated Interest, third, to the Class LA-1-3 Uncertificated Interest, fourth, to the Class LA-1-4 Uncertificated Interest, and fifth, to the Class LA-1-5 Uncertificated Interest, in each case, until reduced to zero, (ii) the Class A-1A Certificates, first, to the Class LA-1A-1 Uncertificated Interest, second, to the Class LA-1A-2 Uncertificated Interest, third, to the Class LA-1A-3 Uncertificated Interest, fourth, to the Class LA-1A-4 Uncertificated Interest, fifth, to the Class LA-1A-5 Uncertificated Interest, sixth, to the Class LA-1A-6 Uncertificated Interest, seventh, to the Class LA-1A-7 Uncertificated Interest, eighth, to the Class LA-1A-8 Uncertificated Interest, ninth, to the Class LA-1A-9 Uncertificated Interest, tenth, to the Class LA-1A-10 Uncertificated Interest, eleventh, to the Class LA-1A-11 Uncertificated Interest, twelfth, to the Class LA-1A-12 Uncertificated Interest, thirteenth, to the Class LA-1A-13 Uncertificated Interest, fourteenth, to the Class LA-1A-14 Uncertificated Interest, and fifteenth, to the Class LA-1A-15 Uncertificated Interest, in each case, until reduced to zero, (iii) the Class A-2FL Regular Interest, first, to the Class LA-2FL-1 Uncertificated Interest, second, to the Class LA-2FL-2 Uncertificated Interest, and third, to the Class LA-2FL-3 Uncertificated Interest, in each case, until reduced to zero, (iv) the Class A-2 Certificates, first, to the Class LA-2-1 Uncertificated Interest, and second, to the Class LA-2-2 Uncertificated Interest, in each case, until reduced to zero, (v) the Class A-3 Certificates, first, to the Class LA-3-1 Uncertificated Interest, and second, to the Class LA-3-2 Uncertificated Interest, in each case, until reduced to zero, (vi) the Class A-4 Certificates, first, to the Class LA-4-1 Uncertificated Interest, second, to the Class LA-4-2 Uncertificated Interest, third, to the Class LA-4-3 Uncertificated Interest, fourth, to the Class LA-4-4 Uncertificated Interest, fifth, to the Class LA-4-5 Uncertificated Interest, sixth, to the Class LA-4-6 Uncertificated Interest and seventh, to the Class LA-4-7 Uncertificated Interest, in each case, until reduced to zero, (vii) the Class A-SB Certificates, first, to the Class LA-SB-1 Uncertificated Interest, second, to the Class LA-SB-2 Uncertificated Interest, third, to the Class LA-SB-3 Uncertificated Interest, fourth, to the Class LA-SB-4 Uncertificated Interest, fifth, to the Class LA-SB-5 Uncertificated Interest, and sixth, to the Class LA-SB-6 Uncertificated Interest, in each case, until reduced to zero,
(viii) the Class G Certificates, first, to the Class LG-1 Uncertificated Interest, second, to the Class LG-2 Uncertificated Interest, and third, to the Class LG-3 Uncertificated Interest, in each case, until reduced to zero, (ix) the Class H Certificates, first, to the Class LH-1 Uncertificated Interest, second, to the Class LH-2 Uncertificated Interest, and third, to the Class LH-3 Uncertificated Interest, in each case, until reduced to zero, (x) the Class J Certificates, first, to the Class LJ-1 Uncertificated Interest, second, to the Class LJ-2 Uncertificated Interest, and third, to the Class LJ-3 Uncertificated Interest, in each case, until reduced to zero, (xi) the Class K Certificates, first, to the Class LK-1 Uncertificated Interest, second, to the Class LK-2 Uncertificated Interest and third, to the Class LK-3 Uncertificated Interest, in each case, until reduced to zero, (xii) the Class L Certificates, first, to the Class LL-1 Uncertificated Interest, and second, to the Class LL-2 Uncertificated Interest, in each case, until reduced to zero, (xiii) the Class M Certificates, first, to the Class LM-1 Uncertificated Interest, and second, to the Class LM-2 Uncertificated Interest, in each case, until reduced to zero and (xiv) the Class Q Certificates, first, to the Class LQ-1 Uncertificated Interest, and second, to the Class LQ-2 Uncertificated Interest, in each case, until reduced to zero. On each Distribution Date, to the extent provided in Section 4.06(b) with respect to the Related Certificates, Certificate Deferred Interest will be added to the Lower Tier Principal Amount of the Uncertificated Lower Tier Interests in the same manner as the interest thereon was reduced pursuant to the preceding sentence.

            Section 4.07 Grantor Trust Reporting. The parties intend that the portion of the Trust Fund constituting the Grantor Trust, which consists of (i) the Excess Interest allocable to the Mortgage Loans, proceeds thereof held in the Certificate Accounts pertaining to the Excess Interest allocable to the Mortgage Loans and the Excess Interest Distribution Account and (ii) the Class A-2FL Regular Interest, the Swap Contract, the Floating Rate Account and proceeds thereof, shall constitute, and that the affairs of the Trust Fund (exclusive of the Lower-Tier REMIC and the Upper-Tier REMIC) shall be conducted so as to qualify such portion as, a "grantor trust" under subpart E, Part I of subchapter J of the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall (A) file, or cause to be filed, Internal Revenue Service Form 1041 or such other form as may be applicable with the Internal Revenue Service, (B) furnish, or cause to be furnished, to the Class S Certificateholders, their allocable share of income with respect to Excess Interest accrued or received, as applicable, and (C) furnish, or cause to be furnished, to the Class A-2FL Certificateholders, their allocable share of income and expense with respect to the Class A-2FL Regular Interest and the Swap Contract, each in the time or times and in the manner required by the Code.

                               [End of Article IV]

                                   ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates. The Certificates will be substantially in the respective forms annexed hereto as Exhibits A-1 through and including A-36. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the Regular Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Class S, Class R and Class LR Certificates will each be issuable in one or more registered, definitive physical certificates (each, a "Definitive Certificate") substantially in the form of Certificates of each Class and with such applicable legends as are set forth in the Exhibits hereto corresponding to such Class. Each Certificate will share ratably in all rights of the related Class. The Class X Certificates will be issuable only in minimum Denominations of authorized Original Notional Amount of not less than $1,000,000 and in integral multiples of $1.00 in excess thereof. The Offered Certificates (other than the Class X-2 Certificates) will be issuable only in minimum Denominations of authorized initial Certificate Balance of not less than $10,000, and in integral multiples of $1.00 in excess thereof. The Non-Registered Certificates (other than the Class X-1, the Class S and the Residual Certificates) will be issuable in minimum Denominations of authorized initial Certificate Balance of not less than $250,000, and in integral multiples of $1.00 in excess thereof. If the Original Certificate Balance or Original Notional Amount, as applicable, of any Class does not equal an integral multiple of $1.00, then a single additional Certificate of such Class may be issued in a minimum denomination of authorized initial Certificate Balance or initial Notional Amount, as applicable, that includes the excess of (i) the Original Certificate Balance or initial Notional Amount, as applicable, of such Class over (ii) the largest integral multiple of $1.00 that does not exceed such amount. The Class S, Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 20%. With respect to any Certificate or any beneficial interest in a Certificate, the "Denomination" thereof shall be (i) the amount (a) set forth on the face thereof or, (b) set forth on a schedule attached thereto or (c) in the case of any beneficial interest in a Book-Entry Certificate, the interest of the related Certificate Owner in the applicable Class of Certificates as reflected on the books and records of the Depository or related Participants, as applicable, (ii) expressed in terms of initial Certificate Balance or initial Notional Amount, as applicable, and (iii) be in an authorized denomination, as set forth above. The Book-Entry Certificates will be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Certificate Owners will hold interests in the Book-Entry Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations as set forth in the above. No Certificate Owner of a Book-Entry Certificate of any Class thereof will be entitled to receive a Definitive Certificate representing its interest in such Class, except as provided in Section 5.03 herein. Unless and until Definitive Certificates are issued in respect of a Class of Book-Entry Certificates, beneficial ownership interests in such Class of Certificates will be maintained and transferred on the book-entry records of the Depository and Depository Participants, and all references to actions by Holders of such Class of Certificates will refer to action taken by the Depository upon instructions received from the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures and, except as otherwise set forth herein, all references herein to payments, notices, reports and statements to Holders of such Class of Certificates will refer to payments, notices, reports and statements to the Depository or its nominee as the registered Holder thereof, for distribution to the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures.

            (a) The Certificates shall be executed by manual or facsimile signature on behalf of the Certificate Registrar by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signatories of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. LaSalle Bank National Association, located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, is hereby initially appointed Authenticating Agent with power to act on the Trustee's behalf in the authentication and delivery of the Certificates in connection with transfers and exchanges as herein provided. If the Authenticating Agent is terminated, the Trustee shall appoint a successor authenticating agent, which may be the Trustee or an Affiliate thereof.

            (b) Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.

            Section 5.02 Registration of Transfer and Exchange of Certificates.
(a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. LaSalle Bank National Association, located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, is hereby initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Trustee, the Special Servicer and the Master Servicers, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor certificate registrar may prescribe, provided that the predecessor certificate registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. The Depositor, the Trustee, the Master Servicers and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register; provided, however, in no event shall the Certificate Registrar be required to maintain in the Certificate Register the names of Certificate Owners. The Person in whose name any Certificate is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement and the Certificate Registrar, the Master Servicers, the Trustee, the Special Servicer and any agent of any of them shall not be affected by any notice or knowledge to the contrary. A Definitive Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at its office maintained at LaSalle Bank National Association, as Certificate Registrar, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services Group, J.P. Morgan 2005-LDP5 (the "Registrar Office"), together with an assignment and transfer (executed by the Holder or his duly authorized attorney). Subject to the requirements of Sections 5.02(b), (c) and (d), the Certificate Registrar shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination as the Definitive Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e). Each Certificate surrendered for registration of transfer shall be canceled, and the Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.

            (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer (other than one by the Depositor to an Affiliate thereof or by the Initial Purchaser to American Capital Strategies, Ltd) is to be made in reliance upon an exemption from the Securities Act, and under the applicable state securities laws, then either:

            (i) Rule 144A Book-Entry Certificate to Regulation S Book-Entry Certificate During the Restricted Period. If, during the Restricted Period, a Certificate Owner of an interest in a Rule 144A Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Book-Entry Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Book-Entry Certificate, such Certificate Owner may, in addition to complying with all applicable rules and procedures of the Depository and Clearstream or Euroclear applicable to transfers by their respective participants (the "Applicable Procedures"), transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Book-Entry Certificate only upon compliance with the provisions of this Section 5.02(b)(i). Upon receipt by the Certificate Registrar at its Registrar Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in the Regulation S Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Depository Participant to be debited for, such beneficial interest, and
      (3) a certificate in the form of Exhibit K hereto given by the Certificate Owner that is transferring such interest, the Certificate Registrar, as custodian of the Book-Entry Certificates shall reduce the Denomination of the Rule 144A Book-Entry Certificate by the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred and, concurrently with such reduction, increase the Denomination of the Regulation S Book-Entry Certificate by the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Book-Entry Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Book-Entry Certificate was reduced upon such transfer.

            (ii) Rule 144A Book-Entry Certificate to Regulation S Book-Entry Certificate After the Restricted Period. If, after the Restricted Period, a Certificate Owner of an interest in a Rule 144A Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Book-Entry Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Book-Entry Certificate, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in a Regulation S Book-Entry Certificate only upon compliance with the provisions of this Section 5.02(b)(ii). Upon receipt by the Certificate Registrar at its Registrar Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in the Regulation S Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant (and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Depository Participant to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit N hereto given by the Certificate Owner that is transferring such interest, the Certificate Registrar as custodian of the Book-Entry Certificates shall reduce the Denomination of the Rule 144A Book-Entry Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred and, concurrently with such reduction, increase the Denomination of the Regulation S Book-Entry Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Book-Entry Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Book-Entry Certificate was reduced upon such transfer.

            (iii) Regulation S Book-Entry Certificate to Rule 144A Book-Entry Certificate. If the Certificate Owner of an interest in a Regulation S Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Regulation S Book-Entry Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Book-Entry Certificate, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Rule 144A Book-Entry Certificate only upon compliance with the provisions of this Section 5.2(b)(iii). Upon receipt by the Certificate Registrar at its Registrar Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in the Rule 144A Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest in the Regulation S Book-Entry Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant to be credited with, and the account of the Depository Participant (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for such beneficial interest, and (3) with respect to a transfer of a beneficial interest in the Regulation S Book-Entry Certificate for a beneficial interest in the related Rule 144A Book-Entry Certificate (i) during the Restricted Period, a certificate in the form of Exhibit O hereto given by the Certificate Owner, or (ii) after the Restricted Period, an Investment Representation Letter in the form of Exhibit C attached hereto from the transferee to the effect that such transferee is a Qualified Institutional Buyer (an "Investment Representation Letter"), the Certificate Registrar, as custodian of the Book-Entry Certificates, shall reduce the Denomination of the Regulation S Book-Entry Certificate by the Denomination of the beneficial interest in the Regulation S Book-Entry Certificate to be transferred, and, concurrently with such reduction, increase the Denomination of the Rule 144A Book-Entry Certificate by the aggregate Denomination of the beneficial interest in the Regulation S Book-Entry Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Rule 144A Book-Entry Certificate having a Denomination equal to the amount by which the Denomination of the Regulation S Book-Entry Certificate was reduced upon such transfer.

            (iv) Transfers Within Regulation S Book-Entry Certificates During Restricted Period. If, during the Restricted Period, the Certificate Owner of an interest in a Regulation S Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Certificate to a Person who wishes to take delivery thereof in the form of a Regulation S Book-Entry Certificate, such Certificate Owner may transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Book-Entry Certificate only upon compliance with the provisions of this Section 5.02(b)(iv) and all Applicable Procedures. Upon receipt by the Certificate Registrar at its Registrar Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in such Regulation S Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant to be credited with, and the account of the Depository Participant (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for, such beneficial interest and (3) a certificate in the form of Exhibit P hereto given by the transferee, the Certificate Registrar, as custodian of the Book-Entry Certificates, shall debit the account of the transferring Regulation S Certificateholder and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Book-Entry Certificate having a Denomination equal to the amount specified in such instructions by which the account to be debited was reduced upon such transfer.

            (v) Transfers of Book-Entry Certificates to Definitive Certificates. Any and all transfers from a Book-Entry Certificate to a transferee wishing to take delivery in the form of a Definitive Certificate will require the transferee to take delivery subject to the restrictions on the transfer of such Definitive Certificate described on the face of such Certificate, and such transferee agrees that it will transfer such Definitive Certificate only as provided therein and herein. No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer is made in accordance with this
      Section 5.02(b)(v).

                  (A) Transfers of a beneficial interest in a Book-Entry
            Certificate to an Institutional Accredited Investor will require delivery of such Certificate to the transferee in the form of a Definitive Certificate and the Certificate Registrar shall register such transfer only if prior to the transfer (i) two years have expired after the later of the Closing Date or the last date on which the Depositor or any Affiliate thereof held such Certificate, or (ii) such transferee furnishes to the Certificate Registrar (1) an Investment Representation Letter in the form of Exhibit C attached hereto to the effect that the transfer is being made to an Institutional Accredited Investor in accordance with an applicable exemption under the Act, and (2) if required by the Certificate Registrar, an opinion of counsel acceptable to the Certificate Registrar that such transfer is in compliance with the Act.

                  (B) Transfers of a beneficial interest in a Book-Entry
            Certificate to a Regulation S Investor wishing to take delivery in the form of a Definitive Certificate will be registered by the Certificate Registrar only if the transferor has provided the Certificate Registrar with a certificate in the form of Exhibit P attached hereto. Transfers of a beneficial interest in a Book-Entry Certificate to a Qualified Institutional Buyer wishing to take delivery in the form of a Definitive Certificate will be registered by the Certificate Registrar only if such transferee furnishes to the Certificate Registrar an Investment Representation Letter in the form of Exhibit C attached hereto to the effect that the transfer is being made to a Qualified Institutional Buyer in accordance with Rule 144A under the Act.

                  (C) Notwithstanding the foregoing, no transfer of a beneficial interest in a Regulation S Book-Entry Certificate to a Definitive Certificate pursuant to subparagraph (B) above shall be made prior to the expiration of the Restricted Period. Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on the schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

            (vi) Transfers of Definitive Certificates to the Book-Entry Certificates. If a Holder of a Definitive Certificate (other than a Class S Certificate) wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Book-Entry Certificate or the related Rule 144A Book-Entry Certificate, such transfer may be effected only in accordance with the Applicable Procedures, and this Section 5.02(b)(vi). Upon receipt by the Certificate Registrar at the Registrar Office of (1) the Definitive Certificate to be transferred with an assignment and transfer pursuant to Section 5.02(d), (2) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in such Regulation S Book-Entry Certificate or such Rule 144A Book-Entry Certificate, as the case may be, in an amount equal to the Denomination of the Definitive Certificate to be so transferred, (3) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant (and, in the case of any transfer pursuant to Regulation S, the Euroclear or Clearstream account, as the case may be) to be credited with such beneficial interest, and (4) (x) if delivery is to be taken in the form of a beneficial interest in the Regulation S Book-Entry Certificate, a Regulation S Transfer Certificate from the transferor or (y) an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, if delivery is to be taken in the form of a beneficial interest in the Rule 144A Book-Entry Certificate, the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive Certificate for the Denomination of the Definitive Certificate not so transferred, registered in the name of the Holder, and the Certificate Registrar, as custodian of the Book-Entry Certificates, shall increase the Denomination of the Regulation S Book-Entry Certificate or the Rule 144A Book-Entry Certificate, as the case may be, by the Denomination of the Definitive Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who, in the case of any increase in the Regulation S Book-Entry Certificate during the Restricted Period, shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a corresponding Denomination of the Rule 144A Book-Entry Certificate or the Regulation S Book-Entry Certificate, as the case may be.

            It is the intent of the foregoing that under no circumstances may an Institutional Accredited Investor that is not a Qualified Institutional Buyer take delivery in the form of a beneficial interest in a Book-Entry Certificate.

            (vii) Transfers of Definitive Certificates to Definitive Certificates. Any and all transfers from a Definitive Certificate to a transferee wishing to take delivery in the form of a Definitive Certificate will require the transferee to take delivery subject to the restrictions on the transfer of such Definitive Certificate described on the face of such Certificate, and such transferee agrees that it will transfer such Definitive Certificate only as provided therein and herein. No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer is made in accordance with procedures substantially consistent with those set forth in Section 5.02(b)(v), provided, however, that any such transfer of a Class S Certificate shall be made only to a transferee that is a Qualified Institutional Buyer.

            (viii) An exchange of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate or Certificates, an exchange of a Definitive Certificate or Certificates for a beneficial interest in the Book-Entry Certificate and an exchange of a Definitive Certificate or Certificates for another Definitive Certificate or Certificates (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and in the case of the Book-Entry Certificates, so long as the Book-Entry Certificates remain outstanding and are held by or on behalf of the Depository), may be made only in accordance with this Section 5.02 and in accordance with the rules of the Depository and Applicable Procedures.

            Any purported or attempted transfer of a Non-Registered Certificate in violation of the provisions of this Section 5.02(b) shall be null and void ab initio and shall vest no rights in any purported transferee.

            Unless the Non-Registered Certificates have been registered under the Securities Act, each of the Non-Registered Certificates shall bear a legend substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

            THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A CLASS S CERTIFICATE OR A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (d) (OTHER THAN WITH RESPECT TO A CLASS S CERTIFICATE OR A RESIDUAL CERTIFICATE) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A CLASS S CERTIFICATE OR A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

            THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A CLASS S CERTIFICATE OR A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

            (c) With respect to the ERISA Restricted Certificates and the Class S Certificates, no sale, transfer, pledge or other disposition of any such Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the proposed purchaser or transferee of such Certificate substantially in the form of Exhibit F attached hereto, to the effect that such proposed purchaser or transferee is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA or a plan subject to Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) or a church plan (as defined in Section 3(33) of ERISA) for which no election has been made under Section 410(d) of the Code subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other than, except in the case of the Class S Certificates, an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60 or (ii) if such Certificate, other than a Class S Certificate, which may be held only by a person not described in (a) or (b) above, is presented for registration in the name of a purchaser or transferee that is any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Master Servicers, the Special Servicer, the Underwriters, the Initial Purchaser or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Agreement. The Certificate Registrar shall not register the sale, transfer, pledge or other disposition of any ERISA Restricted Certificate or Class S Certificate unless the Certificate Registrar has received either the representation letter described in clause (i) above or in the case of an ERISA Restricted Certificate, the Opinion of Counsel described in clause (ii) above. The costs of any of the foregoing representation letters or Opinions of Counsel shall not be borne by any of the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Underwriters, the Initial Purchaser, the Certificate Registrar or the Trust Fund. Each Certificate Owner of an ERISA Restricted Certificate or Class S Certificate shall be deemed to represent that it is not a Person specified in clauses (a) or (b) above. Any transfer, sale, pledge or other disposition of any ERISA Restricted Certificates or Class S Certificates that would constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, or would otherwise violate the provisions of this Section 5.02(c) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

            So long as any of the Class of Certificates remains outstanding, each Master Servicer or the Special Servicer, as applicable, will make available, or cause to be made available, upon request, to any Holder and any Person to whom any such Certificate of any such Class of Certificates may be offered or sold, transferred, pledged or otherwise disposed of by such Holder, information with respect to such Master Servicer, the Special Servicer or the Mortgage Loans necessary to the provision of an Opinion of Counsel described in this Section 5.02(c).

            (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause
      (ii) below to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (A) (i) No Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan, including any entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulations ss. 2510.3-101 (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and (ii) each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and in each case shall promptly notify the Master Servicers, the Trustee and the Certificate Registrar of any change or impending change to such status;

                  (B) In connection with any proposed Transfer of any Ownership
            Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached hereto as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee and is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of this Section 5.02(c) and agrees to be bound by them;

                  (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (b) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person or is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected; and

                  (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached hereto as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

            (ii) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(c) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Master Servicers, the Authenticating Agent and the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement; provided, however, that the Certificate Registrar shall be under such liability for a registration of Transfer of a Residual Certificate if it has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person in violation of Section 5.02(c)(i)(C) above or is not a Permitted Transferee.

            (iii) The Trustee shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information in its possession and necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization or Agent thereof, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate.

            (d) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the Holder of any Definitive Certificate may transfer or exchange the same in whole or in part (with a Denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor certificate registrar or transfer agent appointed by the Certificate Registrar, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange. Subject to the restrictions on transfer set forth in this Section 5.02 and Applicable Procedures, any Certificate Owner owning a beneficial interest in a Non-Registered Certificate may cause the Certificate Registrar to request that the Depository exchange such Certificate Owner's beneficial interest in a Book-Entry for a Definitive Certificate or Certificates. Following a proper request for transfer or exchange, the Certificate Registrar shall, within 5 Business Days of such request if made at such Registrar Office, or within 10 Business Days if made at the office of a transfer agent (other than the Certificate Registrar), execute and deliver at such Registrar Office or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, a Definitive Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested. The presentation for transfer or exchange of any Definitive Certificate shall not be valid unless made at the Registrar Office or at the office of a transfer agent by the registered Holder in person, or by a duly authorized attorney-in-fact. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of 15 days preceding any Distribution Date.

            (e) In the event a Responsible Officer of the Certificate Registrar becomes aware that a Definitive Certificate (other than a Definitive Certificate issued in exchange for a Certificate representing an interest in the Class A-1, Class A-2FL, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F or Class X-2 Certificates) or a beneficial interest in a Book-Entry Certificate representing a Non-Registered Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Definitive Certificate or beneficial interest in such Book-Entry Certificate to an Eligible Investor within 14 days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

            (f) The Certificate Registrar shall, upon written request, provide an updated copy of the Certificate Register to the Trustee, the Master Servicers, the Special Servicer and the Depositor.

            (g) No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 5.02 except as provided below. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            (h) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.

            Section 5.03 Book-Entry Certificates. (a) The Regular Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.02(d) above or subsection (c) below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (b) The Trustee, the Master Servicers, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

            (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Certificates and (B) the Depositor is unable to locate a qualified successor, or
(ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify the affected Certificate Owners, through the Depository with respect to all, any Class or any portion of any Class of the Certificates or (iii) the Certificate Registrar determines that Definitive Certificates are required in accordance with the provisions of
Section 5.03(e), of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository or any custodian acting on behalf of the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, within 5 Business Days of such request if made at the Registrar Office, or within 10 Business Days if made at the office of a transfer agent (other than the Certificate Registrar), the Definitive Certificates to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicers, the Trustee, the Special Servicer, the Authenticating Agent and the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Certificates, the registered Holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

            (d) The Book-Entry Certificates (i) shall be delivered by the Certificate Registrar to the Depository, or pursuant to the Depository's instructions, and shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of
            DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            The Book-Entry Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

            (e) If the Trustee has instituted or if the Special Servicer or the Master Servicers, on the Trustee's behalf, has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of all or any portion of the Certificates evidenced by Book-Entry Certificates, the Trustee may in its sole discretion determine that such Certificates shall no longer be represented by such Book-Entry Certificates. In such event, the Certificate Registrar will execute, the Authenticating Agent will authenticate and the Certificate Registrar will deliver, in exchange for such Book-Entry Certificates, Definitive Certificates in a Denomination equal to the aggregate Denomination of such Book-Entry Certificates to the party so requesting such Definitive Certificates. In such event, the Certificate Registrar shall notify the affected Certificate Owners and make appropriate arrangements for the effectuation of the purpose of this clause.

            (f) Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on a schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

            (g) If a Holder of a Definitive Certificate (other than a Definitive Certificate that is a Class S Certificate) wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Book-Entry Certificate, such transfer may be effected only in accordance with Applicable Procedures, Section 5.02(b) and this Section 5.03(g). Upon receipt by the Certificate Registrar at the Registrar Office of
(i) the Definitive Certificate to be transferred with an assignment and transfer pursuant to Section 5.02(a), and all required items pursuant to Section 5.02(b)(v), the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive Certificate for the Denomination of the Definitive Certificate not so transferred, registered in the name of the Holder or the Holder's transferee (as instructed by the Holder), and the Certificate Registrar as custodian of the Book-Entry Certificates shall increase the Denomination of the related Book-Entry Certificate by the Denomination of the Definitive Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions a corresponding Denomination of such Book-Entry Certificate.

            Section 5.04 Mutilated, Destroyed, Lost or Stolen Certificates. If
(i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.05 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the person in whose name such Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and none of the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d).

            Section 5.06 Certificate Ownership Certification. To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificate Owner, the Trustee shall make such determination based on a certificate of such Person which shall be addressed to the Trustee and shall specify, in reasonable detail satisfactory to the Trustee, such Person's name and address, the Class and Certificate Balance or Notional Amount of the Regular Certificate beneficially owned, and any intermediaries through which such Person's interest in such Regular Certificate is held (any such certification, other than one which the Trustee shall refuse to recognize pursuant to the following procedures, a "Certificate Ownership Certification"); provided, however, that the Trustee shall not knowingly recognize such Person as a Certificate Owner if such Person, to the actual knowledge of a Responsible Officer of such party, acquired its interest in a Regular Certificate in violation of the transfer restrictions herein, or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Trustee from the Depository or any Depository Participant with respect to the identity of a Certificate Owner; provided, however, that to the extent the Trustee is required to obtain such Certificate Owner information from the Depository or any Depository Participant, the Trustee shall be reimbursed for any cost or expense in obtaining such information from the Distribution Account. The Trustee may conclusively rely on such Certificate Ownership Certification. Each Master Servicer will only be required to acknowledge the status of any Person as a Certificateholder or Certificate Owner to the extent that the Trustee, at the request of such Master Servicer, identifies such Person as a Certificateholder or Certificate Owner.

                               [End of Article V]

                                   ARTICLE VI

                      THE DEPOSITOR, THE MASTER SERVICERS,
                            THE SPECIAL SERVICER AND
                         THE DIRECTING CERTIFICATEHOLDER

            Section 6.01 Liability of the Depositor, the Master Servicers and the Special Servicer. The Depositor, the Master Servicers and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicers and the Special Servicer herein.

            Section 6.02 Merger, Consolidation or Conversion of the Depositor, the Master Servicers or the Special Servicer. (a) Subject to subsection (b) below, the Depositor, the Master Servicers and the Special Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            (b) The Depositor, the Master Servicers and the Special Servicer each may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, any Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, any Master Servicer or the Special Servicer, shall be the successor of the Depositor, any Master Servicer and the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper (other than an assumption agreement wherein the successor shall agree to perform the obligations of and serve as the Depositor, the applicable Master Servicer or the Special Servicer, as the case may be, in accordance with the terms of this Agreement) or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that such merger, consolidation or succession will not result in a withdrawal, downgrading or qualification of the then-current ratings of the Classes of Certificates that have been so rated (as evidenced by a letter to such effect from each Rating Agency).

            Section 6.03 Limitation on Liability of the Depositor, the Master Servicers, the Special Servicer and Others. (a) None of the Depositor, the Master Servicers, the Special Servicer and their respective Affiliates or any of the directors, officers, employees or agents of any of the foregoing shall be under any liability to the Trust or the Certificateholders or the Companion Holders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicers, the Special Servicer and their respective Affiliates or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder. The Depositor, the Master Servicers and the Special Servicer and their respective Affiliates and any director, officer, member, manager, employee or agent of the Depositor, such Master Servicer or the Special Servicer or their respective Affiliates may rely on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicers, the Special Servicer and their respective Affiliates and any director, officer, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action (whether in equity or at law) or claim relating to this Agreement, the Mortgage Loans, the Companion Loans or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof; (ii) incurred in connection with any breach of a representation or warranty made by it herein; (iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations or duties; or (iv) in the case of the Depositor and any of its directors, officers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law. Each of the Master Servicers and the Special Servicer may rely, and shall be protected in acting or refraining from acting upon, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, financial statement, agreement, appraisal, bond or other document (in electronic or paper format) as contemplated by and in accordance with this Agreement and reasonably believed or in good faith believed by such Master Servicer or the Special Servicer to be genuine and to have been signed or presented by the proper party or parties and each of them may consult with counsel, in which case any written advice of counsel or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

            (b) None of the Depositor, the Master Servicers and the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its respective duties under this Agreement or which in its opinion may involve it in any expense or liability not recoverable from the Trust Fund; provided, however, that the Depositor, each Master Servicer or the Special Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, each Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans and Companion Loans on deposit in the Certificate Accounts, as provided by Section 3.05(a).

            (c) Each of the Master Servicers and the Special Servicer agrees to indemnify the Depositor, the Trustee and the Trust and any director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of such Master Servicer or the Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by such Master Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided that such indemnity shall not cover indirect or consequential damages. The Trustee or the Depositor, as the case may be, shall immediately notify the applicable Master Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Trust to indemnification hereunder, whereupon such Master Servicer or the Special Servicer, as the case may be, shall assume the defense of such claim (with counsel reasonably satisfactory to the Trustee or the Depositor) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the applicable Master Servicer or the Special Servicer, as the case may be, shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless such Master Servicer's, or the Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby.

            (d) The Trustee agrees to indemnify each Master Servicer and the Special Servicer and any director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Trustee in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Trustee of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided, that such indemnity shall not cover indirect or consequential damages. Each Master Servicer or the Special Servicer, as the case may be, shall immediately notify the Trustee if a claim is made by a third party with respect to this Agreement, whereupon the Trustee shall assume the defense of such claim (with counsel reasonably satisfactory to the Master Servicers or the Special Servicer) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Trustee's defense of such claim is materially prejudiced thereby.

            (e) The Depositor agrees to indemnify each Master Servicer and the Special Servicer and any director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Depositor, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Depositor of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided, that such indemnity shall not cover indirect or consequential damages. Each Master Servicer or the Special Servicer, as the case may be, shall immediately notify the Depositor if a claim is made by a third party with respect to this Agreement, whereupon the Depositor shall assume the defense of such claim (with counsel reasonably satisfactory to the Master Servicers or the Special Servicer) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Depositor's defense of such claim is materially prejudiced thereby.

            The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of each Master Servicer, the Trustee and the Special Servicer.

            Section 6.04 Master Servicers and Special Servicer Not to Resign. Subject to the provisions of Section 6.02, neither the Master Servicers nor the Special Servicer shall resign from their respective obligations and duties hereby imposed on each of them except upon (a) determination that such party's duties hereunder are no longer permissible under applicable law or (b) in the case of each Master Servicer, upon the appointment of, and the acceptance of such appointment by, a successor Master Servicer and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not cause such Rating Agency to downgrade, withdraw or qualify any of the then current ratings assigned by such Rating Agency to any Class of Certificates. Only the applicable Master Servicer shall be permitted to resign pursuant to clause (b) above. Any such determination permitting the resignation of any Master Servicer or the Special Servicer pursuant to clause
(a) above shall be evidenced by an Opinion of Counsel (at the expense of the resigning party) to such effect delivered to the Trustee and the Directing Certificateholder. No such resignation by any Master Servicer or the Special Servicer shall become effective until the Trustee or a successor Master Servicer shall have assumed such Master Servicer's or Special Servicer's, as applicable, responsibilities and obligations in accordance with Section 7.02. Upon any termination or resignation of any Master Servicer hereunder, such Master Servicer shall have the right and opportunity to appoint any successor Master Servicer with respect to this Section 6.04, provided that such successor Master Servicer is approved by the Directing Certificateholder, such approval not to be unreasonably withheld.

            Section 6.05 Rights of the Depositor in Respect of the Master Servicers and the Special Servicer. The Depositor may, but is not obligated to, enforce the obligations of each Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of any Master Servicer and the Special Servicer hereunder or exercise the rights of any Master Servicer or Special Servicer, as applicable, hereunder; provided, however, that each Master Servicer and the Special Servicer shall not be relieved of any of their respective obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by each Master Servicer or the Special Servicer and is not obligated to supervise the performance of each Master Servicer or the Special Servicer under this Agreement or otherwise.

            Section 6.06 The Master Servicers and the Special Servicer as Certificate Owner. Each Master Servicer, the Special Servicer or any Affiliate thereof may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as otherwise set forth in the definition of "Certificateholder") the same rights it would have if it were not a Master Servicer, the Special Servicer or an Affiliate thereof.

            Section 6.07 The Directing Certificateholder. The Directing Certificateholder shall be entitled to advise (1) the Special Servicer with respect to all Specially Serviced Mortgage Loans, (2) the Special Servicer and applicable Master Servicer with respect to Non-Specially Serviced Mortgage Loans as to which such Master Servicer must obtain the consent or deemed consent of the Special Servicer, and (3) the Special Servicer with respect to all Mortgage Loans for which an extension of maturity is being considered by the Special Servicer or by the applicable Master Servicer subject to consent or deemed consent of the Special Servicer, and notwithstanding anything herein to the contrary, except as set forth in, and in any event subject to, Section 3.08(f) and the second paragraph of this Section 6.07, the applicable Master Servicer or Special Servicer, as the case may be, shall not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within ten (10) Business Days of being notified thereof (provided, that if such written objection has not been received by such Master Servicer or the Special Servicer, as applicable, within such ten (10) Business Day period, then the Directing Certificateholder will be deemed to have waived its right to object):

            (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans as come into and continue in default;

            (ii) any modification, consent to a modification or waiver of a monetary term or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs but excluding waiver of Default Interest or late payment charges) of a Mortgage Loan or any extension of the maturity date of any Mortgage Loan;

            (iii) any sale of a Defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund) for less than the applicable Purchase Price;

            (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

            (v) any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan, or any consent to either of the foregoing, other than required pursuant to the specific terms of the related Mortgage Loan;

            (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to a Mortgage Loan or any consent to such waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

            (vii) any property management company changes (with respect to a Mortgage Loan with a principal balance greater than $2,500,000) or franchise changes for which such Master Servicer is required to consent or approve;

            (viii) releases of any escrows, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the Mortgage Loans with no material lender discretion;

            (ix) any acceptance of an assumption agreement releasing a Mortgagor from liability under a Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan; and

            (x) any determination by the Special Servicer of an Acceptable Insurance Default;

provided, that, in the event that the Special Servicer or the applicable Master Servicer (in the event such Master Servicer is otherwise authorized by this Agreement to take such action), as applicable, determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer or such Master Servicer, as applicable may take any such action without waiting for the Directing Certificateholder's response.

            In addition, the Directing Certificateholder may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to a Mortgage Loan, as the Directing Certificateholder may deem advisable or as to which provision is otherwise made herein; provided, that notwithstanding anything herein to the contrary, no such direction, and no objection contemplated by the preceding paragraph, may require or cause the Special Servicer to violate any provision of any Mortgage Loan, applicable law, this Agreement or the REMIC Provisions, including without limitation the Special Servicer's obligation to act in accordance with the Servicing Standards, or expose each Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities hereunder or cause the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of the Special Servicer is not in the best interests of the Certificateholders.

            In the event the Special Servicer or any Master Servicer, as applicable, determines that a refusal to consent by the Directing Certificateholder or any advice from the Directing Certificateholder would otherwise cause the Special Servicer or such Master Servicer, as applicable, to violate the terms of any Mortgage Loan, applicable law, this Agreement, including without limitation, the Servicing Standards, the Special Servicer or such Master Servicer, as applicable, shall disregard such refusal to consent or advise and notify the other servicer, the Directing Certificateholder, the Trustee and the Rating Agencies of its determination, including a reasonably detailed explanation of the basis therefor. The taking of, or refraining from taking, any action by the applicable Master Servicer or Special Servicer in accordance with the direction of or approval of the Directing Certificateholder that does not violate any law or the Servicing Standards or any other provisions of this Agreement, will not result in any liability on the part of the applicable Master Servicer or the Special Servicer.

            The Directing Certificateholder (and with respect to the Brookdale Office Portfolio AB Mortgage Loan, the Jordan Creek AB Mortgage Loan and the Houston Galleria Loan, the related Companion Holder or Houston Galleria Controlling Holder, as applicable) shall have no liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided, however, that the Directing Certificateholder (and with respect to the Brookdale Office Portfolio AB Mortgage Loan, the Jordan Creek AB Mortgage Loan and the Houston Galleria Loan, the related Companion Holder or Houston Galleria Controlling Holder, as applicable) shall not be protected against any liability to the Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder acknowledges and agrees that the Directing Certificateholder (and with respect to the Brookdale Office Portfolio AB Mortgage Loan, the Jordan Creek AB Mortgage Loan and the Houston Galleria Loan, the related Companion Holder or Houston Galleria Controlling Holder, as applicable) may take actions that favor the interests of one or more Classes of the Certificates, including the Controlling Class, over other Classes of the Certificates, and that the Directing Certificateholder (and with respect to the Brookdale Office Portfolio AB Mortgage Loan, the Jordan Creek AB Mortgage Loan and the Houston Galleria Loan, the related Companion Holder or Houston Galleria Controlling Holder, as applicable) may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Directing Certificateholder (and with respect to the Brookdale Office Portfolio AB Mortgage Loan, the Jordan Creek AB Mortgage Loan and the Houston Galleria Loan, the related Companion Holder or Houston Galleria Controlling Holder, as applicable) may act solely in the interests of the Holders of the Controlling Class, that the Directing Certificateholder (and with respect to the Brookdale Office Portfolio AB Mortgage Loan, the Jordan Creek AB Mortgage Loan and the Houston Galleria Loan, the related Companion Holder or Houston Galleria Controlling Holder, as applicable) does not have any duties or liability to the Holders of any Class of Certificates other than the Controlling Class (except with respect to the Companion Holder with respect to the Brookdale Office Portfolio AB Mortgage Loan and the Jordan Creek AB Mortgage Loan and the Houston Galleria Controlling Holder), that the Directing Certificateholder may take actions that favor the interests of the Holders of the Controlling Class (and with respect to a Companion Holder or Houston Galleria Controlling Holder, such Companion Holder or Houston Galleria Controlling Holder, as the case may be) over the interests of the Holders of one or more other classes of Certificates, that the Directing Certificateholder (and with respect to the Brookdale Office Portfolio AB Mortgage Loan, the Jordan Creek AB Mortgage Loan and the Houston Galleria Loan, the related Companion Holder or Houston Galleria Controlling Holder, as applicable) shall not be liable to any Certificateholder, by reason of its having acted solely in the interests of the Holders of the Controlling Class (and with respect to the Brookdale Office Portfolio AB Mortgage Loan, the Jordan Creek AB Mortgage Loan and the Houston Galleria Loan, the related Companion Holder or Houston Galleria Controlling Holder, as applicable), and that the Directing Certificateholder (and with respect to the Brookdale Office Portfolio AB Mortgage Loan, the Jordan Creek AB Mortgage Loan and the Houston Galleria Loan, the related Companion Holder or Houston Galleria Controlling Holder, as applicable) shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Directing Certificateholder (and with respect to the Brookdale Office Portfolio AB Mortgage Loan, the Jordan Creek AB Mortgage Loan and the Houston Galleria Loan, the related Companion Holder or Houston Galleria Controlling Holder, as applicable) or any director, officer, employee, agent or principal thereof for having so acted.

                               [End of Article VI]

                                  ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default; Master Servicers and Special Servicer Termination. (a) "Event of Default," wherever used herein, means any one of the following events:

            (i) (A) any failure by the applicable Master Servicer to make any deposit required to be made by that Master Servicer to the Certificate Account on the day and by the time such deposit is required to be made under the terms of this Agreement, which failure is not remedied within one Business Day or (B) any failure by the applicable Master Servicer to deposit into, or remit to the Trustee, or to deposit into the applicable Companion Distribution Account, for deposit into, any Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date; or

            (ii) any failure by the Special Servicer to deposit into the REO Account, within one Business Day after such deposit is required to be made or to remit to the applicable Master Servicer for deposit into the Certificate Account or to deposit into, or to remit to the Trustee for deposit into, the Lower-Tier Distribution Account any amount required to be so deposited or remitted by the Special Servicer pursuant to, and at the time specified by, the terms of this Agreement; or

            (iii) any failure on the part of the applicable Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations contained in this Agreement which continues unremedied for a period of 30 days (5 days in the case of any Master Servicer's or Special Servicer's, as applicable, obligations contemplated by Sections 3.13, 3.14 and 4.02(e) hereof, 15 days in the case of the applicable Master Servicer's failure to make a Servicing Advance or 15 days in the case of a failure to pay the premium for any insurance policy required to be maintained hereunder) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the applicable Master Servicer or the Special Servicer, as the case may be, by any other party hereto, or (B) to the applicable Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to this Agreement, by the Holders of Certificates of any Class evidencing as to that Class' Percentage Interests aggregating not less than 25%; provided, however, if such failure is capable of being cured and the applicable Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended an additional 30 days; or

            (iv) any breach on the part of the applicable Master Servicer or the Special Servicer of any representation or warranty contained in Section
      3.23 or Section 3.24, as applicable, which materially and adversely affects the interests of any Class of Certificateholders or Companion Holders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicers or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master Servicers, the Special Servicer, the Depositor and the Trustee by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25%; provided, however, if such breach is capable of being cured and the applicable Master Servicer or Special Servicer, as the case may be, is diligently pursuing such cure, such 30-day period will be extended an additional 30 days; or

            (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the applicable Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

            (vi) the applicable Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Master Servicer or the Special Servicer or of or relating to all or substantially all of its property; or

            (vii) the applicable Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

            (viii) a servicing officer of the Master Servicer or Special Servicer, as applicable, obtains actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) has placed one or more Classes of Certificates on "watch status" in contemplation of a ratings downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action;

            (ix) the applicable Master Servicer or the Special Servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and any of the ratings assigned to the Certificates have been qualified, downgraded or withdrawn in connection with such a delisting; or

            (x) the applicable Master Servicer ceases to be rated at least "CMS3" by Fitch or the Special Servicer ceases to be rated at least "CSS3" by Fitch and the rating is not restored within 30 days after the subject downgrade or removal.

            (b) If any Event of Default with respect to any Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee or the Depositor may, and at the written direction of the Directing Certificateholder or the Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, terminate, by notice in writing to the Defaulting Party, with a copy of such notice to the Depositor, all of the rights (subject to Section 3.11 and Section 6.03) and obligations of the Defaulting Party under this Agreement and in and to the Mortgage Loans and the proceeds thereof (other than as a Certificateholder or Companion Holder, if applicable); provided, however, that the Defaulting Party shall be entitled to the payment of accrued and unpaid compensation and reimbursement through the date of such termination as provided for under this Agreement for services rendered and expenses incurred. From and after the receipt by the Defaulting Party of such written notice except as otherwise provided in this Article VII, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee with respect to a termination of any Master Servicer or the Special Servicer pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Each Master Servicer and Special Servicer each agree that if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records requested by it to enable it to assume the applicable Master Servicer's or the Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of such Master Servicer's or the Special Servicer's, as the case may be, responsibilities and rights (subject to Section 3.11 and Section 6.03) hereunder, including, without limitation, the transfer within 5 Business Days to the Trustee or the applicable Master Servicer, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by such Master Servicer to the applicable Certificate Account or any Servicing Account (if it is the Defaulting Party) or by the Special Servicer to the REO Account (if it is the Defaulting Party) or thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that each Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances (in the case of the Special Servicer or the applicable Master Servicer) or otherwise, and it and its Affiliates and the directors, managers, officers, members, employees and agents of it and its Affiliates shall continue to be entitled to the benefits of Section 3.11 and Section 6.03 notwithstanding any such termination).

            (c) If any Master Servicer receives notice of termination solely due to an Event of Default under Section 7.01(b) solely due to an Event of Default under Section 7.01(a)(viii) through (x) and if such Master Servicer to be terminated pursuant to Section 7.01(b) provides the Trustee with the appropriate "request for proposal" materials within five (5) Business Days following such termination notice, then such Master Servicer shall continue to service as Master Servicer hereunder until a successor Master Servicer is selected in accordance with this Section 7.01(c). Upon receipt of the "request for proposal" materials, Trustee shall promptly thereafter (using such "request for proposal" materials provided by such Master Servicer pursuant to Section 7.01(b)) solicit good faith bids for the rights to service the Mortgage Loans and Companion Loans under this Agreement from at least three (3) Persons qualified to act as Master Servicer hereunder in accordance with Sections 6.02 and 7.02 (any such Person so qualified, a "Qualified Bidder") or, if three (3) Qualified Bidders cannot be located, then from as many persons as the Trustee can determine are Qualified Bidders; provided that, at the Trustee's request, the applicable Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to service the Mortgage Loans and Companion Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, within 45 days after the notice of termination of the applicable Master Servicer. The materials provided to the Trustee shall provide for soliciting bids: (i) on the basis of such successor Master Servicer retaining all Sub-Servicers to continue the primary servicing of the Mortgage Loans and Companion Loans pursuant to the terms of the respective Sub-Servicing Agreements (each, a "Servicing-Retained Bid"); and (ii) on the basis of terminating each Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with Section 3.22 (each, a "Servicing-Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing-Released Bid) (the "Successful Bidder") to act as successor Master Servicer hereunder; provided, however, that if the Trustee does not receive confirmation in writing by each Rating Agency that the appointment of such Successful Bidder as successor Master Servicer will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any class of Certificates within 10 days after the selection of such Successful Bidder, then the Trustee shall repeat the bid process described above (but subject to the above-described 45-day time period) until such confirmation is obtained. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof no later than 45 days after notice of the termination of the Master Servicer.

            Upon the assignment and acceptance of master servicing rights hereunder (subject to the terms of Section 3.11) to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing-Retained Bid, to the applicable Master Servicer to be terminated pursuant to Section 7.01(b), the amount of such cash bid received from the Successful Bidder (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing) and (ii) if the successful bid was a Servicing-Released Bid, to the Master Servicer and each terminated Sub-Servicer its respective Bid Allocation.

            The applicable Master Servicer to be terminated pursuant to Section 7.01(b) shall be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to service the Mortgage Loans, which expenses are not reimbursed to the party that incurred such expenses pursuant to the preceding paragraph.

            If the Successful Bidder has not entered into this Agreement as successor Master Servicer within the above-described time period or no Successful Bidder was identified within the above-described time period, the applicable Master Servicer to be terminated pursuant to Section 7.01(b) shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(c). The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with
Section 7.02.

            (d) The Directing Certificateholder shall be entitled to terminate the rights (subject to Section 3.11 and Section 6.03(d)) and obligations of the Special Servicer under this Agreement, with or without cause, upon ten (10) Business Days' notice to the Special Servicer, the Master Servicers and the Trustee; such termination to be effective upon the appointment of a successor Special Servicer meeting the requirements of this Section 7.01(d). Upon a termination or resignation of such Special Servicer, the Directing Certificateholder shall appoint a successor Special Servicer; provided, however, that (i) such successor will meet the requirements set forth in Section 7.02 and
(ii) as evidenced in writing by each of the Rating Agencies, the proposed successor of such Special Servicer will not, in and of itself, result in a downgrading, withdrawal or qualification of the then-current ratings provided by the Rating Agencies in respect to any Class of then outstanding Certificates that is rated.

            Notwithstanding the foregoing or any other provision of this Agreement, with respect to the Brookdale Office Portfolio Loan Pair, it is acknowledged and agreed that, so long as no Brookdale Office Control Appraisal Event exists, the related Companion Holder may terminate the Special Servicer and appoint the entity specified in the Brookdale Office Portfolio Intercreditor Agreement as Special Servicer for the Brookdale Office Portfolio Loan Pair within 90 days of the date of the Brookdale Office Portfolio Intercreditor Agreement in accordance with and pursuant to this Section by notice given to the Trustee and the applicable Master Servicer so long as (A) such appointment occurs within 90 days after the date of the Brookdale Office Portfolio Intercreditor Agreement, (B)(i) the replacement special servicer or an affiliate thereof (a "Permitted Brookdale Office Portfolio Replacement Special Servicer"), is on the S&P Select Servicer List as a U.S. Commercial Mortgage Special Servicer, (ii) the Permitted Brookdale Office Portfolio Replacement Special Servicer meets the criteria established by Moody's for approved special servicers and (iii) the Permitted Brookdale Office Portfolio Replacement Special Servicer is rated at least "CSS3" by Fitch; provided that if a Rating Agency specified in clause (i), (ii) or (iii) is not then rating the Certificates, the Permitted Brookdale Office Portfolio Replacement Special Servicer shall not be required to meet the condition specified with respect to such Rating Agency and
(C) the Permitted Brookdale Office Portfolio Replacement Special Servicer shall have (i) executed and delivered to the Trustee an assumption agreement assuming the obligations of the Special Servicer with respect to the Brookdale Office Portfolio Loan Pair from and after the date of the appointment, in the form attached hereto as Exhibit X, and (ii) delivered an Opinion of Counsel (at the expense of the Permitted Brookdale Office Portfolio Replacement Special Servicer) to the effect that the designation of such Person as Special Servicer with respect to the Brookdale Office Portfolio Loan Pair is in compliance with the second paragraph of this Section 7.01(d), that upon the execution and delivery of such assumption agreement such Person shall be bound by the terms of this Agreement applicable following such assumption and that this Agreement shall be enforceable against such Person in accordance with its terms following such assumption.

            (e) No penalty or fee shall be payable to the terminated Special Servicer with respect to any termination pursuant to Section 7.01(d). All costs and expenses of any such termination made without cause shall be paid by the Holders of the Controlling Class.

            (f) The applicable Master Servicer and Special Servicer shall, as the case may be, from time to time, take all such reasonable actions as are required by it in accordance with the related Servicing Standards in order to prevent the Certificates from being placed on "watch" status or downgraded due to servicing or special servicing, as applicable, concerns by any Rating Agency.

            Section 7.02 Trustee to Act; Appointment of Successor. On and after the time a Master Servicer or the Special Servicer, as the case may be, either resigns pursuant to Subsection (a) of the first sentence of Section 6.04 or receives a notice of termination for cause pursuant to Section 7.01(b), and provided that no acceptable successor has been appointed within the time period specified in Section 7.01(c), the Trustee shall be the successor to the applicable Master Servicer or the Special Servicer, until such successor is appointed by the Directing Certificateholder as provided in Section 7.01(c), as applicable, in all respects in its capacity as a Master Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to, and have the benefit of, all of the rights, (subject to Section 3.11 and Section 6.03) benefits, responsibilities, duties, liabilities and limitations on liability relating thereto and that arise thereafter placed on or for the benefit of the Master Servicer or Special Servicer by the terms and provisions hereof; provided, however, that any failure to perform such duties or responsibilities caused by the terminated party's failure under Section 7.01 to provide information or moneys required hereunder shall not be considered a default by such successor hereunder. The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen prior to its termination as Master Servicer, and the appointment of a successor Special Servicer shall not affect any liability of the predecessor Special Servicer which may have arisen prior to its termination as Special Servicer. The Trustee in its capacity as successor to the Master Servicer or the Special Servicer, as the case may be, shall not be liable for any of the representations and warranties of such Master Servicer or the Special Servicer, respectively, herein or in any related document or agreement, for any acts or omissions of the predecessor Master Servicer or Special Servicer or for any losses incurred by such Master Servicer pursuant to
Section 3.06 hereunder, nor shall the Trustee be required to purchase any Mortgage Loan hereunder solely as a result of its obligations as successor Master Servicer or Special Servicer, as the case may be. Subject to Section 3.11, as compensation therefor, the Trustee as successor Master Servicer shall be entitled to the Servicing Fees and all fees relating to the Mortgage Loans which such Master Servicer would have been entitled to if such Master Servicer had continued to act hereunder, including but not limited to any income or other benefit from any Permitted Investment pursuant to Section 3.06, and subject to
Section 3.11, the Trustee as successor to the Special Servicer shall be entitled to the Special Servicing Fees to which the Special Servicer would have been entitled if the Special Servicer had continued to act hereunder. Should the Trustee succeed to the capacity of the Master Servicer or the Special Servicer, as the case may be, the Trustee shall be afforded the same standard of care and liability as such Master Servicer or the Special Servicer, as applicable, hereunder notwithstanding anything in Section 8.01 to the contrary, but only with respect to actions taken by it in its role as successor Master Servicer or successor Special Servicer, as the case may be, and not with respect to its role as Trustee hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to act as successor to the Master Servicer or Special Servicer, or shall, if it is unable to so act, or if the Trustee is not approved as a servicer by each Rating Agency, or if the Directing Certificateholder or the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution which meets the criteria set forth in Section 6.04 and otherwise herein, as the successor to the Master Servicer or the Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Master Servicer or Special Servicer hereunder. No appointment of a successor to a Master Servicer or the Special Servicer hereunder shall be effective until the assumption in writing by the successor to the applicable Master Servicer or the Special Servicer of all its responsibilities, duties and liabilities hereunder that arise thereafter and upon Rating Agency confirmation, and which appointment has been approved by the Directing Certificateholder, such approval not to be unreasonably withheld. Pending appointment of a successor to a Master Servicer or the Special Servicer hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as herein above provided. In connection with such appointment and assumption of a successor to the applicable Master Servicer or Special Servicer as described herein, the Trustee or the applicable Master Servicer, as the case may be, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation with respect to a successor Master Servicer or successor Special Servicer, as the case may be, shall be in excess of that permitted the terminated Master Servicer or Special Servicer, as the case may be, hereunder. The Trustee, each Master Servicer or the Special Servicer (whichever is not the terminated party) and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under this Agreement shall be borne by the predecessor servicer.

            Section 7.03 Notification to Certificateholders. (a) Upon any resignation of any Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of any Master Servicer or the Special Servicer pursuant to
Section 7.01 or any appointment of a successor to any Master Servicer or the Special Servicer pursuant to Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

            (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five (5) days after the Trustee would be deemed to have notice of the occurrence of such an event in accordance with
Section 8.02(vii), the Trustee shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.

            Section 7.04 Waiver of Events of Default. The Holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default within 20 days of the receipt of notice from the Trustee of the occurrence of such Event of Default; provided, however, that an Event of Default under clause (i) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. Upon any such waiver of an Event of Default by Certificateholders, the Trustee shall be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Event of Default prior to such waiver from the Trust Fund. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

            Section 7.05 Trustee as Maker of Advances. In the event that any Master Servicer fails to fulfill its obligations hereunder to make any Advances and such failure remains uncured, the Trustee shall perform such obligations (x) within five Business Days following such failure by such Master Servicer with respect to Servicing Advances resulting in an Event of Default under Section 7.01(a)(iii) hereof to the extent a Responsible Officer of the Trustee has actual knowledge of such failure with respect to such Servicing Advances and (y) by noon, New York City time, on the related Distribution Date with respect to P&I Advances pursuant to the Trustee's notice of failure pursuant to Section 4.03(a) unless such failure has been cured. With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the applicable Master Servicer's rights with respect to Advances hereunder, including, without limitation, such Master Servicer's rights of reimbursement and interest on each Advance at the Reimbursement Rate, and rights to determine that a proposed Advance is a Nonrecoverable P&I Advance or Servicing Advance, as the case may be, (without regard to any impairment of any such rights of reimbursement caused by such Master Servicer's default in its obligations hereunder); provided, however, that if Advances made by the Trustee and any Master Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of such Master Servicer for such Advances. The Trustee shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance hereunder.

                              [End of Article VII]

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            Section 8.01 Duties of the Trustee. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall notify the party providing such instrument and requesting the correction thereof. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, any Master Servicer or the Special Servicer or another Person, and accepted by the Trustee in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

            (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement (unless a higher percentage of Voting Rights is required for such action).

            Section 8.02 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 8.01:

            (i) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

            (iii) The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (iv) The Trustee shall not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity from such requesting Holders against such expense or liability as a condition to taking any such action. The reasonable expense of every such reasonable examination shall be paid by the requesting Holders;

            (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the Trustee of its duties or obligations hereunder;

            (vii) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Certificates or this Agreement; and

            (viii) The Trustee shall not be responsible for any act or omission of any Master Servicer or the Special Servicer (unless the Trustee is acting as a Master Servicer or Special Servicer, as the case may be in which case the Trustee shall only be responsible for its own actions as a Master Servicer or Special Servicer) or of the Depositor.

            Section 8.03 Trustee Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans. The recitals contained herein and in the Certificates, other than the acknowledgments of the Trustee in Sections 2.02 and
2.05 and the signature, if any, of the Certificate Registrar and Authenticating Agent set forth on any outstanding Certificate, shall be taken as the statements of the Depositor, each Master Servicer or the Special Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature, if any, of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the applicable Certificate Account or any other account by or on behalf of the Depositor, each Master Servicer, the Special Servicer or the Trustee. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, any Master Servicer or the Special Servicer and accepted by the Trustee, in good faith, pursuant to this Agreement.

            Section 8.04 Trustee May Own Certificates. The Trustee in its individual capacity, not as Trustee, may become the owner or pledgee of Certificates, and may deal with the Depositor, each Master Servicer, the Special Servicer, the Initial Purchaser and the Underwriters in banking transactions, with the same rights it would have if it were not Trustee.

            Section 8.05 Fees and Expenses of Trustee; Indemnification of Trustee. (a) As compensation for the performance of their respective duties hereunder, the Trustee will be paid the Trustee Fee, equal to the Trustee's portion of one month's interest at the Trustee Fee Rate, which shall cover recurring and otherwise reasonably anticipated expenses of the Trustee. The Trustee Fee shall be paid monthly on a Mortgage Loan-by-Mortgage Loan basis. As to each Mortgage Loan and REO Loan, the Trustee Fee shall accrue from time to time at the Trustee's portion of Trustee Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Mortgage Loan and a 360-day year consisting of twelve 30-day months. The Trustee Fee (which shall not be limited to any provision of law in regard to the compensation of a Trustee of an express trust) shall constitute the Trustee's sole form of compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. No Trustee Fee shall be payable with respect to the Companion Loans.

            (b) The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified and held harmless by the Trust Fund (to the extent of amounts on deposit in the Certificate Accounts or Lower-Tier Distribution Account from time to time) against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, and expenses incurred in becoming successor master servicer or successor special servicer, to the extent not otherwise paid hereunder) arising out of, or incurred in connection with, any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee hereunder; provided, however, that Trustee shall not be entitled to indemnification pursuant to this Section 8.05(b) for (i) allocable overhead,
(ii) expenses or disbursements incurred or made by or on behalf of the Trustee in the normal course of the Trustee performing its duties in accordance with any of the provisions hereof, which are not "unanticipated expenses of the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii), (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein. The provisions of this Section 8.05(b) shall survive the termination of this Agreement and any resignation or removal of the Trustee and appointment of a successor thereto.

            Section 8.06 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and shall not be an Affiliate of any Master Servicer or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, any Master Servicer or the Special Servicer, as the case may be, pursuant to Section 7.02), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated at least "A+" by S&P, "Aa3" by Moody's or "AA-" by Fitch (or such entity as would not, as evidenced in writing by such Rating Agency, result in the qualification, downgrading or withdrawal of any of the ratings then assigned thereby to the Certificates).

            Notwithstanding the foregoing, if the Trustee meets the provisions of (i) and (ii) above, but does not meet the provisions of (iii) above, the Trustee shall be deemed to meet the provisions of (iii) if it appoints a fiscal agent as a back-up liquidity provider, provided that such fiscal agent shall have a long-term senior unsecured debt rating of at least "AA-" by S&P, "Aa3" by Moody's or "AA-" by Fitch.

            If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event the place of business from which the Trustee administers the Upper-Tier REMIC and the Lower-Tier REMIC or in which the Trustee's office is located is in a state or local jurisdiction that imposes a tax on the Trust Fund on the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions), the Trustee shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07,
(ii) pay such tax at no expense to the Trust or (iii) administer the Upper-Tier REMIC and the Lower-Tier REMIC from a state and local jurisdiction that does not impose such a tax.

            Section 8.07 Resignation and Removal of the Trustee. (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, each Master Servicer, the Special Servicer, the Swap Counterparty and the Trustee and to all Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to each Master Servicer and the Directing Certificateholder by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to each Master Servicer, the Special Servicer, the Certificateholders, the Swap Counterparty and the Trustee by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or any Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee shall fail (other than by reason of the failure of either the applicable Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control), to timely publish any report to be delivered, published or otherwise made available by the Trustee pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the Trustee fails to make distributions required pursuant to Sections 3.05(c), 4.01 or 9.01, then the Depositor may remove the Trustee and appoint a successor Trustee acceptable to each Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor Trustee in the case of the removal of the Trustee. A copy of such instrument shall be delivered to each Master Servicer, the Special Servicer and the Certificateholders by the Depositor.

            (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor Trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to each Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by each Master Servicer.

            (d) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

            Upon any succession of a Trustee under this Agreement, the predecessor Trustee shall be entitled to the payment of accrued and unpaid compensation and reimbursement as provided for under this Agreement for services rendered and expenses incurred (including without limitation, unreimbursed Advances). No Trustee shall be personally liable for any action or omission of any successor Trustee.

            Section 8.08 Successor Trustee. (a) Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, each Master Servicer, the Special Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian, at Custodian's option shall become the agent of the successor Trustee), and the Depositor, each Master Servicer, the Special Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee all such rights, powers, duties and obligations, and to enable the successor Trustee to perform its obligations hereunder.

            (b) No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06.

            (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the Trustee shall mail notice of the succession of such Trustee to the Depositor and the Certificateholders.

            Section 8.09 Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee shall be the successor of the Trustee hereunder; provided, that, in the case of the Trustee, such successor Person shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee will provide notice of such event to each Master Servicer, the Special Servicer, the Depositor and the Rating Agencies.

            Section 8.10 Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof. All co-trustee fees shall be payable out of the Trust Fund.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to any Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate Trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate Trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

            (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

            Section 8.11 Appointment of Custodians. The Trustee may appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor or any Affiliate of the Depositor. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. Any Custodian appointed hereunder must maintain a fidelity bond and errors and omissions policy in an amount customary for Custodians which serve in such capacity in commercial mortgage loan securitization transactions.

            Section 8.12 Access to Certain Information. (a) On or prior to the date of the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Trustee three copies of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate relates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee a copy of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trustee shall maintain at its offices primarily responsible for administering the Trust Fund and shall, upon reasonable advance notice, make available during normal business hours for review by any Holder of a Certificate, the Depositor, each Master Servicer, the Special Servicer, any Rating Agency or any other Person to whom the Trustee believes such disclosure is appropriate, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Trustee and (ii) in all cases (a) this Agreement and any amendments hereto entered into pursuant to Section 11.01, (b) all statements required to be delivered to Certificateholders of the relevant Class pursuant to
Section 4.02 since the Closing Date, (c) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 3.13, (d) all accountants' reports delivered to the Trustee since the Closing Date pursuant to
Section 3.14, (e) any inspection report prepared by any Master Servicer, Sub-Servicer or Special Servicer, as applicable, and delivered to the Trustee and the applicable Master Servicer in respect of each Mortgaged Property pursuant to Section 3.12(a), (f) as to each Mortgage Loan and Companion Loan pursuant to which the related Mortgagor is required to deliver such items or the Special Servicer has otherwise acquired such items, the most recent annual operating statement and rent roll of the related Mortgaged Property and financial statements of the related Mortgagor and any other reports of the Mortgagor collected by the applicable Master Servicer, Sub-Servicer or Special Servicer, as applicable, and delivered to the Trustee pursuant to Section 3.12(c), together with the accompanying written reports to be prepared by the Special Servicer and delivered to the Trustee pursuant to Section 3.12(b), (g) any and all notices, reports and Environmental Assessments delivered to the Trustee with respect to any Mortgaged Property securing a Defaulted Mortgage Loan and Companion Loan as to which the environmental testing contemplated by
Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied (but only for so long as such Mortgaged Property or the related Mortgage Loan are part of the Trust
Fund), (h) any and all modifications, waivers and amendments of the terms of a Mortgage Loan and Companion Loan entered into by the applicable Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.20 (but only for so long as the affected Mortgage Loan and Companion Loan is part of the Trust Fund), (i) any and all Officer's Certificates delivered to the Trustee to support the applicable Master Servicer's determination that any P&I Advance or Servicing Advance was or, if made, would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be, (j) any and all of the Mortgage Loan and Companion Loan documents contained in the Mortgage File, (k) any and all Appraisals obtained pursuant to the definition of "Appraisal Reduction" herein, (l) information regarding the occurrence of Servicing Transfer Events as to the Mortgage Loans and (m) any and all Sub-Servicing Agreements and any amendments thereto and modifications thereof. Copies of any and all of the foregoing items will be available from the Trustee upon request; provided, however, that the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies, except in the case of copies provided to the Directing Certificateholder or the Rating Agencies, which shall be free of charge (except for extraordinary or duplicate requests). In addition, without limiting the generality of the foregoing, any Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class NR Certificateholder may upon request from the Trustee obtain a copy of any factual report (other than the Asset Status Report) delivered to the Rating Agencies under this Agreement. Any holder of the Class HG-1, Class HG-2, Class HG-3, Class HG-4, Class HG-5 or Class HG-X Certificates may, with respect to the Houston Galleria Whole Loan, upon request to the Trustee obtain a copy of any factual report (other than the Asset Status Report) delivered to the Rating Agencies under this Agreement.

            (b) The Trustee shall make available to certain financial market publishers, which initially shall be Bloomberg, L.P., Trepp, LLC and Intex Solutions LLC on a monthly basis all CMSA reports and any other reports required to be delivered by the Trustee pursuant to Article IV hereof. If any such information is provided on or before March 28, 2005, the Trustee shall make the Prospectus available to Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.

            (c) Notwithstanding anything to the contrary herein, in addition to the reports and information made available and distributed pursuant to the terms of this Agreement (including the information set forth in Section 8.12(a)), the Trustee shall, in accordance with such reasonable rules and procedures as each may adopt (which may include the requirement that an agreement that provides that such information shall be used solely for purposes of evaluating the investment characteristics of the Certificates be executed), also provide the reports available to Certificateholders pursuant to Section 4.02, as well as certain additional information received by the Trustee, to any Certificateholder, the Underwriters, the Placement Agents, any Certificate Owner or any prospective investor identified as such by a Certificate Owner or Underwriter, that requests such reports or information; provided that the Trustee, as the case may be, shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of such reports or information.

            (d) With respect to any information furnished by the Trustee pursuant to this Section 8.12, the Trustee shall be entitled to indicate the source of such information and the Trustee may affix thereto any disclaimer it deems appropriate in its discretion. The Trustee shall notify Certificateholders of the availability of any such information in any manner as it, in its sole discretion, may determine. In connection with providing access to or copies of the items described in the preceding paragraph, the Trustee may require (a) in the case of Certificate Owners, a confirmation executed by the requesting Person substantially in form and substance reasonably acceptable to the Trustee, as applicable, generally to the effect that such Person is a beneficial holder of Certificates, is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, confirmation executed by the requesting Person in form and substance reasonably acceptable to the Trustee, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

            Section 8.13 Representations and Warranties of the Trustee.

            The Trustee hereby represents and warrants to the Depositor, the Master Servicers and the Special Servicer and for the benefit of the Certificateholders, as of the Closing Date, that:

            (i) The Trustee is a national banking association duly organized under the laws of the United States, duly organized, validly existing and in good standing under the laws thereof;

            (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

            (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of national banking associations specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee; and

            (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee;

            (b) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trustee, or compliance by the Trustee with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Trustee of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Trustee to perform its obligations hereunder.

                              [End of Article VIII]

                                   ARTICLE IX

                                   TERMINATION

            Section 9.01 Termination upon Repurchase or Liquidation of All Mortgage Loans. Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Trustee, the Depositor, the Master Servicers, the Special Servicer the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the final payment (or related Advance) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase or other liquidation by the Holders of the majority of the Controlling Class, the Special Servicer, any Master Servicer or the Holders of the Class LR Certificates, in that order of priority, of all the Mortgage Loans and the Trust Fund's portion of each REO Property remaining in the Trust Fund at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) included in the Trust Fund, (2) the Appraised Value of the Trust Fund's portion of each REO Property, if any, included in the Trust Fund (such Appraisals in clause (a)(2) to be conducted by an Independent MAI-designated appraiser selected and mutually agreed upon by the applicable Master Servicer and the Trustee, and approved by more than 50% of the Voting Rights of the Classes of Certificates then outstanding (other than the Controlling Class unless the Controlling Class is the only Class of Certificates then outstanding)) (which approval shall be deemed given unless more than 50% of such Certificateholders object within 20 days of receipt of notice thereof) and
(3) the reasonable out-of-pocket expenses of each Master Servicer with respect to such termination, unless the Master Servicer is the purchaser of such Mortgage Loans, minus (b) solely in the case where a Master Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to such Master Servicer in respect of such Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Servicing Fees, remaining outstanding (which items shall be deemed to have been paid or reimbursed to such Master Servicer in connection with such purchase) and
(iii) exchange by the Sole Certificateholder pursuant to the terms of the immediately succeeding paragraph, the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and the Trust Fund's portion of each REO Property remaining in the Trust Fund as contemplated by clause (iii) of the first paragraph of this Section 9.01 by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange. In the event that the Sole Certificateholder elects to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and the Trust Fund's portion of each REO Property remaining in the Trust in accordance with the preceding sentence, such Sole Certificateholder, not later than the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Certificate Accounts an amount in immediately available funds equal to all amounts due and owing to the Depositor, the Master Servicers, the Special Servicer and the Trustee hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Certificate Account, or an escrow account acceptable to the respective parties hereto, pursuant to Section 3.05(a) or that may be withdrawn from the Distribution Account pursuant to Section 3.05(a), but only to the extent that such amounts are not already on deposit in the Certificate Account. In addition, each Master Servicer shall transfer all amounts required to be transferred to the Lower-Tier Distribution Account on the P&I Advance Date related to such Distribution Date in which the final distribution on the Certificates is to occur from the Certificate Account pursuant to the first paragraph of Section 3.04(b). Upon confirmation that such final deposits have been made and following the surrender of all its Certificates (other than the Class S and the Residual Certificates) on the final Distribution Date, the Trustee shall, upon receipt of a Request for Release from each Master Servicer, release or cause to be released to the Sole Certificateholder or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund, and the Trust Fund shall be liquidated in accordance with Section
9.02. Such transfers shall be subject to any rights of any Sub-Servicers to service or perform select servicing functions with respect to the Mortgage Loans. Solely for federal income tax purposes, the Sole Certificateholder shall be deemed to have purchased the assets of the Lower-Tier REMIC for an amount equal to the remaining Certificate Balance of its Certificates (other than the Class S and the Residual Certificates), plus accrued, unpaid interest with respect thereto, and the Trustee shall credit such amounts against amounts distributable in respect of such Certificates and Related Uncertificated Lower-Tier Interests.

            The obligations and responsibilities under this Agreement of the Depositor, the Master Servicers, the Special Servicer, the Trustee and the applicable Companion Paying Agent shall terminate with respect to any Companion Loan to the extent (i) its related AB Mortgage Loan has been paid in full or is no longer part of the Trust Fund, (ii) the Houston Galleria Loan and the Houston Galleria Non-Trust Subordinate Companion Loan have been paid in full or are no longer part of the Trust Fund and (ii) no amounts payable by the related Companion Holder to or for the benefit of the Trust or any party hereto in accordance with the related Intercreditor Agreement remain due and owing.

            The Holders of the majority of the Controlling Class, the Special Servicer, each Master Servicer or the Holders of the Class LR Certificates, in that order of priority, may, at their option, elect to purchase all of the Mortgage Loans (and all property acquired through exercise of remedies in respect of any Mortgage Loan) and the Trust Fund's portion of each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the Trustee and the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that each Master Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates may so elect to purchase all of the Mortgage Loans and the Trust Fund's portion of each REO Property remaining in the Trust Fund only on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund's portion of any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement. In the event that any Master Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates purchases all of the Mortgage Loans and the Trust Fund's portion of each REO Property remaining in the Trust Fund in accordance with the preceding sentence, such Master Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates, as applicable, shall deposit in the Lower-Tier Distribution Account not later than the P&I Advance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to
Section 3.05(a), which portion shall be deposited in the Certificate Account). In addition, the applicable Master Servicer shall transfer to the Lower-Tier Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Certificate Account pursuant to the first paragraph of
Section 3.04(b), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution and, without duplication, pay to the Swap Counterparty any Class A-2FL Net Swap Payment as required by the penultimate paragraph of Section 3.04(b). Upon confirmation that such final deposits and payments have been made, the Trustee shall release or cause to be released to the applicable Master Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates, as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by such Master Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund.

            For purposes of this Section 9.01, the Holders of the majority of the Controlling Class shall have the first option to terminate the Trust Fund, then the Special Servicer, then each Master Servicer, and then the Holders of the Class LR Certificates. For purposes of this Section 9.01, the Directing Certificateholder, with the consent of the Holders of the Controlling Class, shall act on behalf of the Holders of the Controlling Class in purchasing the assets of the Trust Fund and terminating the Trust.

            Notice of any termination pursuant to this Section 9.01 shall be given promptly by the Trustee by letter to the Certificateholders, the Swap Counterparty and each Rating Agency and, if not previously notified pursuant to this Section 9.01, to the other parties hereto mailed (a) in the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates, or (b) otherwise during the month of such final distribution on or before the P&I Advance Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated.

            After transferring the Lower-Tier Distribution Amount and the amount of any Yield Maintenance Charges distributable pursuant to Section 4.01(d) to the Upper-Tier Distribution Account (and with respect to any amounts payable to the Class A-2FL Regular Interest, from the Upper-Tier Distribution Account to the Floating Rate Account), in each case pursuant to Section 3.04(b), and upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Upper-Tier Distribution Account (or, in the case of the Class A-2FL Certificates, amounts then on deposit in the Floating Rate Account after payment of any Class A-2FL Net Swap Payment to the Swap Counterparty, as specified in
Section 4.01(k)) that are allocable to payments on the Class of Certificates so presented and surrendered and to the Holders of the Class S Certificates any amounts remaining on deposit in the Excess Interest Distribution Account. Amounts transferred from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account as of the final Distribution Date (exclusive of any portion of such amounts payable or reimbursable to any Person pursuant to clause (ii) of
Section 3.05(e)) shall be allocated for these purposes, in the amounts and in accordance with the priority set forth in Sections 4.01(b), 4.01(d) and 4.01(e) and shall be distributed in termination and liquidation of the Uncertificated Lower-Tier Interests and the Class LR Certificates in accordance with Sections 4.01(b), 4.01(d) and 4.01(e). Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of the Certificateholders not presenting and surrendering their Certificates in the aforesaid manner and shall be disposed of in accordance with this Section 9.01 and Section 4.01(g).

            Section 9.02 Additional Termination Requirements. (a) In the event any Master Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates purchases all of the Mortgage Loans and the Trust Fund's portion of each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, which meet the definition of a "qualified liquidation" in Section 860F(a)(4) of the Code:

            (i) the Trustee shall specify the date of adoption of the plan of complete liquidation (which shall be the date of mailing of the notice specified in Section 9.01) in a statement attached to each of the Upper-Tier REMIC's and the Lower-Tier REMIC's final Tax Return pursuant to Treasury Regulations Section 1.860F-1;

            (ii) during the 90-day liquidation period and at or prior to the time of the making of the final payment on the Certificates, the Trustee shall sell all of the assets of the Trust Fund to the applicable Master Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates, as applicable, for cash; and

            (iii) within such 90-day liquidation period and immediately following the making of the final payment on the Uncertificated Lower-Tier Interests and the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class LR Certificates (in the case of the Lower-Tier REMIC) and the Class R Certificates (in the case of the Upper-Tier REMIC) all cash on hand (other than cash retained to meet claims), and the Trust Fund and each of the Lower-Tier REMIC and the Upper-Tier REMIC shall terminate at that time.

            (b) In the event the Trust Fund is to be terminated while the Swap Contract is still in effect, the Trustee shall promptly notify the Swap Counterparty in writing of the date on which the Trust Fund is to be terminated and that the notional amount of the Swap Contract will be reduced to zero on such date. Based on the date of termination, the Trustee shall calculate the Class A-2FL Net Swap Payment, if any, as specified in Section 3.32, and prior to any final distributions to the Holders of the Class A-2FL Certificates pursuant to Section 9.01, shall pay such Class A-2FL Net Swap Payment, if any, to the Swap Counterparty. In the event that any fees (including termination fees) are payable to the Swap Counterparty in connection with such termination, such fees will be payable to the Swap Counterparty solely from amounts remaining in the Floating Rate Account after all distributions to the Class A-2FL Certificates are made pursuant to Section 9.01.

                               [End of Article IX]

                                   ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

            Section 10.01 REMIC Administration. (a) The Trustee shall make elections or cause elections to be made to treat each of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC under the Code and, if necessary, under Applicable State and Local Tax Law. Each such election will be made on Form 1066 or other appropriate federal tax return for the taxable year ending on the last day of the calendar year in which the Uncertificated Lower-Tier Interests and the Certificates are issued. For the purposes of the REMIC election in respect of the Upper-Tier REMIC, each Class of the Regular Certificates (other than the Class A-2FL Certificates) and the Class A-2FL Regular Interest shall be designated as the "regular interests" and the Class R Certificates shall be designated as the sole class of "residual interests" in the Upper-Tier REMIC. For purposes of the REMIC election in respect of the Lower-Tier REMIC, each Class of Uncertificated Lower-Tier Interests shall be designated as the "regular interests" and the Class LR Certificates shall be designated as the sole class of "residual interests" in the Lower-Tier REMIC. None of the Special Servicer, the Master Servicers nor the Trustee shall permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the Lower-Tier REMIC or the Upper-Tier REMIC other than the foregoing interests.

            (b) The Closing Date is hereby designated as the "startup day" of each of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of
Section 860G(a)(9) of the Code.

            (c) The Trustee shall act on behalf of each REMIC in relation to any tax matter or controversy involving any REMIC and shall represent each REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the Trustee shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans and any REO Properties on deposit in the Certificate Account as provided by Section 3.05(a) unless such legal expenses and costs are incurred by reason of the Trustee's willful misfeasance, bad faith or gross negligence. The Holder of the largest Percentage Interest in each of the (i) Class R and (ii) Class LR Certificates shall be designated, in the manner provided under Treasury Regulations Section 1.860F-4(d) and temporary Treasury Regulations Section 301.6231(a)(7)-1T, as the "tax matters person" of the (i) Upper-Tier REMIC and (ii) the Lower-Tier REMIC, respectively. By their acceptance thereof, the Holders of the largest Percentage Interest in each of the (i) Class R and (ii) Class LR Certificates hereby agrees to irrevocably appoint the Trustee as their agent to perform all of the duties of the "tax matters person" for the (i) Upper-Tier REMIC and (ii) the Lower-Tier REMIC, respectively.

            (d) The Trustee shall prepare or cause to be prepared and shall file, or cause to be filed, all of the Tax Returns that it determines are required with respect to each of the Lower-Tier REMIC and the Upper-Tier REMIC created hereunder, and shall cause the Trustee to sign such Tax Returns in a timely manner. The ordinary expenses of preparing such returns shall be borne by the Trustee without any right of reimbursement therefor. The Trustee agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions, if such errors or omissions are caused by the negligence, bad faith or willful misconduct of the Trustee.

            (e) The Trustee shall provide or cause to be provided (i) to any Transferor of a Class R Certificate or Class LR Certificate such information as is necessary for the application of any tax relating to the transfer of such Class R Certificate or Class LR Certificate to any Person who is a Disqualified Organization, or in the case of a Transfer to an Agent thereof, to such Agent,
(ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service on Form 8811, within 30 days after the Closing Date, the name, title, address and telephone number of the "tax matters person" who will serve as the representative of each of the Lower-Tier REMIC and the Upper-Tier REMIC created hereunder.

            (f) The Trustee shall take such actions and shall cause the Trust Fund to take such actions as are reasonably within the Trustee's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status of each of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC under the REMIC Provisions. Neither the Master Servicers nor the Special Servicer shall knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (ii) result in the imposition of a tax upon the Lower-Tier REMIC or the Upper-Tier REMIC or the Trust Fund (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on "net income from foreclosure property") (either such event an "Adverse REMIC Event") unless the Trustee receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Trustee determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Trustee) to the effect that the contemplated action will not, with respect to the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC created hereunder, endanger such status or, unless the Trustee determines in its sole discretion to indemnify the Trust Fund against such tax, result in the imposition of such a tax (not including a tax on "net income from foreclosure property"). The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action or inaction. In addition, prior to taking any action with respect to the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC or any of their respective assets, or causing the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will determine whether such action could cause an Adverse REMIC Event to occur with respect to the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC and the Trustee shall not take any action or cause the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC to take any such action as to which it has determined that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such decision, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Trustee. At all times as may be required by the Code, the Trustee will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each of the Lower-Tier REMIC and the Upper-Tier REMIC as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (g) In the event that any applicable federal, state or local tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on the Lower-Tier REMIC or the Upper-Tier REMIC, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates, except as provided in the last sentence of this Section 10.01(g); provided that with respect to the estimated amount of tax imposed on any "net income from foreclosure property" pursuant to Section 860G(c) of the Code or any similar tax imposed by a state or local tax authority, the Special Servicer shall retain in the related REO Account a reserve for the payment of such taxes in such amounts and at such times as it shall deem appropriate (or as advised by the Trustee in writing), and shall remit to the applicable Master Servicer such reserved amounts as such Master Servicer shall request in order to pay such taxes. Except as provided in the preceding sentence, the applicable Master Servicer shall withdraw from the applicable Certificate Account sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is estimated to be legally owed by the Lower-Tier REMIC or the Upper-Tier REMIC (but such authorization shall not prevent the Trustee from contesting, at the expense of the Trust Fund (other than as a consequence of a breach of its obligations under this Agreement), any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Trustee is hereby authorized to and shall segregate, into a separate non-interest bearing account, the net income from any "prohibited transaction" under Section 860F(a) of the Code or the amount of any taxable contribution to the Lower-Tier REMIC or the Upper-Tier REMIC after the Startup Day that is subject to tax under Section 860G(d) of the Code and use such income or amount, to the extent necessary, to pay such prohibited transactions tax. To the extent that any such tax (other than any such tax paid in respect of "net income from foreclosure property") is paid to the Internal Revenue Service or applicable state or local tax authorities, the Trustee shall retain an equal amount from future amounts otherwise distributable to the Holders of Residual Certificates (as applicable) and shall distribute such retained amounts, (x) in the case of the Uncertificated Lower-Tier REMIC Interests, to the Upper-Tier REMIC to the extent they are fully reimbursed for any Collateral Support Deficit or Houston Galleria Collateral Support Deficit arising therefrom and then to the Holders of the Class LR Certificates in the manner specified in Section 4.01(b) and (y) in the case of the Upper-Tier REMIC, to the Holders of Class A (other than Class A-2FL), Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class NR, Class X-1 and Class X-2 Certificates and the Class A-2FL Regular Interest, as applicable, or the Class HG-X, Class HG-1, Class HG-2, Class HG-3, Class HG-4 and Class HG-5 Certificates, in the manner specified in Section 4.01(a), to the extent they are fully reimbursed for any Collateral Support Deficit or Houston Galleria Collateral Support Deficit, arising therefrom and then to the Holders of the Class R Certificates. None of the Trustee, the Master Servicers or the Special Servicer shall be responsible for any taxes imposed on the Lower-Tier REMIC or the Upper-Tier REMIC except to the extent such taxes arise as a consequence of a breach of their respective obligations under this Agreement which breach constitutes willful misfeasance, bad faith, or negligence by such party.

            (h) The Trustee shall, for federal income tax purposes, maintain or cause to be maintained books and records with respect to each of the Lower-Tier REMIC and the Upper-Tier REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

            (i) Following the Startup Day, the Trustee shall not accept any contributions of assets to the Lower-Tier REMIC and the Upper-Tier REMIC unless the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the Lower-Tier REMIC or the Upper-Tier REMIC will not (i) cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interests or Certificates are outstanding or (ii) subject any of the Trust Fund or the Lower-Tier REMIC or the Upper-Tier REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (j) The Trustee shall not enter into any arrangement by which the Trust Fund or the Lower-Tier REMIC or the Upper-Tier REMIC will receive a fee or other compensation for services nor permit the Trust Fund or the Lower-Tier REMIC or the Upper-Tier REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (k) Solely for the purposes of Treasury Regulations Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" by which the Certificate Balance or Notional Amount of the Class A-2FL Regular Interest and each Class of Certificates (other than the Class X-2 Certificates) representing a "regular interest" in the Upper-Tier REMIC and by which the Lower-Tier Principal Amount of each Class of Uncertificated Lower-Tier Interests representing a "regular interest" in the Lower-Tier REMIC would be reduced to zero is the Rated Final Distribution Date. The "latest possible maturity date" of the Class X-2 Certificates is the Class X-2 Termination Date.

            (l) None of the Trustee, the Master Servicers or the Special Servicer, as applicable, shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by foreclosure or deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) or acquire any assets for the Trust Fund or the Lower-Tier REMIC or the Upper-Tier REMIC or sell or dispose of any investments in the Certificate Account or the REO Account for gain unless it has received an Opinion of Counsel that such sale, disposition or substitution will not (a) affect adversely the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (b) unless the Trustee, each Master Servicer or the Special Servicer, as applicable, has determined in its sole discretion to indemnify the Trust Fund against such tax, cause the Trust Fund or the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to a tax on "prohibited transactions" pursuant to the REMIC Provisions.

            Section 10.02 Use of Agents. (a) The Trustee shall execute all of its obligations and duties under this Article X through its Corporate Trust Office. The Trustee may execute any of its obligations and duties under this
Article X either directly or by or through agents or attorneys. The Trustee shall not be relieved of any of its duties or obligations under this Article X by virtue of the appointment of any such agents or attorneys.

            Section 10.03 Depositor, Master Servicers and Special Servicer to Cooperate with Trustee. (a) The Depositor shall provide or cause to be provided to the Trustee within ten (10) days after the Depositor receives a request from the Trustee, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, Prepayment Assumptions and projected cash flow of the Certificates.

            (b) Each Master Servicer and the Special Servicer shall each furnish such reports, certifications and information, and upon reasonable notice and during normal business hours, access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

            Section 10.04 Appointment of REMIC Administrators. (a) The Trustee may appoint at the Trustee's expense, one or more REMIC Administrators, which shall be authorized to act on behalf of the Trustee in performing the functions set forth in Section 10.01 herein. The Trustee shall cause any such REMIC Administrator to execute and deliver to the Trustee an instrument in which such REMIC Administrator shall agree to act in such capacity, with the obligations and responsibilities herein. The appointment of a REMIC Administrator shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the REMIC Administrator. Each REMIC Administrator must be acceptable to the Trustee and must be organized and doing business under the laws of the United States of America or of any State and be subject to supervision or examination by federal or state authorities. In the absence of any other Person appointed in accordance herewith acting as REMIC Administrator, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. If LaSalle Bank National Association is removed as Trustee, then LaSalle Bank National Association shall be terminated as REMIC Administrator.

            (b) Any Person into which any REMIC Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any REMIC Administrator shall be a party, or any Person succeeding to the corporate agency business of any REMIC Administrator, shall continue to be the REMIC Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the REMIC Administrator.

            (c) Any REMIC Administrator may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, the Trustee, the Master Servicers, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any REMIC Administrator by giving written notice of termination to such REMIC Administrator, the Master Servicers, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any REMIC Administrator shall cease to be eligible in accordance with the provisions of this Section 10.04, the Trustee may appoint a successor REMIC Administrator, in which case the Trustee shall given written notice of such appointment to the Master Servicers and the Depositor and shall mail notice of such appointment to all Certificateholders; provided, however, that no successor REMIC Administrator shall be appointed unless eligible under the provisions of this Section 10.04. Any successor REMIC Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as REMIC Administrator. No REMIC Administrator shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

                               [End of Article X]

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment. (a) This Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders or the Companion Holders:

            (i) to cure any ambiguity to the extent that it does not materially and adversely affect any Certificateholder or Companion Holder;

            (ii) to cause the provisions in this Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or this Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder;

            (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC, provided that the Trustee has received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder;

            (iv) to change the timing and/or nature of deposits into the Certificate Accounts, any Distribution Accounts or REO Account, provided that (a) the P&I Advance Date shall in no event be later than the Business Day prior to related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel (at the expense of the party requesting such amendment or at the expense of the Trust Fund if the requesting party is the Trustee), adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates as evidenced by a letter from each Rating Agency to such effect;

            (v) to modify, eliminate or add to the provisions of Section 5.02(c) or any other provision hereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

            (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, (x) as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder or Companion Holder not consenting thereto and (y) result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency;

            (vii) to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; and

            (viii) to modify the provisions of Sections 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates;

provided that no such amendment (A) changes in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of such Mortgage Loan Seller, (B) materially and adversely affects a Companion Holder (other than the Jordan Creek Companion Loan Holder) without such Companion Holder's consent (and in the case of the holder of the Brookdale Office Portfolio Companion Loan, prior written consent) or (C) adversely affects the Jordan Creek Companion Loan Holder without such Companion Holder's prior written consent.

            (b) This Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            (c) Notwithstanding the foregoing, none of the Trustee, the Depositor, the Master Servicers nor the Special Servicer will be required to consent to any amendment hereto without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment is permitted hereunder and that such amendment or the exercise of any power granted to the Master Servicers, the Depositor, the Special Servicer, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or the Grantor Trust, cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            (d) Promptly after the execution of any such amendment, the Trustee shall furnish a statement describing the amendment to each Certificateholder and a copy of such amendment to each Rating Agency.

            (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (f) The Trustee shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

            (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if any Master Servicer or the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Certificate Account.

            (h) The Servicing Standards shall not be amended unless each Rating Agency provides a written confirmation that such amendment would not cause a downgrading, qualification or withdrawal of the then current ratings assigned to any of the Certificates.

            (i) Notwithstanding any contrary provisions of this Agreement, this Agreement may not be amended in a manner that would adversely affect the distributions to the Swap Counterparty or the Class A-2FL Certificates or the rights of the Swap Counterparty under the Swap Contract or the rights of the holders of the Class A-2FL Certificates without the consent of the Swap Counterparty and 66 2/3% of the Holders of the Class A-2FL Certificates, respectively.

            Section 11.02 Recordation of Agreement; Counterparts. (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee at the expense of the Depositor on direction by the Special Servicer and with the consent of the Depositor (which may not be unreasonably withheld), but only upon direction accompanied by an Opinion of Counsel (the cost of which shall be paid by the Depositor) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            (c) The Trustee shall make any filings required under the laws of the state of its place of business required solely by virtue of the fact of the location of the Trustee's place of business, the costs of which, if any, to be at the Trustee's expense.

            Section 11.03 Limitation on Rights of Certificateholders. (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as herein before provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the related Percentage Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law. This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 11.05 Notices. Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if personally delivered at or couriered, sent by facsimile transmission or mailed by registered mail, postage prepaid (except for notices to a Mortgage Loan Seller, a Master Servicer, the Special Servicer and the Trustee which shall be deemed to have been duly given only when received), to: (i) in the case of the Depositor, J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, 10th Floor, New York, New York 10017, Attention: Dennis Schuh, Vice President, telecopy number: (212) 834-6593 with a copy to it at 270 Park Avenue, 40th Floor, New York 10017, Attention:
Bianca A. Russo, fax number (212) 270-7473; (ii)(a) in the case of the Master Servicer No. 1, Midland Loan Services, Inc., 10851 Mastin Street, Suite 700, Overland Park, Kansas 66210, Attention: President; telecopy number: (913) 253-9001; (b) in the case of the Master Servicer No. 2, GMAC Commercial Mortgage Corporation, 200 Witmer Road, Horsham, Pennsylvania 19044, Attention: Managing Director, Commercial Servicing Operations, Re: J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5, telecopy number: (215) 328-3478, with a copy to GMAC General Counsel, telecopy number (215) 328-3622; (iii) in the case of the Special Servicer, Midland Loan Services, Inc., 10851 Mastin Street, Suite 700, Overland Park, Kansas 66210, Attention: President, facsimile number: (913) 253-9001; (iv) in the case of the Trustee, LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services Group, J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5, telecopy number
(312) 904-2084; (v) in the case of the Rating Agencies, (a) S&P Ratings Services, 55 Water Street, New York, New York 10041-0003, Attention: CMBS Surveillance Group, fax number: (212) 438-2662; (b) Moody's Investors Services, Inc., 99 Church Street, 4th Floor, New York, New York 10041, Attention:
Commercial Mortgage Surveillance Group, fax number: (212) 553-0300; and (c) Fitch, Inc., One State Street Plaza, New York, New York, Attention: Commercial Mortgage Backed Securities Group, fax number: (212) 635 0295; (vi) in the case of the Mortgage Loan Sellers, (a) JPMorgan Chase Bank, N.A., 270 Park Avenue, 10th Floor, New York, New York 10017, Attention: Chuck Lee, fax number (212) 834-6593, with a copy to Bianca Russo, fax number (212) 834-6593; (b) Eurohypo AG, New York Branch, 1114 Avenue of the Americas, New York, New York 10036,
Attention: Mark Green, fax number: (212) 479-5800; (c) IXIS Real Estate Capital Corporation Inc., 9 West 57th Street, 36th Floor, New York, New York 10019,
Attention: Gregory Murphy, fax number: (212) 891-3454; (d) Nomura Credit & Capital, Inc., 2 World Financial Center, Building B, New York, New York 10281-1198, Attention: N. Dante LaRocca, fax number: (646) 587-9804; (e) PNC Bank, National Association, 10851 Mastin, Suite 300, Overland Park, Kansas 66210 (for deliveries or courier), and P.O. Box 25965, Shawnee Mission, Kansas 66225-5965 (for United States mail), Attention: Harry Funk, fax number: (913) 253-9001, with a copy to it at One PNC Plaza, 249 Fifth Avenue, 21st Floor, Pittsburgh, Pennsylvania 15222, Attention: Gretchen Lengel Kelly, fax number:
(412) 762-4334; and (f) AIG Mortgage Capital, LLC, 1 SunAmerica Center, 38th Floor, Los Angeles, California 90067, fax number: (310) 772-6584; (vii) in the case of the Swap Counterparty, JPMorgan Chase Bank, N.A.; 270 Park Avenue, 6th Floor, New York, New York 10017, Attention: Andrew Taylor, fax number (212) 834-6598; (viii) in the case of the Initial Directing Certificateholder, American Capital Strategies, Ltd., Attention: Doug Cooper, fax number: (301) 634-6714 and (ix) in the case of a Companion Holder, the address set forth in the related Intercreditor Agreement; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 11.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Grant of a Security Interest. The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts held from time to time in the Certificate Accounts, the Distribution Accounts, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account, the Interest Reserve Account and, if established, the REO Account, and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Mortgage Loans and (ii) this Agreement shall constitute a security agreement under applicable law. This Section 11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

            Section 11.08 Successors and Assigns; Third Party Beneficiaries. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. Each of the Mortgage Loan Sellers and the Companion Holders (and their agents) are intended third-party beneficiaries in respect of the respective rights afforded such party hereunder. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            Section 11.09 Article and Section Headings. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            Section 11.10 Notices to the Rating Agencies. (a) The Trustee shall use reasonable efforts promptly to provide notice to each Rating Agency and the Swap Counterparty with respect to each of the following of which it has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the occurrence of any Event of Default that has not been cured;

            (iii) the resignation or termination of the Trustee, the Master Servicer or the Special Servicer; and

            (iv) the repurchase or substitution of Mortgage Loans by a Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement.

            (b) Each Master Servicer shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) the resignation or removal of the Trustee;

            (ii) any change in the location of any Certificate Accounts;

            (iii) any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Trustee;

            (iv) any change in the lien priority of any Mortgage Loan with respect to an assumption of the Mortgage Loan or additional encumbrance described in Section 3.08;

            (v) any additional lease to an anchor tenant or termination of any existing lease to an anchor tenant at retail properties for any Mortgage Loan with a Stated Principal Balance that is equal to or greater than the lesser of (1) an amount greater than 5% of the then aggregate outstanding principal balances of the Mortgage Loans or (2) $35,000,000;

            (vi) any material damage to any Mortgaged Property;

            (vii) any assumption with respect to a Mortgage Loan; and

            (viii) any release or substitution of any Mortgaged Property.

            (c) Upon written request, each of the Master Servicers and the Special Servicer shall promptly furnish to each Rating Agency copies of inspection reports and other items delivered to each of the Master Servicers and Special Servicer pursuant to Sections 3.12(a) and 3.12(b).

            (d) The Trustee shall promptly furnish notice to the Rating Agencies of (i) any change in the location of the Distribution Accounts and (ii) the final payment to any Class of Certificateholders.

            (e) The Trustee, each Master Servicer and the Special Servicer, as applicable, shall furnish to each Rating Agency with respect to each Mortgage Loan such information as the Rating Agency shall reasonably request and which the Trustee, such Master Servicer or Special Servicer, can reasonably provide in accordance with applicable law and without waiving any attorney-client privilege relating to such information or violating the terms of this Agreement or any Mortgage Loan documents. The Trustee, each Master Servicer and Special Servicer, as applicable, may include any reasonable disclaimer it deems appropriate with respect to such information. Notwithstanding anything to the contrary herein, nothing in this Section 11.10 shall require a party to provide duplicative notices or copies to the Rating Agencies with respect to any of the above listed items.

                               [End of Article XI]

                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                       J.P. MORGAN CHASE COMMERCIAL MORTGAGE
                                          SECURITIES CORP., Depositor


                                       By:/s/ Charles Y. Lee
                                          --------------------------------------
                                          Name:  Charles Y. Lee
                                          Title: Vice President

                                       MIDLAND LOAN SERVICES, INC.,
                                          Master Servicer No. 1


                                       By:/s/ Lawrence D. Ashley
                                          --------------------------------------
                                          Name:  Lawrence D. Ashley
                                          Title: Senior Vice President

                                       GMAC COMMERCIAL MORTGAGE CORPORATION,
                                          Master Servicer No. 2


                                       By:/s/ Monica Barsamella
                                          --------------------------------------
                                          Name:  Monica Barsamella
                                          Title: Vice President

                                       MIDLAND LOAN SERVICES, INC.,
                                          Special Servicer


                                       By:/s/ Lawrence D. Ashley
                                          --------------------------------------
                                          Name:  Lawrence D. Ashley
                                          Title: Senior Vice President

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          Trustee


                                       By:/s/ Ann M. Kelly
                                          --------------------------------------
                                          Name:  Ann M. Kelly
                                          Title: Assistant Vice President

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

            On the 21st day of December, 2005, before me, a notary public in and for said State, personally appeared Charles Y. Lee, known to me to be a Vice President of J.P. Morgan Chase Commercial Mortgage Securities Corp., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        /s/ Marc B. Ledesma
                                        ----------------------------------------
                                                     Notary Public

                [SEAL]

My commission expires:                           MARC B. LEDESMA
                                          NOTARY PUBLIC STATE OF NEW YORK
May 20, 2006                                     NO. 02LE6074669
---------------------------------------    QUALIFIED IN NEW YORK COUNTRY
                                          COMMISSION EXPIRES MAY 20, 2006

STATE OF KANSAS          )
                         ) ss.:
COUNTY OF JOHNSON        )

            On the 21st day of December, 2005, before me, a notary public in and for said State, personally appeared Lawrence D. Ashley, known to me to be a Senior Vice President of Midland Loan Services, Inc., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        /s/ Joyce Mayo
                                        ----------------------------------------
                                                     Notary Public

                [SEAL]

My commission expires:                               JOYCE MAYO
                                           NOTARY PUBLIC - State of Kansas
June 11, 2006                                  My Appt. Exp. 06/11/06
---------------------------------------

STATE OF PENNSYLVANIA  )
                       ) ss.:
COUNTY OF MONTGOMERY   )

            On the 22nd day of December, 2005, before me, a notary public in and for said State, personally appeared Monica Barsamella, known to me to be a Vice President of GMAC Commerical Mortgage Corporation, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /s/ Amy M. Jesberger
                                        ----------------------------------------
                                                     Notary Public

                [SEAL]

My commission expires:                                NOTARIAL SEAL
                                              Amy M. Jesberger, Notary Public
July 8, 2007                                  Horsham Twp., Montgomery County
---------------------------------------      My commission expires July 8, 2007

STATE OF ILLINOIS      )
                       ) ss.:
COUNTY OF COOK         )

            On the 28th day of December, 2005, before me, Diane O'Neal, a notary public in and for said State, personally appeared Ann M. Kelly, known to me to be a Asst. Vice President of LaSalle Bank National Association, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /s/ Diane O'Neal
                                        ----------------------------------------
                                        Diane O'Neal
                                        Notary Public, State of Illinois,
                                        County of Cook

                [SEAL]

My commission expires:

September 22, 2009
---------------------------------------

--------------------------------
         "OFFICIAL SEAL"
          DIANE O'NEAL
 NOTARY PUBLIC STATE OF ILLINOIS
My Commission Expires 09/22/2009
--------------------------------
         [Notarial Seal]

                                  EXHIBIT A-1

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                          SERIES 2005-LDP5, CLASS A-1

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE:  5.0350%            MASTER SERVICERS: MIDLAND LOAN SERVICES,
                                       INC. AND GMAC COMMERCIAL MORTGAGE
                                       CORPORATION
DENOMINATION: $250,560,000

                                       SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
DATE OF POOLING AND SERVICING          INC.
AGREEMENT:  AS OF DECEMBER 1, 2005

                                       TRUSTEE:  LASALLE BANK NATIONAL
CUT-OFF DATE: AS SET FORTH IN THE      ASSOCIATION
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)
                                       CUSIP NO.:  46625Y XL 2

CLOSING DATE:  DECEMBER 28, 2005
                                       ISIN NO.: US46625YXL28

FIRST DISTRIBUTION DATE:
JANUARY 17, 2006                       COMMON CODE NO.:  023971801

APPROXIMATE AGGREGATE                  CERTIFICATE NO.:  A-1-[--]
CERTIFICATE BALANCE
OF THE CLASS A-1 CERTIFICATES
AS OF THE CLOSING DATE:  $250,560,000

                              CLASS A-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-1 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-1 Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-1 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class A-1 Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 28, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)

TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors

JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                          (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)


________________________________________________________________________________
            (Please print or typewrite name and address of assignee)


________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                              __________________________________
      Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-2

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                          SERIES 2005-LDP5, CLASS A-2FL

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE REPRESENTS AN UNDIVIDED BENEFICIAL INTEREST IN A REMIC REGULAR INTEREST AND A SWAP CONTRACT AND CONSTITUTES AN INTEREST IN A GRANTOR TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE PASS-THROUGH RATE ON THIS CERTIFICATE IS BASED UPON LIBOR AND THEREFORE IS SUBJECT TO CHANGE OVER TIME BASED UPON CHANGES IN THE RATE OF LIBOR. IN ADDITION, THE PASS-THROUGH RATE ON THIS CLASS A-2FL CERTIFICATE MAY CONVERT TO A FIXED PER ANNUM RATE UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

PASS-THROUGH RATE:  FLOATING IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC. AND GMAC COMMERCIAL MORTGAGE
SERVICING AGREEMENT                    CORPORATION

DENOMINATION: $200,000,000             SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
                                       INC.

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF DECEMBER 1, 2005     TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION

CUT-OFF DATE: AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS    CUSIP NO.:  46625Y ZM 8
DEFINED HEREIN)

                                       ISIN NO.: US46625YZM82
CLOSING DATE:  DECEMBER 28, 2005

                                       COMMON CODE NO.:  023971836
FIRST DISTRIBUTION DATE:
JANUARY 17, 2006
                                       CERTIFICATE NO.:  A-2FL-[--]

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS A-2FL CERTIFICATES
AS OF THE CLOSING DATE:  $200,000,000

                             CLASS A-2FL CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-2FL Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-2FL Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate represents a beneficial interest in a portion of a grantor trust under subpart E, Part I of subchapter J of the Internal Revenue Code of 1986, as amended, which portion consists of the Class A-2FL Regular Interest, the Swap Contract and the Floating Rate Account. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges in limited circumstances as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (calculated on the basis of the actual number of days in the month and assuming each year has 360 days) during the applicable Interest Accrual Period relating to such Distribution Date at the Class A-2FL Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Class A-2FL Available Funds to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement. Distributions in respect of the Class A-2FL Certificates may depend, in part, on payments from the Swap Counterparty under the Swap Contract as more specifically set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account, the Distribution Accounts and the Floating Rate Account will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts and the Floating Rate Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class A-2FL Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 28, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-2FL CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)

TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors

JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                          (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)


________________________________________________________________________________
            (Please print or typewrite name and address of assignee)


________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                              __________________________________
      Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-3

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2005-LDP5, CLASS A-2

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE: 5.1980%             MASTER SERVICERS:  MIDLAND LOAN SERVICES,
                                       INC. AND GMAC COMMERCIAL MORTGAGE
                                       CORPORATION
DENOMINATION:  $297,502,000

                                       SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
DATE OF POOLING AND SERVICING          INC.
AGREEMENT:  AS OF DECEMBER 1, 2005

                                       TRUSTEE:  LASALLE BANK NATIONAL
CUT-OFF DATE:  AS SET FORTH IN THE     ASSOCIATION
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)
                                       CUSIP NO.: 46625Y XM 0

CLOSING DATE:  DECEMBER 28, 2005
                                       ISIN NO.: US46625YXM01

FIRST DISTRIBUTION DATE:
JANUARY 17, 2006                       COMMON CODE NO.:  023971879

APPROXIMATE AGGREGATE                  CERTIFICATE NO.:  A-2-[--]
CERTIFICATE BALANCE
OF THE CLASS A-2 CERTIFICATES
AS OF THE CLOSING DATE:  $297,502,000

                              CLASS A-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-2 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-2 Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-2 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class A-2 Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 28, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)

TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors

JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                          (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)


________________________________________________________________________________
            (Please print or typewrite name and address of assignee)


________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                              __________________________________
      Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-4

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2005-LDP5, CLASS A-3

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC. AND GMAC COMMERCIAL MORTGAGE
SERVICING AGREEMENT                    CORPORATION

DENOMINATION: $171,451,000             SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
                                       INC.

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF DECEMBER 1, 2005     TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION

CUT-OFF DATE: AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS    CUSIP NO.:  46625Y XN 8
DEFINED HEREIN)

                                       ISIN NO.: US46625YXN83
CLOSING DATE:  DECEMBER 28, 2005

                                       COMMON CODE NO.:  023971950
FIRST DISTRIBUTION DATE:
JANUARY 17, 2006
                                       CERTIFICATE NO.:  A-3-[--]

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS A-3 CERTIFICATES
AS OF THE CLOSING DATE:  $171,451,000

                              CLASS A-3 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-3 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-3 Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-3 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class A-3 Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 28, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-3 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)

TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors

JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                          (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)


________________________________________________________________________________
            (Please print or typewrite name and address of assignee)


________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                              __________________________________
      Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-5

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2005-LDP5, CLASS A-4

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC. AND GMAC COMMERCIAL MORTGAGE
SERVICING AGREEMENT                    CORPORATION

DENOMINATION: [$500,000,000]           SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
[$500,000,000] [$395,870,000]          INC.

DATE OF POOLING AND SERVICING          TRUSTEE:  LASALLE BANK NATIONAL
AGREEMENT:  AS OF DECEMBER 1, 2005     ASSOCIATION

CUT-OFF DATE: AS SET FORTH IN THE      CUSIP NO.:  46625Y XP 3
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)
                                       ISIN NO.: US46625YXP32

CLOSING DATE:  DECEMBER 28, 2005
                                       COMMON CODE NO.:  023971992

FIRST DISTRIBUTION DATE:
JANUARY 17, 2006                       CERTIFICATE NO.:  A-4-[--]

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS A-4 CERTIFICATES
AS OF THE CLOSING DATE:  $1,395,870,000

                              CLASS A-4 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-4 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-4 Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-4 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class A-4 Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 28, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-4 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)

TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors

JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                          (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)


________________________________________________________________________________
            (Please print or typewrite name and address of assignee)


________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                              __________________________________
      Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-6

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                          SERIES 2005-LDP5, CLASS A-SB

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC. AND GMAC COMMERCIAL MORTGAGE
SERVICING AGREEMENT                    CORPORATION

DENOMINATION: $169,455,000             SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
                                       INC.

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF DECEMBER 1, 2005     TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION

CUT-OFF DATE: AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS    CUSIP NO.:  46625Y XQ 1
DEFINED HEREIN)

                                       ISIN NO.: US46625YXQ15
CLOSING DATE:  DECEMBER 28, 2005

                                       COMMON CODE NO.:  023972140
FIRST DISTRIBUTION DATE:
JANUARY 17, 2006
                                       CERTIFICATE NO.:  A-SB-[--]

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS A-SB CERTIFICATES
AS OF THE CLOSING DATE:  $169,455,000

                               CLASS A-SB CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-SB Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-SB Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-SB Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class A-SB Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 28, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-SB CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)

TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors

JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                          (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)


________________________________________________________________________________
            (Please print or typewrite name and address of assignee)


________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                              __________________________________
      Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-7

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                          SERIES 2005-LDP5, CLASS A-1A

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC. AND GMAC COMMERCIAL MORTGAGE
SERVICING AGREEMENT                    CORPORATION

DENOMINATION:  $453,075,000            SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
                                       INC.

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF DECEMBER 1, 2005     TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION

CUT-OFF DATE: AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS    CUSIP NO.:  46625Y XR 9
DEFINED HEREIN)

                                       ISIN NO.:  US46625YXR97
CLOSING DATE:  DECEMBER 28, 2005

                                       COMMON CODE NO.:  023972182
FIRST DISTRIBUTION DATE:
JANUARY 17, 2006
                                       CERTIFICATE NO.:  A-1A-[--]

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS A-1A CERTIFICATES
AS OF THE CLOSING DATE:  $453,075,000

                               CLASS A-1A CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-1A Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-1A Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-1A Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class A-1A Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 28, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-1A CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)

TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors

JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                          (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)


________________________________________________________________________________
            (Please print or typewrite name and address of assignee)


________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                              __________________________________
      Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-8

            J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2005-LDP5, CLASS X-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS X-1 CERTIFICATE HAS NO PRINCIPAL BALANCE AND WILL NOT RECEIVE ANY DISTRIBUTION OF PRINCIPAL.

THE NOTIONAL AMOUNT ON WHICH THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS X-1 CERTIFICATES IS BASED WILL BE REDUCED AS A RESULT OF PRINCIPAL PAYMENTS AND LOSSES ON THE MORTGAGE LOANS. ACCORDINGLY, THE INTEREST PAYABLE PURSUANT TO THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(1)

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC. AND GMAC COMMERCIAL MORTGAGE
SERVICING AGREEMENT                    CORPORATION

DENOMINATION:  [$500,000,000]          SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
[$500,000,000] [$500,000,000]          INC.
[$500,000,000] [$500,000,000]
[$500,000,000] [$500,000,000]
[$500,000,000] [$197,019,779]          TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF DECEMBER 1, 2005     CUSIP NO.:  [U48138 A4 0](1), [46625Y YB
                                       3](2), [46625Y YC 1](3)

CUT-OFF DATE:  AS DEFINED IN THE
POOLING AND SERVICING AGREEMENT (AS    ISIN NO.: [USU48138A403](1),
DEFINED HEREIN)                        [US46625YYB37](2), [US46625YYC10](3)

CLOSING DATE:  DECEMBER 28, 2005       COMMON CODE:  [____](1) [____](2)

FIRST DISTRIBUTION DATE:               CERTIFICATE NO.:  X-1-[--]
JANUARY 17, 2006

APPROXIMATE AGGREGATE NOTIONAL AMOUNT
OF THE CLASS X-1 CERTIFICATES AS OF THE
CLOSING DATE: $4, 197,019,779

-----------------------
(1)   For Book-Entry Regulation S Investors Only.
(2)   For Book-Entry Rule 144A Only.
(3)   For Institutional Accredited Investors Only.

                              CLASS X-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class X-1 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer and the Master Servicers. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate will not be entitled to distributions in respect of principal. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            This Class X-1 Certificate has no principal balance and will not receive any distribution of principal.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class X-1 Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to such Distribution Date, as specified above. Interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X-1 Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount, and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 28, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS X-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                   Notional Amount of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an   Remaining  Notional
                    interest in this        Amount of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)

TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors

JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                          (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)


________________________________________________________________________________
            (Please print or typewrite name and address of assignee)


________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                              __________________________________
      Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                   EXHIBIT A-9

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2005-LDP5, CLASS X-2

THIS CLASS X-2 CERTIFICATE HAS NO PRINCIPAL BALANCE AND WILL NOT RECEIVE ANY DISTRIBUTION OF PRINCIPAL.

THE NOTIONAL AMOUNT ON WHICH THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS X-2 CERTIFICATES IS BASED WILL BE REDUCED AS A RESULT OF PRINCIPAL PAYMENTS AND LOSSES ON THE MORTGAGE LOANS. ACCORDINGLY, THE INTEREST PAYABLE PURSUANT TO THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC. AND GMAC COMMERCIAL MORTGAGE
SERVICING AGREEMENT                    CORPORATION

DENOMINATION:  [$500,000,000]          SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
[$500,000,000] [$500,000,000]          INC.
[$500,000,000] [$500,000,000]
[$500,000,000] [$500,000,000]
[$500,000,000] [$112,657,000]          TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF DECEMBER 1, 2005     CUSIP NO.: 46625Y XS 7

CUT-OFF DATE:  AS DEFINED IN THE       ISIN NO.: US46625YXS70
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)
                                       COMMON CODE:  023972492

CLOSING DATE:  DECEMBER 28, 2005
                                       CERTIFICATE NO.:  X-2-[--]

FIRST DISTRIBUTION DATE:
JANUARY 17, 2006

APPROXIMATE AGGREGATE NOTIONAL AMOUNT
OF THE CLASS X-2 CERTIFICATES AS OF THE
CLOSING DATE: $4, 112,657,000

                              CLASS X-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class X-2 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer and the Master Servicers. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate will not be entitled to distributions in respect of principal. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            This Class X-2 Certificate has no principal balance and will not receive any distribution of principal.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class X-2 Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to such Distribution Date, as specified above. Interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X-2 Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount, and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 28, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS X-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)

TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors

JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                          (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)


________________________________________________________________________________
            (Please print or typewrite name and address of assignee)


________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                              __________________________________
      Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-10

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2005-LDP5, CLASS A-M

THIS CLASS A-M CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC. AND GMAC COMMERCIAL MORTGAGE
SERVICING AGREEMENT                    CORPORATION

DENOMINATION: $419,702,000             SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
                                       INC.

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF DECEMBER 1, 2005     TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION

CUT-OFF DATE: AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS    CUSIP NO.:  46625Y XT 5
DEFINED HEREIN)

                                       ISIN NO.: US46625YXT53
CLOSING DATE:  DECEMBER 28, 2005

                                       COMMON CODE NO.:  023972239
FIRST DISTRIBUTION DATE:
JANUARY 17, 2006
                                       CERTIFICATE NO.:  A-M-[--]

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS A-M CERTIFICATES
AS OF THE CLOSING DATE:  $419,702,000

                              CLASS A-M CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-M Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-M Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-M Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class A-M Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 28, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-M CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)

TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors

JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                          (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)


________________________________________________________________________________
            (Please print or typewrite name and address of assignee)


________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                              __________________________________
      Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-11

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2005-LDP5, CLASS A-J

THIS CLASS A-J CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC. AND GMAC COMMERCIAL MORTGAGE
SERVICING AGREEMENT                    CORPORATION

DENOMINATION: $299,038,000             SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
                                       INC.

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF DECEMBER 1, 2005     TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION

CUT-OFF DATE: AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS    CUSIP NO.:  46625Y XV 0
DEFINED HEREIN)

                                       ISIN NO.: US46625YXV00
CLOSING DATE:  DECEMBER 28, 2005

                                       COMMON CODE NO.:  023972298
FIRST DISTRIBUTION DATE:
JANUARY 17, 2006
                                       CERTIFICATE NO.:  A-J-[--]

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS A-J CERTIFICATES
AS OF THE CLOSING DATE:  $299,038,000

                              CLASS A-J CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-J Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-J Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-J Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class A-J Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 28, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-J CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)

TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors

JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                          (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)


________________________________________________________________________________
            (Please print or typewrite name and address of assignee)


________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                              __________________________________
      Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-12

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2005-LDP5, CLASS B

THIS CLASS B CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC. AND GMAC COMMERCIAL MORTGAGE
SERVICING AGREEMENT                    CORPORATION

DENOMINATION:  $26,231,000             SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
                                       INC.

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF DECEMBER 1, 2005     TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION

CUT-OFF DATE:  AS DEFINED IN THE
POOLING AND SERVICING AGREEMENT (AS    CUSIP NO.: 46625Y XW 8
DEFINED HEREIN)

                                       ISIN NO.: US46625YXW82
CLOSING DATE:  DECEMBER 28, 2005

                                       COMMON CODE NO.:  023972310
FIRST DISTRIBUTION DATE:
JANUARY 17, 2006
                                       CERTIFICATE NO.:  B-[--]

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS B CERTIFICATES
AS OF THE CLOSING DATE:  $26,231,000

                               CLASS B CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class B Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class B Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class B Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class B Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 28, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL
                                            ASSOCIATION,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)

TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors

JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                          (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)


________________________________________________________________________________
            (Please print or typewrite name and address of assignee)


________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                              __________________________________
      Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-13

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2005-LDP5, CLASS C

THIS CLASS C CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC. AND GMAC COMMERCIAL MORTGAGE
SERVICING AGREEMENT                    CORPORATION

DENOMINATION:  $73,448,000             SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
                                       INC.

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF DECEMBER 1, 2005     TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION

CUT-OFF DATE:  AS DEFINED IN THE
POOLING AND SERVICING AGREEMENT (AS    CUSIP NO.: 46625Y XX 6
DEFINED HEREIN)

                                       ISIN NO.: US46625YXX65
CLOSING DATE:  DECEMBER 28, 2005

                                       COMMON CODE NO.:  023972379
FIRST DISTRIBUTION DATE:
JANUARY 17, 2006
                                       CERTIFICATE NO.:  C-[--]

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS C CERTIFICATES
AS OF THE CLOSING DATE:  $73,448,000

                               CLASS C CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class C Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class C Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class C Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class C Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 28, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS C CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL
                                            ASSOCIATION,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)

TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors

JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                          (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)


________________________________________________________________________________
            (Please print or typewrite name and address of assignee)


________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                              __________________________________
      Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-14

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2005-LDP5, CLASS D

THIS CLASS D CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC. AND GMAC COMMERCIAL MORTGAGE
SERVICING AGREEMENT                    CORPORATION

DENOMINATION:  $41,970,000             SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
                                       INC.

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF DECEMBER 1, 2005     TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION

CUT-OFF DATE:  AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS    CUSIP NO.: 46625Y XY 4
DEFINED HEREIN)

                                       ISIN NO.: US46625YXY49
CLOSING DATE:  DECEMBER 28, 2005

                                       COMMON CODE NO.:  023972450
FIRST DISTRIBUTION DATE:
JANUARY 17, 2006
                                       CERTIFICATE NO.:  D-[--]

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS D CERTIFICATES
AS OF THE CLOSING DATE:  $41,970,000

                               CLASS D CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class D Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class D Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class D Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class D Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

(ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

(iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

(iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

(v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 28, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS D CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)

TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors

JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                          (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)


________________________________________________________________________________
            (Please print or typewrite name and address of assignee)


________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                              __________________________________
      Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-15

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2005-LDP5, CLASS E

THIS CLASS E CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC. AND GMAC COMMERCIAL MORTGAGE
SERVICING AGREEMENT                    CORPORATION

DENOMINATION:  $20,985,000             SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
                                       INC.

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF DECEMBER 1, 2005     TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION

CUT-OFF DATE:  AS DEFINED IN THE
POOLING AND SERVICING AGREEMENT (AS    CUSIP NO.:  46625Y XZ 1
DEFINED HEREIN)

                                       ISIN NO.: US46625YXZ14
CLOSING DATE:  DECEMBER 28, 2005

                                       COMMON CODE NO.: 023972409
FIRST DISTRIBUTION DATE:
JANUARY 17, 2006
                                       CERTIFICATE NO.:  E-[--]

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS E CERTIFICATES
AS OF THE CLOSING DATE:  $20,985,000

                               CLASS E CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class E Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class E Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class E Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class E Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 28, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS E CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)

TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors

JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                          (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)


________________________________________________________________________________
            (Please print or typewrite name and address of assignee)


________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                              __________________________________
      Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-16

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2005-LDP5, CLASS F

THIS CLASS F CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC. AND GMAC COMMERCIAL MORTGAGE
SERVICING AGREEMENT                    CORPORATION

DENOMINATION:  $52,463,000             SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
                                       INC.

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF DECEMBER 1, 2005     TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION

CUT-OFF DATE:  AS DEFINED IN THE
POOLING AND SERVICING AGREEMENT (AS    CUSIP NO.:  46625Y YA 5
DEFINED HEREIN)

                                       ISIN NO.: US46625YYA53
CLOSING DATE:  DECEMBER 28, 2005

                                       COMMON CODE NO.: 023972476
FIRST DISTRIBUTION DATE:
JANUARY 17, 2006
                                       CERTIFICATE NO.:  F-[--]

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS F CERTIFICATES
AS OF THE CLOSING DATE:  $52,463,000

                               CLASS F CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class F Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class F Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class F Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class F Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 28, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS F CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)

TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors

JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                          (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)


________________________________________________________________________________
            (Please print or typewrite name and address of assignee)


________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                              __________________________________
      Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-17

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2005-LDP5, CLASS G

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS G CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(1)


-----------------------------

(1)  For Book-Entry Regulation S Investors Only.

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC. AND GMAC COMMERCIAL MORTGAGE
SERVICING AGREEMENT                    CORPORATION

DENOMINATION:  $36,724,000             SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
                                       INC.

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF DECEMBER 1, 2005     TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION

CUT-OFF DATE:  AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS    CUSIP NO.: [U48138 A5 7](1) [46625Y YD
DEFINED HEREIN)                        9](2) [46625Y YE 7](3)

CLOSING DATE:  DECEMBER 28, 2005       ISIN NO.: [USU48138A577](1)
                                       [US46625YYD92](2) [US46625YYE75](3)

FIRST DISTRIBUTION DATE:
JANUARY 17, 2006                       COMMON CODE NO.: [____](1) [____](2)

APPROXIMATE AGGREGATE                  CERTIFICATE NO.: G-[--]
CERTIFICATE BALANCE
OF THE CLASS G CERTIFICATES
AS OF THE CLOSING DATE:  $36,724,000


-----------------------
(1)   For Book-Entry Regulation S Investors Only.
(2)   For Book-Entry Rule 144A Only.
(3)   For Institutional Accredited Investors Only.

                               CLASS G CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class G Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class G Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class G Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class G Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 28, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS G CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an  Remaining Certificate
                    interest in this       Balance of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)

TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors

JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                          (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)


________________________________________________________________________________
            (Please print or typewrite name and address of assignee)


________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                              __________________________________
      Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-18

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2005-LDP5, CLASS H

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS H CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(7)

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC. AND GMAC COMMERCIAL MORTGAGE
SERVICING AGREEMENT                    CORPORATION

DENOMINATION:  $52,463,000             SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
                                       INC.

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF DECEMBER 1, 2005     TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION

CUT-OFF DATE:  AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS    CUSIP NO.: [U48138 A6 5](1) [46625Y YF
DEFINED HEREIN)                        4](2) [46625Y YG 2](3)

CLOSING DATE:  DECEMBER 28, 2005       ISIN NO.: [USU48138A650](1)
                                       [US46625YYF41](2) [US46625YYG24](3)

FIRST DISTRIBUTION DATE:
JANUARY 17, 2006                       COMMON CODE NO.: [____](1) [____](2)

APPROXIMATE AGGREGATE                  CERTIFICATE NO.:  H-[--]
CERTIFICATE BALANCE
OF THE CLASS H CERTIFICATES
AS OF THE CLOSING DATE:  $52,463,000


-----------------------
(1)   For Book-Entry Regulation S Investors Only.
(2)   For Book-Entry Rule 144A Only.
(3)   For Institutional Accredited Investors Only.

                               CLASS H CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class H Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class H Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class H Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class H Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 28, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS H CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an  Remaining Certificate
                    interest in this       Balance of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)

TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors

JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                          (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)


________________________________________________________________________________
            (Please print or typewrite name and address of assignee)


________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                              __________________________________
      Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-19

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2005-LDP5, CLASS J

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS J CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(10)

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC. AND GMAC COMMERCIAL MORTGAGE
SERVICING AGREEMENT                    CORPORATION

DENOMINATION:  $41,970,000             SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
                                       INC.

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF DECEMBER 1, 2005     TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION

CUT-OFF DATE:  AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS    CUSIP NO.: [U48138 A7 3](1) [46625Y YH
DEFINED HEREIN)                        0](2) [46625Y YJ 6](3)

CLOSING DATE:  DECEMBER 28, 2005       ISIN NO.: [USU48138A734](1)
                                       [US46625YYH07](2) [US46625YYJ62](3)

FIRST DISTRIBUTION DATE:
JANUARY 17, 2006                       COMMON CODE NO.: [____](1) [____](2)

APPROXIMATE AGGREGATE                  CERTIFICATE NO.:  J-[--]
CERTIFICATE BALANCE
OF THE CLASS J CERTIFICATES
AS OF THE CLOSING DATE:  $41,970,000


-----------------------
(1)   For Book-Entry Regulation S Investors Only.
(2)   For Book-Entry Rule 144A Only.
(3)   For Institutional Accredited Investors Only.

                               CLASS J CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class J Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class J Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class J Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class J Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 28, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS J CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an  Remaining Certificate
                    interest in this       Balance of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)

TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors

JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                          (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)


________________________________________________________________________________
            (Please print or typewrite name and address of assignee)


________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                              __________________________________
      Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-20

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2005-LDP5, CLASS K

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS K CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(1)

-----------------------------

(1)  For Book-Entry Regulation S Investors Only.

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC. AND GMAC COMMERCIAL MORTGAGE
SERVICING AGREEMENT                    CORPORATION

DENOMINATION:  $62,955,000             SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
                                       INC.

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF DECEMBER 1, 2005     TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION

CUT-OFF DATE:  AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)

                                       CUSIP NO.: [U48138 A8 1](1) [46625Y YK
CLOSING DATE:  DECEMBER 28, 2005       3](2) [46625Y YL 1](3)

FIRST DISTRIBUTION DATE:
JANUARY 17, 2006

                                       ISIN NO.: [USU48138A817](1)
APPROXIMATE AGGREGATE                  [US46625YYK36](2) [US46625YYL19](3)
CERTIFICATE BALANCE
OF THE CLASS K CERTIFICATES
AS OF THE CLOSING DATE:  $62,955,000   COMMON CODE NO.: [____](1) [____](2)

                                       CERTIFICATE NO.:  K-[--]


-----------------------
(1)   For Book-Entry Regulation S Investors Only.
(2)   For Book-Entry Rule 144A Only.
(3)   For Institutional Accredited Investors Only.

                               CLASS K CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class K Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class K Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class K Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class K Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 28, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS K CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an  Remaining Certificate
                    interest in this       Balance of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)

TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors

JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                          (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)


________________________________________________________________________________
            (Please print or typewrite name and address of assignee)


________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                              __________________________________
      Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-21

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2005-LDP5, CLASS L

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS L CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER
SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH A PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN, EXCEPT IN THE CASE OF THE CLASS S CERTIFICATES, AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE (OTHER THAN A CLASS S CERTIFICATE) IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA,
SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE PAYING AGENT, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(1)

------------------------------
(1) For Book-Entry Regulation S Investors Only.

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC. AND GMAC COMMERCIAL MORTGAGE
SERVICING AGREEMENT                    CORPORATION

DENOMINATION:  $26,232,000             SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
                                       INC.

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF DECEMBER 1, 2005     TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION

CUT-OFF DATE:  AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS    CUSIP NO.: [U48138 A9 9](1) [46625Y YM
DEFINED HEREIN)                        9](2) [46625Y YN 7](3)

CLOSING DATE:  DECEMBER 28, 2005       ISIN NO.: [USU48138A999](1)
                                       [US46625YYM91](2) [US46625YYN74](3)

FIRST DISTRIBUTION DATE:
JANUARY 17, 2006                       COMMON CODE NO.:  [____](1) [____](2)

APPROXIMATE AGGREGATE                  CERTIFICATE NO.:  L-[--]
CERTIFICATE BALANCE
OF THE CLASS L CERTIFICATES
AS OF THE CLOSING DATE:  $26,232,000


-----------------------
(1)   For Book-Entry Regulation S Investors Only.
(2)   For Book-Entry Rule 144A Only.
(3)   For Institutional Accredited Investors Only.

                               CLASS L CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class L Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class L Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class L Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class L Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 28, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS L CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an  Remaining Certificate
                    interest in this       Balance of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)

TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors

JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                          (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)


________________________________________________________________________________
            (Please print or typewrite name and address of assignee)


________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                              __________________________________
      Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-22

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2005-LDP5, CLASS M

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS M CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER
SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH A PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN, EXCEPT IN THE CASE OF THE CLASS S CERTIFICATES, AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE (OTHER THAN A CLASS S CERTIFICATE) IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA,
SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE PAYING AGENT, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(1)


----------------------
(1) For Book-Entry Regulation S Investors Only.

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC. AND GMAC COMMERCIAL MORTGAGE
SERVICING AGREEMENT                    CORPORATION

DENOMINATION:  $15,739,000             SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
                                       INC.

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF DECEMBER 1, 2005     TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION

CUT-OFF DATE:  AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS    CUSIP NO.: [U48138 B2 3](1) [46625Y YP
DEFINED HEREIN)                        2](2) [46625Y YQ 0](3)

CLOSING DATE:  DECEMBER 28, 2005       ISIN NO.: [USU48138B237](1)
                                       [US46625YYP23](2) [US46625YYQ06](3)

FIRST DISTRIBUTION DATE:
JANUARY 17, 2006                       COMMON CODE NO.: [____](1) [____](2)

APPROXIMATE AGGREGATE                  CERTIFICATE NO.:  M-[--]
CERTIFICATE BALANCE
OF THE CLASS M CERTIFICATES
AS OF THE CLOSING DATE:  $15,739,000


-----------------------
(1)   For Book-Entry Regulation S Investors Only.
(2)   For Book-Entry Rule 144A Only.
(3)   For Institutional Accredited Investors Only.

                               CLASS M CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class M Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class M Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class M Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class M Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 28, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS M CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL
                                            ASSOCIATION,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an  Remaining Certificate
                    interest in this       Balance of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)

TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors

JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                          (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)


________________________________________________________________________________
            (Please print or typewrite name and address of assignee)


________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                              __________________________________
      Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-23

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2005-LDP5, CLASS N

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS N CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER
SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH A PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN, EXCEPT IN THE CASE OF THE CLASS S CERTIFICATES, AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE (OTHER THAN A CLASS S CERTIFICATE) IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA,
SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE PAYING AGENT, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(1)

--------------------------
(1)  For Book-Entry Regulation S Investors Only.

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC. AND GMAC COMMERCIAL MORTGAGE
SERVICING AGREEMENT                    CORPORATION

DENOMINATION:  $15,738,000             SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
                                       INC.

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF DECEMBER 1, 2005     TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION

CUT-OFF DATE:  AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS    CUSIP NO.: [U48138 B3 1](1) [46625Y YR
DEFINED HEREIN)                        8](2) [46625Y YS 6](3)

CLOSING DATE:  DECEMBER 28, 2005       ISIN NO.: [USU48138B310](1)
                                       [US46625YYR88](2) [US46625YYS61](3)

FIRST DISTRIBUTION DATE:
JANUARY 17, 2006                       COMMON CODE NO.: [____](1) [____](2)

APPROXIMATE AGGREGATE                  CERTIFICATE NO.:  N-[--]
CERTIFICATE BALANCE
OF THE CLASS N CERTIFICATES
AS OF THE CLOSING DATE:  $15,738,000


-----------------------
(1)   For Book-Entry Regulation S Investors Only.
(2)   For Book-Entry Rule 144A Only.
(3)   For Institutional Accredited Investors Only.

                               CLASS N CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class N Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class M Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class N Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class N Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 28, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS N CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL
                                            ASSOCIATION,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an  Remaining Certificate
                    interest in this       Balance of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)

TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors

JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                          (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)


________________________________________________________________________________
            (Please print or typewrite name and address of assignee)


________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                              __________________________________
      Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-24

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2005-LDP5, CLASS O

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS O CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER
SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH A PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN, EXCEPT IN THE CASE OF THE CLASS S CERTIFICATES, AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE (OTHER THAN A CLASS S CERTIFICATE) IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA,
SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE PAYING AGENT, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(1)

---------------------
(1)  For Book-Entry Regulation S Investors Only.

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC. AND GMAC COMMERCIAL MORTGAGE
SERVICING AGREEMENT                    CORPORATION

DENOMINATION:  $5,247,000              SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
                                       INC.

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF DECEMBER 1, 2005     TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION

CUT-OFF DATE:  AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS    CUSIP NO.: [U48138 B4 9](1) [46625Y YT
DEFINED HEREIN)                        4](2) [46625Y YU 1](3)

CLOSING DATE:  DECEMBER 28, 2005       ISIN NO.: [USU48138B492](1)
                                       [US46625YYT45](2) [US46625YYU18](3)

FIRST DISTRIBUTION DATE:
JANUARY 17, 2006                       COMMON CODE NO.: [____](1) [____](2)

APPROXIMATE AGGREGATE                  CERTIFICATE NO.:  O-[--]
CERTIFICATE BALANCE
OF THE CLASS O CERTIFICATES
AS OF THE CLOSING DATE:  $5,247,000


-----------------------
(1)   For Book-Entry Regulation S Investors Only.
(2)   For Book-Entry Rule 144A Only.
(3)   For Institutional Accredited Investors Only.

                               CLASS O CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class O Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class O Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class O Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class O Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 28, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS O CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL
                                            ASSOCIATION,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an  Remaining Certificate
                    interest in this       Balance of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)

TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors

JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                          (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)


________________________________________________________________________________
            (Please print or typewrite name and address of assignee)


________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                              __________________________________
      Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-25


             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2005-LDP5, CLASS P

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS P CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER
SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH A PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN, EXCEPT IN THE CASE OF THE CLASS S CERTIFICATES, AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE (OTHER THAN A CLASS S CERTIFICATE) IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA,
SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE PAYING AGENT, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(1)

-------------------------
(1)  For Book-Entry Regulation S Investors Only.

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC. AND GMAC COMMERCIAL MORTGAGE
SERVICING AGREEMENT                    CORPORATION

DENOMINATION:  $5,246,000              SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
                                       INC.

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF DECEMBER 1, 2005     TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION

CUT-OFF DATE:  AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS    CUSIP NO.: [U48138 B5 6](1) [46625Y YV
DEFINED HEREIN)                        9](2) [46625Y YW 7](3)

CLOSING DATE:  DECEMBER 28, 2005       ISIN NO.: [USU48138B567](1)
                                       [US46625YYV90](2) [US46625YYW73](3)

FIRST DISTRIBUTION DATE:
JANUARY 17, 2006                       COMMON CODE NO.: [____](1) [____](2)

APPROXIMATE AGGREGATE                  CERTIFICATE NO.:  P-[--]
CERTIFICATE BALANCE
OF THE CLASS P CERTIFICATES
AS OF THE CLOSING DATE:  $5,246,000


-----------------------
(1)   For Book-Entry Regulation S Investors Only.
(2)   For Book-Entry Rule 144A Only.
(3)   For Institutional Accredited Investors Only.

                               CLASS P CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class P Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class P Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class P Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class P Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 28, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS P CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL
                                            ASSOCIATION,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an  Remaining Certificate
                    interest in this       Balance of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)

TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors

JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                          (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)


________________________________________________________________________________
            (Please print or typewrite name and address of assignee)


________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                              __________________________________
      Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-26


             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2005-LDP5, CLASS Q

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS Q CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER
SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH A PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN, EXCEPT IN THE CASE OF THE CLASS S CERTIFICATES, AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE (OTHER THAN A CLASS S CERTIFICATE) IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA,
SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE PAYING AGENT, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(1)

-----------------------
(1)  For Book-Entry Regulation S Investors Only.

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC. AND GMAC COMMERCIAL MORTGAGE
SERVICING AGREEMENT                    CORPORATION

DENOMINATION:  $10,493,000             SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
                                       INC.

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF DECEMBER 1, 2005     TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION

CUT-OFF DATE:  AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS    CUSIP NO.: [U48138 B6 4](1) [46625Y YX
DEFINED HEREIN)                        5](2) [46625Y YY 3](3)

CLOSING DATE:  DECEMBER 28, 2005       ISIN NO.: [USU48138B641](1)
                                       [US46625YYX56](2) [US46625YYY30](3)

FIRST DISTRIBUTION DATE:
JANUARY 17, 2006                       COMMON CODE NO.: [____](1) [____](2)

APPROXIMATE AGGREGATE                  CERTIFICATE NO.:  Q-[--]
CERTIFICATE BALANCE
OF THE CLASS Q CERTIFICATES
AS OF THE CLOSING DATE:  $10,493,000


-----------------------
(1)   For Book-Entry Regulation S Investors Only.
(2)   For Book-Entry Rule 144A Only.
(3)   For Institutional Accredited Investors Only.

                               CLASS Q CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class Q Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class Q Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class Q Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class Q Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 28, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS Q CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL
                                            ASSOCIATION,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an  Remaining Certificate
                    interest in this       Balance of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)

TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors

JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                          (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)


________________________________________________________________________________
            (Please print or typewrite name and address of assignee)


________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                              __________________________________
      Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-27

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2005-LDP5, CLASS NR

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS CLASS NR CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE REPRESENTS A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER
SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH A PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN, EXCEPT IN THE CASE OF THE CLASS S CERTIFICATES, AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE (OTHER THAN A CLASS S CERTIFICATE) IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA,
SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE PAYING AGENT, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(1)

-------------------
(1)  For Book-Entry Regulation S Investors Only.

PASS-THROUGH RATE:  VARIABLE IN        MASTER SERVICERS:  MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND        INC. AND GMAC COMMERCIAL MORTGAGE
SERVICING AGREEMENT                    CORPORATION

DENOMINATION:  $52,462,779             SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
                                       INC.

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF DECEMBER 1, 2005     TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION

CUT-OFF DATE:  AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS    CUSIP NO.: [U48138 B7 2](1) [46625Y YZ
DEFINED HEREIN)                        0](2) [46625Y ZA 4](3)

CLOSING DATE:  DECEMBER 28, 2005       ISIN NO.: [USU48138B724](1)
                                       [US46625YYZ05](2) [US46625YZA45](3)

FIRST DISTRIBUTION DATE:
JANUARY 17, 2006                       COMMON CODE NO.:  [____](1) [____](2)

APPROXIMATE AGGREGATE                  CERTIFICATE NO.:  NR-[--]
CERTIFICATE BALANCE
OF THE CLASS NR CERTIFICATES
AS OF THE CLOSING DATE:  $52,462,779


-----------------------
(1)   For Book-Entry Regulation S Investors Only.
(2)   For Book-Entry Rule 144A Only.
(3)   For Institutional Accredited Investors Only.

                                CLASS NR CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Account, the Excess Interest Distribution Account, the Gain on Sale Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class NR Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class NR Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended (the "Code"). Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class NR Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class NR Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 28, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS NR CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL
                                            ASSOCIATION,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an  Remaining Certificate
                    interest in this       Balance of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

 ---------    ---------------------------  ---------------------     ---------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)

TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors

JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                          (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)


________________________________________________________________________________
            (Please print or typewrite name and address of assignee)


________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                              __________________________________
      Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-28

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2005-LDP5, CLASS S

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A.

THIS CERTIFICATE REPRESENTS AN INTEREST IN A GRANTOR TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101).

EACH PURCHASER OF THIS CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT.


PERCENTAGE INTEREST EVIDENCED BY THIS  MASTER SERVICERS:  MIDLAND LOAN SERVICES,
CERTIFICATE: 100%                      INC. AND GMAC COMMERCIAL MORTGAGE
                                       CORPORATION

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF DECEMBER 1, 2005     SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
                                       INC.

CUT-OFF DATE:  AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS    TRUSTEE:  LASALLE BANK NATIONAL
DEFINED HEREIN)                        ASSOCIATION

CLOSING DATE:  DECEMBER 28, 2005       CERTIFICATE NO.:  S-[--]

FIRST DISTRIBUTION DATE:
JANUARY 17, 2006

CLASS S PERCENTAGE INTEREST:  100%

                               CLASS S CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT AMERICAN CAPITAL STRATEGIES, LTD.

is the registered owner of the interest evidenced by this Certificate in the Class S Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate represents a beneficial interest in a portion of a grantor trust under subpart E, Part I of subchapter J of the Internal Revenue Code of 1986, as amended, which portion consists of the Excess Interest and the Excess Interest Distribution Account. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of the Excess Interest then distributable, if any, allocable to the Class S Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            The Certificates are limited in right of payment to Excess Interest collected on the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(f) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            The Class S Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer of this Certificate, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 28, 2005




                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS S CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL
                                            ASSOCIATION,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)

TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors

JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                          (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)


________________________________________________________________________________
            (Please print or typewrite name and address of assignee)


________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                              __________________________________
      Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-29

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2005-LDP5, CLASS R

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE. OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR A CHURCH PLAN, AS DEFINED IN SECTION 3(33) OF ERISA, FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, NON-U.S. PERSONS OR AGENTS OF EITHER, AS SET FORTH IN SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY OF SUCH PERSON OR ANY OTHER U.S. PERSON AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST," AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-l(c), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN TREASURY REGULATIONS.


PERCENTAGE INTEREST EVIDENCED BY THIS  MASTER SERVICERS:  MIDLAND LOAN SERVICES,
CERTIFICATE: 100%                      INC. AND GMAC COMMERCIAL MORTGAGE
                                       CORPORATION

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF DECEMBER 1, 2005     SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
                                       INC.

CUT-OFF DATE:  AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS    TRUSTEE:  LASALLE BANK NATIONAL
DEFINED HEREIN)                        ASSOCIATION

CLOSING DATE:  DECEMBER 28, 2005       CUSIP NO.:  [U48138 C6 3](1) [46625Y ZP
                                       1](2) [46625Y ZS 5](3)

FIRST DISTRIBUTION DATE:
JANUARY 17, 2006                       ISIN NO.:  [USU48138C631](1)
                                       [US46625YZP14](2) [US46625YZS52](3)

CLASS R PERCENTAGE INTEREST:  100%
                                       CERTIFICATE NO.:  R-[--]

-----------------------
(1)   For Book-Entry Regulation S Investors Only.
(2)   For Book-Entry Rule 144A Only.
(3)   For Institutional Accredited Investors Only.

                               CLASS R CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

is the registered owner of the interest evidenced by this Certificate in the Class R Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Class R Certificate is a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of the largest Percentage Interest in the Class R Certificates shall be the "tax matters person" for the Upper-Tier REMIC pursuant to Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby irrevocably designated and shall serve as attorney-in-fact and agent for any such Person that is the "tax matters person".

            Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Trustee in an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) and to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under Section 5.02(d) of the Pooling and Servicing Agreement to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions: (A) No Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and shall promptly notify the Master Servicers, the Trustee and the Certificate Registrar of any change or impending change to such status; (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Class R Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement and agrees to be bound by them; (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected; and (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class R Certificate and (2) not to transfer its Ownership Interest in such Class R Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization, an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

            The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 28, 2005




                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS R CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL
                                            ASSOCIATION,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)

TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors

JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                          (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)


________________________________________________________________________________
            (Please print or typewrite name and address of assignee)


________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                              __________________________________
      Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-30

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2005-LDP5, CLASS LR

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE. OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR A CHURCH PLAN, AS DEFINED IN SECTION 3(33) OF ERISA, FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, NON-U.S. PERSONS OR AGENTS OF EITHER, AS SET FORTH IN SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY OF SUCH PERSON OR ANY OTHER U.S. PERSON AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST," AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-l(c), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN TREASURY REGULATIONS.

PERCENTAGE INTEREST EVIDENCED BY THIS  MASTER SERVICERS:  MIDLAND LOAN SERVICES,
CERTIFICATE: 100%                      INC. AND GMAC COMMERCIAL MORTGAGE
                                       CORPORATION

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF DECEMBER 1, 2005     SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
                                       INC.

CUT-OFF DATE:  AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS    TRUSTEE:  LASALLE BANK NATIONAL
DEFINED HEREIN)                        ASSOCIATION

CLOSING DATE:  DECEMBER 28, 2005       CUSIP NO.:  [U48138 C7 1](1) [46625Y ZQ
                                       9](2) [46625Y ZT 3](3)

FIRST DISTRIBUTION DATE:
JANUARY 17, 2006                       ISIN NO.:  [USU48138C714](1)
                                       [US46625YZQ96](2) [US46625TZT36](3)

CLASS LR PERCENTAGE INTEREST:  100%
                                       CERTIFICATE NO.:  LR-[--]

-----------------------
(1)   For Book-Entry Regulation S Investors Only.
(2)   For Book-Entry Rule 144A Only.
(3)   For Institutional Accredited Investors Only.

                                CLASS LR CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

is the registered owner of the interest evidenced by this Certificate in the Class LR Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Class LR Certificate is a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of the largest Percentage Interest in the Class LR Certificates shall be the "tax matters person" for the Lower-Tier REMIC pursuant to Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby irrevocably designated and shall serve as attorney-in-fact and agent for any such Person that is the "tax matters person".

            Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Trustee in an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) and to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Each Person who has or who acquires any Ownership Interest in a Class LR Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under Section 5.02(b) of the Pooling and Servicing Agreement to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Class LR Certificate are expressly subject to the following provisions: (A) No Person holding or acquiring any Ownership Interest in a Class LR Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and shall promptly notify the Master Servicers, the Trustee and the Certificate Registrar of any change or impending change to such status; (B) In connection with any proposed Transfer of any Ownership Interest in a Class LR Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Class LR Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement and agrees to be bound by them; (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, no Transfer of an Ownership Interest in a Class LR Certificate to such proposed Transferee shall be effected; and (D) Each Person holding or acquiring any Ownership Interest in a Class LR Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class LR Certificate and (2) not to transfer its Ownership Interest in such Class LR Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization, an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

            The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: December 28, 2005



                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS LR CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL
                                            ASSOCIATION,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)

TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors

JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                          (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)


________________________________________________________________________________
            (Please print or typewrite name and address of assignee)


________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                              __________________________________
      Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-31

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                          SERIES 2005-LDP5, CLASS HG-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF HOUSTON GALLERIA COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER
SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH A PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN, EXCEPT IN THE CASE OF THE CLASS S CERTIFICATES, AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE (OTHER THAN A CLASS S CERTIFICATE) IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA,
SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE PAYING AGENT, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)


-----------------------------
(1)  For Book-Entry Regulation S Certificates Only.

PASS-THROUGH RATE:  5.5560%            MASTER SERVICERS:  MIDLAND LOAN SERVICES,
                                       INC. AND GMAC COMMERCIAL MORTGAGE
                                       CORPORATION
DENOMINATION:  $27,000,000

                                       SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
DATE OF POOLING AND SERVICING          INC.
AGREEMENT:  AS OF DECEMBER 1, 2005

                                       TRUSTEE:  LASALLE BANK NATIONAL
CUT-OFF DATE:  AS SET FORTH IN THE     ASSOCIATION
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)
                                       CUSIP NO.: [U48138B80](1) [46625YZB2](2)
                                       [46625YZC0](3)
CLOSING DATE:  DECEMBER 28, 2005

                                       ISIN NO.: [USU48138B807](1)
FIRST DISTRIBUTION DATE:               [US46625YZB28](2) [US46625YZC01](3)
JANUARY 17, 2006

                                       COMMON CODE NO.: [____](1) [____](2)
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS HG-1 CERTIFICATES         CERTIFICATE NO.:  HG-1-[__]
AS OF THE CLOSING DATE:  $27,000,000

--------------
(1)   For Book-Entry Regulation S Certificates Only.
(2)   For Book-Entry Regulation S Certificates Only.
(3)   For Book-Entry Rule 144A Only.

                               CLASS HG-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans, all payments on or collections in respect of the Houston Gallaria Trust Subordinate Companion Loan due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Houston Galleria Trust Subordinate Companion Loan, and such amounts, with respect to the Houston Galleria Trust Subordinate Companion Loan, as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOUSTON GALLERIA TRUST SUBORDINATE COMPANION LOAN IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class HG-1 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class HG-1 Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class HG-1 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Class HG Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            The Houston Galleria Collateral Support Deficit and Certificate Deferred Interest on the Houston Galleria Trust Subordinate Companion Loan shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Houston Galleria Collateral Support Deficit or Certificate Deferred Interest on the Houston Galleria Trust Subordinate Companion Loan allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Houston Galleria Trust Subordinate Companion Loan, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and the Houston Galleria Trust Subordinate Companion Loan and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, this Class of Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and the Houston Galleria Trust Subordinate Companion Loan and all property acquired in respect of any Mortgage Loan and the Houston Galleria Trust Subordinate Companion Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans, the Houston Galleria Trust Subordinate Companion Loan and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 28, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS HG-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL
                                            ASSOCIATION,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an  Remaining Certificate
                    interest in this       Balance of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
 ---------    ---------------------------  ---------------------     -----------

 ---------    ---------------------------  ---------------------     -----------

 ---------    ---------------------------  ---------------------     -----------

 ---------    ---------------------------  ---------------------     -----------

 ---------    ---------------------------  ---------------------     -----------

 ---------    ---------------------------  ---------------------     -----------

 ---------    ---------------------------  ---------------------     -----------

 ---------    ---------------------------  ---------------------     -----------

 ---------    ---------------------------  ---------------------     -----------

 ---------    ---------------------------  ---------------------     -----------

 ---------    ---------------------------  ---------------------     -----------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)

TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors

JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                          (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                              __________________________________
      Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-32

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                          SERIES 2005-LDP5, CLASS HG-2

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS OF CERTIFICATES IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF HOUSTON GALLERIA COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER
SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH A PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN, EXCEPT IN THE CASE OF THE CLASS S CERTIFICATES, AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE (OTHER THAN A CLASS S CERTIFICATE) IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA,
SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE PAYING AGENT, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

----------------
(1)  For Book-Entry Regulation S Certificates Only.

PASS-THROUGH RATE:  5.5560%            MASTER SERVICERS:  MIDLAND LOAN SERVICES,
                                       INC. AND GMAC COMMERCIAL MORTGAGE
                                       CORPORATION
DENOMINATION:  $24,000,000

                                       SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
DATE OF POOLING AND SERVICING          INC.
AGREEMENT:  AS OF DECEMBER 1, 2005

                                       TRUSTEE:  LASALLE BANK NATIONAL
CUT-OFF DATE:  AS SET FORTH IN THE     ASSOCIATION
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)
                                       CUSIP NO.: [U48138B98](1) [46625YZD8](2)
                                       [46625YZE6](3)
CLOSING DATE:  DECEMBER 28, 2005

                                       ISIN NO.: [USU48138B989](1)
FIRST DISTRIBUTION DATE:               [US46625YZD83](2) [US46625YZE66](3)
JANUARY 17, 2006

                                       COMMON CODE NO.: [____](1) [____](2)
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS HG-2 CERTIFICATES         CERTIFICATE NO.:  HG-2-[__]
AS OF THE CLOSING DATE:  $24,000,000


--------------
(1)   For Book-Entry Regulation S Certificates Only.
(2)   For Book-Entry Regulation S Certificates Only.
(3)   For Book-Entry Rule 144A Only.

                               CLASS HG-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans, all payments on or collections in respect of the Houston Gallaria Trust Subordinate Companion Loan due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Houston Galleria Trust Subordinate Companion Loan, and such amounts, with respect to the Houston Galleria Trust Subordinate Companion Loan, as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOUSTON GALLERIA TRUST SUBORDINATE COMPANION LOAN IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class HG-2 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class HG-2 Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class HG-2 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Class HG Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            The Houston Galleria Collateral Support Deficit and Certificate Deferred Interest on the Houston Galleria Trust Subordinate Companion Loan shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Houston Galleria Collateral Support Deficit or Certificate Deferred Interest on the Houston Galleria Trust Subordinate Companion Loan allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Houston Galleria Trust Subordinate Companion Loan, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and the Houston Galleria Trust Subordinate Companion Loan and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, this Class of Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and the Houston Galleria Trust Subordinate Companion Loan and all property acquired in respect of any Mortgage Loan and the Houston Galleria Trust Subordinate Companion Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans, the Houston Galleria Trust Subordinate Companion Loan and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 28, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS HG-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL
                                            ASSOCIATION,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an   Remaining Certificate
                    interest in this        Balance of Book-Entry    Notation
    Date         Book-Entry Certificate         Certificate          Made By
 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)

TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors

JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                          (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                              __________________________________
      Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-33

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                          SERIES 2005-LDP5, CLASS HG-3

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS OF CERTIFICATES IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF HOUSTON GALLERIA COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER
SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH A PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN, EXCEPT IN THE CASE OF THE CLASS S CERTIFICATES, AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE (OTHER THAN A CLASS S CERTIFICATE) IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA,
SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE PAYING AGENT, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

-------------------
(1)  For Book-Entry Regulation S Certificates Only.

PASS-THROUGH RATE:  5.5560%            MASTER SERVICERS:  MIDLAND LOAN SERVICES,
                                       INC. AND GMAC COMMERCIAL MORTGAGE
                                       CORPORATION
DENOMINATION:  $40,800,000

                                       SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
DATE OF POOLING AND SERVICING          INC.
AGREEMENT:  AS OF DECEMBER 1, 2005

                                       TRUSTEE:  LASALLE BANK NATIONAL
CUT-OFF DATE:  AS SET FORTH IN THE     ASSOCIATION
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)
                                       CUSIP NO.: [U48138C22](1)
                                       [46625YZF3](2) [46625YZG1](3)
CLOSING DATE:  DECEMBER 28, 2005

                                       ISIN NO.: [USU48138C227](1)
FIRST DISTRIBUTION DATE:               [US46625YZF32](2) [US46625YZG15](3)
JANUARY 17, 2006

                                       COMMON CODE NO.: [____](1) [____](2)
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS HG-3 CERTIFICATES         CERTIFICATE NO.:  HG-3-[__]
AS OF THE CLOSING DATE:  $40,800,000

--------------
(1)   For Book-Entry Regulation S Certificates Only.
(2)   For Book-Entry Regulation S Certificates Only.
(3)   For Book-Entry Rule 144A Only.

                               CLASS HG-3 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans, all payments on or collections in respect of the Houston Gallaria Trust Subordinate Companion Loan due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Houston Galleria Trust Subordinate Companion Loan, and such amounts, with respect to the Houston Galleria Trust Subordinate Companion Loan, as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOUSTON GALLERIA TRUST SUBORDINATE COMPANION LOAN IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class HG-3 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class HG-3 Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class HG-3 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Class HG Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            The Houston Galleria Collateral Support Deficit and Certificate Deferred Interest on the Houston Galleria Trust Subordinate Companion Loan shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Houston Galleria Collateral Support Deficit or Certificate Deferred Interest on the Houston Galleria Trust Subordinate Companion Loan allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Houston Galleria Trust Subordinate Companion Loan, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and the Houston Galleria Trust Subordinate Companion Loan and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, this Class of Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and the Houston Galleria Trust Subordinate Companion Loan and all property acquired in respect of any Mortgage Loan and the Houston Galleria Trust Subordinate Companion Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans, the Houston Galleria Trust Subordinate Companion Loan and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 28, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS HG-3 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL
                                            ASSOCIATION,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an   Remaining  Certificate
                    interest in this        Balance of Book-Entry    Notation
    Date         Book-Entry Certificate         Certificate          Made By
 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)

TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors

JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                          (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                              __________________________________
      Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-34

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                          SERIES 2005-LDP5, CLASS HG-4

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS OF CERTIFICATES IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF HOUSTON GALLERIA COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER
SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH A PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN, EXCEPT IN THE CASE OF THE CLASS S CERTIFICATES, AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE (OTHER THAN A CLASS S CERTIFICATE) IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA,
SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE PAYING AGENT, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

--------------
(1)  For Book-Entry Regulation S Certificate Only.

PASS-THROUGH RATE:  5.5560%            MASTER SERVICERS:  MIDLAND LOAN SERVICES,
                                       INC. AND GMAC COMMERCIAL MORTGAGE
                                       CORPORATION
DENOMINATION:  $32,400,000

                                       SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
DATE OF POOLING AND SERVICING          INC.
AGREEMENT:  AS OF DECEMBER 1, 2005

                                       TRUSTEE:  LASALLE BANK NATIONAL
CUT-OFF DATE:  AS SET FORTH IN THE     ASSOCIATION
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)
                                       CUSIP NO.: [U48138C30](1)
                                       [46625YZH9](2) [46625YZJ5](3)
CLOSING DATE:  DECEMBER 28, 2005

                                       ISIN NO.: [USU48138C300](1)
FIRST DISTRIBUTION DATE:               [US46625YZH97](2) [US46625YZJ53](3)
JANUARY 17, 2006

                                       COMMON CODE NO.: [____](1) [____](2)
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS HG-4 CERTIFICATES         CERTIFICATE NO.:  HG-4-[__]
AS OF THE CLOSING DATE:  $32,400,000

--------------
(1)   For Book-Entry Regulation S Certificates Only.
(2)   For Book-Entry Regulation S Certificates Only.
(3)   For Book-Entry Rule 144A Only.

                               CLASS HG-4 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans, all payments on or collections in respect of the Houston Gallaria Trust Subordinate Companion Loan due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Houston Galleria Trust Subordinate Companion Loan, and such amounts, with respect to the Houston Galleria Trust Subordinate Companion Loan, as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOUSTON GALLERIA TRUST SUBORDINATE COMPANION LOAN IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class HG-4 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class HG-4 Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class HG-4 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Class HG Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            The Houston Galleria Collateral Support Deficit and Certificate Deferred Interest on the Houston Galleria Trust Subordinate Companion Loan shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Houston Galleria Collateral Support Deficit or Certificate Deferred Interest on the Houston Galleria Trust Subordinate Companion Loan allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Houston Galleria Trust Subordinate Companion Loan, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and the Houston Galleria Trust Subordinate Companion Loan and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, this Class of Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and the Houston Galleria Trust Subordinate Companion Loan and all property acquired in respect of any Mortgage Loan and the Houston Galleria Trust Subordinate Companion Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans, the Houston Galleria Trust Subordinate Companion Loan and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 28, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS HG-4 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL
                                            ASSOCIATION,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an   Remaining  Certificate
                    interest in this        Balance of Book-Entry    Notation
    Date         Book-Entry Certificate         Certificate          Made By
 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)

TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors

JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                          (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                              __________________________________
      Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-35

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                          SERIES 2005-LDP5, CLASS HG-5

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS OF CERTIFICATES IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF HOUSTON GALLERIA COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER
SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH A PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN, EXCEPT IN THE CASE OF THE CLASS S CERTIFICATES, AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE (OTHER THAN A CLASS S CERTIFICATE) IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA,
SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE PAYING AGENT, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

--------------
(1)  For Book-Entry Regulation S Certificates Only.

PASS-THROUGH RATE:  5.5560%            MASTER SERVICERS:  MIDLAND LOAN SERVICES,
                                       INC. AND GMAC COMMERCIAL MORTGAGE
                                       CORPORATION
DENOMINATION:  $5,800,000

                                       SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
DATE OF POOLING AND SERVICING          INC.
AGREEMENT:  AS OF DECEMBER 1, 2005

                                       TRUSTEE:  LASALLE BANK NATIONAL
CUT-OFF DATE:  AS SET FORTH IN THE     ASSOCIATION
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)
                                       CUSIP NO.: [U48138C48](1)
                                       [46625YZK2](2) [46625YZL0](3)
CLOSING DATE:  DECEMBER 28, 2005

                                       ISIN NO.: [USU48138C482](1)
FIRST DISTRIBUTION DATE:               [US46625YZK27](2) [US46625YZL00](3)
JANUARY 17, 2006

                                       COMMON CODE NO.: [____](1) [____](2)
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS HG-5 CERTIFICATES         CERTIFICATE NO.:  HG-5-[__]
AS OF THE CLOSING DATE:  $5,800,000

--------------
(1)   For Book-Entry Regulation S Certificates Only.
(2)   For Book-Entry Regulation S Certificates Only.
(3)   For Book-Entry Rule 144A Only.

                               CLASS HG-5 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans, all payments on or collections in respect of the Houston Gallaria Trust Subordinate Companion Loan due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Houston Galleria Trust Subordinate Companion Loan, and such amounts, with respect to the Houston Galleria Trust Subordinate Companion Loan, as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOUSTON GALLERIA TRUST SUBORDINATE COMPANION LOAN IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class HG-5 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class HG-5 Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class HG-5 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Class HG Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            The Houston Galleria Collateral Support Deficit and Certificate Deferred Interest on the Houston Galleria Trust Subordinate Companion Loan shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Houston Galleria Collateral Support Deficit or Certificate Deferred Interest on the Houston Galleria Trust Subordinate Companion Loan allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Houston Galleria Trust Subordinate Companion Loan, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and the Houston Galleria Trust Subordinate Companion Loan and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, this Class of Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and the Houston Galleria Trust Subordinate Companion Loan and all property acquired in respect of any Mortgage Loan and the Houston Galleria Trust Subordinate Companion Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans, the Houston Galleria Trust Subordinate Companion Loan and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 28, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS HG-5 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL
                                            ASSOCIATION,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an   Remaining Certificate
                    interest in this        Balance of Book-Entry    Notation
    Date         Book-Entry Certificate         Certificate          Made By
 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)

TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors

JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                          (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                              __________________________________
      Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-36

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                          SERIES 2005-LDP5, CLASS HG-X

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS HG-X CERTIFICATE HAS NO PRINCIPAL BALANCE AND WILL NOT RECEIVE ANY DISTRIBUTION OF PRINCIPAL.

THE NOTIONAL AMOUNT ON WHICH THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS HG-X CERTIFICATES IS BASED WILL BE REDUCED AS A RESULT OF PRINCIPAL PAYMENTS AND LOSSES ON THE HOUSTON GALLERIA TRUST SUBORDINATE COMPANION LOAN. ACCORDINGLY, THE INTEREST PAYABLE PURSUANT TO THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER
SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH A PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN, EXCEPT IN THE CASE OF THE CLASS S CERTIFICATES, AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE (OTHER THAN A CLASS S CERTIFICATE) IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA,
SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE PAYING AGENT, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

-----------------------
(1)  For Book-Entry Regulation S Certificates Only.

PASS-THROUGH RATE:  0.0810%            MASTER SERVICERS:  MIDLAND LOAN SERVICES,
                                       INC. AND GMAC COMMERCIAL MORTGAGE
                                       CORPORATION
DENOMINATION:  $130,000,000

                                       SPECIAL SERVICER:  MIDLAND LOAN SERVICES,
DATE OF POOLING AND SERVICING          INC.
AGREEMENT:  AS OF DECEMBER 1, 2005

                                       TRUSTEE:  LASALLE BANK NATIONAL
CUT-OFF DATE:  AS DEFINED IN THE       ASSOCIATION
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)
                                       CUSIP NO.: [U48138C55](1)
                                       [46625YZN6](2) [46625YZR7](3)
CLOSING DATE:  DECEMBER 28, 2005

                                       ISIN NO.: [USU48138C557](1)
FIRST DISTRIBUTION DATE:               [US46625YZN65](2) [US46625YZR79](3)
JANUARY 17, 2006

                                       COMMON CODE NO.: [____](1) [____](2)
APPROXIMATE AGGREGATE
NOTIONAL AMOUNT
OF THE CLASS HG-X CERTIFICATES         CERTIFICATE NO.:  HG-X-[__]
AS OF THE CLOSING DATE:  $130,000,000

--------------
(1)   For Book-Entry Regulation S Certificates Only.
(2)   For Book-Entry Regulation S Certificates Only.
(3)   For Book-Entry Rule 144A Only.

                               CLASS HG-X CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans, all payments on or collections in respect of the Houston Gallaria Trust Subordinate Companion Loan due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Houston Galleria Trust Subordinate Companion Loan, and such amounts, with respect to the Houston Galleria Trust Subordinate Companion Loan, as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOUSTON GALLERIA TRUST SUBORDINATE COMPANION LOAN IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class HG-X Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate will not be entitled to distributions in respect of principal. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            This Class HG-X Certificate has no principal balance and will not receive any distribution of principal.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class HG-X Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to such Distribution Date, as specified above. Interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Class HG Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            The Houston Galleria Collateral Support Deficit and Certificate Deferred Interest on the Houston Galleria Trust Subordinate Companion Loan shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Houston Galleria Collateral Support Deficit or Certificate Deferred Interest on the Houston Galleria Trust Subordinate Companion Loan allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Houston Galleria Trust Subordinate Companion Loan, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and the Houston Galleria Trust Subordinate Companion Loan and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, this Class of Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $1,000,000 initial Notional Amount, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and the Houston Galleria Trust Subordinate Companion Loan and all property acquired in respect of any Mortgage Loan and the Houston Galleria Trust Subordinate Companion Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans, the Houston Galleria Trust Subordinate Companion Loan and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Certificate Registrar
                                            under the Pooling and Servicing
                                            Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated:  December 28, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS HG-X CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            LASALLE BANK NATIONAL
                                            ASSOCIATION,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

                   Notional Amount of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an   Remaining  Notional
                    interest in this        Amount of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

 ---------    ---------------------------   --------------------     --------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)

TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors

JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                          (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                              __________________________________
      Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

                                    Attached

JPMCC 2005-LDP5

  Loan #         Mortgagor Name
-----------------------------------------------------------------------------------------------------------------------------------
    1            Corporate Center One Owner LLC, Corporate Center Two Owner LLC, Green Crossing II Owner LP,
                 Resource Square Three Owner LLC, H. River Three Owner LLC, H. River Two Owner LLC, Deerfield
                 One Owner Corp., Timberway One Owner LP, Lakeside I Owner Corp., Corporate Center Three
                 Owner LLC, Satellite 600 Owner Corp., H. River One Owner LLC, Satellite 800 Owner Corp., Resource
                 Square One Owner LLC, Paragon Owner Corp., Lakeside II Owner Corp., Stony Point II Owner Corp.,
                 Deerfield Two Owner Corp., Satellite 400 Owner Corp., Resource Square Two Owner LLC, Satellite
                  300 Owner Corp.
   1.01
   1.02
   1.03
   1.04
   1.05
   1.06
   1.07
   1.08
   1.09
   1.10
   1.11
   1.12
   1.13
   1.14
   1.15
   1.16
   1.17
   1.18
   1.19
   1.20
   1.21
    2            HG Galleria I, II, III, L.P., SA Galleria IV, L.P.
    3            Selig Holdings Company L.L.C.
   3.01
   3.02
   3.03
   3.04
   3.05
   3.06
   3.07
    4            Two Grand Central Tower LLC
    5            GGP Jordan Creek L.L.C. and GGP Village at Jordan Creek L.L.C.
    6            GP2, LLC
                 DRA CRT Germantown Center L.P., DRA CRT Orlando Central Center LLC,
    7            and DRA CRT JTB Center LLC
   7.01
   7.02
   7.03
   7.04
   7.05
   7.06
   7.07
   7.08
   7.09
   7.10
   7.11
   7.12
   7.13
   7.14
   7.15
   7.16
   7.17
   7.18
   7.19
   7.20
   7.21
   7.22
   7.23
   7.24
   7.25
   7.26
   7.27
   7.28
   7.29
   7.30
                 Various
    8            Rolling Wind Property LLC
    9            Stratton Meadows Property LLC
    10           Courtleigh Property LLC
    11           Heraldry Property LLC
    12           Kingswood II Property LLC
    13           Kingswood I Property LLC
    14           Coventry Property LLC
    15           Diamond Ridge Property LLC
                 CRP Holdings A-1, LLC, CRP Holdings T, L.P.
    16           CRP Holdings A-1, LLC, CRP Holdings T, L.P.
    17           CRP Holdings A-1, LLC, CRP Holdings T, L.P.
    18           CRP Holdings A-1, LLC, CRP Holdings T, L.P.
    19           CRP Holdings A-1, LLC, CRP Holdings T, L.P.
    20           CRP Holdings A-1, LLC, CRP Holdings T, L.P.
    21           CRP Holdings A-1, LLC, CRP Holdings T, L.P.
    22           CRP Holdings A-1, LLC, CRP Holdings T, L.P.
    23           CRP Holdings A-1, LLC, CRP Holdings T, L.P.
    24           Net1 Las Colinas LP
                 MBCC 30, LLC, MBCC 35, LLC, MBCC 40, LLC, MBCC 45, LLC, MBCC East,
    25           LLC, WCA 100, LLC, WCA 50, LLC, Weston Canal Center, LLC
  25.01
  25.02
  25.03
  25.04
  25.05
  25.06
  25.07
  25.08
    26           Hanover Mall Partners, L.P.
                 Arvada Meridian LP, Boulder Meridian LP, Englewood Meridian LP, Lakewood
    27           Meridian LP, Temple Meridian LP, Westland Meridian LP
  27.01
  27.02
  27.03
    28           45 Broadway Owner LLC
    29           32-42 Broadway Owner LLC
    30           NC Venture, LLC
                 Highwoods Industrial North Carolina, LLC, 3920 Westpoint Industrial, LLC, 3929
    31           Westpoint Industrial, LLC, 500 Northridge Industrial LLC, Highwoods Industrial Virginia, LLC
  31.01
  31.02
  31.03
  31.04
  31.05
  31.06
  31.07
  31.08
  31.09
  31.10
  31.11
  31.12
  31.13
  31.14
    32           FSM Spa LLC, FSM Office LLC, FSM Garage LLC
    33           GP Portland Investment Company, LLC
    34           Inland Western New York Portfolio, L.L.C.
  34.01
  34.02
  34.03
  34.04
  34.05
  34.06
  34.07
  34.08
  34.09
  34.10
  34.11
  34.12
  34.13
  34.14
  34.15
  34.16
  34.17
  34.18
  34.19
  34.20
  34.21
  34.22
    35           Inland Western Worcester Lincoln Plaza, L.L.C.
    36           610 Broadway Owner LLC
    37           Romanek Indianapolis A LLC
                 Montgomery Ventures, L.L.C., Nashville Ventures, L.L.C., Portland Ventures, L.L.C.,
    38           Mt. Arlington Ventures, L.P., Mahwah Ventures L.P.
  38.01
  38.02
  38.03
  38.04
  38.05
    39           30 W. Monroe Property A LLC, 30 W. Monroe Property B LLC, 30 W. Monroe Property F LLC
    40           Inland Western Columbus Polaris, L.L.C.
    41           Raleigh Officentre Associates, L.L.C.
                 Various
    42           Fath Aspen Village, LLC
    43           Fath Lisa Ridge, LLC
    44           Fath Preston Park, LP
    45           Fath Slope of Aspen, LLC
    46           Fath Wyoming Hills, LLC
    47           Lexington Allen L.P.
    48           Farmington Hills Corporate Investors-II, L.L.C.
    49           Baldwin Hills Investors, LTD
    50           USA San Miguel, DST
    51           MBS-Signature Palms, Ltd.
    52           SRH Granite Run LLC
    53           Case Creekwood Apartments Limited Partnership
    54           Houston Coronado Villas Limited Partnership
    55           KPartners Hospitality Texas I LP
  55.01
  55.02
  55.03
  55.04
    56           Cypress Veranda Limited Partnership II
    57           ICG Penn Branch Associates, LLC
    58           Foundry Parcel Fifteen Associates, LLC
    59           Guardian Westwood LLC
    60           A&L 444 LLC, GMD 444 LLC, DEM 444, LLC
    61           Adams Station, LLC
    62           VR Vanderbilt Limited Partnership
    63           Baywoods of Annapolis, LLC
                 USA Sonterra 1, LLC, USA Sonterra 2, LLC, USA Sonterra 3, LLC,
                 USA Sonterra 4, LLC, USA Sonterra 5, LLC, USA Sonterra 6, LLC,
                 USA Sonterra 7, LLC, USA Sonterra 8, LLC, USA Sonterra 9, LLC,
                 USA Sonterra 10, LLC, USA Sonterra 11, LLC, USA Sonterra 12,
                 LLC, USA Sonterra 13, LLC, USA Sonterra 14, LLC, USA Sonterra
                 15, LLC, USA Sonterra 16, LLC, USA Sonterra 17, LLC, USA
                 Sonterra 18, LLC, USA Sonterra 19, LLC, USA Sonterra 20, LLC,
                 USA Sonterra 21, LLC, USA Sonterra 22, LLC, USA Sonterra 23,
                 LLC, USA Sonterra 24, LLC, USA Sonterra 25, LLC, USA Sonterra
                 26, LLC, USA Sonterra 27, LLC, USA Sonterra 28, LLC, USA
    64           Sonterra 29, LLC, USA Sonterra 30, LLC, USA Sonterra 31, LLC
    65           Westwood Retail, LLC, Westwood Seagull, LLC
    66           PMAT Melbourne, L.L.C.
  66.01
  66.02
  66.03
    67           American Opportunity for Housing - San Antonio Portfolio I, LLC
  67.01
  67.02
  67.03
  67.04
    68           Cottonwood Scott Mountain S, LLC and Cottonwood Scott Mountain H, LLC
    69           Paradigm Walnut Street, LLC
    70           Aslan Centerpoint, LLC, Aslan Chalkville, LLC, Aslan Terrace, LLC
  70.01
  70.02
  70.03
    71           Feasterville Realty Associates, L.P.
    72           Lowell Park Plaza Office Partners, LLC
    73           Ballantrae Investments, LLC
    74           Case-Winchester Limited Partnership
    75           Zero Plus Services, Inc.
    76           Los Ranchos FSPE LLC
    77           HB Properties L.P., HBA Properties, L.P. and HBP Properties, L.P.
  77.01
  77.02
  77.03
    78           Copper Beech Townhome Communities Fifteen , LLC
    79           Hometown Whispering Pines Largo, L.L.C.
    80           Sylmar Shopping Center, LLC
    81           SPI Willow Pass, L.P.
    82           Continental 105 Fund LLC
    83           Crossings Shopping Center, LP, CA Alex I Properties, LLC
    84           Country Club Extended Stay Suites, L.L.C.
    85           Hillcrest/Oakwood Property, LLC
  85.01
  85.02
    86           Oxford Properties, L.L.C.
    87           Howard Opera House Associates, LLC
    88           T&T San Fran, LLC
    89           AW WPC (KY) LLC
    90           Plastic II (IL) LLC
    91           Auto Club Lamppost, LLC
    92           DJD Executive Park, LLC, Welsh Executive Park, LLC and MS/TB KC, LLC
    93           Columbus North Associates, L.P., Columbus Ave. GPD Investment, L.P.
    94           Gila Shopping Center, LP
    95           Lakeside Resources, LLC
    96           Allyne Parke Dynasty, LLC
    97           RS Sterling Hills Apartments 1-14, LLC, et al
    98           Gateway Business Center, L.P.
  98.01
  98.02
  98.03
    99           Galman Pottsgrove Partners, L.P.
   100           PTT Properties, LLC
   101           West Bloomfield Property, LLC and Orchard Bloomfield Properties, LLC
   102           J St. Townhomes, LLC, Rancho Pavilion, LLC, Nardo III, LLC
   103           Hometown Northbluff, L.P.
   104           Rock Creek-5185 MacArthur, LLC
   105           Codman Portland Associates, LP
   106           269 South LaFayette Park Place, LLC, Santee Court Phase II Owner LLC
   107           7150 Terra Vista LLC
   108           Foxhill Apartments LLC
   109           Wanamaker San Angelo, L.P.
   110           Shops at Riverplace, LLC
   111           South Lind Square, LLC
   112           WestPark IV, LLC
   113           Lynchburg Partners, LLC
   114           Summit Ridge, L.L.C.
   115           Casa de Flores Mobile Home Park
   116           ELVA LLC
  116.01
  116.02
   117           SW Cypresswood, L.P.
                 124 Hudson Street Equities LLC, 124 Hudson Street Seletsky LLC,
                 CH 124 Hudson Street Equities LLC, Lemad 124 Hudson Street
   118           Equities LLC, 124 Hudson Street Gordon LLC
   119           LSI I, LLC
   120           Grayslake Eastwood, LLC and Eastwood Investors, LLC
   121           Costa Mesa Mobile Estates LLC
   122           SGMP/McCormick Ranch Investors, L.P.
   123           Gatesco Q.M., Ltd.
   124           53 Cardinal Drive Partners, L.P.
   125           GP Vermont Industrial I, L.L.C.
   126           Edgewood Plaza Associates LLC
   127           York Value Center Limited Partnership
   128           Sunnycrest Real Properties, LLC
   129           707 Sheridan Limited Partnership
   130           Roeland Park Redevelopment, L.L.C.
   131           MIHP, Ltd.
   132           BHI Property LLC
   133           Morgan Family Investments, LLC
   134           Kosla Properties, LLC
   135           Southpointe Shopping Center of Sarasota, Ltd.
   136           The Summit Real Estate, LLC
   137           Oak Cliff Crossing, Ltd.
   138           Piney Branch Limited Partnership
   139           FPA Front Street Associates, LLC
   140           PCS Development 9, LLC
   141           Fiesta Square Apartments L.L.C.
   142           H-K Housing Partners, Ltd.
   143           Triangle Kildaire, LLC
   144           Baum Fry Street, L.L.C.
   145           Willow Creek 2 Group Limited Partnership
   146           Ft. Worth Hawaii NB, LLC, Fairmont Hawaii, LLC, and Mastrantonio NB, LLC
   147           Middletown Professional Properties, L.L.C.
   148           Bhagat MD, LLC
   149           Tylersville Dynasty, LLC
   150           Beaumont Development Group, L.P.
   151           Prias Prairie View, L.L.C. and Prairie View Business Center, LLC
   152           Gateway I, L.L.C.
   153           RFB West Jefferson, LLC
   154           Lincoln Park Town Homes, LLC
   155           925 Keynote Circle Corporation
   156           Heartland Wanaka Limited Partnership
                 Hobart 1031, L.L.C., Hobart-Carpenter-1, L.L.C., Hobart-Carpenter-2, L.L.C., Hobart-Davidson Trust,
                 L.L.C., Hobart-Doreski-1, L.L.C., Hobart-Doreski-2, L.L.C., Hobart-Hunter-1, L.L.C., Hobart-Hunter-2,
                 L.L.C., Hobart-Kaplan, L.L.C., Hobart-Kinstetter Trust, L.L.C., Hobart-Kruger, L.L.C., Hobart-Kusserow,
                 L.L.C., Hobart-Lacert, L.L.C., Hobart-Lopiano, L.L.C., Hobart-Malin, L.L.C., Hobart-McHenney, L.L.C.,
                 Hobart-Minit Car Wash, L.L.C., Hobart-Olson, L.L.C., Hobart-Roberts, L.L.C., Hobart-Roth Trust, L.L.C.,
                 Hobart-Russell, L.L.C., Hobart-Seventy Nine Thompson Realty Trust, L.L.C., Hobart-Vaughan, L.L.C.,
   157           Hobart-Yee Trust, L.L.C., Hobart-York Trust, L.L.C.
   158           Tall Timber Limited Partnership
   159           Montrose Square, Inc.
   160           AZFMJ, LLC
   161           Vista 7702 FM 1960, Ltd.
   162           Tennessee Partners XV, L.P.
   163           PCS Development 7, LLC
   164           Halliday Family's Store-It-All of Plantation, L.L.C.
   165           I and U Management LLC
   166           5256 Arbor Vitae,LLC
   167           Crown Hill Associates
   168           Plaza/Park I, Ltd.
   169           Roscoe Building Limited Partnership
   170           Bryant Manor, LLC
   171           PCS Development 6, LLC
   172           Vista Pointe, L.L.C.
   173           NEC FM 1488 & FM 2978, Ltd.
   174           Valley Creek II Limited Partnership
   175           Coach Country, LLC
   176           Mike & Josephine MRA, LP
   177           R & D Village Square, LLC
   178           Villa Fontana Mobile Estates, LLC
   179           Inland Western Altamonte Springs State Road, L.L.C.
   180           GHGregg LLC, Albert J. Gopin, Melgaby, LLC
   181           Deborah Klein Investments, LLC
   182           PCS Development 8, LLC
   183           Harshman Dynasty, LLC
   184           AMC Delancey Train Court Associates, LP
   185           David N. Olson and Carol B. Olson
   186           Rockville Dynasty, LLC
   187           410-416 N Craig Street Limited Partnership
   188           Lucky Investment Group, LLC, Ballantrae Investments, LLC
   189           The Plaza at Legacy Plaza, Ltd.
   190           Ivywood 67 LLC
   191           Crawfordsville Dynasty, LLC
   192           Mountain View MHP, LLC
   193           Clarksville Dynasty, LLC
   194           Montebello MHP, LLC
   195           Alexandria Dynasty, LLC
  HGTSCL         HG Galleria I, II, III, L.P., SA Galleria IV, L.P.
-----------------------------------------------------------------------------------------------------------------------------------



 Loan #                                  Property Address
------------------------------------------------------------------------------------------------------------------------------------
   1                                     Various
  1.01                                   2801 Slater Road
  1.02                                   2803 Slater Road
  1.03                                   2202 North Westshore Boulevard
  1.04                                   4211 West Boy Scout Road
  1.05                                   4211 West Boy Scout Road
  1.06                                   13010 Morris Road
  1.07                                   13010B Morris Road
  1.08                                   8800 Grand Oak Circle
  1.09                                   14025 Riveredge Drive
  1.10                                   14055 Riveredge Drive
  1.11                                   13501 Ingenuity Drive
  1.12                                   9100 Shelbyville Road
  1.13                                   3237 Satellite Boulevard
  1.14                                   3235 Satellite Boulevard
  1.15                                   3175 Satellite Boulevard
  1.16                                   3095 Satellite Boulevard
  1.17                                   9201 Forest Hill Avenue
  1.18                                   11310 and 11410 Greens Crossing
  1.19                                   12001 Research Parkway
  1.20                                   15990 Barker's Landing Road
  1.21                                   12000 Research Parkway
   2                                     5085 Westheimer Rd
   3                                     Various
  3.01                                   2601 4th Avenue
  3.02                                   3101 Western Avenue
  3.03                                   190 Queen Anne Avenue
  3.04                                   1000 Second Avenue
  3.05                                   3131 Elliott Avenue
  3.06                                   2901 3rd Avenue
  3.07                                   300 Elliott Avenue W
   4                                     140 East 45th Street
   5                                     101 Jordan Creek Parkway
   6                                     540 North State Street
   7                                     Various
  7.01                                   51 Germantown Court
  7.02                                   57 Germantown Court
  7.03                                   60 Germantown Court
  7.04                                   65 Germantown Court
  7.05                                   8000 Centerview Parkway
  7.06                                   8001 Centerview Parkway
  7.07                                   3751 Maguire Boulevard
  7.08                                   3438 Lawton Road
  7.09                                   930 Woodcock Road
  7.10                                   3657 Maguire Boulevard
  7.11                                   3535 Lawton Road
  7.12                                   3444 McCrory Place
  7.13                                   3319 Maguire Boulevard
  7.14                                   3421 Lawton Road
  7.15                                   3191 Maguire Boulevard
  7.16                                   3555 Maguire Boulevard
  7.17                                   3203 Lawton Road
  7.18                                   1060 Woodcock Road
  7.19                                   1001 Executive Center Drive
  7.20                                   1040 Woodcock Drive
  7.21                                   3101 Maguire Boulevard
  7.22                                   988 Woodcock Road
  7.23                                   1080 Woodcock Road
  7.24                                   3165 McCrory Place
  7.25                                   1000 Woodcock Road
  7.26                                   5011 Gate Parkway
  7.27                                   3113 Lawton Road
  7.28                                   5011 Gate Parkway
  7.29                                   1010 Executive Center Drive
  7.30                                   7596 Centurion Parkway
                                         Various

   8                                     2420 Bibury Lane
   9                                     2 Heatherton Court
   10                                    2564 Barnesley Place
   11                                    2340 Noonham Road
   12                                    2420 Bibury Lane
   13                                    7500 Hithergreen Drive
   14                                    2564 Barnesley Place
   15                                    2 Heatherton Court
                                         Various

   16                                    100-761 Northwest Parkway and 200-915 Northwest Platte Valley Drive
   17                                    18901 East Briargate Lane
   18                                    1465 North McDowell Boulevard
   19                                    8568 Warren Parkway
   20                                    14040 Park Center Road
   21                                    12430 Oxford Park Drive
   22                                    4032-4256 West Riverside Street and 100-619 Northwest Business Park Lane
   23                                    9082-9090 Bond, 9201-9219 Quivira, and 9100-9136 Cody
   24                                    6535 and 6555 North State Highway 161
   25                                    Various
 25.01                                   7 Powder Horn Drive
 25.02                                   30 Technology Drive
 25.03                                   40 Technology Drive
 25.04                                   45 Technology Drive
 25.05                                   50 Randolph Road
 25.06                                   100 Randolph Road
 25.07                                   35 Technology Drive
 25.08                                   One Riverview Drive
   26                                    1775 Washington Street
   27                                    Various
 27.01                                   9555 West 59th Avenue
 27.02                                   10695 West 17th Avenue
 27.03                                   3455 South Corona Street
   28                                    45 Broadway
   29                                    32 & 42 Broadway
   30                                    900, 920, 930, 940 Main Campus Drive and 1730 Varsity Drive
   31                                    Various
 31.01                                   5200 Airport Drive
 31.02                                   5401 Airport Drive
 31.03                                   6601 South Laburnum Avenue
 31.04                                   500 Northridge Park Drive
 31.05                                   520 Northridge Park Drive
 31.06                                   550 Northridge Park Drive
 31.07                                   540 Northridge Park Drive
 31.08                                   710 Almondridge Drive
 31.09                                   711 Almondridge Drive
 31.10                                   3900 Westpoint Boulevard
 31.11                                   3909 Westpoint Boulevard
 31.12                                   3920 Westpoint Boulevard
 31.13                                   3929 Westpoint Boulevard
 31.14                                   2598 Empire Drive
   32                                    1441 Brickell Avenue
   33                                    135 Santilli Highway
   34                                    Various
 34.01                                   4937 Transit Road
 34.02                                   1454 Union Road
 34.03                                   821 Culver Road
 34.04                                   689 East Ridge Road
 34.05                                   4155 West Main Street
 34.06                                   8530 Transit Road
 34.07                                   4433 Dewey Avenue
 34.08                                   798 Harlem Road
 34.09                                   3249 Sheridan Drive
 34.10                                   5137 North Road
 34.11                                   47 Niagara Street
 34.12                                   173 Fairview Avenue
 34.13                                   2585 Main Street
 34.14                                   265 North Union Street
 34.15                                   2561-2563 Union Road
 34.16                                   459 South Transit Street
 34.17                                   2325 Grand Island Boulevard
 34.18                                   1490 Lake Avenue
 34.19                                   4374 Buffalo Road
 34.20                                   291 West Ferry Street
 34.21                                   601 East Main Street
 34.22                                   11204-08 Olean Road
   35                                    525 Lincoln Plaza
   36                                    610 Broadway
   37                                    6325 Digital Way & 6650 Telecom Drive
   38                                    Various
 38.01                                   180 Route 17 South
 38.02                                   15 Howard Boulevard
 38.03                                   2424 Atrium Way
 38.04                                   2 Cummings Road
 38.05                                   5601 Carmichael Road
   39                                    30 West Monroe
   40                                    1021-1051 Gemini Parkway
   41                                    25300 - 25330 Telegraph Road
                                         Various
   42                                    2703 Erlene Drive
   43                                    2496 Queen City Avenue
   44                                    5757 Preston View Boulevard
   45                                    2720 Queen City Avenue
   46                                    2466 Wyoming Street
   47                                    601 & 701 Experian Parkway
   48                                    27555 Executive Drive
   49                                    SWC La Brea Avenue & Rodeo Road
   50                                    5202 Texana Drive
   51                                    14515 Briar Forest Drive
   52                                    7414 Brixworth Court
   53                                    8418 S. 77th East Avenue
   54                                    9111 Lakes at 610 Drive
   55                                    Various
 55.01                                   1513 Centre Place
 55.02                                   2515 19th Street
 55.03                                   1355 Knickerbocker Road
 55.04                                   1459 Knickerbocker Road
   56                                    7700 Willowchase Boulevard
   57                                    3200 Pennsylvania Avenue, Southeast
   58                                    235 Promenade Street
   59                                    8619 Westwood Center Drive
   60                                    444 Park Avenue South
   61                                    1 Juniper Drive
   62                                    13110 Kuykendahl
   63                                    7101 Bay Front Drive
   64                                    530 Buckingham Road
   65                                    2020-2230 Edgewood Road Southwest
   66                                    Various
 66.01                                   6217-6235 North US Highway 1
 66.02                                   1880 North US Highway 1
 66.03                                   2227 West New Haven Avenue
   67                                    Various
 67.01                                   515 Exeter Road
 67.02                                   3536 West Avenue
 67.03                                   2400 Oakhill Road
 67.04                                   1415 Babcock Road
   68                                    7828 South East Aspen Summit Drive
   69                                    101 Walnut Street
   70                                    Various
 70.01                                   1061-G Huffman Road
 70.02                                   78 Tammera Trail
 70.03                                   137 Town and Country Circle
   71                                    100, 150, and 210 East Street Road
   72                                    506, 509 and 515 Enterprise
   73                                    2322 Ferguson Road
   74                                    5509 Southwest 9th Avenue
   75                                    4701-4711 Natick Avenue
   76                                    20843 Waalew Road
   77                                    Various
 77.01                                   11620 Caroline Road
 77.02                                   9815 Roosevelt Blvd
 77.03                                   3031 Red Lion Road
   78                                    119 East Court Street
   79                                    7501 142nd Avenue North
   80                                    13237 Gladstone Avenue
   81                                    1675 Willow Pass Road
   82                                    6650 Whitmore Lake Road
   83                                    10930 and 10990 New Halls Ferry Road, 10805 and 10910 Old Halls Ferry Road
   84                                    4601 Broadway
   85                                    Various
 85.01                                   19700 14 Mile Road
 85.02                                   1101 Fuller Avenue
   86                                    8400 West 108th Terrace
   87                                    155 Bank Street and 81-91 Church St.
   88                                    493 North Milwaukee Avenue
   89                                    300 Gap Way
   90                                    800 Corporate Grove Drive
   91                                    5225 Auto Club Drive
   92                                    1800 - 1870 North Corrington Avenue
   93                                    Christopher Columbus Boulevard at Snyder Ave.
   94                                    2019-2157 West U.S. Highway 70
   95                                    1471-1651 West Whittier Boulevard
   96                                    1001 North State Road 135
   97                                    1 Milligan Lane
   98                                    Various
 98.01                                   3751 Island Avenue
 98.02                                   7831 Bartram Avenue
 98.03                                   7821 Bartram Avenue
   99                                    201 Jay Street
  100                                    14410- 14480 East Sixth Avenue, 411- 547 Sable Boulevard, 14311- 14391 East Fourth Avenue
  101                                    6800 Orchard Lake Road
  102                                    702 - 725 Rancho Rd.
  103                                    660 Elm Creek Drive
  104                                    5185 MacArthur Boulevard
  105                                    213-240 Danforth Street, 236-252A Spring Street, 48 Salem Street, 21 School Street
  106                                    1740 Ocean Avenue
  107                                    7150 North Terra Vista Dr.
  108                                    1900 South Missouri Avenue
  109                                    NWC Business US 67 and Sunset Boulevard
  110                                    10603 Ranch Road 2222
  111                                    445 Southwest 41st Street and 4150 Lind Avenue Southwest
  112                                    8461, 8471, 8501 & 8601 Turnpike Drive
  113                                    3412 Waterlick Road
  114                                    6921 West Gore Boulevard
  115                                    701 East Lassen Avenue
  116                                    Various
 116.01                                  1701-1713 Elder Street
 116.02                                  2701-2815 North University Drive

  117                                    10010 Cypresswood
  118                                    124 Hudson Street
  119                                    10901 West Toller Drive
  120                                    3400 East 33rd Street
  121                                    327 West Wilson Street
  122                                    9318-9332 North 95th Way
  123                                    10201 Telephone Road
  124                                    53 Cardinal Drive
  125                                    7552 Indian School Road
  126                                    2250 Hanson Road
  127                                    2142 South Queen Street
  128                                    1925 Sunnycrest Drive
  129                                    707 West Sheridan Rd
  130                                    4950 Roe Avenue
  131                                    18383 Preston Road
  132                                    10459 South Muskegon Avenue
  133                                    3200 & 3280 West Sunset Road
  134                                    1981 Terminal Way
  135                                    1960 Stickney Road
  136                                    400 South Edwards Boulevard
  137                                    2130 East Ledbetter Road
  138                                    8501 Piney Branch Road
  139                                    2095-2383 Front Street
  140                                    4600 Willis Avenue
  141                                    9551 West 85th Street
  142                                    3338 Holly Road
  143                                    1207 Kildaire Farm Road
  144                                    2230 South Michigan Avenue
  145                                    3411-3801 Willow Lake Drive
  146                                    8533-8645 North Beach Street
  147                                    124 Sleepy Hollow Drive
  148                                    1420 South Addison Road
  149                                    7739 Cox Lane
  150                                    4545 Bissonnet
  151                                    10300-10338 Northwest Prairie View Road
  152                                    105 North Stewart Court
  153                                    247 Mt. Jefferson State Park Road
  154                                    609 South Fell Street
  155                                    925 Keynote Circle
  156                                    9920 Quail Boulevard
  157                                    732 West Old Ridge Road
  158                                    7378 Timber Dr
  159                                    6531 Emmons Drive
  160                                    6200 S. McClintock Drive
  161                                    7702 FM 1960 Road East
  162                                    375 South Lancaster Rd
  163                                    4646 Natick Avenue
  164                                    6701 NW 18th Court
  165                                    3084 Yale Avenue
  166                                    4840 and 4880 W. University Ave.
  167                                    155 Crown Hill Road
  168                                    20660 Westheimer Parkway
  169                                    532 West Roscoe Street
  170                                    709 North 38th Street
  171                                    4573 Willis Avenue
  172                                    3300 Palm Drive
  173                                    6606 FM 1488
  174                                    10620 Montgomery Road
  175                                    1921 208th Street East
  176                                    360 East Main Street
  177                                    222 Enterprise Drive
  178                                    17377 East Valley Boulevard
  179                                    297 West State Road 436
  180                                    9132 Taylorsville Road
  181                                    3623 North Vermilion Street
  182                                    14955 Dickens Street
  183                                    2903 - 2921 Harshman Road
  184                                    10830 Train Court
  185                                    701 Hillsboro Boulevard
  186                                    5389 Rockville Road
  187                                    410-416 North Craig St
  188                                    101 St. George Street
  189                                    8925 Fallbrook Drive
  190                                    1556 Clough Street
  191                                    1700 South Washington Street
  192                                    485 Idyllwild Drive
  193                                    650 East Lewis and Clark Parkway
  194                                    525 South Greenwood Avenue
  195                                    1111 North Park Avenue
 HGTSCL                                  5085 Westheimer Rd
------------------------------------------------------------------------------------------------------------------------------------


 Loan #               City                                    State                  Zip Code           County
------------------------------------------------------------------------------------------------------------------------------------
    1                 Various                                Various                  Various           Various
  1.01                Morrisville                               NC                     27560            Wake
  1.02                Morrisville                               NC                     27560            Wake
  1.03                Tampa                                     FL                     33607            Hillsborough
  1.04                Tampa                                     FL                     33607            Hillsborough
  1.05                Tampa                                     FL                     33607            Hillsborough
  1.06                Alpharetta                                GA                     30004            Fulton
  1.07                Alpharetta                                GA                     30004            Fulton
  1.08                Tampa                                     FL                     33637            Hillsborough
  1.09                Tampa                                     FL                     33637            Hillsborough
  1.10                Tampa                                     FL                     33637            Hillsborough
  1.11                Orlando                                   FL                     32826            Orange
  1.12                Hurstbourne                               KY                     40222            Jefferson
  1.13                Duluth                                    GA                     30096            Gwinnett
  1.14                Duluth                                    GA                     30096            Gwinnett
  1.15                Duluth                                    GA                     30096            Gwinnett
  1.16                Duluth                                    GA                     30096            Gwinnett
  1.17                Richmond                                  VA                     23235            Richmond City
  1.18                Houston                                   TX                     77067            Harris
  1.19                Orlando                                   FL                     32826            Orange
  1.20                Houston                                   TX                     77079            Harris
  1.21                Orlando                                   FL                     32826            Orange
    2                 Houston                                   TX                     77056            Harris
    3                 Seattle                                   WA                    Various           King
  3.01                Seattle                                   WA                     98121            King
  3.02                Seattle                                   WA                     98121            King
  3.03                Seattle                                   WA                     98109            King
  3.04                Seattle                                   WA                     98104            King
  3.05                Seattle                                   WA                     98121            King
  3.06                Seattle                                   WA                     98121            King
  3.07                Seattle                                   WA                     98119            King
    4                 New York                                  NY                     10017            New York
    5                 West Des Moines                           IA                     50266            Dallas
    6                 Chicago                                   IL                     60610            Cook
    7                 Various                                Various                  Various           Various
  7.01                Memphis                                   TN                     38018            Shelby
  7.02                Memphis                                   TN                     38018            Shelby
  7.03                Memphis                                   TN                     38018            Shelby
  7.04                Memphis                                   TN                     38018            Shelby
  7.05                Memphis                                   TN                     38018            Shelby
  7.06                Memphis                                   TN                     38018            Shelby
  7.07                Orlando                                   FL                     32803            Orange
  7.08                Orlando                                   FL                     32803            Orange
  7.09                Orlando                                   FL                     32803            Orange
  7.10                Orlando                                   FL                     32803            Orange
  7.11                Orlando                                   FL                     32803            Orange
  7.12                Orlando                                   FL                     32803            Orange
  7.13                Orlando                                   FL                     32803            Orange
  7.14                Orlando                                   FL                     32803            Orange
  7.15                Orlando                                   FL                     32803            Orange
  7.16                Orlando                                   FL                     32803            Orange
  7.17                Orlando                                   FL                     32803            Orange
  7.18                Orlando                                   FL                     32803            Orange
  7.19                Orlando                                   FL                     32803            Orange
  7.20                Orlando                                   FL                     32803            Orange
  7.21                Orlando                                   FL                     32803            Orange
  7.22                Orlando                                   FL                     32803            Orange
  7.23                Orlando                                   FL                     32803            Orange
  7.24                Orlando                                   FL                     32803            Orange
  7.25                Orlando                                   FL                     32803            Orange
  7.26                Jacksonville                              FL                     32256            Duval
  7.27                Orlando                                   FL                     32803            Orange
  7.28                Jacksonville                              FL                     32256            Duval
  7.29                Orlando                                   FL                     32803            Orange
  7.30                Jacksonville                              FL                     32256            Duval
                      Baltimore                                 MD                     21244            Baltimore
    8                 Baltimore                                 MD                     21244            Baltimore
    9                 Baltimore                                 MD                     21244            Baltimore
   10                 Baltimore                                 MD                     21244            Baltimore
   11                 Baltimore                                 MD                     21244            Baltimore
   12                 Baltimore                                 MD                     21244            Baltimore
   13                 Baltimore                                 MD                     21244            Baltimore
   14                 Baltimore                                 MD                     21244            Baltimore
   15                 Baltimore                                 MD                     21244            Baltimore
                      Various                                Various                  Various           Various
   16                 Riverside                                 MO                     64150            Platte
   17                 Parker                                    CO                     80134            Douglas
   18                 Petaluma                                  CA                     94954            Sonoma
   19                 Frisco                                    TX                     75034            Collin
   20                 Herndon                                   VA                     20171            Fairfax
   21                 Houston                                   TX                     77077            Harris
   22                 Riverside                                 MO                     64150            Platte
   23                 Overland Park                             KS                     66214            Johnson
   24                 Irving                                    TX                     75039            Dallas
   25                 Various                                   NJ                    Various           Various
  25.01               Warren                                    NJ                     07059            Somerset
  25.02               Warren                                    NJ                     07059            Somerset
  25.03               Warren                                    NJ                     07059            Somerset
  25.04               Warren                                    NJ                     07059            Somerset
  25.05               Somerset                                  NJ                     08873            Somerset
  25.06               Somerset                                  NJ                     08873            Somerset
  25.07               Warren                                    NJ                     07059            Somerset
  25.08               Somerset                                  NJ                     08873            Somerset
   26                 Hanover                                   MA                     02339            Plymouth
   27                 Various                                   CO                    Various           Various
  27.01               Arvada                                    CO                     80004            Jefferson
  27.02               Lakewood                                  CO                     80215            Jefferson
  27.03               Englewood                                 CO                     80113            Arapahoe
   28                 New York                                  NY                     10006            New York
   29                 New York                                  NY                     10004            New York
   30                 Raleigh                                   NC                     27606            Wake
   31                 Various                                Various                  Various           Various
  31.01               Richmond                                  VA                     23150            Henrico
  31.02               Richmond                                  VA                     23150            Henrico
  31.03               Richmond                                  VA                     23150            Henrico
  31.04               Rural Hall                                NC                     27045            Forsythe
  31.05               Rural Hall                                NC                     27045            Forsythe
  31.06               Rural Hall                                NC                     27045            Forsythe
  31.07               Rural Hall                                NC                     27045            Forsythe
  31.08               Rural Hall                                NC                     27045            Forsythe
  31.09               Rural Hall                                NC                     27045            Forsythe
  31.10               Winston-Salem                             NC                     27103            Forsythe
  31.11               Winston-Salem                             NC                     27103            Forsythe
  31.12               Winston-Salem                             NC                     27103            Forsythe
  31.13               Winston-Salem                             NC                     27103            Forsythe
  31.14               Winston-Salem                             NC                     27103            Forsythe
   32                 Miami                                     FL                     33131            Miami - Dade
   33                 Everett                                   MA                     02149            Middlesex
   34                 Various                                   NY                    Various           Various
  34.01               Lancaster                                 NY                     14043            Erie
  34.02               West Seneca                               NY                     14224            Erie
  34.03               Rochester                                 NY                     14609            Monroe
  34.04               Irondequoit                               NY                     14621            Monroe
  34.05               Batavia                                   NY                     14020            Genesee
  34.06               Amherst                                   NY                     14221            Erie
  34.07               Greece                                    NY                     14616            Monroe
  34.08               West Seneca                               NY                     14224            Erie
  34.09               Amherst                                   NY                     14226            Erie
  34.10               Canandaigua                               NY                     14424            Ontario
  34.11               Tonawanda                                 NY                     14150            Erie
  34.12               Hudson                                    NY                     12534            Columbia
  34.13               Buffalo                                   NY                     14214            Erie
  34.14               Olean                                     NY                     14760            Cattaraugus
  34.15               Cheektowaga                               NY                     14227            Erie
  34.16               Lockport                                  NY                     14094            Niagara
  34.17               Grand Island                              NY                     14072            Erie
  34.18               Rochester                                 NY                     14615            Monroe
  34.19               North Chili                               NY                     14514            Monroe
  34.20               Buffalo                                   NY                     14213            Erie
  34.21               Batavia                                   NY                     14020            Genesee
  34.22               Yorkshire                                 NY                     14173            Cattaraugus
   35                 Worcester                                 MA                     01605            Worcester
   36                 New York                                  NY                     10012            New York
   37                 Indianapolis                              IN                     46278            Marion
   38                 Various                                Various                  Various           Various
  38.01               Mahwah                                    NJ                     07430            Bergen
  38.02               Mt. Arlington                             NJ                     07856            Morris
  38.03               Nashville                                 TN                     37214            Davidson
  38.04               Scarborough                               ME                     04074            Cumberland
  38.05               Montgomery                                AL                     36117            Montgomery
   39                 Chicago                                   IL                     60603            Cook
   40                 Columbus                                  OH                     43240            Delaware
   41                 Southfield                                MI                     48304            Oakland
                      Various                                Various                  Various           Various
   42                 Cincinnati                                OH                     45238            Hamilton
   43                 Cincinnati                                OH                     45238            Hamilton
   44                 Dallas                                    TX                     75240            Dallas
   45                 Cincinnati                                OH                     45238            Hamilton
   46                 Dayton                                    OH                     45410            Montgomery
   47                 Allen                                     TX                     75013            Collin
   48                 Farmington Hills                          MI                     48331            Oakland
   49                 Los Angeles                               CA                     90016            Los Angeles
   50                 San Antonio                               TX                     78249            Bexar
   51                 Houston                                   TX                     77077            Harris
   52                 Baltimore                                 MD                     21244            Baltimore
   53                 Tulsa                                     OK                     74133            Tulsa
   54                 Houston                                   TX                     77054            Harris
   55                 Various                                   TX                    Various           Various
  55.01               Denton                                    TX                     76205            Denton
  55.02               Lubbock                                   TX                     79410            Lubbock
  55.03               San Angelo                                TX                     76904            Tom Green
  55.04               San Angelo                                TX                     76904            Tom Green
   56                 Houston                                   TX                     77070            Harris
   57                 Washington                                DC                     20020            District of Columbia
   58                 Providence                                RI                     02908            Providence
   59                 Vienna                                    VA                     22182            Fairfax
   60                 New York                                  NY                     10016            New York
   61                 Delmar                                    NY                     12054            Albany
   62                 Houston                                   TX                     77090            Harris
   63                 Annapolis                                 MD                     21403            Anne Arundel
   64                 Richardson                                TX                     75081            Dallas
   65                 Cedar Rapids                              IA                     52404            Linn
   66                 Various                                   FL                    Various           Brevard
  66.01               Cocoa                                     FL                     32927            Brevard
  66.02               Rockledge                                 FL                     32955            Brevard
  66.03               Melbourne                                 FL                     32935            Brevard
   67                 San Antonio                               TX                    Various           Bexar
  67.01               San Antonio                               TX                     78209            Bexar
  67.02               San Antonio                               TX                     78213            Bexar
  67.03               San Antonio                               TX                     78238            Bexar
  67.04               San Antonio                               TX                     78201            Bexar
   68                 Portland                                  OR                     97266            Multnomah
   69                 Watertown                                 MA                     02472            Middlesex
   70                 Birmingham                                AL                     35215            Jefferson
  70.01               Birmingham                                AL                     35215            Jefferson
  70.02               Birmingham                                AL                     35215            Jefferson
  70.03               Birmingham                                AL                     35215            Jefferson
   71                 Feasterville                              PA                     19053            Bucks
   72                 Lowell                                    AR                     72745            Benton
   73                 Cincinnati                                OH                     45238            Hamilton
   74                 Amarillo                                  TX                     79106            Potter
   75                 Los Angeles                               CA                     91403            Los Angeles
   76                 Apple Valley                              CA                     92307            San Bernardino
   77                 Philadelphia                              PA                    Various           Philadelphia
  77.01               Philadelphia                              PA                     19154            Philadelphia
  77.02               Philadelphia                              PA                     19114            Philadelphia
  77.03               Philadelphia                              PA                     19114            Philadelphia
   78                 Bowling Green                             OH                     43402            Wood
   79                 Largo                                     FL                     33771            Pinellas
   80                 Sylmar                                    CA                     91342            Los Angeles
   81                 Concord                                   CA                     94520            Contra Costa
   82                 Brighton                                  MI                     48116            Livingston
   83                 Ferguson                                  MO                     63136            St. Louis
   84                 Kansas City                               MO                     64112            Jackson
   85                 Big Rapids                                MI                     49307            Mecosta
  85.01               Big Rapids                                MI                     49307            Mecosta
  85.02               Big Rapids                                MI                     49307            Mecosta
   86                 Overland Park                             KS                     66210            Johnson
   87                 Burlington                                VT                     05401            Chittenden
   88                 Vernon Hills                              IL                     60061            Lake
   89                 Erlanger                                  KY                     41018            Boone
   90                 Buffalo Grove                             IL                     60089            Lake
   91                 Dearborn                                  MI                     48126            Wayne
   92                 Kansas City                               MO                     64120            Jackson
   93                 Philadelphia                              PA                     19148            Philadelphia
   94                 Thatcher                                  AZ                     85546            Graham
   95                 La Habra                                  CA                     90631            Orange
   96                 Greenwood                                 IN                     46142            Johnson
   97                 Johnson City                              TN                     37601            Carter
   98                 Philadephia                               PA                     19153            Philadelphia
  98.01               Philadephia                               PA                     19153            Philadelphia
  98.02               Philadelphia                              PA                     19153            Philadelphia
  98.03               Philidelphia                              PA                     19153            Philidelphia
   99                 West Pottsgrove                           PA                     19464            Montgomery
   100                Aurora                                    CO                     80011            Arapahoe
   101                West Bloomfield                           MI                     48322            Oakland
   102                Las Vegas                                 NV                     89107            Clark
   103                Austin                                    TX                     78744            Travis
   104                Washington                                DC                     20016            District of Columbia
   105                Portland                                  ME                     04102            Cumberland
   106                Santa Monica                              CA                     90401            Los Angeles
   107                Peoria                                    IL                     61614            Peoria
   108                Casper                                    WY                     82609            Natrona
   109                San Angelo                                TX                     76901            Tom Green
   110                Austin                                    TX                     78730            Travis
   111                Renton                                    WA                     98055            King
   112                Westminster                               CO                     80031            Adams
   113                Lynchburg                                 VA                     24502            Campbell
   114                Lawton                                    OK                     73505            Comanche
   115                Chico                                     CA                     95973            Butte
   116                Waukesha                                  WI                     53188            Waukesha
 116.01               Waukesha                                  WI                     53188            Waukesha
 116.02               Waukesha                                  WI                     53188            Waukesha
   117                Houston                                   TX                     77070            Harris
   118                New York                                  NY                     10013            New York
   119                Littleton                                 CO                     80127            Jefferson
   120                Des Moines                                IA                     50317            Polk
   121                Costa Mesa                                CA                     92627            Orange
   122                Scottsdale                                AZ                     85258            Maricopa
   123                Houston                                   TX                     77075            Harris
   124                Westfield                                 NJ                     07090            Union
   125                Scottsdale                                AZ                     85251            Maricopa
   126                Edgewood                                  MD                     21040            Harford
   127                York                                      PA                     17403            York
   128                Fullerton                                 CA                     92835            Orange
   129                Chicago                                   IL                     60613            Cook
   130                Roeland Park                              KS                     66202            Johnson
   131                Dallas                                    TX                     75252            Collin
   132                Chicago                                   IL                     60608            Cook
   133                Las Vegas                                 NV                     89118            Clark
   134                Reno                                      NV                     89502            Washoe
   135                Sarasota                                  FL                     34231            Sarasota
   136                Lake Geneva                               WI                     53147            Walworth
   137                Dallas                                    TX                     75216            Dallas
   138                Silver Spring                             MD                     20901            Montgomery
   139                Kansas City                               MO                     64120            Jackson
   140                Los Angeles                               CA                     91403            Los Angeles
   141                Overland Park                             KS                     66212            Johnson
   142                Corpus Christi                            TX                     78415            Nueces
   143                Cary                                      NC                     27511            Wake
   144                Chicago                                   IL                     60616            Cook
   145                Kalamazoo                                 MI                     49008            Kalamazoo
   146                Fort Worth                                TX                     76248            Tarrant
   147                Middletown                                DE                     19709            New Castle
   148                Capitol Heights                           MD                     20743            Prince George's
   149                West Chester                              OH                     45069            Butler
   150                Bellaire                                  TX                     77401            Harris
   151                Kansas City                               MO                     64153            Jackson
   152                Liberty                                   MO                     64068            Clay
   153                West Jefferson                            NC                     28699            Ashe
   154                Normal                                    IL                     61761            McLean
   155                Brooklyn Heights                          OH                     44131            Cuyahoga
   156                Austin                                    TX                     78758            Travis
   157                Hobart                                    IN                     46342            Lake
   158                Cincinnati                                OH                     45241            Butler
   159                Fort Wayne                                IN                     46835            Allen
   160                Tempe                                     AZ                     85283            Maricopa
   161                Humble                                    TX                     77346            Harris
   162                Clarkville                                TN                     37042            Montgomery
   163                Los Angeles                               CA                     91403            Los Angeles
   164                Plantation                                FL                     33313            Broward
   165                Memphis                                   TN                     38112            Shelby
   166                Las Vegas                                 NV                     89103            Clark County
   167                Excelsior Springs                         MO                     64024            Clay
   168                Katy                                      TX                     77450            Harris
   169                Chicago                                   IL                     60657            Cook
   170                Kansas City                               KS                     66103            Wyandotte
   171                Sherman Oaks                              CA                     91403            Los Angeles
   172                Rapid City                                SD                     57701            Pennington
   173                Magnolia                                  TX                     77354            Montgomery
   174                Cincinnati                                OH                     45242            Hamilton
   175                Spanaway                                  WA                     98387            Pierce
   176                Middletown                                PA                     17057            Dauphin
   177                Three Rivers                              MI                     49093            St. Joseph
   178                Fontana                                   CA                     92335            San Bernadino
   179                Altamonte Springs                         FL                     32714            Seminole
   180                Louisville                                KY                     40299            Jefferson
   181                Danville                                  IL                     61832            Vermilion
   182                Los Angeles                               CA                     91403            Los Angeles
   183                Dayton                                    OH                     45424            Montgomery
   184                Houston                                   TX                     77041            Harris
   185                Manchester                                TN                     37355            Coffee
   186                Indianapolis                              IN                     46224            Marion
   187                Pittsburgh                                PA                     15213            Allegheny
   188                Martinsburg                               WV                     25401            Berkeley
   189                Houston                                   TX                     77064            Harris
   190                Bowling Green                             OH                     43402            Wood
   191                Crawfordsville                            IN                     47933            Montgomery
   192                San Jacinto                               CA                     92583            Riverside
   193                Clarksville                               IN                     47129            Clark
   194                Montebello                                CA                     90640            Los Angeles
   195                Alexandria                                IN                     46001            Madison
 HGTSCL               Houston                                   TX                     77056            Harris
------------------------------------------------------------------------------------------------------------------------------------


 Loan #        Property Name                                                  Size           Measure               Interest Rate (%)
------------------------------------------------------------------------------------------------------------------------------------
    1          Brookdale Office Portfolio                                   3,106,566       Square Feet                4.98000
  1.01         Concourse Lakeside I                                            76,769       Square Feet                4.98000
  1.02         Concourse Lakeside II                                           77,320       Square Feet                4.98000
  1.03         Corporate Center One at International Plaza                    390,698       Square Feet                4.98000
  1.04         Corporate Center Three at International Plaza                  289,625       Square Feet                4.98000
  1.05         Corporate Center Two at International Plaza                    290,484       Square Feet                4.98000
  1.06         Deerfield Corporate Centre One                                 133,266       Square Feet                4.98000
  1.07         Deerfield Corporate Centre Two                                 132,622       Square Feet                4.98000
  1.08         Hidden River Corporate Center I                                135,174       Square Feet                4.98000
  1.09         Hidden River Corporate Center II                               137,433       Square Feet                4.98000
  1.10         Hidden River Corporate Center III                              148,309       Square Feet                4.98000
  1.11         One Resource Square                                             90,558       Square Feet                4.98000
  1.12         Paragon Place at Hurstbourne                                    82,152       Square Feet                4.98000
  1.13         Satellite Place 300                                            131,337       Square Feet                4.98000
  1.14         Satellite Place 400                                            131,884       Square Feet                4.98000
  1.15         Satellite Place 600                                            149,958       Square Feet                4.98000
  1.16         Satellite Place 800                                            132,892       Square Feet                4.98000
  1.17         Stony Point II Office Building                                  48,707       Square Feet                4.98000
  1.18         The Reserve at Greens Crossing II                              157,897       Square Feet                4.98000
  1.19         Three Resource Square                                          153,043       Square Feet                4.98000
  1.20         Timberway One                                                   92,780       Square Feet                4.98000
  1.21         Two Resource Square                                            123,658       Square Feet                4.98000
    2          Houston Galleria                                             1,894,045       Square Feet                5.34405
    3          Selig Office Portfolio                                       1,507,220       Square Feet                5.76700
  3.01         Fourth & Vine Building                                         123,324       Square Feet                5.76700
  3.02         3101 Western Avenue                                            184,610       Square Feet                5.76700
  3.03         190 Queen Anne Avenue                                           84,077       Square Feet                5.76700
  3.04         1000 Second Avenue                                             434,688       Square Feet                5.76700
  3.05         3131 Elliott Avenue                                            190,237       Square Feet                5.76700
  3.06         Third & Broad                                                  269,837       Square Feet                5.76700
  3.07         Elliott Bay Office Park                                        220,447       Square Feet                5.76700
    4          2 Grand Central Tower                                          636,242       Square Feet                5.03000
    5          Jordan Creek                                                   939,085       Square Feet                4.56500
    6          Grand Plaza                                                        481          Units                   5.50700
    7          DRA - CRT Portfolio II                                       1,401,560       Square Feet                5.34600
  7.01         Memphis - Stuart                                                85,051       Square Feet                5.34600
  7.02         Memphis - Kimbrough                                            106,847       Square Feet                5.34600
  7.03         Memphis - Grove                                                 52,024       Square Feet                5.34600
  7.04         Memphis - Gainsborough                                          91,580       Square Feet                5.34600
  7.05         Memphis - Oak Ridge                                            114,801       Square Feet                5.34600
  7.06         Memphis - Parkway                                               94,007       Square Feet                5.34600
  7.07         Orlando Central - Langley                                       37,636       Square Feet                5.34600
  7.08         Orlando Central - Chandler                                      23,124       Square Feet                5.34600
  7.09         Orlando Central - Forrestal                                     23,012       Square Feet                5.34600
  7.10         Orlando Central - Yorktown                                      31,968       Square Feet                5.34600
  7.11         Orlando Central - Hollister                                     31,346       Square Feet                5.34600
  7.12         Orlando Central - Commodore                                     30,902       Square Feet                5.34600
  7.13         Orlando Central - Lexington                                     52,704       Square Feet                5.34600
  7.14         Orlando Central - Bainbridge                                     9,172       Square Feet                5.34600
  7.15         Orlando Central - Porterfield                                   55,867       Square Feet                5.34600
  7.16         Orlando Central - Bennington                                    28,789       Square Feet                5.34600
  7.17         Orlando Central - Amherst                                       22,948       Square Feet                5.34600
  7.18         Orlando Central - Princeton                                      8,807       Square Feet                5.34600
  7.19         Orlando Central - Enterprise                                    26,384       Square Feet                5.34600
  7.20         Orlando Central - Palmetto                                      23,217       Square Feet                5.34600
  7.21         Orlando Central - Essex                                         27,149       Square Feet                5.34600
  7.22         Orlando Central - Tedder                                        24,933       Square Feet                5.34600
  7.23         Orlando Central - St. Paul                                      36,113       Square Feet                5.34600
  7.24         Orlando Central - Saratoga                                      40,477       Square Feet                5.34600
  7.25         Orlando Central - Rockbridge                                    17,984       Square Feet                5.34600
  7.26         Jacksonville JTB - Collier                                     107,956       Square Feet                5.34600
  7.27         Orlando Central - Carr                                          24,208       Square Feet                5.34600
  7.28         Jacksonville JTB - Carlton                                     103,515       Square Feet                5.34600
  7.29         Orlando Central - Independence                                  39,737       Square Feet                5.34600
  7.30         Jacksonville JTB - Deerwood Park                                29,302       Square Feet                5.34600
               Bluebird Portfolio                                               1,720          Units                   5.48900
    8          Rolling Winds Apts.                                                280          Units                   5.48900
    9          Stratton Meadows                                                   270          Units                   5.48900
   10          Crosswinds III                                                     280          Units                   5.48900
   11          Glens @ RR                                                         270          Units                   5.48900
   12          Crosswinds II                                                      203          Units                   5.48900
   13          Crosswinds I                                                       203          Units                   5.48900
   14          Crosswinds IV                                                      122          Units                   5.48900
   15          Diamond Ridge                                                       92          Units                   5.48900
               Colony Portfolio                                             1,487,342         Various                  5.60900
   16          Prologis - Platte Valley Portfolio                             824,055       Square Feet                5.60900
   17          Briargate On Main                                                  325          Units                   5.60900
   18          1465 North McDowell                                            140,448       Square Feet                5.60900
   19          Lodges at Frisco                                                   262          Units                   5.60900
   20          Park Center Building NEC                                       108,000       Square Feet                5.60900
   21          Mandalay at Shadow Lake                                            296          Units                   5.60900
   22          Prologis - Riverside Portfolio                                 324,676       Square Feet                5.60900
   23          Prologis - Congleton Distribution                               90,163       Square Feet                5.60900
   24          NEC America Corporate Center                                   526,245       Square Feet                5.57000
   25          Atlantic Development Portfolio                                 902,237       Square Feet                5.85000
  25.01        7 Powder Horn Drive                                            180,500       Square Feet                5.85000
  25.02        30 Technology Drive                                            101,404       Square Feet                5.85000
  25.03        40 Technology Drive                                             93,336       Square Feet                5.85000
  25.04        45 Technology Drive                                             45,392       Square Feet                5.85000
  25.05        50 Randolph Road                                                89,024       Square Feet                5.85000
  25.06        100 Randolph Road                                              149,259       Square Feet                5.85000
  25.07        35 Technology Drive                                            107,322       Square Feet                5.85000
  25.08        One Riverview Drive                                            136,000       Square Feet                5.85000
   26          Hanover Mall                                                   706,005       Square Feet                5.63570
   27          Chartwell Portfolio                                                544          Units                   5.41300
  27.01        Arvada Meridian                                                    125          Units                   5.41300
  27.02        Westland Meridian                                                  153          Units                   5.41300
  27.03        Englewood Meridian                                                 266          Units                   5.41300
   28          45 Broadway                                                    384,662       Square Feet                5.76450
   29          32 & 42 Broadway                                               494,776       Square Feet                5.50600
   30          Venture Center                                                 474,316       Square Feet                5.18200
   31          Centurion Industrial Portfolio                               1,901,637       Square Feet                5.26000
  31.01        Airport Center One                                             141,613       Square Feet                5.26000
  31.02        Airport Center Two                                              71,665       Square Feet                5.26000
  31.03        Highwoods Distribution                                         168,324       Square Feet                5.26000
  31.04        Northridge Business Park - 500 Northridge Park Drive           201,000       Square Feet                5.26000
  31.05        Northridge Business Park - 520 Northridge Park Drive           220,500       Square Feet                5.26000
  31.06        Northridge Business Park - 550 Northridge Park Drive            57,000       Square Feet                5.26000
  31.07        Northridge Business Park - 540 Northridge Park Drive           261,000       Square Feet                5.26000
  31.08        Northridge Business Park - 710 Almondridge Drive               446,818       Square Feet                5.26000
  31.09        Northridge Business Park - 711 Almondridge Drive                21,176       Square Feet                5.26000
  31.10        Westpoint Business Park - 3900 Westpoint Boulevard              26,282       Square Feet                5.26000
  31.11        Westpoint Business Park - 3909 Westpoint Boulevard              18,059       Square Feet                5.26000
  31.12        Westpoint Business Park - 3920 Westpoint Boulevard              89,000       Square Feet                5.26000
  31.13        Westpoint Business Park - 3929 Westpoint Boulevard              89,600       Square Feet                5.26000
  31.14        Westpoint Business Park - 2598 Empire Drive                     89,600       Square Feet                5.26000
   32          Four Seasons Miami- Commercial                                 254,648       Square Feet                5.24813
   33          Mellon Trust Center                                            384,000       Square Feet                5.34000
   34          Eckerd Portfolio                                               265,236       Square Feet                4.91000
  34.01        Eckerd Store #5028                                              10,908       Square Feet                4.91000
  34.02        Eckerd Store #5029                                              10,908       Square Feet                4.91000
  34.03        Eckerd Store #5031                                              10,908       Square Feet                4.91000
  34.04        Eckerd Store #5059                                              12,738       Square Feet                4.91000
  34.05        Eckerd Store #5060                                              12,738       Square Feet                4.91000
  34.06        Eckerd Store #5630                                              13,824       Square Feet                4.91000
  34.07        Eckerd Store #5633                                              10,908       Square Feet                4.91000
  34.08        Eckerd Store #5634                                              13,813       Square Feet                4.91000
  34.09        Eckerd Store #5635                                              10,908       Square Feet                4.91000
  34.10        Eckerd Store #5654                                              13,813       Square Feet                4.91000
  34.11        Eckerd Store #5664                                              12,738       Square Feet                4.91000
  34.12        Eckerd Store #5776                                              10,908       Square Feet                4.91000
  34.13        Eckerd Store #5794                                              10,908       Square Feet                4.91000
  34.14        Eckerd Store #5799                                              10,908       Square Feet                4.91000
  34.15        Eckerd Store #5821                                              10,908       Square Feet                4.91000
  34.16        Eckerd Store #5822                                              13,824       Square Feet                4.91000
  34.17        Eckerd Store #5831                                              13,198       Square Feet                4.91000
  34.18        Eckerd Store #5840                                              12,738       Square Feet                4.91000
  34.19        Eckerd Store #5911                                              10,908       Square Feet                4.91000
  34.20        Eckerd Store #5940                                              10,908       Square Feet                4.91000
  34.21        Eckerd Store #5945                                              13,824       Square Feet                4.91000
  34.22        Eckerd Store #5962                                              12,000       Square Feet                4.91000
   35          Lincoln Plaza                                                  434,377       Square Feet                4.94000
   36          610 Broadway (NY)                                              122,200       Square Feet                5.12000
   37          Intech One & Two                                               281,697       Square Feet                5.32000
   38          Hospitality Ventures Portfolio                                     655          Units                   5.49700
  38.01        Doubletree Mahwah                                                  139          Units                   5.49700
  38.02        Courtyard Mount Arlington                                          125          Units                   5.49700
  38.03        Doubletree Guest Suites                                            138          Units                   5.49700
  38.04        Fairfield Inn Portland Maine Mall                                  120          Units                   5.49700
  38.05        Fairfield Inn by Marriott                                          133          Units                   5.49700
   39          30 West Monroe                                                 228,459       Square Feet                5.37000
   40          Market at Polaris                                              208,544       Square Feet                4.79000
   41          Raleigh Office Centre                                          289,279       Square Feet                5.71000
               Fath Portfolio I                                                 1,492          Units                   5.23000
   42          Aspen Village                                                      922          Units                   5.23000
   43          Lisa Ridge                                                         216          Units                   5.23000
   44          Preston                                                            144          Units                   5.23000
   45          Slopes of Aspen                                                     96          Units                   5.23000
   46          Wyoming                                                            114          Units                   5.23000
   47          LXP-Experian - TRW                                             292,700       Square Feet                5.12600
   48          Farmington Hills Corporate Center                              177,503       Square Feet                5.10000
   49          Baldwin Hills Center                                           126,949       Square Feet                5.57000
   50          The San Miguel Apartments                                          330          Units                   5.35000
   51          Signature Palms Apartment Homes                                    396          Units                   5.39000
   52          Granite Run Apts.                                                  264          Units                   5.48900
   53          Creekwood Apartments - Tulsa                                       651          Units                   5.47000
   54          Villas @ Coronado Apts - Houston                                   344          Units                   5.51000
   55          KPartners Hotel Portfolio                                          320          Rooms                   6.40000
  55.01        Hampton Inn & Suites-Denton                                         85          Rooms                   6.40000
  55.02        Hawthorn Suites- Lubbock                                            82          Rooms                   6.40000
  55.03        Hawthorn Suites- San Angelo                                         80          Rooms                   6.40000
  55.04        Fairfield Inn & Suites                                              73          Rooms                   6.40000
   56          The Veranda at Centerfield                                         400          Units                   5.69000
   57          Penn Branch Shopping Center                                     88,985       Square Feet                5.91500
   58          Brown Building                                                 218,087       Square Feet                5.23000
   59          8619 Westwood Center Drive                                      98,568       Square Feet                5.19000
   60          444 Park Avenue South                                           83,750       Square Feet                5.51500
   61          Adams Station Apts                                                 282          Units                   5.19000
   62          The Vanderbilt Apartments                                          416          Units                   5.34000
   63          Baywoods of Annapolis                                              147          Units                   5.76000
   64          Sonterra at Buckingham                                             312          Units                   5.30000
   65          Westwood Plaza                                                 168,306       Square Feet                5.57000
   66          ERH Portfolio                                                  234,178       Square Feet                5.41000
  66.01        Port St. John                                                   79,889       Square Feet                5.41000
  66.02        Rockledge                                                       76,018       Square Feet                5.41000
  66.03        Windover Square                                                 78,271       Square Feet                5.41000
   67          AOH - SA Portfolio I                                               508          Units                   5.63000
  67.01        Berrendo Square                                                    100          Units                   5.63000
  67.02        Canlen West Apartments                                             132          Units                   5.63000
  67.03        Ingram Ranch Apartments                                            164          Units                   5.63000
  67.04        Laurel Crossing Apartments                                         112          Units                   5.63000
   68          Scott Mountain by the Brooks Apartments                            262          Units                   5.08000
   69          101 Walnut Street                                               94,500       Square Feet                5.55000
   70          Aslan Birmingham Portfolio                                         465          Units                   5.40000
  70.01        Aslan Centerpoint Apartments                                       268          Units                   5.40000
  70.02        Aslan Chalkville Apartments                                         77          Units                   5.40000
  70.03        Aslan Terrance Apartments                                          120          Units                   5.40000
   71          Feasterville                                                   120,885       Square Feet                5.31000
   72          Lowell Business Park                                           109,101       Square Feet                5.60000
   73          Walmart (Cincinnati)                                           149,429       Square Feet                5.16000
   74          Winchester Apartments                                              256          Units                   4.98000
   75          Natick Place                                                       122          Units                   5.10000
   76          HTA-Los Ranchos                                                    389          Pads                    5.40470
   77          IRS Portfolio                                                  242,543          Units                   5.81000
  77.01        11620 Caroline Road                                             70,814       Square Feet                5.81000
  77.02        9815 Roosevelt Blvd                                             79,901       Square Feet                5.81000
  77.03        3031 Red Lion Road                                              91,828       Square Feet                5.81000
   78          Copper Beech - Bowling Green                                       128          Units                   5.63000
   79          HTA-Whispering Pines                                               392          Pads                    5.40470
   80          Sylmar Plaza                                                   127,715       Square Feet                5.62000
   81          Concord Park and Shop                                           99,148       Square Feet                5.25500
   82          Kohl's (Brighton)                                              103,295       Square Feet                5.17000
   83          Crossings at Halls Ferry                                       136,242       Square Feet                5.12143
   84          Residence Inn Country Club Plaza                                   106       # of Rooms                 5.74000
   85          Ferris State University Multifamily Properties                     476         Various                  5.62000
  85.01        Oakwood Townhouses                                                 336          Beds                    5.62000
  85.02        Hillcrest Village Apartments                                       140          Units                   5.62000
   86          Autumn Park                                                        232          Units                   5.14000
   87          Howard Opera House                                              69,261       Square Feet                5.65600
   88          Home Depot (Vernon Hills)                                      111,400       Square Feet                5.58000
   89          Alstom SA & Werner Holding Co. Industrial                      690,000       Square Feet                5.18000
   90          Precise Technology, Inc. - Buffalo Grove, IL                   264,695       Square Feet                5.71000
   91          Auto Club Drive                                                 71,900       Square Feet                5.52000
   92          Executive Park Interstate Center                               173,090       Square Feet                5.35000
   93          Columbus Commons                                                46,505       Square Feet                5.57000
   94          Gila Valley Plaza                                              124,895       Square Feet                5.27000
   95          Lakeside Shopping Center                                        66,821       Square Feet                5.02000
   96          Allyne Parke                                                    91,416       Square Feet                5.72000
   97          Sterling Hills Apts                                                216          Units                   6.00000
   98          Philadelphia Airport Bus Center                                 91,879       Square Feet                5.29000
  98.01        3751 Island Avenue                                              30,022       Square Feet                5.29000
  98.02        7831 Bartram Ave.                                               30,000       Square Feet                5.29000
  98.03        Phila. Airport Bus Center                                       31,857       Square Feet                5.29000
   99          Pottsgrove Townhomes                                               116          Units                   5.71000
   100         Sixth & Sable Plaza                                            144,296       Square Feet                5.45000
   101         Barnes & Noble                                                  42,625       Square Feet                5.23000
   102         Rancho Pavilion                                                 74,740       Square Feet                5.42120
   103         HTA-North Bluff Estates                                            274          Pads                    5.40470
   104         5185 MacArthur Boulevard                                        42,737       Square Feet                5.61000
   105         Danforth Heights                                                   166          Units                   5.34000
   106         Le Merigot Ground Lease                                         65,234       Square Feet                4.97050
   107         Hickory Ridge Apartments                                           204          Units                   5.40000
   108         Foxhill Apartments                                                 304          Units                   5.72000
   109         Wanamaker                                                       95,915       Square Feet                5.44000
   110         Shops at Riverplace                                             30,286       Square Feet                5.62000
   111         South Lind Square                                              113,495       Square Feet                5.35000
   112         Westpark Office Building                                        80,034       Square Feet                5.56000
   113         Waterlick Plaza                                                 98,694       Square Feet                5.82500
   114         Summit Ridge Apartments                                            168          Units                   5.30000
   115         Casa de Flores                                                     309          Pads                    5.23000
   116         Wisconsin Apartment Portfolio                                      144          Units                   5.45000
 116.01        Westwood Apartments                                                 72          Units                   5.45000
 116.02        Pebble Place Apartments                                             72          Units                   5.45000
   117         Kroger Center Cypresswood                                       34,730       Square Feet                5.64000
   118         124 Hudson Street                                               11,830       Square Feet                5.16500
   119         Jefferson Corporate Center                                      69,135       Square Feet                5.80500
   120         Eastwood Village                                                96,265       Square Feet                5.37000
   121         Costa Mesa Mobile Estates                                          113          Pads                    5.27000
   122         McCormick Ranch Center                                          74,784       Square Feet                5.73000
   123         Quail Meadows Apartments                                           356          Units                   5.20000
   124         53 Cardinal Drive                                               48,104       Square Feet                5.53000
   125         CVS - Scottsdale, AZ                                            13,813       Square Feet                5.77000
   126         Edgewood Plaza                                                  74,086       Square Feet                5.34000
   127         York Value Center                                              115,012       Square Feet                5.63000
   128         Sunnycrest Chalet                                                  130          Units                   5.20000
   129         707 West Sheridan Road Apartments                                  143          Units                   5.15000
   130         Roeland Park Shopping Center I                                  85,282       Square Feet                5.35000
   131         One Stratford Park                                              92,513       Square Feet                5.76000
   132         Arro Corp                                                      203,932       Square Feet                5.45000
   133         Aabacus Industrial Center                                       56,452       Square Feet                5.61000
   134         Best Western                                                       270       # of Rooms                 5.92000
   135         South Pointe Plaza                                              36,709       Square Feet                5.98000
   136         The Summit at The Ridges of Geneva East                             96          Units                   5.21000
   137         Oak Cliff Crossing                                              60,260       Square Feet                5.27000
   138         Piney Branch Shopping Center                                    27,121       Square Feet                5.36130
   139         Front Business Center                                          274,444       Square Feet                5.49000
   140         Willis Park East                                                    33          Units                   5.10000
   141         Fiesta Square                                                      102          Units                   5.18000
   142         Holly Park Apartments                                              172          Units                   7.00000
   143         Kildaire Plaza                                                  49,281       Square Feet                5.44800
   144         Marmon Building                                                 91,580       Square Feet                5.31000
   145         Willow Creek                                                       159          Units                   5.42000
   146         North Beach Shopping Center                                     20,340       Square Feet                5.85000
   147         Middletown Medical Center                                       30,000       Square Feet                5.33000
   148         Walker Mills Square Shopping Center                             39,340       Square Feet                5.48000
   149         Tylersville Corner                                              27,164       Square Feet                5.67000
   150         4545 Bissonnet                                                  63,937       Square Feet                5.35000
   151         Prairie View Business Center                                   105,825       Square Feet                5.39000
   152         Gateway I - Kansas City                                         23,030       Square Feet                5.82000
   153         West Jefferson Shopping Center                                  51,982       Square Feet                5.40000
   154         Lincoln Park Town Homes                                            108          Beds                    5.45000
   155         925 Keynote Circle                                              59,801       Square Feet                5.67000
   156         French Embassy Apartments                                          142          Units                   5.59000
   157         Walgreens - Hobart                                              15,120       Square Feet                4.61000
   158         Tall Timber Apartments                                             108          Units                   5.14000
   159         Montrose Square Apartments                                         136          Units                   5.12000
   160         McClintock Medical Dental Building                              22,845       Square Feet                5.63000
   161         Bank of America Building - Houston                              45,895       Square Feet                5.72000
   162         Orchard Park II                                                    112          Units                   6.50000
   163         Natick Park North                                                   19          Units                   5.10000
   164         Stor It All Self Storage                                           579          Units                   5.74000
   165         Maureen Manor Apartments                                           100          Units                   5.85000
   166         Oasis Business Park - Vegas                                     22,080       Square Feet                5.41000
   167         Crown Hill Plaza Center                                         73,904       Square Feet                5.63000
   168         Plaza on the Park                                               24,326       Square Feet                5.57000
   169         532 West Roscoe Street Apartments                                   75          Units                   5.15000
   170         Bryant Manor Apartments                                            100          Units                   5.16000
   171         Willis Park West                                                    22          Units                   5.10000
   172         Vista Pointe Apartments                                             48          Units                   5.16000
   173         The Market at 1488 - Cencor Portfolio                           18,173       Square Feet                5.51000
   174         Valley Creek Apartments                                             71          Units                   5.14000
   175         Coach Country Corrall MHC                                           81          Pads                    5.20000
   176         Rite Aid (Middletown)                                           11,180       Square Feet                5.85000
   177         Village Square Plaza                                            73,341       Square Feet                5.69310
   178         Villa Fontana Mobile Estates                                        74          Pads                    5.32000
   179         Golfsmith                                                       14,920       Square Feet                4.64000
   180         HH Gregg Appliances                                             60,575       Square Feet                5.52000
   181         Tractor Supply - Danville                                       24,727       Square Feet                5.90000
   182         Dickens Court East                                                  18          Units                   5.10000
   183         Harshman Shopping Center                                        22,401       Square Feet                5.67000
   184         10830 Train Court                                               33,600       Square Feet                5.82000
   185         Eckerd Pharmacy Manchester                                      10,908       Square Feet                5.63000
   186         Rockville Road Shops                                            20,540       Square Feet                5.67000
   187         Luna Loft Apartments                                                14          Units                   5.53000
   188         Advance Auto Parts                                               7,000       Square Feet                5.22000
   189         Plazas at Legacy Park                                           12,675       Square Feet                5.89500
   190         Ivywood Apartments                                                  67          Units                   5.38000
   191         Staples                                                         24,049       Square Feet                5.15000
   192         Mountain View Manufactured Housing Community                        71          Pads                    5.71000
   193         Clarksville Place                                                8,000       Square Feet                5.67000
   194         Montebello MHC                                                      47          Pads                    5.71000
   195         McBride Commons                                                 10,000       Square Feet                5.67000
 HGTSCL        Houston Galleria                                             1,894,045       Square Feet                5.65730
------------------------------------------------------------------------------------------------------------------------------------


                 Net Mortgage                                                           Rem.       Maturity/ARD   Amort.       Rem.
  Loan #         Interest Rate   Original Balance    Cutoff Balance     Term            Term           Date        Term       Amort.
------------------------------------------------------------------------------------------------------------------------------------
    1              4.95970          335,000,000       335,000,000       120             117         09/11/15       360        360
   1.01                               6,136,052         6,136,052       120             117                        360        360
   1.02                               5,883,020         5,883,020       120             117                        360        360
   1.03                              50,986,168        50,986,168       120             117                        360        360
   1.04                              46,494,830        46,494,830       120             117                        360        360
   1.05                              40,358,778        40,358,778       120             117                        360        360
   1.06                              13,600,529        13,600,529       120             117                        360        360
   1.07                              15,181,986        15,181,986       120             117                        360        360
   1.08                              12,904,688        12,904,688       120             117                        360        360
   1.09                              13,410,754        13,410,754       120             117                        360        360
   1.10                              13,916,820        13,916,820       120             117                        360        360
   1.11                              10,437,615        10,437,615       120             117                        360        360
   1.12                               5,060,662         5,060,662       120             117                        360        360
   1.13                              12,525,138        12,525,138       120             117                        360        360
   1.14                              12,967,946        12,967,946       120             117                        360        360
   1.15                              15,656,422        15,656,422       120             117                        360        360
   1.16                               8,555,682         8,555,682       120             117                        360        360
   1.17                               3,352,689         3,352,689       120             117                        360        360
   1.18                              11,829,297        11,829,297       120             117                        360        360
   1.19                              15,498,277        15,498,277       120             117                        360        360
   1.20                               5,693,244         5,693,244       120             117                        360        360
   1.21                              14,549,403        14,549,403       120             117                        360        360
    2              5.32375          290,000,000       290,000,000       120             120         12/01/15        0          0
    3              5.73670          242,000,000       242,000,000       120             120         01/01/16        0          0
   3.01                              18,055,000        18,055,000       120             120                         0          0
   3.02                              25,194,000        25,194,000       120             120                         0          0
   3.03                              13,647,000        13,647,000       120             120                         0          0
   3.04                              83,279,000        83,279,000       120             120                         0          0
   3.05                              29,043,000        29,043,000       120             120                         0          0
   3.06                              44,089,000        44,089,000       120             120                         0          0
   3.07                              28,693,000        28,693,000       120             120                         0          0
    4              5.00970          190,000,000       190,000,000        60              55         07/11/10        0          0
    5              4.54470          177,500,000       174,783,146        51              39         03/01/09       360        348
    6              5.48670          160,000,000       160,000,000       120             109         01/10/15       360        360
    7              5.32570          138,100,000       138,100,000        60              58         10/01/10        0          0
   7.01                               8,062,200         8,062,200        60              58                         0          0
   7.02                              12,725,600        12,725,600        60              58                         0          0
   7.03                               4,426,300         4,426,300        60              58                         0          0
   7.04                               8,417,900         8,417,900        60              58                         0          0
   7.05                              10,552,000        10,552,000        60              58                         0          0
   7.06                               6,916,000         6,916,000        60              58                         0          0
   7.07                               3,526,000         3,526,000        60              58                         0          0
   7.08                               2,350,700         2,350,700        60              58                         0          0
   7.09                               1,909,900         1,909,900        60              58                         0          0
   7.10                               2,938,300         2,938,300        60              58                         0          0
   7.11                               2,791,400         2,791,400        60              58                         0          0
   7.12                               2,681,200         2,681,200        60              58                         0          0
   7.13                               5,142,000         5,142,000        60              58                         0          0
   7.14                                 881,500           881,500        60              58                         0          0
   7.15                               5,362,400         5,362,400        60              58                         0          0
   7.16                               2,997,100         2,997,100        60              58                         0          0
   7.17                               2,020,100         2,020,100        60              58                         0          0
   7.18                                 793,400           793,400        60              58                         0          0
   7.19                               2,718,000         2,718,000        60              58                         0          0
   7.20                               2,108,300         2,108,300        60              58                         0          0
   7.21                               2,387,400         2,387,400        60              58                         0          0
   7.22                               2,387,400         2,387,400        60              58                         0          0
   7.23                               3,379,100         3,379,100        60              58                         0          0
   7.24                               4,113,600         4,113,600        60              58                         0          0
   7.25                               1,689,600         1,689,600        60              58                         0          0
   7.26                              13,203,200        13,203,200        60              58                         0          0
   7.27                               2,130,300         2,130,300        60              58                         0          0
   7.28                              12,431,100        12,431,100        60              58                         0          0
   7.29                               3,892,300         3,892,300        60              58                         0          0
   7.30                               3,165,700         3,165,700        60              58                         0          0
                   5.46870          130,000,000       130,000,000        84              82         10/11/12        0          0
    8              5.46870           24,500,000        24,500,000        84              82         10/11/12        0          0
    9              5.46870           21,300,000        21,300,000        84              82         10/11/12        0          0
    10             5.46870           20,866,000        20,866,000        84              82         10/11/12        0          0
    11             5.46870           17,920,000        17,920,000        84              82         10/11/12        0          0
    12             5.46870           14,960,000        14,960,000        84              82         10/11/12        0          0
    13             5.46870           14,937,000        14,937,000        84              82         10/11/12        0          0
    14             5.46870            7,950,000         7,950,000        84              82         10/11/12        0          0
    15             5.46870            7,567,000         7,567,000        84              82         10/11/12        0          0
                   5.58870          127,383,000       127,383,000      Various        Various       Various         0          0
    16             5.58870           27,790,000        27,790,000        96              96         01/01/14        0          0
    17             5.58870           22,600,000        22,600,000        84              84         01/01/13        0          0
    18             5.58870           18,825,000        18,825,000        60              60         01/01/11        0          0
    19             5.58870           14,100,000        14,100,000        72              72         01/01/12        0          0
    20             5.58870           14,000,000        14,000,000        72              72         01/01/12        0          0
    21             5.58870           12,750,000        12,750,000        60              60         01/01/11        0          0
    22             5.58870           12,656,000        12,656,000        96              96         01/01/14        0          0
    23             5.58870            4,662,000         4,662,000        96              96         01/01/14        0          0
    24             5.54970          102,000,000       102,000,000       120             118         10/11/15       397        397
    25             5.82970           96,590,000        96,590,000       120             120         12/05/15       360        360
  25.01                              23,500,000        23,500,000       120             120                        360        360
  25.02                              12,100,000        12,100,000       120             120                        360        360
  25.03                              17,700,000        17,700,000       120             120                        360        360
  25.04                               8,740,000         8,740,000       120             120                        360        360
  25.05                               4,400,000         4,400,000       120             120                        360        360
  25.06                               7,400,000         7,400,000       120             120                        360        360
  25.07                               8,750,000         8,750,000       120             120                        360        360
  25.08                              14,000,000        14,000,000       120             120                        360        360
    26             5.61540           87,500,000        87,500,000       120             118         10/05/15       312        312
    27             5.39270           87,500,000        87,219,826       120             117         09/01/15       360        357
  27.01                              14,500,000        14,453,571       120             117                        360        357
  27.02                              18,000,000        17,942,364       120             117                        360        357
  27.03                              55,000,000        54,823,891       120             117                        360        357
    28             5.74420           76,900,000        76,900,000       120             120         01/01/16       360        360
    29             5.48570           75,000,000        75,000,000       120             119         11/11/15       360        360
    30             5.16170           65,000,000        65,000,000       120             119         11/01/15       360        360
    31             5.23970           62,000,000        62,000,000       120             115         07/05/15       360        360
  31.01                              16,104,979        16,104,979       120             115                        360        360
  31.02                                       -                         120             115                        360        360
  31.03                                       -                         120             115                        360        360
  31.04                              33,378,197        33,378,197       120             115                        360        360
  31.05                                       -                         120             115                        360        360
  31.06                                       -                         120             115                        360        360
  31.07                                       -                         120             115                        360        360
  31.08                                       -                         120             115                        360        360
  31.09                                       -                         120             115                        360        360
  31.10                              12,516,824        12,516,824       120             115                        360        360
  31.11                                       -                         120             115                        360        360
  31.12                                       -                         120             115                        360        360
  31.13                                       -                         120             115                        360        360
  31.14                                       -                         120             115                        360        360
    32             5.22783           60,000,000        60,000,000       120             120         12/11/15       360        360
    33             5.31970           55,000,000        54,883,848       120             118         10/11/15       360        358
    34             4.88970           53,132,753        53,132,753       120             120         12/11/15        0          0
  34.01            4.91000            1,785,611         1,785,611       120             120                         0          0
  34.02            4.91000            2,394,531         2,394,531       120             120                         0          0
  34.03            4.91000            2,376,299         2,376,299       120             120                         0          0
  34.04            4.91000            2,876,591         2,876,591       120             120                         0          0
  34.05            4.91000            2,546,576         2,546,576       120             120                         0          0
  34.06            4.91000            3,243,076         3,243,076       120             120                         0          0
  34.07            4.91000            1,925,721         1,925,721       120             120                         0          0
  34.08            4.91000            2,769,727         2,769,727       120             120                         0          0
  34.09            4.91000            2,903,228         2,903,228       120             120                         0          0
  34.10            4.91000            3,090,782         3,090,782       120             120                         0          0
  34.11            4.91000            2,370,307         2,370,307       120             120                         0          0
  34.12            4.91000            2,408,615         2,408,615       120             120                         0          0
  34.13            4.91000            2,173,794         2,173,794       120             120                         0          0
  34.14            4.91000            2,452,129         2,452,129       120             120                         0          0
  34.15            4.91000            2,117,318         2,117,318       120             120                         0          0
  34.16            4.91000            2,716,300         2,716,300       120             120                         0          0
  34.17            4.91000            1,664,992         1,664,992       120             120                         0          0
  34.18            4.91000            3,210,375         3,210,375       120             120                         0          0
  34.19            4.91000            1,682,285         1,682,285       120             120                         0          0
  34.20            4.91000            2,197,536         2,197,536       120             120                         0          0
  34.21            4.91000            2,855,375         2,855,375       120             120                         0          0
  34.22            4.91000            1,371,585         1,371,585       120             120                         0          0
    35             4.91970           47,499,720       47,499,720         60              60         12/11/10        0          0
    36             5.09970           45,000,000       45,000,000         60              56         08/11/10        0          0
    37             5.29970           44,500,000       44,500,000        120             118         10/11/15       360        360
    38             5.47670           43,000,000       43,000,000        120             115         07/05/15       300        300
  38.01                              16,605,000        16,605,000       120             115                        300        300
  38.02                               7,758,000         7,758,000       120             115                        300        300
  38.03                               7,209,000         7,209,000       120             115                        300        300
  38.04                               6,359,000         6,359,000       120             115                        300        300
  38.05                               5,069,000         5,069,000       120             115                        300        300
    39             5.34970           32,650,000        32,650,000       120             117         09/01/15       360        360
    40             4.76970           36,195,646        36,195,646        84              84         12/11/12        0          0
    41             5.63970           35,000,000        35,000,000       120             120         12/01/15       360        360
                   5.16970           34,427,000        34,427,000       120             119         11/11/15       360        360
    42             5.16970           21,054,000        21,054,000       120             119         11/11/15       360        360
    43             5.16970            3,817,000         3,817,000       120             119         11/11/15       360        360
    44             5.16970            4,305,000         4,305,000       120             119         11/11/15       360        360
    45             5.16970            1,830,000         1,830,000       120             119         11/11/15       360        360
    46             5.16970            3,421,000         3,421,000       120             119         11/11/15       360        360
    47             5.09589           30,582,338        30,582,338        72              65         05/01/11        0          0
    48             5.03970           28,500,000        28,500,000       120             120         01/01/16       360        360
    49             5.50970           27,750,000        27,750,000       120             120         12/01/15       360        360
    50             5.28970           27,200,000        27,200,000       120             117         09/01/15       360        360
    51             5.34970           26,400,000        26,400,000       120             119         11/01/15       360        360
    52             5.46870           26,000,000        26,000,000        84              82         10/11/12        0          0
    53             5.42970           24,000,000        24,000,000       120             120         12/01/15       360        360
    54             5.46970           21,658,000        21,658,000       120             120         01/01/16       360        360
    55             6.37970           21,742,500        21,742,500       120             120         12/11/15       300        300
  55.01            6.40000            6,300,000         6,300,000       120             120                        300        300
  55.02            6.40000            5,722,500         5,722,500       120             120                        300        300
  55.03            6.40000            5,377,500         5,377,500       120             120                        300        300
  55.04            6.40000            4,342,500         4,342,500       120             120                        300        300
    56             5.64970           21,554,000        21,554,000       120             120         12/01/15       360        360
    57             5.87470           21,000,000        21,000,000       120             120         01/01/16       360        360
    58             5.20970           20,750,000        20,750,000       120             120         12/11/15       360        360
    59             5.11970           20,000,000        20,000,000       120             115         07/01/15       360        360
    60             5.49470           19,000,000        19,000,000       120             120         12/01/15       360        360
    61             5.16970           17,500,000        17,500,000       120             120         12/01/15       360        360
    62             5.31970           17,300,000        17,300,000        60              57         09/11/10        0          0
    63             5.67970           17,000,000        17,000,000       120             120         01/01/16       360        360
    64             5.27970           17,000,000        17,000,000        84              84         12/01/12       360        360
    65             5.54970           16,560,000        16,560,000       120             119         11/11/15       360        360
    66             5.38970           16,400,000        16,400,000       120             118         10/11/15       360        360
  66.01            5.41000            4,150,000         4,150,000       120             118                        360        360
  66.02            5.41000            5,300,000         5,300,000       120             118                        360        360
  66.03            5.41000            6,950,000         6,950,000       120             118                        360        360
    67             5.58970           16,293,000        16,293,000       120             120         12/01/15       360        360
  67.01            5.63000            3,589,303         3,589,303       120             120                        360        360
  67.02            5.63000            5,450,185         5,450,185       120             120                        360        360
  67.03            5.63000            5,361,403         5,361,403       120             120                        360        360
  67.04            5.63000            1,892,110         1,892,110       120             120                        360        360
    68             5.05970           16,000,000        16,000,000       120             118         10/11/15       360        360
    69             5.47970           15,505,000        15,505,000       120             120         12/01/15       360        360
    70             5.37970           14,760,000        14,733,312        60              58         10/11/10       360        358
  70.01            5.40000            7,760,000         7,745,969        60              58                        360        358
  70.02            5.40000            3,360,000         3,353,925        60              58                        360        358
  70.03            5.40000            3,640,000         3,633,418        60              58                        360        358
    71             5.23970           14,650,000        14,650,000       120             120         12/01/15       360        360
    72             5.52970           14,400,000        14,400,000       120             120         01/01/16       360        360
    73             5.13970           14,240,000        14,240,000       120             117         09/11/15        0          0
    74             4.93970           14,000,000        14,000,000       120             119         11/01/15       360        360
    75             5.07970           13,429,000        13,429,000       120             120         12/06/15       360        360
    76             5.38440           13,270,000        13,270,000       120             120         01/01/16       360        360
    77             5.75970           13,200,000        13,109,660       120             118         10/05/15       180        178
  77.01                               5,405,714         5,368,718       120             118                        180        178
  77.02                               5,782,857         5,743,280       120             118                        180        178
  77.03                               2,011,429         1,997,662       120             118                        180        178
    78             5.58970           13,000,000        13,000,000       120             118         10/01/15       360        360
    79             5.38440           12,646,000        12,646,000       120             120         01/01/16       360        360
    80             5.59970           12,600,000        12,600,000       120             120         01/05/16       360        360
    81             5.23470           12,400,000        12,400,000       120             120         12/11/15       360        360
    82             5.14970           12,185,000        12,185,000       120             118         10/11/15       360        360
    83             5.07113           12,100,000        12,100,000       120             117         09/05/15       360        360
    84             5.66970           11,850,000        11,850,000       120             119         11/01/15       360        360
    85             5.59970           11,560,000        11,560,000       120             119         11/01/15       360        360
  85.01            5.62000            7,800,000         7,800,000       120             119                        360        360
  85.02            5.62000            3,760,000         3,760,000       120             119                        360        360
    86             5.11970           11,500,000        11,500,000       120             117         09/11/15       360        360
    87             5.63570           11,100,000        11,088,203       120             119         11/01/15       360        359
    88             5.55970           11,080,000        11,080,000       120             119         11/11/15        0          0
    89             5.15970           10,750,000        10,750,000        84              84         12/01/12       300        300
    90             5.68970           10,500,000        10,500,000       240             240         12/01/25       240        240
    91             5.44970           10,250,000        10,238,823       120             119         11/01/15       360        359
    92             5.32970            9,600,000         9,600,000       120             120         12/01/15       360        360
    93             5.54970            9,550,000         9,482,766       120             113         05/01/15       360        353
    94             5.24970            9,400,000         9,400,000       120             117         09/11/15       360        360
    95             4.94970            8,800,000         8,800,000       120             119         11/01/15       360        360
    96             5.69970            8,750,000         8,750,000       240             240         12/11/25       240        240
    97             5.88970            8,700,000         8,700,000        60              60         12/01/10        0          0
    98             5.21970            8,680,000         8,680,000       120             119         11/01/15       360        360
  98.01            5.29000            3,742,753         3,742,753       120             119                        360        360
  98.02            5.29000            1,990,825         1,990,825       120             119                        360        360
  98.03            5.29000            2,946,422         2,946,422       120             119                        360        360
    99             5.68970            8,650,000         8,650,000       120             120         12/11/15       360        360
   100             5.42970            8,560,000         8,550,542       120             119         11/11/15       360        359
   101             5.18970            8,250,000         8,250,000       108             108         01/01/15       360        360
   102             5.40090            8,300,000         8,300,000       120             119         11/07/15       336        336
   103             5.38440            8,150,000         8,150,000       120             120         01/01/16       360        360
   104             5.58970            8,000,000         8,000,000       120             120         12/01/15       360        360
   105             5.31970            8,000,000         7,983,105       120             118         10/07/15       360        358
   106             4.95020            7,896,000         7,896,000       120             120         12/05/15        0          0
   107             5.30970            7,600,000         7,600,000       120             120         12/01/15       360        360
   108             5.69970            7,560,000         7,560,000       120             119         11/05/15       360        360
   109             5.36970            7,500,000         7,500,000       120             120         01/01/16       360        360
   110             5.59970            7,500,000         7,491,974       120             119         11/11/15       360        359
   111             5.32970            7,300,000         7,300,000       120             120         12/01/15       360        360
   112             5.47970            7,234,000         7,234,000       120             119         11/01/15       360        360
   113             5.74470            7,200,000         7,200,000       120             116         08/05/15       360        360
   114             5.20970            7,100,000         7,084,878       120             118         10/01/15       360        358
   115             5.20970            7,000,000         7,000,000       120             119         11/11/15       360        360
   116             5.37970            6,900,000         6,900,000       120             120         12/01/15        0          0
  116.01           5.45000            2,925,000         2,925,000       120             120                         0          0
  116.02           5.45000            3,975,000         3,975,000       120             120                         0          0
   117             5.61970            6,880,000         6,880,000       120             120         12/01/15       360        360
   118             5.14470            6,875,000         6,875,000       120             118         10/11/15       360        360
   119             5.78470            6,500,000         6,500,000       120             120         12/05/15       360        360
   120             5.34970            6,500,000         6,500,000       144             141         09/11/17       360        360
   121             5.24970            6,500,000         6,486,067       120             118         10/11/15       360        358
   122             5.70970            6,250,000         6,250,000       120             120         12/05/15       360        360
   123             5.11970            6,200,000         6,113,307       120             114         06/01/15       240        234
   124             5.50970            6,100,000         6,100,000       120             120         12/11/15       360        360
   125             5.74970            6,100,000         6,093,655       180             179         11/11/20       360        359
   126             5.31970            6,000,000         6,000,000       120             118         10/11/15       360        360
   127             5.54970            6,000,000         6,000,000       144             144         12/01/17       360        360
   128             5.17970            6,000,000         6,000,000       120             120         12/01/15       360        360
   129             5.05970            6,000,000         6,000,000       120             120         12/01/15       360        360
   130             5.25970            5,954,000         5,954,000       120             120         12/01/15       360        360
   131             5.69970            5,850,000         5,850,000       120             120         12/01/15       360        360
   132             5.36970            5,740,000         5,740,000       120             119         11/01/15       300        300
   133             5.58970            5,600,000         5,600,000       120             120         12/11/15       360        360
   134             5.87970            5,600,000         5,600,000       120             119         11/01/15       360        360
   135             5.93970            5,600,000         5,600,000       120             120         01/01/16       360        360
   136             5.13970            5,500,000         5,500,000       120             120         12/01/15        0          0
   137             5.24970            5,400,000         5,400,000       120             119         11/01/15       360        360
   138             5.34100            5,325,000         5,325,000       120             118         10/05/15       360        360
   139             5.46970            5,300,000         5,300,000       120             115         07/11/15       360        360
   140             5.07970            5,057,000         5,057,000       120             120         12/06/15       360        360
   141             5.15970            4,900,000         4,900,000       120             118         10/11/15       360        360
   142             6.95970            4,900,000         4,900,000       216             216         12/01/23       360        360
   143             5.42770            4,900,000         4,878,060       120             118         10/05/15       240        238
   144             5.28970            4,800,000         4,779,504       120             116         08/01/15       360        356
   145             5.35970            4,760,000         4,754,711       120             119         11/01/15       360        359
   146             5.82970            4,500,000         4,500,000       120             120         12/11/15       360        360
   147             5.28970            4,500,000         4,500,000       120             120         12/01/15       300        300
   148             5.43970            4,400,000         4,395,166       120             119         11/01/15       360        359
   149             5.64970            4,300,000         4,290,324       240             239         11/11/25       240        239
   150             5.32970            4,200,000         4,200,000       120             119         11/01/15       300        300
   151             5.29970            4,200,000         4,195,307       120             119         11/01/15       360        359
   152             5.70970            4,190,000         4,190,000       120             120         12/01/15       360        360
   153             5.31970            4,190,000         4,159,390       120             113         05/05/15       360        353
   154             5.42970            4,080,000         4,080,000       120             119         11/11/15       360        360
   155             5.59970            4,000,000         4,000,000       120             120         12/01/15       264        264
   156             5.56970            3,760,000         3,752,475       120             118         10/11/15       360        358
   157             4.58970            3,570,000         3,570,000        60              59         11/11/10        0          0
   158             5.09970            3,500,000         3,500,000       120             118         10/01/15        0          0
   159             5.09970            3,450,000         3,445,946       120             119         11/11/15       360        359
   160             5.53970            3,424,000         3,420,343       120             119         11/01/15       360        359
   161             5.69970            3,300,000         3,300,000        84              84         12/11/12       360        360
   162             6.45970            3,275,000         3,269,657       216             214         10/01/23       360        358
   163             5.07970            3,151,000         3,151,000       120             120         12/06/15       360        360
   164             5.71970            3,100,000         3,096,757       120             119         11/01/15       360        359
   165             5.82970            3,100,000         3,079,487       120             113         05/05/15       360        353
   166             5.38970            3,050,000         3,050,000       120             119         11/05/15       360        360
   167             5.53970            3,050,000         3,045,674       120             119         11/01/15       312        311
   168             5.46970            3,035,036         3,035,036       120             119         11/11/15       360        360
   169             5.05970            3,000,000         3,000,000       120             120         12/01/15       360        360
   170             5.13970            2,880,000         2,873,682       120             118         10/06/15       360        358
   171             5.07970            2,840,000         2,840,000       120             120         12/06/15       360        360
   172             5.09970            2,800,000         2,790,562       120             117         09/01/15       360        357
   173             5.48970            2,700,000         2,700,000       120             114         06/01/15       360        360
   174             5.09970            2,700,000         2,700,000       120             118         10/01/15        0          0
   175             5.17970            2,550,000         2,547,048       120             119         11/11/15       360        359
   176             5.82970            2,550,000         2,542,867       120             118         10/11/15       300        298
   177             5.67280            2,550,000         2,534,882       120             114         06/05/15       360        354
   178             5.29970            2,500,000         2,494,698       120             118         10/11/15       360        358
   179             4.61970            2,476,400         2,476,400        60              59         11/11/10        0          0
   180             5.49970            2,400,000         2,397,383       120             119         11/05/15       360        359
   181             5.85970            2,255,000         2,255,000       120             120         01/01/16       360        360
   182             5.07970            2,246,000         2,246,000       120             120         12/06/15       360        360
   183             5.64970            2,125,000         2,120,218       240             239         11/11/25       240        239
   184             5.70970            1,765,000         1,765,000       120             120         12/05/15       300        300
   185             5.60970            1,750,000         1,750,000       120             120         12/05/15       300        300
   186             5.64970            1,750,000         1,742,382       240             238         10/11/25       240        238
   187             5.41970            1,650,000         1,643,278       120             116         08/05/15       360        356
   188             5.19970            1,620,000         1,620,000       120             120         12/11/15        0          0
   189             5.87470            1,600,000         1,600,000        84              84         12/11/12       360        360
   190             5.35970            1,500,000         1,500,000       120             118         10/11/15       360        360
   191             5.12970            1,500,000         1,481,009       120             118         10/11/15       120        118
   192             5.64970            1,300,000         1,298,632       120             119         11/11/15       360        359
   193             5.64970            1,225,000         1,219,668       240             238         10/11/25       240        238
   194             5.64970            1,000,000           998,948       120             119         11/11/15       360        359
   195             5.64970              870,000           866,213       240             238         10/11/25       240        238
  HGTSCL           5.63700          130,000,000       130,000,000       120             120         12/01/15        0          0
------------------------------------------------------------------------------------------------------------------------------------


              Monthly Debt     Servicing                        ARD
  Loan #        Service         Fee Rate       Accrual Type    (Y/N)                 ARD Step Up (%)                  Title Type
-----------------------------------------------------------------------------------------------------------------------------------
     1        1,781,372         0.02000         Actual/360       No                                                  Fee/Leasehold
   1.01                                                                                                                   Fee
   1.02                                                                                                                   Fee
   1.03                                                                                                                Leasehold
   1.04                                                                                                                Leasehold
   1.05                                                                                                                Leasehold
   1.06                                                                                                                   Fee
   1.07                                                                                                                   Fee
   1.08                                                                                                                   Fee
   1.09                                                                                                                   Fee
   1.10                                                                                                                   Fee
   1.11                                                                                                                   Fee
   1.12                                                                                                                   Fee
   1.13                                                                                                                   Fee
   1.14                                                                                                                   Fee
   1.15                                                                                                                   Fee
   1.16                                                                                                                   Fee
   1.17                                                                                                                   Fee
   1.18                                                                                                                   Fee
   1.19                                                                                                                   Fee
   1.20                                                                                                                   Fee
   1.21                                                                                                                   Fee
     2        1,309,415         0.02000         Actual/360       No                                                       Fee
     3        1,179,165         0.03000         Actual/360       No                                                       Fee
   3.01                                                                                                                   Fee
   3.02                                                                                                                   Fee
   3.03                                                                                                                   Fee
   3.04                                                                                                                   Fee
   3.05                                                                                                                   Fee
   3.06                                                                                                                   Fee
   3.07                                                                                                                   Fee
     4          807,478         0.02000         Actual/360       No                                                       Fee
     5          906,235         0.02000         Actual/360       No                                                       Fee
     6          909,165         0.02000           30/360         No                                                       Fee
     7          623,780         0.02000         Actual/360       No                                                       Fee
   7.01                                                                                                                   Fee
   7.02                                                                                                                   Fee
   7.03                                                                                                                   Fee
   7.04                                                                                                                   Fee
   7.05                                                                                                                   Fee
   7.06                                                                                                                   Fee
   7.07                                                                                                                   Fee
   7.08                                                                                                                   Fee
   7.09                                                                                                                   Fee
   7.10                                                                                                                   Fee
   7.11                                                                                                                   Fee
   7.12                                                                                                                   Fee
   7.13                                                                                                                   Fee
   7.14                                                                                                                   Fee
   7.15                                                                                                                   Fee
   7.16                                                                                                                   Fee
   7.17                                                                                                                   Fee
   7.18                                                                                                                   Fee
   7.19                                                                                                                   Fee
   7.20                                                                                                                   Fee
   7.21                                                                                                                   Fee
   7.22                                                                                                                   Fee
   7.23                                                                                                                   Fee
   7.24                                                                                                                   Fee
   7.25                                                                                                                   Fee
   7.26                                                                                                                   Fee
   7.27                                                                                                                   Fee
   7.28                                                                                                                   Fee
   7.29                                                                                                                   Fee
   7.30                                                                                                                   Fee
                602,901         0.02000         Actual/360       No                                                       Fee
     8          113,624         0.02000         Actual/360       No                                                       Fee
     9           98,783         0.02000         Actual/360       No                                                       Fee
    10           96,770         0.02000         Actual/360       No                                                       Fee
    11           83,108         0.02000         Actual/360       No                                                       Fee
    12           69,380         0.02000         Actual/360       No                                                       Fee
    13           69,273         0.02000         Actual/360       No                                                       Fee
    14           36,870         0.02000         Actual/360       No                                                       Fee
    15           35,093         0.02000         Actual/360       No                                                       Fee
                603,679         0.02000         Actual/360       No                                                       Fee
    16          131,699         0.02000         Actual/360       No                                                       Fee
    17          107,103         0.02000         Actual/360       No                                                       Fee
    18           89,213         0.02000         Actual/360       No                                                       Fee
    19           66,821         0.02000         Actual/360       No                                                       Fee
    20           66,347         0.02000         Actual/360       No                                                       Fee
    21           60,423         0.02000         Actual/360       No                                                       Fee
    22           59,978         0.02000         Actual/360       No                                                       Fee
    23           22,094         0.02000         Actual/360       No                                                       Fee
    24          562,942         0.02000         Actual/360       No                                                       Fee
    25          569,824         0.02000         Actual/360       No                                                       Fee
   25.01                                                                                                                  Fee
   25.02                                                                                                                  Fee
   25.03                                                                                                                  Fee
   25.04                                                                                                                  Fee
   25.05                                                                                                                  Fee
   25.06                                                                                                                  Fee
   25.07                                                                                                                  Fee
   25.08                                                                                                                  Fee
    26          534,939         0.02000         Actual/360       No                         NAP                           Fee
    27          492,050         0.02000         Actual/360       No                                                       Fee
   27.01                                                                                                                  Fee
   27.02                                                                                                                  Fee
   27.03                                                                                                                  Fee
    28          449,476         0.02000         Actual/360       No                                                       Fee
    29          426,124         0.02000         Actual/360       No                                                       Fee
    30          356,200         0.02000         Actual/360       No                                                    Leasehold
    31          342,750         0.02000         Actual/360       No                         NAP                           Fee
   31.01                                                                                                                  Fee
   31.02                                                                                                                  Fee
   31.03                                                                                                                  Fee
   31.04                                                                                                                  Fee
   31.05                                                                                                                  Fee
   31.06                                                                                                                  Fee
   31.07                                                                                                                  Fee
   31.08                                                                                                                  Fee
   31.09                                                                                                                  Fee
   31.10                                                                                                                  Fee
   31.11                                                                                                                  Fee
   31.12                                                                                                                  Fee
   31.13                                                                                                                  Fee
   31.14                                                                                                                  Fee
    32          331,253         0.02000         Actual/360       No                                                       Fee
                                                                             Greater of Initial Rate + 2.00% or
    33          306,785         0.02000         Actual/360       Yes                  Treasury + 2.00%                    Fee
    34          217,402         0.02000           30/360         No                                                       Fee
   34.01                        0.00000                                                                                   Fee
   34.02                        0.00000                                                                                   Fee
   34.03                        0.00000                                                                                   Fee
   34.04                        0.00000                                                                                   Fee
   34.05                        0.00000                                                                                   Fee
   34.06                        0.00000                                                                                   Fee
   34.07                        0.00000                                                                                   Fee
   34.08                        0.00000                                                                                   Fee
   34.09                        0.00000                                                                                   Fee
   34.10                        0.00000                                                                                   Fee
   34.11                        0.00000                                                                                   Fee
   34.12                        0.00000                                                                                   Fee
   34.13                        0.00000                                                                                   Fee
   34.14                        0.00000                                                                                   Fee
   34.15                        0.00000                                                                                   Fee
   34.16                        0.00000                                                                                   Fee
   34.17                        0.00000                                                                                   Fee
   34.18                        0.00000                                                                                   Fee
   34.19                        0.00000                                                                                   Fee
   34.20                        0.00000                                                                                   Fee
   34.21                        0.00000                                                                                   Fee
   34.22                        0.00000                                                                                   Fee
    35          195,541         0.02000           30/360         No                                                  Fee/Leasehold
    36          194,667         0.02000         Actual/360       No                                                    Leasehold
    37          243,794         0.02000         Actual/360       No                                                       Fee
    38          263,981         0.02000         Actual/360       No                         NAP                           Fee
   38.01                        0.00000                                                                                   Fee
   38.02                        0.00000                                                                                   Fee
   38.03                        0.00000                                                                                   Fee
   38.04                        0.00000                                                                                   Fee
   38.05                        0.00000                                                                                   Fee
    39          182,729         0.02000         Actual/360       No                                                       Fee
    40          144,481         0.02000           30/360         No                                                       Fee
    41          203,362         0.07000         Actual/360       No                                                       Fee
                189,681         0.06000         Actual/360       No                                                       Fee
    42          116,000         0.06000         Actual/360       No                                                       Fee
    43           21,030         0.06000         Actual/360       No                                                       Fee
    44           23,719         0.06000         Actual/360       No                                                       Fee
    45           10,083         0.06000         Actual/360       No                                                       Fee
    46           18,849         0.06000         Actual/360       No                                                       Fee
    47          132,452         0.02981         Actual/360       No                                                       Fee
    48          154,741         0.06000         Actual/360       No                                                       Fee
    49          158,782         0.06000         Actual/360       No                                                       Fee
    50          151,889         0.06000         Actual/360       No                                                       Fee
    51          148,079         0.04000         Actual/360       No                                                       Fee
    52          120,580         0.02000         Actual/360       No                                                       Fee
    53          135,818         0.04000         Actual/360       No                                                       Fee
    54          123,108         0.04000         Actual/360       No                                                       Fee
    55          145,451         0.02000         Actual/360       No                                                       Fee
   55.01                        0.00000                                                                                   Fee
   55.02                        0.00000                                                                                   Fee
   55.03                        0.00000                                                                                   Fee
   55.04                        0.00000                                                                                   Fee
    56          124,963         0.04000         Actual/360       No                                                       Fee
    57          124,760         0.04000         Actual/360       No                                                       Fee
    58          114,325         0.02000         Actual/360       No                                                       Fee
    59          109,699         0.07000         Actual/360       No                                                       Fee
    60          108,059         0.02000         Actual/360       No                                                       Fee
    61           95,986         0.02000         Actual/360       No                                                  Fee/Leasehold
    62           78,054         0.02000         Actual/360       No                                                       Fee
    63           99,315         0.08000         Actual/360       No                                                  Fee/Leasehold
    64           94,402         0.02000         Actual/360       No                                                       Fee
    65           94,754         0.02000         Actual/360       No                                                       Fee
    66           92,193         0.02000         Actual/360       No                                                       Fee
   66.01                        0.00000                                                                                   Fee
   66.02                        0.00000                                                                                   Fee
   66.03                        0.00000                                                                                   Fee
    67           93,843         0.04000         Actual/360       No                                                       Fee
   67.01                        0.00000                                                                                   Fee
   67.02                        0.00000                                                                                   Fee
   67.03                        0.00000                                                                                   Fee
   67.04                        0.00000                                                                                   Fee
    68           86,675         0.02000         Actual/360       No                                                       Fee
    69           88,523         0.07000         Actual/360       No                                                       Fee
    70           80,920         0.02000         Actual/360       No                                                       Fee
   70.01                        0.00000                                                                                   Fee
   70.02                        0.00000                                                                                   Fee
   70.03                        0.00000                                                                                   Fee
    71           81,443         0.07000         Actual/360       No                                                       Fee
    72           82,667         0.07000         Actual/360       No                                                       Fee
    73           62,082         0.02000         Actual/360       No                                                       Fee
    74           74,984         0.04000         Actual/360       No                                                       Fee
    75           72,913         0.02000         Actual/360       No                                                       Fee
    76           74,554         0.02000         Actual/360       No                                                       Fee
    77          110,039         0.05000         Actual/360       No                         NAP                           Fee
   77.01                        0.00000                                                                                   Fee
   77.02                        0.00000                                                                                   Fee
   77.03                        0.00000                                                                                   Fee
    78           74,876         0.04000         Actual/360       No                                                       Fee
    79           71,048         0.02000         Actual/360       No                                                       Fee
    80           72,493         0.02000         Actual/360       No                         NAP                           Fee
    81           68,512         0.02000         Actual/360       No                                                       Fee
    82           66,684         0.02000         Actual/360       No                                                       Fee
    83           65,856         0.05000         Actual/360       No                         NAP                           Fee
    84           69,078         0.07000         Actual/360       No                                                       Fee
    85           66,509         0.02000         Actual/360       No                                                       Fee
   85.01                        0.00000                                                                                   Fee
   85.02                        0.00000                                                                                   Fee
    86           62,722         0.02000         Actual/360       No                                                       Fee
    87           64,115         0.02000         Actual/360       No                         NAP                           Fee
                                                                              Greater of Initial Rate + 2.00%
    88           52,238         0.02000         Actual/360       Yes                or Treasury + 5.00%                   Fee
    89           63,976         0.02000         Actual/360       No                                                       Fee
    90           73,479         0.02000         Actual/360       No                                                       Fee
    91           58,327         0.07000         Actual/360       No                                                       Fee
    92           53,608         0.02000         Actual/360       No                                                       Fee
    93           54,644         0.02000         Actual/360       No                                                       Fee
    94           52,024         0.02000         Actual/360       Yes     Greater of Rate + 4.0% or Treasury + 4.0%        Fee
    95           47,348         0.07000         Actual/360       No                                                       Fee
    96           61,283         0.02000         Actual/360       No                                                       Fee
    97           44,104         0.11000         Actual/360       No                                                       Fee
    98           48,147         0.07000         Actual/360       No                                                       Fee
   98.01                        0.00000                                                                                   Fee
   98.02                        0.00000                                                                                   Fee
   98.03                        0.00000                                                                                   Fee
    99           50,259         0.02000         Actual/360       No                                                       Fee
    100          48,335         0.02000         Actual/360       No                                                       Fee
    101          45,455         0.04000         Actual/360       No                                                       Fee
    102          48,067         0.02000         Actual/360       No                         NAP                           Fee
    103          45,789         0.02000         Actual/360       No                                                       Fee
    104          45,977         0.02000         Actual/360       No                                                       Fee
    105          44,623         0.02000         Actual/360       No                         NAP                           Fee
    106          33,160         0.02000         Actual/360       No                         NAP                           Fee
    107          42,676         0.09000         Actual/360       No                                                       Fee
    108          43,974         0.02000         Actual/360       No                         NAP                           Fee
    109          42,302         0.07000         Actual/360       No                                                       Fee
    110          43,151         0.02000         Actual/360       No                                                       Fee
    111          40,764         0.02000         Actual/360       No                                                       Fee
    112          41,347         0.08000         Actual/360       No                                                       Fee
    113          42,361         0.08000         Actual/360       No                         NAP                           Fee
    114          39,427         0.09000         Actual/360       No                                                       Fee
    115          38,568         0.02000         Actual/360       No                                                       Fee
    116          31,773         0.07000         Actual/360       No                                                       Fee
  116.01                        0.00000                                                                                   Fee
  116.02                        0.00000                                                                                   Fee
    117          39,670         0.02000         Actual/360       No                                                       Fee
    118          37,603         0.02000         Actual/360       No                                                       Fee
    119          38,160         0.02000         Actual/360       No                         NAP                           Fee
    120          36,378         0.02000         Actual/360       No                                                       Fee
    121          35,974         0.02000         Actual/360       No                                                       Fee
    122          36,394         0.02000         Actual/360       No                         NAP                           Fee
    123          41,605         0.08000         Actual/360       No                                                       Fee
    124          34,750         0.02000         Actual/360       No                                                       Fee
    125          35,675         0.02000         Actual/360       No                                                       Fee
    126          33,467         0.02000         Actual/360       No                                                       Fee
    127          34,558         0.08000         Actual/360       No                                                       Fee
    128          32,947         0.02000         Actual/360       No                                                       Fee
    129          32,762         0.09000         Actual/360       No                                                       Fee
    130          33,248         0.09000         Actual/360       No                                                       Fee
    131          34,176         0.06000         Actual/360       No                                                       Fee
    132          35,077         0.08000         Actual/360       No                                                       Fee
    133          32,184         0.02000         Actual/360       No                                                       Fee
    134          33,287         0.04000         Actual/360       No                                                    Leasehold
    135          33,503         0.04000         Actual/360       No                                                       Fee
    136          24,211         0.07000         Actual/360       No                                                       Fee
    137          29,886         0.02000         Actual/360       No                                                       Fee
    138          29,773         0.02000         Actual/360       No                         NAP                           Fee
    139          30,060         0.02000         Actual/360       No                                                       Fee
    140          27,457         0.02000         Actual/360       No                                                       Fee
    141          26,846         0.02000         Actual/360       No                                                       Fee
    142          32,600         0.04000         Actual/360       No                                                       Fee
    143          33,563         0.02000         Actual/360       No                         NAP                           Fee
    144          26,684         0.02000         Actual/360       No                                                       Fee
    145          26,788         0.06000         Actual/360       No                                                       Fee
    146          26,547         0.02000         Actual/360       No                                                       Fee
    147          27,179         0.04000         Actual/360       No                                                       Fee
    148          24,928         0.04000         Actual/360       No                                                       Fee
    149          29,994         0.02000         Actual/360       No                                                       Fee
    150          25,417         0.02000         Actual/360       No                                                       Fee
    151          23,558         0.09000         Actual/360       No                                                       Fee
    152          24,638         0.11000         Actual/360       No                                                       Fee
    153          23,528         0.08000         Actual/360       No                         NAP                           Fee
    154          23,038         0.02000         Actual/360       No                                                       Fee
    155          26,549         0.07000         Actual/360       No                                                       Fee
    156          21,562         0.02000         Actual/360       No                                                       Fee
    157          13,715         0.02000           30/360         No                                                       Fee
    158          15,200         0.04000         Actual/360       No                                                       Fee
    159          18,774         0.02000         Actual/360       No                                                       Fee
    160          19,721         0.09000         Actual/360       No                                                       Fee
    161          19,195         0.02000         Actual/360       No                                                       Fee
    162          20,700         0.04000         Actual/360       No                                                       Fee
    163          17,108         0.02000         Actual/360       No                                                       Fee
    164          18,071         0.02000         Actual/360       No                                                       Fee
    165          18,288         0.02000         Actual/360       No                         NAP                           Fee
    166          17,146         0.02000         Actual/360       No                         NAP                           Fee
    167          18,636         0.09000         Actual/360       No                                                       Fee
    168          17,366         0.10000         Actual/360       No                                                       Fee
    169          16,381         0.09000         Actual/360       No                                                       Fee
    170          15,743         0.02000         Actual/360       No                                                       Fee
    171          15,420         0.02000         Actual/360       No                                                       Fee
    172          15,306         0.06000         Actual/360       No                                                       Fee
    173          15,347         0.02000         Actual/360       No                                                       Fee
    174          11,726         0.04000         Actual/360       No                                                       Fee
    175          14,002         0.02000         Actual/360       No                                                       Fee
    176          16,197         0.02000         Actual/360       No                                                       Fee
    177          14,789         0.02000         Actual/360       No                         NAP                           Fee
    178          13,914         0.02000         Actual/360       No                                                       Fee
                                                                              Lessor of maximum rate permitted
    179           9,575         0.02000           30/360         Yes     by applicable law or 2.00% + Intitial Rate       Fee
    180          13,657         0.02000         Actual/360       No                         NAP                           Fee
    181          13,375         0.04000         Actual/360       No                                                       Fee
    182          12,195         0.02000         Actual/360       No                                                       Fee
    183          14,822         0.02000         Actual/360       No                                                       Fee
    184          11,179         0.11000         Actual/360       No                         NAP                           Fee
    185          10,883         0.02000         Actual/360       No                                                       Fee
    186          12,207         0.02000         Actual/360       No                                                       Fee
    187           9,400         0.11000         Actual/360       No                         NAP                           Fee
    188           7,145         0.02000         Actual/360       No                                                       Fee
    189           9,485         0.02000         Actual/360       No                                                       Fee
    190           8,404         0.02000         Actual/360       No                                                       Fee
    191          16,020         0.02000         Actual/360       No                                                       Fee
    192           7,553         0.06000         Actual/360       No                                                       Fee
    193           8,545         0.02000         Actual/360       No                                                       Fee
    194           5,810         0.06000         Actual/360       No                                                       Fee
    195           6,068         0.02000         Actual/360       No                                                       Fee
  HGTSCL        621,386         0.02000         Actual/360       No                                                       Fee
-----------------------------------------------------------------------------------------------------------------------------------


                              Originator/
  Loan #    Crossed Loan       Loan Seller        Guarantor
------------------------------------------------------------------------------------------------------------------------------------
     1               6            EHY             None
   1.01                           EHY
   1.02                           EHY
   1.03                           EHY
   1.04                           EHY
   1.05                           EHY
   1.06                           EHY
   1.07                           EHY
   1.08                           EHY
   1.09                           EHY
   1.10                           EHY
   1.11                           EHY
   1.12                           EHY
   1.13                           EHY
   1.14                           EHY
   1.15                           EHY
   1.16                           EHY
   1.17                           EHY
   1.18                           EHY
   1.19                           EHY
   1.20                           EHY
   1.21                           EHY
     2                           JPMCB            Simon Property Group, L.P.
     3                           JPMCB            Martin Selig
   3.01                          JPMCB
   3.02                          JPMCB
   3.03                          JPMCB
   3.04                          JPMCB
   3.05                          JPMCB
   3.06                          JPMCB
   3.07                          JPMCB
     4                            NCCI            Harry Macklowe
     5                            EHY             GGP Limited Partnership
                                                  Joel M. Carlins, C.A. "Bud" Cataldo, Camille P. Julmy, James R.
     6                            EHY             Loewenberg, William A. Marovitz, Robert A. Wislow
     7                           JPMCB            Colonial Properties Trust
   7.01                          JPMCB
   7.02                          JPMCB
   7.03                          JPMCB
   7.04                          JPMCB
   7.05                          JPMCB
   7.06                          JPMCB
   7.07                          JPMCB
   7.08                          JPMCB
   7.09                          JPMCB
   7.10                          JPMCB
   7.11                          JPMCB
   7.12                          JPMCB
   7.13                          JPMCB
   7.14                          JPMCB
   7.15                          JPMCB
   7.16                          JPMCB
   7.17                          JPMCB
   7.18                          JPMCB
   7.19                          JPMCB
   7.20                          JPMCB
   7.21                          JPMCB
   7.22                          JPMCB
   7.23                          JPMCB
   7.24                          JPMCB
   7.25                          JPMCB
   7.26                          JPMCB
   7.27                          JPMCB
   7.28                          JPMCB
   7.29                          JPMCB
   7.30                          JPMCB
                                  NCCI            David M. Rosenberg, Dale S. Okonow
     8               2            NCCI            David M. Rosenberg, Dale S. Okonow
     9               2            NCCI            David M. Rosenberg, Dale S. Okonow
    10               2            NCCI            David M. Rosenberg, Dale S. Okonow
    11               2            NCCI            David M. Rosenberg, Dale S. Okonow
    12               2            NCCI            David M. Rosenberg, Dale S. Okonow
    13               2            NCCI            David M. Rosenberg, Dale S. Okonow
    14               2            NCCI            David M. Rosenberg, Dale S. Okonow
    15               2            NCCI            David M. Rosenberg, Dale S. Okonow
                                 JPMCB            Colony Capital

    16               3           JPMCB            Colony Capital
    17               3           JPMCB            Colony Capital
    18               3           JPMCB            Colony Capital
    19               3           JPMCB            Colony Capital
    20               3           JPMCB            Colony Capital
    21               3           JPMCB            Colony Capital
    22               3           JPMCB            Colony Capital
    23               3           JPMCB            Colony Capital
    24                            EHY             Joseph Mizrachi, David Alcalay, Benzion Alcalay
    25                            EHY             Albert D'Angelo, Charles R. Krauser, John R. Goltra
   25.01                          EHY
   25.02                          EHY
   25.03                          EHY
   25.04                          EHY
   25.05                          EHY
   25.06                          EHY
   25.07                          EHY
   25.08                          EHY
    26                            IXIS            Gregory Greenfield & Associates, Ltd
    27                           JPMCB            ING Real Estate Management Limited
   27.01                         JPMCB
   27.02                         JPMCB
   27.03                         JPMCB
    28                           JPMCB            Rubin Schron
    29                            EHY             Rubin Schron
    30                            NCCI            NC Venture, LLC
    31                            IXIS            Sydney Engel, Jan Burman and Lewis Henkind
   31.01                          IXIS
   31.02                          IXIS
   31.03                          IXIS
   31.04                          IXIS
   31.05                          IXIS
   31.06                          IXIS
   31.07                          IXIS
   31.08                          IXIS
   31.09                          IXIS
   31.10                          IXIS
   31.11                          IXIS
   31.12                          IXIS
   31.13                          IXIS
   31.14                          IXIS
    32                            EHY             Millennium CAF II LLC
    33                            NCCI            None
                                                  Inland Western New York Portfolio, L.L.C., Inland

    34                            NCCI            Western Retail Real Estate Trust, Inc.
   34.01                          NCCI
   34.02                          NCCI
   34.03                          NCCI
   34.04                          NCCI
   34.05                          NCCI
   34.06                          NCCI
   34.07                          NCCI
   34.08                          NCCI
   34.09                          NCCI
   34.10                          NCCI
   34.11                          NCCI
   34.12                          NCCI
   34.13                          NCCI
   34.14                          NCCI
   34.15                          NCCI
   34.16                          NCCI
   34.17                          NCCI
   34.18                          NCCI
   34.19                          NCCI
   34.20                          NCCI
   34.21                          NCCI
   34.22                          NCCI
                                                  Inland Western Worcester Lincoln Plaza, L.L.C., Inland

    35                            NCCI            Western Retail Real Estate Trust, Inc.
    36                            NCCI            Harry Macklowe
    37                            NCCI            Marvin Romanek
    38                            IXIS            Robert S. Cole
   38.01                          IXIS
   38.02                          IXIS
   38.03                          IXIS
   38.04                          IXIS
   38.05                          IXIS
    39                            AIG             Alfred E. D'Ancona III
    40                            NCCI            Inland Western Retail Real Estate Trust, Inc.
    41                            PNC             Raleigh Officentre Associates, L.L.C.
                                  NCCI            Harry J. Fath
    42               4            NCCI            Harry J. Fath
    43               4            NCCI            Harry J. Fath
    44               4            NCCI            Harry J. Fath
    45               4            NCCI            Harry J. Fath
    46               4            NCCI            Harry J. Fath
    47                           JPMCB            Lexington Corporate PropertiesTrust
    48                            PNC             Farmington Hills Corporate Investors-II, L.L.C.
    49                            PNC             John F. Karubian
                                                  MBS Strategic Acquisitions, LLC and CB Richard Ellis
    50                            PNC             Investors/US Advisor, LLC
    51                            PNC             Michael B. Smuck, Edward White
    52                            NCCI            David M. Rosenberg, Dale S. Okonow
    53                            PNC             Case Creekwood Apartments Limited Partnership
    54                            PNC             Steve Chapman, Nicholas Porcaro, John Halvorsen
    55                            EHY             Walter K. Morris, Timothy K. Sanford
   55.01                          EHY
   55.02                          EHY
   55.03                          EHY
   55.04                          EHY
    56                            PNC             Stephen M. Chapman, Nicholas C. Porcaro, John H. Halvorsen
    57                           JPMCB            Infrastructure Capital Group, LLC
    58                            EHY             The Foundry Associates, L.P.
    59                           JPMCB            Guardian Realty Investments LLLP
    60                           JPMCB            Salvatore Gaudio, Robert Malta
    61                           JPMCB            Edward R. Feinberg, Rex S. Ruthman
    62                            EHY             Andrew Stewart, John Foresi
                                                  BayWoods Cooperative Housing Corporation, BayWoods

    63                           JPMCB            Services Corporation
                                                  CB Richard Ellis Investors/U.S. Advisor, LLC, Greystar
    64                           JPMCB            Management Services, L.P.
    65                            EHY             Lamar Western L.P.
    66                            NCCI            Robert A. Whelan, James M. Cope, Patrick K. Dempsey
   66.01                          NCCI
   66.02                          NCCI
   66.03                          NCCI
    67                            PNC             David Starr
   67.01                          PNC
   67.02                          PNC
   67.03                          PNC
   67.04                          PNC
    68                            NCCI            Cottonwood Capital, LLC, Daniel W. Shaeffer, Chad Christensen
    69                            PNC             Ashforth Properties, Inc
    70                            EHY             Gregory G. Evans
   70.01                          EHY
   70.02                          EHY
   70.03                          EHY
    71                           JPMCB            Peter Abrams, Fred R. Levine, Dennis McCarthy, Michael McCarthy
    72                           JPMCB            Bill W. Schwyhart, Robert B. Thornton, Timothy G. Graham
    73               5            EHY             Lakshmi Desia
    74                            PNC             Case-Winchester Limited Partnership
    75                            NCCI            Joseph Fryzer
    76                           JPMCB            Hometown America, L.L.C.
    77                            IXIS            Hardepp Chawla
   77.01                          IXIS
   77.02                          IXIS
   77.03                          IXIS
    78                            PNC             John R. McWhirter, Jeanette D. McWhirter
    79                           JPMCB            Hometown America, L.L.C.
    80                            IXIS            Fahmy Mushmel
    81                            EHY             Dennis J. Wong
    82                            NCCI            Continental Properties Company, Inc.
    83                            IXIS            Mark Vakili, Mohsen Sharif and Albert Minoofar
    84                            PNC             Lewis H. Wiens
    85                           JPMCB            Harold Rosenblum, Woodlark Opportunity Fund LLC
   85.01                         JPMCB
   85.02                         JPMCB
    86                            NCCI            Paul S. Fingersh
    87                            IXIS            Nordahl Brue, Michael Dressell and Steven Schonberg
                                                  Timothy F. Haldeman, The Haldeman Family Revocable Trust,
    88                            NCCI            Palisades Investors, Inc.
    89                           JPMCB            W.P. Carey & Co. LLC
    90                           JPMCB            Corporate Property Associates 16-Global Incorporated
    91                            PNC             Giancarlo DeAngelis, Patrick Raye
    92                           JPMCB            Dennis J. Doyle
    93                            AIG             Robert A. Goldenberg, The Goldenburg Group
    94                            NCCI            Mohsen Sharif, Mark Vakili, Albert Minoofar
    95                            PNC             Jacob Taban
    96                            NCCI            Russell P. Wurster
                                                  William P. Buckley, Teresa M. Buckley, Brian R. Saltzman and Pamela
                                                  Saltzman, Gary R. Perez, Steven D. Erickson, LLC, David L. Comstock
                                                  and Susan C. Comstock, Joni D. Kroll, Christopher Poon and Florence
                                                  Poon, Felix F. Lorenzo, Rina A. Lorenzo, David A. Janisch and Gail K.
                                                  Janisch, Clayton R. Darsey, William A. Cook, II, Becky A. Cook, Nathan
    97                           JPMCB            W. Hanks, Attila Hethely, George W. Beeman, Jr., Claudia J. Beeman
    98                           JPMCB            Michael Samschick
   98.01                         JPMCB
   98.02                         JPMCB
   98.03                         JPMCB
    99                            EHY             Arnold Galman
    100                           NCCI            David A. Nyugen, Mary H. Truong
    101                           PNC             Peyman Daneshrad
    102                           IXIS            Mark Kanter and Leo Goodwin
    103                          JPMCB            Hometown America, L.L.C.
    104                          JPMCB            Eric West, Gary Schlager, Richard Lane, Alan Zuckerman, Andrew Glick
    105                           IXIS            Jay Schochet
    106                           IXIS            Mark Weinstein
    107                           PNC             Bruce Wechsler
    108                           IXIS            Ted N. Prince Sr.
    109                          JPMCB            Bruce L. Christenson
    110                           EHY             Robert E. Chapman
    111                          JPMCB            Arnold C. Kirkeby, Carla M. Kirkeby
    112                           PNC             Victoria Ebel-Sabo
    113                           IXIS            Nathan A. Shor
    114                           PNC             Larry Shaver, Michael McClure, Steve Jones
    115                           NCCI            Floyd E. Damschen
    116                          JPMCB            Robert L. Denton, Mary Jane L. Denton
  116.01                         JPMCB
  116.02                         JPMCB
    117                          JPMCB            SW - Cypresswood, L.P.
    118                           EHY             Francis Greenburger
    119                           IXIS            Land Securities Investors, Ltd.
    120                           EHY             Scott Dew, Isaac Pachulski, Richard Pachulski, and Nathan Rubin
    121                           NCCI            Peter G. DeBaun, Cynthia M. Debaun
    122                           IXIS            The Schomac Group, Inc. and W. Michael Schoff
    123                           NCCI            Gary W. Gates, Jr.
    124                           EHY             Fredric Slater, Robert Slater
    125                           NCCI            None
    126                           EHY             Ronald D. Strawn, Stephen J. Garchik
    127                          JPMCB            R. Dixon H. Harvey, Jr., David I. Bavar
    128                          JPMCB            Jack Slomovic, David Slomovic
    129                           PNC             Bruce Wechsler
    130                           PNC             Michael A. Christie, David F. Ball, Michael J. Beal
    131                          JPMCB            David R. Osborn
    132                          JPMCB            Patrick Gaughan
    133                           EHY             David Morgan
    134                           PNC             Jerzy Kosla, Celina Kosla
    135                           PNC             Ali Shaygan
    136                          JPMCB            The Summit Real Estate, LLC
    137                          JPMCB            David Scott Watson
    138                           IXIS            Marc F. Solomon
    139                           NCCI            The Gregory A. Fowler Living Trust
    140                           NCCI            Joseph Fryzer
    141                           NCCI            Kent A. Price
    142                           PNC             KPE Development, L.L.C.
    143                           IXIS            Mark Investments, Inc and Andrew B. Widmark
    144                           AIG             David and Douglas Baum, Baum Realty Group, Inc.
    145                           PNC             Joel L. Altman, Roberto Lavallii
                                                  Robert E. Chapman, Robert A. Ewert, Joseph James
    146                           EHY             Mastrantonio, Jr., Elizabeth Mary Mastrantonio
                                                  Henry J. DiDonato, David G. Bull, David J. Grayson, Martin J. Kelly,
    147                           PNC             Lawrence D. Chang, Michael Vassallo
    148                           PNC             Nazir Bhagat
    149                           NCCI            Russell P. Wurster
    150                           AIG             Edwin Freedman
    151                           PNC             Larry L. Haith, Myron W. Haith, Scott I. Asner, Barry D. Price
    152                          JPMCB            Joe H. Duffy
    153                           IXIS            Michael A. Klump
    154                           NCCI            Robert D. Bronstein
    155                          JPMCB            Frank H. Chapman II
    156                           NCCI            H. William Walter
    157                           NCCI            Inland Real Estate Investment Corporation
    158                           PNC             Michael B. Green, Alfred Kahn
    159                           NCCI            Thomas C. Chronister
    160                           PNC             Jerry L. Knight, D. Michael Ryan
    161                           EHY             Vista Management Company and Vista Equities Group, Inc.
    162                           PNC             Orchard Park II, LLC, J.H.Thames, Jr., Rodney F. Triplett, Jr.
    163                           NCCI            Joseph Fryzer
    164                           AIG             Robert Halliday, III
    165                           IXIS            Karan Kumar and Thomas Lawless
    166                           IXIS            G. Giovanni Giammarco, Marino Giammarco and Anne Giammarco
    167                           PNC             Richard Noon, David Noon
    168                           NCCI            Paul Moldon
    169                           PNC             Bruce Wechsler
    170                           NCCI            Bret P. Mosher
    171                           NCCI            Joseph Fryzer
    172                           PNC             Michael Tennyson, Patrick Tlustos
    173                           EHY             Hebert D. Weitzman
    174                           PNC             Michael B. Green, Alfred Kahn
    175                           NCCI            Peter G. DeBaun, Cynthia M. Debaun
    176                           NCCI            Miguel Quintela, Josefa Quintela
    177                           IXIS            Daniel Katz and Richard Katz
    178                           NCCI            Peter G. DeBaun, Cynthia M. DeBaun
    179                           NCCI            Inland Western Retail Real Estate Trust, Inc.
    180                           IXIS            George Gelsebach and Albert J. Gopin
    181                           PNC             Jerry Klein, Deborah Klein
    182                           NCCI            Joseph Fryzer
    183                           NCCI            Russell P. Wurster
    184                           IXIS            Kenneth P. Balin, Train Court Real Estate, LLC and AMC Real Estate L.P.
    185                           NCCI            David N. Olson, Carol B. Olson
    186              1            NCCI            Russell  P. Wurster
    187                           IXIS            Eve Picker
    188              5            EHY             Lakshmi Desia
    189                           EHY             Vista Management Company and Vista Equities Group, Inc.
    190                           NCCI            The Kulish Family Limited Liability Company II
    191                           NCCI            Russell P. Wurster
    192                           NCCI            Laszlo Regos
    193                           NCCI            Russell P. Wurster
    194                           NCCI            Laszlo Regos
    195              1            NCCI            Russell P. Wurster
  HGTSCL                         JPMCB            Simon Property Group, L.P.
------------------------------------------------------------------------------------------------------------------------------------


                                                                              UPFRONT ESCROW
                                 ---------------------------------------------------------------------------------------------------
                                   Upfront
                 Letter of          CapEx       Upfront Eng.  Upfront Envir.   Upfront TI/LC                  Upfront RE
 Loan #            Credit          Reserve         Reserve        Reserve          Reserve                   Tax Reserve
------------------------------------------------------------------------------------------------------------------------------------
   1                  No             0.00           0.00           0.00         20,843,013.00                 6,091,009.00
  1.01
  1.02
  1.03
  1.04
  1.05
  1.06
  1.07
  1.08
  1.09
  1.10
  1.11
  1.12
  1.13
  1.14
  1.15
  1.16
  1.17
  1.18
  1.19
  1.20
  1.21
   2                  No             0.00           0.00           0.00                  0.00                         0.00
   3                  No             0.00           0.00     200,000.00         11,388,038.00                   756,736.00
  3.01
  3.02
  3.03
  3.04
  3.05
  3.06
  3.07
   4                  No             0.00   2,276,773.00           0.00         11,947,695.00                   618,675.42
   5                  No             0.00           0.00           0.00                  0.00                         0.00
   6         3,600,000.0             0.00     199,000.00           0.00          1,579,000.00                 1,123,333.00
   7                  No        87,500.00           0.00           0.00                  0.00                         0.00
  7.01
  7.02
  7.03
  7.04
  7.05
  7.06
  7.07
  7.08
  7.09
  7.10
  7.11
  7.12
  7.13
  7.14
  7.15
  7.16
  7.17
  7.18
  7.19
  7.20
  7.21
  7.22
  7.23
  7.24
  7.25
  7.26
  7.27
  7.28
  7.29
  7.30
                      No             0.00     435,625.00           0.00                  0.00                   272,481.67
   8                  No             0.00      45,000.00           0.00                  0.00                    42,668.22
   9                  No             0.00       8,125.00           0.00                  0.00                    40,254.66
   10                 No             0.00      56,875.00           0.00                  0.00                    39,576.25
   11                 No             0.00      10,000.00           0.00                  0.00                    67,442.61
   12                 No             0.00      36,875.00           0.00                  0.00                    25,673.64
   13                 No             0.00      43,750.00           0.00                  0.00                    26,934.03
   14                 No             0.00     228,125.00           0.00                  0.00                    17,349.95
   15                 No             0.00       6,875.00           0.00                  0.00                    12,582.31
                      No             0.00           0.00           0.00                  0.00                         0.00
   16                 No             0.00           0.00           0.00                  0.00                         0.00
   17                 No             0.00           0.00           0.00                  0.00                         0.00
   18                 No             0.00           0.00           0.00                  0.00                         0.00
   19                 No             0.00           0.00           0.00                  0.00                         0.00
   20                 No             0.00           0.00           0.00                  0.00                         0.00
   21                 No             0.00           0.00           0.00                  0.00                         0.00
   22                 No             0.00           0.00           0.00                  0.00                         0.00
   23                 No             0.00           0.00           0.00                  0.00                         0.00
   24                 No             0.00           0.00           0.00                  0.00                         0.00
   25          700,000.0             0.00       4,438.00           0.00          3,989,695.00                   274,454.17
 25.01
 25.02
 25.03
 25.04
 25.05
 25.06
 25.07
 25.08
   26                0.0             0.00           0.00           0.00            180,000.00                   177,828.50
   27                 No             0.00     111,375.00           0.00                  0.00                         0.00
 27.01
 27.02
 27.03

   28                 No             0.00           0.00           0.00                  0.00                   480,101.72
   29                 No             0.00      53,375.00           0.00             44,118.00                   749,585.00
   30                 No             0.00           0.00           0.00              2,500.00                         0.00
   31                0.0       144,937.50           0.00      50,000.00             28,043.00                   443,814.00
 31.01
 31.02
 31.03
 31.04
 31.05
 31.06
 31.07
 31.08
 31.09
 31.10
 31.11
 31.12
 31.13
 31.14
   32                 No             0.00       9,625.00           0.00                  0.00                         0.00
   33                 No             0.00           0.00           0.00                  0.00                         0.00
   34                 No             0.00           0.00           0.00                  0.00                         0.00
 34.01
 34.02
 34.03
 34.04
 34.05
 34.06
 34.07
 34.08
 34.09
 34.10
 34.11
 34.12
 34.13
 34.14
 34.15
 34.16
 34.17
 34.18
 34.19
 34.20
 34.21
 34.22
   35       16,326,273.0             0.00           0.00           0.00                  0.00                         0.00
   36                 No             0.00           0.00           0.00          4,073,638.10                    74,215.26
   37                 No             0.00           0.00           0.00            723,320.00                    21,975.98
   38                0.0             0.00      81,250.00           0.00                  0.00                   119,860.00
 38.01
 38.02
 38.03
 38.04
 38.05

   39                 No             0.00     120,000.00           0.00          2,000,000.00                   746,866.59
   40                 No             0.00           0.00           0.00                  0.00                         0.00
   41        7,184,000.0        59,576.00           0.00           0.00                  0.00                         0.00
                      No             0.00     126,339.00      28,000.00                  0.00                   505,954.98
   42                 No             0.00      60,019.00       1,875.00                  0.00                   274,002.14
   43                 No             0.00      38,219.00           0.00                  0.00                    64,371.69
   44                 No             0.00       1,250.00           0.00                  0.00                    98,113.43
   45                 No             0.00      21,038.00           0.00                  0.00                    27,908.82
   46                 No             0.00       5,813.00      26,125.00                  0.00                    41,558.90
   47                 No             0.00           0.00           0.00                  0.00                         0.00
   48        4,500,000.0             0.00           0.00           0.00                  0.00                         0.00
   49                0.0        96,875.00           0.00           0.00                  0.00                         0.00
   50                0.0       400,000.00     400,000.00           0.00                  0.00                         0.00
   51                0.0             0.00     400,000.00           0.00                  0.00                         0.00
   52                 No             0.00       7,375.00           0.00                  0.00                    41,842.33
   53                0.0       550,000.00           0.00           0.00                  0.00                         0.00
   54                0.0             0.00           0.00           0.00                  0.00                         0.00
   55                 No             0.00       9,000.00           0.00                  0.00                   499,182.62
 55.01
 55.02
 55.03
 55.04

   56                0.0             0.00           0.00           0.00                  0.00                         0.00
   57                 No        50,000.00           0.00           0.00            210,000.00                    61,350.67
   58                 No             0.00      83,750.00      34,875.00                  0.00                    76,116.45
   59                 No        38,750.00           0.00           0.00                  0.00                    50,262.01
   60                 No             0.00           0.00           0.00                  0.00                   271,648.52
   61                 No             0.00     100,625.00           0.00                  0.00                   117,022.87
   62                 No       207,295.00     142,450.00           0.00                  0.00                   413,198.28
   63                 No       303,000.00           0.00           0.00                  0.00                         0.00
   64                 No             0.00           0.00           0.00                  0.00                   583,000.00
   65                 No             0.00       8,675.00           0.00                  0.00                    95,565.00
   66                 No       110,000.00      25,963.00           0.00            455,000.00                   305,823.75
 66.01
 66.02
 66.03

   67                0.0       253,225.00           0.00           0.00                  0.00                         0.00
 67.01
 67.02
 67.03
 67.04

   68                 No       463,000.00      42,450.00           0.00                  0.00                   177,426.67
   69                0.0             0.00           0.00     125,000.00                  0.00                         0.00
   70                 No         9,687.50       4,750.00           0.00                  0.00                   136,721.75
 70.01
 70.02
 70.03

   71                 No             0.00           0.00           0.00            794,827.00                   125,412.50
   72                 No             0.00           0.00           0.00                  0.00                    59,292.60
   73            260,000         1,245.00       2,500.00           0.00                  0.00                         0.00
   74                0.0             0.00           0.00           0.00                  0.00                         0.00
   75                 No             0.00       3,750.00           0.00                  0.00                    27,936.02
   76                 No             0.00           0.00           0.00                  0.00                    37,045.76
   77                0.0             0.00      83,125.00           0.00            159,854.00                    66,137.00
 77.01
 77.02
 77.03

   78                0.0             0.00           0.00           0.00                  0.00                         0.00
   79                 No             0.00           0.00           0.00                  0.00                    58,658.00
   80                0.0         2,500.00           0.00     106,875.00            200,000.00                    74,616.00
   81                 No             0.00           0.00           0.00            380,710.00                    18,897.17
   82                 No             0.00           0.00           0.00                  0.00                    12,504.17
   83                0.0             0.00           0.00           0.00                  0.00                   206,959.00
   84                0.0             0.00           0.00           0.00                  0.00                         0.00
   85                 No         7,500.00           0.00           0.00                  0.00                    55,771.42
 85.01
 85.02

   86                 No             0.00     305,063.00           0.00                  0.00                    57,815.48
   87                0.0             0.00      99,500.00      25,000.00            100,000.00                    46,567.52
   88                 No             0.00           0.00           0.00                  0.00                         0.00
   89                 No             0.00           0.00           0.00                  0.00                         0.00
   90                 No             0.00           0.00           0.00                  0.00                         0.00
   91                0.0             0.00           0.00           0.00                  0.00                         0.00
   92                 No             0.00           0.00           0.00                  0.00                     8,822.91
   93                 No           436.00           0.00           0.00                436.00                    17,983.26
   94                 No             0.00       3,750.00           0.00                  0.00                    36,535.20
   95                0.0       245,000.00           0.00           0.00                  0.00                         0.00
   96                 No             0.00           0.00           0.00                  0.00                    21,565.82
   97                 No             0.00           0.00           0.00                  0.00                     4,783.00
   98                 No             0.00           0.00           0.00                  0.00                    72,652.68
 98.01
 98.02
 98.03

   99                 No             0.00       6,144.00           0.00                  0.00                    37,640.40
  100                 No             0.00           0.00           0.00            150,000.00                    54,671.95
                                                                                               the borrower will deposit 6
  101                0.0        22,813.00      42,675.00           0.00            460,000.00  months of taxes at closing.
  102                0.0             0.00           0.00         625.00                  0.00                     3,135.00
  103                 No             0.00           0.00           0.00                  0.00                     3,575.07
  104                 No             0.00           0.00           0.00                  0.00                    41,892.93
  105                0.0             0.00           0.00      51,625.00                  0.00                    21,746.00
  106                0.0             0.00           0.00           0.00                  0.00                         0.00
  107        1,100,000.0        18,750.00           0.00       1,000.00                  0.00                         0.00
  108                0.0             0.00         625.00           0.00                  0.00                         0.00
  109                 No             0.00           0.00           0.00                  0.00                    18,282.26
  110                 No           377.00           0.00           0.00            617,133.00                    34,256.00
  111                 No             0.00           0.00           0.00                  0.00                         0.00
  112                0.0             0.00           0.00           0.00                  0.00                         0.00
  113                0.0             0.00       7,500.00           0.00            200,000.00                    15,561.00
  114                0.0             0.00           0.00           0.00                  0.00                         0.00
  115                 No             0.00           0.00           0.00                  0.00                     5,283.67
  116                 No             0.00           0.00           0.00                  0.00                   151,150.54
 116.01
 116.02

  117                 No        31,229.00           0.00           0.00                  0.00                         0.00
  118                 No             0.00       5,000.00           0.00                  0.00                    11,136.00
  119                0.0             0.00           0.00           0.00             74,541.00                   111,553.17
  120                 No         1,203.31       3,750.00           0.00              4,011.04                    23,092.63
  121                 No             0.00           0.00           0.00                  0.00                     6,381.00
  122                0.0             0.00           0.00       1,250.00            150,000.00                    23,691.71
  123                 No             0.00      15,156.00       1,000.00                  0.00                    77,398.53
  124                 No             0.00           0.00           0.00                  0.00                    29,601.98
  125                 No             0.00           0.00           0.00                  0.00                         0.00
  126                 No             0.00     371,843.00           0.00                  0.00                         0.00
  127                 No             0.00           0.00           0.00                  0.00                    49,207.51
  128                 No             0.00           0.00           0.00                  0.00                         0.00
  129                0.0             0.00           0.00       2,000.00                  0.00                         0.00
  130                0.0             0.00           0.00           0.00             36,500.00                         0.00
  131                 No         3,750.00           0.00           0.00             31,015.00                    19,214.42
  132                 No             0.00       6,694.00           0.00                  0.00                    17,229.04
  133                 No             0.00           0.00           0.00            200,000.00                         0.00
  134                0.0       500,000.00           0.00           0.00                  0.00                         0.00
  135                0.0                            0.00           0.00             36,000.00                         0.00
  136                 No             0.00           0.00       9,600.00                  0.00                    59,215.29
  137                 No         7,350.01           0.00           0.00                  0.00                   120,776.00
  138                0.0             0.00      23,422.00           0.00             15,000.00                     3,872.10
  139                 No             0.00     900,000.00           0.00            150,000.00                   108,891.93
  140                 No             0.00      10,000.00           0.00                  0.00                     7,366.22
  141                 No             0.00           0.00           0.00                  0.00                    24,455.87
  142                0.0             0.00           0.00           0.00                  0.00                         0.00
  143                0.0             0.00     138,125.00      39,000.00              4,336.00                     4,021.00
  144                 No             0.00           0.00           0.00                  0.00                    63,740.01
  145                0.0             0.00           0.00           0.00                  0.00                         0.00
  146                 No           255.00           0.00           0.00             31,778.00                     8,345.00
  147                0.0             0.00           0.00           0.00                  0.00                         0.00
  148                0.0             0.00           0.00           0.00             32,967.00                         0.00
  149                 No             0.00           0.00           0.00                  0.00                    20,229.00
  150                 No             0.00           0.00           0.00                  0.00                    57,027.02
  151                0.0       267,313.00           0.00           0.00                  0.00                         0.00
  152                 No             0.00           0.00           0.00                  0.00                     2,388.17
  153                0.0             0.00           0.00           0.00                  0.00                    10,294.00
  154                 No             0.00       3,750.00           0.00                  0.00                     4,808.32
  155                 No             0.00      11,850.00           0.00              5,000.00                    35,238.61
  156                 No             0.00      18,750.00           0.00                  0.00                     6,998.02
  157                 No             0.00           0.00           0.00                  0.00                         0.00
  158                0.0             0.00           0.00           0.00                  0.00                         0.00
  159                 No             0.00       2,250.00           0.00                  0.00                    17,522.13
  160                0.0             0.00           0.00           0.00                  0.00                         0.00
  161                 No             0.00       4,000.00           0.00              5,806.00                         0.00
  162                0.0             0.00           0.00           0.00                  0.00                         0.00
  163                 No             0.00       3,750.00           0.00                  0.00                     3,483.93
  164                 No             0.00           0.00           0.00                  0.00                    77,543.78
  165                0.0             0.00         625.00           0.00                  0.00                     1,112.92
  166                0.0             0.00           0.00           0.00            100,000.00                     3,452.00
  167                0.0             0.00           0.00           0.00                  0.00                         0.00
  168                 No             0.00           0.00           0.00             50,000.00                    64,536.86
  169                0.0             0.00           0.00      13,500.00                  0.00                         0.00
  170                 No             0.00       6,250.00           0.00                  0.00                    15,218.29
  171                 No             0.00           0.00           0.00                  0.00                     4,146.94
  172                0.0             0.00           0.00           0.00                  0.00                         0.00
  173                 No           158.00           0.00           0.00            123,060.00                    17,502.00
  174                0.0             0.00           0.00           0.00                  0.00                         0.00
  175                 No             0.00           0.00           0.00                  0.00                     6,348.33
  176                 No             0.00           0.00           0.00                  0.00                         0.00
  177                0.0             0.00           0.00           0.00            100,000.00                    49,329.00
  178                 No             0.00           0.00           0.00                  0.00                     3,773.08
  179                 No             0.00           0.00           0.00                  0.00                         0.00
  180                0.0             0.00           0.00           0.00                  0.00                    59,389.42
  181                0.0             0.00           0.00           0.00                  0.00                         0.00
  182                 No             0.00       3,750.00           0.00                  0.00                     4,562.14
  183                 No             0.00           0.00           0.00                  0.00                    22,400.00
  184                0.0             0.00           0.00       6,250.00                  0.00                    28,717.00
  185                 No             0.00           0.00           0.00                  0.00                         0.00
  186                 No             0.00           0.00           0.00                  0.00                     2,130.55
  187                0.0             0.00           0.00           0.00                  0.00                         0.00
  188                 No             0.00           0.00           0.00                  0.00                     3,157.90
  189                 No             0.00           0.00           0.00                  0.00                         0.00
  190                 No             0.00           0.00           0.00                  0.00                    11,824.76
  191                 No             0.00         750.00           0.00                  0.00                         0.00
  192                 No             0.00           0.00           0.00                  0.00                     3,646.89
  193                 No             0.00         300.00           0.00                  0.00                     1,209.34
  194                 No             0.00           0.00           0.00                  0.00                     3,608.73
  195                 No             0.00         300.00           0.00                  0.00                       883.33
 HGTSCL               No             0.00           0.00           0.00                  0.00                         0.00
------------------------------------------------------------------------------------------------------------------------------------


               UPFRONT ESCROW                                                    MONTHLY ESCROW
         ----------------------------    -------------------------------------------------------------------------------------------

          Upfront Ins.   Upfront Other     Monthly Capex  Monthly Envir.         Monthly TI/LC                      Monthly RE
  Loan #    Reserve          Reserve          Reserve         Reserve               Reserve                         Tax Reserve
------------------------------------------------------------------------------------------------------------------------------------
   1        98,538.00      33,964.00             0.00          0.00                                    0.00         557495.43
  1.01
  1.02
  1.03
  1.04
  1.05
  1.06
  1.07
  1.08
  1.09
  1.10
  1.11
  1.12
  1.13
  1.14
  1.15
  1.16
  1.17
  1.18
  1.19
  1.20
  1.21
   2             0.00           0.00             0.00          0.00                                    0.00              0.00
   3             0.00           0.00         17732.50          0.00                               150000.00         189143.00
  3.01
  3.02
  3.03
  3.04
  3.05
  3.06
  3.07
   4       135,177.13           0.00         10416.67          0.00                                70833.33         618675.42
   5             0.00           0.00             0.00          0.00                                    0.00              0.00
   6       144,703.00           0.00         13486.16          0.00                                    0.00         211797.58
   7             0.00           0.00         21348.55          0.00                                    0.00              0.00
  7.01
  7.02
  7.03
  7.04
  7.05
  7.06
  7.07
  7.08
  7.09
  7.10
  7.11
  7.12
  7.13
  7.14
  7.15
  7.16
  7.17
  7.18
  7.19
  7.20
  7.21
  7.22
  7.23
  7.24
  7.25
  7.26
  7.27
  7.28
  7.29
  7.30
           156,767.44           0.00         35833.34          0.00                                    0.00         136240.84
   8        32,422.69           0.00          5833.33          0.00                                    0.00          21334.11
   9        25,428.38           0.00          5625.00          0.00                                    0.00          20127.33
   10       24,389.31           0.00          5833.33          0.00                                    0.00          19788.13
   11       21,579.25           0.00          5625.00          0.00                                    0.00          33721.31
   12       17,143.88           0.00          4229.17          0.00                                    0.00          12836.82
   13       16,835.88           0.00          4229.17          0.00                                    0.00          13467.01
   14       10,563.88           0.00          2541.67          0.00                                    0.00           8674.97
   15        8,404.17           0.00          1916.67          0.00                                    0.00           6291.16
                 0.00           0.00             0.00          0.00                                    0.00              0.00
   16            0.00           0.00             0.00          0.00                                    0.00              0.00
   17            0.00           0.00             0.00          0.00                                    0.00              0.00
   18            0.00           0.00             0.00          0.00                                    0.00              0.00
   19            0.00           0.00             0.00          0.00                                    0.00              0.00
   20            0.00           0.00             0.00          0.00                                    0.00              0.00
   21            0.00           0.00             0.00          0.00                                    0.00              0.00
   22            0.00           0.00             0.00          0.00                                    0.00              0.00
   23            0.00           0.00             0.00          0.00                                    0.00              0.00
   24            0.00           0.00          8773.75          0.00                                    0.00              0.00
   25      142,200.00           0.00        15,007.00          0.00                                93794.00         137227.00
 25.01
 25.02
 25.03
 25.04
 25.05
 25.06
 25.07
 25.08
   26       81,519.00     287,750.00         11557.80          0.00                                26000.00          67000.00
   27            0.00           0.00             0.00          0.00                                    0.00              0.00
 27.01
 27.02
 27.03

   28       76,551.95           0.00          6411.03          0.00                                34722.25         240050.86
   29       20,290.00     605,900.00          6433.00          0.00                                44118.00         149917.00
   30            0.00           0.00          5929.00          0.00                                    0.00              0.00
   31      147,843.00           0.00         15847.00          0.00                                27000.00          52151.00
 31.01
 31.02
 31.03
 31.04
 31.05
 31.06
 31.07
 31.08
 31.09
 31.10
 31.11
 31.12
 31.13
 31.14
   32       40,175.57   1,100,000.00          5305.00          0.00                                    0.00         163412.20
   33            0.00           0.00             0.00          0.00                                    0.00              0.00
   34            0.00           0.00             0.00          0.00                                    0.00              0.00
 34.01
 34.02
 34.03
 34.04
 34.05
 34.06
 34.07
 34.08
 34.09
 34.10
 34.11
 34.12
 34.13
 34.14
 34.15
 34.16
 34.17
 34.18
 34.19
 34.20
 34.21
 34.22
   35            0.00           0.00             0.00          0.00                                    0.00              0.00
   36       43,727.95   1,771,545.34          2666.67          0.00                                    0.00          37107.63
   37        5,512.08           0.00          4694.92          0.00                                11738.00          21975.98
   38       52,759.71      50,000.00         51053.00          0.00                                    0.00          39922.00
 38.01
 38.02
 38.03
 38.04
 38.05

   39      117,595.80     273,520.00          4760.00          0.00                                    0.00         106695.23
   40            0.00           0.00             0.00          0.00                                    0.00              0.00
   41            0.00      61,000.00          4812.17          0.00                                12500.00          83165.50
            54,450.91           0.00         31792.83          0.00                                    0.00          78278.29
   42       32,254.43           0.00         19208.33          0.00                                    0.00          45667.02
   43        8,214.15           0.00          4500.00          0.00                                    0.00          10728.62
   44        5,985.00           0.00          3396.00          0.00                                    0.00           8919.40
   45        3,795.75           0.00          2000.00          0.00                                    0.00           4651.47
   46        4,201.58           0.00          2688.50          0.00                                    0.00           8311.78
   47            0.00           0.00             0.00          0.00                                    0.00              0.00
   48            0.00     109,395.98          2958.42          0.00                                12500.00          38937.50
   49            0.00           0.00          1586.83          0.00                                 6250.00          13085.06
   50            0.00   1,000,000.00          6875.00          0.00                                    0.00          54307.50
   51            0.00   1,000,000.00          8250.00          0.00                                    0.00          54841.67
   52       32,791.13           0.00          5500.00          0.00                                    0.00          20921.17
   53            0.00           0.00             0.00          0.00                                    0.00          25575.00
   54            0.00           0.00          7166.67                                                                45211.15
                                                                                                             1/12th of annual
   55       37,276.55     130,000.00             0.00          0.00                                    0.00       payable tax
 55.01
 55.02
 55.03
 55.04

   56            0.00           0.00          6666.66          0.00                                    0.00          57078.58
   57        9,504.50           0.00             0.00          0.00                                    0.00          12270.13
   58       74,542.00           0.00             0.00          0.00                                    0.00          38058.22
   59       20,901.83           0.00          1642.83          0.00                                12500.00          16754.00
   60            0.00           0.00             0.00          0.00                                 8333.33          45274.75
   61       16,571.75           0.00          4893.47          0.00                                    0.00          39007.62
   62       49,213.98           0.00          8666.67          0.00                                    0.00          45910.92
   63            0.00           0.00             0.00          0.00                                    0.00              0.00
   64       56,906.70           0.00          6730.36          0.00                                    0.00          48583.33
   65       56,443.25           0.00           982.00          0.00                                 5610.00          31855.00
   66            0.00   1,195,395.00          2916.67          0.00                                    0.00          25485.31
 66.01
 66.02
 66.03

   67            0.00           0.00         10583.33          0.00                                    0.00              0.00
 67.01
 67.02
 67.03
 67.04

   68        2,733.33           0.00             0.00          0.00                                    0.00          22178.33
   69            0.00     627,900.00          1850.00          0.00                                12500.00              0.00
   70       46,800.00           0.00          9687.50          0.00                                    0.00          12429.25
 70.01
 70.02
 70.03

   71       35,910.02           0.00           500.00          0.00                                    0.00          25082.50
   72       14,058.67           0.00          1365.00          0.00                                 5455.00          11858.52
   73        1,650.00           0.00          1245.00          0.00                                    0.00              0.00
   74            0.00           0.00             0.00          0.00                                    0.00           2158.33
   75       23,698.03     168,437.50          2542.00          0.00                                    0.00           6984.00
   76            0.00           0.00          1043.55          0.00                                    0.00           9261.44
   77       31,408.00   2,000,000.00          3583.00          0.00                                    0.00           9448.00
 77.01
 77.02
 77.03

   78        3,717.01           0.00          3200.00          0.00                                    0.00          15225.00
   79            0.00           0.00           440.28          0.00                                    0.00          19552.67
                                                                                        Monthly Deposits of
                                                                                       $5,770.33 if balance

   80        7,738.69           0.00          1611.50          0.00                    falls below $100,000           15000.00
   81            0.00           0.00         14872.20          0.00                                    0.00           9433.00
   82        1,065.00     347,193.76          1292.67          0.00                                    0.00           2500.83
   83       43,516.00           0.00          1753.00          0.00                                 7500.00          20696.00
   84            0.00           0.00         11467.36          0.00                                    0.00           1205.42
   85       24,413.25     820,801.14          6104.78          0.00                                    0.00          13942.86
 85.01
 85.02

   86            0.00           0.00          4833.33          0.00                                    0.00          11563.10
   87       10,708.00           0.00          1153.85          0.00                                 4166.67          15523.00
   88            0.00           0.00             0.00          0.00                                    0.00              0.00
   89            0.00   1,633,684.73             0.00          0.00                                    0.00              0.00
   90            0.00           0.00             0.00          0.00                                    0.00              0.00
   91            0.00      10,000.00          1992.50          0.00                                 4166.67          17929.17
   92        2,969.67           0.00             0.00          0.00                                 2800.00           8822.91
   93            0.00     134,183.00           436.00          0.00                                  436.00           5994.42
   94        6,666.67           0.00             0.00          0.00                                    0.00          12178.40
   95            0.00           0.00           835.25          0.00                                 2000.00           7636.12
   96       14,222.50      80,000.00           761.84          0.00                                 3047.00           7188.61
   97       42,006.18           0.00          4500.00          0.00                                    0.00           4783.00
   98        5,791.17     100,000.00          1148.49          0.00                                 4600.00           7265.27
 98.01
 98.02
 98.03

   99       16,213.98           0.00          2330.00          0.00                                    0.00           7528.08
  100        6,245.00      92,000.00          2164.42          0.00                                 8333.33           9111.99
  101            0.00           0.00          1895.83          0.00                                    0.00              0.00
  102        8,171.00           0.00           934.25          0.00                                 3628.92           3100.00
  103            0.00           0.00           800.69          0.00                                    0.00           3575.07
  104        3,957.25           0.00           526.33          0.00                                 3166.67          10473.23
  105       10,214.00       4,687.50          3181.67          0.00                                    0.00          10873.00
  106            0.00           0.00             0.00          0.00                                    0.00              0.00
  107            0.00           0.00          4250.00          0.00                                    0.00          13416.67
  108        6,716.33           0.00          6333.33          0.00                                    0.00           3542.79
  109        4,780.00      45,190.00           461.81          0.00                                    0.00           9141.13
  110        2,622.00     459,689.12           377.00          0.00                                 2515.00          17128.00
  111            0.00           0.00             0.00          0.00                                    0.00              0.00
  112            0.00           0.00          1333.92          0.00                                 4166.67          15007.50
  113        1,307.00           0.00          1647.00          0.00                                    0.00           1729.00
  114            0.00           0.00          3500.00          0.00                                    0.00            191.67
  115        1,381.25           0.00             0.00          0.00                                    0.00           2641.83
  116            0.00           0.00             0.00          0.00                                    0.00          12595.88
 116.01
 116.02

  117        8,529.50     125,000.00           724.08          0.00                                 2201.21          12364.97
  118        8,208.00           0.00           148.00          0.00                                 1667.00           2784.00
  119        4,391.00           0.00          1152.25          0.00                                 7500.00          15936.17
  120        3,280.00     222,016.67          1203.31          0.00                                 4011.04          23092.63
  121          529.43           0.00             0.00          0.00                                    0.00           6381.00
                                                                         Borrower shall be required to make
                                                                            monthly deposits of $7,500 into
                                                                         rollover reserve during any period
                                                                            in which the reserve balance is
  122            0.00      72,033.00          1122.00          0.00                      less than $150,000           7898.00
  123       29,307.30           0.00          7416.67          0.00                                    0.00           8599.84
  124        6,599.85     148,000.00           801.73          0.00                                    0.00          14801.00
  125            0.00           0.00             0.00          0.00                                    0.00              0.00
  126            0.00           0.00          1482.00          0.00                                  856.00           4738.00
  127       14,695.50           0.00             0.00          0.00                                    0.00           8201.25
  128            0.00           0.00             0.00          0.00                                    0.00              0.00
  129            0.00           0.00          2979.17          0.00                                    0.00              0.00
  130            0.00           0.00          1116.08          0.00                                    0.00          15645.83
  131        7,176.00      16,405.00           905.24          0.00                                 9636.77          19214.42
  132       20,141.00           0.00          3600.00          0.00                                 2000.00           5743.01
  133        8,712.00      49,962.00           470.00          0.00                                 4705.00           3672.00
  134            0.00           0.00          5545.29          0.00                                    0.00          11052.50
  135            0.00     404,000.00           971.92          0.00                                  833.33           5562.09
  136        8,792.50           0.00             0.00          0.00                                    0.00           9869.22
  137       11,095.00           0.00           349.42          0.00                                    0.00          10064.67
  138        5,930.00     428,000.00           339.01          0.00                                 1400.00           3872.00
  139        9,182.39           0.00          2286.00          0.00                                 4572.00          12099.10
  140        7,675.46     106,812.50           687.50          0.00                                    0.00           1841.56
  141       14,756.00           0.00          2125.00          0.00                                    0.00           4075.98
  142            0.00           0.00          3582.76          0.00                                    0.00           6958.41
  143        2,240.00           0.00           670.00          0.00                                    0.00           4021.00
  144        7,495.41           0.00             0.00          0.00                                    0.00           8181.04
  145            0.00           0.00          3931.25          0.00                                    0.00          14254.61
  146        2,402.00      16,407.07           255.00          0.00                                 2543.00           8345.00
  147            0.00           0.00           500.00          0.00                                                   3250.00
  148            0.00           0.00          1055.83          0.00                                 1333.33           2827.90
  149        4,257.00           0.00           229.50          0.00                                 1721.34           3371.50
  150       12,615.53           0.00             0.00          0.00                                 4000.00           4752.02
  151            0.00           0.00          1763.75          0.00                                 2083.33          11000.00
  152        3,748.00           0.00           165.42          0.00                                 2000.00          23387.17
  153        8,406.00           0.00           631.00          0.00                                    0.00           2191.47
  154        1,011.42           0.00           900.00          0.00                                    0.00           4808.32
  155          791.67      51,808.75           999.18          0.00                                 5000.00           7047.72
  156       26,209.99           0.00          6000.00          0.00                                    0.00           6998.02
  157            0.00           0.00             0.00          0.00                                    0.00              0.00
  158            0.00           0.00          2498.17          0.00                                    0.00           6350.00
  159        8,316.58           0.00          2833.00          0.00                                    0.00           2503.16
  160            0.00           0.00           442.42          0.00                                 1500.00           6038.93
  161       10,926.00           0.00           681.00          0.00                                 4006.00           8850.00
  162            0.00           0.00          2332.96          0.00                                    0.00          10092.00
  163        4,295.76       7,562.50           375.00          0.00                                    0.00            870.98
  164        5,406.44           0.00          9416.55          0.00                                    0.00           7754.38
  165       20,000.00           0.00          2083.33          0.00                                    0.00            371.00
  166            0.00     200,000.00           460.00          0.00                                 3000.00           1950.00
  167            0.00           0.00          1385.42          0.00                                  416.67           4345.83
  168        7,513.33           0.00             0.00          0.00                                 2027.00           5866.99
  169            0.00           0.00          1562.50          0.00                                    0.00              0.00
  170        6,286.17       1,250.00          2085.00          0.00                                    0.00           2174.04
  171        4,667.72      10,712.50           458.33          0.00                                    0.00           1036.73
  172            0.00           0.00          1000.00          0.00                                    0.00           3698.84
  173        2,424.00           0.00           158.00          0.00                                    0.00           2917.00
  174            0.00           0.00          1741.00          0.00                                    0.00           6000.00
  175          906.30           0.00             0.00          0.00                                    0.00           3174.17
  176            0.00           0.00           139.75          0.00                                    0.00              0.00
  177       19,123.00           0.00           916.76          0.00                                 2610.85          11233.02
  178          513.92           0.00             0.00          0.00                                    0.00           3773.08
  179            0.00           0.00             0.00          0.00                                    0.00              0.00
  180        3,972.00           0.00             0.00          0.00                                    0.00           4949.00
  181            0.00           0.00           309.08          0.00                                    0.00           3762.50
  182        3,417.55       8,887.50           375.00          0.00                                    0.00           1140.53
  183        4,860.00      18,000.00           186.67          0.00                                 1400.00           3733.33
  184        2,271.00           0.00           280.00          0.00                                    0.00           4786.17
  185            0.00           0.00             0.00          0.00                                    0.00              0.00
  186        3,246.67      70,000.00           171.67          0.00                                  686.67           2130.55
  187          571.00           0.00           291.67          0.00                                    0.00           3360.00
  188        1,006.84           0.00            87.50          0.00                                    0.00            631.58
  189        3,816.00           0.00           106.00          0.00                                 1057.00           4609.00
  190        5,167.50      20,000.00          1395.84          0.00                                    0.00           1970.79
  191            0.00           0.00             0.00          0.00                                    0.00              0.00
  192        2,310.33           0.00             0.00          0.00                                    0.00           1824.00
  193        1,679.33           0.00            67.00          0.00                                  500.00           1209.34
  194        1,833.00           0.00             0.00          0.00                                    0.00           1804.37
  195        1,804.67           0.00            83.00          0.00                                  625.00            883.33
 HGTSCL          0.00           0.00             0.00          0.00                                    0.00              0.00
------------------------------------------------------------------------------------------------------------------------------------


                MONTHLY ESCROW
         -------------------------------
           Monthly              Monthly                                                                              Interest
             Ins.                Other          Grace        Lockbox                                   Defeasance     Accrual
 Loan #    Reserve              Reserve        Period       In-place                 Property Type     Permitted      Period
-----------------------------------------------------------------------------------------------------------------------------------
    1      49269.00             33964.00          0           Yes                         Office           Yes       Actual/360
  1.01                                                                                    Office
  1.02                                                                                    Office
  1.03                                                                                    Office
  1.04                                                                                    Office
  1.05                                                                                    Office
  1.06                                                                                    Office
  1.07                                                                                    Office
  1.08                                                                                    Office
  1.09                                                                                    Office
  1.10                                                                                    Office
  1.11                                                                                    Office
  1.12                                                                                    Office
  1.13                                                                                    Office
  1.14                                                                                    Office
  1.15                                                                                    Office
  1.16                                                                                    Office
  1.17                                                                                    Office
  1.18                                                                                    Office
  1.19                                                                                    Office
  1.20                                                                                    Office
  1.21                                                                                    Office
    2          0.00                 0.00         10           Yes                         Retail           Yes       Actual/360
    3          0.00                 0.00          5           Yes                         Office           Yes       Actual/360
  3.01                                                                                    Office
  3.02                                                                                    Office
  3.03                                                                                    Office
  3.04                                                                                    Office
  3.05                                                                                    Office
  3.06                                                                                    Office
  3.07                                                                                    Office
    4      22303.38                 0.00          0           Yes                         Office           Yes       Actual/360
    5          0.00                 0.00          5           No                          Retail           Yes       Actual/360
    6      40000.00                 0.00          0           Yes                       Multifamily        Yes         30/360
    7          0.00                 0.00          7           Yes                         Office           Yes       Actual/360
  7.01                                                                                    Office
  7.02                                                                                    Office
  7.03                                                                                    Office
  7.04                                                                                    Office
  7.05                                                                                    Office
  7.06                                                                                    Office
  7.07                                                                                    Office
  7.08                                                                                    Office
  7.09                                                                                    Office
  7.10                                                                                    Office
  7.11                                                                                    Office
  7.12                                                                                    Office
  7.13                                                                                    Office
  7.14                                                                                    Office
  7.15                                                                                    Office
  7.16                                                                                    Office
  7.17                                                                                    Office
  7.18                                                                                    Office
  7.19                                                                                    Office
  7.20                                                                                    Office
  7.21                                                                                    Office
  7.22                                                                                    Office
  7.23                                                                                    Office
  7.24                                                                                    Office
  7.25                                                                                    Office
  7.26                                                                                    Office
  7.27                                                                                    Office
  7.28                                                                                    Office
  7.29                                                                                    Office
  7.30                                                                                    Office
           31353.50                 0.00          0           Yes                       Multifamily        Yes       Actual/360
    8       6484.54                 0.00          0           Yes                       Multifamily        Yes       Actual/360
    9       5085.68                 0.00          0           Yes                       Multifamily        Yes       Actual/360
   10       4877.86                 0.00          0           Yes                       Multifamily        Yes       Actual/360
   11       4315.85                 0.00          0           Yes                       Multifamily        Yes       Actual/360
   12       3428.78                 0.00          0           Yes                       Multifamily        Yes       Actual/360
   13       3367.18                 0.00          0           Yes                       Multifamily        Yes       Actual/360
   14       2112.78                 0.00          0           Yes                       Multifamily        Yes       Actual/360
   15       1680.83                 0.00          0           Yes                       Multifamily        Yes       Actual/360
               0.00                 0.00          0           Yes                         Various          Yes       Actual/360
   16          0.00                 0.00          0           Yes                       Industrial         Yes       Actual/360
   17          0.00                 0.00          0           Yes                       Multifamily        Yes       Actual/360
   18          0.00                 0.00          0           Yes                         Office           Yes       Actual/360
   19          0.00                 0.00          0           Yes                       Multifamily        Yes       Actual/360
   20          0.00                 0.00          0           Yes                         Office           Yes       Actual/360
   21          0.00                 0.00          0           Yes                       Multifamily        Yes       Actual/360
   22          0.00                 0.00          0           Yes                       Industrial         Yes       Actual/360
   23          0.00                 0.00          0           Yes                       Industrial         Yes       Actual/360
   24          0.00                 0.00          0          Yes                          Office           Yes       Actual/360
   25      17775.00                 0.00          5           Yes                         Various          Yes       Actual/360
  25.01                                                                                   Office
  25.02                                                                                   Office
  25.03                                                                                   Office
  25.04                                                                                   Office
  25.05                                                                                 Industrial
  25.06                                                                                 Industrial
  25.07                                                                                   Office
  25.08                                                                                   Office
   26      19000.00                 0.00          0           Yes                         Retail           Yes       Actual/360
   27          0.00                 0.00          0           Yes                     Senior Housing       Yes       Actual/360
  27.01                                                                               Senior Housing
  27.02                                                                               Senior Housing
  27.03                                                                               Senior Housing
   28       8505.77                 0.00          6           Yes                         Office           Yes       Actual/360
   29      10145.00                 0.00          0           Yes                         Office           Yes       Actual/360
   30          0.00                 0.00         10           Yes                         Office           Yes       Actual/360
   31       4107.00                 0.00          0           Yes                       Industrial         Yes       Actual/360
  31.01                                                                                 Industrial
  31.02                                                                                 Industrial
  31.03                                                                                 Industrial
  31.04                                                                                 Industrial
  31.05                                                                                 Industrial
  31.06                                                                                 Industrial
  31.07                                                                                 Industrial
  31.08                                                                                 Industrial
  31.09                                                                                 Industrial
  31.10                                                                                 Industrial
  31.11                                                                                 Industrial
  31.12                                                                                 Industrial
  31.13                                                                                 Industrial
  31.14                                                                                 Industrial
   32      11373.43                 0.00          0           No                          Office           Yes       Actual/360
   33          0.00                 0.00          0           No                          Office           Yes       Actual/360
   34          0.00                 0.00          0           No                          Retail           No          30/360
  34.01                                                                                   Retail
  34.02                                                                                   Retail
  34.03                                                                                   Retail
  34.04                                                                                   Retail
  34.05                                                                                   Retail
  34.06                                                                                   Retail
  34.07                                                                                   Retail
  34.08                                                                                   Retail
  34.09                                                                                   Retail
  34.10                                                                                   Retail
  34.11                                                                                   Retail
  34.12                                                                                   Retail
  34.13                                                                                   Retail
  34.14                                                                                   Retail
  34.15                                                                                   Retail
  34.16                                                                                   Retail
  34.17                                                                                   Retail
  34.18                                                                                   Retail
  34.19                                                                                   Retail
  34.20                                                                                   Retail
  34.21                                                                                   Retail
  34.22                                                                                   Retail
   35          0.00                 0.00          0           No                          Retail           No          30/360
   36       7287.99                 0.00          0           Yes                         Office           Yes       Actual/360
   37       5512.08                 0.00          0           Yes                         Office           Yes       Actual/360
   38          0.00                 0.00          0           Yes                          Hotel           Yes       Actual/360
  38.01                                                                                    Hotel
  38.02                                                                                    Hotel
  38.03                                                                                    Hotel
  38.04                                                                                    Hotel
  38.05                                                                                    Hotel
   39       8088.60                 0.00          0           Yes                         Office           Yes       Actual/360
   40          0.00                 0.00          0           No                          Retail           No          30/360
   41          0.00                 0.00          5           Yes                         Office           Yes       Actual/360
            9075.16                 0.00          0           Yes                       Multifamily        Yes       Actual/360
   42       5375.74                 0.00          0           Yes                       Multifamily        Yes       Actual/360
   43       1369.03                 0.00          0           Yes                       Multifamily        Yes       Actual/360
   44        997.50                 0.00          0           Yes                       Multifamily        Yes       Actual/360
   45        632.63                 0.00          0           Yes                       Multifamily        Yes       Actual/360
   46        700.26                 0.00          0           Yes                       Multifamily        Yes       Actual/360
   47          0.00                 0.00         10           No                          Office           Yes       Actual/360
   48          0.00                 0.00          5           Yes                         Office           Yes       Actual/360
   49       3729.08                 0.00          5                                       Retail           Yes       Actual/360
   50       6959.33                 0.00          5                                     Multifamily        Yes       Actual/360
   51       8268.08                 0.00          5                                     Multifamily        No        Actual/360
   52       6558.23                 0.00          0           Yes                       Multifamily        Yes       Actual/360
   53       6475.00                 0.00          5                                     Multifamily        No        Actual/360
   54      11726.28                 0.00          5                                     Multifamily        Yes       Actual/360
                             4% of gross
   55       5325.22      monthly revenue          0           No                           Hotel           Yes       Actual/360
  55.01                                                                                    Hotel
  55.02                                                                                    Hotel
  55.03                                                                                    Hotel
  55.04                                                                                    Hotel
   56      10149.45                 0.00          5                                     Multifamily        Yes       Actual/360
   57       3168.17                 0.00          7           Yes                         Retail           No        Actual/360
   58       6212.00                 0.00          0           No                          Office           Yes       Actual/360
   59       1900.17                 0.00          7           No                          Office           Yes       Actual/360
   60          0.00                 0.00          7           Yes                         Office           Yes       Actual/360
   61       5523.92                 0.00         10           No                        Multifamily        Yes       Actual/360
   62       8202.33                 0.00          0           No                        Multifamily        Yes       Actual/360
   63          0.00                 0.00          7           No                      Senior Housing       Yes       Actual/360
   64       5690.67                 0.00          7           No                        Multifamily        Yes       Actual/360
   65       3786.25                 0.00          0           No                          Retail           No        Actual/360
   66          0.00                 0.00          0           No                          Retail           Yes       Actual/360
  66.01                                                                                   Retail
  66.02                                                                                   Retail
  66.03                                                                                   Retail
   67       8466.67                 0.00          5                                     Multifamily        Yes       Actual/360
  67.01                                                                                 Multifamily
  67.02                                                                                 Multifamily
  67.03                                                                                 Multifamily
  67.04                                                                                 Multifamily
   68       2733.33                 0.00          0           Yes                       Multifamily        Yes       Actual/360
   69          0.00                 0.00          5           Yes                         Office           No        Actual/360
   70       5500.00                 0.00          0           Yes                       Multifamily        Yes       Actual/360
  70.01                                                                                 Multifamily
  70.02                                                                                 Multifamily
  70.03                                                                                 Multifamily
   71       3591.00                 0.00          7           No                          Retail           Yes       Actual/360
   72       1757.33                 0.00          7           Yes                         Office           Yes       Actual/360
   73        275.00                 0.00          0           Yes                         Retail           Yes       Actual/360
   74       3765.08                 0.00          5                                     Multifamily        No        Actual/360
   75       2628.36                 0.00          0           No                        Multifamily        Yes       Actual/360
   76          0.00                 0.00          5           No                      Manufactured Housing Yes       Actual/360
   77       2998.00                 0.00          0           Yes                         Office           Yes       Actual/360
  77.01                                                                                   Office
  77.02                                                                                   Office
  77.03                                                                                   Office
   78       3717.01                 0.00          5                                     Multifamily        Yes       Actual/360
   79          0.00                 0.00          5           No                      Manufactured Housing Yes       Actual/360
   80       1934.69                 0.00          0           Yes                         Retail           Yes       Actual/360
   81          0.00                 0.00          0           Yes                         Retail           Yes       Actual/360
   82        106.50                 0.00          0           Yes                         Retail           Yes       Actual/360
   83       2916.00                 0.00          0           Yes                         Retail           Yes       Actual/360
   84          0.00                 0.00          5                                        Hotel           Yes       Actual/360
   85       8137.75                 0.00          7           Yes                       Multifamily        No        Actual/360
  85.01                                                                                 Multifamily
  85.02                                                                                 Multifamily
   86          0.00                 0.00          0           No                        Multifamily        Yes       Actual/360
   87       1785.00                 0.00          5           Yes                         Office           Yes       Actual/360
   88          0.00                 0.00          0           Yes                         Retail           Yes       Actual/360
   89          0.00                 0.00         10           Yes                       Industrial         Yes       Actual/360
   90          0.00                 0.00         10           Yes                       Industrial         Yes       Actual/360
   91       1717.00                 0.00          5           No                          Office           Yes       Actual/360
   92        742.42                 0.00          7           No                        Industrial         Yes       Actual/360
   93          0.00                 0.00          0           Yes                         Retail           Yes       Actual/360
   94       1666.67                 0.00          0           Yes                         Retail           Yes       Actual/360
   95          0.00                 0.00          5                                       Retail           Yes       Actual/360
   96       1422.25                 0.00          0           Yes                         Retail           Yes       Actual/360
   97       3818.74                 0.00          7           No                        Multifamily        Yes       Actual/360
   98       1556.33                 0.00          7           No                          Various          Yes       Actual/360
  98.01                                                                                   Office
  98.02                                                                                 Industrial
  98.03                                                                                 Industrial
   99       2702.33                 0.00          0           No                        Multifamily        Yes       Actual/360
   100      1561.25                 0.00          0           No                          Retail           Yes       Actual/360
   101       643.75                 0.00          5           Yes                         Retail           Yes       Actual/360
   102      2150.00                 0.00          0           No                          Retail           Yes       Actual/360
   103         0.00                 0.00          5           No                      Manufactured Housing Yes       Actual/360
   104      1319.08                 0.00          7           No                          Retail           Yes       Actual/360
   105      5107.00                 0.00          0           Yes                       Multifamily        Yes       Actual/360
   106         0.00                 0.00          0           No                           Hotel           Yes       Actual/360
   107      4645.45                 0.00          5                                     Multifamily        Yes       Actual/360
   108      3358.17                 0.00          0           No                        Multifamily        Yes       Actual/360
   109      1593.33                 0.00          7           Yes                         Retail           Yes       Actual/360
   110      1311.00                 0.00          0           No                          Retail           Yes       Actual/360
   111         0.00                 0.00          7           No                          Office           Yes       Actual/360
   112       681.42                 0.00          5                                       Office           Yes       Actual/360
   113      1307.00                 0.00          0           No                          Retail           Yes       Actual/360
   114      2767.41                 0.00          5                                     Multifamily        Yes       Actual/360
   115      1381.25                 0.00          0           No                      Manufactured Housing Yes       Actual/360
   116         0.00                 0.00          7           No                        Multifamily        Yes       Actual/360
 116.01                                                                                 Multifamily
 116.02                                                                                 Multifamily
   117      1218.50                 0.00          7           No                          Retail           Yes       Actual/360
   118       684.00                 0.00          0           No                          Retail           Yes       Actual/360
   119      1463.67                 0.00          0           No                          Office           No        Actual/360
   120      1640.00              7916.67          0           No                          Retail           Yes       Actual/360
   121       529.43                 0.00          0           No                      Manufactured Housing Yes       Actual/360
   122      1217.48                 0.00          0           Yes                         Office           Yes       Actual/360
   123      3256.37                 0.00         10           No                        Multifamily        Yes       Actual/360
   124       990.50                 0.00          0           No                          Office           Yes       Actual/360
   125         0.00                 0.00          0           No                          Retail           Yes       Actual/360
   126      2165.00                 0.00          0           Yes                         Retail           Yes       Actual/360
   127      1632.83                 0.00          7           No                          Retail           Yes       Actual/360
   128         0.00                 0.00          7           No                      Senior Housing       Yes       Actual/360
   129         0.00                 0.00          5                                     Multifamily        Yes       Actual/360
   130      2514.58                 0.00          5           No                          Retail           Yes       Actual/360
   131      2392.00                 0.00         10           No                          Office           Yes       Actual/360
   132      5035.25                 0.00          7           Yes                       Industrial         Yes       Actual/360
   133      1089.00                 0.00          0           No                        Industrial         Yes       Actual/360
   134      6026.21                 0.00          5                                        Hotel           No        Actual/360
   135      1534.00                 0.00          5                                       Retail           Yes       Actual/360
   136       879.25                 0.00          7           No                        Multifamily        Yes       Actual/360
   137      1109.50                 0.00          7           Yes                         Retail           Yes       Actual/360
   138       494.00                 0.00          0           No                          Retail           Yes       Actual/360
   139      2295.60                 0.00          0           No                        Industrial         Yes       Actual/360
   140       859.61                 0.00          0           No                        Multifamily        Yes       Actual/360
   141      1229.67                 0.00          0           No                        Multifamily        Yes       Actual/360
   142      4258.33                 0.00          5                                     Multifamily        Yes       Actual/360
   143       560.00                 0.00          0           No                          Retail           Yes       Actual/360
   144      1499.08                 0.00          0           No                          Office           Yes       Actual/360
   145      1543.58                 0.00          5                                     Multifamily        Yes       Actual/360
   146     1,201.00                 0.00          0           No                          Retail           Yes       Actual/360
   147       452.17                 0.00          5           Yes                         Office           No        Actual/360
   148      1049.00                 0.00          5                                       Retail           Yes       Actual/360
   149       473.00                 0.00          0           Yes                         Retail           Yes       Actual/360
   150      1251.55                 0.00          0           No                          Office           Yes       Actual/360
   151      1168.50                 0.00          5           Yes                         Office           Yes       Actual/360
   152       468.50                 0.00          7           No                          Office           Yes       Actual/360
   153       733.48                 0.00          0           No                          Retail           Yes       Actual/360
   154      1011.42                 0.00          0           No                        Multifamily        Yes       Actual/360
   155       791.67                 0.00          7           No                          Office           Yes       Actual/360
   156      3276.25                 0.00          0           No                        Multifamily        Yes       Actual/360
   157         0.00                 0.00          0           Yes                         Retail           No          30/360
   158         0.00                 0.00          5                                     Multifamily        Yes       Actual/360
   159      1188.08                 0.00          0           No                        Multifamily        Yes       Actual/360
   160       577.58                 0.00          5                                       Office           Yes       Actual/360
   161      1214.00                 0.00          0           No                          Office           No        Actual/360
   162      2333.00                 0.00          5                                     Multifamily        Yes       Actual/360
   163       479.87                 0.00          0           No                        Multifamily        Yes       Actual/360
   164      1802.15                 0.00          0           No                       Self-Storage        No        Actual/360
   165      1286.80                 0.00          0           No                        Multifamily        Yes       Actual/360
   166       575.00                 0.00          0           No                          Office           Yes       Actual/360
   167      1519.83                 0.00          5                                       Retail           No        Actual/360
   168      1502.67                 0.00          0           No                          Retail           Yes       Actual/360
   169         0.00                 0.00          5                                     Multifamily        Yes       Actual/360
   170      3143.08                 0.00          0           No                        Multifamily        Yes       Actual/360
   171       540.91                 0.00          0           No                        Multifamily        Yes       Actual/360
   172       522.83                 0.00          5                                     Multifamily        No        Actual/360
   173       404.00                 0.00          5           No                          Retail           No        Actual/360
   174      1305.87                 0.00          5                                     Multifamily        Yes       Actual/360
   175       906.30                 0.00          0           No                      Manufactured Housing Yes       Actual/360
   176         0.00                 0.00          0           Yes                         Retail           Yes       Actual/360
   177      1409.33                 0.00          0           Yes                         Retail           No        Actual/360
   178       513.92                 0.00          0           No                      Manufactured Housing Yes       Actual/360
   179         0.00                 0.00          0           No                          Retail           No          30/360
   180      1324.00                 0.00          0           No                          Retail           Yes       Actual/360
   181         0.00                 0.00          5           Yes                         Retail           Yes       Actual/360
   182       376.67                 0.00          0           No                        Multifamily        Yes       Actual/360
   183       540.00                 0.00          0           Yes                         Retail           Yes       Actual/360
   184       378.53                 0.00          0           No                        Industrial         Yes       Actual/360
   185         0.00                 0.00          0           Yes                         Retail           Yes       Actual/360
   186       405.83                 0.00          0           Yes                         Retail           Yes       Actual/360
   187      1284.00                 0.00          0           No                        Multifamily        Yes       Actual/360
   188       503.42                 0.00          0           Yes                         Retail           Yes       Actual/360
   189       424.00                 0.00          0           No                          Retail           No        Actual/360
   190       861.25                 0.00          0           No                        Multifamily        No        Actual/360
   191         0.00                 0.00          0           Yes                         Retail           Yes       Actual/360
   192       288.79                 0.00          0           No                      Manufactured Housing Yes       Actual/360
   193       209.92                 0.00          0           Yes                         Retail           Yes       Actual/360
   194       229.13                 0.00          0           No                      Manufactured Housing Yes       Actual/360
   195       225.58                 0.00          0           Yes                         Retail           Yes       Actual/360
 HGTSCL        0.00                 0.00         10           Yes                         Retail           Yes       Actual/360
-----------------------------------------------------------------------------------------------------------------------------------


                            Final
             Loan          Maturity
 Loan #      Group          Date
-------------------------------------
    1          1
  1.01         1
  1.02         1
  1.03         1
  1.04         1
  1.05         1
  1.06         1
  1.07         1
  1.08         1
  1.09         1
  1.10         1
  1.11         1
  1.12         1
  1.13         1
  1.14         1
  1.15         1
  1.16         1
  1.17         1
  1.18         1
  1.19         1
  1.20         1
  1.21         1
    2          1
    3          1
  3.01         1
  3.02         1
  3.03         1
  3.04         1
  3.05         1
  3.06         1
  3.07         1
    4          1
    5          1
    6          1
    7          1
  7.01         1
  7.02         1
  7.03         1
  7.04         1
  7.05         1
  7.06         1
  7.07         1
  7.08         1
  7.09         1
  7.10         1
  7.11         1
  7.12         1
  7.13         1
  7.14         1
  7.15         1
  7.16         1
  7.17         1
  7.18         1
  7.19         1
  7.20         1
  7.21         1
  7.22         1
  7.23         1
  7.24         1
  7.25         1
  7.26         1
  7.27         1
  7.28         1
  7.29         1
  7.30         1
               2
    8          2
    9          2
   10          2
   11          2
   12          2
   13          2
   14          2
   15          2
               1
   16          1
   17          1
   18          1
   19          1
   20          1
   21          1
   22          1
   23          1
   24          1
   25          1
  25.01        1
  25.02        1
  25.03        1
  25.04        1
  25.05        1
  25.06        1
  25.07        1
  25.08        1
   26          1          NAP
   27          1
  27.01        1
  27.02        1
  27.03        1
   28          1
   29          1
   30          1
   31          1          NAP
  31.01        1
  31.02        1
  31.03        1
  31.04        1
  31.05        1
  31.06        1
  31.07        1
  31.08        1
  31.09        1
  31.10        1
  31.11        1
  31.12        1
  31.13        1
  31.14        1
   32          1
   33          1          10/11/35
   34          1
  34.01        1
  34.02        1
  34.03        1
  34.04        1
  34.05        1
  34.06        1
  34.07        1
  34.08        1
  34.09        1
  34.10        1
  34.11        1
  34.12        1
  34.13        1
  34.14        1
  34.15        1
  34.16        1
  34.17        1
  34.18        1
  34.19        1
  34.20        1
  34.21        1
  34.22        1
   35          1
   36          1
   37          1
   38          1          NAP
  38.01        1
  38.02        1
  38.03        1
  38.04        1
  38.05        1
   39          1
   40          1
   41          1
               1
   42          1
   43          1
   44          1
   45          1
   46          1
   47          1
   48          1
   49          1
   50          1
   51          2
   52          1
   53          1
   54          2

   55          1
  55.01        1
  55.02        1
  55.03        1
  55.04        1
   56          2
   57          1
   58          1
   59          1
   60          1
   61          2
   62          2
   63          1
   64          2
   65          1
   66          1
  66.01        1
  66.02        1
  66.03        1
   67          2
  67.01        2
  67.02        2
  67.03        2
  67.04        2
   68          2
   69          1
   70          2
  70.01        2
  70.02        2
  70.03        2
   71          1
   72          1
   73          1
   74          2
   75          1
   76          1
   77          1          NAP
  77.01        1
  77.02        1
  77.03        1
   78          1
   79          1
   80          1          NAP
   81          1
   82          1
   83          1          NAP
   84          1
   85          2
  85.01        2
  85.02        2
   86          1
   87          1          NAP
   88          1          11/11/35
   89          1
   90          1
   91          1
   92          1
   93          1
   94          1          09/11/25
   95          1
   96          1
   97          1
   98          1
  98.01        1
  98.02        1
  98.03        1
   99          2
   100         1
   101         1
   102         1          NAP
   103         1
   104         1
   105         2          NAP
   106         1          NAP
   107         2
   108         2          NAP
   109         1
   110         1
   111         1
   112         1
   113         1          NAP
   114         2
   115         2
   116         2
 116.01        2
 116.02        2
   117         1
   118         1
   119         1          NAP
   120         1
   121         2
   122         1          NAP
   123         2
   124         1
   125         1
   126         1
   127         1
   128         1
   129         2
   130         1
   131         1
   132         1
   133         1
   134         1
   135         1
   136         2
   137         1
   138         1          NAP
   139         1
   140         1
   141         2
   142         1
   143         1          NAP
   144         1
   145         2
   146         1
   147         1
   148         1
   149         1
   150         1
   151         1
   152         1
   153         1          NAP
   154         2
   155         1
   156         2
   157         1
   158         2
   159         2
   160         1
   161         1
   162         1
   163         1
   164         1
   165         2          NAP
   166         1          NAP
   167         1
   168         1
   169         2
   170         2
   171         2
   172         2
   173         1
   174         2
   175         2
   176         1
   177         1          NAP
   178         2
   179         1          11/11/30
   180         1          NAP
   181         1
   182         1
   183         1
   184         1          NAP
   185         1
   186         1
   187         2          NAP
   188         1
   189         1
   190         2
   191         1
   192         2
   193         1
   194         2
   195         1
 HGTSCL        1
-------------------------------------

                                    EXHIBIT C

                    FORM OF INVESTMENT REPRESENTATION LETTER


LaSalle Bank National Association
  as Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:  Global Securities and Trust Services Group - JPMorgan 2005-LDP5

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention:  Real Estate Structured Finance - Securitization Group

      Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5
            --------------------------------------------------------------------

Ladies and Gentlemen:

            This letter is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc. and GMAC Commercial Mortgage Corporation, as Master Servicers, Midland Loan Services, Inc., as Special Servicer, and LaSalle Bank National Association, as Trustee, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 (the "Certificates") in connection with the transfer by _________________ (the "Seller") to the undersigned (the "Purchaser") of $_______________ aggregate Certificate Balance of Class ___ Certificates (the "Certificate"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

            In connection with such transfer, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

            1. Check one of the following:*

      [_] The Purchaser is not purchasing a Class S, Class R or Class LR Certificate and the Purchaser is an institutional "accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act")) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificates, and the Purchaser and any accounts for which it is acting are each able to bear the economic risk of the Purchaser's or such account's investment. The Purchaser is acquiring the Certificates purchased by it for its own account or for one or more accounts (each of which is an "institutional accredited investor") as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust Fund for any costs incurred by it in connection with this transfer.

      [_] The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.


-------------

* Purchaser must include one of the following two certifications.


            2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account or (b) for resale (i) to "qualified institutional buyers" in transactions under Rule 144A, and not in any event with the view to, or for resale in connection with, any distribution thereof, (ii) (other than with respect to a Class S Certificate or a Residual Certificate) to institutional "accredited investors" meeting the requirements of Rule 501(a)(1),
(2), (3) or (7) of Regulation D promulgated under the Securities Act or (iii) (other than with respect to a Class S Certificate or a Residual Certificate) pursuant to any other exemption from the registration requirements of the Securities Act, subject in the case of clauses (ii) and (iii) above to (w) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (x) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act, (y) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act and other applicable laws and (z) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. The Purchaser understands that the Certificate (and any subsequent Certificate) has not been registered under the Securities Act, by reason of a specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

            3. The Purchaser has reviewed the Private Placement Memorandum relating to the Certificates (the "Private Placement Memorandum") and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Private Placement Memorandum.

            4. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

            5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

            6. The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

            7. Check one of the following:**

      [_] The Purchaser is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

      [_] The Purchaser is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Certificate. The Purchaser has attached hereto [(i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Person, (ii) IRS Form W-8IMY (with all appropriate attachments) or (iii)]*** two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Purchaser as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Registrar updated [IRS Form W-8BEN, IRS Form W-8IMY or]*** IRS Form W-8ECI, [as the case may be,]*** any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

For this purpose, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).


-------------

**    Each Purchaser must include one of the two alternative certifications.

***   Does not apply to a transfer of Class R or Class LR Certificates.



            8. Please make all payments due on the Certificates:****

      [_]   (a)   by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

                  Bank:
                       ---------------------------------------------------------
                  ABA #:
                        --------------------------------------------------------
                  Account #:
                            ----------------------------------------------------
                  Attention:
                            ----------------------------------------------------

      [_]   (b)   by mailing a check or draft to the following address:

                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------

            9. If the Purchaser is purchasing a Class R or Class LR Certificate, the Purchaser is not a partnership (including any entity treated as a partnership for U.S. federal income tax purposes), any interest in which is owned, directly or indirectly, through one or more partnerships, trusts or other pass-through entities by a non-U.S. Person.

                                       Very truly yours,


                                       -----------------------------------------
                                                   [The Purchaser]



                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


Dated:


--------------

**** Only to be filled out by Purchasers of Definitive Certificates. Please select (a) or (b). For holders of Definitive Certificates, wire transfers are only available if such holder's Definitive Certificates have an aggregate Certificate Balance or Notional Amount, as applicable, of at least U.S. $5,000,000.

                                   EXHIBIT D-1

                           FORM OF TRANSFER AFFIDAVIT

                                                       AFFIDAVIT PURSUANT TO
                                                       SECTION 860E(e)(4) OF THE
                                                       INTERNAL REVENUE CODE OF
                                                       1986, AS AMENDED

STATE OF                )
                        )  ss:
COUNTY OF               )

            [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That [he] [she] is [Title of Officer] of [Name of Transferee] (the "Transferee"), a [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which [he/she] makes this affidavit.

            2. That the Transferee's Taxpayer Identification Number is [    ].

            3. That the Transferee of a J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5, Class [R] [LR] Certificate (the "Class [R] [LR] Certificate") is not a Disqualified Organization (as defined below) or an agent thereof (including nominee, middleman or other similar person) (an "Agent"), or an ERISA Prohibited Holder or a Non-U.S. Person (as defined below). For these purposes, a "Disqualified Organization" means any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the applicable Master Servicer based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause any of the [Upper-Tier REMIC], [the Lower-Tier REMIC] to fail to qualify as a REMIC, or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. For these purposes, "ERISA Prohibited Holder" means an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code or a governmental plan (as defined in Section 3(32) of ERISA) or a church plan (as defined in Section 3(33) of ERISA) for which no election has been made under Section 410(d) of the Code subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or a person acting on behalf of or investing the assets of such a Plan. For these purposes, "Non-U.S. Person" means any person other than a U.S. Person (within the meaning of Section 7701(a)(30) of the Code), unless, with respect to the Transfer of a Residual Certificate, (i) such person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI or
(ii) the Transferee delivers to both the Transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Residual Certificate will not be disregarded for federal income tax purposes; provided, that a partnership shall be considered a Non-U.S. Person (and clause (i) of this sentence shall not apply) if any of its interests are owned, directly or indirectly, through any partnership, trust or other pass-through entity, by any person that is a Non-U.S. Person.

            4. That the Transferee historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Transferee intends to pay taxes associated with holding the Class [R] [LR] Certificate as they become due.

            5. That the Transferee understands that it may incur tax liabilities with respect to the Class [R] [LR] Certificate in excess of any cash flow generated by the Class [R] [LR] Certificate.

            6. That the Transferee agrees not to transfer the Class [R] [LR] Certificate to any Person or entity unless (a) the Transferee has received from such Person or entity an affidavit substantially in the form of this Transfer Affidavit and (b) the Transferee provides to the Certificate Registrar a letter substantially in the form of Exhibit D-2 to the Pooling and Servicing Agreement certifying that it has no actual knowledge that such Person or entity is a Disqualified Organization, or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person and that it has no reason to know that such Person or entity does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Transferee agrees to such amendments of the Pooling and Servicing Agreement, dated December 1, 2005, by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc. and GMAC Commercial Mortgage Corporation, as Master Servicers, Midland Loan Services, Inc., as Special Servicer, and LaSalle Bank National Association, as Trustee (the "Pooling and Servicing Agreement"), as may be required to further effectuate the restrictions on transfer of the Class [R] [LR] Certificate to such a Disqualified Organization, or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            8. That, if a "tax matters person" is required to be designated with respect to [the Upper-Tier REMIC], [the Lower-Tier REMIC], the Transferee agrees to act as "tax matters person" and to perform the functions of "tax matters person" of [the Upper-Tier REMIC] [the Lower-Tier REMIC] pursuant to Section 10.01(c) of the Pooling and Servicing Agreement, and, in such event, agrees to the irrevocable designation of the Trustee as the Transferee's agent in performing the function of "tax matters person."

            9. That the Transferee has reviewed, and agrees to be bound by and to abide by, the provisions of Section 5.02(c) of the Pooling and Servicing Agreement concerning registration of the transfer and exchange of the Class [R] [LR] Certificate.

            10. That the Transferee will not cause income from the Class [R][LR] Certificate to be attributable to, a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. person.

            11. Check one of the following:

            [_] That the present value of the anticipated tax liabilities associated with holding the Class [R] [LR] Certificate does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Class [R][LR] Certificate;

            (ii) the present value of the expected future distributions on such Class [R] [LR] Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Class [R] [LR] Certificate as the related REMIC generates losses.

            For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            [_] That the transfer of the Class [R] [LR] Certificate complies with U.S. Treasury Regulations Sections 1.860G-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Sections 1.860E-1(c)(6)(i), as to which income from Class [R] [LR] Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulation Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Class [R] [LR] Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of U.S. Treasury Regulations Sections 1.860G-1(c)(4)(i), (ii) and (iii) and 1.860E-1(c)(5); and

            (iv) the Transferee determined the consideration paid to it to acquire the Class [R] [LR] Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

            [_] None of the above.

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, by its [Title of Officer] this _____ day of __________, 20__.

                                       [NAME OF TRANSFEREE]

                                       By:
                                          --------------------------------------
                                                   [Name of Officer]
                                                   [Title of Officer]



                                       By:
                                          --------------------------------------
                                                   [Name of Officer]
                                                   [Title of Officer]

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Transferee, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this ___ day of __________, 20__.


---------------------------------------
NOTARY PUBLIC

COUNTY OF
          -----------------------------

STATE OF
         ------------------------------


My commission expires the ___ day of __________, 20__.

                                   EXHIBIT D-2

                            FORM OF TRANSFEROR LETTER

                                     [Date]

LaSalle Bank National Association
  as Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:  Global Securities and Trust Services Group - JPMorgan 2005-LDP5

            Re: J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates,
                  Series 2005-LDP5

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the requirements set forth in paragraphs 3, 4 and 10 thereof are not satisfied or, after conducting a reasonable investigation of the financial condition of the transferee, that the information contained in paragraphs 3, 4 and 10 thereof is not true.

                                       Very truly yours,

                                       [Transferor]

                                       --------------------

                                    EXHIBIT E

                           FORM OF REQUEST FOR RELEASE

                                                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:  J.P. Morgan Chase Commercial Mortgage Securities Corp.,
            Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5


            Re:   J.P. Chase Commercial Mortgage Securities Corp,
                  Commercial Mortgage Pass-Through Certificates,
                  Series 2005-LDP5,
                  REQUEST FOR RELEASE
                  --------------------------------------------------------------


Dear _______________________,

            In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under a certain Pooling and Servicing Agreement, dated December 1, 2005 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc. and GMAC Commercial Mortgage Corporation, as Master Servicers, Midland Loan Services, Inc., as Special Servicer, and, you, as Trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor's Name:

Address:

Loan No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

            ______1. Mortgage Loan paid in full. The [applicable Master Servicer] [Special Servicer] hereby certifies that all amounts received in connection with the Mortgage Loan have been or will be credited to the applicable Certificate Account pursuant to the Pooling and Servicing Agreement.

            ______      2.    The Mortgage Loan is being foreclosed.

            ______      3.    Other. (Describe)

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently, or unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                       [APPLICABLE MASTER SERVICER] [SPECIAL
                                          SERVICER]

                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                    EXHIBIT F

                       FORM OF ERISA REPRESENTATION LETTER

LaSalle Bank National Association
  as Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:  Global Securities and Trust Services Group - JPMorgan 2005-LDP5

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention:  Real Estate Structured Finance - Securitization Group

            Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5
                  --------------------------------------------------------------

Ladies and Gentlemen:

            The undersigned (the "Purchaser") proposes to purchase $____________ initial Certificate Balance of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5, Class __ (the "Certificate") issued pursuant to that certain Pooling and Servicing Agreement, dated December 1, 2005 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor ("Depositor"), Midland Loan Services, Inc. and GMAC Commercial Mortgage Corporation, as master servicers ("Master Servicers"), Midland Loan Services, Inc., as special servicer ("Special Servicer"), and LaSalle Bank National Association, as trustee ("Trustee"). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

            In connection with such transfer, the undersigned hereby represents and warrants to you as follows:

            1. The Purchaser is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) or a church plan (as defined in Section 3(33) of ERISA) for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such a Plan or Plans and the application of Department of Labor Regulation ss. 2510.3-101), other than, except in the case of the Class S Certificates, an insurance company using the assets of its "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60) under circumstances whereby the purchase and holding of Offered Private Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Sections I and III of PTCE 95-60.

            2. Except in the case of the Class S Certificates, which may not be transferred to a Person that cannot make the representation in paragraph 1 above, the Purchaser understands that if the Purchaser is a Person referred to in 1(a) or (b) above, such Purchaser is required to provide to the Certificate Registrar an Opinion of Counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt "prohibited transaction" within the meaning of ERISA,
Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Master Servicers, the Special Servicer, the Dealers or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be at the expense of the Depositor, the Master Servicers, the Special Servicer, the Dealers, the Certificate Registrar or the Trust Fund.

            IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on the ___ day of _____________, 20__.

                                       Very truly yours,


                                       -----------------------------------------
                                                   [The Purchaser]


                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT G

                     FORM OF STATEMENT TO CERTIFICATEHOLDERS

       [See Annex D to the Prospectus Supplement dated December 21, 2005]

                                    EXHIBIT H

                           FORM OF OMNIBUS ASSIGNMENT

            [NAME OF CURRENT ASSIGNOR] having an address at [ADDRESS OF CURRENT ASSIGNOR] (the "Assignor") for good and valuable consideration, the receipt and sufficiency of which are acknowledged, hereby sells, transfers, assigns, delivers, sets over and conveys, without recourse, representation or warranty, express or implied, unto "LaSalle Bank National Association, as Trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5" (the "Assignee"), having an office at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attn: Global Securities and Trust Services Group, J.P. Morgan Commercial Mortgage Securities Corp., Series 2005-LDP5, its successors and assigns, all right, title and interest of the Assignor in and to:

            That certain mortgage and security agreement, deed of trust and security agreement, deed to secure debt and security agreement, or similar security instrument (the "Security Instrument"), and that certain Promissory Note (the "Note"), for each of the Mortgage Loans shown on the Mortgage Loan Schedule attached hereto as Exhibit B, and that certain assignment of leases and rents given in connection therewith and all of the Assignor's right, title and interest in any claims, collateral, insurance policies, certificates of deposit, letters of credit, escrow accounts, performance bonds, demands, causes of action and any other collateral arising out of and/or executed and/or delivered in or to or with respect to the Security Instrument and the Note, together with any other documents or instruments executed and/or delivered in connection with or otherwise related to the Security Instrument and the Note.

            IN WITNESS WHEREOF, the Assignor has executed this instrument under seal to be effective as of the [__] day of [_____________], 200[__].

                                       [NAME OF CURRENT ASSIGNOR]




                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                   EXHIBIT I-1

                    FORM OF REGULATION S TRANSFER CERTIFICATE
                            DURING RESTRICTED PERIOD

LaSalle Bank National Association
  as Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:  Global Securities and Trust Services Group - JPMorgan 2005-LDP5

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention:  Real Estate Structured Finance - Securitization Group

            Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 Class [__]
                  --------------------------------------------------------------

Ladies and Gentlemen:

            This certificate is delivered pursuant to Section 5.02(b) of the Pooling and Servicing Agreement, dated December 1, 2005 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc. and GMAC Commercial Mortgage Corporation, as Master Servicers, Midland Loan Services, Inc., as Special Servicer, and LaSalle Bank National Association, as Trustee, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5, Class __ (the "Certificates") in connection with the transfer by the undersigned (the "Transferor") to _________________ (the "Transferee") of $__________________
[Certificate Balance] [Notional Amount]of Certificates, in fully registered form (each, a "Definitive Certificate"), or a beneficial interest of such aggregate [Certificate Balance] [Notional Amount] in the Regulation S Book-Entry Certificate (the "Book-Entry Certificate") maintained by The Depository Trust Company or its successor as Depositary under the Pooling and Servicing Agreement (such transferred interest, in either form, being the "Transferred Interest").

            In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Transferred Interest was not made to a person in the United States;

            (2) [at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

            (3) the transferee is not a U.S. Person within the meaning of Rule 902(o) of Regulation S nor a person acting for the account or benefit of a U.S. Person, and upon completion of the transaction, the Transferred Interest will be held with the Depository through [Euroclear] [Clearstream];**

            (4) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Master Servicers and the Special Servicer.

                                       [Name of Transferor]

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       Dated:


---------------

* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

** Select appropriate depository.

                                   EXHIBIT I-2

                    FORM OF REGULATION S TRANSFER CERTIFICATE

                             AFTER RESTRICTED PERIOD

LaSalle Bank National Association
  as Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:  Global Securities and Trust Services Group - JPMorgan 2005-LDP5

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention:  Real Estate Structured Finance - Securitization Group

Re:   Transfer of J.P. Morgan Chase Commercial Mortgage Securities Corp.,
            Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 Class [__]

Ladies and Gentlemen:

            This certificate is delivered pursuant to Section 5.02(b) the Pooling and Servicing Agreement, dated December 1, 2005 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc. and GMAC Commercial Mortgage Corporation, as Master Servicers, Midland Loan Services, Inc., as Special Servicer, and LaSalle Bank National Association, as Trustee, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5, Class __ (the "Certificates") in connection with the transfer by the undersigned (the "Transferor") to _________________ (the "Transferee") of $__________________
[Certificate Balance][Notional Amount] of Certificates, in fully registered form (each, a "Definitive Certificate"), or a beneficial interest of such aggregate [Certificate Balance][Notional Amount] in the Regulation S Book-Entry Certificate (the "Book-Entry Certificate") maintained by The Depository Trust Company or its successor as Depositary under the Pooling and Servicing Agreement (such transferred interest, in either form, being the "Transferred Interest").

            In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Transferred Interest was not made to a person in the United States;

            (2) [at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act,

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Master Servicers and the Special Servicer.

                                       [Name of Transferor]

                                       By:____________________________________
                                          Name:
                                          Title:

                                          Dated:


----------------

* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

                                    EXHIBIT J

                         FORM OF PURCHASE OPTION NOTICE

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:  Global Securities and Trust Services Group - JPMorgan 2005-LDP5

[GMAC Commercial Mortgage Corporation
200 Witmer Road
Horsham, Pennsylvania 19044
Attention:  Portfolio Management Group Re:  J.P. Morgan Chase Commercial
            Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5]

[Midland Loan Services, Inc.
10851 Mastin, Suite 700
Overland Park, Kansas  66210
Attention:  JPMorgan 2005-LDP5]

      Re: J.P. Morgan Chase Commercial Mortgage Corporation Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5
            --------------------------------------------------------------------

Ladies and Gentlemen:

            The undersigned hereby acknowledges that it is the holder of an assignable option (the "Purchase Option") to purchase Mortgage Loan number ____ from the Trust Fund, pursuant to Section 3.18 of the pooling and servicing agreement, dated December 1, 2005 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor ("Depositor"), Midland Loan Services, Inc. and GMAC Commercial Mortgage Corporation, as Master Servicers ("Master Servicers"), Midland Loan Services, Inc., as special servicer ("Special Servicer"), and LaSalle Bank National Association, as Trustee ("Trustee"). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

            The undersigned, holder of the Purchase Option (the "Option Holder"), [is the Controlling Class Certificateholder] [acquired its Purchase Option from the Controlling Class Certificateholder on ___________] [is the Special Servicer] [acquired its Purchase Option from the Special Servicer].

            The undersigned Option Holder is exercising its Purchase Option at the cash price of $______________, which amount equals or exceeds the Option Price, as defined in Section 3.18(a)(ii) of the Pooling and Servicing Agreement. Within ten (10) Business Days of its receipt of the applicable Master Servicer's notice confirming that the exercise of its Purchase Option is effective, [the undersigned Option Holder] [______________, an Affiliate of the undersigned Option Holder] will deliver the Option Price to or at the direction of the applicable Master Servicer in exchange for the release of the Mortgage Loan, the related Mortgaged Property and delivery of the related Mortgage File.

            The undersigned Option Holder agrees that it shall prepare and provide the applicable Master Servicer with such instruments of transfer or assignment, in each case without recourse, as shall be reasonably necessary to vest in it or its designee the ownership of Mortgage Loan [__], together with such other documents or instruments as the applicable Master Servicer shall reasonably require to consummate the purchase contemplated hereby.

            The undersigned Option Holder acknowledges and agrees that its exercise of its Purchase Option Notice may not be revoked and, further, that upon receipt of the applicable Master Servicer's notice confirming that the exercise of its Purchase Option is effective, the undersigned Option Holder, or its designee, shall be obligated to close its purchase of Mortgage Loan ___ in accordance with the terms and conditions of this letter and of the Pooling and Servicing Agreement.

                                    Very truly yours,

                                    [Option Holder]

                                    By:
                                    Name:
                                    Title:

            [By signing this letter in the space provided below, the [Controlling Class Certificateholder] [Special Servicer] hereby acknowledges and affirms that it transferred its Purchase Option to the Option Holder identified above on [_________].


[_______________________]


By:
   ----------------------
Name:
Title:]

                                    EXHIBIT K

                        FORM OF TRANSFER CERTIFICATE FOR
                RULE 144A BOOK-ENTRY CERTIFICATE TO REGULATION S
               BOOK-ENTRY CERTIFICATE DURING THE RESTRICTED PERIOD

      (Pursuant to Section 5.02(b) of the Pooling and Servicing Agreement)


LaSalle Bank National Association
  as Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:  Global Securities and Trust Services Group - JPMorgan 2005-LDP5

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention: Real Estate Structured Finance - Securitization Group

      Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 Class [__]
            --------------------------------------------------------------------

Ladies and Gentlemen:

            Reference is hereby made to the Pooling and Servicing Agreement, dated December 1, 2005 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc. and GMAC Commercial Mortgage Corporation, as Master Servicers, Midland Loan Services, Inc., as Special Servicer, and LaSalle Bank National Association, as Trustee, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $[_______] aggregate [Certificate Balance][Notional Amount] of Certificates (the "Certificates") which are held in the form of the Rule 144A Book-Entry Certificate (CUSIP No. _________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for an interest in the Regulation S Book-Entry Certificate (CUSIP No. __________) to be held with [Euroclear] [CEDEL]* (Common Code No.____________) through the Depositary.


---------------

* Select appropriate depository.



            In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that:

            (1) the offer of the Certificates was not made to a person in the United States,

            (2) [at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States],*

            (3) the transferee is not a U.S. Person within the meaning of Rule 902(o) of Regulation S nor a Person acting for the account or benefit of a U.S. Person,

            (4) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable,

            (5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and

            (6) upon completion of the transaction, the beneficial interest being transferred as described above will be held with the Depository through [Euroclear] [Clearstream].**

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Master Servicers and the Special Servicer.

                                       [Insert Name of Transferor]

                                       By:____________________________________
                                          Name:
                                          Title:

                                          Dated:


---------------

* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

** Select appropriate depository.

                                    EXHIBIT L

                                   [RESERVED]

                                    EXHIBIT M

                                   [RESERVED]

                                    EXHIBIT N

                        FORM OF TRANSFER CERTIFICATE FOR
                RULE 144A BOOK-ENTRY CERTIFICATE TO REGULATION S
                 BOOK-ENTRY CERTIFICATE AFTER RESTRICTED PERIOD

      (Pursuant to Section 5.02(b) of the Pooling and Servicing Agreement)


LaSalle Bank National Association
  as Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:  Global Securities and Trust Services Group - JPMorgan 2005-LDP5

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention: Real Estate Structured Finance - Securitization Group


      Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5, Class [__]
            --------------------------------------------------------------------

Ladies and Gentlemen:

            Reference is hereby made to the Pooling and Servicing Agreement, dated December 1, 2005 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc. and GMAC Commercial Mortgage Corporation, as Master Servicers, Midland Loan Services, Inc., as Special Servicer, and LaSalle Bank National Association, as Trustee, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $[________] aggregate [Certificate Balance] [Notional Amount] of Certificates (the "Certificates") which are held in the form of the Rule 144A Book-Entry Certificate (CUSIP No. ________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation S Book-Entry Certificate (Common Code No. _____).

            In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and, (i) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Certificates was not made to a person in the United States;

            (2) [at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act,

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Master Servicers and the Special Servicer.

                                       [Insert Name of Transferor]

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                          Dated:


* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

                                    EXHIBIT O

                         FORM OF TRANSFER CERTIFICATE OF
                    FROM REGULATION S BOOK-ENTRY CERTIFICATE
                   TO RULE 144A GLOBAL BOOK-ENTRY CERTIFICATE
                            DURING RESTRICTED PERIOD

      (Pursuant to Section 5.02(b) of the Pooling and Servicing Agreement)


LaSalle Bank National Association
  as Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention: Global Securities and Trust Services Group - JPMorgan 2005-LDP5

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention: Real Estate Structured Finance - Securitization Group

      Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5, Class[__]
            --------------------------------------------------------------------

Ladies and Gentlemen:

            Reference is hereby made to the Pooling and Servicing Agreement, dated December 1, 2005 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc. and GMAC Commercial Mortgage Corporation, as Master Servicers, Midland Loan Services, Inc., as Special Servicer, and LaSalle Bank National Association, as Trustee, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $[________] aggregate [Certificate Balance] [Notional Amount] of Certificates (the "Certificates") which are held in the form of the Regulation S Book-Entry Certificate (CUSIP No. _______) with [Euroclear] [Clearstream]* (Common Code No.__________) through the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation 144A Book-Entry Certificate (CUSIP No.____________).

-----------------

* Select appropriate depository.


            In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement and (ii) Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any jurisdiction.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Master Servicers, the Special Servicer and Initial Purchasers of the offering of the Certificates.

                                       [Insert Name of Transferor]

                                       By:____________________________________
                                          Name:
                                          Title:

                                          Dated:

                                    EXHIBIT P

                  FORM OF TRANSFER CERTIFICATE FOR REGULATION S
                 BOOK-ENTRY CERTIFICATE DURING RESTRICTED PERIOD


LaSalle Bank National Association
  as Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention: Global Securities and Trust Services Group - JPMorgan 2005-LDP5

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention:  Real Estate Structured Finance - Securitization Group

      Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5, Class_[__]
            --------------------------------------------------------------------

Ladies and Gentlemen:

            This certificate is delivered pursuant to Section 5.02(b) of the Pooling and Servicing Agreement, dated December 1, 2005 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc. and GMAC Commercial Mortgage Corporation, as Master Servicers, Midland Loan Services, Inc., as Special Servicer, and LaSalle Bank National Association, as Trustee, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 in connection with the transfer by _______________ of a beneficial interest of $___________ [Certificate Balance] [Notional Amount] in a Book-Entry Certificate during the Restricted Period to the undersigned (the "Transferee"). The Transferee desires to beneficially own such transferred interest in the form of the Regulation S Book-Entry Certificate. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            In connection with such transfer, the Transferee does hereby certify that it is not a "U.S. Person" (within the meaning of Rule 902 Regulation S under the Securities Act of 1933, as amended). This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the applicable Master Servicer and the Special Servicer.


                                       [Insert Name of Transferor]

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                          Dated:

                                    EXHIBIT Q

                           FORM OF CERTIFICATION TO BE
                             PROVIDED WITH FORM 10-K

                                  CERTIFICATION

             J.P. Morgan Chase Commercial Mortgage Securities Corp.
                  Commercial Mortgage Pass-Through Certificates
                         Series 2005-LDP5 (the "Trust")

            I, [_____________], the President and Chief Executive Officer of J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor into the above-referenced Trust, certify that:

1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of the Trust;

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the master servicers and the special servicer under the pooling and servicing agreement for inclusion in these reports is included in these reports;

4. Based on my knowledge and upon the annual compliance statement included in this annual report and required to be delivered to the trustee in accordance with the terms of the pooling and servicing agreement, and except as disclosed in this annual report, the master servicers and the special servicer have fulfilled their obligations under the pooling and servicing agreement; and

5. This annual report discloses all significant deficiencies relating to the master servicers' or special servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing agreement, that is included in this annual report.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [_____].

Date:
      -------------------------

 By:
    -----------------------------------
    President and Chief Executive Officer
    J.P. Morgan Chase Commercial Mortgage
    Securities Corp.

                                    EXHIBIT R

                                   [RESERVED]

                                   EXHIBIT S-1

                           FORM OF CERTIFICATION TO BE
                        PROVIDED TO DEPOSITOR BY TRUSTEE

                                  CERTIFICATION

             J.P. Morgan Chase Commercial Mortgage Securities Corp.
                 Commercial Mortgage Pass-Through Certificates
                         Series 2005-LDP5 (the "Trust")

            I, [identify the certifying individual], a [title] of LaSalle Bank National Association, certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the annual report on Form 10-K for the fiscal year 20___, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by that annual report, of the Trust;

2. Based on my knowledge, the distribution information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

3. Based on my knowledge, the distribution or servicing information provided to the trustee by the master servicers under the pooling and servicing agreement for inclusion in these reports is included in these reports.

Date:
      -------------------------

LASALLE BANK NATIONAL ASSOCIATION


By:
   ------------------------------------
   [Name]
   [Title]

                                   EXHIBIT S-2

                FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR
                             BY THE MASTER SERVICERS

                                  CERTIFICATION

      Re: J.P. Morgan Chase Commercial Mortgage Securities Corp, Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 (the "Trust"), issued pursuant to that certain Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp, as depositor (the "Depositor"), Midland Loan Services, Inc. and GMAC Commercial Mortgage Corporation, as master servicers (the "Master Servicers"), Midland Loan Services, Inc., as special servicer (the "Special Servicer"), and LaSalle Bank National Association as trustee (the "Trustee")

            I, [identify the certifying individual], a [title] of [Midland Loan Services, Inc.] [GMAC Commercial Mortgage Corporation], on behalf of [Midland Loan Services, Inc.] [GMAC Commercial Mortgage Corporation], certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            1. Based on my knowledge and the statements made in the corresponding certificate of the Special Servicer pursuant to Section 4.02(e) of the Pooling and Servicing Agreement, a copy of which is attached hereto as Exhibit "A", all reports required to be submitted by [Midland Loan Services, Inc.] [GMAC Commercial Mortgage Corporation], in its capacity as a Master Servicer, to the Trustee under the Pooling and Servicing Agreement (the "Servicing Reports") for inclusion in the annual report on Form 10-K for the fiscal year 20__ of the Trust and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by such annual report have been submitted to the Trustee;

            2. Based on my knowledge and the statements made in the corresponding certificate of the Special Servicer pursuant to Section 4.02(e) of the Pooling and Servicing Agreement, a copy of which is attached hereto as Exhibit "A", the information contained in the Servicing Reports, taken as a whole, does not contain any untrue statement of a material facts or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of December 31, 20__;

            3. I am responsible for reviewing the activities performed by [Midland Loan Services, Inc.] [GMAC Commercial Mortgage Corporation] in its capacity as a Master Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance review required under Section
3.13 of the Pooling and Servicing Agreement with respect to [Midland Loan Services, Inc.] [GMAC Commercial Mortgage Corporation] in its capacity as a Master Servicer, and except as disclosed in the annual officer's certificate required under Section 3.13 of the Pooling and Servicing Agreement, [Midland Loan Services, Inc.] [GMAC Commercial Mortgage Corporation] in its capacity as a Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

            4. The report of [Midland Loan Services, Inc.'s] [GMAC Commercial Mortgage Corporation's] certified public accountants required under Section 3.14 of the Pooling and Servicing Agreement discloses all significant deficiencies relating to the compliance of [Midland Loan Services, Inc.] [GMAC Commercial Mortgage Corporation] in its capacity as a Master Servicer with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.

Date:
      -------------------------

[MIDLAND LOAN SERVICES, INC.]
[GMAC COMMERCIAL MORTGAGE CORPORATION]



By:
   ----------------------------
[Name]
[Title]

                                   EXHIBIT S-3

                           FORM OF CERTIFICATION TO BE
                    PROVIDED TO DEPOSITOR BY SPECIAL SERVICER

                                  CERTIFICATION

      Re: J.P. Morgan Chase Commercial Mortgage Securities Corp, Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 (the "Trust"), issued pursuant to that certain Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp, as depositor (the "Depositor"), Midland Loan Services, Inc. and GMAC Commercial Mortgage Corporation, as master servicers (the "Master Servicers"), Midland Loan Services, Inc., as special servicer (the "Special Servicer"), and LaSalle Bank National Association as trustee (the "Trustee")

            I, [identify the certifying individual], a [title] of Midland Loan Services, Inc., on behalf of Midland Loan Services, Inc., certify to J.P. Morgan Chase Commercial Mortgage Securities Corp., [________] and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            1. Based on my knowledge, all reports required to be submitted by the Special Servicer to the Master Servicers under the Pooling and Servicing Agreement (the "Servicing Reports") for inclusion in the annual report on Form 10-K for the fiscal year 20__ of the Trust and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by such annual report have been submitted to the Master Servicers;

            2. Based on my knowledge, the information contained in the Servicing Reports, taken as a whole, does not contain any untrue statement of a material facts or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of December 31, 20__;

            3. I am responsible for reviewing the activities performed by the Special Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance review required under Section 3.13 of the Pooling and Servicing Agreement with respect to the Special Servicer, and except as disclosed in the annual officer's certificate required under Section 3.13 of the Pooling and Servicing Agreement, the Special Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

            4. The report of the Special Servicer's certified public accountants required under Section 3.14 of the Pooling and Servicing Agreement discloses all significant deficiencies relating to the compliance of the Special Servicer with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.

Date:
      -------------------------

MIDLAND LOAN SERVICES, INC.



By:
   ----------------------------
[Name]
[Title]

                                    EXHIBIT T

                            INITIAL COMPANION HOLDERS

The initial holders of the Brookdale Office Portfolio Companion Loan are set forth in the related Intercreditor Agreement.

The initial holders of the Houston Galleria Companion Loans are set forth in the related Intercreditor Agreement.

The initial holders of the Jordan Creek Companion Loan are set forth in the related Intercreditor Agreement.

The Variable Annuity Life Insurance Company shall be the initial Companion Holder with respect to the 30 West Monroe AB Mortgage Loan.

Nomura Credit & Capital, Inc. shall be the initial Companion Holder with respect to the Intech One & Two AB Mortgage Loan.

CBA-Mezzanine Capital Finance, LLC shall be the initial Companion Holder with respect to the Lincoln Park Town Homes AB Mortgage Loan.

                                    EXHIBIT U

                                     FORM OF
                            NOTICE AND CERTIFICATION
                      REGARDING DEFEASANCE OF MORTGAGE LOAN

            To: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.
                  55 Water Street
                  New York, New York 10041
                  Attn:  Commercial Mortgage Surveillance

            From: [Midland Loan Services, Inc.] [GMAC Commercial Mortgage
                  Corporation], National Association, in its capacity as a Master Servicer (the "Master Servicer") under the Pooling and Servicing Agreement dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among the Master Servicer, [Midland Loan Services, Inc.] [GMAC Commercial Mortgage Corporation], as a Master Servicer, LaSalle Bank National Association, as Trustee, and others.

Date:    _________, 20___

            Re: J.P. Morgan Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5

                  Mortgage Loan (the "Mortgage Loan") identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names:____________________

                                                  --------------------

            Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

            As a Master Servicer under the Pooling and Servicing Agreement, we hereby:

            (a) Notify you that the Mortgagor has consummated a defeasance of the Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

            ____ a full defeasance of the entire principal balance of the Mortgage Loan; or

            ____ a partial defeasance of a portion of the principal balance of the Mortgage Loan that represents and, an allocated loan amount of $____________ or _______% of the entire principal balance of the Mortgage Loan;

            (b) Certify that each of the following is true, subject to those exceptions set forth with explanatory notes on Exhibit A hereto, which exceptions the Master Servicer has determined, consistent with the Servicing Standards, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

            (i) The Mortgage Loan documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

            (ii) The defeasance was consummated on __________, 20__.

            (iii) The defeasance collateral consists of securities that (i) constitute "government securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940 as amended (15 U.S.C. 80A1), (ii) are listed as "Qualified Investments for `AAA' Financings" under Paragraphs 1, 2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria 2000, as amended to the date of the defeasance, (iii) are rated `AAA' by S&P, (iv) if they include a principal obligation, the principal due at maturity cannot vary or change, and (v) are not subject to prepayment, call or early redemption.

            (iv) The Master Servicer received an opinion of counsel (from counsel approved by the Master Servicer in accordance with the Servicing Standard) that the defeasance will not result in an Adverse REMIC Event.

            (v) The Master Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") that is a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool.

            (vi) The Master Servicer received written confirmation of the crediting of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by a securities intermediary and has been pledged to the Trustee.

            (vii) The agreements executed in connection with the defeasance (i) grant control of the pledged securities account to Trustee, (ii) require the securities intermediary to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Master Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan documents (the "Scheduled Payments"), (iii) permit reinvestment of proceeds of the defeasance collateral only in Permitted Investments (as defined in the S&P Criteria), (iv) permit release of surplus defeasance collateral and earnings on reinvestment from the pledged securities account only after the Mortgage Loan has been paid in full, if any such release is permitted, (v) prohibit transfers by the Defeasance Obligor of the defeasance collateral and subordinate liens against the defeasance collateral, and (vi) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

            (viii) The Master Servicer received written confirmation from a firm of independent certified public accountants, who were approved by the Master Servicer in accordance with the Servicing Standard stating that (i) revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

            (ix) The Mortgage Loan is not among the ten (10) largest loans in the pool. The entire principal balance of the Mortgage Loan as of the date of defeasance was less than both $[______] and five percent of pool balance, which is less than [__]% of the aggregate Certificate Balance of the Certificates as of the date of the most recent Trustee's Distribution Date Statement received by us (the "Current Report").

            (x) [The Master Servicer has received opinions of counsel stating that the Trustee possesses a valid, perfected first priority security interest in the defeasance collateral and that the documents executed in connection with the defeasance are enforceable in accordance with their respective terms.]

            (xi) The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $__________________, which is _____% of the aggregate Certificate Balance of the Certificates as of the date of the Current Report.

            (c) Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance.

            (d) Certify that the individual under whose hand the Master Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

            (e) Agree to provide copies of all items listed in Exhibit B to you upon request.

            IN WITNESS WHEREOF, the Master Servicer has caused this Notice and Certification to be executed as of the date captioned above.

                                       [MIDLAND LOAN SERVICES, INC.] [GMAC
                                          COMMERCIAL MORTGAGE CORPORATION]

                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT V

         INFORMATION REQUEST FROM CERTIFICATEHOLDER, BENEFICIAL OWNER OR
                             PROSPECTIVE PURCHASER

[Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention: Global Securities and Trust Services Group - JPMorgan 2005-LDP5

      Re: J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5
            ---------------------------------------------------------------

            Pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc. and GMAC Commercial Mortgage Corporation, as Master Servicers, Midland Loan Services, Inc., as Special Servicer, and LaSalle Bank National Association, as Trustee, with respect to the J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

            1. The undersigned is a [Holder] [Certificate Owner] [prospective purchaser] of $___________ aggregate [Certificate Balance/Notional Amount] of the Class ____ Certificates.

            2. The undersigned is requesting access to the information (the "Information") on the Trustee's Internet Website pursuant to Section 4.02 of the Agreement.

            3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in evaluating the Information), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that is contemplating the purchase of any Certificate, but only if such person or entity confirms in writing such prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

            4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to
Section 5 of the Securities Act or under any other applicable law.

            Capitalized terms not defined herein shall have the same meaning ascribed to them in the Agreement.

            IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                       [HOLDER] [CERTIFICATE OWNER] [PROSPECTIVE
                                          PURCHASER]

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:
                                          Telephone No.:

                                    EXHIBIT W

                     TRUSTEE CERTIFICATION/EXCEPTION REPORT

                                     [DATE]

To the Persons Listed on the attached Schedule A

      Re: J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5
            ---------------------------------------------------------------

Ladies and Gentlemen:

            In accordance with Section 2.02 of the Pooling Servicing Agreement, dated as of December 1, 2005 (the "Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc. and GMAC Commercial Mortgage Corporation, as Master Servicers, Midland Loan Services, Inc., as Special Servicer, and LaSalle Bank National Association, as Trustee, the undersigned, as Trustee, hereby certifies that, except as noted on the attached Trustee Exception Report, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or for which a Liquidation Event has occurred) the Trustee has, subject to Section 2.02(e) of the Agreement, reviewed the documents delivered to it pursuant to Section 2.01 of the Agreement and has determined that [(i) all documents specified in clauses
(i) through (v), (ix) through (xii) and (xvi) (or, with respect to clause (xvi), a copy of such letter of credit and the required officer's certificate), if any, of the definition of "Mortgage File," as applicable, are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by it or by a Custodian on its behalf and appear regular on their face and appear to be executed and to relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv), (vi) and (viii)(c) in the definition of "Mortgage Loan Schedule" is correct].

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Agreement.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Trustee



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT X

            FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

      ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT, dated ___________ ___, 200__ (this "Agreement"), among ___________________________, a (state)
corporation (the "Assignor"), PACIFIC LIFE INSURANCE COMPANY, a Nebraska corporation (the "Assignee"), and _____________________________ (the "Trustee")
as Trustee for the registered holders of _____________________ Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series _________ (the "Trust").

      For and in consideration of good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

      1. The Assignor hereby grants, transfers, conveys and assigns to the Assignee all of its rights, title, interests and obligations, in its capacity as special servicer only, in and to the agreements set forth on Exhibit A hereto (the "Relevant Agreements") insofar as such rights, title, interests and obligations arise only, and specifically, with respect to the Loan (as such term is defined on Exhibit B hereto) (the "Assigned Servicing Rights"). The Assignee hereby assumes all of the Assigned Servicing Rights, and the Assignor is hereby relieved and released of any future obligations with respect to the Assigned Servicing Rights from and after the date hereof; provided, however, notwithstanding the foregoing, the Assignor is not assigning and is expressly retaining (i) all rights in respect of accrued and unpaid servicing fees, ancillary income, reimbursement rights and indemnification rights arising prior to the date hereof and pursuant to the terms of the Relevant Agreements and (ii) all right, title and interest in and to the Relevant Agreements insofar as such right, title and interest are not expressly related to the special servicing of the Loan. In addition, the Assignee hereby agrees to be bound by the terms of the Relevant Agreements as if it were the original "Special Servicer" under such agreements with respect to the Loan.

      2. The Assignor warrants and represents to, and covenants with, the Assignee and the Trustee that:

      (a) The Assignor is a corporation duly organized, validly existing and in good standing under the laws of the State of (state), and has all requisite corporate power and authority to transfer and assign to the Assignee all of its right, title and interest in, to and under the Assigned Servicing Rights;

      (b) The Assignor has full corporate power and authority to execute, deliver and perform under this Agreement, and to consummate the transactions set forth herein. The execution, delivery and performance by the Assignor of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignor. This Agreement has been duly executed and delivered by the Assignor and will constitute a valid, legal and binding obligation of the Assignor enforceable against the Assignor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

      (c) No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignor in connection with the execution, delivery or performance by the Assignor of this Agreement, or the consummation by it of the transactions contemplated hereby.

      3. The Assignee warrants and represents to, and covenants with, the Assignor and the Trustee that:

      (a) Assignee hereby makes the representations and warranties set forth in Section _______ of the Pooling and Servicing Agreement (as defined on Exhibit
A), mutatis mutandis, as of the date hereof;

      (b) The Assignee is a corporation duly organized, validly existing and in good standing under the laws of the State of Nebraska, and has all requisite corporate power and authority to assume all of the right, title and interest of Assignor in, to and under the Assigned Servicing Rights;

      (c) The Assignee has full corporate power and authority to execute, deliver and perform under this Agreement, and to consummate the transactions set forth herein. The execution, delivery and performance by the Assignee of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignee. This Agreement has been duly executed and delivered by the Assignee and will constitute a valid, legal and binding obligation of the Assignee enforceable against the Assignee in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

      (d) No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Agreement, or the consummation by it of the transactions contemplated hereby.; and

      (e) The Assignee meets all requirements to act as "Special Servicer" under and pursuant to the Relevant Agreements.

      4. From and after the date hereof, Trustee hereby acknowledges, agrees and recognizes that the Assignee is the lawful owner of the Assigned Servicing Rights and succeeds to the status of "Special Servicer" under the Relevant Agreements with respect to the Loan, and Trustee shall look solely to the Assignee for performance from and after the date hereof of the Assigned Servicing Rights.

      5. All demands, notices and communications hereunder shall be in writing and shall be given via registered or certified mail to the person at the address set forth below (or such other addresses as to which notice is given to the other parties hereto):

      (a) If to the Assignor, to it at:


                  ------------------------------

                  ------------------------------

                  ------------------------------

                  ------------------------------
                  Attention:
                  Telecopy:

            With a copy to:


                  ------------------------------

                  ------------------------------

                  ------------------------------
                  Attention:
                  Telecopy:

      (b) If to the Assignee, to it at:

                  Pacific Life Insurance Company
                  700 Newport Center Drive
                  Newport Beach, California 92660
                  Attention: Janine Stallings
                  Telecopy: 949.219.6570

            With a copy to:

                  Dechert LLP
                  1717 Arch Street
                  4000 Bell Atlantic Tower
                  Philadelphia, Pennsylvania 19103
                  Attention: David W. Forti, Esq.
                  Telecopy: 215.994.2222

      (c) If to Trustee, to it at:

                  ------------------------------

                  ------------------------------

                  ------------------------------

                  ------------------------------
                  Attention:
                             ------------------------------------------

                  Re: ________________ Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series_________
                  Telecopy:

      6. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

      7. This Agreement shall binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

      8. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

      9. This Agreement shall survive the conveyance of the Assigned Servicing Rights by the Assignor.

      10. All capitalized terms used herein and not defined herein shall have the respective meanings ascribed to them in the Relevant Agreements.

      11. For the purpose for facilitating the execution of Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

      12. The parties agree to execute, acknowledge and deliver such further instruments and documents as may be reasonably requested by any party to carry out the intent of this Agreement.

      13. This Agreement sets forth the entire understanding and agreement between the parties as to the matters covered herein, and supersedes and replaces any prior understanding, agreement or statement of intent as to the matters covered herein.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                                (Assignor)                 , a
                                       ------------------------------------
                                       (state) corporation


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       PACIFIC LIFE INSURANCE COMPANY, a
                                       Nebraska corporation


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       -----------------------------------, AS
                                       TRUSTEE FOR THE REGISTERED
                                       HOLDERS OF

                                       -----------------------------------------
                                       COMMERCIAL MORTGAGE SECURITIES CORP.,
                                       COMMERCIAL MORTGAGE PASS-THROUGH
                                       CERTIFICATES, SERIES
                                                XXXX
                                       -------------
By:
Name:
Title:

                                    EXHIBIT A

                              [Relevant Agreements]

Pooling and Servicing Agreement dated as of ( xxxxx ) by and among _________________ Commercial Mortgage Securities Corp., as Depositor,
___________________________, as Servicer, ___________________________, as
Special Servicer, _____________________, as Trustee, and __________________, as
Fiscal Agent with respect to the XXXXXX Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series (XXXX) (the "Pooling and Servicing Agreement").

                                    EXHIBIT B

                                 [Defined Terms]

"Loan" shall mean that certain loan in the original principal amount of $xxx,xxx.xx, which is (a) evidenced by that certain Promissory Note dated (date) ______ made by (Borrower Name) a (state) limited liability company, in favor of
________________________________ (the "Original Lender") and currently held by
Trustee on behalf of the Trust, (b) secured by a first priority security interest in the property commonly known as the xxxxxxxxxx the "Property"), and (c) subject to that certain Participation Agreement dated (xxxxxx) among the Trustee, as successor in interest to the Original Lender, and Assignee.

                                   SCHEDULE 1

                    MORTGAGE LOANS CONTAINING ADDITIONAL DEBT

           1             EHY     Brookdale Office Portfolio
           2            JPMCB    Houston Galleria
           5             EHY     Jordan Creek
          24             EHY     NEC America Corporate Center
          28            JPMCB    45 Broadway
          37            NCCI     Intech One & Two
          38            IXIS     Hospitality Ventures Portfolio
          39             AIG     30 West Monroe
          70             EHY     Aslan Birmingham Portfolio
          85            JPMCB    Ferris State University Multifamily Properties
          113           IXIS     Waterlick Plaza
          154           NCCI     Lincoln Park Town Homes
        HGTSCL          JPMCB    Houston Galleria

                                   SCHEDULE 2

                MORTGAGE LOANS WHICH INITIALLY PAY INTEREST ONLY

        Loan Number      Seller    Loan Name
        --------------------------------------------------------------------
              2           JPMCB    Houston Galleria
              3           JPMCB    Selig Office Portfolio
              4           NCCI     2 Grand Central Tower
              7           JPMCB    DRA - CRT Portfolio II
                          NCCI     Bluebird Portfolio
              8           NCCI     Rolling Winds Apts.
              9           NCCI     Stratton Meadows
              10          NCCI     Crosswinds III
              11          NCCI     Glens @ RR
              12          NCCI     Crosswinds II
              13          NCCI     Crosswinds I
              14          NCCI     Crosswinds IV
              15          NCCI     Diamond Ridge
                          JPMCB    Colony Portfolio
              16          JPMCB    Prologis - Platte Valley Portfolio
              17          JPMCB    Briargate On Main
              18          JPMCB    1465 North McDowell
              19          JPMCB    Lodges at Frisco
              20          JPMCB    Park Center Building NEC
              21          JPMCB    Mandalay at Shadow Lake
              22          JPMCB    Prologis - Riverside Portfolio
              23          JPMCB    Prologis - Congleton Distribution
              34          NCCI     Eckerd Portfolio
              35          NCCI     Lincoln Plaza
              36          NCCI     610 Broadway (NY)
              40          NCCI     Market at Polaris
              47          JPMCB    LXP-Experian - TRW
              52          NCCI     Granite Run Apts.
              62          EHY      The Vanderbilt Apartments
              73          EHY      Walmart (Cincinnati)
              88          NCCI     Home Depot (Vernon Hills)
              97          JPMCB    Sterling Hills Apts
             106          IXIS     Le Merigot Ground Lease
             116          JPMCB    Wisconsin Apartment Portfolio
             136          JPMCB    The Summit at The Ridges of Geneva East
             157          NCCI     Walgreens - Hobart
             158          PNC      Tall Timber Apartments
             174          PNC      Valley Creek Apartments
             179          NCCI     Golfsmith
             188          EHY      Advance Auto Parts

                                   SCHEDULE 3

                        CLASS X-2 REFERENCE RATE SCHEDULE

                 Distribution Date       Reference Rate
                 -----------------       --------------
                   January 2006             5.30424%
                   February 2006            5.30248%
                    March 2006              5.30378%
                    April 2006              5.46767%
                     May 2006               5.30250%
                     June 2006              5.46768%
                     July 2006              5.30252%
                    August 2006             5.46769%
                  September 2006            5.46769%
                   October 2006             5.30254%
                   November 2006            5.46770%
                   December 2006            5.30255%
                   January 2007             5.30256%
                   February 2007            5.30257%
                    March 2007              5.30273%
                    April 2007              5.46771%
                     May 2007               5.30258%
                     June 2007              5.46771%
                     July 2007              5.30250%
                    August 2007             5.46758%
                  September 2007            5.46751%
                   October 2007             5.30231%
                   November 2007            5.46737%
                   December 2007            5.30217%
                   January 2008             5.46723%
                   February 2008            5.30150%
                    March 2008              5.30030%
                    April 2008              5.46361%
                     May 2008               5.29862%
                     June 2008              5.46343%
                     July 2008              5.29843%
                    August 2008             5.46324%
                  September 2008            5.46315%
                   October 2008             5.29829%
                   November 2008            5.46310%
                   December 2008            5.29796%
                   January 2009             5.30424%
                   February 2009            5.30423%
                    March 2009              5.30447%
                    April 2009              5.50285%
                     May 2009               5.33699%
                     June 2009              5.50275%
                     July 2009              5.33689%
                    August 2009             5.50264%
                  September 2009            5.50260%
                   October 2009             5.33673%
                   November 2009            5.50249%
                   December 2009            5.33662%
                   January 2010             5.33656%
                   February 2010            5.33604%
                    March 2010              5.33649%
                    April 2010              5.50169%
                     May 2010               5.33631%
                     June 2010              5.50205%
                     July 2010              5.33618%
                    August 2010             5.51996%
                  September 2010            5.52332%
                   October 2010             5.35790%
                   November 2010            5.52548%
                   December 2010            5.36172%
                   January 2011             5.36471%
                   February 2011            5.36471%
                    March 2011              5.36514%
                    April 2011              5.53207%
                     May 2011               5.36516%
                     June 2011              5.53474%
                     July 2011              5.36737%
                    August 2011             5.53472%
                  September 2011            5.53471%
                   October 2011             5.36734%
                   November 2011            5.53291%
                   December 2011            5.36571%
                   January 2012             5.53289%
                   February 2012            5.36569%
                    March 2012              5.36584%
                    April 2012              5.53285%
                     May 2012               5.36203%
                     June 2012              5.52846%
                     July 2012              5.36200%
                    August 2012             5.52842%
                  September 2012            5.52840%
                   October 2012             5.36608%
                   November 2012            5.52892%
                   December 2012            5.36244%

                                   SCHEDULE 4

                  CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

                       Date               Balance
               --------------------   -------------------
                 January 15, 2006        $169,455,000.00
                February 15, 2006         169,455,000.00
                  March 15, 2006          169,455,000.00
                  April 15, 2006          169,455,000.00
                   May 15, 2006           169,455,000.00
                  June 15, 2006           169,455,000.00
                  July 15, 2006           169,455,000.00
                 August 15, 2006          169,455,000.00
                September 15, 2006        169,455,000.00
                 October 15, 2006         169,455,000.00
                November 15, 2006         169,455,000.00
                December 15, 2006         169,455,000.00
                 January 15, 2007         169,455,000.00
                February 15, 2007         169,455,000.00
                  March 15, 2007          169,455,000.00
                  April 15, 2007          169,455,000.00
                   May 15, 2007           169,455,000.00
                  June 15, 2007           169,455,000.00
                  July 15, 2007           169,455,000.00
                 August 15, 2007          169,455,000.00
                September 15, 2007        169,455,000.00
                 October 15, 2007         169,455,000.00
                November 15, 2007         169,455,000.00
                December 15, 2007         169,455,000.00
                 January 15, 2008         169,455,000.00
                February 15, 2008         169,455,000.00
                  March 15, 2008          169,455,000.00
                  April 15, 2008          169,455,000.00
                   May 15, 2008           169,455,000.00
                  June 15, 2008           169,455,000.00
                  July 15, 2008           169,455,000.00
                 August 15, 2008          169,455,000.00
                September 15, 2008        169,455,000.00
                 October 15, 2008         169,455,000.00
                November 15, 2008         169,455,000.00
                December 15, 2008         169,455,000.00
                 January 15, 2009         169,455,000.00
                February 15, 2009         169,455,000.00
                  March 15, 2009          169,455,000.00
                  April 15, 2009          169,455,000.00
                   May 15, 2009           169,455,000.00
                  June 15, 2009           169,455,000.00
                  July 15, 2009           169,455,000.00
                 August 15, 2009          169,455,000.00
                September 15, 2009        169,455,000.00
                 October 15, 2009         169,455,000.00
                November 15, 2009         169,455,000.00
                December 15, 2009         169,455,000.00
                 January 15, 2010         169,455,000.00
                February 15, 2010         169,455,000.00
                  March 15, 2010          169,455,000.00
                  April 15, 2010          169,455,000.00
                   May 15, 2010           169,455,000.00
                  June 15, 2010           169,454,965.40
                  July 15, 2010           167,340,451.50
                 August 15, 2010          165,387,986.38
                September 15, 2010        163,426,269.49
                 October 15, 2010         160,830,911.84
                November 15, 2010         158,412,805.76
                December 15, 2010         155,584,526.06
                 January 15, 2011         153,000,452.44
                February 15, 2011         150,272,628.00
                  March 15, 2011          146,631,146.46
                  April 15, 2011          143,873,365.31
                   May 15, 2011           140,802,911.11
                  June 15, 2011           138,017,723.52
                  July 15, 2011           134,920,897.90
                 August 15, 2011          132,108,048.79
                September 15, 2011        129,281,972.57
                 October 15, 2011         126,145,296.62
                November 15, 2011         123,291,178.31
                December 15, 2011         120,127,173.46
                 January 15, 2012         117,244,752.04
                February 15, 2012         114,348,775.57
                  March 15, 2012          110,848,770.94
                  April 15, 2012          107,922,711.18
                   May 15, 2012           104,688,596.07
                  June 15, 2012           101,733,563.56
                  July 15, 2012            98,471,212.58
                 August 15, 2012           95,486,937.64
                September 15, 2012         92,488,627.48
                 October 15, 2012          89,184,097.99
                November 15, 2012          86,156,142.54
                December 15, 2012          82,746,841.64
                 January 15, 2013          79,652,880.71
                February 15, 2013          76,544,379.94
                  March 15, 2013           72,529,619.01
                  April 15, 2013           69,387,639.30
                   May 15, 2013            65,934,692.70
                  June 15, 2013            62,761,718.32
                  July 15, 2013            59,278,566.31
                 August 15, 2013           56,074,308.94
                September 15, 2013         52,854,992.14
                 October 15, 2013          49,326,676.27
                November 15, 2013          46,075,645.41
                December 15, 2013          42,516,423.08
                 January 15, 2014          39,233,383.17
                February 15, 2014          35,934,912.66
                  March 15, 2014           31,746,493.81
                  April 15, 2014           28,412,831.45
                   May 15, 2014            24,773,086.38
                  June 15, 2014            21,406,646.29
                  July 15, 2014            17,734,958.22
                 August 15, 2014           14,335,435.48
                September 15, 2014         10,919,933.34
                 October 15, 2014           7,200,431.13
                November 15, 2014           3,751,389.90
                December 15, 2014                   0.00

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